The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities nor is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE
                  AMENDED OR COMPLETED, DATED OCTOBER 1, 2005

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED OCTOBER 1, 2005)

                          $2,997,189,000 (APPROXIMATE)
                            (OFFERED CERTIFICATES)

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-C21

                 WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

-----------------------------------------------------------------
  YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGIN-
  NING ON PAGE S-46 OF THIS PROSPECTUS SUPPLEMENT AND
  ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

  Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any government agency
  or instrumentality.

  The offered certificates will represent interests in the trust fund only. They will not represent obligations of any other party. The offered certificates will not be listed on any
  national securities exchange or any automated quotation
  system of any registered securities association.

  This prospectus supplement may be used to offer and sell
  the offered certificates only if it is accompanied by the
  prospectus dated October 1, 2005.
------------------------------------------------------------------

THE TRUST FUND:

 o As of October 11, 2005, the mortgage loans included in the trust fund will have an aggregate principal balance of approximately $3,275,616,483.

 o The trust fund will consist of a pool of 233 fixed rate mortgage loans.

 o The mortgage loans are secured by first liens on commercial and multifamily properties.

 o All of the mortgage loans were originated or acquired by Wachovia Bank,
   National Association, Nomura Credit & Capital, Inc. and Artesia Mortgage
   Capital Corporation.

THE CERTIFICATES:

 o The trust fund will issue 29 classes of certificates.

 o Only the 13 classes of offered certificates described in the following table are being offered by this prospectus supplement and the accompanying prospectus.

==========================================================================================================================
                         ORIGINAL        PERCENTAGE OF                                                      EXPECTED S&P/
                       CERTIFICATE        CUT-OFF DATE   PASS-THROUGH       ASSUMED FINAL                   MOODY'S/FITCH
      CLASS             BALANCE(1)        POOL BALANCE       RATE       DISTRIBUTION DATE(2)   CUSIP NO.      RATING(3)
--------------------------------------------------------------------------------------------------------------------------

Class A-1 .......    $   69,560,000           2.124%         Fixed         June 15, 2010                  AAA/Aaa/AAA
Class A-2PFL.....    $  428,194,000(4)       13.072%      Floating(5)   September 15, 2010                AAA/Aaa/AAA(6)
Class A-2C ......    $  178,951,000           5.463%         Fixed       October 15, 2010                 AAA/Aaa/AAA
Class A-3 .......    $  184,152,000           5.622%         Fixed      September 15, 2012                AAA/Aaa/AAA
Class A-PB ......    $  148,510,000           4.534%         Fixed         June 15, 2015                  AAA/Aaa/AAA
Class A-4 .......    $  892,268,000          27.240%        Fixed(7)      August 15, 2015                 AAA/Aaa/AAA
Class A-1A ......    $  391,296,000          11.946%        Fixed(7)    September 15, 2015                AAA/Aaa/AAA
Class A-MFL......    $  100,000,000(8)        3.053%      Floating(9)   September 15, 2015                AAA/Aaa/AAA(10)
Class A-MFX......    $  227,562,000           6.947%        Fixed(7)    September 15, 2015                AAA/Aaa/AAA
Class A-J .......    $  217,009,000           6.625%        Fixed(7)     October 15, 2015                 AAA/Aaa/AAA
Class B .........    $   65,513,000           2.000%        WAC(11)      October 15, 2015                   AA/Aaa/AA
Class C .........    $   32,756,000           1.000%        WAC(12)      October 15, 2015                  AA-/Aa2/AA-
Class D .........    $   61,418,000           1.875%        WAC(13)      October 15, 2015                    A+/Aa3/A+
==========================================================================================================================

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC and Nomura Securities International, Inc. are
acting as co-lead managers for this offering. Nomura Securities International,
Inc. is acting as sole bookrunner with respect to   % of the Class
certificates. Wachovia Capital Markets, LLC is acting as sole bookrunner with
respect to the remainder of the Class     certificates and all other classes of
offered certificates. Citigroup Global Markets Inc., Credit Suisse First Boston
LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are acting as co-managers for the offering. Wachovia Capital Markets, LLC, Nomura Securities
International, Inc., Citigroup Global Markets Inc., Credit Suisse First Boston
LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. It is intended that Wachovia Securities International
Limited will act as a member of the selling group on behalf of Wachovia Capital
Markets, LLC and may sell offered certificates on behalf of Wachovia Capital
Markets, LLC in certain jurisdictions. We expect to receive from this offering
approximately     % of the initial certificate balance of the offered
certificates, plus accrued interest from October 1, 2005 (except, with respect to the Class A-2PFL and the Class A-MFL certificates, October 27, 2005), before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about October 27, 2005.

WACHOVIA SECURITIES                                                      NOMURA

Citigroup
                     Credit Suisse First Boston
                                  Deutsche Bank Securities
                                                           Goldman, Sachs & Co.
                                October   , 2005

                         MORGAN STANLEY CAPITAL I INC.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-IQ10
                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

                                 [MAP OMITTED]

WASHINGTON                  UTAH                         MISSOURI
5 properties                5 properties                 3 properties
$37,804,291                 $50,206,401                  $130,229,336
1.2% of total               1.5% of total                4.0% of total

ILLINOIS                    MINNESOTA                    WISCONSIN
12 properties               1 property                   3 properties
$109,117,344                $12,000,000                  $23,305,966
3.3% of total               0.4% of total                0.7% of total

KENTUCKY                    INDIANA                      MICHIGAN
6 properties                1 property                   15 properties
$17,873,313                 $2,740,000                   $71,793,930
0.5% of total               0.1% of toal                 2.2% of total

OHIO                        PENNSYLVANIA                 NEW YORK
6 properties                12 properties                8 properties
$38,947,679                 $77,017,232                  $361,731,243
1.2% of total               2.4% of total                11.0% of total

NEW HAMPSHIRE               MAINE                        MASSACHUSETTS
1 property                  3 properties                 5 properties
$4,800,000                  $36,812,831                  $23,013,549
0.1% of total               1.1% of total                0.7% of total

CONNECTICUT                 RHODE ISLAND                 NEW JERSEY
2 properties                2 properties                 9 properties
$14,200,000                 $13,190,000                  $139,064,456
0.4% of total               0.4% of total                4.2% of total

DISTRICT OF COLUMBIA        MARYLAND                     VIRGINIA
2 properties                9 properties                 14 properties
$85,030,200                 $119,347,198                 $270,017,614
2.6% of total               3.6% of total                8.2% of total

NORTH CAROLINA              SOUTH CAROLINA               GEORGIA
12 properties               3 properties                 10 properties
$69,747,648                 $25,043,000                  $50,406,320
2.1% of total               0.8% of total                1.5% of total

FLORIDA                     OREGON                       NEVADA
25 properties               1 property                   4 properties
$143,216,288                $2,837,523                   $49,140,147
4.4% of total               0.1% of total                1.5% of total

NORTHERN CALIFORNIA(2)      CALIFORNIA                   SOUTHERN  CALIFORNIA(2)
13 properties               88 properties                75 properties
$153,109,714                $639,023,765                 $485,914,051
4.7% of total               19.5% of total               14.8% of total

ARIZONA                     COLORADO                     NEW MEXICO
7 properties                6 properties                 3 properties
$70,051,980                 $31,836,815                  $8,702,210
2.1% of total               1.0% of total                0.3% of total

KANSAS                      OKLAHOMA                     TEXAS
1 property                  1 property                   25 properties
$18,000,000                 $2,000,000                   $355,024,720
0.5% of total               0.1% of total                10.8% of total

ARKANSAS                    LOUISIANA                    MISSISSIPPI
4 properties                1 property                   2 properties
$39,350,000                 $3,791,717                   $6,067,000
1.2% of total               0.1% of total                0.2% of total

TENNESSEE                   ALABAMA
7 properties                4 properties
$41,796,567                 $43,138,200
1.3% of total               1.3% of total

PUERTO RICO
1 property
$38,200,000
1.2% of total

        [PIE CHART OMITTED]

MORTGAGED PROPERTIES BY PROPERTY TYPE

Mixed Use 0.8%
Office 45.2%
Hospitality 6.9%
Mobile Home Park 3.2%
Retail 15.7%
Land 0.0%(3)
Multifamily 17.2%
Industrial 2.6%
Self Storage 8.3%

GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties mortgaged by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2) For purposes of determining whether a mortgaged property is located in
Northern or Southern California, Mortgaged Properties north of San Luis Obispo
County, Kern County and San Bernardino County were included in Northern
California and Mortgaged Properties located in or south of such counties were included in Southern California.

(3) Specifically, the fee interest in land which the ground tenant has improved and leased as a bank. The bank is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

[  ]    >20.0%
        of Cut-Off Date Pool Balance

[  ]    >10.0% - 20.0%
        of Cut-Off Date Pool Balance

[  ]    >1.0% - 10.0%
        of Cut-Off Date Pool Balance

[  ]    (less than or equal to)1.0%
        of Cut-Off Date Pool Balance

[PICTURE OMITTED]                                 [PICTURE OMITTED]

SAN FELIPE PLAZA, Houston, TX                     180 MADISON, New York, NY

[PICTURE OMITTED]

EXTRA SPACE PORTFOLIO #5, Various

[PICTURE OMITTED]                                 [PICTURE OMITTED]

EXTRA SPACE TEAMSTERS POOL, Various               2500 CITY WEST, Houston, TX

[PICTURE OMITTED]

85 TENTH AVENUE, New York, NY

                                           [PICTURE OMITTED]

                                           METROPOLITAN SQUARE, St. Louis, MO

[PICTURE OMITTED]

NGP RUBICON GSA PORTFOLIO, Various

[PICTURE OMITTED]                          [PICTURE OMITTED]

[PICTURE OMITTED]                          [PICTURE OMITTED]

ABBEY POOL, Various                        1000 & 1100 WILSON, Arlington, VA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO
PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS
DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE
DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING
PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION
IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o    SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o    RISK FACTORS, commencing on page S-46 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS"
beginning on page S-313 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our"
refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o    if used in a jurisdiction in which such offer or solicitation is not authorized;

     o    if the person making such offer or solicitation is not qualified to do so; or

     o    if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                      S-1

(Footnotes to table on the front cover)

 ----------

(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   The "Assumed Final Distribution Date" has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed
      Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY
      CONSIDERATIONS--Weighted Average Life" in this prospectus supplement).
      The "Rated Final Distribution Date" is the distribution date to occur in
      October 2044. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final
      Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The certificate balance of the Class A-2PFL certificates will be equal to the certificate balance of the Class A-2PFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(5)   The pass-through rate applicable to the Class A-2PFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus    %. In
      addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-2PFL
      certificates may convert to a fixed rate equal to    % per annum. The
      initial LIBOR rate will be determined on October 27, 2005, and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP
      CONTRACTS--The Swap Contracts" and "DESCRIPTION OF THE
      CERTIFICATES--Distributions" in this prospectus supplement.

(6)   The ratings assigned to the Class A-2PFL certificates only reflect the
      receipt of a fixed rate of interest at a rate of    % per annum. See
      "RATINGS" in this prospectus supplement.

(7)   The pass-through rates applicable to the Class A-4, Class A-1A, Class
      A-MFX and Class A-J certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate calculated as described in this prospectus supplement for that date.

(8)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(9)   The pass-through rate applicable to the Class A-MFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus    %.
      provided that interest payments on the Class A-MFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal balance of the Class A-MFL certificates at  % per annum over (ii)
      interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate (calculated as described herein) for the related distribution date. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable
      to the Class A-MFL certificates may convert to a fixed rate equal to    %
      per annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate (calculated as described herein) for the related date. The initial LIBOR rate will be determined on October 27,
      2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See
      "DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" and "DESCRIPTION
      OF THE CERTIFICATES--Distributions" in this prospectus supplement.

(10)  The ratings assigned to the Class A-MFL certificates only reflect the
      receipt of a fixed rate of interest at a rate of    % per annum, subject
      to a maximum pass-through rate equal to the applicable weighted average net mortgage rate (calculated as described herein) for the related distribution date. See "RATINGS" in this prospectus supplement.

(11)  The pass-through rate applicable to the Class B certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) minus      % for
      that date.

(12)  The pass-through rate applicable to the Class C certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) minus      % for
      that date.

(13)  The pass-through rate applicable to the Class D certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) for that date.

                                      S-2

                                                                                     PAGE
                                                                                     ----

                                      S-3

                                                                                          PAGE
                                                                                          ----

ANNEX A-1     Certain Characteristics of the Mortgage Loans and Mortgaged Properties ..    A-1

ANNEX A-5     Certain Characteristics of the Mortgage Loans and Mortgaged Properties

                                      S-4

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     o    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS
          SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED
          TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE
          TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE
          PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     o    THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS
          AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY
          THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER
          INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
          PROSPECTUS.

     o    WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE
          CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY
          TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT
          OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS
          SUPPLEMENT.

     o    FOR PURPOSES OF MAKING DISTRIBUTIONS TO THE CLASS A-1, CLASS A-2C,
          CLASS A-3, CLASS A-PB, CLASS A-4 AND CLASS A-1A CERTIFICATES AND THE
          CLASS A-2PFL REGULAR INTEREST, THE POOL OF MORTGAGE LOANS WILL BE
          DEEMED TO CONSIST OF 2 DISTINCT LOAN GROUPS, LOAN GROUP 1 AND LOAN
          GROUP 2.

     o    UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS
          INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE
          LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS
          SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE
          MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE
          (WHICH IS OCTOBER 6, 2005, WITH RESPECT TO 3 MORTGAGE LOANS AND
          OCTOBER 11, 2005, WITH RESPECT TO 230 MORTGAGE LOANS), AFTER GIVING
          EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED.
          THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST
          FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS
          SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE
          PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR
          PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF
          DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE
          PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE
          LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF
          MORTGAGE LOANS INCLUDED IN THE TRUST FUND, AS OF THE CUT-OFF DATE
          REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE
          LOANS AS OF THE CUT-OFF DATE.

     o    TWO (2) MORTGAGE LOANS, THE NGP RUBICON GSA POOL MORTGAGE LOAN AND THE
          1000 & 1100 WILSON MORTGAGE LOAN, ARE BOTH PART OF A SPLIT LOAN
          STRUCTURE WHERE ONE (1) COMPANION LOAN THAT IS PART OF THE RELATED
          SPLIT LOAN STRUCTURE IS PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT
          WITH THE RELATED MORTGAGE LOAN. CERTAIN OTHER MORTGAGE LOANS ARE EACH
          PART OF A SPLIT LOAN STRUCTURE IN WHICH THE RELATED COMPANION LOANS
          ARE SUBORDINATE TO THE RELATED MORTGAGE LOANS. AMOUNTS ATTRIBUTABLE TO
          ANY COMPANION LOAN WILL NOT BE ASSETS OF THE TRUST FUND AND WILL BE
          BENEFICIALLY OWNED BY THE HOLDER OF SUCH COMPANION LOAN.

     o    ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS
          INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS AND
          EXCLUDES INFORMATION ON THE SUBORDINATE COMPANION LOANS.

                                      S-5

                         OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia
Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates,
Series 2005-C21, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                      CLOSING DATE
                      CERTIFICATE       PERCENTAGE
                       BALANCE OR       OF CUT-OFF
                       NOTIONAL          DATE POOL      CREDIT
      CLASS            AMOUNT(1)          BALANCE       SUPPORT
---------------- --------------------- ------------ ------------

Class A-1 ......    $   69,560,000          2.124%      30.000%
Class A-2PFL ...    $  428,194,000(4)      13.072%      30.000%
Class A-2C .....    $  178,951,000          5.463%      30.000%
Class A-3 ......    $  184,152,000          5.622%      30.000%
Class A-PB .....    $  148,510,000          4.534%      30.000%
Class A-4 ......    $  892,268,000         27.240%      30.000%
Class A-1A .....    $  391,296,000         11.946%      30.000%
Class A-MFL ....    $  100,000,000(8)       3.053%      20.000%
Class A-MFX.....    $  227,562,000          6.947%      20.000%
Class A-J ......    $  217,009,000          6.625%      13.375%
Class B ........    $   65,513,000          2.000%      11.375%
Class C ........    $   32,756,000          1.000%      10.375%
Class D ........    $   61,418,000          1.875%       8.500%
 Class E .......    $   36,850,000          1.125%       7.375%
 Class F .......    $   40,945,000          1.250%       6.125%
 Class G .......    $   32,757,000          1.000%       5.125%
 Class H .......    $   40,945,000          1.250%       3.875%
 Class J .......    $   16,378,000          0.500%       3.375%
 Class K .......    $   16,378,000          0.500%       2.875%
 Class L .......    $   16,378,000          0.500%       2.375%
 Class M .......    $    8,189,000          0.250%       2.125%
 Class N .......    $   12,284,000          0.375%       1.750%
 Class O .......    $    8,189,000          0.250%       1.500%
 Class P .......    $   49,134,482          1.500%       0.000%
 Class X-P .....    $ 3,143,967,000         N/A          N/A
 Class X-C .....    $ 3,275,616,482         N/A          N/A

                                 INITIAL    WEIGHTED       CASH FLOW         EXPECTED
                  PASS-THROUGH    PASS-      AVERAGE     OR PRINCIPAL          S&P/
                      RATE       THROUGH      LIFE          WINDOW         MOODY'S/FITCH
      CLASS        DESCRIPTION     RATE    (YEARS)(2)    (MON./YR.)(2)       RATING(3)
---------------- -------------- --------- ------------ ---------------- ------------------

Class A-1 ......      Fixed        %            2.70   11/05 -- 06/10       AAA/Aaa/AAA
Class A-2PFL ...   Floating(5)     %            4.76   06/10 -- 09/10     AAA/Aaa/AAA(6)
Class A-2C .....      Fixed        %            4.95   09/10 -- 10/10       AAA/Aaa/AAA
Class A-3 ......      Fixed        %            6.82   08/12 -- 09/12       AAA/Aaa/AAA
Class A-PB .....      Fixed        %            7.46   10/10 -- 06/15       AAA/Aaa/AAA
Class A-4 ......    Fixed(7)       %            9.76   06/15 -- 08/15       AAA/Aaa/AAA
Class A-1A .....    Fixed(7)       %            8.78   11/05 -- 09/15       AAA/Aaa/AAA
Class A-MFL ....   Floating(9)     %            9.88   09/15 -- 09/15     AAA/Aaa/AAA(10)
Class A-MFX.....    Fixed(7)       %            9.88   09/15 -- 09/15       AAA/Aaa/AAA
Class A-J ......    Fixed(7)       %            9.95   09/15 -- 10/15       AAA/Aaa/AAA
Class B ........     WAC(11)       %            9.97   10/15 -- 10/15        AA/Aa2/AA
Class C ........     WAC(12)       %            9.97   10/15 -- 10/15       AA-/Aa3/AA-
Class D ........     WAC(13)       %            9.97   10/15 -- 10/15         A/A2/A
 Class E .......      WAC(13)       %           (14)      (14)                A-/A3/A-
 Class F .......      WAC(13)       %           (14)      (14)             BBB+/Baa1/BBB+
 Class G .......      WAC(13)       %           (14)      (14)              BBB/Baa2/BBB
 Class H .......      WAC(13)       %           (14)      (14)             BBB-/Baa3/BBB-
 Class J .......     Fixed(7)       %           (14)      (14)               BB+/Ba1/BB+
 Class K .......     Fixed(7)       %           (14)      (14)                BB/Ba2/BB
 Class L .......     Fixed(7)       %           (14)      (14)               BB-/NR/BB-
 Class M .......     Fixed(7)       %           (14)      (14)                B+/NR/NR
 Class N .......     Fixed(7)       %           (14)      (14)                 B/NR/NR
 Class O .......     Fixed(7)       %           (14)      (14)                B-/NR/NR
 Class P .......     Fixed(7)       %           (14)      (14)                NR/NR/NR
 Class X-P .....    WAC-IO(15)      %           (15)      (15)              AAA/Aaa/AAA
 Class X-C .....    WAC-IO(15)      %           (15)      (15)              AAA/Aaa/AAA

----------
(1)   Subject to a permitted variance of plus or minus 5.0%.

(2)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3)   By each of Standard & Poor's Ratings Services, a division of The
      McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch,
      Inc. See "RATINGS" in this prospectus supplement.

(4)   The certificate balance of the Class A-2PFL certificates will be equal to the certificate balance of the Class A-2PFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(5)   The pass-through rate applicable to the Class A-2PFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus    %. In
      addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the Class A-2PFL
      certificates may convert to a fixed rate equal to    % per annum. The
      initial LIBOR rate will be determined on October 27, 2005, and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See "DESCRIPTION OF THE SWAP
      CONTRACTS--The Swap Contracts" and "DESCRIPTION OF THE CERTIFICATES--
      Distributions" in this prospectus supplement.

(6)   The ratings assigned to the Class A-2PFL certificates only reflect the
      receipt of a fixed rate of interest at a rate of    % per annum. See
      "RATINGS" in this prospectus supplement.

                                      S-6

(7)   The pass-through rates applicable to the Class A-4, Class A-1A, Class
      A-MFX, Class A-J, Class J, Class K, Class L, Class M, Class N, Class O
      and Class P certificates for any distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate
      (calculated as described in this prospectus supplement) for that date.

(8)   The certificate balance of the Class A-MFL certificates will be equal to the certificate balance of the Class A-MFL regular interest. See
      "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

(9)   The pass-through rate applicable to the Class A-MFL certificates on each
      distribution date will be a per annum rate equal to LIBOR plus   %;
      provided that interest payments on the Class A-MFL certificates will be reduced on each distribution date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the principal
      balance of the Class A-MFL certificates at   % per annum over (ii)
      interest payments calculated at a per annum rate equal to the applicable weighted average net mortgage rate (calculated as described herein) for the distribution date. In addition, under certain circumstances described in this prospectus supplement, the pass-through rate applicable to the
      Class A-MFL certificates may convert to a fixed rate equal to   % per
      annum, subject to a maximum pass-through rate equal to the weighted average net mortgage rate (calculated as described herein) for the related date. The initial LIBOR rate will be determined on October 27,
      2005, and subsequent LIBOR rates will be determined two LIBOR business days before the start of the related interest accrual period. See
      "DESCRIPTION OF THE SWAP CONTRACTS--The Swap Contracts" and "DESCRIPTION
     OF THE CERTIFICATES--Distributions" in this prospectus supplement.

(10)  The ratings assigned to the Class A-MFL certificates only reflect the
      receipt of a fixed rate of interest at a rate of    % per annum, subject
      to a maximum pass-through rate equal to the weighted average net mortgage rate (calculated as described herein) for the distribution date. See
      "RATINGS" in this prospectus supplement.

(11)  The pass-through rate applicable to the Class B certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) minus      % for
      that date.

(12)  The pass-through rate applicable to the Class C certificates for any distribution date will be equal to the weighted average net mortgage rate
      (calculated as described in this prospectus supplement) minus      % for
      that date.

(13)  The pass-through rates applicable to the Class D, Class E, Class F, Class
      G and Class H certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in this prospectus supplement) for that date.

(14)  Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(15)  The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide in this prospectus supplement regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and
      Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See
      "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

[      ]   Offered certificates

[      ]   Private certificates

                                      S-7

                                  THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about
                                 the closing date pursuant to a pooling and
                                 servicing agreement, dated as of October 1,
                                 2005, by and among the depositor, the master
                                 servicer, the special servicer and the trustee.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the
                                 mortgage loan sellers, the Class A-2PFL swap
                                 counterparty, the Class A-MFL swap
                                 counterparty, the master servicer, the master
                                 servicer under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C20,
                                 under which the NGP Rubicon GSA Pool whole loan
                                 and the 1000 & 1100 Wilson whole loan are
                                 serviced, and an affiliate of one of the
                                 underwriters. Our principal executive office is
                                 located at 301 South College Street, Charlotte,
                                 North Carolina 28288-0166 and our telephone
                                 number is (704) 374-6161. Neither we nor any of
                                 our affiliates have insured or guaranteed the
                                 offered certificates. For more detailed
                                 information, see "THE DEPOSITOR" in the
                                 accompanying prospectus.

                                 On the closing date, we will sell the mortgage
                                 loans and related assets to be included in the
                                 trust fund to the trustee to create the trust
                                 fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and
                                 the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association, Nomura
                                 Credit & Capital, Inc. and Artesia Mortgage
                                 Capital Corporation. For more information, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--The Mortgage
                                 Loan Sellers" in this prospectus supplement.
                                 The mortgage loan sellers will sell and assign
                                 to us on the closing date the mortgage loans to
                                 be included in the trust fund. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

                                                                     PERCENTAGE   PERCENTAGE OF   PERCENTAGE OF
                                       NUMBER OF      AGGREGATE      OF CUT-OFF    CUT-OFF DATE   CUT-OFF DATE
                                        MORTGAGE     CUT-OFF DATE     DATE POOL      GROUP 1         GROUP 2
         MORTGAGE LOAN SELLER            LOANS         BALANCE         BALANCE       BALANCE         BALANCE
------------------------------------- ----------- ----------------- ------------ --------------- --------------

Wachovia Bank, National Association .     137      $2,326,384,026        71.0%         75.9%           35.4%
Nomura Credit & Capital, Inc. .......      81         670,523,007        20.5          15.9            54.0
Artesia Mortgage Capital Corporation       15         278,709,450         8.5           8.2            10.6
                                          ---      --------------       -----         -----           -----
 TOTAL ..............................     233      $3,275,616,483       100.0%        100.0%          100.0%
                                          ===      ==============       =====         =====           =====

                                      S-8

THE MASTER SERVICER...........   Wachovia Bank, National Association. The
                                 master servicer is our affiliate, one of the
                                 mortgage loan sellers, the Class A-2PFL swap
                                 counterparty, the Class A-MFL swap counterparty
                                 and an affiliate of one of the underwriters.
                                 The master servicer will be primarily
                                 responsible for collecting payments and
                                 gathering information with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund; provided, however, the NGP Rubicon
                                 GSA Pool whole loan and the 1000 & 1100 Wilson
                                 whole loan will be serviced under the pooling
                                 and servicing agreement entered into in
                                 connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C20. The Master Servicer under the
                                 2005-C20 pooling and servicing agreement is
                                 Wachovia Bank, National Association. See
                                 "SERVICING OF THE MORTGAGE LOANS--The Master
                                 Servicer and the Special Servicer" in this
                                 prospectus supplement.

THE SPECIAL SERVICER..........   Initially, LNR Partners, Inc. The special
                                 servicer will be responsible for performing
                                 certain servicing functions with respect to the
                                 mortgage loans included in the trust fund and
                                 the companion loans which are not part of the
                                 trust fund that, in general, are in default or
                                 as to which default is imminent; provided,
                                 however, the NGP Rubicon GSA Pool whole loan
                                 and the 1000 & 1100 Wilson whole loan will be
                                 specially serviced (during those periods where
                                 special servicing is required, if at all) under
                                 the pooling and servicing agreement entered
                                 into in connection with the issuance of the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C20. The Special Servicer under the
                                 2005-C20 pooling and servicing agreement is
                                 CWCapital Asset Management LLC. Some holders of
                                 certificates (initially the holder of the Class
                                 P certificates with respect to each mortgage
                                 loan other than the NGP Rubicon GSA Pool
                                 mortgage loan, the 1000 & 1100 Wilson mortgage
                                 loan and the Metropolitan Square mortgage loan)
                                 will have the right to replace the special
                                 servicer and to select a representative who may
                                 advise and direct the special servicer and
                                 whose approval is required for certain actions
                                 by the special servicer under certain
                                 circumstances. With respect to the Metropolitan
                                 Square mortgage loan, the holder of the
                                 subordinate companion loan related to the whole
                                 loan may appoint or remove the special servicer
                                 with respect to the Metropolitan Square
                                 mortgage loan, subject to certain conditions.
                                 It is anticipated that DSHI Opco LLC, an
                                 affiliate of LNR Partners, Inc., will purchase
                                 certain non-offered classes of certificates
                                 (including the Class P certificates). See
                                 "SERVICING OF THE MORTGAGE LOANS--The Master
                                 Servicer and the Special Servicer" in this
                                 prospectus supplement.

                                      S-9

THE TRUSTEE...................   Wells Fargo Bank, N.A. The trustee will be
                                 responsible for (among other things)
                                 distributing payments to certificateholders and
                                 delivering to certificateholders certain
                                 reports on the mortgage loans included in the
                                 trust fund and the certificates. See
                                 "DESCRIPTION OF THE CERTIFICATES--The Trustee"
                                 in this prospectus supplement.

THE CLASS A-2PFL SWAP
 COUNTERPARTY AND THE
 CLASS A-MFL SWAP
 COUNTERPARTY.................   Wachovia Bank, National Association, one of
                                 the mortgage loan sellers, the master servicer,
                                 an affiliate of one of the underwriters and the
                                 master servicer under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C20, under which the NGP Rubicon GSA Pool
                                 whole loan and the 1000 & 1100 Wilson whole
                                 loan is serviced. The long term senior
                                 unsecured debt of Wachovia Bank, National
                                 Association is currently rated "Aa3", "A+" and
                                 "AA-" by Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc., respectively.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Nomura
                                 Securities International, Inc., Citigroup
                                 Global Markets Inc., Credit Suisse First Boston
                                 LLC, Deutsche Bank Securities Inc. and Goldman,
                                 Sachs & Co. Wachovia Capital Markets, LLC is
                                 our affiliate and is an affiliate of Wachovia
                                 Bank, National Association, which is the master
                                 servicer, the Class A-2PFL swap counterparty,
                                 the Class A-MFL swap counterparty and one of
                                 the mortgage loan sellers. Wachovia Capital
                                 Markets, LLC and Nomura Securities
                                 International, Inc. are acting as co-lead
                                 managers for this offering. Nomura Securities
                                 International, Inc. is acting as sole
                                 bookrunner with respect to    % of the Class
                                     certificates. Wachovia Capital Markets, LLC
                                 is acting as sole bookrunner with respect to
                                 the remainder of the Class     certificates and
                                 all other classes of offered certificates.
                                 Citigroup Global Markets Inc., Credit Suisse
                                 First Boston LLC, Deutsche Bank Securities Inc.
                                 and Goldman, Sachs & Co. are acting as
                                 co-managers for this offering.

                          IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about October 27, 2005.

CUT-OFF DATE..................   For 230 mortgage loans, representing 99.2% of
                                 the mortgage pool (166 mortgage loans in loan
                                 group 1 or 99.4% and 64 mortgage loans in loan
                                 group 2 or 97.3%), October 11, 2005; and for 3
                                 mortgage loans, representing 0.8% of the
                                 mortgage pool (1 mortgage loan in loan group 1
                                 or 0.6% and 2 mortgage loans in loan group 2 or
                                 2.7%), October 6, 2005. The cut-off date
                                 balance of each mortgage loan included in

                                      S-10

                                 the trust fund and each cut-off date
                                 certificate balance in this prospectus
                                 supplement assumes the timely receipt of
                                 principal scheduled to be paid (if any) on
                                 each mortgage loan and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date, commencing in November
                                 2005.

DETERMINATION DATE............   The 11th day of each month, or if such 11th
                                 day is not a business day, the next succeeding
                                 business day, commencing in November 2005.

COLLECTION PERIOD.............   For any distribution date, the period
                                 beginning on the 12th day in the immediately
                                 preceding month (or the day after the
                                 applicable cut-off date in the case of the
                                 first collection period) through and including
                                 the 11th day of the month in which the
                                 distribution date occurs. Notwithstanding the
                                 foregoing, in the event that the last day of a
                                 collection period is not a business day, any
                                 payments with respect to the mortgage loans
                                 which relate to such collection period and are
                                 received on the business day immediately
                                 following such last day will be deemed to have
                                 been received during such collection period and
                                 not during any other collection period.

                               THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 13
                                 classes of certificates of our Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C21 pursuant to this prospectus
                                 supplement:

                                          Class A-1
                                          Class A-2PFL
                                          Class A-2C
                                          Class A-3
                                          Class A-PB
                                          Class A-4
                                          Class A-1A
                                          Class A-MFL
                                          Class A-MFX
                                          Class A-J
                                          Class B
                                          Class C
                                          Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates will be entitled to distributions
                                 of payments or other collections on the
                                 mortgage loans that the master servicer
                                 collected or that the master servicer and/or
                                 the trustee advanced during or with respect to
                                 the related collection period after deducting
                                 certain fees and expenses. For purposes of
                                 making certain distributions to the Class A-1,
                                 Class A-2C, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates and the Class

                                      S-11

                                 A-2PFL regular interest, the mortgage pool
                                 will be deemed to consist of 2 loan groups:

                                 o  Loan group 1 will consist of (i) all of the
                                    mortgage loans that are not secured by
                                    multifamily properties and/or mobile home
                                    park properties, (ii) 14 mortgage loans
                                    that are secured by multifamily properties
                                    and (iii) 13 mortgage loans that are
                                    secured by mobile home park properties.

                                 o  Loan group 2 will consist of 62 mortgage
                                    loans that are secured by multifamily
                                    properties and 4 mortgage loans that are
                                    secured by mobile home park properties.

                                 Annex A to this prospectus supplement sets
                                 forth the loan group designation for each
                                 mortgage loan. The trustee will distribute
                                 amounts to the extent that the money is
                                 available, in the following order of priority,
                                 to pay:

                                  Interest, concurrently (i) pro rata, on the
                                  Class A-1, Class A-2C, Class A-3, Class A-PB
                                  and Class A-4 certificates and the Class
                                  A-2PFL regular interest from the portion of
                                  money available attributable to mortgage
                                  loans in loan group 1, (ii) on the Class A-1A
                                  certificates from the portion of money
                                  available attributable to mortgage loans in
                                  loan group 2, and (iii) pro rata, on the
                                  Class X-C and Class X-P certificates from any
                                  and all money attributable to the mortgage
                                  pool; provided, however, if on any
                                  distribution date, the money available on
                                  such distribution date is insufficient to pay
                                  in full the total amount of interest to be
                                  paid to any of the classes as described
                                  above, money available with respect to the
                                  entire mortgage pool will be allocated among
                                  all those classes pro rata.

                                  Principal of the Class A-PB certificates, up
                                  to the principal distribution amount related
                                  to loan group 1, until the certificate
                                  balance of the Class A-PB certificates is
                                  reduced to the planned principal balance set
                                  forth in the table on Annex D to this
                                  prospectus supplement, and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A certificates have
                                  been made, until the certificate balance of
                                  the Class A-PB certificates is reduced to the
                                  planned principal balance set forth in the
                                  table on Annex D to this prospectus
                                  supplement.

                                      S-12

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  certificates as set forth in the priority
                                  immediately preceding, principal of the Class
                                  A-1 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A and Class A-PB certificates have
                                  been made, until their certificate balance is
                                  reduced to zero.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  and Class A-1 certificates as set forth in
                                  the immediately preceding priorities, (i)
                                  principal (other than principal collected in
                                  connection with the prepayment of any
                                  mortgage loan prior to the distribution date
                                  in June 2010) of the Class A-2PFL regular
                                  interest up to the portion of the remaining
                                  principal distribution amount relating to
                                  loan group 1 attributable to that principal
                                  and, after the Class A-1A certificate balance
                                  has been reduced to zero, the portion of the
                                  principal distribution amount relating to
                                  loan group 2 attributable to that principal
                                  remaining after payments to the Class A-1A,
                                  Class A-PB and Class A-1 certificates have
                                  been made, until their certificate balance is
                                  reduced to zero, and (ii) principal
                                  (collected in connection with the prepayment
                                  of any mortgage loan prior to the
                                  distribution date in June 2010) of the Class
                                  A-2C certificates up to the portion of the
                                  remaining principal distribution amount
                                  relating to loan group 1 attributable to that
                                  principal and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the portion of the principal distribution
                                  amount relating to loan group 2 attributable
                                  to that principal remaining after payments to
                                  the Class A-1A, Class A-PB and Class A-1
                                  certificates have been made, until their
                                  certificate balance is reduced to zero.

                                      S-13

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB
                                  and Class A-1 certificates and the Class
                                  A-2PFL regular interest as set forth in the
                                  immediately preceding priorities, principal
                                  of the Class A-2C certificates, up to the
                                  remaining principal distribution amount
                                  relating to loan group 1 and, after the Class
                                  A-1A certificate balance has been reduced to
                                  zero, the principal distribution amount
                                  relating to loan group 2 remaining after
                                  payments to the Class A-1A, Class A-PB and
                                  Class A-1 certificates and the Class A-2PFL
                                  regular interest have been made, until their
                                  certificate balance is reduced to zero.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  relating to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2C certificates and the
                                  Class A-2PFL regular interest as set forth in
                                  the immediately preceding priorities,
                                  principal of the Class A-3 certificates, up
                                  to the remaining principal distribution
                                  amount relating to loan group 1 and, after
                                  the Class A-1A certificate balance has been
                                  reduced to zero, the principal distribution
                                  amount relating to loan group 2 remaining
                                  after payments to the Class A-1A, Class A-PB,
                                  Class A-1, Class A-2C certificates and the
                                  Class A-2PFL regular interest have been made,
                                  until their certificate balance is reduced to
                                  zero.

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-PB,
                                  Class A-1, Class A-2C and Class A-3
                                  certificates and the Class A-2PFL regular
                                  interest as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-PB certificates up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2C
                                  and Class A-3 certificates and the Class
                                  A-2PFL regular interest have been made, until
                                  their certificate balance is reduced to zero.

                                      S-14

                                  After distributions of principal have been
                                  made from the principal distribution amount
                                  related to loan group 1 to the Class A-1,
                                  Class A-2C, Class A-3 and Class A-PB
                                  certificates and the Class A-2PFL regular
                                  interest as set forth in the immediately
                                  preceding priorities, principal of the Class
                                  A-4 certificates, up to the remaining
                                  principal distribution amount relating to
                                  loan group 1 and, after the Class A-1A
                                  certificate balance has been reduced to zero,
                                  the principal distribution amount relating to
                                  loan group 2 remaining after payments to the
                                  Class A-1A, Class A-PB, Class A-1, Class A-2C
                                  and Class A-3 certificates and the Class
                                  A-2PFL regular interest have been made, until
                                  their certificate balance is reduced to zero.

                                  Principal of the Class A-1A certificates, up
                                  to the principal distribution amount relating
                                  to loan group 2 and, after the certificate
                                  balances of the Class A-1, Class A-2C, Class
                                  A-3, Class A-PB and Class A-4 certificates
                                  and the Class A-2PFL regular interest have
                                  each been reduced to zero, the principal
                                  distribution amount relating to loan group 1
                                  remaining after payments to the Class A-1,
                                  Class A-2C, Class A-3, Class A-PB and Class
                                  A-4 certificates and the Class A-2PFL regular
                                  interest have been made, until their
                                  certificate balance is reduced to zero.

                                  Reimbursement to the Class A-1, Class A-2C,
                                  Class A-3, Class A-PB, Class A-4 and Class
                                  A-1A certificates and the Class A-2PFL
                                  regular interest, pro rata, for any realized
                                  loss and trust fund expenses borne by such
                                  certificates or regular interest.

                                  Interest, pro rata, on the Class A-MFL
                                  regular interest and the Class A-MFX
                                  certificates.

                                  Principal, pro rata, on the Class A-MFL
                                  regular interest and the Class A-MFX
                                  certificates, up to the principal
                                  distribution amount, until their certificate
                                  balance is reduced to zero.

                                      S-15

                                  Reimbursement to the Class A-MFL regular
                                  interest and the Class A-MFX certificates,
                                  pro rata, for any realized losses and trust
                                  fund expenses borne by such regular interest.

                                  Interest on the Class A-J certificates.

                                  Principal of the Class A-J certificates, up
                                  to the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class A-J certificates
                                  for any realized losses and trust fund
                                  expenses borne by such class.

                                  Interest on the Class B certificates.

                                  Principal of the Class B certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class B certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                  Interest on the Class C certificates.

                                  Principal of the Class C certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class C certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                  Interest on the Class D certificates.

                                      S-16

                                  Principal of the Class D certificates, up to
                                  the principal distribution amount, until
                                  their certificate balance is reduced to zero.

                                  Reimbursement to the Class D certificates for
                                  any realized losses and trust fund expenses
                                  borne by such class.

                                 If, on any distribution date, the certificate
                                 balances of the Class A-MFL regular interest
                                 and the Class A-MFX through Class P
                                 certificates have been reduced to zero, but
                                 any two or more of the Class A-1, Class A-2C,
                                 Class A-3, Class A-PB, Class A-4 and Class
                                 A-1A certificates and the Class A-2PFL regular
                                 interest remain outstanding, distributions of
                                 principal (other than distributions of
                                 principal otherwise allocable to reduce the
                                 certificate balance of the Class A-PB
                                 certificates to the planned principal amount
                                 set forth in the table on Annex D to this
                                 prospectus supplement) and interest will be
                                 made, pro rata, to the outstanding Class A-1,
                                 Class A-2C, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates and the Class
                                 A-2PFL regular interest; provided, however
                                 that distributions of principal attributable
                                 to prepayments on the mortgage loans collected
                                 before June 2010 and otherwise payable to the
                                 Class A-2PFL regular interest will be
                                 distributed in respect of the Class A-2C
                                 certificates until their certificate balance
                                 is reduced to zero. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

                                 No companion loan will be part of the trust
                                 fund, and amounts received with respect to any
                                 companion loan will not be available for
                                 distributions to holders of any certificates.

INTEREST......................   On each distribution date, each class of
                                 certificates (other than the Class Z, Class R-I
                                 and Class R-II certificates), the Class A-2PFL
                                 regular interest and the Class A-MFL regular
                                 interest will be entitled to receive:

                                 o  for each class of these certificates and
                                    the Class A-2PFL regular interest and the
                                    Class A-MFL regular interest, one month's
                                    interest at the applicable pass-through
                                    rate accrued during the calendar month
                                    prior to the related distribution date, on
                                    the certificate balance or notional amount,
                                    as applicable, of each class of these
                                    certificates or the Class A-2PFL regular
                                    interest or the Class A-MFL regular
                                    interest immediately prior to that
                                    distribution date;

                                 o  plus any interest that this class of
                                    certificates or the Class A-2PFL regular
                                    interest or the Class A-MFL regular
                                    interest was entitled to receive on all
                                    prior distribution dates to the extent not
                                    received;

                                      S-17

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    share of any shortfalls in interest
                                    collections due to prepayments on mortgage
                                    loans included in the trust fund that are
                                    not offset by certain payments made by the
                                    master servicer; and

                                 o  minus (other than in the case of the Class
                                    X-C and Class X-P certificates) that class'
                                    allocable share of any reduction in
                                    interest accrued on any mortgage loan as a
                                    result of a modification that reduces the
                                    related mortgage rate and allows the
                                    reduction in accrued interest to be added
                                    to the stated principal balance of the
                                    mortgage loan.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above, so long as funds are
                                 sufficient on any distribution date to make
                                 distributions of all interest on that
                                 distribution date to the Class A-1, Class
                                 A-2C, Class A-3, Class A-PB, Class A-4, Class
                                 A-1A, Class X-C and Class X-P certificates and
                                 the Class A-2PFL regular interest, interest
                                 distributions on the Class A-1, Class A-2C,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates and the Class A-2PFL regular
                                 interest will be based upon amounts available
                                 relating to mortgage loans in loan group 1 and
                                 interest distributions on the Class A-1A
                                 certificates will be based upon amounts
                                 available relating to mortgage loans in loan
                                 group 2.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Certificate Balances and Notional Amounts" and
                                 "--Distributions" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates will
                                 be entitled to distributions of interest only
                                 on their respective notional amounts. The
                                 notional amounts of each of these classes of
                                 certificates are calculated as described under
                                 "DESCRIPTION OF THE CERTIFICATES--Certificate
                                 Balances and Notional Amounts" in this
                                 prospectus supplement.

                                 The Class X-C and Class X-P certificates will
                                 accrue interest at a rate as described under
                                 "--Pass-Through Rates" below.

                                 The certificates (other than the Class A-2PFL,
                                 Class A-MFL, Class Z, Class R-I and Class R-II
                                 certificates), the Class A-2PFL regular
                                 interest and the Class A-MFL regular interest
                                 will accrue interest on the basis of a 360-day
                                 year consisting of twelve 30-day months. The
                                 Class A-2PFL certificates and the Class A-MFL
                                 certificates will accrue interest on the basis
                                 of a 360-day year and the actual number of
                                 days in the related interest accrual period,
                                 provided that if the pass-through rate
                                 converts to a fixed rate as described in this
                                 prospectus supplement, the Class A-2PFL
                                 certificates and the Class A-MFL certificates
                                 will accrue interest on the same basis as the
                                 Class A-2PFL regular interest and the Class
                                 A-MFL regular interest, respectively.

                                      S-18

                                 The interest accrual period with respect to
                                 any distribution date and any class of
                                 certificates (other than the Class A-2PFL,
                                 Class A-MFL, Class Z, Class R-I and Class R-II
                                 certificates) and the Class A-2PFL regular
                                 interest and the Class A-MFL regular interest
                                 is the calendar month preceding the month in
                                 which such distribution date occurs. The
                                 interest accrual period with respect to the
                                 Class A-2PFL certificates and the Class A-MFL
                                 certificates is the period from and including
                                 the distribution date in the month preceding
                                 the month in which the related distribution
                                 date occurs (or, in the case of the first
                                 distribution date, the closing date) to but
                                 excluding the related distribution date,
                                 calculated on the basis of the actual number
                                 of days in such interest accrual period and
                                 assuming each year has 360 days, provided that
                                 if the pass through rate converts to a fixed
                                 rate as described in this prospectus
                                 supplement, such interest accrual period and
                                 interest calculation method will be the same
                                 as that of the Class A-2PFL regular interest
                                 and the Class A-MFL regular interest,
                                 respectively.

                                 As reflected in the chart under "--Priority of
                                 Distributions" beginning on page S-11 above,
                                 on each distribution date, the trustee will
                                 distribute interest to the holders of the
                                 offered certificates and the Class X-C and
                                 Class X-P certificates:

                                 o  first, pro rata, to the Class X-C, Class
                                    X-P, Class A-1, Class A-2C, Class A-3,
                                    Class A-PB, Class A-4 and Class A-1A
                                    certificates and the Class A-2PFL regular
                                    interest as described above under
                                    "--Priority of Distributions", and then to
                                    each other class of offered certificates in
                                    order of priority of payment; and

                                 o  only to the extent funds remain after the
                                    trustee makes all distributions of interest
                                    and principal required to be made on such
                                    date to each class of certificates or
                                    regular interest with a higher priority of
                                    distribution.

                                 You may, in certain circumstances, also
                                 receive distributions of prepayment premiums
                                 and yield maintenance charges collected on the
                                 mortgage loans included in the trust fund.
                                 These distributions are in addition to the
                                 distributions of principal and interest
                                 described above. See "DESCRIPTION OF THE
                                 CERTIFICATES--Distributions" in this
                                 prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set
                                 forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class
                                 X-C certificates and Class X-P certificates is
                                 described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                      S-19

                                 The weighted average net mortgage rate for
                                 each distribution date is the weighted average
                                 of the net mortgage rates for the mortgage
                                 loans included in the trust fund as of the
                                 beginning of the related collection period,
                                 weighted on the basis of their respective
                                 stated principal balances immediately
                                 following the preceding distribution date;
                                 provided that, for the purpose of determining
                                 the weighted average net mortgage rate only,
                                 if the mortgage rate for any mortgage loan
                                 included in the trust fund has been modified
                                 in connection with a bankruptcy or similar
                                 proceeding involving the related borrower or a
                                 modification, waiver or amendment granted or
                                 agreed to by the special servicer, the
                                 weighted average net mortgage rate for that
                                 mortgage loan will be calculated without
                                 regard to that event. The net mortgage rate
                                 for each mortgage loan included in the trust
                                 fund will generally equal:

                                 o  the mortgage interest rate in effect for
                                    that mortgage loan as of the closing date;
                                    minus

                                 o  the applicable administrative cost rate, as
                                    described in this prospectus supplement.

                                 For the purpose of calculating the weighted
                                 average net mortgage rate, the mortgage rate
                                 of each mortgage loan will be deemed adjusted
                                 as described under "DESCRIPTION OF THE
                                 CERTIFICATES--Pass-Through Rates" in this
                                 prospectus supplement.

                                 The stated principal balance of each mortgage
                                 loan included in the trust fund will generally
                                 equal the principal balance of that mortgage
                                 loan as of the cut-off date, reduced as of any
                                 date of determination (to not less than zero)
                                 by:

                                 o  the portion of the principal distribution
                                    amount for the related distribution date
                                    that is attributable to that mortgage loan;
                                    and

                                 o  the principal portion of any realized loss
                                    incurred in respect of that mortgage loan
                                    during the related collection period.

                                 The stated principal balance of any mortgage
                                 loan as to which the mortgage rate is reduced
                                 through a modification may be increased in
                                 certain circumstances by the amount of the
                                 resulting interest reduction. See "DESCRIPTION
                                 OF THE CERTIFICATES--Pass-Through Rates" in
                                 this prospectus supplement.

PRINCIPAL DISTRIBUTION........   On the closing date, each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) will have the certificate balance
                                 set forth above under "OVERVIEW OF THE
                                 CERTIFICATES" and the Class A-2PFL regular
                                 interest and the Class A-MFL regular interest
                                 will have a notional amount equal to the
                                 certificate balance of the Class A-2PFL
                                 Certificates and the Class A-MFL certificates,
                                 respectively. The certificate balance or

                                      S-20

                                 notional amount for each class of
                                 certificates, the Class A-2PFL regular
                                 interest and the Class A-MFL regular interest
                                 entitled to receive principal may be reduced
                                 by:

                                 o  distributions of principal; and

                                 o  allocations of realized losses and trust
                                    fund expenses.

                                 The certificate balance or notional amount of
                                 a class of certificates or the Class A-2PFL
                                 regular interest or the Class A-MFL regular
                                 interest may be increased in certain
                                 circumstances by the allocation of any
                                 increase in the stated principal balance of
                                 any mortgage loan resulting from the reduction
                                 of the related mortgage rate through
                                 modification. See "DESCRIPTION OF THE
                                 CERTIFICATES--Certificate Balances and
                                 Notional Amounts" in this prospectus
                                 supplement.

                                 The Class X-C and Class X-P certificates do
                                 not have principal balances and will not
                                 receive distributions of principal.

                                 As reflected in the chart under "--Priority of
                                 Distributions" above:

                                 o  generally, the Class A-1, Class A-2C, Class
                                    A-3, Class A-PB and Class A-4 certificates
                                    and the Class A-2PFL regular interest will
                                    only be entitled to receive distributions
                                    of principal collected or advanced in
                                    respect of mortgage loans in loan group 1
                                    until the certificate balance of the Class
                                    A-1A certificates has been reduced to zero,
                                    and the Class A-1A certificates will only
                                    be entitled to receive distributions of
                                    principal collected or advanced in respect
                                    of mortgage loans in loan group 2 until the
                                    certificate principal balance of the Class
                                    A-4 certificates has been reduced to zero;
                                    provided, however, the Class A-1, Class
                                    A-2C, Class A-3, Class A-PB and Class A-4
                                    certificates and the Class A-2PFL regular
                                    interest will not be entitled to
                                    distributions of principal from either loan
                                    group 1 or loan group 2 until the
                                    certificate principal balance of the Class
                                    A-PB certificates is reduced to the planned
                                    principal balance set forth on Annex D to
                                    this prospectus supplement;

                                 o  principal is distributed to each class of
                                    certificates and regular interests entitled
                                    to receive distributions of principal in
                                    the order described in "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                 o  principal is only distributed on a related
                                    class of certificates or regular interest
                                    to the extent funds remain after the
                                    trustee makes all distributions of
                                    principal and interest on those classes of
                                    certificates and regular interests with a
                                    higher priority of distribution as
                                    described under "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement;

                                      S-21

                                 o  generally, no class of certificates or
                                    regular interest is entitled to
                                    distributions of principal until the
                                    certificate balance of each class of
                                    certificates and regular interest with a
                                    higher priority of distribution as
                                    described under "DESCRIPTION OF THE
                                    CERTIFICATES--Distributions" in this
                                    prospectus supplement has been reduced to
                                    zero (except that with respect to
                                    distributions of principal attributable to
                                    prepayments on the mortgage loans otherwise
                                    allocable to the Class A-2PFL regular
                                    interest made prior to the distribution
                                    date in June 2010, those distributions will
                                    be allocated first to the Class A-2C
                                    certificates until their certificate
                                    balance is reduced to zero, and only then
                                    to the Class A-2PFL regular interest);

                                 o  in no event will the holders of the Class
                                    A-MFL regular interest or of the Class
                                    A-MFX, Class A-J, Class B, Class C or Class
                                    D certificates or the classes of
                                    non-offered certificates be entitled to
                                    receive any payments of principal until the
                                    certificate balances of the Class A-1,
                                    Class A-2C, Class A-3, Class A-PB, Class
                                    A-4 and Class A-1A certificates and the
                                    Class A-2PFL regular interest have all been
                                    reduced to zero; and

                                 o  on any distribution date, distributions in
                                    reduction of the certificate balance of the
                                    Class A-2PFL certificates and the Class
                                    A-MFL certificates will be made in an
                                    amount equal to the amount of principal
                                    distributed in respect of the Class A-2PFL
                                    regular interest and the Class A-MFL
                                    regular interest, respectively.

                                 The amount of principal to be distributed for
                                 each distribution date generally will be an
                                 amount equal to:

                                 o  the scheduled principal payments (other
                                    than balloon payments) due on the mortgage
                                    loans included in the trust fund during the
                                    related collection period whether or not
                                    those scheduled payments are actually
                                    received;

                                 o  balloon payments actually received with
                                    respect to mortgage loans included in the
                                    trust fund during the related collection
                                    period;

                                 o  prepayments received with respect to the
                                    mortgage loans included in the trust fund
                                    during the related collection period,
                                    except with respect to prepayments
                                    otherwise allocable to Class A-2PFL regular
                                    interest, which, in certain cases, are
                                    first allocated to the Class A-2C
                                    certificates; and

                                 o  all liquidation proceeds, insurance
                                    proceeds, condemnation awards and
                                    repurchase and substitution amounts
                                    received during the related collection
                                    period that are allocable to principal.

                                      S-22

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2C, Class A-3, Class A-PB,
                                 Class A-4 and Class A-1A certificates and the
                                 Class A-2PFL regular interest, the principal
                                 distribution amount for each loan group on any
                                 distribution date will be equal to the sum of
                                 the collections specified above but only to
                                 the extent such amounts relate to the mortgage
                                 loans comprising the specified loan group.

                                 However, if the master servicer or the trustee
                                 reimburses itself out of general collections
                                 on the mortgage pool for any advance that it
                                 or the special servicer has determined is not
                                 recoverable out of collections on the related
                                 mortgage loan and certain advances that are
                                 determined not to be reimbursed currently in
                                 connection with the work-out of a mortgage
                                 loan, then those advances (together with
                                 accrued interest thereon) will be deemed, to
                                 the fullest extent permitted pursuant to the
                                 terms of the pooling and servicing agreement,
                                 to be reimbursed first out of payments and
                                 other collections of principal otherwise
                                 distributable on the principal balance
                                 certificates, prior to, in the case of
                                 nonrecoverable advances only, being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise
                                 distributable on the offered certificates.

SUBORDINATION; ALLOCATION OF
 LOSSES AND CERTAIN EXPENSES...  Credit support for any class of certificates
                                 (other than the Class Z, Class R-I and Class
                                 R-II certificates) is provided by the
                                 subordination of payments and allocation of any
                                 losses to such classes of certificates which
                                 have a later priority of distribution (other
                                 than the Class X-C and Class X-P certificates).
                                 However, no class of Class A certificates
                                 (other than the Class A-MFL, Class A-MFX and
                                 Class A-J Certificates) will be subordinate to
                                 any other class of Class A Certificates. The
                                 certificate balance of a class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) or a
                                 regular interest will be reduced on each
                                 distribution date by any losses on the mortgage
                                 loans that have been realized and certain
                                 additional trust fund expenses actually
                                 allocated to that class of certificates or
                                 regular interest on that distribution date. In
                                 addition, while mortgage loan losses will not
                                 be directly allocated to the Class A-2PFL or
                                 the Class A-MFL certificates, mortgage loan
                                 losses may be allocated to the Class A-2PFL or
                                 the Class A-MFL regular interest in reduction
                                 of the notional amount of the Class A-2PFL or
                                 the Class A-MFL regular interest, as
                                 applicable, and the amount of its interest
                                 entitlement, respectively. Any decrease in the
                                 notional amount of the Class A-2PFL or the
                                 Class A-MFL regular interest will result in a
                                 corresponding decrease in the certificate
                                 balance of the Class A-2PFL or the Class A-MFL
                                 certificates, respectively, and any interest
                                 shortfalls suffered by the Class A-2PFL or the
                                 Class A-MFL regular interest will reduce the
                                 amount of interest distributed on the Class
                                 A-2PFL or the Class A-MFL

                                      S-23

                                 certificates, respectively, to the extent
                                 described in this prospectus supplement.

                                 Losses on the mortgage loans that have been
                                 realized and additional trust fund expenses
                                 will be allocated without regard to loan group
                                 and will first be allocated to the
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) that are not offered by this
                                 prospectus supplement and then to the offered
                                 certificates as indicated on the following
                                 table:

                                                         ORDER OF
                                           PERCENTAGE   APPLICATION
                              ORIGINAL     OF CUT-OFF    OF LOSSES
                            CERTIFICATE     DATE POOL       AND
    CLASS DESIGNATION         BALANCE        BALANCE     EXPENSES
------------------------- --------------- ------------ ------------

  Class A-1 .............  $ 69,560,000       2.124%         7
  Class A-2PFL ..........  $428,194,000      13.072%         7
  Class A-2C ............  $178,951,000       5.463%         7
  Class A-3 .............  $184,152,000       5.622%         7
  Class A-PB ............  $148,510,000       4.534%         7
  Class A-4 .............  $892,268,000      27.240%         7
  Class A-1A ............  $391,296,000      11.946%         7
  Class A-MFL ...........  $100,000,000       3.053%         6
  Class A-MFX ...........  $227,562,000       6.947%         6
  Class A-J .............  $217,009,000       6.625%         5
  Class B ...............  $ 65,513,000       2.000%         4
  Class C ...............  $ 32,756,000       1.000%         3
  Class D ...............  $ 61,418,000       1.875%         2
  Other non-offered
    certificates (excluding
    the Class R-I,
    Class R-II, Class X-C
    and Class X-P
    certificates) ........ $278,427,483       8.500%         1

                                 Any losses realized on the mortgage loans
                                 included in the trust fund or additional trust
                                 fund expenses allocated in reduction of the
                                 certificate balance of any class of sequential
                                 pay certificates or regular interest will
                                 result in a corresponding reduction in the
                                 notional amount of the Class X-C certificates
                                 and, with respect to the Class A-2C, Class
                                 A-3, Class A-PB, Class A-4, Class A-MFX, Class
                                 A-J, Class B, Class C, Class D, Class E, Class
                                 F, Class G and Class H certificates, the Class
                                 A-2PFL and Class A-MFL regular interests and
                                 portions of the Class A-1 and Class A-1A
                                 certificates, a corresponding reduction in the
                                 notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated
                                 with each co-lender loan will be allocated in
                                 accordance with the related intercreditor
                                 agreement. Specifically, with regard to the
                                 mortgage loans with a pari passu companion
                                 loan, any losses and expenses that are
                                 associated with the whole loans will be
                                 allocated in accordance with the terms of the
                                 related

                                      S-24

                                 intercreditor agreement, pro rata between the
                                 mortgage loan (and therefore to the
                                 certificates other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) and its related pari passu
                                 companion loan. Further, with regard to the
                                 mortgage loans with subordinate companion
                                 loans, any losses and expenses that are
                                 associated with the applicable whole loan will
                                 be allocated, in accordance with the terms of
                                 the related intercreditor agreement,
                                 generally, first, to the subordinate companion
                                 loan, and second, to the related mortgage
                                 loan. The portions of those losses and
                                 expenses that are allocated to the mortgage
                                 loans that are included in the trust fund will
                                 be allocated among the Series 2005-C21
                                 certificates in the manner described above.
                                 See "DESCRIPTION OF THE CERTIFICATES--Sub-
                                 ordination; Allocation of Losses and Certain
                                 Expenses" in this prospectus supplement.

PREPAYMENT PREMIUMS; YIELD
 MAINTENANCE CHARGES..........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually
                                 collected during the related collection period
                                 on a mortgage loan included in the trust fund
                                 will be distributed to the holders of each
                                 class of offered certificates (other than the
                                 Class A-2PFL and Class A-MFL certificates), the
                                 Class A-2PFL and Class A-MFL regular interests
                                 and the Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions as
                                 follows:

                                 The holders of each class of offered
                                 certificates (other than the Class A-2PFL and
                                 Class A-MFL certificates), the Class A-2PFL
                                 and Class A-MFL regular interests and the
                                 Class E, Class F, Class G and Class H
                                 certificates then entitled to distributions of
                                 principal with respect to the related loan
                                 group on that distribution date will generally
                                 be entitled to a portion of prepayment
                                 premiums or yield maintenance charges equal to
                                 the product of:

                                 o  the amount of those prepayment premiums or
                                    yield maintenance charges;

                                 o  a fraction (in no event greater than one),
                                    the numerator of which is equal to the
                                    excess, if any, of the pass-through rate of
                                    that class of certificates over the
                                    relevant discount rate, and the denominator
                                    of which is equal to the excess, if any, of
                                    the mortgage interest rate of the prepaid
                                    mortgage loan over the relevant discount
                                    rate; and

                                 o  a fraction, the numerator of which is equal
                                    to the amount of principal distributable on
                                    that class of certificates on that
                                    distribution date, and the denominator of
                                    which is the principal distribution amount
                                    for that distribution date.

                                 If there is more than one class of
                                 certificates (or regular interest) entitled to
                                 distributions of principal with respect to

                                      S-25

                                 the related loan group on any particular
                                 distribution date on which a prepayment
                                 premium or yield maintenance charge is
                                 distributable, the aggregate amount of that
                                 prepayment premium or yield maintenance charge
                                 will be allocated among all such classes up
                                 to, and on a pro rata basis in accordance
                                 with, the foregoing entitlements.

                                 For so long as the related swap contract is in
                                 effect and there is no continuing payment
                                 default under that related swap contract, any
                                 prepayment premium or yield maintenance charge
                                 distributable in respect of the Class A-2PFL
                                 regular interest or the Class A-MFL regular
                                 interest will be payable to the related swap
                                 counterparty pursuant to the terms of the
                                 applicable swap contract. If the related swap
                                 contract is no longer in effect or if there is
                                 a continuing payment default related to the
                                 related swap contract, any yield maintenance
                                 charges allocable to the Class A-2PFL regular
                                 interest or the Class A-MFL regular interest,
                                 respectively, will be paid to the holders of
                                 the Class A-2PFL and Class A-MFL certificates,
                                 as applicable.

                                 The portion, if any, of the prepayment
                                 premiums or yield maintenance charges
                                 remaining after any payments described above
                                 will be distributed as follows: (a) on or
                                 before the distribution date in October 2012,
                                 60% to the holders of the Class X-P
                                 certificates and 40% to the holders of the
                                 Class X-C certificates and (b) thereafter,
                                 100% to the holders of the Class X-C
                                 certificates.

                                 The "discount rate" applicable to any class of
                                 offered certificates (other than the Class
                                 A-2PFL and Class A-MFL certificates), the
                                 Class A-2PFL and Class A-MFL regular interests
                                 and the Class E, Class F, Class G and Class H
                                 certificates will be equal to the discount
                                 rate stated in the related mortgage loan
                                 documents used in calculating the yield
                                 maintenance charge with respect to such
                                 principal prepayment. To the extent that a
                                 discount rate is not stated therein, the
                                 discount rate will equal the yield (when
                                 compounded monthly) on the U.S. Treasury issue
                                 with a maturity date closest to the maturity
                                 date for the prepaid mortgage loan or mortgage
                                 loan for which title to the related mortgaged
                                 property was acquired by the trust fund.

                                 o  In the event that there are two or more
                                    such U.S. Treasury issues with the same
                                    coupon, the issue with the lowest yield
                                    will be utilized; and

                                 o  In the event that there are two or more
                                    such U.S. Treasury issues with maturity
                                    dates equally close to the maturity date
                                    for the prepaid mortgage loan, the issue
                                    with the earliest maturity date will be
                                    utilized.

                                      S-26

                        EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR YIELD
                                       MAINTENANCE CHARGES

                       Mortgage interest rate .........................   8%
                       Pass-through rate for applicable class .........   6%
                       Discount rate ..................................   5%

      ALLOCATION
    PERCENTAGE FOR       ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
   APPLICABLE CLASS          FOR CLASS X-P             FOR CLASS X-C
---------------------   -----------------------   ----------------------

  6% -- 5% = 33 1/3%       (100% -- 33 1/3%)   x        (100% -- 33 1/3%) x
  --------
  8% -- 5%                   60% =   40%                  40% =  26 2/3%

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in
                                 this prospectus supplement.

ALLOCATION OF
 ADDITIONAL INTEREST...........  On each distribution date, any additional interest collected in respect of a mortgage
                                 loan in the trust fund with an anticipated
                                 repayment date during the related collection
                                 period will be distributed to the holders of
                                 the Class Z certificates. In each case, this
                                 interest will not be available to provide
                                 credit support for other classes of
                                 certificates or offset any interest shortfalls.

ADVANCING OF PRINCIPAL
 AND INTEREST..................  The master servicer is required to advance delinquent scheduled payments of principal and
                                 interest with respect to any mortgage loan
                                 included in the trust fund unless the master
                                 servicer or the special servicer determines
                                 that the advance would not be recoverable from
                                 proceeds of the related mortgage loan. If the
                                 master servicer fails to make an advance as
                                 described in the immediately preceding
                                 sentence, the trustee is required to make a
                                 principal and interest cash advance of such
                                 scheduled payment of principal and interest.
                                 The master servicer will not be required to
                                 advance balloon payments due at maturity in
                                 excess of regular periodic payments, interest
                                 in excess of the mortgage loan's regular
                                 interest rate or prepayment premiums or yield
                                 maintenance charges. The amount of the interest
                                 portion of any advance will be subject to
                                 reduction to the extent that an appraisal
                                 reduction of the related mortgage loan has
                                 occurred. Notwithstanding the foregoing, with
                                 respect to the 1000 & 1100 Wilson mortgage
                                 loan, advances with respect to delinquent
                                 payments of principal and/or interest will be
                                 governed by the 2005-C20 pooling and servicing
                                 agreement under similar (although not
                                 identical) arrangements as described above with
                                 respect to the other mortgage loans included in
                                 the trust fund; provided that in the event that
                                 the master servicer under the 2005-C20 pooling
                                 and servicing agreement fails to make a
                                 required advance of delinquent principal and/or
                                 interest (i.e., an advance that is determined
                                 to be recoverable) with respect to the 1000 &
                                 1100 Wilson mortgage loan, the master servicer
                                 (or the trustee, as applicable) will be
                                 required to make that advance. See

                                      S-27

                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

                                 These cash advances are only intended to
                                 maintain a regular flow of scheduled principal
                                 and interest payments on the certificates and
                                 are not intended to guarantee or insure
                                 against losses. In other words, the advances
                                 are intended to provide liquidity (rather than
                                 credit enhancement) to certificateholders. To
                                 the extent described in this prospectus
                                 supplement, the trust fund will pay interest
                                 to the master servicer or the trustee, as the
                                 case may be, on the amount of any principal
                                 and interest cash advance calculated at the
                                 prime rate (provided, that no principal and/or
                                 interest cash advance shall accrue interest
                                 until after the expiration of any applicable
                                 grace or cure period for the related scheduled
                                 payment) and will reimburse the master
                                 servicer or the trustee for any principal and
                                 interest cash advances that are later
                                 determined to be not recoverable. Neither the
                                 master servicer nor the trustee will be
                                 required to make a principal and interest cash
                                 advance with respect to any subordinate
                                 companion loan. Additionally, the trustee will
                                 not be required to make a principal and
                                 interest cash advance with respect to any
                                 companion loan. Neither the master servicer
                                 nor the trustee will be required to advance
                                 any amounts due to be paid by the related swap
                                 counterparty for a distribution to the Class
                                 A-2PFL certificates or the Class A-MFL
                                 certificates or be liable for any breakage,
                                 termination or other costs owed by the trust
                                 fund to the related swap counterparty. See
                                 "DESCRIPTION OF THE CERTIFICATES--P&I
                                 Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
 TRUST FUND..................... The trust fund may be terminated when the aggregate principal balance of the mortgage
                                 loans included in the trust fund is less than
                                 1.0% of the aggregate principal balance of the
                                 pool of mortgage loans included in the trust
                                 fund as of the cut-off date. See "DESCRIPTION
                                 OF THE CERTIFICATES--Termination" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

                                 The trust fund may also be terminated when the
                                 Class A-1, Class A-2PFL, Class A-2C, Class
                                 A-3, Class A-PB, Class A-4, Class A-1A, Class
                                 A-MFL, Class A-MFX, Class A-J, Class B, Class
                                 C and Class D certificates have been paid in
                                 full and all of the remaining certificates,
                                 other than the Class Z certificates and the
                                 REMIC residual certificates are held by a
                                 single certificateholder. See "DESCRIPTION OF
                                 THE CERTIFICATES--Termination" in this
                                 prospectus supplement.

REGISTRATION AND
 DENOMINATION..................  The offered certificates will initially be registered in the name of Cede & Co., as
                                 nominee for The Depository Trust Company in the
                                 United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank

                                      S-28

                                 S.A./ N.V., as operator of the Euroclear
                                 System. You will not receive a definitive
                                 certificate representing your interest in the
                                 trust fund, except in the limited
                                 circumstances described in the accompanying
                                 prospectus. See "DESCRIPTION OF THE
                                 CERTIFICATES--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2PFL, Class A-2C, Class A-3, Class A-PB,
                                 Class A-4, Class A-1A, Class A-MFL, Class
                                 A-MFX, Class A-J, Class B, Class C and Class D
                                 certificates will be offered in minimum
                                 denominations of $10,000 actual principal
                                 amount and in integral multiples of $1 in
                                 excess of those amounts.

MATERIAL FEDERAL INCOME TAX
 CONSEQUENCES.................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to
                                 most of the trust fund ("REMIC I" and "REMIC
                                 II", each a "REMIC"). The offered certificates
                                 (other than the Class A-2PFL certificates and
                                 the Class A-MFL certificates) and each of the
                                 Class A-2PFL regular interest and the Class
                                 A-MFL regular interest will evidence regular
                                 interests in a REMIC and generally will be
                                 treated as debt instruments of such REMIC. The
                                 Class R-I certificates will represent the
                                 residual interests in REMIC I, and the Class
                                 R-II certificates will represent the residual
                                 interests in REMIC II. The Class A-2PFL and
                                 Class A-MFL certificates will each represent an
                                 undivided interest in a portion of the trust
                                 fund that is treated as a grantor trust (as
                                 described under "MATERIAL FEDERAL INCOME TAX
                                 CONSEQUENCES" in this prospectus supplement)
                                 for United States federal income tax purposes.
                                 One of these grantor trusts shall include the
                                 Class A-2PFL regular interest, the Class A-2PFL
                                 floating rate account and the beneficial
                                 interest of Class A-MFL in the related swap
                                 contract. The other grantor trust shall include
                                 the Class A-MFL regular interest, the Class
                                 A-MFL floating rate account and the beneficial
                                 interest of Class A-MFL in the related swap
                                 contract. The Class Z certificateholders'
                                 entitlement to any additional interest that has
                                 accrued on a related mortgage loan that
                                 provides for the accrual of such additional
                                 interest if the unamortized principal amount of
                                 such mortgage loan is not repaid on the
                                 anticipated repayment date set forth in the
                                 related mortgage note will be treated as a
                                 grantor trust (as described in the related
                                 prospectus) for United States federal income
                                 tax purposes.

                                 The offered certificates (other than the Class
                                 A-2PFL and Class A-MFL certificates) and the
                                 Class A-2PFL and Class A-MFL regular interests
                                 will be treated as newly originated debt
                                 instruments for federal income tax purposes.
                                 You will be required to report income with
                                 respect to the offered certificates using the
                                 accrual method of accounting, even if you
                                 otherwise use the cash method of accounting.
                                 It is

                                      S-29

                                 anticipated that the Class    certificates
                                 will be treated as having been issued at a
                                 premium, that the Class    certificates will
                                 be treated as having been issued with a de
                                 minimis amount of original issue discount and
                                 that the Class    certificates will be treated
                                 as having been issued with original issue
                                 discount for federal income tax reporting
                                 purposes.

                                 For further information regarding the federal
                                 income tax consequences of investing in the
                                 offered certificates, see "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus
                                 supplement and the accompanying prospectus, the
                                 following certificates may be eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans, individual retirement
                                 accounts, or other retirement plans and
                                 accounts:

                                                Class A-1
                                                Class A-2PFL
                                                Class A-2C
                                                Class A-3
                                                Class A-PB
                                                Class A-4
                                                Class A-1A
                                                Class A-MFL
                                                Class A-MFX
                                                Class A-J
                                                Class B
                                                Class C
                                                Class D

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of
                                 Wachovia Capital Markets, LLC, Nomura
                                 Securities International, Inc., Citigroup
                                 Global Markets Inc., Credit Suisse First
                                 Boston LLC, Deutsche Bank Securities Inc. and
                                 Goldman, Sachs & Co. by the US Department of
                                 Labor. See "ERISA CONSIDERATIONS" in this
                                 prospectus supplement and in the accompanying
                                 prospectus. In particular, fiduciaries of
                                 plans contemplating a purchase of the Class
                                 A-2PFL certificates or the Class A-MFL
                                 certificates should review the additional
                                 requirements for purchases of Class A-2PFL
                                 certificates or Class A-MFL certificates by
                                 plans, as discussed under "ERISA
                                 CONSIDERATIONS" in this prospectus supplement.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements, or review by regulatory

                                      S-30

                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own
                                 legal advisers for assistance in determining
                                 the suitability of and consequences to you of
                                 the purchase, ownership and sale of the
                                 offered certificates.

                                 See "LEGAL INVESTMENT" in this prospectus
                                 supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings
                                 from Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.,
                                 Moody's Investors Service, Inc. and Fitch,
                                 Inc.:

                                                             EXPECTED RATING
                                                                FROM S&P/
                                 CLASS                        MOODY'S/FITCH
                                 -----                      ----------------

                                   Class A-1 ............      AAA/Aaa/AAA
                                   Class A-2PFL .........      AAA/Aaa/AAA
                                   Class A-2C ...........      AAA/Aaa/AAA
                                   Class A-3 ............      AAA/Aaa/AAA
                                   Class A-PB ...........      AAA/Aaa/AAA
                                   Class A-4 ............      AAA/Aaa/AAA
                                   Class A-1A ...........      AAA/Aaa/AAA
                                   Class A-MFL ..........      AAA/Aaa/AAA
                                   Class A-MFX ..........      AAA/Aaa/AAA
                                   Class A-J ............      AAA/Aaa/AAA
                                   Class B ..............       AA/Aa2/AA
                                   Class C ..............      AA-/Aa3/AA-
                                   Class D ..............        A/A2/A

                                 The ratings on the offered certificates
                                 address the likelihood of timely receipt of
                                 interest and ultimate receipt of principal by
                                 the rated final distribution date by the
                                 holders of offered certificates. They do not
                                 address the likely actual rate of prepayments.
                                 The rate of prepayments, if different than
                                 originally anticipated, could adversely affect
                                 the yield realized by holders of the offered
                                 certificates. In addition, ratings adjustments
                                 may result from a change in the financial
                                 position of the trustee as back-up liquidity
                                 provider. With respect to the Class A-2PFL and
                                 Class A-MFL certificates, Standard & Poor's
                                 Ratings Services, a division of The
                                 McGraw-Hill Companies, Inc., Moody's Investors
                                 Service, Inc. and Fitch Inc. are only rating
                                 the receipt of interest up to the fixed per
                                 annum rate (subject, with respect to the Class
                                 A-MFL Certificates, to a maximum rate equal to
                                 the applicable weighted average net mortgage
                                 rate) applicable to the Class A-2PFL and Class
                                 A-MFL regular interests. The ratings of the
                                 Class A-2PFL and Class A-MFL certificates do
                                 not represent any assessment as to whether the
                                 floating interest rate on such certificates
                                 will convert to a fixed rate. These ratings do
                                 not constitute a rating with respect to the
                                 likelihood of the receipt of payments to be
                                 made by the applicable swap counterparty or
                                 any interest rate reductions or increases

                                      S-31

                                 contemplated in this prospectus supplement.
                                 The ratings of Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., do not address any shortfalls
                                 or delays in payment that investors in the
                                 Class A-2PFL and Class A-MFL certificates may
                                 experience as a result of the conversion of
                                 the pass-through rate on the Class A-2PFL and
                                 Class A-MFL certificates from a floating
                                 interest rate to a fixed rate. See "RATINGS"
                                 in this prospectus supplement and in the
                                 accompanying prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations and restrictions on the ratings,
                                 and conclusions that should not be drawn from
                                 a rating.

                              THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the
                                 following approximate characteristics as of the
                                 cut-off date. All information presented in this
                                 prospectus supplement (including cut-off date
                                 balance per square foot/pad/unit/room,
                                 loan-to-value ratios and debt service coverage
                                 ratios) with respect to the 9 mortgage loans
                                 with subordinate companion loans is calculated
                                 without regard to the related subordinate
                                 companion loans. Unless otherwise specified, in
                                 the case of the mortgage loans with companion
                                 loans, the calculations of loan balance per
                                 square foot/pad/unit/room, loan-to-value ratios
                                 and debt service coverage ratios were based on
                                 the aggregate indebtedness of these mortgage
                                 loans and the related pari passu companion
                                 loans, if any (but not any subordinate
                                 companion loans). All percentages of the
                                 mortgage loans, or any specified group of
                                 mortgage loans, referred to in this prospectus
                                 supplement are approximate percentages.

                                 The totals in the following tables may not add
                                 up to 100% due to rounding.

                                       ALL
                                     MORTGAGE             LOAN             LOAN
                                      LOANS             GROUP 1          GROUP 2
                                -----------------  ----------------- ---------------

  Number of mortgage
    loans .....................             233                167              66
  Number of crossed loan
    pools .....................              11                  7               4
  Number of mortgaged
    properties ................             329                261              68
  Aggregate balance of all
    mortgage loans ............  $3,275,616,483     $2,884,319,234    $391,297,249
  Number of mortgage loans
    with balloon
    payments(1) ...............             185                121              64
  Aggregate balance of
    mortgage loans with
    balloon payments(1) .......  $2,127,782,007     $1,770,834,758    $356,947,249
  Number of mortgage loans
    with anticipated
    repayment dates(2) ........               7                  7               0

                                      S-32

                                          ALL
                                        MORTGAGE                 LOAN                 LOAN
                                         LOANS                 GROUP 1               GROUP 2
                                 ---------------------  --------------------- --------------------

  Aggregate balance of
    mortgage loans with
    anticipated repayment
    dates(2) ...................    $   68,578,818         $   68,578,818        $           0
  Number of fully
    amortizing mortgage
    loans ......................                 7                      6                    1
  Aggregate balance of fully
    amortizing mortgage
    loans ......................    $   35,080,158         $   30,280,158        $   4,800,000
  Number of non-amortizing
    mortgage loans .............                34                     33                    1
    Aggregate balance of
    non-amortizing
    mortgage loans .............    $1,044,175,500         $1,014,625,500        $  29,550,000
  Average Balance of
    Mortgage Loans .............    $   14,058,440         $   17,271,373        $   5,928,746
  Minimum Balance of
    Mortgage Loans .............    $      558,797         $    1,100,000        $     558,797
  Maximum Balance of
    Mortgage Loans .............    $  200,000,000         $  200,000,000        $  36,000,000
  Maximum balance for a
    group of cross-
    collateralized and
    cross-defaulted loans ......    $  112,000,000(3)      $  112,000,000(3)     $  63,516,000(4)
  Weighted average cut-off
    date loan-to-value
    ratio(5) ...................              71.9%                  71.5%                74.9%
  Minimum cut-off date
    loan-to-value ratio ........              13.4%                  13.4%                42.5%
  Maximum cut-off date
    loan-to-value ratio ........              81.3%                  81.3%                80.3%
  Weighted average
    underwritten debt
    service coverage
    ratio(6) ...................              1.52x                  1.54x                1.33x
  Minimum underwritten
    debt service coverage
    ratio ......................              1.08x                  1.08x                1.16x
  Maximum underwritten
    debt service coverage
    ratio ......................              4.28x                  4.28x                1.87x
  Weighted average
    loan-to-value ratio at
    stated maturity or
    anticipated repayment
    date(5) ....................              65.4%                  65.3%                65.4%
  Weighted average
    mortgage interest rate .....             5.218%                 5.217%               5.222%
  Minimum mortgage
    interest rate ..............             4.755%                 4.755%               4.950%
  Maximum mortgage
    interest rate ..............             6.090%                 6.090%               5.750%
  Weighted average
    remaining term to
    maturity or anticipated
    repayment date (months) ....               105                    104                  113
  Minimum remaining term
    to maturity or
    anticipated repayment
    date (months) ..............                56                     56                   83

                                      S-33

                                  ALL
                               MORTGAGE      LOAN      LOAN
                                 LOANS     GROUP 1    GROUP 2
                              ----------  --------- ----------

  Maximum remaining term
    to maturity or
    anticipated repayment
    date (months) ...........      300        300        180
  Weighted average
    occupancy rate(7) .......     92.6%      92.8%      91.5%

                                 ----------
                                 (1)   Does not include mortgage loans with
                                       anticipated repayment dates or mortgage
                                       loans that are interest-only for their
                                       entire term.
                                 (2)   Does not include mortgage loans that are
                                       interest-only for their entire term.
                                 (3)   Consists of a group of 23 individual
                                       mortgage loans (loan numbers 52, 65, 67,
                                       77, 85, 88, 98, 101, 121, 122, 128, 132,
                                       136, 148, 154, 164, 167, 168, 178, 193,
                                       207, 216 and 227).
                                 (4)   Consists of a group of 7 individual
                                       mortgage loans (loan numbers 27, 53, 89,
                                       115, 141, 163 and 179).
                                 (5)   With respect to certain mortgage loans,
                                       "as stabilized" appraised values (as
                                       defined in the related appraisal) were
                                       used as opposed to "as is" appraised
                                       values.
                                 (6)   For purposes of determining the DSC
                                       ratios for 7 mortgage loans (loan
                                       numbers 12, 47, 66, 118, 137, 165 and
                                       173), such ratios were calculated taking
                                       into account various assumptions
                                       regarding the financial performance of
                                       the related mortgaged property on a
                                       "stabilized" basis that are consistent
                                       with the respective criteria set forth
                                       in the related mortgage loan documents
                                       required to obtain a release of certain
                                       escrows.
                                 (7)   Excludes 14 mortgage loans secured by
                                       hospitality properties, representing
                                       6.9% of the mortgage pool (7.8% of loan
                                       group 1).

SECURITY FOR THE MORTGAGE LOANS
 IN THE TRUST FUND.............. Generally, all of the mortgage loans included in the trust fund are non-recourse obligations
                                 of the related borrowers.

                                 o  No mortgage loan included in the trust fund
                                    is insured or guaranteed by any government
                                    agency or private insurer.

                                 o  All of the mortgage loans included in the
                                    trust fund are secured by first lien fee
                                    mortgages and/or leasehold mortgages on
                                    commercial properties or multifamily
                                    properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected
                                 to be included in the trust fund as of the
                                 cut-off date:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                                         AGGREGATE
                                          NUMBER OF       CUT-OFF       PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                          MORTGAGED         DATE         CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
             PROPERTY TYPE               PROPERTIES       BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
--------------------------------------- ------------ ----------------- --------------- ----------------- ----------------

Office ................................       52      $1,482,013,794         45.2%            51.4%              0.0%
Multifamily ...........................       78         562,387,034         17.2              6.7              94.4
Retail ................................       73         515,336,614         15.7             17.9               0.0
 Retail -- Anchored ...................       45         402,649,278         12.3             14.0               0.0
 Retail -- Unanchored .................       22          74,665,919          2.3              2.6               0.0
 Retail -- Shadow Anchored(2) .........        6          38,021,418          1.2              1.3               0.0
Self Storage ..........................       80         272,943,784          8.3              9.5               0.0
Hospitality ...........................       16         225,431,680          6.9              7.8               0.0
Mobile Home Park ......................       17         104,977,249          3.2              2.9               5.6
Industrial ............................        7          85,956,000          2.6              3.0               0.0
Mixed Use .............................        5          25,072,067          0.8              0.9               0.0
Land(3) ...............................        1           1,498,260          0.0              0.1               0.0
                                              --      --------------        -----            -----             -----
 TOTAL ................................      329      $3,275,616,483        100.0%           100.0%            100.0%
                                             ===      ==============        =====            =====             =====

                                      S-34

----------
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

(2)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank. The bank is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

                              [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

Mobile Home Park 3.2%

Industrial 2.6%

Mixed Use 0.8%

Land 0.0%

Office 45.2%

Multifamily 17.2%

Retail 15.7%

Self Storage 8.3%

Hospitality 6.9%

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located
                                 throughout 38 states, the District of Columbia
                                 and the Commonwealth of Puerto Rico. The
                                 following table describes the number and
                                 percentage of mortgaged properties in states
                                 which have concentrations of mortgaged
                                 properties above 5.0%:

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                         NUMBER OF      AGGREGATE     PERCENTAGE OF
                         MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
         STATE          PROPERTIES       BALANCE      POOL BALANCE
---------------------- ------------ ---------------- --------------

  CA .................       88      $  639,023,765        19.5%
   Southern(2) .......       75         485,914,051        14.8
   Northern(2) .......       13         153,109,714         4.7
  NY .................        8         361,731,243        11.0
  TX .................       25         355,024,720        10.8
  VA .................       14         270,017,614         8.2
  Other ..............      194       1,649,819,140        50.4
                            ---      --------------       -----
   TOTAL .............      329      $3,275,616,483       100.0%
                            ===      ==============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-35

                                 LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                      PERCENTAGE OF
                         NUMBER OF      AGGREGATE     CUT-OFF DATE
                         MORTGAGED    CUT-OFF DATE       GROUP 1
     JURISDICTION       PROPERTIES       BALANCE         BALANCE
---------------------- ------------ ---------------- --------------

  CA .................       51      $  548,983,959        19.0%
   Southern(2) .......       39         400,374,245        13.9
   Northern(2) .......       12         148,609,714         5.2
  NY .................        8         361,731,243        12.5
  TX .................       15         292,672,687        10.1
  VA .................       14         270,017,614         9.4
  Other ..............      173       1,410,913,730        48.9
                            ---      --------------       -----
   TOTAL .............      261      $2,884,319,234       100.0%
                            ===      ==============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                PERCENTAGE OF
                     NUMBER OF     AGGREGATE    CUT-OFF DATE
                     MORTGAGED   CUT-OFF DATE      GROUP 2
   JURISDICTION     PROPERTIES      BALANCE        BALANCE
------------------ ------------ -------------- --------------

  CA .............      37       $ 90,039,806        23.0%
   Southern(2) ...      36         85,539,806        21.9
   Northern(2) ...       1          4,500,000         1.2
  TX .............      10         62,352,033        15.9
  AR .............       3         36,000,000         9.2
  UT .............       1         34,000,000         8.7
  AZ .............       2         33,850,000         8.7
  OH .............       1         30,080,000         7.7
  WA .............       3         26,319,291         6.7
  Other ..........      11         78,656,119        20.1
                        --       ------------       -----
   TOTAL .........      68       $391,297,249       100.0%
                        ==       ============       =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-36

PAYMENT TERMS.................   All of the mortgage loans included in the
                                 trust fund accrue interest at a fixed rate,
                                 other than mortgage loans providing for an
                                 anticipated repayment date, which provide for
                                 an increase of fixed interest after a certain
                                 date.

                                 o  Payments on the mortgage loans included in
                                    the trust fund are due on either the 6th
                                    day of the month or the 11th day of the
                                    month. No mortgage loan has a grace period
                                    that extends payment beyond the 11th day of
                                    any calendar month (other than 1 mortgage
                                    loan that has a grace period that extends
                                    payment until the 14th day of any calendar
                                    month).

                                 o  As of the cut-off date, all of the mortgage
                                    loans accrue interest on an actual/360
                                    basis. Ninety-one (91) of the mortgage
                                    loans, representing 48.3% of the mortgage
                                    pool (73 mortgage loans in loan group 1 or
                                    47.9% and 18 mortgage loans in loan group 2
                                    or 51.6%), have periods during which only
                                    interest is due and periods in which
                                    principal and interest are due. Thirty-four
                                    (34) of the mortgage loans, representing
                                    31.9% of the mortgage pool (33 mortgage
                                    loans in loan group 1 or 35.2% and 1
                                    mortgage loan in loan group 2 or 7.6%),
                                    provide that only interest is due until
                                    maturity or the anticipated repayment date.

                                 The following tables set forth additional
                                 characteristics of the mortgage loans that we
                                 anticipate to be included in the trust fund as
                                 of the cut-off date:

                                      S-37

                         RANGE OF CUT-OFF DATE BALANCES

                                                                                    PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
              RANGE OF               OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
     CUT-OFF DATE BALANCES ($)          LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
----------------------------------- ------------- ---------------- --------------- --------------- --------------

(Less than or equal to) 2,000,000 .       37       $   54,605,102         1.7%            1.0%            6.5%
2,000,001 -- 3,000,000 ............       33           84,895,730         2.6             1.8             8.5
3,000,001 -- 4,000,000 ............       28           95,332,164         2.9             2.6             5.3
4,000,001 -- 5,000,000 ............       31          139,077,388         4.2             3.1            12.9
5,000,001 -- 6,000,000 ............        6           31,810,628         1.0             0.9             1.5
6,000,001 -- 7,000,000 ............       10           65,443,614         2.0             1.6             5.2
7,000,001 -- 8,000,000 ............        8           60,742,573         1.9             1.8             2.0
8,000,001 -- 9,000,000 ............       10           86,083,120         2.6             2.7             2.1
9,000,001 -- 10,000,000 ...........        9           85,817,873         2.6             2.7             2.3
10,000,001 -- 15,000,000 ..........       20          256,200,495         7.8             6.6            16.8
15,000,001 -- 20,000,000 ..........        7          118,987,294         3.6             3.6             3.9
20,000,001 -- 25,000,000 ..........        4           94,750,000         2.9             3.3             0.0
25,000,001 -- 30,000,000 ..........        3           82,050,000         2.5             1.8             7.6
30,000,001 -- 35,000,000 ..........        4          129,080,000         3.9             2.3            16.4
35,000,001 -- 40,000,000 ..........        4          151,840,000         4.6             4.0             9.2
40,000,001 -- 45,000,000 ..........        2           85,687,500         2.6             3.0             0.0
45,000,001 -- 50,000,000 ..........        1           48,000,000         1.5             1.7             0.0
50,000,001 -- 55,000,000 ..........        2          103,100,000         3.1             3.6             0.0
55,000,001 -- 60,000,000 ..........        1           60,000,000         1.8             2.1             0.0
60,000,001 -- 65,000,000 ..........        2          123,000,000         3.8             4.3             0.0
65,000,001 -- 70,000,000 ..........        3          204,188,000         6.2             7.1             0.0
70,000,001 -- 75,000,000 ..........        1           75,000,000         2.3             2.6             0.0
80,000,001 -- 200,000,000 .........        7        1,039,925,000        31.7            36.1             0.0
                                          --       --------------       -----           -----           -----
                                         233       $3,275,616,483       100.0%          100.0%          100.0%
                                         ===       ==============       =====           =====           =====

                            RANGE OF MORTGAGE RATES

                                                                               PERCENTAGE OF   PERCENTAGE OF
                                  NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                               OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 RANGE OF MORTGAGE RATES (%)      LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------- ------------- ----------------- --------------- --------------- --------------

4.755 -- 5.249 ..............       78       $1,538,321,489         47.0%           44.7%           63.8%
5.250 -- 5.499 ..............      127        1,598,567,870         48.8            51.4            30.0
5.500 -- 5.749 ..............       24          121,506,150          3.7             3.6             4.7
5.750 -- 5.999 ..............        3           10,855,046          0.3             0.2             1.5
6.000 -- 6.090 ..............        1            6,365,927          0.2             0.2             0.0
                                   ---       --------------        -----           -----           -----
                                   233       $3,275,616,483        100.0%          100.0%          100.0%
                                   ===       ==============        =====           =====           =====

                                      S-38

                       RANGE OF UNDERWRITTEN DSC RATIOS*

                                                                                PERCENTAGE OF   PERCENTAGE OF
                                   NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
           RANGE OF             OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    UNDERWRITTEN DSCRS (X)         LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
------------------------------ ------------- ----------------- --------------- --------------- --------------

1.08 -- 1.09 .................        1       $    9,896,000          0.3%            0.3%            0.0%
1.10 -- 1.14 .................        1            4,960,000          0.2             0.2             0.0
1.15 -- 1.19 .................       10           26,703,516          0.8             0.0             6.8
1.20 -- 1.24 .................       60          547,794,940         16.7            15.0            29.5
1.25 -- 1.29 .................       38          502,612,932         15.3            15.5            14.1
1.30 -- 1.34 .................       25          339,236,587         10.4             9.5            16.8
1.35 -- 1.39 .................       12          156,534,426          4.8             5.0             3.0
1.40 -- 1.44 .................        7          350,098,000         10.7            10.3            13.9
1.45 -- 1.49 .................       12          450,574,880         13.8            15.4             2.0
1.50 -- 1.54 .................        7          105,908,357          3.2             3.6             0.7
1.55 -- 1.59 .................        6           67,143,605          2.0             2.0             2.6
1.60 -- 1.64 .................        4           92,628,573          2.8             3.1             0.8
1.65 -- 1.69 .................        5          119,784,732          3.7             3.1             7.6
1.70 -- 1.74 .................        5           25,050,193          0.8             0.8             0.6
1.75 -- 1.79 .................        2           19,900,927          0.6             0.7             0.0
1.80 -- 1.84 .................        4          132,500,000          4.0             4.6             0.0
1.85 -- 1.89 .................        4           29,559,415          0.9             0.8             1.5
1.90 -- 1.94 .................        3            8,886,000          0.3             0.3             0.0
1.95 -- 1.99 .................        6           40,376,780          1.2             1.4             0.0
2.00 -- 2.04 .................        2            7,657,299          0.2             0.3             0.0
2.05 -- 2.09 .................        3            9,683,568          0.3             0.3             0.0
2.10 -- 2.14 .................        4            8,296,000          0.3             0.3             0.0
2.15 -- 2.19 .................        2           39,588,000          1.2             1.4             0.0
2.20 -- 2.24 .................        1           14,491,000          0.4             0.5             0.0
2.25 -- 2.29 .................        1            1,100,000          0.0             0.0             0.0
2.30 -- 3.79 .................        7          162,365,408          5.0             5.6             0.0
3.80  (greater than) .........        1            2,285,346          0.1             0.1             0.0
                                     --       --------------        -----           -----           -----
                                    233       $3,275,616,483        100.0%          100.0%          100.0%
                                    ===       ==============        =====           =====           =====

*    For purposes of determining the DSC ratios for 7 mortgage loans (loan numbers 12, 47, 66, 118, 137, 165 and 173), such ratios were calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a "stabilized" basis that are consistent with the respective criteria set forth in the related mortgage loan documents required to obtain a release of certain escrows.

                                      S-39

                        RANGE OF CUT-OFF DATE LTV RATIOS

                                                                              PERCENTAGE OF   PERCENTAGE OF
                                  NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
           RANGE OF            OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
 CUT-OFF DATE LTV RATIOS (%)      LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
----------------------------- ------------- ---------------- --------------- --------------- --------------

13.44 -- 15.00 ..............        1       $    2,285,346         0.1%            0.1%            0.0%
30.01 -- 35.00 ..............        1           52,100,000         1.6             1.8             0.0
35.01 -- 40.00 ..............        1            5,100,000         0.2             0.2             0.0
40.01 -- 50.00 ..............       13          150,239,959         4.6             5.0             1.2
50.01 -- 55.00 ..............        8           29,702,065         0.9             1.0             0.0
55.01 -- 60.00 ..............       11           48,011,587         1.5             1.3             2.4
60.01 -- 65.00 ..............       16          209,456,647         6.4             7.2             0.6
65.01 -- 70.00 ..............       24          566,368,612        17.3            18.7             7.0
70.01 -- 75.00 ..............       49          953,221,418        29.1            28.8            31.0
75.01 -- 80.00 ..............      105        1,240,576,382        37.9            35.3            56.9
80.01 -- 81.29 ..............        4           18,554,467         0.6             0.6             0.7
                                   ---       --------------       -----           -----           -----
                                   233       $3,275,616,483       100.0%          100.0%          100.0%
                                   ===       ==============       =====           =====           =====

                      RANGE OF REMAINING TERMS TO MATURITY
                         OR ANTICIPATED REPAYMENT DATE*

                                                                     PERCENTAGE OF   PERCENTAGE OF
                         NUMBER        AGGREGATE     PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
 RANGE OF REMAINING   OF MORTGAGE    CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
   TERMS (MONTHS)        LOANS          BALANCE       POOL BALANCE      BALANCE         BALANCE
-------------------- ------------- ---------------- --------------- --------------- --------------

0 -- 60 ............       14       $  609,264,038        18.6%           21.1%            0.0%
61 -- 84 ...........       14          263,256,831         8.0             6.5            19.1
109 -- 120 .........      199        2,370,300,802        72.4            71.4            79.7
169 -- 180 .........        3           18,656,091         0.6             0.5             1.2
229 -- 240 .........        2            5,138,721         0.2             0.2             0.0
289 -- 300 .........        1            9,000,000         0.3             0.3             0.0
                          ---       --------------       -----           -----           -----
                          233       $3,275,616,483       100.0%          100.0%          100.0%
                          ===       ==============       =====           =====           =====

----------
*     With respect to the mortgage loans with anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                                                              PERCENTAGE OF   PERCENTAGE OF
                                                 NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                              OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
              AMORTIZATION TYPE                  LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
-------------------------------------------- ------------- ----------------- --------------- --------------- --------------

Interest-only, Amortizing Balloon* .........       88       $1,538,524,000         47.0%           46.3%           51.6%
Interest Only, Balloon .....................       15          940,828,500         28.7            31.6             7.6
Amortizing Balloon .........................       97          589,258,007         18.0            15.1            39.6
Interest-only, ARD .........................       19          103,347,000          3.2             3.6             0.0
Interest-only, Amortizing ARD* .............        3           43,745,750          1.3             1.5             0.0
Fully Amortizing ...........................        7           35,080,158          1.1             1.0             1.2
Amortizing ARD .............................        4           24,833,068          0.8             0.9             0.0
                                                   --       --------------        -----           -----           -----
                                                  233       $3,275,616,483        100.0%          100.0%          100.0%
                                                  ===       ==============        =====           =====           =====

----------
*     These mortgage loans require payments of interest only for a period of 6 to 84 months from origination prior to the commencement of payments of principal and interest with respect to the mortgage pool, a period of 6 to 84 months with respect to loan group 1, and a period of 12 to 48 months with respect to loan group 2.

                                 Balloon loans have amortization schedules
                                 significantly longer than their terms to
                                 maturity and have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier.

                                      S-40

                                 Mortgage loans providing for anticipated
                                 repayment dates generally fully or
                                 substantially amortize through their terms to
                                 maturity. However, if this type of mortgage
                                 loan is not prepaid by a date specified in its
                                 related mortgage note, interest will accrue at
                                 a higher rate and the related borrower will be
                                 required to apply all cash flow generated by
                                 the mortgaged property in excess of its
                                 regular debt service payments and certain
                                 other permitted expenses and reserves to repay
                                 principal on the mortgage loan.

                                 In addition, because the fixed periodic
                                 payment on the mortgage loans is determined
                                 assuming interest is calculated on a "30/360
                                 basis," but interest actually accrues and is
                                 applied on the majority of the mortgage loans
                                 on an "actual/ 360 basis," there will be less
                                 amortization, absent prepayments, of the
                                 principal balance during the term of the
                                 related mortgage loan, resulting in a higher
                                 final payment on such mortgage loan. This will
                                 occur even if a mortgage loan is a "fully
                                 amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the
                                 trust fund restrict or prohibit voluntary
                                 prepayments of principal in some manner for
                                 some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                                                                     PERCENTAGE OF   PERCENTAGE OF
                                        NUMBER        AGGREGATE      PERCENTAGE OF    CUT-OFF DATE   CUT-OFF DATE
                                     OF MORTGAGE     CUT-OFF DATE     CUT-OFF DATE      GROUP 1         GROUP 2
    PREPAYMENT RESTRICTION TYPE         LOANS          BALANCE        POOL BALANCE      BALANCE         BALANCE
----------------------------------- ------------- ----------------- --------------- --------------- --------------

Lockout/Defeasance ................      217       $2,571,805,121         78.5%           76.2%           95.8%
Yield Maintenance .................        4          439,500,000         13.4            15.2             0.0
Lockout/Defeasance or Yield
 Maintenance ......................        2          145,400,000          4.4             5.0             0.0
Lockout/Yield Maintenance .........       10          118,911,362          3.6             3.5             4.2
                                         ---       --------------        -----           -----           -----
                                         233       $3,275,616,483        100.0%          100.0%          100.0%
                                         ===       ==============        =====           =====           =====

----------
*     For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this
                                 prospectus supplement. The ability of the
                                 master servicer or special servicer to waive
                                 or modify the terms of any mortgage loan
                                 relating to the payment of a prepayment
                                 premium or yield maintenance charge will be
                                 limited as described in this prospectus
                                 supplement. See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We make no
                                 representations as to the enforceability of
                                 the provisions of any mortgage notes requiring
                                 the payment of a prepayment

                                      S-41

                                 premium or yield maintenance charge or
                                 limiting prepayments to defeasance or the
                                 ability of the master servicer or special
                                 servicer to collect any prepayment premium or
                                 yield maintenance charge.

DEFEASANCE....................   Two hundred nineteen (219) of the mortgage
                                 loans included in the trust fund as of the
                                 cut-off date, representing 83.0% of the
                                 mortgage pool (157 mortgage loans in loan group
                                 1 or 81.2% and 62 mortgage loans in loan group
                                 2 or 95.8%), permit the borrower, under certain
                                 conditions, to substitute United States
                                 government obligations as collateral for the
                                 related mortgage loans (or a portion thereof)
                                 following their respective lock-out or yield
                                 maintenance periods. Upon substitution, the
                                 related mortgaged property (or, in the case of
                                 a mortgage loan secured by multiple mortgaged
                                 properties, one or more of such mortgaged
                                 properties) will no longer secure the related
                                 mortgage loan. The payments on the defeasance
                                 collateral are required to be at least equal to
                                 an amount sufficient to make, when due, all
                                 payments on the related mortgage loan or
                                 allocated to the related mortgaged property;
                                 provided that in the case of certain mortgage
                                 loans, these defeasance payments may cease at
                                 the beginning of the open prepayment period
                                 with respect to that mortgage loan, and the
                                 final payment on the defeasance collateral on
                                 such early prepayment date would fully prepay
                                 the mortgage loan. Defeasance may not occur
                                 prior to the second anniversary of the issuance
                                 of the certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.
TWENTY LARGEST
 MORTGAGE LOANS................  The following table describes certain characteristics of the twenty largest mortgage
                                 loans or groups of cross-collateralized
                                 mortgage loans in the trust fund by aggregate
                                 principal balance as of the cut-off date. With
                                 respect to the loans referred to as the NGP
                                 Rubicon GSA Pool mortgage loan and the 1000 &
                                 1100 Wilson mortgage loan in the immediately
                                 following table, the loan balance per square
                                 foot, the debt service coverage ratio and the
                                 loan-to-value ratio set forth in such table, in
                                 each case, are based on the aggregate combined
                                 principal balance or combined debt service, as
                                 the case may be, of each of the NGP Rubicon GSA
                                 Pool mortgage loan and the 1000 & 1100 Wilson
                                 mortgage loan, as the case may be, and the
                                 related pari passu companion loan. No companion
                                 loan is included in the trust fund.

                                      S-42

                                                                                        % OF
                                     NUMBER OF                                       APPLICABLE
                                     MORTGAGE                                % OF     CUT-OFF
                                      LOANS/                               CUT-OFF      DATE
                         MORTGAGE    NUMBER OF               CUT-OFF         DATE       LOAN
                           LOAN      MORTGAGED    LOAN         DATE          POOL      GROUP
       LOAN NAME          SELLER    PROPERTIES   GROUP      BALANCE(1)     BALANCE    BALANCE
----------------------- ---------- ------------ ------- ----------------- --------- -----------

85 Tenth Avenue ....... Wachovia         1/1       1    $  200,000,000        6.1%      6.9%
NGP Rubicon GSA
 Pool ................. Artesia         1/14       1       194,500,000        5.9       6.7%
1000 & 1100 Wilson..... Wachovia         1/1       1       182,500,000        5.6       6.3%
Abbey Pool ............ Wachovia        1/20       1       142,625,000        4.4       4.9%
Metropolitan
 Square ............... Wachovia         1/1       1       125,500,000        3.8       4.4%
Extra Space Self
 Storage Portfolio
 #5 ................... Wachovia       23/23       1       112,000,000        3.4       3.9%
San Felipe Plaza ...... Nomura           1/1       1       101,500,000        3.1       3.5%
Extra Space
 Teamsters Pool ....... Wachovia        1/28       1        93,300,000        2.8       3.2%
180 Madison
 Avenue ............... Wachovia         1/1       1        75,000,000        2.3       2.6%
2500 City West ........ Nomura           1/1       1        70,000,000        2.1       2.4%
                                       -----            --------------       ----
                                       32/91            $1,296,925,000       39.6%
                                       =====            ==============       ====
Bryan Tower ........... Wachovia         1/1       1    $   69,000,000        2.1%      2.4%
6116 Executive
 Boulevard ............ Wachovia         1/1       1        65,188,000        2.0       2.3%
Fath Portfolio ........ Nomura           7/7       2        63,516,000        1.9      16.2%
Crossings at Corona
 - Phase III(3) ....... Nomura           1/1       1        62,000,000        1.9       2.1%
Hilton Garden Inn -
 Washington, DC........ Wachovia         1/1       1        61,000,000        1.9       2.1%
1370 Broadway ......... Wachovia         1/1       1        60,000,000        1.8       2.1%
Extra Space VRS
 Pool ................. Wachovia        1/22       1        52,100,000        1.6       1.8%
City Place Retail
 Center ............... Wachovia         1/1       1        51,000,000        1.6       1.8%
110 North Wacker
 Drive ................ Wachovia         1/1       1        48,000,000        1.5       1.7%
Park Place II ......... Wachovia         1/1       1        44,687,500        1.4       1.5%
                                       -----            --------------       ----
                                       16/37            $  576,491,500       17.6%
                                       -----            --------------       ----
                                      48/128            $1,873,416,500       57.2%
                                      ======            ==============       ====

                                                 LOAN                 CUT-OFF
                                             BALANCE PER               DATE      LTV RATIO
                              PROPERTY         SF/UNIT/                 LTV     AT MATURITY    MORTGAGE
       LOAN NAME                TYPE           ROOM(2)     DSCR(2)   RATIO(2)    OR ARD(2)       RATE
----------------------- ------------------- ------------- --------- ---------- ------------- -----------

85 Tenth Avenue ....... Office - CBD          $     334     1.44x      68.0%       68.0%        5.260%
NGP Rubicon GSA
 Pool ................. Various               $     130     1.27x      79.9%       74.2%        5.460%
1000 & 1100 Wilson..... Office - Suburban     $     341     1.48x      73.9%       73.9%        4.970%
Abbey Pool ............ Various               $      83     1.33x      74.7%       69.1%        5.190%
Metropolitan
 Square ............... Office - CBD          $     127     1.45x      74.9%       71.1%        5.320%
Extra Space Self
 Storage Portfolio
 #5 ................... Self Storage          $      68     1.27x      74.5%       69.0%        5.285%
San Felipe Plaza ...... Office - Suburban     $     106     1.82x      69.0%       69.0%        5.280%
Extra Space
 Teamsters Pool ....... Self Storage          $      47     3.04x      48.1%       48.1%        4.755%
180 Madison
 Avenue ............... Office - CBD          $     297     1.20x      79.8%       71.3%        5.480%
2500 City West ........ Office - Suburban     $     122     1.64x      72.9%       72.9%        5.280%
                                                            1.54X      72.2%       69.4%        5.228%

Bryan Tower ........... Office - CBD          $      61     1.47x      74.8%       69.1%        5.110%
6116 Executive
 Boulevard ............ Office - Suburban     $     315     1.20x      79.7%       62.7%        5.320%
                        Multifamily -
Fath Portfolio ........ Conventional          $  32,673     1.28x      77.6%       71.7%        5.200%
Crossings at Corona
 - Phase III(3) ....... Retail - Anchored     $     276     1.29x      80.0%       70.7%        5.020%
Hilton Garden Inn -     Hospitality - Full
 Washington, DC........ Service               $ 203,333     1.35x      69.9%       62.6%        5.450%
1370 Broadway ......... Office - CBD          $     240     1.20x      80.0%       71.4%        5.400%
Extra Space VRS
 Pool ................. Self Storage          $      38     3.76x      34.7%       34.7%        4.755%
City Place Retail
 Center ............... Retail - Anchored     $     149     1.59x      69.0%       69.0%        4.920%
110 North Wacker
 Drive ................ Office - CBD          $     212     1.52x      74.7%       68.8%        5.000%
Park Place II ......... Retail - Anchored     $     176     1.67x      64.8%       64.8%        5.330%
                                                            1.60X      71.3%       64.9%        5.159%
                                                            1.55X      71.9%       68.0%        5.207%

----------

(1)   In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)   The NGP Rubicon GSA Pool mortgage loan and the 1000 & 1100 Wilson mortgage loan are both part of a split loan structure containing a pari passu companion loan that is not included in the trust fund. With respect to these mortgage loans, unless otherwise specified, the calculations of
      LTV ratios, DSC ratios and loan balance per square foot/unit/room are based on the aggregate indebtedness of or debt service on, as applicable, both of these mortgage loans together with the pari passu companion loan.

(3)   With respect to the Crossing at Corona - Phase III mortgage loan, the DSC ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a
      "stabilized" basis that are consistent with the respective criteria set forth in the related mortgage loan documents required to obtain a release of certain escrows.

                                 For more information on the twenty largest
                                 mortgage loans in the trust fund, see
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

CO-LENDER LOANS...............   Eleven (11) mortgage loans to be included in
                                 the trust fund, representing approximately
                                 24.5% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date
                                 (27.8% of loan group 1), are, in each case,
                                 evidenced by one of two notes which are secured
                                 by a single mortgaged real property. Two (2) of
                                 such mortgage loans, loan numbers 2 and 3 (the
                                 NGP Rubicon GSA Pool mortgage loan and the 1000
                                 & 1100 Wilson mortgage loan) are both part of a
                                 split

                                      S-43

                                 loan structure where each companion loan that
                                 is part of the related split loan structure is
                                 pari passu in right of entitlement to payment
                                 with the related mortgage loan. The remaining
                                 co-lender loans (loan numbers 5, 6, 9, 10, 35,
                                 41, 64, 68 and 97) are part of split loan
                                 structures in which the related companion
                                 loans are subordinate to the related mortgage
                                 loans. In each case, the companion loan(s)
                                 will not be part of the trust fund. Each of
                                 these mortgage loans and its related companion
                                 loan is subject to intercreditor agreements.

                                 The intercreditor agreement for each of the
                                 NGP Rubicon GSA Pool mortgage loan and the
                                 1000 & 1100 Wilson mortgage loan generally
                                 allocates collections in respect of such
                                 mortgage loans to the related mortgage loan
                                 and the related pari passu companion loan, on
                                 a pro rata basis. The intercreditor agreements
                                 with respect to each of the remaining mortgage
                                 loans that are part of split loan structures
                                 that include subordinate companion loans
                                 generally allocate collections in respect of
                                 each such mortgage loan, first, to the related
                                 mortgage loan, and second, to the related
                                 subordinate companion loan. No companion loan
                                 is included in the trust fund. The master
                                 servicer and special servicer will service and
                                 administer each of these mortgage loans and
                                 their related companion loans (other than the
                                 NGP Rubicon GSA Pool mortgage loan and the
                                 1000 & 1100 Wilson mortgage loan and their
                                 related companion loans), pursuant to the
                                 pooling and servicing agreement and the
                                 related intercreditor agreement, for so long
                                 as the related mortgage loan is part of the
                                 trust fund. The NGP Rubicon GSA Pool mortgage
                                 loan and the 1000 & 1100 Wilson mortgage loan
                                 and their related companion loans will be
                                 serviced under the pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the Wachovia Bank Commercial
                                 Mortgage Trust, Commercial Mortgage Pass
                                 Through Certificates, Series 2005-C20. The
                                 master servicer under the 2005-C20 pooling and
                                 servicing agreement is Wachovia Bank, National
                                 Association and the special servicer under the
                                 2005-C20 pooling and servicing agreement is
                                 CWCapital Asset Management LLC. Although many
                                 pooling and servicing agreements relating to
                                 rated commercial mortgage-backed securities
                                 have similar servicing provisions, the terms
                                 of the 2005-C20 pooling and servicing
                                 agreement may differ in certain respects from
                                 the terms of the pooling and servicing
                                 agreement for this transaction. See "SERVICING
                                 OF THE MORTGAGE LOANS--Servicing of the NGP
                                 Rubicon GSA Pool Loan and the 1000 & 1100
                                 Wilson Loan" in this prospectus supplement.

                                 Amounts attributable to any companion loan
                                 will not be assets of the trust fund, and will
                                 be beneficially owned by the holder of such
                                 companion loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement.

                                      S-44

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement
                                 for a description of certain rights of the
                                 holders of these companion loans to direct or
                                 consent to the servicing of the related
                                 mortgage loans.

                                 In addition to the mortgage loans described
                                 above, certain of the mortgaged properties or
                                 the equity interests in the related borrowers
                                 are subject to, or are permitted to become
                                 subject to, additional debt. In certain cases,
                                 this additional debt is secured by the related
                                 mortgaged properties. See "RISK
                                 FACTORS--Additional Debt on Some Mortgage
                                 Loans Creates Additional Risks" in this
                                 prospectus supplement.

                                      S-45

                                  RISK FACTORS

     o    You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision.
          Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o    The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o    This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o    If any of the following risks are realized, your investment could be materially and adversely affected.

                           THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
 AVAILABLE TO PAY YOU..........  Neither the offered certificates nor the mortgage loans will be guaranteed or insured by
                                 us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. If the assets of the trust
                                 fund, primarily the mortgage loans (and, in the
                                 case of the Class A-2PFL and Class A-MFL
                                 certificates, the related swap contracts), are
                                 insufficient to make payments on the offered
                                 certificates, no other assets will be available
                                 for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the
                                 accompanying prospectus.

PREPAYMENTS WILL AFFECT
 YOUR YIELD....................  Prepayments. The yield to maturity on the offered certificates will depend on the rate
                                 and timing of principal payments (including
                                 both voluntary prepayments, in the case of
                                 mortgage loans that permit voluntary
                                 prepayment, and involuntary prepayments, such
                                 as prepayments resulting from casualty or
                                 condemnation, defaults, liquidations or
                                 repurchases for breaches of representations or
                                 warranties or other sales of defaulted mortgage
                                 loans which, in either case, may not require
                                 any accompanying prepayment premium or yield
                                 maintenance charge) on the mortgage loans
                                 included in the trust fund and how such
                                 payments are allocated among the offered
                                 certificates entitled to distributions of
                                 principal.

                                 In addition, upon the occurrence of certain
                                 limited events, a party may be required or
                                 permitted to repurchase or purchase a mortgage
                                 loan from the trust fund and the money paid
                                 would be passed through to the holders of the
                                 certificates with the same effect as if such
                                 mortgage loan had been prepaid in full (except
                                 that no prepayment premium or yield
                                 maintenance charge would be payable with
                                 respect to a purchase or repurchase). In
                                 addition, certain mortgage loans may permit
                                 prepayment without an accompanying prepayment
                                 premium or yield maintenance charge if the

                                      S-46

                                 mortgagee elects to apply casualty or
                                 condemnation proceeds to the mortgage loan. We
                                 cannot make any representation as to the
                                 anticipated rate of prepayments (voluntary or
                                 involuntary) on the mortgage loans or as to
                                 the anticipated yield to maturity of any
                                 certificate.

                                 In addition, because the amount of principal
                                 that will be distributed to the Class A-1,
                                 Class A-2C, Class A-3, Class A-PB, Class A-4
                                 and Class A-1A certificates and the Class
                                 A-2PFL regular interest will generally be
                                 based upon the particular loan group in which
                                 the related mortgage loan is deemed to be a
                                 part, the yield on the Class A-1, Class A-2C,
                                 Class A-3, Class A-PB and Class A-4
                                 certificates and the Class A-2PFL regular
                                 interest will be particularly sensitive to
                                 prepayments on mortgage loans in loan group 1
                                 and the yield on the Class A-1A certificates
                                 will be particularly sensitive to prepayments
                                 on mortgage loans in loan group 2.

                                 In addition, the yield on the Class A-2C
                                 certificates will be particularly sensitive to
                                 prepayments on the mortgage loans since any
                                 such payments that would otherwise be
                                 allocated to the Class A-2PFL regular interest
                                 prior to the distribution date in June 2010
                                 will be applied first to the Class A-2C
                                 certificates until the Class A-2C certificate
                                 balance is reduced to zero and only then to
                                 the Class A-2PFL regular interest.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Yield. In general, if you purchase an offered
                                 certificate at a premium and principal
                                 distributions on that offered certificate
                                 occur at a rate faster than you anticipated at
                                 the time of purchase, and no prepayment
                                 premiums or yield maintenance charges are
                                 collected, your actual yield to maturity may
                                 be lower than you had predicted at the time of
                                 purchase. Conversely, if you purchase an
                                 offered certificate at a discount and
                                 principal distributions on that offered
                                 certificate occur at a rate slower than you
                                 anticipated at the time of purchase, your
                                 actual yield to maturity may be lower than you
                                 had predicted at the time of purchase.

                                 The yield on the Class A-4, Class A-1A, Class
                                 A-MFX, Class A-J, Class B, Class C and Class D
                                 certificates could be adversely affected if
                                 mortgage loans with higher mortgage interest
                                 rates pay faster than mortgage loans with
                                 lower mortgage interest rates, since those
                                 classes bear interest at a rate equal to,
                                 based upon or limited by the weighted average
                                 net mortgage rate of the mortgage loans.

                                 In addition, because there can be no
                                 assurances with respect to losses, prepayments
                                 and performance of the mortgage loans, there
                                 can be no assurance that distributions of
                                 principal on the Class A-PB certificates will
                                 be made in conformity with the schedule
                                 attached on Annex D to this prospectus
                                 supplement.

                                      S-47

                                 Interest Rate Environment. Mortgagors
                                 generally are less likely to prepay if
                                 prevailing interest rates are at or above the
                                 rates borne by their mortgage loans. On the
                                 other hand, mortgagors are generally more
                                 likely to prepay if prevailing interest rates
                                 fall significantly below the mortgage interest
                                 rates of their mortgage loans. Mortgagors are
                                 generally less likely to prepay mortgage loans
                                 with a lockout period, yield maintenance
                                 charge or prepayment premium provision, to the
                                 extent enforceable, than similar mortgage
                                 loans without such provisions, with shorter
                                 lockout periods or with lower yield
                                 maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the
                                 origination of some of the mortgage loans, the
                                 related borrowers were required to escrow
                                 funds or post a letter of credit related to
                                 obtaining certain performance objectives. In
                                 general, such funds will be released to the
                                 related borrower upon the satisfaction of
                                 certain conditions. If the conditions are not
                                 satisfied, although the master servicer will
                                 be directed in the pooling and servicing
                                 agreement (in accordance with the servicing
                                 standard) to hold the escrows, letters of
                                 credit or proceeds of such letters of credit
                                 as additional collateral and not use the funds
                                 to reduce the principal balance of the related
                                 mortgage loan, in the event such funds are
                                 required to be used to reduce the principal
                                 balance of such mortgage loans, such amounts
                                 will be passed through to the holders of the
                                 certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment
                                 premiums and yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law, and may constitute
                                 interest for usury purposes. Accordingly, we
                                 cannot provide assurance that the obligation
                                 to pay that premium or charge will be
                                 enforceable or, if enforceable, that the
                                 foreclosure proceeds will be sufficient to pay
                                 such prepayment premium or yield maintenance
                                 charge. Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 are not intended to be, and do not have the
                                 same effect on the certificateholders as a
                                 prepayment, we cannot provide assurance that a
                                 court would not interpret such provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge and possibly determine that
                                 such provisions are unenforceable or usurious
                                 under applicable law. Prepayment premiums and
                                 yield maintenance charges are generally not
                                 charged for prepayments resulting from
                                 casualty or condemnation and would not be paid
                                 in connection with repurchases of mortgage
                                 loans for breaches of representations or
                                 warranties or a material document defect. No
                                 prepayment premium or yield maintenance charge
                                 will be required for prepayments in connection
                                 with a casualty or condemnation unless, in the
                                 case of certain of the mortgage loans, an
                                 event of default has occurred and is
                                 continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans
                                 included in the trust

                                      S-48

                                 fund or in a particular group will occur at
                                 different rates. In addition, mortgaged
                                 properties can be released from the trust fund
                                 as a result of prepayments, defeasance,
                                 repurchases, casualties or condemnations. As a
                                 result, the aggregate balance of the mortgage
                                 loans concentrated in various property types
                                 in the trust fund or in a particular loan
                                 group changes over time. You therefore may be
                                 exposed to varying concentration risks as the
                                 mixture of property types and relative
                                 principal balance of the mortgage loans
                                 associated with certain property types
                                 changes. See the table entitled "Range of
                                 Remaining Terms to Maturity or Anticipated
                                 Repayment Date for all Mortgage Loans as of
                                 the Cut-Off Date" under "DESCRIPTION OF THE
                                 MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 a description of the respective maturity dates
                                 of the mortgage loans included in the trust
                                 fund and in each loan group. Because principal
                                 on the certificates (other than the Class X-C,
                                 Class X-P, Class Z, Class R-I and Class R-II
                                 certificates) is payable in sequential order
                                 to the extent described under "DESCRIPTION OF
                                 THE CERTIFICATES--Distributions" in this
                                 prospectus supplement, classes that have a
                                 lower priority of distributions are more
                                 likely to be exposed to the risk of changing
                                 concentrations discussed under "--Special
                                 Risks Associated With High Balance Mortgage
                                 Loans" below than classes with a higher
                                 sequential priority.

OPTIONAL EARLY TERMINATION
 OF THE TRUST FUND MAY
 RESULT IN AN ADVERSE IMPACT
 ON YOUR YIELD OR MAY RESULT
 IN A LOSS....................   The offered certificates will be subject to
                                 optional early termination by means of the
                                 purchase of the mortgage loans in the trust
                                 fund. We cannot assure you that the proceeds
                                 from a sale of the mortgage loans will be
                                 sufficient to distribute the outstanding
                                 certificate balance plus accrued interest and
                                 any undistributed shortfalls in interest
                                 accrued on the certificates that are subject to
                                 the termination. Accordingly, the holders of
                                 offered certificates affected by such a
                                 termination may suffer an adverse impact on the
                                 overall yield on their certificates, may
                                 experience repayment of their investment at an
                                 unpredictable and inopportune time or may even
                                 incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination"
                                 in this prospectus supplement.

SENSITIVITY TO LIBOR AND YIELD
 CONSIDERATIONS...............   The yield to investors in the Class A-2PFL
                                 and Class A-MFL certificates will be highly
                                 sensitive to changes in the level of LIBOR.
                                 Investors in the Class A-2PFL and Class A-MFL
                                 certificates should consider the risk that
                                 lower than anticipated levels of LIBOR could
                                 result in actual yields that are lower than
                                 anticipated yields on the Class A-2PFL and
                                 Class A-MFL certificates.

                                      S-49

                                 In addition, because interest payments on the
                                 Class A-2PFL and Class A-MFL certificates may
                                 be reduced or the pass-through rate may
                                 convert to a fixed rate, subject, only in the
                                 case of the Class A-MFL Certificates, to a
                                 maximum pass-through rate equal to the
                                 weighted average of the net interest rates on
                                 the mortgage loans, in connection with certain
                                 events discussed in this prospectus
                                 supplement, the yield to investors in the
                                 Class A-2PFL and Class A-MFL certificates
                                 under such circumstances may not be as high as
                                 that offered by other LIBOR based investments
                                 that are not subject to such interest rate
                                 restrictions.

                                 In general, the earlier a change in the level
                                 of LIBOR, the greater the effect on the yield
                                 to maturity to an investor in the Class A-2PFL
                                 and Class A-MFL certificates. As a result, the
                                 effect on such investor's yield to maturity of
                                 a level of LIBOR that is higher (or lower)
                                 than the rate anticipated by such investor
                                 during the period immediately following the
                                 issuance of the Class A-2PFL and Class A-MFL
                                 certificates is not likely to be offset by a
                                 subsequent like reduction (or increase) in the
                                 level of LIBOR. The failure by the related
                                 swap counterparty in its obligation to make
                                 payments under the related swap contract, the
                                 conversion to a fixed rate that is below the
                                 rate that would otherwise be payable at the
                                 floating rate and/or the reduction of interest
                                 payments resulting from payment of interest to
                                 the Class A-2PFL and Class A-MFL regular
                                 interests based on a pass-through rate below
                                    % per annum and    % per annum (subject to
                                 a maximum pass-through rate equal to the
                                 weighted average net mortgage rate, calculated
                                 as described in this prospectus supplement for
                                 the related date), respectively, would have
                                 such a negative impact. There can be no
                                 assurance that a default by the related swap
                                 counterparty and/or the conversion of the
                                 pass-through rate from a rate based on LIBOR
                                 to a fixed rate would not adversely affect the
                                 amount and timing of distributions to the
                                 holders of the Class A-2PFL and Class A-MFL
                                 certificates, as applicable. See "YIELD AND
                                 MATURITY CONSIDERATIONS" in this prospectus
                                 supplement.

RISKS RELATING TO THE
 SWAP CONTRACTS................  The trust fund will have the benefit of two swap contracts issued by Wachovia Bank,
                                 National Association relating to the Class
                                 A-2PFL and Class A-MFL certificates. Because
                                 both the Class A-2PFL and the Class A-MFL
                                 regular interests accrue interest at a fixed
                                 rate of interest, the ability of the holders of
                                 each of the Class A-2PFL and Class A-MFL
                                 certificates to obtain the payment of interest
                                 at the designated pass-through rate (which
                                 payment of interest may be reduced in certain
                                 circumstances as described in this prospectus
                                 supplement) will depend on payment by the swap
                                 counterparty pursuant to the related swap
                                 contract. See "DESCRIPTION OF THE SWAP
                                 CONTRACTS--The Class A-2PFL and the Class A-MFL
                                 Swap Counterparty" in this prospectus
                                 supplement.

                                      S-50

                                 If the related swap counterparty's long term
                                 ratings fall below the ratings levels set
                                 forth in the related swap contract by any
                                 rating agency, the related swap counterparty
                                 will be required to post collateral or find a
                                 replacement swap counterparty that would not
                                 cause another rating agency trigger event. In
                                 the event that the related swap counterparty
                                 fails to either post acceptable collateral or
                                 find an acceptable replacement swap
                                 counterparty after such a trigger event, the
                                 trustee will be required to take such actions
                                 (following the expiration of any applicable
                                 grace period), unless otherwise directed in
                                 writing by the holders of 25% of the Class
                                 A-2PFL certificates or the Class A-MFL
                                 certificates, as applicable, to enforce the
                                 rights of the trust fund under the applicable
                                 swap contract as may be permitted by the terms
                                 of the applicable swap contract and use any
                                 termination payments received from the related
                                 swap counterparty to enter into a replacement
                                 swap contract on substantially similar terms.
                                 If the costs attributable to entering into a
                                 replacement swap contract would exceed the net
                                 proceeds of the liquidation of the applicable
                                 swap contract, a replacement swap contract
                                 will not be entered into and any such proceeds
                                 will instead be distributed to the holders of
                                 the Class A-2PFL certificates or the Class
                                 A-MFL certificates, as the case may be. There
                                 can be no assurance that the applicable swap
                                 counterparty will maintain its current ratings
                                 or have sufficient assets or otherwise be able
                                 to fulfill its obligations under the related
                                 swap contract.

                                 During the occurrence of a continuing payment
                                 default with respect to the applicable swap
                                 counterparty or if the applicable swap
                                 contract is terminated and no replacement swap
                                 counterparty is found, the Class A-2PFL
                                 certificates or the Class A-MFL certificate
                                 pass-through rate will convert to the fixed
                                 interest rate. Any such conversion to a fixed
                                 rate might result in a temporary delay of
                                 payment of the distributions to the holders of
                                 the Class A-2PFL certificates or the Class
                                 A-MFL certificates, as applicable, if notice
                                 of the resulting change in payment terms of
                                 the certificates is not given to the
                                 Depository Trust Corporation within the time
                                 frame in advance of the distribution date that
                                 Depository Trust Corporation requires to
                                 modify the payment.

                                 If the costs attributable to entering into a
                                 replacement swap contract would exceed the net
                                 proceeds of the liquidation of the applicable
                                 swap contract, then a replacement swap
                                 contract will not be entered into and any such
                                 proceeds will instead be distributed to the
                                 holders of the Class A-2PFL certificates or
                                 the Class A-MFL certificates, as applicable.
                                 There can be no assurance that the applicable
                                 swap counterparty will maintain the required
                                 ratings or have sufficient assets or otherwise
                                 be able to fulfill its obligations under the
                                 related swap contract, and there can be no
                                 assurance that any termination payments
                                 payable by the applicable swap counterparty
                                 will be sufficient for the trustee to engage a
                                 replacement swap counterparty. In addition, a

                                      S-51

                                 termination fee may not be payable by the
                                 applicable swap counterparty in connection
                                 with certain termination events.

                                 In addition, the trustee will not be obligated
                                 to undertake any enforcement action with
                                 respect to the related swap contract unless it
                                 has received from the Class A-2PFL
                                 certificateholders or the Class A-MFL
                                 certificateholders, as the case may be, an
                                 indemnity satisfactory to the trustee with
                                 respect to the costs, expenses and liabilities
                                 associated with enforcing the rights of the
                                 trust fund under the related swap contract. No
                                 such costs, expenses and/or liabilities will
                                 be payable out of the trust fund.

                                 In addition, if the funds allocated to payment
                                 of interest distributions on the Class A-2PFL
                                 regular interest or the Class A-MFL regular
                                 interest are insufficient to make all required
                                 interest payments on the Class A-2PFL regular
                                 interest or the Class A-MFL regular interest,
                                 as applicable, the amount paid to the related
                                 swap counterparty will be reduced and interest
                                 paid by the related swap counterparty under
                                 the applicable swap contract will be reduced,
                                 on a dollar for dollar basis, by an amount
                                 equal to the difference between the amount
                                 actually paid to the related swap counterparty
                                 and the amount that would have been paid if
                                 the funds allocated to payment of interest
                                 distributions on the corresponding regular
                                 interest had been sufficient to make all
                                 required interest payments on that regular
                                 interest. As a result, the holders of the
                                 Class A-2PFL certificates and/or the Class
                                 A-MFL certificates may experience an interest
                                 shortfall. See "DESCRIPTION OF THE SWAP
                                 CONTRACTS" in this prospectus supplement.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of
                                 the offered certificates, the rate of principal
                                 payments on the offered certificates and the
                                 weighted average life of the offered
                                 certificates will be affected by the rate and
                                 timing of delinquencies and defaults on the
                                 mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in
                                 the trust fund, if the delinquent amounts are
                                 not advanced, may result in shortfalls in
                                 distributions of interest and/or principal to
                                 the offered certificates for the current month.
                                 Any late payments received on or in respect of
                                 the mortgage loans will be distributed to the
                                 certificates in the priorities described more
                                 fully in this prospectus supplement, but no
                                 interest will accrue on such shortfall during
                                 the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based
                                 on an assumed default rate and an assumed
                                 amount of losses on the mortgage pool that are
                                 lower than the default rate and the amount of
                                 losses actually experienced, and if such
                                 losses are allocated to your class of
                                 certificates, your actual yield to maturity
                                 will be lower than the yield so calculated and
                                 could, under certain

                                      S-52

                                 scenarios, be negative. The timing of any loss
                                 on a liquidated mortgage loan also will affect
                                 the actual yield to maturity of the offered
                                 certificates to which all or a portion of such
                                 loss is allocable, even if the rate of
                                 defaults and severity of losses are consistent
                                 with your expectations. In general, the
                                 earlier you bear a loss, the greater the
                                 effect on your yield to maturity. See "YIELD
                                 AND MATURITY CONSIDERATIONS" in this
                                 prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

                                 Even if losses on the mortgage loans included
                                 in the trust fund are allocated to a
                                 particular class of offered certificates, such
                                 losses may affect the weighted average life
                                 and yield to maturity of other certificates.
                                 Losses on the mortgage loans, to the extent
                                 not allocated to such class of offered
                                 certificates, may result in a higher
                                 percentage ownership interest evidenced by
                                 such certificates than would otherwise have
                                 resulted absent such loss. The consequent
                                 effect on the weighted average life and yield
                                 to maturity of the offered certificates will
                                 depend upon the characteristics of the
                                 remaining mortgage loans.
ADDITIONAL COMPENSATION AND
 CERTAIN REIMBURSEMENTS TO
 THE SERVICER WILL AFFECT
 YOUR RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to receive interest on unreimbursed
                                 advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the special
                                 servicer or the trustee to receive such
                                 payments of interest is senior to the rights of
                                 certificateholders to receive distributions on
                                 the certificates and, consequently, may result
                                 in additional trust fund expenses being
                                 allocated to the offered certificates that
                                 would not have resulted absent the accrual of
                                 such interest. In addition, the special
                                 servicer will receive a fee with respect to
                                 each specially serviced mortgage loan and any
                                 collections thereon, including specially
                                 serviced mortgage loans which have been
                                 returned to performing status. This will result
                                 in shortfalls which will be allocated to the
                                 offered certificates. The foregoing concerns
                                 also apply to the NGP Rubicon GSA Pool mortgage
                                 loan and the 1000 & 1100 Wilson mortgage loan
                                 which are serviced under the 2005-C20 pooling
                                 and servicing agreement. That agreement
                                 likewise provides for interest on advances and
                                 special servicing compensation.

SUBORDINATION OF SUBORDINATE
 OFFERED CERTIFICATES.........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2PFL, Class A-2C, Class A-3, Class A-PB,
                                 Class, A-4, Class A-1A, Class X-C or Class X-P
                                 certificates, your rights to receive
                                 distributions of amounts collected or advanced
                                 on or in respect of the mortgage loans will be
                                 subordinated to those of the holders of the
                                 offered certificates with an earlier payment
                                 priority.

                                      S-53

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFI-CATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this
                                 prospectus supplement.

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISKS.... You and other certificateholders generally do not have a right to vote and do not have the
                                 right to make decisions with respect to the
                                 administration of the trust fund. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in
                                 this prospectus supplement. Those decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee or the special
                                 servicer, as applicable. Any decision made by
                                 one of those parties in respect of the trust
                                 fund, even if that decision is determined to be
                                 in your best interests by that party, may be
                                 contrary to the decision that you or other
                                 certificateholders would have made and may
                                 negatively affect your interests.

                                 Under certain circumstances, the consent or
                                 approval of less than all certificateholders
                                 will be required to take, and will bind all
                                 certificateholders to, certain actions
                                 relating to the trust fund. The interests of
                                 those certificateholders may be in conflict
                                 with those of the other certificateholders.
                                 For example, certificateholders of certain
                                 classes that are subordinate in right of
                                 payment may direct the actions of the special
                                 servicer with respect to troubled mortgage
                                 loans and related mortgaged properties. In
                                 certain circumstances, the holder of a
                                 companion loan, mezzanine loan or subordinate
                                 debt may direct the actions of the special
                                 servicer with respect to the related mortgage
                                 loan and the holder of a companion loan,
                                 mezzanine loan or subordinate debt will have
                                 certain consent rights relating to foreclosure
                                 or modification of the related loans. The
                                 interests of such holder of a companion loan,
                                 mezzanine loan or subordinate debt may be in
                                 conflict with those of the certificateholders.

                                 Eleven (11) of the mortgage loans,
                                 representing 24.5% of the mortgage pool (27.8%
                                 of loan group 1), are each one of a pair of
                                 loans evidenced by multiple promissory notes.
                                 With respect to 2 of these mortgage loans,
                                 representing 11.5% of the mortgage pool (13.1%
                                 of loan group 1), each related mortgage loan
                                 is evidenced by a promissory note that is pari
                                 passu in right of payment. The trust fund
                                 includes only one of the pari passu notes.
                                 With respect to 9 of these mortgage loans,
                                 representing 13.0% of the mortgage pool (14.7%
                                 of loan group 1), the related mortgage loans
                                 are evidenced by one promissory note that is
                                 subordinate in right of payment to the other
                                 promissory note. In the case of the NGP
                                 Rubicon GSA Pool whole loan and the 1000 &
                                 1100 Wilson whole loan, the respective pari
                                 passu companion note or notes is included in
                                 the trust fund created in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C20 commercial mortgage
                                 securitization. Although the 2005-C20

                                      S-54

                                 pooling and servicing agreement provides for
                                 servicing arrangements consistent with a rated
                                 commercial mortgage securitization, such
                                 servicing arrangements are not identical to
                                 the servicing arrangements for the other
                                 mortgage loans backing the offered
                                 certificates and there may be material
                                 differences. The holders of the offered
                                 certificates will have limited ability to
                                 control the servicing of the NGP Rubicon GSA
                                 Pool mortgage loan and the 1000 & 1100 Wilson
                                 mortgage loan and will have limited or no
                                 rights with respect to events of default on
                                 the part of the 2005-C20 servicers. In each
                                 case, the trust fund does not include the
                                 subordinate companion note. In each case where
                                 the related mortgage loans are evidenced by
                                 one promissory note that is subordinate in
                                 right of payment to the other promissory note,
                                 the holders of the subordinate companion loans
                                 and/or the pari passu companion loans (or, if
                                 applicable, the holders of beneficial
                                 interests in the pari passu companion loans
                                 and/or the subordinate companion loans) have
                                 certain control, consultation and/or consent
                                 rights with respect to the servicing and/or
                                 administration of these loans. In addition,
                                 such holders of the pari passu companion notes
                                 or the subordinate companion loans (or, if
                                 applicable, the holders of beneficial
                                 interests in the pari passu companion loans or
                                 the subordinate companion loans) may have been
                                 granted various rights and powers pursuant to
                                 the related intercreditor agreement or other
                                 similar agreement, including cure rights and
                                 purchase options with respect to the related
                                 mortgage loans. In some cases, the foregoing
                                 rights and powers may be assignable or may be
                                 exercised through a representative or
                                 designee. Accordingly, these rights may
                                 potentially conflict with the interests of the
                                 certificateholders.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and
                                 servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this
                                 prospectus supplement and "DESCRIPTION OF THE
                                 CERTIFICATES--Voting Rights" in this
                                 prospectus supplement and the accompanying
                                 prospectus.

LIQUIDITY FOR CERTIFICATES
 MAY BE LIMITED................  There is currently no secondary market for the offered certificates. While each
                                 underwriter has advised us that it intends to
                                 make a secondary market in one or more classes
                                 of the offered certificates, none of them are
                                 under any obligation to do so. No secondary
                                 market for your certificates may develop. If a
                                 secondary market does develop, there can be no
                                 assurance that it will be available for the
                                 offered certificates or, if it is available,
                                 that it will provide holders of the offered
                                 certificates with liquidity of investment or
                                 continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial
                                 decrease in the market value of your
                                 certificates. Your certificates will not be
                                 listed on any securities exchange

                                      S-55

                                 or traded in any automated quotation system of
                                 any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the
                                 nominee for the Depository Trust Company, and
                                 will not be registered in your name. As a
                                 result, you will not be recognized as a
                                 certificateholder, or holder of record of your
                                 certificates.

POTENTIAL CONFLICTS
 OF INTEREST...................  The master servicer is an affiliate of the depositor, an affiliate of one of the
                                 underwriters, one of the mortgage loan sellers,
                                 the Class A-2PFL swap counterparty and the
                                 Class A-MFL swap counterparty. In addition,
                                 Wachovia Bank, National Association is also the
                                 master servicer under the pooling and servicing
                                 agreement executed in connection with the
                                 Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2005-C20 commercial mortgage
                                 securitization under which the NGP Rubicon GSA
                                 Pool mortgage loan and the 1000 & 1100 Wilson
                                 mortgage loan are being serviced. These
                                 affiliations could cause conflicts with the
                                 master servicer's duties to the trust fund
                                 under the pooling and servicing agreement.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard described in this prospectus
                                 supplement without regard to an affiliation
                                 with any other party to the pooling and
                                 servicing agreement. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association, which is
                                 the master servicer, or one of its affiliates,
                                 is also the initial holder of certain
                                 companion loans with respect to 2 mortgage
                                 loans, the Metropolitan Square mortgage loan,
                                 representing 3.8% of the mortgage pool (4.4%
                                 of loan group 1) and the Bryan Tower mortgage
                                 loan, representing 2.1% of the mortgage pool
                                 (2.4% of loan group 1). See "DESCRIPTION OF
                                 THE MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement. This could cause a
                                 conflict between Wachovia Bank, National
                                 Association's duties to the trust fund under
                                 the pooling and servicing agreement as the
                                 master servicer and its or its affiliate's
                                 interest as a holder of a companion loan or
                                 those interests, respectively. However, the
                                 pooling and servicing agreement provides that
                                 the mortgage loans shall be administered in
                                 accordance with the servicing standard without
                                 regard to ownership of any companion loan by
                                 the master servicer. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 Wachovia Bank, National Association is also an
                                 equity owner of Capital Lease, LP, the holder
                                 of the companion loan with respect to the FBI
                                 Office Building mortgage loan, the Abbott
                                 Laboratories mortgage loan and the Lowes Home

                                      S-56

                                 Improvement mortgage loan. Accordingly, a
                                 conflict may arise between Wachovia Bank,
                                 National Association's duties to the trust
                                 fund under the pooling and servicing agreement
                                 and its or its affiliate's interest as a
                                 holder of a companion loan or the holder of
                                 certain certificates. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Co-Lender Loans" in this
                                 prospectus supplement. In addition, Wachovia
                                 Bank, National Association is an affiliate of
                                 Wachovia Development Corporation, the
                                 controlling equity owner of the borrower with
                                 respect to 1 mortgage loan (loan number 25),
                                 representing 1.0% of the mortgage pool (1.1%
                                 of loan group 1).

                                 Nomura Credit & Capital, Inc., which is one of
                                 the mortgage loan sellers and an affiliate of
                                 one of the underwriters, is also the initial
                                 holder of certain companion loans with respect
                                 to 2 mortgage loans, the San Felipe Plaza
                                 mortgage loan, representing 3.1% of the
                                 mortgage pool (3.5% of loan group 1) and the
                                 2500 City West mortgage loan, representing
                                 2.1% of the mortgage pool (2.4% of loan group
                                 1), which relationship could cause a conflict
                                 of interest.

                                 LNR Partners, Inc., which is the special
                                 servicer, or one of its affiliates, is
                                 expected to purchase certain of the
                                 non-offered certificates (including the Class
                                 P Certificates). This could cause a conflict
                                 between the duties of LNR Partner, Inc. to the
                                 trust fund as special servicer under the
                                 pooling and servicing agreement and its
                                 interest as a holder of a certificate.

                                 The special servicer will (and any related
                                 sub-servicer may) be involved in determining
                                 whether to modify or foreclose a defaulted
                                 mortgage loan. The special servicer or an
                                 affiliate of the special servicer may purchase
                                 certain other non-offered certificates
                                 (including the controlling class and the Class
                                 Z certificates). The special servicer or its
                                 affiliate may serve as the initial controlling
                                 class representative. The special servicer or
                                 its affiliates may acquire non-performing
                                 loans or interests in non-performing loans,
                                 which may include REO properties that compete
                                 with the mortgaged properties securing
                                 mortgage loans in the trust fund. The special
                                 servicer or its affiliates own and are in the
                                 business of acquiring assets similar in type
                                 to the assets of the trust fund. The special
                                 servicer or its affiliates may also make loans
                                 on properties that may compete with the
                                 mortgaged properties and may also advise other
                                 clients that own or are in the business of
                                 owning properties that compete with the
                                 mortgaged properties or that own loans like
                                 the mortgage loans included in the trust fund.
                                 Accordingly, the assets of the special
                                 servicer and its affiliates may, depending
                                 upon the particular circumstances including
                                 the nature and location of such assets,
                                 compete with the mortgaged properties for
                                 tenants, purchasers, financing and so forth.
                                 See "SERVICING OF THE MORTGAGE
                                 LOANS--Modifications, Waivers and Amendments"
                                 in this prospectus supplement.

                                      S-57

                                 This could cause a conflict between the
                                 special servicer's duties to the trust fund
                                 under the pooling and servicing agreement and
                                 its interest as a holder of a certificate.
                                 However, the pooling and servicing agreement
                                 provides that the mortgage loans shall be
                                 administered in accordance with the servicing
                                 standard without regard to ownership of any
                                 certificate by the master servicer, the
                                 special servicer or any affiliate of the
                                 special servicer. See "SERVICING OF THE
                                 MORTGAGE LOANS--General" in this prospectus
                                 supplement.

                                 In addition, the related property managers and
                                 borrowers may experience conflicts of interest
                                 in the management and/or ownership of the
                                 mortgaged properties securing the mortgage
                                 loans because:

                                 o  a substantial number of the mortgaged
                                    properties are managed by property managers
                                    affiliated with the respective borrowers;

                                 o  these property managers also may manage
                                    and/or franchise additional properties,
                                    including properties that may compete with
                                    the mortgaged properties;

                                 o  affiliates of the property manager and/or
                                    the borrowers or the property managers
                                    and/or the borrowers themselves also may
                                    own other properties, including competing
                                    properties; or

                                 o  the mortgaged property is self managed.

                                 In addition, certain mortgage loans included
                                 in the trust fund may have been refinancings
                                 of debt previously held by (or by an affiliate
                                 of) one of the mortgage loan sellers.

                                 The activities of the mortgage loan sellers
                                 and their affiliates may involve properties
                                 which are in the same markets as the mortgaged
                                 properties underlying the certificates. In
                                 such case, the interests of each of the
                                 mortgage loan sellers or such affiliates may
                                 differ from, and compete with, the interests
                                 of the trust fund, and decisions made with
                                 respect to those assets may adversely affect
                                 the amount and timing of distributions with
                                 respect to the certificates.

TERRORIST ATTACKS AND MILITARY
 CONFLICTS MAY ADVERSELY
 AFFECT YOUR INVESTMENT......... On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for security and
                                 insurance premiums, particularly for large
                                 properties, which could adversely affect the
                                 cash

                                      S-58

                                 flow at those mortgaged properties, or (iii)
                                 impact leasing patterns or shopping patterns
                                 which could adversely impact leasing revenue
                                 and mall traffic and percentage rent. As a
                                 result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. The terrorist attacks may
                                 also adversely affect the revenues or costs of
                                 operation of the mortgaged properties. See
                                 "--Insurance Coverage on Mortgaged Properties
                                 May Not Cover Special Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the
                                 United States and military conflict in Iraq
                                 and elsewhere may significantly reduce air
                                 travel throughout the United States, and,
                                 therefore, have a negative effect on revenues
                                 in areas heavily dependent on tourism. Any
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hotel mortgaged properties and those
                                 mortgaged properties located in tourist areas,
                                 which could reduce the ability of such
                                 mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed
                                 conflict involving the United States,
                                 including the continuing military presence of
                                 the United States in Iraq and Afghanistan or
                                 any future conflict with any other country,
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. Foreign
                                 or domestic conflicts of any kind could have
                                 an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties
                                 and costs could materially and adversely
                                 affect your investment in the certificates.

                              THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   Commercial and multifamily lending is
                                 generally viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk
                                 of loss than lending which is secured by
                                 single-family residences, in part because it
                                 typically involves making larger loans to
                                 single borrowers or groups of related
                                 mortgagors. In addition, unlike loans which are
                                 secured by single-family residences, repayment
                                 of loans secured by commercial and multifamily
                                 properties depends upon the ability of the
                                 related real estate project:

                                 o  to generate income sufficient to pay debt
                                    service, operating expenses and leasing
                                    commissions and to make necessary repairs,
                                    tenant improvements and capital
                                    improvements; and

                                 o  in the case of loans that do not fully
                                    amortize over their terms, to retain
                                    sufficient value to permit the borrower to
                                    pay off the loan at maturity through a sale
                                    or refinancing of the mortgaged property.

                                      S-59

FUTURE CASH FLOW AND PROPERTY
 VALUES ARE NOT PREDICTABLE..... A number of factors, many beyond the control of the property owner, may affect the ability
                                 of an income producing real estate project to
                                 generate sufficient net operating income to pay
                                 debt service and/or to maintain its value.

                                 Among these factors are:

                                 o  economic conditions generally and in the
                                    area of the project;

                                 o  the age, quality, functionality and design
                                    of the project;

                                 o  the degree to which the project competes
                                    with other projects in the area;

                                 o  changes or continued weakness in specific
                                    industry segments;

                                 o  increases in operating costs;

                                 o  the willingness and ability of the owner to
                                    provide capable property management and
                                    maintenance;

                                 o  the degree to which the project's revenue
                                    is dependent upon a single tenant or user,
                                    a small group of tenants, tenants
                                    concentrated in a particular business or
                                    industry and the competition to any such
                                    tenants;

                                 o  an increase in the capital expenditures
                                    needed to maintain the properties or make
                                    improvements;

                                 o  a decline in the financial condition of a
                                    major tenant;

                                 o  the location of a mortgaged property;

                                 o  whether a mortgaged property can be easily
                                    converted (or converted at all) to
                                    alternative uses;

                                 o  an increase in vacancy rates;

                                 o  perceptions regarding the safety,
                                    convenience and attractiveness of such
                                    properties;

                                 o  vulnerability to litigation by tenants and
                                    patrons; and

                                 o  environmental contamination.

                                 Many of the mortgaged properties securing
                                 mortgage loans included in the trust fund have
                                 leases that expire or may be subject to tenant
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Certain of such
                                 loans may be leased entirely to a single
                                 tenant.

                                 If leases are not renewed or replaced, if
                                 tenants default, if rental rates fall and/or
                                 if operating expenses increase, the borrower's
                                 ability to repay the loan may be impaired and
                                 the resale value of the property, which is
                                 substantially dependent upon the property's
                                 ability to generate income, may decline.

                                 Even if borrowers successfully renew leases or
                                 relet vacated space, the costs associated with
                                 reletting, including tenant improvements,
                                 leasing commissions and free rent, can exceed

                                      S-60

                                 the amount of any reserves maintained for that
                                 purpose and reduce cash from the mortgaged
                                 properties. Although some of the mortgage
                                 loans included in the trust fund require the
                                 borrower to maintain escrows for leasing
                                 expenses, there is no guarantee that these
                                 reserves will be sufficient. In addition,
                                 there are other factors, including changes in
                                 zoning or tax laws, restrictive covenants,
                                 tenant exclusives and rights of first refusal
                                 to lease or purchase, the availability of
                                 credit for refinancing and changes in
                                 interest-rate levels that may adversely affect
                                 the value of a project and/or the borrower's
                                 ability to sell or refinance without
                                 necessarily affecting the ability to generate
                                 current income. In addition, certain of the
                                 mortgaged properties may be leased in whole or
                                 in part by government-sponsored tenants who
                                 may have certain rights to cancel their leases
                                 or reduce the rent payable with respect to
                                 such leases at any time for, among other
                                 reasons, lack of appropriations. With respect
                                 to the NGP Rubicon GSA Pool mortgage loan
                                 (loan number 2, representing 5.9% of the
                                 mortgage pool (6.7% of loan group 1), 95.0% of
                                 the rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Although such U.S. government leases
                                 generally do not permit the related tenant to
                                 terminate its lease due to any lack of
                                 appropriations, certain of the U.S. government
                                 leases with respect to the NGP Rubicon GSA
                                 Pool mortgage loan permit the related tenant
                                 to terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain
                                 terms and conditions contained therein. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--NGP Rubicon GSA Pool"
                                 in this prospectus supplement.

                                 Other factors are more general in nature, such
                                 as:

                                 o  national, regional or local economic
                                    conditions (including plant and military
                                    installation closings, industry slowdowns
                                    and unemployment rates);

                                 o  local real estate conditions (such as an
                                    oversupply of retail space, office space or
                                    multifamily housing);

                                 o  demographic factors;

                                 o  consumer confidence;

                                 o  consumer tastes and preferences; and

                                 o  changes in building codes and other
                                    applicable laws.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o  the length of tenant leases;

                                 o  the creditworthiness of tenants;

                                 o  in the case of rental properties, the rate
                                    at which new rentals occur;

                                      S-61

                                 o  the property's "operating leverage" (for
                                    example, the percentage of total property
                                    expenses in relation to revenue, the ratio
                                    of fixed operating expenses to those that
                                    vary with revenues and the level of capital
                                    expenditures required to maintain the
                                    property and to retain or replace tenants);
                                    and

                                 o  a decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect
                                    on the net operating income of property
                                    with short-term revenue sources, such as
                                    short-term or month-to-month leases, and
                                    may lead to higher rates of delinquency or
                                    defaults.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE
 TO ALTERNATIVE USES............ Some of the mortgaged properties securing the mortgage loans included in the trust fund may
                                 not be readily convertible (or convertible at
                                 all) to alternative uses if those properties
                                 were to become unprofitable for any reason. For
                                 example, a mortgaged property may not be
                                 readily convertible (or convertible at all) due
                                 to restrictive covenants related to such
                                 mortgaged property including, in the case of
                                 mortgaged properties which are part of a
                                 condominium regime, the use and other
                                 restrictions imposed by the condominium
                                 declaration and other related documents,
                                 especially in a situation where a mortgaged
                                 property does not represent the entire
                                 condominium regime. In addition, mortgaged
                                 properties that have been designated as
                                 historic sites may be difficult to convert to
                                 alternative uses. In addition, converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of any
                                 mortgaged property, subject to limitations of
                                 the kind described above or other limitations
                                 on convertibility of use, may be substantially
                                 less than would be the case if the property
                                 were readily adaptable to other uses.

                                 See "--Special Risks Associated with
                                 Industrial and Mixed Use Facilities" and
                                 "--Special Risks Associated with Self Storage
                                 Facilities" below.

LOANS NOT INSURED
 OR GUARANTEED.................  Generally, the mortgage loans included in the trust fund will not be an obligation of, or be
                                 insured or guaranteed by, any governmental
                                 entity, by any private mortgage insurer, or by
                                 the depositor, any mortgage loan seller, the
                                 underwriters, the master servicer, the special
                                 servicer, the trustee or any of their
                                 respective affiliates.

                                 We have not evaluated the significance of the
                                 recourse provisions of mortgage loans that may
                                 permit recourse against the related borrower
                                 or another person in the event of a default.
                                 Accordingly, you should assume all of the
                                 mortgage loans included in the trust fund are
                                 nonrecourse loans, and that recourse in the
                                 case of default will be limited to the related
                                 mortgaged property.

                                      S-62

                                 However, in certain circumstances a mortgage
                                 loan seller will be obligated to repurchase or
                                 substitute a mortgage loan sold by it if:

                                 o  there is a defect or omission with respect
                                    to certain of the documents relating to
                                    such mortgage loan and such defect or
                                    omission materially and adversely affects
                                    the value of a mortgage loan or the
                                    interests of the trust fund therein or the
                                    interests of any certificateholder; or

                                 o  certain of their respective representations
                                    or warranties concerning such mortgage loan
                                    are breached, and such breach materially
                                    and adversely affects the value of such
                                    mortgage loan, the interests of the trust
                                    fund therein or the interests of any
                                    certificateholder and is not cured as
                                    required.

                                 We cannot provide assurance that the
                                 applicable mortgage loan seller will be in a
                                 financial position to make such a repurchase
                                 or substitution.

RISKS RELATING TO CERTAIN
 PROPERTY TYPES................. Particular types of income properties are exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
 OFFICE PROPERTIES.............. Office properties may require their owners to expend significant amounts of cash to pay for
                                 general capital improvements, tenant
                                 improvements and costs of re-leasing space.
                                 Office properties that are not equipped to
                                 accommodate the needs of modern businesses may
                                 become functionally obsolete and thus
                                 non-competitive. In addition, a large number of
                                 factors may adversely affect the value of
                                 office properties, including:

                                 o  the quality of an office building's
                                    tenants;

                                 o  the physical attributes of the building in
                                    relation to competing buildings (for
                                    example, age, condition, design, access to
                                    transportation and ability to offer certain
                                    amenities, such as sophisticated building
                                    systems);

                                 o  the physical attributes of the building
                                    with respect to the technological needs of
                                    the tenants, including the adaptability of
                                    the building to changes in the
                                    technological needs of the tenants;

                                 o  the desirability of the area as a business
                                    location;

                                 o  the presence of competing properties; and

                                 o  the strength and nature of the local
                                    economy (including labor costs and quality,
                                    tax environment and quality of life for
                                    employees).

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of properties for new
                                 tenants.

                                      S-63

                                 Office properties secure, in whole or in part,
                                 31 of the mortgage loans included in the trust
                                 fund as of the cut-off date, representing, by
                                 allocated loan amount, 45.2% of the mortgage
                                 pool (by allocated loan amount, 51.4% of loan
                                 group 1).

SPECIAL RISKS ASSOCIATED WITH
 MULTIFAMILY PROJECTS.........   Multifamily projects are part of a market
                                 that, in general, is characterized by low
                                 barriers to entry. Thus, a particular apartment
                                 market with historically low vacancies could
                                 experience substantial new construction and a
                                 resultant oversupply of units in a relatively
                                 short period of time. Since multifamily
                                 apartment units are typically leased on a
                                 short-term basis, the tenants who reside in a
                                 particular project within such a market may
                                 easily move to alternative projects with more
                                 desirable amenities or locations.

                                 A large number of factors may adversely affect
                                 the value and successful operation of a
                                 multifamily property, including:

                                 o  the physical attributes of the apartment
                                    building (for example, its age, appearance
                                    and construction quality);

                                 o  the location of the property (for example,
                                    a change in the neighborhood over time);

                                 o  the ability of management to provide
                                    adequate maintenance and insurance;

                                 o  the types of services and amenities that
                                    the property provides;

                                 o  the property's reputation;

                                 o  the level of mortgage interest rates
                                    (which, if relatively low, may encourage
                                    tenants to purchase rather than lease
                                    housing);

                                 o  the tenant mix, such as the tenant
                                    population being predominantly students or
                                    being heavily dependent on workers from a
                                    particular business or personnel from a
                                    local military base;

                                 o  dependence upon governmental programs that
                                    provide rent subsidies to tenants pursuant
                                    to tenant voucher programs or tax credits
                                    to developers to provide certain types of
                                    development;

                                 o  the presence of competing properties;

                                 o  adverse local or national economic
                                    conditions; and

                                 o  state and local regulations.

                                 Furthermore, multifamily projects may be
                                 subject to various tax credit, city, state and
                                 federal housing subsidies, rent stabilization,
                                 use restrictions or similar programs. The
                                 limitations and restrictions imposed by these
                                 programs could result in realized losses on
                                 the mortgage loans. In addition, in the event
                                 that the program is cancelled, it could result
                                 in less income for the project. These programs
                                 may include:

                                      S-64

                                 o  rent limitations that could adversely
                                    affect the ability of borrowers to increase
                                    rents to maintain the condition of their
                                    mortgaged properties and satisfy operating
                                    expenses; and

                                 o  tenant income restrictions that may reduce
                                    the number of eligible tenants in those
                                    mortgaged properties and result in a
                                    reduction in occupancy rates.

                                 The differences in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be
                                 a sufficient economic incentive for some
                                 eligible tenants to reside at a subsidized or
                                 supported property that may have fewer
                                 amenities or be less attractive as a
                                 residence. As a result, occupancy levels at a
                                 subsidized or supported property may decline,
                                 which may adversely affect the value and
                                 successful operation of such property.

                                 Multifamily properties secure 76 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 17.2% of the
                                 mortgage pool (14 mortgage loans in loan group
                                 1 or 6.7% and 62 mortgage loans in loan group
                                 2 or 94.4%).

SPECIAL RISKS ASSOCIATED WITH
 SHOPPING CENTERS AND OTHER
 RETAIL PROPERTIES.............  Shopping centers are affected by the health of the retail industry, which is currently
                                 undergoing a consolidation and is experiencing
                                 changes due to the growing market share of
                                 "off-price" retailing, including the popularity
                                 of home shopping networks, shopping via
                                 internet web sites and telemarketing. A
                                 particular shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor, shadow anchor or
                                 major tenant, a shift in consumer demand due to
                                 demographic changes (for example, population
                                 decreases or changes in average age or income)
                                 and/or changes in consumer preference (for
                                 example, to discount retailers).

                                 In the case of retail properties, the failure
                                 of an anchor, shadow anchor or major tenant to
                                 renew its lease, the termination of an anchor,
                                 shadow anchor or major tenant's lease, the
                                 bankruptcy or economic decline of an anchor,
                                 shadow anchor or major tenant, or the
                                 cessation of the business of an anchor, shadow
                                 anchor or major tenant at its store,
                                 notwithstanding that such tenant may continue
                                 payment of rent after "going dark," may have a
                                 particularly negative effect on the economic
                                 performance of a shopping center property
                                 given the importance of anchor tenants, shadow
                                 anchor tenants and major tenants in attracting
                                 traffic to other stores within the same
                                 shopping center. In addition, the failure of
                                 one or more major tenants, such as an anchor
                                 or shadow anchor tenant, to operate from its
                                 premises may entitle other tenants to rent
                                 reductions or the right to terminate their
                                 leases. See "--The Failure of a Tenant Will
                                 Have a Negative Impact on Single Tenant and
                                 Tenant Concentration Properties" below.

                                      S-65

                                 Retail properties, including shopping centers,
                                 secure, in whole or in part, 62 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing by allocated
                                 loan amount, 15.7% of the mortgage pool (by
                                 allocated loan amount, 17.9% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 SELF STORAGE FACILITIES........ The self storage facilities market contains low barriers to entry. In addition, due to the
                                 short term nature of self storage leases, self
                                 storage properties also may be subject to more
                                 volatility in terms of supply and demand than
                                 loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to
                                 convert such a facility to an alternative use.
                                 Thus, liquidation value of self storage
                                 properties may be substantially less than
                                 would be the case if the same were readily
                                 adaptable to other uses.

                                 In addition, it is difficult to assess the
                                 environmental risks posed by such facilities
                                 due to tenant privacy, anonymity and
                                 unsupervised access to such facilities.
                                 Therefore, such facilities may pose additional
                                 environmental risks to investors. The
                                 environmental site assessments discussed in
                                 this prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units included in the self storage properties.
                                 We therefore cannot provide assurance that all
                                 of the units included in the self storage
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future. See "--Environmental
                                 Laws May Adversely Affect the Value of and
                                 Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 32 of the
                                 mortgage loans included in the trust fund as
                                 of the cut off date, representing 8.3% of the
                                 mortgage pool (9.5% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
 HOSPITALITY PROPERTIES......... Hospitality properties are affected by various factors, including:

                                 o  location;

                                 o  quality;

                                 o  management ability;

                                 o  amenities;

                                 o  franchise affiliation (or lack thereof);

                                 o  continuing expenditures for modernizing,
                                    refurbishing and maintaining existing
                                    facilities prior to the expiration of their
                                    anticipated useful lives;

                                 o  a deterioration in the financial strength
                                    or managerial capabilities of the owner and
                                    operator of a hotel;

                                      S-66

                                 o  changes in travel patterns caused by
                                    changes in access, energy prices, strikes,
                                    relocation of highways, the construction of
                                    additional highways or other factors;

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that may be charged for a room and
                                    may result in a reduction in occupancy
                                    levels; and

                                 o  construction of competing hotels or motels,
                                    which may also limit the amount that may be
                                    charged for a room and may result in a
                                    reduction in occupancy levels.

                                 Because hotel rooms generally are rented for
                                 short periods of time, hospitality properties
                                 tend to be affected more quickly by adverse
                                 economic conditions and competition than other
                                 commercial properties. All of the mortgage
                                 loans secured by hotel properties are
                                 affiliated with a franchise or hotel
                                 management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o  the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company;

                                 o  the public perception of the franchise or
                                    hotel chain service mark; and

                                 o  the duration of the franchise licensing or
                                    management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of franchise license
                                 agreements is restricted. In the event of a
                                 foreclosure, the lender or its agent would not
                                 have the right to use the franchise license
                                 without the franchisor's consent. Conversely,
                                 in the case of certain mortgage loans, the
                                 lender may be unable to remove a franchisor or
                                 a hotel management company that it desires to
                                 replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract
                                 customers, and some of such hotel's revenues,
                                 may depend in large part on its having a
                                 liquor license. Such a license may not be
                                 transferable (for example, in connection with
                                 a foreclosure).

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature; different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hospitality property's room and restaurant
                                 revenues, occupancy levels, room rates and
                                 operating expenses.

                                 In addition, the events of September 11, 2001,
                                 had and continue to have an adverse impact on
                                 the tourism and

                                      S-67

                                 convention industry. See "--Terrorist Attacks
                                 and Military Conflicts May Adversely Affect
                                 Your Investment" in this prospectus
                                 supplement.

                                 Hospitality properties secure 14 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 6.9% of the
                                 mortgage pool (7.8% of loan group 1).

SPECIAL RISKS ASSOCIATED WITH
  MOBILE HOME PARK PROPERTIES... Mortgage loans secured by liens on mobile home park properties pose risks not associated with
                                 mortgage loans secured by liens on other types
                                 of income producing real estate.

                                 The successful operation of a mobile home park
                                 property may depend upon the number of other
                                 competing residential developments in the
                                 local market, such as:

                                     o  other mobile home park properties;

                                     o  apartment buildings; and

                                     o  site-built single family homes.

                                 Other factors may also include:

                                     o  the physical attributes of the
                                        community, including its age and
                                        appearance;

                                     o  location of the mobile home park
                                        property;

                                     o  the ability of management to provide
                                        adequate maintenance and insurance;

                                     o  the types of services or amenities it
                                        provides;

                                     o  the property's reputation; and

                                     o  state and local regulations, including
                                        rent control and rent stabilization.

                                 The mobile home park properties are "special
                                 purpose" properties that could not be readily
                                 converted to general residential, retail or
                                 office use. Thus, if the operation of any of
                                 the mobile home park properties becomes
                                 unprofitable due to competition, age of the
                                 improvements or other factors such that the
                                 borrower becomes unable to meet its
                                 obligations on the related mortgage loan, the
                                 liquidation value of that mobile home park
                                 property may be substantially less, relative
                                 to the amount owing on the related mortgage
                                 loan, than would be the case if the mobile
                                 home park property were readily adaptable to
                                 other uses.

                                 Mobile home park properties secure 17 of the
                                 mortgage loans included in the trust fund as
                                 of the cut-off date, representing 3.2% of the
                                 mortgage pool (13 mortgage loans in loan group
                                 1 or 2.9% and 4 mortgage loans in loan group 2
                                 or 5.6%).

                                      S-68

SPECIAL RISKS ASSOCIATED WITH
 INDUSTRIAL FACILITIES.......... Industrial and mixed-use facilities present risks not associated with other properties.
                                 Significant factors determining the value of
                                 industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.

                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear ceiling heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. In addition,
                                 because of the unique construction
                                 requirements of many industrial properties,
                                 any vacant industrial property may not be
                                 easily converted to other uses. Location is
                                 also important to an industrial property. An
                                 industrial property requires the availability
                                 of labor sources, proximity to supply sources
                                 and customers and accessibility to rail lines,
                                 major roadways and other distribution
                                 channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g., a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties. In addition,
                                 lease terms with respect to industrial
                                 properties are generally for shorter periods
                                 of time than with respect to other properties
                                 and may result in a substantial percentage of
                                 leases expiring in the same year at any
                                 particular industrial property.

                                 Industrial properties secure, in whole or in
                                 part, 3 of the mortgage loans included in the
                                 trust fund as of the cut-off date,
                                 representing by allocated loan amount, 2.6% of
                                 the mortgage pool (by allocated loan amount,
                                 3.0% of loan group 1).

ENVIRONMENTAL LAWS MAY
 ADVERSELY AFFECT THE VALUE
 OF AND CASH FLOW FROM A
 MORTGAGED PROPERTY...........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a
                                 mortgage loan included in the trust fund, the
                                 trust fund may be subject to certain risks
                                 including the following:

                                      S-69

                                 o  a reduction in the value of such mortgaged
                                    property which may make it impractical or
                                    imprudent to foreclose against such
                                    mortgaged property;

                                 o  the potential that the related borrower may
                                    default on the related mortgage loan due to
                                    such borrower's inability to pay high
                                    remediation costs or costs of defending
                                    lawsuits due to an environmental impairment
                                    or difficulty in bringing its operations
                                    into compliance with environmental laws;

                                 o  liability for clean-up costs or other
                                    remedial actions, which could exceed the
                                    value of such mortgaged property or the
                                    unpaid balance of the related mortgage
                                    loan; and

                                 o  the inability to sell the related mortgage
                                    loan in the secondary market or to lease
                                    such mortgaged property to potential
                                    tenants.

                                 Under certain federal, state and local laws,
                                 federal, state and local agencies may impose a
                                 statutory lien over affected property to
                                 secure the reimbursement of remedial costs
                                 incurred by these agencies to correct adverse
                                 environmental conditions. This lien may be
                                 superior to the lien of an existing mortgage.
                                 Any such lien arising with respect to a
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund would adversely
                                 affect the value of such mortgaged property
                                 and could make impracticable the foreclosure
                                 by the special servicer on such mortgaged
                                 property in the event of a default by the
                                 related borrower.

                                 Under various federal, state and local laws,
                                 ordinances and regulations, a current or
                                 previous owner or operator of real property,
                                 as well as certain other types of parties, may
                                 be liable for the costs of investigation,
                                 removal or remediation of hazardous or toxic
                                 substances on, under, adjacent to or in such
                                 property. The cost of any required
                                 investigation, delineation and/or remediation
                                 and the owner's liability therefor is
                                 generally not limited under applicable laws.
                                 Such liability could exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. Under some environmental laws, a
                                 secured lender (such as the trust fund) may be
                                 found to be an "owner" or "operator" of the
                                 related mortgaged property if it is determined
                                 that the lender actually participated in the
                                 hazardous waste management of the borrower,
                                 regardless of whether the borrower actually
                                 caused the environmental damage. In such
                                 cases, a secured lender may be liable for the
                                 costs of any required investigation, removal
                                 or remediation of hazardous substances. The
                                 trust fund's potential exposure to liability
                                 for environmental costs will increase if the
                                 trust fund, or an agent of the trust fund,
                                 actually takes possession of a mortgaged
                                 property or control of its day-to-day
                                 operations. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Environmental
                                 Considerations" in the accompanying
                                 prospectus, and "DESCRIPTION OF THE MORTGAGE

                                      S-70

                                 POOL--Assessments of Property
                                 Condition--Environmental Assessments" in this
                                 prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or
                                 updated a previously conducted environmental
                                 site assessment) with respect to each
                                 mortgaged property securing a mortgage loan
                                 included in the trust fund. Such assessments
                                 do not generally include invasive
                                 environmental testing. In each case where the
                                 environmental site assessment or update
                                 revealed a material adverse environmental
                                 condition or circumstance at any mortgaged
                                 property, then (depending on the nature of the
                                 condition or circumstance) one or more of the
                                 following actions has been or is expected to
                                 be taken:

                                 o  an environmental consultant investigated
                                    those conditions and recommended no further
                                    investigations or remediation;

                                 o  an environmental insurance policy, having
                                    the characteristics described below, was
                                    obtained from a third-party insurer;

                                 o  either (i) an operations and maintenance
                                    program, including, in several cases, with
                                    respect to asbestos-containing materials,
                                    lead-based paint, microbial matter and/or
                                    radon, or periodic monitoring of nearby
                                    properties, has been or is expected to be
                                    implemented in the manner and within the
                                    time frames specified in the related loan
                                    documents, or (ii) remediation in
                                    accordance with applicable law or
                                    regulations has been performed, is
                                    currently being performed or is expected to
                                    be performed either by the borrower or by
                                    the party responsible for the
                                    contamination;

                                 o  an escrow or reserve was established to
                                    cover the estimated cost of remediation,
                                    with each remediation required to be
                                    completed within a reasonable time frame in
                                    accordance with the related loan documents;
                                    or

                                  o the related borrower or other responsible
                                    party having financial resources reasonably
                                    estimated to be adequate to address the
                                    related condition or circumstance is
                                    required to take (or is liable for the
                                    failure to take) actions, if any, with
                                    respect to those circumstances or
                                    conditions that have been required by the
                                    applicable governmental regulatory
                                    authority or any environmental law or
                                    regulation.

                                 We cannot provide assurance, however, that the
                                 environmental assessments identified all
                                 environmental conditions and risks, that the
                                 related borrowers will implement all
                                 recommended operations and maintenance plans,
                                 that such plans will adequately remediate the
                                 environmental condition, or that any
                                 environmental indemnity, insurance or escrow
                                 will fully cover all potential environmental
                                 conditions and risks. In addition, the

                                      S-71

                                 environmental condition of the underlying real
                                 properties could be adversely affected by
                                 tenants or by the condition of land or
                                 operations in the vicinity of the properties,
                                 such as underground storage tanks.

                                 We cannot provide assurance, however, that
                                 should such coverage be needed, coverage would
                                 be available or uncontested, that the terms
                                 and conditions of such coverage would be met,
                                 that coverage would be sufficient for the
                                 claims at issue or that coverage would not be
                                 subject to certain deductibles.

                                 In addition, some of the related borrowers
                                 have provided an environmental indemnification
                                 in favor of the mortgagee.

                                 One (1) of the mortgaged properties,
                                 representing 1.2% of the mortgage pool (1.3%
                                 of the loan group 1) is located in Puerto
                                 Rico. Puerto Rico Environmental Quality Board
                                 (the "EQB") has authority to enforce the
                                 Puerto Rico Environmental Public Policy Act,
                                 Act No. 416 of September 22, 2004, effective
                                 as of March 22, 2005, ("Act No. 416") and the
                                 regulations promulgated thereunder. Act No.
                                 416 grants EQB the authority to exercise,
                                 execute, receive and administer federal
                                 environmental laws and to adopt and implement
                                 regulations and a permit system related, among
                                 others, to the Federal Clean Water Act, Clean
                                 Air Act, Solid Waste Disposal Act, Resource
                                 Conservation and Recovery Act, CERCLA and any
                                 other federal environmental legislation that
                                 might be enacted. The environmental
                                 regulations in Puerto Rico address, among
                                 others, such areas as air emissions, waste
                                 water direct and indirect discharges,
                                 hazardous and non-hazardous solid waste
                                 management, underground injection, underground
                                 storage tanks and protection of natural
                                 resources. Therefore, facilities in Puerto
                                 Rico under certain circumstances may be
                                 subject to enforcement action from both the
                                 EPA and the EQB. In those cases where
                                 enforcement of the environmental program has
                                 not been delegated to the EQB, the EPA retains
                                 its enforcement authority. If the EQB fails to
                                 carry out its enforcement responsibility of a
                                 federal delegated program, the EPA may
                                 exercise its enforcement authority.

                                 The pooling and servicing agreement will
                                 require that the special servicer obtain an
                                 environmental site assessment of a mortgaged
                                 property securing a mortgage loan included in
                                 the trust fund prior to taking possession of
                                 the property through foreclosure or otherwise
                                 or assuming control of its operation. Such
                                 requirement effectively precludes enforcement
                                 of the security for the related mortgage note
                                 until a satisfactory environmental site
                                 assessment is obtained (or until any required
                                 remedial action is thereafter taken), but will
                                 decrease the likelihood that the trust fund
                                 will become liable for a material adverse
                                 environmental condition at the mortgaged
                                 property. However, we cannot give assurance
                                 that the requirements of the pooling and
                                 servicing agreement will effectively insulate
                                 the trust fund from potential liability for

                                      S-72

                                 a materially adverse environmental condition
                                 at any mortgaged property. See "DESCRIPTION OF
                                 THE POOLING AND SERVICING AGREEMENTS--
                                 Realization Upon Defaulted Mortgage Loans,"
                                 "RISK FACTORS--Environmental Liability May
                                 Affect the Lien on a Mortgaged Property and
                                 Expose the Lender to Costs" and "CERTAIN LEGAL
                                 ASPECTS OF MORTGAGE LOANS AND LEASES--
                                 Environmental Considerations" in the
                                 accompanying prospectus.
SPECIAL RISKS ASSOCIATED WITH
 BALLOON LOANS AND ANTICIPATED
 REPAYMENT DATE LOANS........... Two hundred twenty-six (226) mortgage loans, representing 98.9% of the mortgage pool (161
                                 mortgage loans in loan group 1 or 99.0% and 65
                                 mortgage loans in loan group 2 or 98.8%)
                                 provide for scheduled payments of principal
                                 and/or interest based on amortization schedules
                                 significantly longer than their respective
                                 remaining terms to maturity or provide for
                                 payments of interest-only until the respective
                                 maturity date and, in each case, a balloon
                                 payment on their respective maturity dates.
                                 Twenty-six (26) of these mortgage loans
                                 included in the trust fund as of the cut-off
                                 date, representing 5.2% of the mortgage pool
                                 (6.0% in loan group 1), are anticipated
                                 repayment date loans, which provide that if the
                                 principal balance of the loan is not repaid on
                                 a date specified in the related mortgage note,
                                 the loan will accrue interest at an increased
                                 rate.

                                 o  A borrower's ability to make a balloon
                                    payment or repay its anticipated repayment
                                    date loan on the anticipated repayment date
                                    typically will depend upon its ability
                                    either to refinance fully the loan or to
                                    sell the related mortgaged property at a
                                    price sufficient to permit the borrower to
                                    make such payment.

                                 o  Whether or not losses are ultimately
                                    sustained, any delay in the collection of a
                                    balloon payment on the maturity date or
                                    repayment on the anticipated repayment date
                                    that would otherwise be distributable on
                                    your certificates will likely extend the
                                    weighted average life of your certificates.

                                 o  The ability of a borrower to effect a
                                    refinancing or sale will be affected by a
                                    number of factors, including (but not
                                    limited to) the value of the related
                                    mortgaged property, the level of available
                                    mortgage rates at the time of sale or
                                    refinancing, the borrower's equity in the
                                    mortgaged property, the financial condition
                                    and operating history of the borrower and
                                    the mortgaged property, rent rolling
                                    status, rent control laws with respect to
                                    certain residential properties, tax laws,
                                    prevailing general and regional economic
                                    conditions and the availability of credit
                                    for loans secured by multifamily or
                                    commercial properties, as the case may be.

                                 We cannot assure you that each borrower under
                                 a balloon loan or an anticipated repayment
                                 date loan will have the ability to repay the
                                 principal balance of such mortgage loan

                                      S-73

                                 on the related maturity date or anticipated
                                 repayment date, as applicable. In addition,
                                 fully amortizing mortgage loans which pay
                                 interest on an "actual/360" basis but have
                                 fixed monthly payments may, in fact, have a
                                 small "balloon payment" due at maturity. For
                                 additional description of risks associated
                                 with balloon loans, see "RISK FACTORS--Balloon
                                 Payments on Mortgage Loans Result in
                                 Heightened Risk of Borrower Default" in the
                                 accompanying prospectus.

                                 In order to maximize recoveries on defaulted
                                 mortgage loans, the pooling and servicing
                                 agreement permits the special servicer to
                                 extend and modify mortgage loans that are in
                                 material default or as to which a payment
                                 default (including the failure to make a
                                 balloon payment) is imminent; subject,
                                 however, to the limitations described under
                                 "SERVICING OF THE MORTGAGE LOANS--
                                 Modifications, Waivers and Amendments"
                                 in this prospectus supplement. We cannot
                                 provide assurance, however, that any such
                                 extension or modification will increase the
                                 present value of recoveries in a given case.
                                 Any delay in collection of a balloon payment
                                 that would otherwise be distributable on your
                                 certificates, whether such delay is due to
                                 borrower default or to modification of the
                                 related mortgage loan, will likely extend the
                                 weighted average life of your certificates.
                                 See "YIELD AND MATURITY CONSIDERATIONS" in
                                 this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying
                                 prospectus.

POTENTIAL ADVERSE CONSEQUENCES
 ASSOCIATED WITH BORROWER
 CONCENTRATION, BORROWERS UNDER
 COMMON CONTROL AND RELATED
 BORROWERS....................   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or
                                 under common control with one another. In such
                                 circumstances, any adverse circumstances
                                 relating to a borrower or an affiliate thereof
                                 and affecting one of the related mortgage loans
                                 or mortgaged properties could also affect other
                                 mortgage loans or mortgaged properties of the
                                 related borrower. In particular, the bankruptcy
                                 or insolvency of any such borrower or affiliate
                                 could have an adverse effect on the operation
                                 of all of the mortgaged properties of that
                                 borrower and its affiliates and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the mortgage loans. For example, if a person
                                 that owns or directly or indirectly controls
                                 several mortgaged properties experiences
                                 financial difficulty at one mortgaged property,
                                 they could defer maintenance at one or more
                                 other mortgaged properties in order to satisfy
                                 current expenses with respect to the mortgaged
                                 property experiencing financial difficulty, or
                                 they could attempt to avert foreclosure by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting payments for an
                                 indefinite period on all the related mortgage
                                 loans. In particular, such person experiencing
                                 financial difficulty or

                                      S-74

                                 becoming subject to a bankruptcy proceeding
                                 may have an adverse effect on the funds
                                 available to make distributions on the
                                 certificates and may lead to a downgrade,
                                 withdrawal or qualification (if applicable) of
                                 the ratings of the certificates.

                                 Mortgaged properties owned by related
                                 borrowers are likely to:

                                 o  have common management, increasing the risk
                                    that financial or other difficulties
                                    experienced by the property manager could
                                    have a greater impact on the pool of
                                    mortgage loans included in the trust fund;
                                    and

                                 o  have common general partners or managing
                                    members which would increase the risk that
                                    a financial failure or bankruptcy filing
                                    would have a greater impact on the pool of
                                    mortgage loans included in the trust fund.

                                 The TPG/CalSTRS concentration (loan numbers 6
                                 and 9), consists of 2 mortgage loans which
                                 represent 5.2% of the mortgage pool (5.9% of
                                 loan group 1). The sponsor of each loan in the
                                 TPG/CalSTRS concentration is TPG/CalSTRS, LLC.
                                 See "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                 The Prudential concentration (loan numbers 7
                                 and 15) consists of 2 mortgage loans which
                                 represent 4.4% of the mortgage pool (5.0% of
                                 loan group 1). The sponsor of each mortgage
                                 loan in the Prudential concentration is
                                 Prudential Real Estate Investors on behalf of
                                 the Western conference of Teamsters Pension
                                 Trust Fund or on behalf of the Virginia
                                 Retirement System. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 in this prospectus supplement.

                                 The Sitt concentration (loan numbers 8 and 14)
                                 consists of 2 mortgage loans which represent
                                 4.1% of the mortgage pool (4.7% of loan group
                                 1). The sponsor of each mortgage loan in the
                                 Sitt concentration is Ralph Sitt. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with
                                 the other mortgage loans in such portfolio,
                                 the mortgage loans in one portfolio are not
                                 cross-collateralized or cross-defaulted with
                                 the mortgage loans in the other portfolio. No
                                 group, individual, borrower, or sponsor
                                 concentration or borrower concentration
                                 represents more than 6.1% of the mortgage pool
                                 (1 mortgage loan in loan group 1 or 6.9%).

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES
 SUBJECTS THE TRUST FUND TO
 A GREATER EXTENT TO STATE
 AND REGIONAL CONDITIONS........ Except as indicated in the following tables, less than 5.0% of the mortgage loans, by
                                 cut-off date pool or loan group

                                      S-75

                                 balance, are secured by mortgaged properties
                                 in any one state, the District of Columbia and
                                 the Commonwealth of Puerto Rico.

              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                          NUMBER OF      AGGREGATE     PERCENTAGE OF
                          MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
      JURISDICTION       PROPERTIES       BALANCE      POOL BALANCE
----------------------- ------------ ---------------- --------------

  CA ..................       88     $  639,023,765         19.5%
   Southern(2) ........       75        485,914,051         14.8
   Northern(2) ........       13        153,109,714          4.7
  NY ..................        8        361,731,243         11.0
  TX ..................       25        355,024,720         10.8
  VA ..................       14        270,017,614          8.2
  Other ...............      194      1,649,819,140         50.4
                             ---     --------------        -----
   TOTAL ..............      329     $3,275,616,483        100.0%
                             ===     ==============        =====

                                 ------------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                  LOAN GROUP 1
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                       PERCENTAGE OF
                          NUMBER OF      AGGREGATE     CUT-OFF DATE
                          MORTGAGED    CUT-OFF DATE       GROUP 1
      JURISDICTION       PROPERTIES       BALANCE         BALANCE
----------------------- ------------ ---------------- --------------

  CA ..................       51     $  548,983,959         19.0%
   Southern(2) ........       39        400,374,245         13.9
   Northern(2) ........       12        148,609,714          5.2
  NY ..................        8        361,731,243         12.5
  TX ..................       15        292,672,687         10.1
  VA ..................       14        270,017,614          9.4
  Other ...............      173      1,410,913,730         48.9
                             ---     --------------        -----
   TOTAL ..............      261     $2,884,319,234        100.0%
                             ===     ==============        =====

                                 ------------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and
                                       south of such counties were included in
                                       Southern California.

                                      S-76

                                 LOAN GROUP 2
              MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                                                     PERCENTAGE OF
                          NUMBER OF     AGGREGATE    CUT-OFF DATE
                          MORTGAGED   CUT-OFF DATE      GROUP 2
      JURISDICTION       PROPERTIES      BALANCE        BALANCE
----------------------- ------------ -------------- --------------

  CA ..................      37      $ 90,039,806         23.0%
   Southern(2) ........      36        85,539,806         21.9
   Northern(2) ........       1         4,500,000          1.2
  TX ..................      10        62,352,033         15.9
  AR ..................       3        36,000,000          9.2
  UT ..................       1        34,000,000          8.7
  AZ ..................       2        33,850,000          8.7
  OH ..................       1        30,080,000          7.7
  WA ..................       3        26,319,291          6.7
  Other ...............      11        78,656,119         20.1
                             --      ------------        -----
   TOTAL ..............      68      $391,297,249        100.0%
                             ==      ============        =====

                                 ------------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (allocating the
                                       mortgage loan principal balance to each
                                       of those properties by the appraised
                                       values of the mortgaged properties) or
                                       the allocated loan amount as detailed in
                                       the related mortgage loan documents.

                                 (2)   For purposes of determining whether a
                                       mortgaged property is located in
                                       Northern California or Southern
                                       California, mortgaged properties located
                                       north of San Luis Obispo County, Kern
                                       County and San Bernardino County were
                                       included in Northern California and
                                       mortgaged properties located in and south
                                      of such counties were included in Southern
                                      California.

                                 The concentration of mortgaged properties in a
                                 specific state or region will make the
                                 performance of the trust fund as a whole more
                                 sensitive to the following in the state or
                                 region where the mortgagors and the mortgaged
                                 properties are located:

                                 o  economic conditions;

                                 o  conditions in the real estate market;

                                 o  changes in governmental rules and fiscal
                                    policies;

                                 o  acts of God or terrorism (which may result
                                    in uninsured losses); and

                                 o  other factors which are beyond the control
                                    of the mortgagors.

SPECIAL RISKS ASSOCIATED WITH
 HIGH BALANCE MORTGAGE LOANS.... Several of the mortgage loans included in the trust fund, individually or together with other
                                 such mortgage loans with which they are
                                 cross-collateralized, have principal balances
                                 as of the cut-off date that are substantially
                                 higher than the average principal balance of
                                 the mortgage loans in the trust fund as of the
                                 cut-off date.

                                 In general, concentrations in a mortgage pool
                                 of loans with larger-than-average balances can
                                 result in losses that are more severe,
                                 relative to the size of the pool, than would
                                 be

                                      S-77

                                 the case if the aggregate balance of the pool
                                 were more evenly distributed.

                                 o The largest single mortgage loan included
                                    in the trust fund as of the cut-off date
                                    represents 6.1% of the mortgage pool (6.9%
                                    of loan group 1).

                                  o The largest group of cross-collateralized
                                    mortgage loans included in the trust fund
                                    as of the cut-off date represents, in the
                                    aggregate, 3.4% of the mortgage pool (3.9%
                                    of loan group 1).

                                  o The 5 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    25.8% of the mortgage pool (29.3% of loan
                                    group 1).

                                  o The 10 largest mortgage loans or groups of
                                    cross-collateralized mortgage loans
                                    included in the trust fund as of the
                                    cut-off date represent, in the aggregate,
                                    39.6% of the mortgage pool (45.0% of loan
                                    group 1).

CONCENTRATIONS OF MORTGAGED
 PROPERTY TYPES SUBJECT THE
 TRUST FUND TO INCREASED
 RISK OF DECLINE IN
 PARTICULAR INDUSTRIES........   A concentration of mortgaged property types
                                 can increase the risk that a decline in a
                                 particular industry or business would have a
                                 disproportionately large impact on a pool of
                                 mortgage loans. For example, if there is a
                                 decline in tourism, the hotel industry might be
                                 adversely affected, leading to increased losses
                                 on loans secured by hospitality properties as
                                 compared to the mortgage loans secured by other
                                 property types.

                                 In that regard, by allocated loan amount:

                                 o  mortgage loans included in the trust fund
                                    and secured by office properties represent
                                    as of the cut-off date 45.2% of the
                                    mortgage pool (51.4% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by multifamily properties
                                    represent as of the cut-off date 17.2% of
                                    the mortgage pool (14 mortgage loans in
                                    loan group 1 or 6.7% and 62 mortgage loans
                                    in loan group 2 or 94.4%);

                                 o  mortgage loans included in the trust fund
                                    and secured by retail properties represent
                                    as of the cut-off date 15.7% of the
                                    mortgage pool (17.9% of loan group 1);

                                 o mortgage loans included in the trust fund
                                    and secured by self-storage facilities
                                    represent as of the cut-off date 8.3% of
                                    the mortgage pool (9.5% of loan group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by hospitality properties
                                    represent as of the cut-off date 6.9% of
                                    the mortgage pool (7.8% of loan group 1);

                                      S-78

                                 o  mortgage loans included in the trust fund
                                    and secured by industrial and mixed use
                                    facilities represent as of the cut-off date
                                    3.4% of the mortgage pool (3.8% of loan
                                    group 1);

                                 o  mortgage loans included in the trust fund
                                    and secured by mobile home park properties
                                    represent as of the cut-off date 3.2% of
                                    the mortgage pool (13 mortgage loans in
                                    loan group 1 or 2.9%, and 4 mortgage loans
                                    in loan group 2 or 5.6%); and

                                 o  mortgage loans included in the trust fund
                                    and secured by land represent as of the
                                    cut-off date 0.0% of the mortgage pool
                                    (0.1% of loan group 1).

WE HAVE NOT REUNDERWRITTEN ANY
 OF THE MORTGAGE LOANS.......... We have not reunderwritten the mortgage loans included in the trust fund. Instead, we have
                                 relied on the representations and warranties
                                 made by the mortgage loan sellers, and the
                                 mortgage loan sellers' respective obligations
                                 to repurchase, cure or substitute a mortgage
                                 loan in the event that a representation or
                                 warranty was not true when made and such breach
                                 materially and adversely affects the value of
                                 the mortgage loan, the interest of the trust
                                 fund or the interests of any certificateholder.
                                 These representations and warranties do not
                                 cover all of the matters that we would review
                                 in underwriting a mortgage loan and you should
                                 not view them as a substitute for
                                 reunderwriting the mortgage loans. If we had
                                 reunderwritten the mortgage loans included in
                                 the trust fund, it is possible that the
                                 reunderwriting process may have revealed
                                 problems with a mortgage loan not covered by
                                 representations or warranties given by the
                                 mortgage loan sellers. In addition, we cannot
                                 provide assurance that the mortgage loan
                                 sellers will be able to repurchase or
                                 substitute a mortgage loan if a representation
                                 or warranty has been breached. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement.

FORECLOSURE ON MORTGAGED
 PROPERTIES MAY RESULT IN
 ADVERSE TAX CONSEQUENCES....... One or more of the REMICs relating to the assets of the trust fund might become subject
                                 to federal (and possibly state or local) tax on
                                 certain of its net income from the operation
                                 and management of a mortgaged property
                                 subsequent to the trust fund's acquisition of a
                                 mortgaged property pursuant to a foreclosure or
                                 deed-in-lieu of foreclosure. Any such tax would
                                 substantially reduce net proceeds available for
                                 distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the
                                 accompanying prospectus. In addition, if the
                                 trust fund were to acquire one or more
                                 mortgaged properties pursuant to a foreclosure
                                 or deed in lieu of foreclosure, upon
                                 acquisition of those mortgaged

                                      S-79

                                 properties, the trust fund may in certain
                                 jurisdictions, particularly in New York, be
                                 required to pay state or local transfer or
                                 excise taxes upon liquidation of such
                                 properties. Such state or local taxes may
                                 reduce net proceeds available for distribution
                                 to the certificateholders.

INSURANCE COVERAGE ON MORTGAGED
 PROPERTIES MAY NOT COVER
 SPECIAL HAZARD LOSSES.......... The master servicer (with respect to mortgage loans that are not specially serviced mortgage
                                 loans) and/or special servicer (with respect to
                                 specially serviced mortgage loans) will
                                 generally be required to cause the borrower on
                                 each mortgage loan included in the trust fund
                                 and serviced by it to maintain such insurance
                                 coverage on the related mortgaged property as
                                 is required under the related mortgage,
                                 including hazard insurance; provided that each
                                 of the master servicer and/or the special
                                 servicer may satisfy its obligation to cause
                                 hazard insurance to be maintained with respect
                                 to any mortgaged property by acquiring a
                                 blanket or master single interest insurance
                                 policy. In general, the standard form of fire
                                 and extended coverage policy covers physical
                                 damage to or destruction of the improvements on
                                 the related mortgaged property by fire,
                                 lightning, explosion, smoke, windstorm and
                                 hail, and riot, strike and civil commotion,
                                 subject to the conditions and exclusions
                                 specified in each policy. The mortgage loans
                                 generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged
                                 properties are underwritten by different
                                 insurers under different state laws in
                                 accordance with different applicable state
                                 forms, and therefore do not contain identical
                                 terms and conditions, most such policies
                                 typically may not cover any physical damage
                                 resulting from:

                                 o  war;

                                 o  terrorism;

                                 o  revolution;

                                 o  governmental actions;

                                 o  floods, and other water-related causes;

                                 o  earth movement (including earthquakes,
                                    landslides and mud flows);

                                 o  wet or dry rot;

                                 o  vermin;

                                 o  domestic animals;

                                 o  sink holes or similarly occurring soil
                                    conditions; and

                                 o  other kinds of risks not specified in the
                                    preceding paragraph.

                                      S-80

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of policies sold by
                                 primary insurers) indicated that they intended
                                 to eliminate coverage for acts of terrorism
                                 from their reinsurance policies. Without that
                                 reinsurance coverage, primary insurance
                                 companies would have to assume that risk
                                 themselves, which may cause them to eliminate
                                 such coverage in their policies, increase the
                                 amount of the deductible for acts of terrorism
                                 or charge higher premiums for such coverage.
                                 In order to offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program. The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and was established to provide financial
                                 assistance from the United States government
                                 to insurers in the event of another terrorist
                                 attack that is the subject of an insurance
                                 claim. The Terrorism Risk Insurance Act of
                                 2002 requires the Treasury Department to
                                 establish procedures for the Terrorism
                                 Insurance Program under which the federal
                                 share of compensation will be equal to 90% of
                                 that portion of insured losses that exceeds an
                                 applicable insurer deductible required to be
                                 paid during each program year. The federal
                                 share in the aggregate in any program year may
                                 not exceed $100 billion. An insurer that has
                                 paid its deductible is not liable for the
                                 payment of any portion of total annual United
                                 States-wide losses that exceed $100 billion,
                                 regardless of the terms of the individual
                                 insurance contracts.

                                 The Terrorism Insurance Program required that
                                 each insurer for policies in place prior to
                                 November 26, 2002, provide its insureds with a
                                 statement of the proposed premiums for
                                 terrorism coverage, identifying the portion of
                                 the risk that the federal government will
                                 cover, within 90 days after November 26, 2002.
                                 Insureds had 30 days to accept the continued
                                 coverage and pay the premium. If an insured
                                 authorizes the exclusion or does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the policy. All policies for
                                 insurance issued after November 26, 2002, must
                                 make similar disclosure and provide a similar
                                 opportunity for the insured to purchase
                                 coverage. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage.

                                 Through December 2005, insurance carriers are
                                 required under the program to provide
                                 terrorism coverage in their basic "all-risk"
                                 policies. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002, is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002, is
                                 also voided.

                                      S-81

                                 However, the Terrorism Insurance Program
                                 applies to United States risks only and to
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States government. Further, the act
                                 must be certified as an "act of terrorism" by
                                 the federal government, which decision is not
                                 subject to judicial review. It remains unclear
                                 what acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                 Furthermore, there can be no assurance that
                                 the Terrorism Insurance Program or state
                                 legislation will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program
                                 terminates on December 31, 2005 and the
                                 Secretary of the Treasury announced on June
                                 30, 2005 the Treasury Department's opposition
                                 to an extension of the Terrorism Risk
                                 Insurance Act of 2002 in its current form.
                                 Prior to the terrorist attacks in London in
                                 July 2005, the Bush administration had stated
                                 that it would only support extending the
                                 Terrorism Insurance Program if changes were
                                 made to the law to increase the magnitude of
                                 the events that would trigger coverage under
                                 the Terrorism Insurance Program, increase
                                 deductibles and co-payments, and eliminate
                                 some lines of insurance altogether. The London
                                 terrorist attacks have reinvigorated the
                                 debate over the extension of the Terrorism
                                 Insurance Program. In addition, proposals for
                                 replacing the Terrorism Insurance Program,
                                 including a proposal to create a pool into
                                 which participating insurers would deposit a
                                 part of their written premiums, are being
                                 considered. If the Terrorism Risk Insurance
                                 Act of 2002 is not extended or renewed,
                                 premiums for terrorism insurance coverage will
                                 likely increase and/or the terms of such
                                 insurance may be materially amended to enlarge
                                 stated exclusions or to otherwise effectively
                                 decrease the scope of coverage available
                                 (perhaps to the point where it is effectively
                                 not available). In addition, to the extent
                                 that any policies contain "sunset clauses"
                                 (i.e., clauses that void terrorism coverage if
                                 the federal insurance backstop program is not
                                 renewed), then such policies may cease to
                                 provide terrorism insurance upon the
                                 expiration of the Terrorism Risk Insurance Act
                                 of 2002.

                                 No assurance can be given that the mortgaged
                                 properties will continue to have the benefit
                                 of insurance against terrorist acts. In
                                 addition, no assurance can be given that the
                                 coverage for such acts, if obtained or
                                 maintained, will be broad enough to cover the
                                 particular act of terrorism that may be
                                 committed or that the amount of coverage will
                                 be sufficient to repair and restore the
                                 mortgaged property or to repay the mortgage
                                 loan in full. The insufficiency of insurance
                                 coverage in any respect could have a material
                                 and adverse affect on your certificates.

                                      S-82

                                 Pursuant to the terms of the pooling and
                                 servicing agreement, the master servicer or
                                 the special servicer may not be required to
                                 maintain insurance covering terrorist or
                                 similar acts, nor will it be required to call
                                 a default under a mortgage loan, if the
                                 related borrower fails to maintain such
                                 insurance (even if required to do so under the
                                 related loan documents) if the special
                                 servicer has determined, in consultation with
                                 the controlling class representative, in
                                 accordance with the servicing standard that
                                 either:

                                  o such insurance is not available at
                                    commercially reasonable rates and that such
                                    hazards are not at the time commonly
                                    insured against for properties similar to
                                    the mortgaged property and located in or
                                    around the region in which such mortgaged
                                    property is located; or

                                  o such insurance is not available at any
                                    rate.

                                 In addition, with respect to certain mortgage
                                 loans, the mortgagee may have waived the right
                                 to require terrorism insurance or may have
                                 limited the circumstances under which
                                 terrorism insurance is required. For example,
                                 certain mortgage loans permit the tenant at
                                 the mortgaged property to self-insure and, in
                                 certain cases, not carry insurance coverage
                                 for acts of terrorism. In addition, certain
                                 mortgage loans do not require that the related
                                 borrower carry terrorism insurance in excess
                                 of a maximum annual premium amount. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--85 Tenth Avenue" and
                                 "--1000 & 1100 Wilson" in this prospectus
                                 supplement. In addition, certain of the
                                 mortgaged properties may contain pad sites
                                 that are ground leased to the tenant. The
                                 borrower may not be required to obtain
                                 insurance on the related improvements.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ADDITIONAL DEBT ON SOME
 MORTGAGE LOANS CREATES
  ADDITIONAL RISKS.............  In general, the borrowers are:

                                 o  required to satisfy any existing
                                    indebtedness encumbering the related
                                    mortgaged property as of the closing of the
                                    related mortgage loan; and

                                 o  prohibited from encumbering the related
                                    mortgaged property with additional secured
                                    debt without the mortgagee's prior
                                    approval.

                                 Except as provided below, none of the mortgage
                                 loans included in the trust fund, other than
                                 the mortgage loans with companion loans, are
                                 secured by mortgaged properties that secure
                                 other loans outside the trust fund, and,
                                 except as provided below none of the related
                                 entities with a controlling ownership interest
                                 in the borrower may pledge its interest in

                                      S-83

                                 that borrower as security for what is
                                 generally referred to as mezzanine debt.

                                 With respect to 10 mortgage loans (loan
                                 numbers 39, 49, 70, 119, 126, 135, 152, 156,
                                 166 and 200), representing 1.9% of the
                                 mortgage pool (8 mortgage loans in loan group
                                 1 or 1.4% and 2 mortgage loans in loan group 2
                                 or 5.8%), the related borrower, under certain
                                 circumstances, may encumber the related
                                 mortgaged property with subordinate debt
                                 subject to the terms of a subordination and
                                 standstill agreement to be entered into in
                                 favor of the mortgagee and the satisfaction of
                                 certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 18), representing 1.4% of the mortgage pool
                                 (1.5% of loan group 1), there is existing
                                 subordinate debt secured by the mortgaged
                                 property and the ownership interests of the
                                 direct or indirect owners of the related
                                 borrower have been pledged as additional
                                 security for the subordinate debt, subject to
                                 the terms of an intercreditor agreement
                                 entered into in favor of the mortgagee.

                                 With respect to 19 mortgage loans (loan
                                 numbers 1, 2, 3, 4, 12, 13, 25, 26, 30, 34,
                                 37, 69, 87, 94, 104, 108, 124, 189 and 198),
                                 representing 31.0% of the mortgage pool (18
                                 mortgage loans in loan group 1 or 35.1% and 1
                                 mortgage loan in loan group 2 or 1.1%), the
                                 related loan documents provide that, under
                                 certain circumstances, the direct or indirect
                                 ownership interests in the related borrowers
                                 may be pledged as security for mezzanine debt
                                 in the future, subject to the terms of a
                                 subordination and standstill agreement and/or
                                 an intercreditor agreement to be entered into
                                 in favor of the mortgagee and the satisfaction
                                 of certain financial conditions.

                                 With respect to 2 mortgage loans (loan numbers
                                 10 and 195), representing 2.2% of the mortgage
                                 pool (2.5% of loan group 1), the loan
                                 documents provide that the borrower may incur
                                 additional unsecured debt. With respect to 9
                                 mortgage loans (loan numbers 56, 59, 63, 75,
                                 79, 86, 151, 186 and 200, representing 1.9% of
                                 the mortgage pool (2.2% of loan group 1), the
                                 related mortgage loan documents do not
                                 prohibit the borrower from incurring
                                 additional unsecured debt or an owner of an
                                 interest in the related borrower from pledging
                                 its ownership interest in the related borrower
                                 as security for mezzanine debt because the
                                 related borrower is not required by either the
                                 mortgage loan documents or related
                                 organizational documents to be a special
                                 purpose entity.

                                 With respect to 2 mortgage loans (loan numbers
                                 6 and 9), representing 5.2% of the mortgage
                                 pool (5.9% of loan group 1), the related
                                 mortgage loan documents provide that under
                                 certain circumstances (a) the related borrower
                                 may encumber the related mortgaged property
                                 with subordinate debt in the future and/or (b)
                                 the entities owning an interest in the related
                                 borrower may pledge their interests in the
                                 borrower as security for mezzanine debt in the
                                 future, subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered

                                      S-84

                                 into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 17), representing 1.5% of the mortgage pool
                                 (1.7% of loan group 1), the related mortgage
                                 loan documents provide that, under certain
                                 circumstances (a) the related borrower may
                                 incur additional unsecured debt and/or (b) the
                                 entities owning an interest in the related
                                 borrower may pledge their interests in the
                                 borrower as security for mezzanine debt in the
                                 future, subject to the terms of a
                                 subordination and standstill agreement to be
                                 entered into in favor of the mortgagee and the
                                 satisfaction of certain financial conditions.

                                 With respect to 1 mortgage loan (loan number
                                 58), representing 0.3% of the mortgage pool
                                 (2.8% of loan group 2), the related borrower
                                 has existing unsecured subordinate debt to
                                 third parties.

                                 Secured subordinated debt encumbering any
                                 mortgaged property may increase the difficulty
                                 of refinancing the related mortgage loan at
                                 maturity and the possibility that reduced cash
                                 flow could result in deferred maintenance.
                                 Also, in the event that the holder of the
                                 subordinated debt has filed for bankruptcy or
                                 been placed in involuntary receivership,
                                 foreclosure by any senior lienholder
                                 (including the trust fund) on the mortgaged
                                 property could be delayed. In addition,
                                 substantially all of the mortgage loans permit
                                 the related borrower to incur limited
                                 indebtedness in the ordinary course of
                                 business or for capital improvements that is
                                 not secured by the related mortgaged property
                                 which is generally limited to a specified
                                 percentage of the outstanding principal
                                 balance of the related mortgage loan. Further,
                                 certain of the mortgage loans included in the
                                 trust fund do not prohibit limited partners or
                                 other owners of non-controlling interests in
                                 the related borrower from pledging their
                                 interests in the borrower as security for
                                 mezzanine debt.

                                 In addition, certain mortgage loans, which may
                                 include the mortgage loans previously
                                 described in this risk factor, permit the
                                 related borrower to incur, or do not prohibit
                                 the related borrower from incurring, unsecured
                                 debt to an affiliate of, or owner of an
                                 interest in, the borrower or to an affiliate
                                 of such an owner, subject to certain
                                 conditions under the related mortgage loan
                                 documents. Further, certain of the mortgage
                                 loans permit additional liens on the related
                                 mortgaged properties for (1) assessments,
                                 taxes or other similar charges or (2) liens
                                 which in the aggregate constitute an
                                 immaterial and insignificant monetary amount
                                 with respect to the net value of the related
                                 borrower's assets. A default by the borrower
                                 on such additional indebtedness could impair
                                 the borrower's financial condition and result
                                 in the bankruptcy or receivership of the
                                 borrower which would cause a delay in the
                                 foreclosure by the trust fund on the mortgaged
                                 property. It may not be evident that a
                                 borrower has incurred any such future
                                 subordinate second lien debt until the related
                                 mortgage

                                      S-85

                                 loan otherwise defaults. In cases in which one
                                 or more subordinate liens are imposed on a
                                 mortgaged property or the borrower incurs
                                 other indebtedness, the trust fund is subject
                                 to additional risks, including, without
                                 limitation, the following:

                                 o  the risk that the necessary maintenance of
                                    the mortgaged property could be deferred to
                                    allow the borrower to pay the required debt
                                    service on the subordinate financing and
                                    that the value of the mortgaged property
                                    may fall as a result;

                                 o  the risk that the borrower may have a
                                    greater incentive to repay the subordinate
                                    or unsecured indebtedness first;

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment upon
                                    the maturity of the mortgage loan;

                                  o the existence of subordinated debt
                                    encumbering any mortgaged property may
                                    increase the difficulty of refinancing the
                                    related mortgage loan at maturity and the
                                    possibility that reduced cash flow could
                                    result in deferred maintenance; and

                                  o the risk that, in the event that the holder
                                    of the subordinated debt has filed for
                                    bankruptcy or been placed in involuntary
                                    receivership, foreclosing on the mortgaged
                                    property could be delayed and the trust
                                    fund may be subjected to the costs and
                                    administrative burdens of involvement in
                                    foreclosure or bankruptcy proceedings or
                                    related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the
                                 accompanying prospectus and "DESCRIPTION OF
                                 THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the Mortgage Loans--Other
                                 Financing" and "--Due-on-Sale and
                                 Due-on-Encumbrance Provisions" in this
                                 prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the
                                 owner of equity in one or more borrowers and
                                 is secured by a pledge of the equity ownership
                                 interests in such borrowers. Because mezzanine
                                 debt is secured by the obligor's equity
                                 interest in the related borrowers, such
                                 financing effectively reduces the obligor's
                                 economic stake in the related mortgaged
                                 property. The existence of mezzanine debt may
                                 reduce cash flow on the borrower's mortgaged
                                 property after the payment of debt service and
                                 may increase the likelihood that the owner of
                                 a borrower will permit the value or income
                                 producing potential of a mortgaged property to
                                 fall and may create a greater risk that a
                                 borrower will default on the mortgage loan
                                 secured by a mortgaged property whose value or
                                 income is relatively weak.

                                      S-86

                                 Generally, upon a default under mezzanine
                                 debt, the holder of such mezzanine debt would
                                 be entitled to foreclose upon the equity in
                                 the related mortgagor, which has been pledged
                                 to secure payment of such mezzanine debt.
                                 Although such transfer of equity may not
                                 trigger the due on sale clause under the
                                 related mortgage loan, it could cause the
                                 obligor under such mezzanine debt to file for
                                 bankruptcy, which could negatively affect the
                                 operation of the related mortgaged property
                                 and such borrower's ability to make payments
                                 on the related mortgage loan in a timely
                                 manner.

                                 Additionally, some intercreditor agreements
                                 with respect to certain mezzanine debt may
                                 give the holder of the mezzanine debt the
                                 right to cure certain defaults and, upon a
                                 default, to purchase the related mortgage loan
                                 for an amount equal to the then-current
                                 outstanding balance of such loan. Some
                                 intercreditor agreements relating to mezzanine
                                 debt may also limit the special servicer's
                                 ability to enter into certain modifications of
                                 the mortgage loan without the consent of the
                                 related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance"
                                 in the accompanying prospectus and "DESCRIPTION
                                 OF THE MORTGAGE POOL--Certain Terms and
                                 Conditions of the "--Due-on-Sale and Due-on-
                                 Encumbrance Provisions" in this prospectus
                                 supplement.

                                 Although the assets of the trust fund do not
                                 include the companion loans related to the
                                 mortgage loans which have companion loans, the
                                 related borrower is still obligated to make
                                 interest and principal payments on those
                                 additional obligations. As a result, the trust
                                 fund is subject to additional risks,
                                 including:

                                 o  the risk that the necessary maintenance of
                                    the related mortgaged property could be
                                    deferred to allow the borrower to pay the
                                    required debt service on the subordinate or
                                    pari passu obligations and that the value
                                    of the mortgaged property may fall as a
                                    result; and

                                 o  the risk that it may be more difficult for
                                    the borrower to refinance the mortgage loan
                                    or to sell the mortgaged property for
                                    purposes of making any balloon payment on
                                    the entire balance of both the loans
                                    contained in the loan pair upon the
                                    maturity of the mortgage loans.

                                 In addition, nine (9) of the mortgage loans
                                 have companion loans that are subordinate to
                                 the related mortgage loan. Each of the NGP
                                 Rubicon GSA Pool mortgage loan and the 1000 &
                                 1100 Wilson mortgage loan representing 11.5%
                                 of the mortgage pool (13.1% of loan group 1),
                                 has a companion loan that is pari passu with
                                 the mortgage loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 and "--Co-Lender Loans" in this prospectus
                                 supplement.

                                      S-87

                                 The holders of the pari passu companion notes
                                 (or, if applicable, the holders of beneficial
                                 interests in the pari passu companion notes)
                                 have certain control, consultation and/or
                                 consent rights with respect to the servicing
                                 and/or administration of the subject split
                                 loan structures. Furthermore, in the case of
                                 the NGP Rubicon GSA Pool mortgage loan, the
                                 holder of the pari passu companion loan or its
                                 designee has (a) a par purchase option with
                                 respect to the subject mortgage loan under
                                 certain default scenarios and (b) certain
                                 shared consent rights with respect to the
                                 replacement of the special servicer without
                                 cause with respect to the NGP Rubicon GSA Pool
                                 whole loan; provided, however, in the event
                                 the holder of the NGP Rubicon GSA Pool
                                 mortgage loan fails to exercise its purchase
                                 option within the time periods specified in
                                 the related intercreditor agreement, the
                                 majority subordinate certificateholder will
                                 have a par purchase option with respect to
                                 such mortgage loan. In addition, in the case
                                 of the 1000 & 1100 Wilson mortgage loan, the
                                 holder of the related pari passu companion
                                 loan will have the right to consent to any
                                 replacement of the special servicer with
                                 respect to the 1000 & 1100 Wilson whole loan.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS........ Most of the borrowers are legal entities rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The bankruptcy of a
                                 borrower, or a general partner or managing
                                 member of a borrower, may impair the ability of
                                 the mortgagee to enforce its rights and
                                 remedies under the related mortgage.

                                 Many of the borrowers are not special purpose
                                 entities structured to limit the possibility
                                 of becoming insolvent or bankrupt, and
                                 therefore may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o  operating entities with businesses distinct
                                    from the operation of the property with the
                                    associated liabilities and risks of
                                    operating an ongoing business; or

                                 o  individuals that have personal liabilities
                                    unrelated to the property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing

                                      S-88

                                 member of a borrower will not initiate a
                                 bankruptcy or similar proceeding against such
                                 borrower or corporate or individual general
                                 partner or managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. See "CERTAIN LEGAL ASPECTS
                                 OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws"
                                 in the accompanying prospectus.

                                 In addition, with respect to 17 mortgage loans
                                 (loan numbers 5, 16, 18, 23, 26, 37, 48, 49,
                                 51, 61, 116, 131, 134, 137, 173, 175 and 185),
                                 representing 11.7% of the mortgage pool (12
                                 mortgage loans in loan group 1 or 11.3% and 5
                                 mortgage loans in loan group 2 or 14.7%), the
                                 borrowers own the related mortgaged property
                                 as tenants-in-common. As a result, the related
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction. In addition,
                                 enforcement of remedies against tenant-in-
                                 common borrowers may be prolonged if the
                                 tenant-in-common borrowers become insolvent
                                 or bankrupt at different times because each
                                 time a tenant-in-common borrower files for
                                 bankruptcy, the bankruptcy court stay is
                                 reinstated.

                                 In addition, with respect to the Philips
                                 Lighting mortgage loan, representing 1.3% of
                                 the mortgage pool (1.4% of loan group 1), the
                                 related borrower is structured as a single
                                 purpose, bankruptcy remote Delaware statutory
                                 trust with independent trustees. The trust
                                 agreement with respect to the related borrower
                                 will be amended and restated to convert the
                                 related borrower to an "investment trust"
                                 creating an acceptable ownership vehicle for
                                 1031 parties to effect an exchange. Under
                                 applicable tax laws and regulations certain
                                 limitations exist with respect to the
                                 activities of a passive "investment trust" of
                                 this nature. Though not anticipated as of the
                                 closing date of the related mortgage loan,
                                 certain contingencies exist under applicable
                                 tax laws and regulations which could cause the
                                 "investment trust" to be required to convert
                                 out of the trust entity form. Should such a
                                 contingency occur, the related mortgage loan
                                 documents require that the borrower convert to
                                 a limited liability company, which will
                                 continue as the borrower under the loan
                                 documents, and is required to be a bankruptcy
                                 remote, single member, Delaware special
                                 purpose entity.

                                      S-89

CONDOMINIUM AGREEMENTS ENTAIL
 CERTAIN RISKS.................. One (1) mortgage loan (loan number 127, representing 0.1% of the mortgage pool (0.1% of
                                 loan group 1)) is subject to the terms of one
                                 or more condominium agreements. Due to the
                                 nature of condominiums, a default on the part
                                 of the related borrower will not allow the
                                 mortgagee the same flexibility in realizing on
                                 the collateral as is generally available with
                                 respect to commercial properties that are not
                                 condominiums. The rights of other unit owners,
                                 the condominium documents and the state and
                                 local laws applicable to condominium units must
                                 be considered and respected. Consequently,
                                 servicing and realizing upon the collateral
                                 could subject the certificateholders to greater
                                 delay, expense and risk than a loan secured by
                                 a commercial property that is not a condominium
                                 building.

                                 In addition, with respect to 1 mortgage loan
                                 (loan number 8, representing 2.3% of the
                                 mortgage pool (2.6% of loan group 1)) the
                                 borrower may restructure the related mortgaged
                                 property as a condominium regime upon the
                                 consent of the mortgagee, which consent shall
                                 not be unreasonably withheld, provided that
                                 certain conditions are met including, but not
                                 limited to the provision of an opinion from
                                 counsel that the proposed restructuring will
                                 not adversely affect the REMIC status of the
                                 trust fund and written confirmation from the
                                 rating agencies that any ratings of the
                                 certificates will not, as a result of the
                                 proposed restructuring, be downgraded,
                                 qualified or withdrawn.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISKS.................. Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower
                                 will stay the sale of the mortgaged property
                                 owned by that borrower, as well as the
                                 commencement or continuation of a foreclosure
                                 action. In addition, even if a court determines
                                 that the value of the mortgaged property is
                                 less than the principal balance of the mortgage
                                 loan it secures, the court may prevent a
                                 mortgagee from foreclosing on the mortgaged
                                 property (subject to certain protections
                                 available to the mortgagee). As part of a
                                 restructuring plan, a court also may reduce the
                                 amount of secured indebtedness to the
                                 then-current value of the mortgaged property,
                                 which would make the mortgagee a general
                                 unsecured creditor for the difference between
                                 the then-current value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may: (1) grant a debtor a reasonable
                                 time to cure a payment default on a mortgage
                                 loan; (2) reduce periodic payments due under a
                                 mortgage loan; (3) change the rate of interest
                                 due on a mortgage loan; or (4) otherwise alter
                                 the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally,

                                      S-90

                                 the borrower's trustee or the borrower, as
                                 debtor-in-possession, has certain special
                                 powers to avoid, subordinate or disallow
                                 debts. In certain circumstances, the claims of
                                 the trustee may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and costly and
                                 may significantly delay or diminish the
                                 receipt of rents. Rents also may escape an
                                 assignment to the extent they are used by the
                                 borrower to maintain the mortgaged property or
                                 for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans,
                                 the subordinate lenders may have agreed that
                                 they will not take any direct actions with
                                 respect to the related subordinated debt,
                                 including any actions relating to the
                                 bankruptcy of the borrower, and that the
                                 holder of the mortgage loan will have all
                                 rights to direct all such actions. There can
                                 be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinated
                                 lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plan on the grounds that pre-bankruptcy
                                 contracts cannot override rights expressly
                                 provided by the Bankruptcy Code. This holding,
                                 which one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 As a result of the foregoing, the trustee's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                 Certain of the mortgage loans may have a
                                 borrower, a principal or a sponsor of the
                                 related borrower that has previously filed
                                 bankruptcy. In each case, the related entity
                                 or person has emerged from bankruptcy.
                                 However, we cannot assure you that such
                                 borrowers, principals and sponsors will not be
                                 more likely than others, to utilize their
                                 rights in bankruptcy in the event of any
                                 threatened action by the mortgagee to enforce
                                 its rights under the related loan documents.

                                      S-91

INSPECTIONS AND APPRAISALS MAY
 NOT ACCURATELY REFLECT VALUE
 OR CONDITION OF MORTGAGED
 PROPERTY......................  In general, appraisals represent only the analysis and opinion of qualified experts and
                                 are not guaranties of present or future value,
                                 and may determine a value of a property that is
                                 significantly higher than the amount that can
                                 be obtained from the sale of a mortgaged
                                 property under a distress or liquidation sale.
                                 In certain cases, appraisals may reflect "as
                                 stabilized" values reflecting certain
                                 assumptions, such as future construction
                                 completion, projected re-tenanting or increased
                                 tenant occupancies. Information regarding the
                                 values of the mortgaged properties at the date
                                 of such report is presented under "DESCRIPTION
                                 OF THE MORTGAGE POOL--Additional Mortgage Loan
                                 Information" in this prospectus supplement for
                                 illustrative purposes only. Any engineering
                                 reports or site inspections obtained in
                                 connection with this offering represent only
                                 the analysis of the individual engineers or
                                 site inspectors preparing such reports at the
                                 time of such report, and may not reveal all
                                 necessary or desirable repairs, maintenance or
                                 capital improvement items.

THE MORTGAGED PROPERTIES MAY
 NOT BE IN COMPLIANCE WITH
 CURRENT ZONING LAWS............ The mortgaged properties securing the mortgage loans included in the trust fund are
                                 typically subject to building and zoning
                                 ordinances and codes affecting the construction
                                 and use of real property. Since the zoning laws
                                 applicable to a mortgaged property (including,
                                 without limitation, density, use, parking and
                                 set-back requirements) are usually subject to
                                 change by the applicable regulatory authority
                                 at any time, the improvements upon the
                                 mortgaged properties may not, currently or in
                                 the future, comply fully with all applicable
                                 current and future zoning laws. Such changes
                                 may limit the ability of the related borrower
                                 to rehabilitate, renovate and update the
                                 premises, and to rebuild or utilize the
                                 premises "as is" in the event of a casualty
                                 loss with respect thereto. Such limitations may
                                 adversely affect the cash flow of the mortgaged
                                 property following such loss. Insurance
                                 proceeds may not be sufficient to pay off such
                                 mortgage loan in full. In addition, if the
                                 mortgaged property were to be repaired or
                                 restored in conformity with then-current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

CERTAIN MORTGAGED PROPERTIES
 MAY BE REDEVELOPED OR
 RENOVATED.....................  Certain of the mortgaged properties are currently undergoing or are expected to undergo
                                 redevelopment or renovation. There can be no
                                 assurance that current or planned redevelopment
                                 or renovation will be completed, that such
                                 redevelopment or renovation will be completed
                                 in the time frame contemplated or that, when
                                 and if such redevelopment or renovation will
                                 improve the operations at, or increase the
                                 value of, the related mortgaged property.
                                 Failure of any of

                                      S-92

                                 foregoing to occur could have a material
                                 adverse impact on the related mortgage loan,
                                 which could affect the ability of the related
                                 borrower to repay the related mortgage loan.

                                 In the event the related borrower fails to pay
                                 the costs of work completed or material
                                 delivered in connection with such ongoing
                                 redevelopment or renovation, the portion of
                                 the mortgaged property on which there are
                                 renovations may be subject to mechanics' or
                                 materialmens' liens that may be senior to the
                                 lien on the related mortgage loan.

                                 The existence of construction or renovation at
                                 a mortgaged property may make such mortgaged
                                 property less attractive to tenants or their
                                 customers and, accordingly, could have a
                                 negative effect on net operating income.

RESTRICTIONS ON CERTAIN OF
 THE MORTGAGED PROPERTIES MAY
 LIMIT THEIR USE................ Certain of the mortgaged properties securing mortgage loans included in the trust fund which
                                 are non-conforming may not be "legal
                                 non-conforming" uses. The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming" use may
                                 adversely affect the market value of the
                                 mortgaged property or the borrower's ability to
                                 continue to use it in the manner it is
                                 currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, governmental requirements,
                                 reciprocal easement agreements or operating
                                 agreements or, in the case of those mortgaged
                                 properties that are condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not represent the entire condominium building.
                                 For example, 1 mortgage loan (loan number 127)
                                 representing 0.1% of the mortgage pool (0.1%
                                 of loan group 1) is subject to a condominium
                                 declaration where the related mortgaged
                                 property does not represent the entire
                                 condominium. Such use restrictions include,
                                 for example, limitations on the character of
                                 the improvements or the properties,
                                 limitations affecting noise and parking
                                 requirements, among other things, and
                                 limitations on the borrowers' right to operate
                                 certain types of facilities within a
                                 prescribed radius. These limitations could
                                 adversely affect the ability of the related
                                 borrower to lease the mortgaged property on
                                 favorable terms, thus adversely affecting the
                                 borrower's ability to fulfill its obligations
                                 under the related mortgage loan.

COMPLIANCE WITH APPLICABLE LAWS
 AND REGULATIONS MAY RESULT
 IN LOSSES.....................  A borrower may be required to incur costs to comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property
                                 securing a mortgage loan included in the trust
                                 fund. Examples of these laws and regulations
                                 include zoning laws and the Americans with
                                 Disabilities Act of 1990, which requires all
                                 public accommodations to meet certain federal
                                 requirements related to access and use by
                                 disabled persons. See "CERTAIN

                                      S-93

                                 LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--
                                 Americans with Disabilities Act" in the
                                 accompanying prospectus. The expenditure
                                 of such costs or the imposition of injunctive
                                 relief, penalties or fines in connection with
                                 the borrower's noncompliance could negatively
                                 impact the borrower's cash flow and,
                                 consequently, its ability to pay its mortgage
                                 loan.

ENFORCEABILITY OF DUE-ON-SALE
 CLAUSES AND ASSIGNMENTS OF
 LEASES AND RENTS IS LIMITED.... The mortgages securing the mortgage loans included in the trust fund generally contain
                                 due-on-sale clauses, which permit the
                                 acceleration of the maturity of the related
                                 mortgage loan if the borrower sells, transfers
                                 or conveys the related mortgaged property or
                                 its interest in the mortgaged property without
                                 the consent of the mortgagee. There also may be
                                 limitations on the enforceability of such
                                 clauses. The mortgages also generally include a
                                 debt-acceleration clause, which permits the
                                 acceleration of the related mortgage loan upon
                                 a monetary or non-monetary default by the
                                 borrower. The courts of all states will
                                 generally enforce clauses providing for
                                 acceleration in the event of a material payment
                                 default, but may refuse the foreclosure of a
                                 mortgaged property when acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render acceleration
                                 unconscionable. However, certain of the
                                 mortgage loans included in the trust fund
                                 permit one or more transfers of the related
                                 mortgaged property or transfer of a controlling
                                 interest in the related borrower to
                                 pre-approved transferees or pursuant to
                                 pre-approved conditions set forth in the
                                 related mortgage loan documents without the
                                 mortgagee's approval. In addition, certain of
                                 the mortgage loans may not restrict the
                                 transfer of limited partnership interests or
                                 non-managing member interests in the related
                                 borrower. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Due-on-Sale and
                                 Due-on-Encumbrance" in the accompanying
                                 prospectus.

                                 The mortgage loans included in the trust fund
                                 may also be secured by an assignment of leases
                                 and rents pursuant to which the borrower
                                 typically assigns its right, title and
                                 interest as landlord under the leases on the
                                 related mortgaged property and the income
                                 derived therefrom to the mortgagee as further
                                 security for the related mortgage loan, while
                                 retaining a license to collect rents for so
                                 long as there is no default. In the event the
                                 borrower defaults, the license terminates and
                                 the mortgagee is entitled to collect the
                                 rents. Such assignments are typically not
                                 perfected as security interests prior to the
                                 mortgagee's taking possession of the related
                                 mortgaged property and/or appointment of a
                                 receiver. Some state laws may require that the
                                 mortgagee take possession of the mortgaged
                                 property and obtain a judicial appointment of
                                 a receiver before becoming entitled to collect
                                 the rents. In addition, if bankruptcy or
                                 similar proceedings

                                      S-94

                                 are commenced by or in respect of the
                                 borrower, the mortgagee's ability to collect
                                 the rents may be adversely affected. See
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Leases and Rents" in the accompanying
                                 prospectus.

LIMITATIONS ON THE BENEFITS OF
 CROSS-COLLATERALIZED AND
 CROSS-DEFAULTED LOANS........   Eleven (11) groups of mortgage loans, the
                                 Extra Space Self Storage Portfolio #5
                                 concentration (loan numbers 52, 65, 67, 77, 85,
                                 88, 98, 101, 121, 122, 128, 132, 136, 148, 154,
                                 164, 167, 168, 178, 193, 207, 216 and 227),
                                 representing in the aggregate 3.4% of the
                                 mortgage pool (3.9% of loan group 1), the Fath
                                 Portfolio concentration (loan numbers 27, 53,
                                 89, 115, 141, 163 and 179), representing in
                                 the aggregate 1.9% of the mortgage pool
                                 (16.2% of loan group 2), the GSP Portfolio 3
                                 concentration (loan numbers 56, 63, 79 and 86),
                                 representing in the aggregate 1.1% of the
                                 mortgage pool (1.3% of loan group 1), the GSP
                                 Portfolio 1 concentration (loan numbers 62, 93,
                                 96, 109 and 169), representing in the aggregate
                                 0.9% of the mortgage pool (1.1% of loan group
                                 1), the Multifamily Portfolio B concentration
                                 (loan numbers 117, 123, 138, 170, 191, 211,
                                 214, 215, 221, 223, 230 and 232), representing
                                 in the aggregate 0.8% of the mortgage pool
                                 (6.9% of loan group 2), the Multifamily
                                 Portfolio A concentration (loan numbers 107,
                                 182, 184, 187, 190, 194, 202, 213, 228, 229 and
                                 233), representing in the aggregate 0.7% of the
                                 mortgage pool (5.8% of loan group 2), the
                                 Multifamily Portfolio C concentration (120,
                                 139, 162, 176, 205, 208, 209, 218, 220, 225 and
                                 231), representing in the aggregate 0.7% of the
                                 mortgage pool (6.2% of loan group 2), the Cole
                                 Portfolio concentration (loan numbers 147, 155,
                                 174, 204, 210 and 212), representing in the
                                 aggregate 0.4% of the mortgage pool (0.5% of
                                 loan group 1), the Addison Place Portfolio
                                 (loan numbers 74 and 217), representing in the
                                 aggregate 0.3% of the mortgage pool (0.4% of
                                 loan group 1), the GSP Portfolio 2
                                 concentration (loan numbers 106 and 144),
                                 representing in the aggregate 0.3% of the
                                 mortgage pool (0.3% of loan group 1) and the
                                 Nasar Portfolio concentration (loan numbers 129
                                 and 201), representing in the aggregate 0.2% of
                                 the mortgage pool (0.2% of loan group 1), are
                                 groups of mortgage loans that are
                                 cross-collateralized and cross-defaulted with
                                 each of the other mortgage loans in their
                                 respective groups. In addition, some mortgage
                                 loans are secured by first lien deeds of trust,
                                 deeds to secure debt or mortgages, as
                                 applicable, on multiple properties securing
                                 obligations of one borrower or the joint and
                                 several obligations of multiple borrowers. For
                                 example, the NGP Rubicon GSA Pool mortgage loan
                                 (loan number 2), representing 5.9% of the
                                 mortgage pool (6.7% of loan group 1) is secured
                                 by 14 mortgaged properties located in 10 states
                                 and the District of Columbia. See "DESCRIPTION
                                 OF THE MORTGAGE POOL--Twenty Largest Mortgage
                                 Loans--NGP Rubicon GSA Pool" in this prospectus
                                 supplement. Furthermore, such arrangements
                                 could be

                                      S-95

                                 challenged as fraudulent conveyances by
                                 creditors of any of the related borrowers or
                                 by the representative of the bankruptcy estate
                                 of any related borrower if one or more of such
                                 borrowers becomes a debtor in a bankruptcy
                                 case. Generally, under federal and most state
                                 fraudulent conveyance statutes, a lien granted
                                 by any such borrower could be voided if a
                                 court determines that:

                                 o  such borrower was insolvent at the time of
                                    granting the lien, was rendered insolvent
                                    by the granting of the lien, was left with
                                    inadequate capital or was not able to pay
                                    its debts as they matured; and

                                 o  such borrower did not, when it allowed its
                                    mortgaged property to be encumbered by the
                                    liens securing the indebtedness represented
                                    by the other cross-collateralized loans,
                                    receive "fair consideration" or "reasonably
                                    equivalent value" for pledging such
                                    mortgaged property for the equal benefit of
                                    the other related borrowers.

                                 We cannot provide assurances that a lien
                                 granted by a borrower on a cross-collateralized
                                 loan to secure the mortgage loan of another
                                 borrower, or any payment thereon, would not be
                                 avoided as a fraudulent conveyance. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Certain
                                 Terms and Conditions of the Mortgage Loans--
                                 Cross-Default and Cross-Collateralization of
                                 Certain Mortgage; Certain Multi-Property
                                 Mortgage Loans" in this prospectus supplement
                                 and Annex A-5 to this prospectus supplement
                                 for more information regarding the cross-
                                 collateralized loans. No mortgage loan
                                 included in the trust fund (other than the
                                 mortgage loans with companion loans) is cross-
                                 collateralized with a mortgage loan not
                                 included in the trust fund.

                                 In addition, (i) the Brookhaven MHP mortgage
                                 loan, the Meadowview MHP mortgage loan, the
                                 Mill Creek MHP mortgage loan, the Northwood
                                 MHP mortgage loan and the Deer Run MHP
                                 mortgage loan; (ii) the Newberry Farms MHP
                                 mortgage loan and the Newberry Estates MHP
                                 mortgage loan; (iii) the Grayson Village MHP
                                 mortgage loan, the Cedar Manor MHP mortgage
                                 loan, the Pleasant Hills MHP mortgage loan and
                                 the Indian Creek MHP mortgage loan; and (iv)
                                 the mortgage loans in each of the Fath
                                 Portfolio, Multifamily Portfolio A,
                                 Multifamily Portfolio B, Multifamily Portfolio
                                 C and the Taurus Portfolio were each
                                 underwritten as cross-collateralized and
                                 cross-defaulted loans or portfolios of loans,
                                 as applicable. The related mortgage loans (or
                                 mortgage loans within the related portfolios)
                                 may be uncrossed by the related borrowers upon
                                 the satisfaction of certain conditions in the
                                 related mortgage loan documents.

SUBSTITUTION OF MORTGAGED
 PROPERTIES MAY LEAD TO
 INCREASED RISKS...............  Fifteen (15) mortgage loans (loan numbers 7,
                                 15, 21, 110, 114, 149, 155, 157, 174, 177, 204,
                                 210, 212, 219 and 226 representing

                                      S-96

                                 6.6% of the mortgage pool (7.5% of loan group
                                 1), permit the related borrower the right to
                                 substitute mortgaged properties of like kind
                                 and quality for the properties currently
                                 securing the related mortgage loans. As a
                                 result, it is possible that the mortgaged
                                 properties that secure the mortgage loans may
                                 not secure such mortgage loans for their
                                 entire term. Any substitution will require
                                 mortgagee consent and will have to meet
                                 certain conditions, including loan-to-value
                                 tests and debt service coverage tests and many
                                 also provide that the related borrower will be
                                 required to obtain written confirmation from
                                 the rating agencies that any ratings of the
                                 certificates will not, as a result of the
                                 proposed substitution, be downgraded,
                                 qualified or withdrawn, and the related
                                 borrower will provide an opinion of counsel
                                 that the REMIC status of the trust fund will
                                 not be adversely impacted by the proposed
                                 substitution. Nevertheless, the replacement
                                 property may differ from the substituted
                                 property with respect to certain
                                 characteristics.

SINGLE TENANTS AND CONCENTRATION
 OF TENANTS SUBJECT THE TRUST
 FUND TO INCREASED RISK......... Fifty-five (55) of the mortgaged properties securing mortgage loans included in the trust
                                 fund, representing, by allocated loan amount,
                                 13.3% of the mortgage pool (by allocated loan
                                 amount, 15.1% of loan group 1), are leased
                                 wholly to a single tenant or are wholly owner
                                 occupied. Certain other of the mortgaged
                                 properties are leased in large part to a single
                                 tenant or are in large part owner occupied. Any
                                 default by a major tenant could adversely
                                 affect the related borrower's ability to make
                                 payments on the related mortgage loan. We
                                 cannot provide assurances that any major tenant
                                 will continue to perform its obligations under
                                 its lease (or, in the case of an owner-occupied
                                 mortgaged property, under the related mortgage
                                 loan documents).

                                 With respect to certain of the mortgage loans,
                                 the related borrower has given to certain
                                 tenants a right of first refusal in the event
                                 a sale is contemplated or an option to
                                 purchase all or a portion of the mortgaged
                                 property and this provision, if not waived,
                                 may impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure or
                                 adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants
                                 or a major tenant may have leases that
                                 terminate or grant the tenant early
                                 termination rights prior to the maturity date
                                 of the related mortgage loan. Mortgaged
                                 properties leased to a single tenant, or a
                                 small number of tenants, are more likely to
                                 experience interruptions of cash flow if a
                                 tenant fails to renew its lease because there
                                 may be less or no rental income until new
                                 tenants are found and it may be necessary to
                                 expend substantial amounts of capital to make
                                 the space acceptable to new tenants. In
                                 addition, certain of the mortgaged properties
                                 may be leased

                                      S-97

                                 in whole or in part by government-sponsored
                                 tenants who may have certain rights to cancel
                                 their leases or reduce the rent payable with
                                 respect to such leases at any time for, among
                                 other things, lack of appropriations. With
                                 respect to the NGP Rubicon GSA Pool mortgage
                                 loan (loan number 2), representing 5.9% of the
                                 mortgage pool (6.7% of loan group 1), 95.0% of
                                 the rentable area at the related mortgaged
                                 properties is occupied by U.S. government
                                 agencies. Certain of these U.S. government
                                 leases, with respect to the NGP Rubicon GSA
                                 Pool mortgage loan, permit the related tenant
                                 to terminate its lease after a specified date
                                 contained in the respective lease, some of
                                 which may be prior to the maturity date of the
                                 related mortgage loan, subject to certain
                                 terms and conditions contained therein. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans--NGP Rubicon GSA Pool".

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry. For example, with
                                 respect to 11 mortgage loans representing 1.2%
                                 of the mortgage pool (1.3% of loan group 1),
                                 the single tenant of each mortgaged property
                                 is Walgreens.

                                 For further information regarding certain
                                 significant tenants at the mortgaged
                                 properties, see Annex A-4 to this prospectus
                                 supplement.

THE FAILURE OF A TENANT WILL
 HAVE A NEGATIVE IMPACT ON
 SINGLE TENANT AND TENANT
 CONCENTRATION PROPERTIES....... The bankruptcy or insolvency of a major tenant or sole tenant, or a number of smaller
                                 tenants, in retail, industrial and office
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 Bankruptcy Code, a tenant has the option of
                                 assuming or rejecting any unexpired lease. If
                                 the tenant rejects the lease, the landlord's
                                 claim for breach of the lease would be a
                                 general unsecured claim against the tenant
                                 (absent collateral securing the claim) and the
                                 amounts the landlord could claim would be
                                 limited.

LITIGATION MAY HAVE ADVERSE
 EFFECT ON BORROWERS............ From time to time, there may be legal proceedings pending, threatened or ongoing
                                 against the borrowers, managers, sponsors and
                                 their respective affiliates relating to the
                                 business of, or arising out of the ordinary
                                 course of business of, the borrowers, managers,
                                 sponsors and their respective affiliates, and
                                 certain of the borrowers, managers, sponsors
                                 and their respective affiliates are subject to
                                 legal proceedings relating to the business of,
                                 or arising out of the ordinary course of
                                 business of, the borrowers, managers, sponsors
                                 or their respective affiliates. In addition,
                                 certain borrowers, managers and their
                                 respective affiliates may be or have been
                                 subject to investigation, civil penalty,
                                 criminal penalty or enforcement. It is possible
                                 that such proceedings may have a material

                                      S-98

                                 adverse effect on any borrower's ability to
                                 meet its obligations under the related
                                 mortgage loan and, thus, on distributions on
                                 your certificates.

                                 With respect to the Fath concentration (loan
                                 numbers 27, 53, 89, 115, 141, 163 and 179),
                                 the sponsor of the related borrowers is being
                                 sued, following the foreclosure of a mortgage
                                 loan made to an entity controlled by that
                                 sponsor, which mortgage loan was an asset in a
                                 prior commercial mortgage loan securitization
                                 transaction. The action is being brought for
                                 the actual economic damages of the mortgagee
                                 in connection with incomplete renovations to
                                 the property and termination of the leases in
                                 the Mortgaged Property.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY..... The successful operation of a real estate project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o  responding to changes in the local market;

                                 o  planning and implementing the rental
                                    structure;

                                 o  operating the property and providing
                                    building services;

                                 o  managing operating expenses; and

                                 o  assuring that maintenance and capital
                                    improvements are carried out in a timely
                                    fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term leases,
                                 are generally more management intensive than
                                 properties leased to creditworthy tenants
                                 under long-term leases.

                                 The failure of a property manager that manages
                                 a number of mortgaged properties as described
                                 above to properly manage the related mortgaged
                                 properties or any financial difficulties with
                                 respect to this property manager could have a
                                 significant negative impact on the continued
                                 income generation from these mortgaged
                                 properties and therefore the performance of
                                 the related mortgage loans. Extra Space
                                 Management, LLC or an affiliate is the
                                 property manager for the mortgaged properties
                                 securing 25 mortgage loans (loan numbers 7,
                                 15, 52, 65, 67, 77, 85, 88, 98, 101, 121, 122,
                                 128, 132, 136, 148, 154, 164, 167, 168, 178,
                                 193, 207, 216 and 227), representing 7.9% of
                                 the mortgage pool (8.9% of loan group 1). See
                                 "--Adverse Consequences Associated with
                                 Borrower Concentration, Borrowers Under Common
                                 Control and Related Borrowers" above and
                                 "DESCRIPTION OF THE MORTGAGE POOL--Twenty
                                 Largest Mortgage Loans" in this prospectus
                                 supplement.

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a

                                      S-99

                                 mortgage loan. In addition, the property
                                 managers are usually operating companies and
                                 unlike limited purpose entities, may not be
                                 restricted from incurring debt and other
                                 liabilities in the ordinary course of business
                                 or otherwise.

                                 We make no representation or warranty as to
                                 the skills of any present or future managers.
                                 Additionally, we cannot provide assurance that
                                 the property managers will be in a financial
                                 condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

CONDEMNATIONS OF MORTGAGED
 PROPERTIES MAY RESULT
 IN LOSSES.....................  From time to time, there may be condemnations pending or threatened against one or more of
                                 the mortgaged properties securing mortgage
                                 loans included in the trust fund. The proceeds
                                 payable in connection with a total condemnation
                                 may not be sufficient to restore the related
                                 mortgaged property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use
                                 of, or income generation from, the affected
                                 mortgaged property. Therefore, we cannot give
                                 assurances that the occurrence of any
                                 condemnation will not have a negative impact
                                 upon distributions on your certificates.

THE STATUS OF A GROUND LEASE
 MAY BE UNCERTAIN IN A
 BANKRUPTCY PROCEEDING.......... Twelve (12) mortgage loans included in the trust fund, representing 6.4% of the mortgage
                                 pool by allocated loan amount (7.3% of loan
                                 group 1), are secured in whole or in part by
                                 leasehold interests. Leasehold mortgage loans
                                 are subject to certain risks not associated
                                 with mortgage loans secured by a lien on the
                                 fee estate of the borrower. One of these risks
                                 is that if the related leasehold interest were
                                 to be terminated upon a lease default, the
                                 mortgagee would lose its security in the loan.
                                 Generally, but not in all cases, the related
                                 ground lease requires the lessor thereunder to
                                 give the mortgagee notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the mortgagee or a
                                 purchaser at a foreclosure sale (in some cases
                                 only upon the consent of the lessor) and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, pursuant to Section 365(h) of the
                                 Bankruptcy Code, ground lessees in possession
                                 under a ground lease that has commenced have
                                 the right to continue in a ground lease even
                                 though the representative of their bankrupt
                                 ground lessor rejects the lease. The leasehold
                                 mortgages generally provide that the borrower
                                 may not elect to treat the ground lease as
                                 terminated on account of any such rejection by
                                 the ground lessor without the prior approval
                                 of the holder of the mortgage note or
                                 otherwise prohibit the borrower from
                                 terminating the ground lease. In a bankruptcy
                                 of a ground

                                     S-100

                                 lessee/borrower, the ground lessee/borrower
                                 under the protection of the Bankruptcy Code
                                 has the right to assume (continue) or reject
                                 (breach and/or terminate) any or all of its
                                 ground leases. If the ground lessor and the
                                 ground lessee/borrower are concurrently
                                 involved in bankruptcy proceedings, the
                                 trustee may be unable to enforce the bankrupt
                                 ground lessee/borrower's right to continue in
                                 a ground lease rejected by a bankrupt ground
                                 lessor. In such circumstances, a ground lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the related mortgage. Further, in a recent
                                 decision by the United States Court of Appeals
                                 for the Seventh Circuit (Precision Indus. v.
                                 Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
                                 Cir. 2003)), the court ruled with respect to
                                 an unrecorded lease of real property that
                                 where a statutory sale of the fee interest in
                                 leased property occurs under Section 363(f) of
                                 the Bankruptcy Code (11 U.S.C. Section 363(f))
                                 upon the bankruptcy of a landlord, such sale
                                 terminates a lessee's possessory interest in
                                 the property, and the purchaser assumes title
                                 free and clear of any interest, including any
                                 leasehold estates. Pursuant to Section 363(e)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(a)), a lessee may request the bankruptcy
                                 court to prohibit or condition the statutory
                                 sale of the property so as to provide adequate
                                 protection of the leasehold interest; however,
                                 the court ruled that this provision does not
                                 ensure continued possession of the property,
                                 but rather entitles the lessee to compensation
                                 for the value of its leasehold interest,
                                 typically from the sale proceeds. While there
                                 are certain circumstances under which a "free
                                 and clear" sale under Section 363(f) of the
                                 Bankruptcy Code would not be authorized
                                 (including that the lessee could not be
                                 compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the
                                 other conditions of Section 363(f)(1)-(4) of
                                 the Bankruptcy Code otherwise permits the
                                 sale), we cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event
                                 of a statutory sale of leased property
                                 pursuant to Section 363(f) of the Bankruptcy
                                 Code, the lessee may be able to maintain
                                 possession of the property under the ground
                                 lease. In addition, we cannot provide
                                 assurances that the lessee and/or the
                                 mortgagee will be able to recuperate the full
                                 value of the leasehold interest in bankruptcy
                                 court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are
                                 subject to operating leases. The operating
                                 lessee then sublets space in the mortgaged
                                 property to sub-tenants. Therefore, the cash
                                 flow from the rented mortgaged property will
                                 be subject to the bankruptcy risks with
                                 respect to the operating lessee.

                                     S-101

                                 With respect to the ground lease on 1 of the
                                 28 mortgaged properties comprising the Extra
                                 Space Teamsters Pool mortgage loan, the
                                 borrower is obligated to either (i) purchase
                                 the fee interest in the ground lease prior to
                                 its expiration or (ii) cause such mortgaged
                                 property to be released from the mortgage loan
                                 subject to the conditions set forth in the
                                 related mortgage loan documents. This
                                 obligation is guaranteed by the sponsor of the
                                 related mortgage loan. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Twenty Largest Mortgage Loans"
                                 in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT
 BE ABLE TO MAKE A REQUIRED
 REPURCHASE OR SUBSTITUTION OF
 A DEFECTIVE MORTGAGE LOAN...... Each mortgage loan seller is the sole warranting party in respect of the mortgage
                                 loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except,
                                 in certain circumstances, for Wachovia Bank,
                                 National Association in its capacity as a
                                 mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a breach of any mortgage
                                 loan seller's representations and warranties or
                                 any document defects, if such mortgage loan
                                 seller defaults on its obligation to do so. We
                                 cannot provide assurances that the mortgage
                                 loan sellers will have the financial ability to
                                 effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan
                                 sellers may have acquired a portion of the
                                 mortgage loans included in the trust fund in
                                 one or more secondary market purchases. Such
                                 purchases may be challenged as fraudulent
                                 conveyances. Such a challenge if successful,
                                 may have a negative impact on the
                                 distributions on your certificates. See
                                 "DESCRIPTION OF THE MORTGAGE POOL--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Representations and
                                 Warranties; Repurchases and Substitutions" in
                                 this prospectus supplement and "DESCRIPTION OF
                                 THE POOLING AND SERVICING AGREEMENTS--
                                 Representations and Warranties; Repurchases"
                                 in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
 LIMIT THE ABILITY OF THE
 SPECIAL SERVICER TO
 FORECLOSE ON THE MORTGAGED
 PROPERTY......................  Some states (including California) have laws that prohibit more than one judicial action to
                                 enforce a mortgage obligation, and some courts
                                 have construed the term judicial action
                                 broadly. Accordingly, the special servicer is
                                 required to obtain advice of counsel prior to
                                 enforcing any of the trust fund's rights under
                                 any of the mortgage loans that include
                                 mortgaged properties where this rule could be
                                 applicable. In the case of either a cross-
                                 collateralized and cross-defaulted mortgage
                                 loan or a multi-property mortgage loan
                                 which is secured by mortgaged properties
                                 located in multiple states, the special
                                 servicer may be required to foreclose first on

                                     S-102

                                 properties located in states where such "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing
                                 on properties located in the states where
                                 judicial foreclosure is the only permitted
                                 method of foreclosure. As a result, the
                                 special servicer may incur delay and expense
                                 in foreclosing on mortgaged properties located
                                 in states affected by one action rules. See
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Foreclosure" in the accompanying
                                 prospectus.

                                     S-103

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans included in the Trust Fund (the "Mortgage
Pool") is expected to consist of 233 fixed rate mortgage loans (the "Mortgage
Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance")
of $3,275,616,483. The "Cut-Off Date" for three of the Mortgage Loans is
October 6, 2005 and for 230 of the Mortgage Loans is October 11, 2005. The
"Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The
Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and
"Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of (i) all of the Mortgage Loans that are not secured by multifamily properties or mobile home park properties, and (ii) 14 Mortgage Loans that are secured by multifamily properties and 13 Mortgage Loans secured by mobile home park properties. Loan Group 1 is expected to consist of 167 Mortgage Loans with an aggregate Cut-Off Date Balance of $2,884,319,234 (the "Cut-Off Date Group 1
Balance"). Loan Group 2 will consist of 62 Mortgage Loans that are secured by multifamily properties and 4 Mortgage Loans that are secured by mobile home park properties. Loan Group 2 is expected to consist of 66 Mortgage Loans with an aggregate Cut-Off Date Balance of $391,297,249 (the "Cut-Off Date Group 2
Balance" and, together with the Cut-Off Date Group 1 Balance the "Cut-Off Date
Group Balances"). Annex A to this prospectus supplement sets forth the Loan
Group designation with respect to each Mortgage Loan. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $558,797 to
$200,000,000. The Mortgage Loans in the Mortgage Pool have an average Cut-Off
Date Balance of $14,058,440. The Cut-Off Date Balances of the Mortgage Loans in
Loan Group 1 range from $1,100,000 to $200,000,000. The Mortgage Loans in Loan
Group 1 have an average Cut-Off Date Balance of $17,271,373. The Cut-Off Date
Balances of the Mortgage Loans in Loan Group 2 range from $558,797 to
$36,000,000. The Mortgage Loans in Loan Group 2 have an average Cut-Off Date
Balance of $5,928,746. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans and references to percentages of Mortgage Loans in a particular Loan Group without further description are references to the related Cut-Off Date Group Balance. The descriptions in this prospectus supplement of the Mortgage Loans and the
Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage
Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented in this prospectus supplement (including Cut-Off Date
Balances, loan balances per square foot/room/unit, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loan, if any;
provided that, with respect to the 1000 & 1100 Wilson Loan and the NGP Rubicon
GSA Pool Loan, numerical and statistical information presented herein with respect to loan balance per square foot, loan-to-value ratios and debt service coverage ratios include the related Pari Passu Companion Loan as well as the
Mortgage Loans themselves.

     All of the Mortgage Loans are evidenced by a promissory note (each a
"Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 12 Mortgage Loans, representing 6.4% of the Cut-Off Date Pool Balance by allocated loan amount (7.3% of the Cut-Off
Date Group 1 Balance by allocated loan amount), on a portion or all of a leasehold estate in an income-producing real property (each, a "Mortgaged
Property").

                                     S-104

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:

                    MORTGAGED PROPERTIES BY PROPERTY TYPE(1)

                                          NUMBER OF      AGGREGATE      PERCENTAGE OF    PERCENTAGE OF     PERCENTAGE OF
                                          MORTGAGED     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE
             PROPERTY TYPE               PROPERTIES       BALANCE        POOL BALANCE   GROUP 1 BALANCE   GROUP 2 BALANCE
--------------------------------------- ------------ ----------------- --------------- ----------------- ----------------

Office ................................       52      $1,482,013,794         45.2%            51.4%              0.0%
Multifamily ...........................       78         562,387,034         17.2              6.7              94.4
Retail ................................       73         515,336,614         15.7             17.9               0.0
 Retail -- Anchored ...................       45         402,649,278         12.3             14.0               0.0
 Retail -- Unanchored .................       22          74,665,919          2.3              2.6               0.0
 Retail -- Shadow Anchored(2) .........        6          38,021,418          1.2              1.3               0.0
Self Storage ..........................       80         272,943,784          8.3              9.5               0.0
Hospitality ...........................       16         225,431,680          6.9              7.8               0.0
Mobile Home Park ......................       17         104,977,249          3.2              2.9               5.6
Industrial ............................        7          85,956,000          2.6              3.0               0.0
Mixed Use .............................        5          25,072,067          0.8              0.9               0.0
Land(3) ...............................        1           1,498,260          0.0              0.1               0.0
                                              --      --------------        -----            -----             -----
                                             329      $3,275,616,483        100.0%           100.0%            100.0%
                                             ===      ==============        =====            =====             =====

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for the Mortgage
      Loans secured by more than one Mortgaged Property is based on allocated loan amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   A Mortgaged Property is classified as "shadow anchored" if it is located in close proximity to an anchored retail property.

(3)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank. The bank is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

                              [PIE CHART OMITTED]

                     MORTGAGED PROPERTIES BY PROPERTY TYPE

Retail 15.7%

Self Storage 8.3%

Hospitality 6.9%

Mobile Home Park 3.2%

Industrial 2.6%

Mixed Use 0.8%

Land 0.0%

Office 45.2%

Multifamily 17.2%

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the
Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association
("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired
137 of the Mortgage Loans, representing 71.0% of the Cut-Off Date Pool Balance
(127 Mortgage Loans in Loan Group 1 or 75.9% of the Cut-Off Date Group 1
Balance and 10 Mortgage Loans in Loan Group 2 or 35.4% of the Cut-Off Date
Group 2 Balance). Nomura Credit & Capital, Inc. ("Nomura") originated 81 of the
Mortgage Loans, representing 20.5% of the Cut-Off Date Pool Balance (28
Mortgage Loans in Loan Group 1 or 15.9% of the Cut-Off Date Group 1 Balance and
53 Mortgage Loans in Loan Group 2 or 54.0% of the Cut-Off Date Group 2
Balance). Artesia Mortgage Capital Corporation ("Artesia") originated 15 of the
Mortgage Loans, representing 8.5% of the Cut-Off Date Pool Balance (12 Mortgage
Loans in Loan Group 1 or 8.2% of the Cut-Off Date Group 1 Balance and 3
Mortgage Loans in Loan Group 2 or 10.6% of the Cut-Off Date Group 2 Balance).
None of the

                                     S-105

Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no
Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage
Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each, a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated
Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. All of the
Mortgage Loans, accrue interest on the basis of the actual number of days elapsed over a 360 day year (an "Actual/360 basis"). Ninety-one (91) of the
Mortgage Loans, representing 48.3% of the Cut-Off Date Pool Balance (73
Mortgage Loans in Loan Group 1 or 47.9% of the Cut-Off Date Group 1 Balance and
18 Mortgage Loans in Loan Group 2 or 51.6% of the Cut-Off Date Group 2
Balance), have periods during which only interest is due and periods in which principal and interest are due. Thirty-four (34) of the Mortgage Loans, representing 31.9% of the Cut-Off Date Pool Balance (33 Mortgage Loans in Loan
Group 1 or 35.2% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in
Loan Group 2 or 7.6% of the Cut-Off Date Group 2 Balance), are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage
Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month. No Mortgage Loan has a grace period that extends payment beyond the 11th day of any calendar month (other than 1 Mortgage Loan which has a grace period that extends payment until the 14th day of any calendar month).

     Amortization. Two hundred twenty-six (226) of the Mortgage Loans (the
"Balloon Loans") provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Thirty-four (34) of these Balloon Loans, representing 31.9% of the Cut-Off Date Pool Balance (33 Mortgage Loans in Loan
Group 1 or 35.2% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in
Loan Group 2 or 7.6% of the Cut-Off Date Group 2 Balance), provide for interest-only Periodic Payments for the entire term and do not amortize.

     Twenty-six (26) of the Balloon Loans (the "ARD Loans"), representing 5.2%
of the Cut-Off Date Pool Balance (6.0% of the Cut-Off Date Group 1 Balance),
provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest")
at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property
(as determined in the related Mortgage Loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated
Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Nineteen (19) of the ARD Loans provide for monthly payments of interest only until the related Anticipated Repayment Date and do not provide for any amortization of principal before the related
Anticipated Repayment Date. Any amount received in respect of Additional
Interest will be distributed to the Class Z Certificates. Generally, Additional
Interest will not be included in the calculation of the Mortgage Rate for a
Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield
Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Ninety-one (91) of the Balloon Loans, representing 48.3% of the Cut-Off
Date Pool Balance (73 Mortgage Loans in Loan Group 1 or 47.9% of the Cut-Off
Date Group 1 Balance and 18 Mortgage Loans in Loan Group 2 or 51.6% of the
Cut-Off Date Group 2 Balance), provide for monthly payments of interest-only for the first 6 to 84 months for Loan Group 1 and the first 12 to 48 months for
Loan Group

                                     S-106

2 of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates, but not the entire principal balance of the Mortgage Loans. Thirty-four (34) of the Balloon Loans and ARD Loans, representing 31.9% of the Cut-Off Date Pool
Balance (33 Mortgage Loans in Loan Group 1 or 35.2% of the Cut-Off Date Group 1
Balance and 1 Mortgage Loan in Loan Group 2 or 7.6% of the Cut-Off Date Group 2
Balance), provide for monthly payments of interest-only until maturity or ARD and do not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans
restrict or prohibit voluntary principal prepayment. In general, all of the
Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (217
Mortgage Loans or 78.5% of the Cut-Off Date Pool Balance, (155 Mortgage Loans
in Loan Group 1 or 76.2% of the Cut-Off Date Group 1 Balance and 62 Mortgage
Loans in Loan Group 2 or 95.8% of the Cut-Off Date Group 2 Balance)); (ii)
prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a yield maintenance charge for most of the remaining term or permit defeasance for most of the remaining term (2 Mortgage Loans or 4.4% of the Cut-Off Date Pool
Balance (5.0% of the Cut-Off Date Group 1 Balance)); (iii) impose a yield maintenance charge until a date specified in the related Mortgage Note (4
Mortgage Loans or 13.4% of the Cut-Off Date Pool Balance (15.2% of the Cut-Off
Date Group 1 Balance)); or (iv) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a yield maintenance charge for most of the remaining term (10
Mortgage Loans or 3.6% of the Cut-Off Date Pool Balance (6 Mortgage Loans in
Loan Group 1 or 3.5% and 4 Mortgage Loans in Loan Group 2 or 4.2% of the
Cut-Off Date Group 2 Balance)); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan.
See "--Additional Mortgage Loan Information" in this prospectus supplement.
Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or
of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a mortgagee may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance
Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged.
See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Two hundred nineteen (219) of the Mortgage Loans, or 83.0% of the Cut-Off
Date Pool Balance (157 Mortgage Loans in Loan Group 1 or 81.2% of the Cut-Off
Date Group 1 Balance and 62 Mortgage Loans in Loan Group 2 or 95.8% of the
Cut-Off Date Group 2 Balance), provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof)
from the lien of the related Mortgage without the prepayment of the Mortgage
Loan or the payment of the applicable Prepayment Premium or Yield Maintenance
Charge except for 2 mortgage loans (loan numbers 7 and 15) which provide for
Yield Maintenance or defeasance at the option of the related borrower. Mortgage
Loans secured by more than one Mortgaged Property

                                     S-107

(but in some cases secured by a single Mortgaged Property) which provide for partial defeasance generally require that, among other things, (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally between 110% and 125% but in the case of 34 Mortgage
Loans (loan numbers 107, 117, 120, 123, 138, 139, 162, 170, 176, 182, 184, 187,
190, 191, 194, 202, 205, 208, 209, 211, 213, 214, 215, 218, 220, 221, 223, 225,
228, 229, 230, 231, 232 and 233), 100% of the allocated loan amount for such
Mortgaged Property) be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance. In general, "Defeasance Collateral"
is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance
Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the
Periodic Payment due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD
Loan, the principal balance on its Anticipated Repayment Date. The Pooling and
Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge
Defeasance Collateral in lieu of making a prepayment, to the extent the related
Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master
Servicer in order for the Master Servicer to purchase, such Defeasance
Collateral may be in excess of the principal balance of the related Mortgage
Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or
Yield Maintenance Charge except under the circumstances described in "SERVICING
OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the mortgagee's prior consent and, also with limited exceptions, prohibit the entities with a controlling interest in the related borrower from pledging their interests in such borrower as security for mezzanine debt.

     With respect to 10 Mortgage Loans (loan numbers 39, 49, 70, 119, 126, 135,
152, 156, 166 and 200), representing approximately 1.9% of the Cut-Off Date
Pool Balance (8 Mortgage Loans in Loan Group 1 or 1.4% and 2 Mortgage Loans in
Loan Group 2 or 5.8%), the borrower, under certain circumstances, may encumber the Mortgaged Property with subordinate debt subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 1 Mortgage Loan (loan number 18), representing approximately 1.4% of the Cut-Off Date Pool Balance (1.5% of the Cut-Off Date
Group 1 Balance), there is existing subordinate debt secured by the Mortgaged
Property and the ownership interests of the direct or indirect owners of the borrower have been pledged as additional security for the subordinate debt subject to the terms of an intercreditor agreement entered into in favor of the mortgagee. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates
Additional Risks" in this prospectus supplement.

     Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans
Creates Additional Risks" in this prospectus supplement.

                                     S-108

     With respect to 19 Mortgage Loans (loan numbers 1, 2, 3, 4, 12, 13, 25,
26, 30, 34, 37, 69, 87, 94, 104, 108, 124, 189 and 198), representing approximately 31.0% of the Cut-Off Date Pool Balance (18 Mortgage Loans in Loan
Group 1 or 35.1% of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan in
Loan Group 2 or 1.1% of the Cut-Off Date Group 2 Balance), the related Mortgage
Loan documents provide that, under certain circumstances, ownership interests of the direct or indirect owners of the related borrowers may be pledged as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement and/or an intercreditor agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 2 Mortgage Loans (loan numbers 10 and 195) representing
2.2% of the Cut-Off Date Pool Balance (2.5% of the Cut-Off Date Group 1
Balance) the related Mortgage Loan documents provide that the borrower may incur additional unsecured debt. With respect to 9 Mortgage Loans (loan numbers
56, 59, 63, 75, 79, 86, 151, 186 and 200), representing 1.9% of the Cut-Off
Date Pool Balance (2.2% of the Cut-Off Date Group 1 Balance), the related
Mortgage Loan documents do not prohibit the borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the Mortgage Loan documents or related organizational documents to be a special purpose entity.

     With respect to 2 Mortgage Loans (loan numbers 6 and 9), representing 5.2%
of the Cut-Off Date Pool Balance (5.9% of the Cut-Off Date Group 1 Balance),
the related Mortgage Loan documents provide that under certain circumstances
(a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and /or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 1 Mortgage Loan (loan number 17), representing 1.5% of the
Cut-Off Date Pool Balance (1.7% of the Cut-Off Date Group 1 Balance), the
related Mortgage Loan documents provide that, under certain circumstances (a)
the related borrower may incur additional unsecured debt and/or (b) the entities owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

     With respect to 1 Mortgage Loan (loan number 58), representing 0.3% of the
Cut-Off Date Pool Balance (2.8% of the Cut-Off Date Group 2 Balance), the
related borrower has existing unsecured subordinate debt to third parties.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged
Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the
Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage
Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee, and certain Mortgage Loans may not prohibit transfers of limited partnership interests or non-managing member interests in the related borrowers. As provided in, and subject to, the Pooling and Servicing

                                     S-109

Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General"
in this prospectus supplement whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans;
Certain Multi-Property Mortgage Loans. Eleven (11) groups of Mortgage Loans, the Extra Space Self Storage Portfolio #5 concentration (loan numbers 52, 65,
67, 77, 85, 88, 98, 101, 121, 122, 128, 132, 136, 148, 154, 164, 167, 168, 178,
193, 207, 216 and 227), representing 3.4% of the Cut-Off Date Pool Balance
(3.9% of the Cut-Off Date Group 1 Balance), the Fath Portfolio concentration
(loan numbers 27, 53, 89, 115, 141, 163 and 179), representing 1.9% of the
Cut-Off Date Pool Balance (16.2% of the Cut-Off Date Group 2 Balance), the GSP
Portfolio 3 concentration (loan numbers 56, 63, 79 and 86), representing 1.1%
of the Cut-Off Date Pool Balance (1.3% of the Cut-Off Date Group 1 Balance),
the GSP Portfolio 1 concentration (loan numbers 62, 93, 96, 109 and 169), representing 0.9% of the Cut-Off Date Pool Balance (1.1% of the Cut-Off Date
Group 1 Balance), the Multifamily Portfolio B concentration (loan numbers 117,
123, 138, 170, 191, 211, 214, 215, 221, 223, 230 and 232), representing 0.8% of the Cut-Off Date Pool Balance (6.9% of the Cut-Off Date Group 2 Balance), the
Multifamily Portfolio A concentration (loan numbers 107, 182, 184, 187, 190,
194, 202, 213, 228, 229 and 233), representing 0.7% of the Cut-Off Date Pool
Balance (5.8% of the Cut-Off Date Group 2 Balance), the Multifamily Portfolio C
concentration (loan numbers 120, 139, 162, 176, 205, 208, 209, 218, 220, 225 and 231), representing 0.7% of the Cut-Off Date Pool Balance (6.2 of the
Cut-Off Date Group 2 Balance), the Cole Portfolio concentration (loan numbers
147, 155, 174, 204, 210 and 212), representing 0.4% of the Cut-Off Date Pool
Balance (0.5% of the Cut-Off Date Group 1 Balance), the Addison Place Portfolio
(loan numbers 74 and 217), representing 0.3% of the Cut-Off Date Pool Balance
(0.4% of the Cut-Off Date Group 1 Balance), the GSP Portfolio 2 concentration
(loan numbers 106 and 144), representing 0.3% of the Cut-Off Date Pool Balance
(0.3% of the Cut-Off Date Group 1 Balance) and the Nasar Portfolio
concentration (loan numbers 129 and 201), representing 0.2% of the Cut-Off Date
Pool Balance (0.2% of the Cut-Off Date Group 1 Balance), are groups of Mortgage
Loans that are cross-collateralized and cross-defaulted with each of the other
Mortgage Loans in their respective groups. Although the Mortgage Loans within each group of cross-collateralized and cross-defaulted Mortgage Loans are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in any other group. The related
Mortgage Loan documents for each group of Mortgage Loans generally provide that the cross-default and cross-collateralization provisions for each such group of cross-collateralized and/or cross-defaulted Mortgage Loans may be terminated in the event one of the Mortgage Loans is defeased without a simultaneous defeasance of the other Mortgage Loans; provided that the Rating Agencies confirm that such release would not result in a downgrading of any of the current ratings of any Class of Certificates and certain loan-to-value ratio and debt service coverage ratio tests are satisfied.

     As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans.

     The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     In addition, (i) the Brookhaven MHP Mortgage Loan, the Meadowview MHP
Mortgage Loan, the Mill Creek MHP Mortgage Loan, the Northwood MHP Mortgage
Loan and the Deer Run MHP Mortgage Loan; (ii) the Newberry Farms MHP Mortgage
Loan and the Newberry Estates MHP Mortgage Loan; (iii) the Grayson Village MHP
Mortgage Loan, the Cedar Manor MHP Mortgage Loan, the Pleasant Hills MHP
Mortgage Loan and the Indian Creek MHP Mortgage Loan; and (iv) the Mortgage
Loans in each of the Fath Portfolio, Multifamily Portfolio A, Multifamily
Portfolio B, Multifamily Portfolio C and the Taurus Portfolio were each underwritten as cross-collateralized and cross-defaulted loans or portfolios of loans, as applicable. The related Mortgage Loans (or Mortgage Loans within the

                                     S-110

related portfolios) may be uncrossed by the related borrowers upon the satisfaction of certain conditions in the related Mortgage Loan documents.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     Substitutions. Fifteen (15) of the Mortgage Loans (loan numbers 7, 15, 21,
110, 114, 149, 155, 157, 174, 177, 204, 210, 212, 219 and 226) representing
6.6% of the Cut-Off Date Balance (7.5% of the Cut-Off Date Group 1 Balance)
permit the related borrower to substitute Mortgaged Properties of like kind and quality for the properties securing the related Mortgage Loans, upon mortgagee consent and subject to certain conditions, including loan-to-value tests and debt service coverage tests and many such Mortgage Loans also require the provision of an opinion of counsel that the proposed substitution will not adversely affect the REMIC status of the Trust Fund and written confirmation from the Rating Agencies that any ratings of the Certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn. See
"RISK FACTORS--Substitution of Mortgaged Properties" in this prospectus supplement.

CERTAIN LOCATION SPECIFIC CONSIDERATIONS

     CALIFORNIA. Eighty-eight (88) of the Mortgaged Properties, representing, by allocated loan amount, 19.5% of the Cut Off Date Pool Balance (51 Mortgaged
Properties in Loan Group 1 or 19.0% of the Cut-Off Date Group 1 Balance and 37
Mortgaged Properties in Loan Group 2 or 23.0% of the Cut-Off Date Group 2
Balance) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the mortgagee to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property.
California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust, the mortgagee is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a mortgagee whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the mortgagee's right to have a receiver appointed under certain circumstances.

     PUERTO RICO. One (1) of the mortgaged properties, representing 1.2% of the
Cut-off Date Pool Balance (1.3% of the Cut-off Date Group 1 Balance), is
located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor.

     Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement

                                     S-111

to take a separate action under the promissory or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

     Risks Related to Puerto Rico-United States Relationship. The Commonwealth
of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States
Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can be no assurance of what impact this would have on the trust fund's interest in mortgaged property located in Puerto Rico.

     Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign
(non-Puerto Rican) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rican) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor.

     However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in
Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Any such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan including such gross-up payments).

     Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in
Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

     At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshall or other court officer to conduct the sale of the property.
Such sales are made in accordance with procedures set forth in the Mortgage and
Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.
Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may
b recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition.
No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged
Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform,

                                     S-112

Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property.
There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each
Mortgaged Property in connection with the origination of the related Mortgage
Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such
"Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the
Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party. See also "RISK
FACTORS--Environmental Laws May Adversely Affect the Value of and Cash Flow
from a Mortgaged Property" in this prospectus supplement.

     Engineering Assessments. Except with respect to 2 Mortgage Loans, representing 0.3% of the Cut-Off Date Pool Balance (0.4% of the Cut-Off Date
Group 1 Balance), in connection with the origination of all of the Mortgage
Loans, a licensed engineer or architect inspected the related Mortgaged
Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged
Properties, the related borrowers were required to deposit with the mortgagee an amount equal to at least 100% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, the mortgagee may waive such required deposits under certain circumstances.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 3 Mortgaged Properties securing 3 Mortgage Loans (loan numbers 4, 152 and 211, representing 0.3% of the allocated loan amount of the
Cut-Off Date Pool Balance (2 Mortgage Loans in Loan Group 1 or 0.3% of the
allocated loan amount of the Cut-Off Date Group 1 Balance and 1 Mortgage Loan
in Loan Group 2 or 0.4% of the allocated amount of the Cut-Off Date Group 2
Balance) are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. With respect to each of these Mortgage Loans, the
Mortgaged Property has earthquake insurance in place.

CO-LENDER LOANS

General

     Six (6) Mortgage Loans (loan number 3, the "1000 & 1100 Wilson Loan", loan number 5, the "Metropolitan Square Loan", loan number 10, the "Bryan Tower
Loan", loan number 35, the "FBI Office Building Loan", loan number 41, the
"Abbott Laboratories Loan" and loan number 64, the "Lowe's Home Improvement
Loan" (collectively, the "Wachovia Co-Lender Loans")) originated by Wachovia
Bank, National Association, four (4) Mortgage Loans (loan number 6, the "San
Felipe Plaza Loan", loan number 9, the "2500 City West Loan", loan number 68, the "Sonoma Valley Inn Loan" and loan number 97, the "Holiday Inn Express and
Suites Loan" (collectively, the "Nomura Co-Lender Loans")) originated by Nomura
Credit & Capital, Inc. and one (1) Mortgage Loan (loan number 2, the "NGP
Rubicon GSA Pool Loan" also referred to herein as the "Artesia Co-Lender Loan")
originated by Artesia Mortgage Capital Corporation (the Artesia Co-Lender Loan
together with the Wachovia Co-Lender Loans and the Nomura Co-Lender Loans, the
"Co-Lender Loans") are each evidenced by one of two notes each secured by a single mortgage and a single assignment of leases and rents. In addition to the
Co-Lender Loans,

                                     S-113

certain other mortgage loans have additional debt. See "RISK
FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks".

     The NGP Rubicon GSA Pool Loan is part of a split loan structure, which has
1 companion loan (the "NGP Rubicon GSA Pool Pari Passu Companion Loan") that is pari passu in right of payment with the NGP Rubicon GSA Pool Loan. The NGP
Rubicon GSA Pool Pari Passu Companion Loan and the NGP Rubicon GSA Pool Loan
are referred to collectively herein as the "NGP Rubicon GSA Pool Whole Loan".
The NGP Rubicon GSA Pool Loan has a Cut-Off Date Balance of $194,500,000,
representing 5.9% of the Cut-Off Date Pool Balance (6.7% of the Cut-Off Date
Group 1 Balance). The NGP Rubicon GSA Pool Pari Passu Companion Loan will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--NGP
Rubicon GSA Pool" below.

     The 1000 & 1100 Wilson Loan is part of a split loan structure, which has 1 companion loan (the "1000 & 1100 Wilson Pari Passu Companion Loan") that is pari passu in right of entitlement to payment with the 1000 & 1100 Wilson Loan.
The 1000 & 1100 Wilson Pari Passu Companion Loan and the 1000 & 1100 Wilson
Loan are referred to collectively herein as the "1000 & 1100 Wilson Whole
Loan"). The 1000 & 1100 Wilson Loan has a Cut-Off Date Balance of $182,500,000,
representing 5.6% of the Cut-Off Date Pool Balance (6.3% of the Cut-Off Date
Group 1 Balance). The 1000 & 1100 Wilson Pari Passu Companion Loan will not be included in the Trust Fund. See "--Twenty Largest Mortgage Loans--1000 & 1100
Wilson" below.

     The Metropolitan Square Loan is part of a split loan structure, which has
1 companion loan (the "Metropolitan Square Companion Loan") that is subordinate in its right of entitlement to payment to the Metropolitan Square Loan. See
"--Metropolitan Square Loan" below.

     The San Felipe Plaza Loan is part of a split loan structure, which has 1 companion loan (the "San Felipe Plaza Companion Loan") that is subordinate in its right of entitlement to payment to the San Felipe Plaza Loan. See "--San
Felipe Plaza Loan" below. The 2500 City West Loan is part of a split loan structure, which has 1 companion loan (the "2500 City West Companion Loan")
that is subordinate in its right of entitlement to payment to the 2500 City
West Loan. See "--2500 City West Loan" below. The San Felipe Plaza Loan and the
2500 City West Loan are referred to in this prospectus supplement individually as a "Future Funding Co-Lender Loan" and collectively as the "Future Funding
Co-Lender Loans".

     The Bryan Tower Loan is part of a split loan structure, which has 1 companion loan (the "Bryan Tower Companion Loan") that is subordinate in its right of entitlement to payment to the Bryan Tower Loan. See "--Bryan Tower
Loan" below.

     Two (2) Mortgage Loans (the Sonoma Valley Inn Loan and the Holiday Inn
Express and Suites Loan), (collectively, "Mezz Cap Loans") are each part of split loan structures, which in each case, have 1 companion loan (the "Mezz Cap
Companion Loans") that is subordinate in its right of entitlement to payment to the related Mezz Cap Loan. See "--Mezz Cap Loans" below.

     Three (3) Mortgage Loans (each of the FBI Office Building Loan, the Abbott
Laboratories Loan and the Lowe's Home Improvement Loan (collectively, the
"Caplease Loans")) are part of split loan structures, which, in each case, have
1 companion loan (each, a "Caplease Companion Loan") that is subordinate in its right of entitlement to payment to the related Caplease Loan. Notwithstanding the immediately preceding sentence, the holder of a Caplease Companion Loan has agreed to subordinate its interests in certain respects to the related Caplease
Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a
"Defaulted Lease Claim"). See "--Caplease Loans" below. Capital Lease, LP
("Caplease"), is the holder of the Caplease Companion Loans, but may elect to sell the Caplease Companion Loans at any time. See "RISK FACTORS--Potential
Conflicts of Interest" in this prospectus supplement. In addition, Wachovia
Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Companion
Loans.

     The NGP Rubicon GSA Pool Pari Passu Companion Loan, the 1000 & 1100 Wilson
Pari Passu Companion Loan, the Metropolitan Square Companion Loan, the San
Felipe Companion Loan, the Bryan Tower Companion Loan, the 2500 City West
Companion Loan, the Mezz Cap Companion Loans, the Caplease Companion Loans, are
referred to herein as the "Companion Loans". None of the

                                     S-114

Companion Loans are included in the Trust Fund. The NGP Rubicon GSA Pool Pari
Passu Companion Loan and the 1000 & 1100 Wilson Pari Passu Companion Loan are
collectively referred to herein as the "Pari Passu Companion Loans" and the NGP
Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan are collectively referred to as the "Pari Passu Loans". The Companion Loans, except for the Pari Passu
Companion Loans, are collectively referred to herein as the "Subordinate
Companion Loans". The NGP Rubicon GSA Pool Whole Loan and the 1000 & 1100
Wilson Whole Loan are referred to in this prospectus supplement individually as a "Whole Loan" and collectively as the "Whole Loans").

     The trust fund relating to the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2005-C20 transaction (the
"2005-C20 Transaction" and the related trust fund, the "2005-C20 Trust Fund")
is the holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan and the
1000 & 1100 Wilson Companion Loan.

     With respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson
Loan, the terms of the related intercreditor agreement (the "NGP Rubicon GSA
Pool Intercreditor Agreement" and the "1000 & 1100 Wilson Intercreditor
Agreement", respectively and, collectively, the "Pari Passu Intercreditor
Agreements") provide that each Pari Passu Loan and the related Pari Passu
Companion Loan are of equal priority with each other and no portion of either loan will have priority or preference over the other.

     With respect to the Metropolitan Square Loan, the terms of the related intercreditor agreement (the "Metropolitan Square Intercreditor Agreement")
provide that the Metropolitan Square Companion Loan is subordinate in certain respects to the Metropolitan Square Loan. With respect to the San Felipe Plaza
Loan, the terms of the related intercreditor agreement (the "San Felipe Plaza
Intercreditor Agreement") provide that the San Felipe Plaza Companion Loan is subordinate in certain respects to the San Felipe Plaza Loan. With respect to the Bryan Tower Loan, the terms of the related intercreditor agreement (the
"Bryan Tower Intercreditor Agreement") provide that the Bryan Tower Companion
Loan is subordinate in certain respects to the Bryan Tower Loan. With respect to the 2500 City West Loan, the terms of the related intercreditor agreement
(the "2500 City West Intercreditor Agreement") provide that the 2500 City West
Companion Loan is subordinate in certain respects to the 2500 City West Loan.

     With respect to the Mezz Cap Loans, the terms of the related intercreditor agreement (each a "Mezz Cap Intercreditor Agreement" and collectively, the
"Mezz Cap Intercreditor Agreements") provide that each Mezz Cap Companion Loan is subordinate in certain respects to the related Mezz Cap Loan.

     With respect to the Caplease Loans, the terms of the related intercreditor agreements (each a "Caplease Intercreditor Agreement", collectively, the
"Caplease Intercreditor Agreements", and together with the Pari Passu
Intercreditor Agreements, the Metropolitan Square Intercreditor Agreement, the
San Felipe Plaza Intercreditor Agreement, the Bryan Tower Intercreditor
Agreement, the 2500 City West Intercreditor Agreement, the Sonoma Intercreditor
Agreement and the Mezz Cap Intercreditor Agreements, the "Intercreditor
Agreements") provide that each Caplease Companion Loan is subordinate in certain respects to the related Caplease Loan.

     The Future Funding Co-Lender Loans will each be advanced to the related borrower by the related mortgage loan seller for approved leasing expenses or capital expenditures, in each case upon the fulfillment of the conditions for the advance that are contained in the related Mortgage Loan documents. The conditions for a future advance for approved leasing expenses with respect to either Future Funding Co-Lender Loan, include, among other conditions, that (A)
there be no existing default or event of default under the terms of the related
Mortgage Loan documents, (B) the proceeds do not exceed the lesser of either
(i) the amount allocated for such expenses or (ii) an amount calculated pursuant to the formula in the relevant Mortgage Loan documents which is based on the DSCR, and (C) the request must be for a minimum of $250,000 and cannot occur more than quarterly. The conditions for a future advance for capital expenditures with respect to either Future Funding Co-Lender Loan, include among other conditions, (A) the maintenance of a DSCR of at least 1.30:1, (B)
that there be no existing default or event of default, and (C) that the request must be for a minimum of $250,000 and cannot occur more than quarterly. The total maximum amount that may be advanced in respect of the San Felipe Plaza
Companion Loan is $16,200,000. The total maximum amount that may be advanced in respect of the 2500 City West Companion Loan is $15,500,000.

                                     S-115

     The following table presents certain information with respect to the
Co-Lender Loans:

                                                    CUT-OFF DATE   CUT-OFF DATE                       WHOLE
                                     CUT-OFF DATE     PRINCIPAL      PRINCIPAL                         LOAN
                                      PRINCIPAL      BALANCE OF     BALANCE OF      WHOLE LOAN       CUT-OFF
                                      BALANCE OF       SENIOR          WHOLE       UNDERWRITTEN        DATE
          MORTGAGE LOANS            MORTGAGE LOAN    COMPONENTS        LOAN            DSCR            LTV
---------------------------------- --------------- -------------- -------------- --------------- ---------------

NGP Rubicon GSA Pool .............  $194,500,000    $389,000,000   $389,000,000        1.27x          79.9%
1000 & 1100 Wilson ...............  $182,500,000    $365,000,000   $365,000,000        1.48x          73.9%
Metropolitan Square ..............  $125,500,000    $125,500,000   $151,000,000        1.20x          90.1%
San Felipe Plaza .................  $101,500,000    $101,500,000   $101,500,000        1.51x(1)       80.1%(1)
2500 City West ...................  $ 70,000,000    $ 70,000,000   $ 70,000,000        1.27x(2)       89.1%(2)
Bryan Tower ......................  $ 69,000,000    $ 69,000,000   $ 73,840,000        1.38x          80.0%
FBI Office Building ..............  $ 18,800,000    $ 18,800,000   $ 20,921,382        1.01x          88.6%
Abbott Laboratories ..............  $ 15,243,750    $ 15,243,750   $ 17,782,051        1.00x          87.1%
Lowes -- Windham, ME .............  $  9,702,000    $  9,702,000   $ 10,842,317        1.11x          86.1%
Sonoma Valley Inn ................  $  9,240,000    $  9,240,000   $  9,900,000        1.31x          75.0%
Holiday Inn Express and Suites --
 Tampa, FL .......................  $  6,365,927    $  6,365,927   $  6,790,736        1.57x          76.7%

----------
(1)   The debt service coverage and loan-to-value ratios assume that the San
      Felipe Plaza Companion Loan, which will accrue interest at a floating rate, has (if fully advanced) a balance of $16,200,000 at an interest rate of 6.86% and has the same term as the San Felipe Plaza Loan.

(2)   The debt service coverage and loan-to-value ratios assume that the 2500
      City West Loan, which will accrue interest at a floating rate, has (if fully advanced) a balance of $15,500,000 at an interest rate of 6.86% on an interest-only basis and has the same term as the 2500 City West Loan.

     Pari Passu Loans

     Servicing Provisions of the Pari Passu Loan Intercreditor Agreements. With
respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan, the
2005-C20 Master Servicer and the 2005-C20 Special Servicer will administer the
NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan and its related Pari
Passu Companion Loan pursuant to the 2005-C20 Pooling and Servicing Agreement and the related Pari Passu Intercreditor Agreement for so long as such NGP
Rubicon GSA Pool Pari Passu Companion Loan and the 1000 & 1100 Wilson Pari
Passu Companion Loan is part of the 2005-C20 Trust Fund. The Controlling Class
Representative or an advisor on its behalf will generally share certain of the rights that the 2005-C20 Controlling Class Representative has with respect to directing the 2005-C20 Master Servicer and/or 2005-C20 Special Servicer with respect to the servicing of the NGP Rubicon GSA Pool Whole Loan and the 1000 &
1100 Wilson Pari Passu Whole Loan. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     Application of Payments. Pursuant to each Pari Passu Loan Intercreditor
Agreement, all payments, proceeds and other recoveries on or in respect of a
Pari Passu Loan and/or the related Pari Passu Companion Loan (subject in each case to the rights of the applicable master servicer, the applicable special servicer and the applicable trustee to payments and reimbursements as set forth in the applicable pooling and servicing agreement) will be applied to such Pari
Passu Loan and the related Pari Passu Companion Loan on a pro rata basis according to their respective principal balances.

     Purchase Option of Holder of the NGP Rubicon GSA Pool Pari Passu Companion
Loan. In accordance with the related Intercreditor Agreement, the holder of the
NGP Rubicon GSA Pool Pari Passu Companion Loan or its designee has an assignable purchase option with respect to the NGP Rubicon GSA Pool Loan at any time prior to foreclosure or acceptance of a deed in lieu of foreclosure of the related Mortgaged Properties in the event that the NGP Rubicon GSA Pool Whole
Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent. In addition, the Majority Subordinate
Certificateholder will have an assignable purchase option with respect to the
NGP Rubicon GSA Pool Pari Passu Companion Loan at any time prior to foreclosure or acceptance of a deed in lieu of foreclosure of the related Mortgaged
Properties in the event that the NGP

                                     S-116

Rubicon GSA Pool Whole Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent. If the holder of the
NGP Rubicon GSA Pool Loan has not exercised its purchase option right within 30 days of such option arising, then the Majority Subordinate Certificateholder may exercise its option to purchase the NGP Rubicon GSA Pool Loan. The applicable purchase option price will, in general, equal the aggregate of the outstanding principal balance of the NGP Rubicon GSA Pool Loan or the NGP
Rubicon GSA Pool Pari Passu Companion Loan, as applicable, together with (a)
all accrued and unpaid interest thereon at the related mortgage interest rate
(but not any default interest in excess thereof), (b) any outstanding servicing advances with respect thereto, (c) any interest on those servicing advances and on any outstanding monthly debt service advances with respect to the NGP
Rubicon GSA Pool Loan or the NGP Rubicon GSA Pool Pari Passu Companion Loan, as
applicable, and (d) any amount in respect of special servicing compensation due with respect to the NGP Rubicon GSA Pool Loan or the NGP Rubicon GSA Pool Pari
Passu Companion Loan, as applicable; provided that no liquidation fee to any servicer or special servicer will be due and payable if the NGP Rubicon GSA
Pool Loan or the NGP Rubicon GSA Pool Pari Passu Companion Loan, as applicable, is purchased within 60 days of the transfer of the NGP Rubicon GSA Pool Whole
Loan to special servicing.

     Metropolitan Square Loan

     Servicing Provisions of the Metropolitan Square Intercreditor
Agreement. Pursuant to the terms of the Metropolitan Square Intercreditor
Agreement, the Metropolitan Square Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, on behalf of the holders of the various notes (as a collective whole). The Metropolitan Square Intercreditor
Agreement provides that expenses, losses and shortfalls relating to the
Metropolitan Square Whole Loan will be allocated first, to the holder of the
Metropolitan Square Companion Loan and thereafter to the Metropolitan Square
Loan.

     With respect to the Metropolitan Square Loan, the Master Servicer and
Special Servicer will service and administer the Metropolitan Square Loan and the Metropolitan Square Companion Loan pursuant to the Pooling and Servicing
Agreement and the Metropolitan Square Intercreditor Agreement for so long as the Metropolitan Square Loan is part of the Trust Fund. The holder of the
Metropolitan Square Companion Loan will be entitled to advise and direct the
Master Servicer and/or Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the
Metropolitan Square Loan at such times as the Metropolitan Square Companion
Loan is not the subject of a Metropolitan Square Control Appraisal Period (as
defined below).

     A "Metropolitan Square Control Appraisal Period" occurs at such times when the principal balance of the Metropolitan Square Companion Loan minus any
Metropolitan Square Control Appraisal Amount is less than or equal to twenty-five percent (25%) of the principal balance of the Metropolitan Square
Companion Loan. A "Metropolitan Square Control Appraisal Amount" is an amount equal to the excess (if any) of (i)(A) the outstanding principal balance of the
Metropolitan Square Whole Loan, plus (B) to the extent not previously advanced by the Master Servicer or the Trustee, all accrued and unpaid interest on the
Metropolitan Square Whole Loan at a per annum rate equal to its mortgage interest rate (exclusive of any default interest), plus (C) all unreimbursed
Advances and unpaid interest thereon and any unpaid interest on any principal and interest advances with respect to the Metropolitan Square Whole Loan, plus
(D) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents relating to the Mortgaged Property
(less any amounts held in escrow for such items) over (ii) an amount equal to ninety percent (90%) of the value thereof as determined by the most recent appraisal of the Mortgaged Property as required by the Metropolitan Square
Intercreditor Agreement (net of any liens senior to the lien of the
Metropolitan Square Loan).

     No advice or direction of the holder of the Metropolitan Square Companion
Loan may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the
Master Servicer's and the Special Servicer's obligation to act in accordance with the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The
Controlling Class Representative" in this prospectus supplement.

     In the event of certain defaults under the Metropolitan Square Whole Loan, the holder of the Metropolitan Square Companion Loan will be entitled to (i)
cure such default within five (5) business

                                     S-117

days of receipt of notice from the mortgagee with respect to monetary defaults and within thirty (30) days of receipt of notice from the mortgagee with respect to non monetary defaults and/or (ii) purchase the Metropolitan Square
Loan from the Trust Fund after the expiration of the cure period subject to the conditions contained in the Metropolitan Square Intercreditor Agreement;
provided, however, the holder of the Metropolitan Square Companion Loan may only cure such defaults five (5) times during the life of the Metropolitan
Square Loan and no such cure is permitted to last for more than three (3)
consecutive months. The purchase price will generally equal the unpaid aggregate principal balance of the Metropolitan Square Loan together with all unpaid interest thereon (other than default interest) at the related mortgage interest rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the Metropolitan Square Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout
Fee payable to the Special Servicer pursuant to the Pooling and Servicing
Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of REO Property, any and all costs and expenses incurred by the Trust Fund during the time it owned the Mortgaged
Property, net of all cash receipts from the Mortgaged Property actually received by the Trust Fund during such period, and any and all costs and expenses incurred by the Trust Fund in connection with the transfer of the
Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the
Metropolitan Square Whole Loan.

     Application of Payments. Provided no (a) monetary event of default under the related Mortgage Loan documents or (b) non-monetary event of default under the related Mortgage Loan documents with respect to which the Metropolitan
Square Whole Loan becomes a Specially Serviced Mortgage Loan (a "Metropolitan
Square Special Event of Default") has occurred and is continuing (subject to the cure and purchase rights of holder of the Metropolitan Square Companion
Loan under the Metropolitan Square Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Metropolitan Square Whole Loan will be paid in the following manner:

     first, to the holder of the Metropolitan Square Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the Metropolitan Square Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the
Metropolitan Square Loan and the Metropolitan Square Companion Loan) of the
principal balance of the Metropolitan Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     third, to the holder of the Metropolitan Square Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Metropolitan
Square Loan;

     fourth, to the holder of the Metropolitan Square Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifth, to the holder of the Metropolitan Square Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     sixth, to the holder of the Metropolitan Square Companion Loan in an amount equal to its pro rata portion (based upon the outstanding principal balance of the Metropolitan Square Loan and the Metropolitan Square Companion
Loan) of the principal balance of the Metropolitan Square Whole Loan which is due and payable pursuant to the related Mortgage Loan documents;

     seventh, to the holder of the Metropolitan Square Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
Metropolitan Square Companion Loan;

     eighth, to the holders of the Metropolitan Square Loan and the
Metropolitan Square Companion Loan, pro rata (based upon the outstanding principal balance of the Metropolitan Square Loan and the

                                     S-118

Metropolitan Square Companion Loan, respectively), in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Metropolitan
Square Whole Loan;

     ninth, to the holders of the Metropolitan Square Loan and the Metropolitan
Square Companion Loan, pro rata (based upon the outstanding principal balance of the Metropolitan Square Loan and the Metropolitan Square Companion Loan,
respectively), in an amount equal to any extension fees, to the extent actually paid, allocable to the Metropolitan Square Loan;

     tenth, to the holder of the Metropolitan Square Loan in the amount equal to any default interest; provided, however, that any default interest which accrued during any and all periods for which the holder of the Metropolitan
Square Companion Loan made cure payments in accordance with the terms of the
Metropolitan Square Intercreditor Agreement shall be paid to the holder of the
Metropolitan Square Companion Loan;

     eleventh, to the holder of the Metropolitan Square Companion Loan in an amount equal to any default interest;

     twelfth, to the holders of the Metropolitan Square Loan and the
Metropolitan Square Companion Loan, in that order, any accrued and unpaid interest on realized losses allocated to the Metropolitan Square Loan and the
Metropolitan Square Companion Loan calculated at the applicable interest rate from the date such realized loss was allocated to such interest through the date such realized loss was reimbursed; and

     thirteenth, any excess, pro rata, to the holders of the Metropolitan
Square Loan and the Metropolitan Square Companion Loan (based upon the outstanding principal balance of the Metropolitan Square Loan and the
Metropolitan Square Companion Loan, respectively).

     Following the occurrence and during the continuance of a Metropolitan
Square Special Event of Default (subject to the cure and purchase rights of holder of the Metropolitan Square Companion Loan under the Metropolitan Square
Intercreditor Agreement), after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the Metropolitan Square Whole Loan will be paid in the following manner:

     first, to the holder of the Metropolitan Square Loan, in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the Metropolitan Square Loan, in an amount equal to the principal balance of the Metropolitan Square Loan until paid in full;

     third, to the holder of the Metropolitan Square Loan, in an amount equal to any unreimbursed realized losses, if any, with respect to the Metropolitan
Square Loan;

     fourth, to the holder of the Metropolitan Square Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     fifth, to the holder of the Metropolitan Square Companion Loan, in an amount equal to the principal balance of the Metropolitan Square Companion Loan until paid in full;

     sixth, to the holder of the Metropolitan Square Companion Loan in an amount equal to any unreimbursed realized losses, if any, with respect to the
Metropolitan Square Companion Loan;

     seventh, to the holder of the Metropolitan Square Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the holder of the Metropolitan Square Loan (based upon the ratio between the initial principal balance of the Metropolitan Square Loan and the initial principal balance of the Metropolitan Square Whole Loan);

     eighth, to the holder of the Metropolitan Square Companion Loan, in an amount equal to the portion of any prepayment premium, to the extent actually paid, allocable to the Metropolitan Square Companion Loan (based upon the ratio between the initial principal balance of the Metropolitan Square Companion Loan and the initial principal balance of the Metropolitan Square Whole Loan);

     ninth, to the holder of the Metropolitan Square Loan in an amount equal to the full exit fee due under the related Mortgage Loan documents, to the extent actually paid;

                                     S-119

     tenth, to the holder of the Metropolitan Square Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the holder of the Metropolitan Square Loan (based upon the ratio between the initial principal balance of the Metropolitan Square Loan and the initial principal balance of the Metropolitan Square Whole Loan);

     eleventh, to the holder of the Metropolitan Square Companion Loan, in an amount equal to the portion of any extension fees, to the extent actually paid, allocable to the Metropolitan Square Companion Loan (based upon the ratio between the initial principal balance of the Metropolitan Square Companion Loan and the initial principal balance of the Metropolitan Square Whole Loan);

     twelfth, to the holder of the Metropolitan Square Loan in an amount equal to any default interest;

     thirteenth, to the holder of the Metropolitan Square Companion Loan in an amount equal to any default interest;

     fourteenth, to the holder of the Metropolitan Square Companion Loan in an amount equal to any unreimbursed cure payments and advances made by it or in connection with an additional funding which are reimbursed by the related borrower;

     fifteenth, any excess, pro rata, to the holders of the Metropolitan Square
Loan and the Metropolitan Square Companion Loan (based upon the initial principal balance of the Metropolitan Square Loan and the initial principal balance of the Metropolitan Square Companion Loan, respectively).

     San Felipe Plaza Loan

     Servicing Provisions of the San Felipe Plaza Intercreditor Agreement. With
respect to the San Felipe Plaza Loan, the Master Servicer and the Special
Servicer will service and administer this loan pursuant to the Pooling and
Servicing Agreement and the San Felipe Plaza Intercreditor Agreement for so
long as the San Felipe Plaza Loan is part of the Trust Fund. If the principal amounts of the San Felipe Plaza Companion Loan, less any existing related
Appraisal Reduction Amount (determined based on the collateral value described in the related Intercreditor Agreement), are not less than or equal to 25% of their respective original principal amounts, less any payments of principal, the holder of the San Felipe Plaza Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including among things, foreclosure or material modifications of the related loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master
Servicer's and the Special Servicer's obligation to act in accordance with the
Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

     In the event of any monetary default with respect to the San Felipe Plaza
Loan, or to the extent of Master Servicer's knowledge thereof, a non-monetary default with respect to the San Felipe Plaza Loan, the holder of the San Felipe
Plaza Companion Loan will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within thirty (30) days of receipt of notice thereof.

     In addition, the holder of the San Felipe Plaza Companion Loan has the right, by written notice to the holder of the San Felipe Plaza Loan following the occurrence of (i) any event of default with respect to an obligation of the borrower to pay principal and interest payments or any other monetary obligations due under the San Felipe Plaza Loan or (ii) any non-monetary event of default as to which the mortgage loan becomes a Specially Serviced Mortgage
Loan, to purchase the San Felipe Plaza Loan from the Trust Fund subject to the terms and conditions contained in the San Felipe Plaza Intercreditor Agreement.
The purchase price will include, among other things, an amount equal to the unpaid principal balance of the San Felipe Plaza Loan, together with all unpaid interest on the San Felipe Plaza Loan at the related interest rate (excluding default interest and any prepayment premium) and any unreimbursed advances, expenses and interest on advances related to the San Felipe Plaza Loan.

     Application of Payments. Pursuant to the San Felipe Plaza Intercreditor
Agreement, to the extent described below, the right of the holder of the San
Felipe Plaza Companion Loan to receive payments

                                     S-120

with respect to the San Felipe Plaza Companion Loan is subordinate to the payment rights of the Trust Fund to receive payments with respect to the San
Felipe Plaza Loan.

     Prior to the occurrence and continuation of a monetary default or a non-monetary event of default resulting in the San Felipe Plaza Loan becoming a
Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the San Felipe Plaza
Loan and the San Felipe Plaza Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the borrower) will be paid in the following manner:

     first, to the holder of the San Felipe Plaza Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

     second, to the holder of the San Felipe Plaza Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

     third, to the holder of the San Felipe Plaza Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     fourth, to the holder of the San Felipe Plaza Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

     fifth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

     sixth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the San Felipe Plaza Loan and any advances made with respect to the San Felipe Plaza Companion Loan prior to the securitization of the San Felipe Plaza Loan;

     seventh, to the holder of the Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     eighth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

     ninth, pro rata, to (i) to the holder of the San Felipe Plaza Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the San
Felipe Plaza Companion Loan pursuant to clause sixth above and (ii) to the holder of the San Felipe Plaza Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holder of the San Felipe Plaza Loan, pursuant to clause first above and any interest on any advances with respect to the San Felipe Plaza
Companion Loan paid pursuant to sixth clause above);

     tenth, pro rata, to (i) to the holder of the San Felipe Plaza Loan, its percentage interest of any exit fees and extension fees allocated to the San
Felipe Plaza Loan, to the extent actually paid and (ii)  the holder of the San
Felipe Plaza Companion Loan, its percentage interest of any exit fees and extension fees allocated to the San Felipe Plaza Mortgage Loan, to the extent actually paid; and

     eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the San
Felipe Plaza Loan and the holder of the San Felipe Plaza Companion Loan, pro rata based on their respective percentage interests.

     Following the occurrence and during the continuation of a monetary default or a non-monetary event of default resulting in the San Felipe Plaza Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the San
Felipe Plaza Loan and the

                                     S-121

San Felipe Plaza Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage
Loan documents or released to the related borrower) will be paid in the following manner:

     first, to the holder of the San Felipe Plaza Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

     second, to the holder of the San Felipe Plaza Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

     third, to the holder of the San Felipe Plaza Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     fourth, to the holder of the San Felipe Plaza Loan in an amount equal to its principal balances, until such principal amounts have been paid in full;

     fifth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

     sixth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the San Felipe Plaza Loan and any advances made with respect to the San Felipe Plaza Companion Loan prior to the securitization of the San Felipe Plaza Loan;

     seventh, to the holder of the San Felipe Plaza Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     eighth, to the holder of the San Felipe Plaza Companion Loan in an amount equal to its principal balance, until such principal amount has been paid in full;

     ninth, pro rata, to (a) to the holder of the San Felipe Plaza Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the San
Felipe Plaza Companion Loan pursuant to clause sixth above and (b) to the holder of the San Felipe Plaza Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holders of the San Felipe Plaza Loan pursuant to clause first above and any interest on any advances with respect to the San Felipe Plaza
Companion Loan paid pursuant to clause sixth above);

     tenth, pro rata, to (i) to the holder of the San Felipe Plaza Loan, its percentage interest of any exit fees and extension fees allocated to the San
Felipe Plaza Loan, to the extent actually paid and (ii)  the holders of the San
Felipe Plaza Companion Loan, its percentage interest of any exit fees and extension fees allocated to the San Felipe Plaza Mortgage Loan, to the extent actually paid; and

     eleventh, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the San Felipe Plaza Loan and the holders of the San Felipe Plaza Companion Loan, pro rata based on their respective percentage interests.

     Bryan Tower Loan

     Servicing Provisions of the Bryan Tower Intercreditor Agreement. With
respect to the Bryan Tower Whole Loan, the Master Servicer and the Special
Servicer will service and administer the Bryan Tower Loan and the Bryan Tower
Companion Loan, in each case pursuant to the Pooling and Servicing Agreement and the Bryan Tower Intercreditor Agreement for so long as the Bryan Tower Loan is part of the Trust Fund. If the principal amount of the Bryan Tower Companion
Loan, less any existing Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of the Bryan Tower Companion Loan, the Master
Servicer and/or the Special Servicer shall consult with the holder of the Bryan
Tower Companion Loan with respect to certain matters, including, among other things, foreclosure or material modifications of the Bryan Tower Whole Loan.
However, no consultation may require or cause the Master Servicer or the
Special Servicer to violate any provision of the Pooling and Servicing
Agreement, including the Master Servicer's and the Special Servicer's obligation to act in accordance with

                                     S-122

the Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling
Class Representative" in this prospectus supplement.

     In the event of any default under the Bryan Tower Loan or the Bryan Tower
Companion Loan, the holder of the Bryan Tower Companion Loan will be entitled to (i) cure such default within five (5) business days of receipt of notice from the Master Servicer with respect to monetary defaults and within thirty
(30) days of receipt of notice from the Master Servicer with respect to non-monetary defaults and/or (ii) purchase the Bryan Tower Loan from the Trust
Fund after the expiration of the cure period subject to the conditions contained in the Bryan Tower Intercreditor Agreement; provided, however, the holder of the Metropolitan Square Companion Loan may only cure such defaults five (5) times during the life of the Metropolitan Square Loan and no such cure is permitted to last for more than three (3) consecutive months. The purchase price will generally equal the unpaid principal balance of the Bryan Tower
Loan, together with all unpaid interest on the Bryan Tower Loan (other than default interest) at the interest rate and any unreimbursed servicing expenses,
Advances and interest on Advances for which the borrower under the Bryan Tower
Loan is responsible, and, if such purchase does not occur within ninety (90)
days of the Bryan Tower Loan becoming a Specially Serviced Mortgage Loan, a liquidation fee. No prepayment consideration will be payable in connection with such a purchase of the Bryan Tower Loan.

     Application of Payments. Pursuant to the Bryan Tower Intercreditor
Agreement, to the extent described below, the right of the holder of the Bryan
Tower Companion Loan to receive payments with respect to the Bryan Tower
Companion Loan is subordinate to the payment rights of the Trust Fund to receive payments with respect to the Bryan Tower Loan. Prior to the occurrence of a monetary default with respect to the Bryan Tower Whole Loan or a non-monetary default that results in the Bryan Tower Loan becoming a Specially
Serviced Mortgage Loan, after payment or reimbursement of any Advances, advance interest or other costs, fees or expenses related to or allocable to the Bryan
Tower Loan or the Bryan Tower Companion Loan, all payments and proceeds (of whatever nature) received with respect to the Bryan Tower Loan and the Bryan
Tower Companion Loan will be paid:

     first, to the holder of the Bryan Tower Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the Bryan Tower Loan in an amount equal to its pro rata share (based upon the outstanding principal balance of the Bryan Tower
Companion Loan) of principal payments on the Bryan Tower Whole Loan;

     third, to the holder of the Bryan Tower Companion Loan in an amount equal to the accrued and unpaid interest thereon;

     fourth, to the holder of the Bryan Tower Companion Loan, in an amount equal to its pro rata share (based upon the outstanding principal balance of the Bryan Tower Companion Loan) of principal payments on the Loan:

     fifth, to the holder of the Bryan Tower Loan and the holder of the Bryan
Tower Companion Loan, pro rata, (based upon the outstanding principal balances of the Bryan Tower Loan and the Bryan Tower Companion Loan, respectively), in an amount equal to any prepayment premiums, to the extent actually paid, allocable to the Bryan Tower Whole Loan;

     sixth, to the holder of the Bryan Tower Loan and the holder of the Bryan
Tower Companion Loan, respectively, up to the amount of any such unreimbursed costs and expenses;

     seventh, to the holder of the Bryan Tower Loan and the holder of the Bryan
Tower Companion Loan, pro rata, based upon the default interest respectively accrued under each of the Bryan Tower Loan and the Bryan Tower Companion Loan,
to the extent actually paid, allocable to the Bryan Tower Whole Loan; and

     eighth, any excess, pro rata, to the holder of the Bryan Tower Loan and the holder of the Bryan Tower Companion Loan based upon the outstanding principal balances of the Bryan Tower Loan and the Bryan Tower Companion Loan,
respectively; provided that if the outstanding principal balances of the Bryan
Tower Loan and the Bryan Tower Companion Loan are each equal to zero, then based upon the initial principal balances of the Bryan Tower Loan and the Bryan
Tower Companion Loan,.

                                     S-123

     Following the occurrence and during the continuance of a monetary default with respect to the Bryan Tower Whole Loan or a non-monetary event of default that results in the Bryan Tower Loan becoming a Specially Serviced Mortgage
Loan, and subject to the right of the holder of the Bryan Tower Companion Loan to purchase the Bryan Tower Loan from the Trust Fund, after payment or reimbursement of any Advances (other than P&I Advances made by the holder of the Bryan Tower Companion Loan), advance interest or other costs, fees or expenses related to or allocable to the Bryan Tower Loan or the Bryan Tower
Companion Loan, all payments and proceeds (of whatever nature) on the Bryan
Tower Companion Loan will be subordinate to all payments due on the Bryan Tower
Loan and the amounts with respect to the Bryan Tower Loan and the Bryan Tower
Companion Loan will be paid:

     first, to the holder of the Bryan Tower Loan in an amount equal to the accrued and unpaid interest due thereon;

     second, to the holder of the Bryan Tower Loan in an amount equal to the principal thereon, until the principal balance of the Bryan Tower Loan is paid in full;

     third, to the holder of the Bryan Tower Companion Loan in an amount equal to the accrued and unpaid interest due thereon;

     fourth, to the holder of the Bryan Tower Companion Loan in an amount equal to the principal thereon, until the principal balance of the Bryan Tower
Companion Loan is paid in full;

     fifth, to the holder of the Bryan Tower Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to Bryan Tower Loan;

     sixth, to the holder of the Bryan Tower Loan in an amount equal to any unpaid interest at the default rate accrued on the Bryan Tower Loan;

     seventh, to the holder of the Bryan Tower Companion Loan in an amount equal to any prepayment premium, to the extent actually paid, allocable to
Bryan Tower Companion Loan;

     eighth, to the holder of the Bryan Tower Companion Loan in an amount equal to any unpaid interest at the default rate accrued on the Bryan Tower Companion
Loan;

     ninth, to the holder of the Bryan Tower Loan and the holder of the Bryan
Tower Companion Loan, pro rata, based upon the amount of any unreimbursed costs and expenses respectively owing to the holder of the Bryan Tower Loan and the holder of the Bryan Tower Companion Loan, up to the amount of any such unreimbursed costs and expenses; and;

     tenth, any excess, pro rata, to the holder of the Bryan Tower Loan and the holder of the Bryan Tower Companion Loan based upon the based upon the outstanding principal balances of the Bryan Tower Loan and the Bryan Tower
Companion Loan, respectively; provided that if the Bryan Tower Companion Loan is equal to zero, then based upon the initial principal balances of the Bryan
Tower Loan and the Bryan Tower Companion Loan.

     2500 City West Loan

     Servicing Provisions of the 2500 City West Intercreditor Agreement. With
respect to the 2500 City West Loan, the Master Servicer and the Special
Servicer will service and administer this loan pursuant to the Pooling and
Servicing Agreement and the 2500 City West Intercreditor Agreement for so long as the 2500 City West Loan is part of the Trust Fund. If the principal amounts of the 2500 City West Companion Loan, less any existing related Appraisal
Reduction Amount (determined based on the collateral value described in the
2500 City West Intercreditor Agreement), are not less than or equal to 25% of their respective original principal amounts, less any payments of principal, the holder of the 2500 City West Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, including among things, foreclosure or material modifications of the related loan. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master
Servicer's and the Special Servicer's obligation to act in accordance with the
Servicing Standard. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class
Representative" in this prospectus supplement.

                                     S-124

     In the event of any monetary default with respect to the 2500 City West
Loan, or to the extent of Master Servicer's knowledge thereof, a non-monetary default with respect to the 2500 City West Loan, the holder of the 2500 City
West Companion Loan will be entitled to cure (i) a monetary default within five
(5) business days of receipt of notice thereof and (ii) a non-monetary default within thirty (30) days of receipt of notice thereof.

     In addition, the holder of the 2500 City West Companion Loan has the right, by written notice to the holder of the 2500 City West Loan following the occurrence of (i) any event of default with respect to an obligation of the borrower to pay principal and interest payments or any other monetary obligations due under the 2500 City West Loan or (ii) any non-monetary event of default as to which the the 2500 City West Loan becomes a Specially Serviced
Mortgage Loan, to purchase the 2500 City West Loan from the Trust Fund subject to the terms and conditions contained in the 2500 City West Intercreditor
Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the 2500 City West Loan loan, together with all unpaid interest on such mortgage loan at the related interest rate
(excluding default interest and any prepayment premium) and any unreimbursed advances, expenses and interest on advances related to the 2500 City West Loan.

     Application of Payments. Pursuant to the 2500 City West Intercreditor
Agreement, to the extent described below, the right of the holder of the 2500
City West Companion Loan to receive payments with respect to the 2500 City West
Companion Loan is subordinate to the payment rights of the Trust Fund to receive payments with respect to the 2500 City West Loan.

     Prior to the occurrence and continuation of a monetary default or a non-monetary event of default resulting in the 2500 City West Loan becoming a
Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the 2500 City West Loan and the 2500 City West Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the borrower) will be paid in the following manner:

     first, to the holder of the 2500 City West Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

     second, to the holder of the 2500 City West Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

     third, to the holder of the 2500 City West Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     fourth, to the holder of the 2500 City West Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

     fifth, to the holder of the 2500 City West Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

     sixth, to the holder of the 2500 City West Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the 2500 City West Loan and any advances made with respect to the 2500 City West Companion Loan prior to the securitization of the 2500 City West Loan;

     seventh, to the holder of the Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     eighth, to the holder of the 2500 City West Companion Loan in an amount equal to its pro rata portion of any scheduled principal payments received with respect to such loan and its pro rata portion of any prepayments with respect to such loan;

     ninth, pro rata, to (a) to the holder of the 2500 City West Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the 2500 City
West Companion Loan pursuant to clause sixth above and (b) to the holder of

                                     S-125

the 2500 City West Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holder of the 2500 City West Loan, pursuant to clause first above and any interest on any advances with respect to the 2500 City West Companion Loan paid pursuant to sixth clause above);

     tenth, pro rata, to (i) to the holder of the 2500 City West Loan, its percentage interest of any exit fees and extension fees allocated to the 2500
City West Loan, to the extent actually paid and (ii)  the holder of the 2500
City West Companion Loan, its percentage interest of any exit fees and extension fees allocated to the 2500 City West Mortgage Loan, to the extent actually paid; and

     eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the 2500 City
West Loan and the holder of the 2500 City West Companion Loan, pro rata based on their respective percentage interests.

     Following the occurrence and during the continuation of a monetary default or a non-monetary event of default resulting in the 2500 City West Loan becoming a Specially Serviced Mortgage Loan, after payment or reimbursement of servicing fees, expenses, costs and advances (and interest thereon), all payments and proceeds (of whatever nature) received with respect to the 2500
City West Loan and the 2500 City West Companion Loan (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) will be paid in the following manner:

     first, to the holder of the 2500 City West Loan in an amount equal to any unreimbursed costs and advances due with respect to such loan;

     second, to the holder of the 2500 City West Loan in an amount equal to all accrued and unpaid servicing fees earned with respect to such loan;

     third, to the holder of the 2500 City West Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     fourth, to the holder of the 2500 City West Loan in an amount equal to its principal balances, until such principal amounts have been paid in full;

     fifth, to the holder of the 2500 City West Companion Loan in an amount equal to any unreimbursed costs paid and advances made with respect to such loan;

     sixth, to the holder of the 2500 City West Companion Loan in an amount equal to any interest accrued on any advances made in respect of delinquent principal or interest allocable to the 2500 City West Loan and any advances made with respect to the 2500 City West Companion Loan prior to the securitization of the 2500 City West Loan;

     seventh, to the holder of the 2500 City West Companion Loan in an amount equal to accrued and unpaid interest with respect to such loan;

     eighth, to the holder of the 2500 City West Companion Loan in an amount equal to its principal balance, until such principal amount has been paid in full;

     ninth, pro rata, to (a) to the holder of the 2500 City West Loan, its pro rata portion of any penalty charges and any interest accrued pursuant to clause first above and any interest on advances paid with respect to the 2500 City
West Companion Loan pursuant to clause sixth above and (b) to the holder of the
2500 City West Companion Loan, its pro rata portion of any penalty charges and any interest accrued (net of any interest on advances payable to the holders of the 2500 City West Loan pursuant to clause first above and any interest on any advances with respect to the 2500 City West Companion Loan paid pursuant to clause sixth above);

     tenth, pro rata, to (i) to the holder of the 2500 City West Loan, its percentage interest of any exit fees and extension fees allocated to the 2500
City West Loan, to the extent actually paid and (ii)  the holders of the 2500
City West Companion Loan, its percentage interest of any exit fees and extension fees allocated to the 2500 City West Mortgage Loan, to the extent actually paid; and

                                     S-126

     eleventh, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the holder of the 2500 City West Loan and the holders of the 2500 City West Companion Loan, pro rata based on their respective percentage interests.

     Mezz Cap Loans

     Servicing Provisions of the Mezz Cap Intercreditor Agreements. With
respect to the Mezz Cap Loans, the Master Servicer and Special Servicer will service and administer the Mezz Cap Loans and the Mezz Cap Companion Loans
pursuant to the Pooling and Servicing Agreement and the Intercreditor
Agreements for so long as such Mezz Cap Loan is part of the Trust Fund. The
Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Mezz Cap Loan or the related
Mortgage Loan documents without obtaining the prior written consent of the holder of the related Mezz Cap Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any Mezz Cap Loan or the related
Mortgage Loan documents adversely affects the lien priority of the related mortgage or constitutes material modification specified in the related Mezz Cap
Intercreditor Agreement, provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See
"SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on a Mezz Cap
Loan or Mezz Cap Companion Loan becomes ninety (90) or more days delinquent,
(ii) the principal balance of a Mezz Cap Loan or Mezz Cap Companion Loan has been accelerated, (iii) the principal balance of a Mezz Cap Loan or Mezz Cap
Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or (v) any other event where the cash flow payment under a Mezz Cap Companion
Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of a Mezz Cap Companion Loan will be entitled to purchase the related Mezz Cap Loan from the Trust Fund for a period of thirty
(30) days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz
Cap Loan, together with all unpaid interest on the related Mezz Cap Loan (other than default interest and late payment charges) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mezz Cap Loan is responsible. Unless the borrower or an affiliate is purchasing a Mezz Cap Loan, no prepayment consideration will be payable in connection with the purchase of such Mezz Cap
Loan.

     Application of Payments. Pursuant to the Mezz Cap Intercreditor Agreements
and prior to the occurrence of (i) the acceleration of a Mezz Cap Loan or Mezz
Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower is required to make separate monthly payments of principal and interest to the
Master Servicer and the holder of the related Mezz Cap Companion Loan. Any escrow and reserve payments required in respect of a Mezz Cap Loan or Mezz Cap
Companion Loan are required to be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Loan or Mezz Cap Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of a Mezz Cap
Companion Loan to purchase the related Mezz Cap Loan from the Trust Fund, all payments and proceeds (of whatever nature) on such Mezz Cap Companion Loan will be subordinated to all payments due on related Mezz Cap Loan and the amounts with respect to such Whole Loan will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the related Mortgage Loan documents or released to the related borrower) in the following manner:

     first, to the Master Servicer, Special Servicer or Trustee, up to the
amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity;

     third, to the holder of the related Mezz Cap Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap Loan at the pre-default interest rate thereon;

                                     S-127

     fourth, to the holder of the related Mezz Cap Loan, in an amount equal to the principal balance of such Mezz Cap Loan until paid in full;

     fifth, to the holder of the related Mezz Cap Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Mezz Cap
Loan;

     sixth, to the holder of the related Mezz Cap Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of such Mezz
Cap Companion Loan;

     seventh, to the holder of the related Mezz Cap Companion Loan, in an amount equal to accrued and unpaid interest with respect to such Mezz Cap
Companion Loan at the pre-default interest rate thereon;

     eighth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to the principal balance of such Mezz Cap Companion Loan until paid in full;

     ninth, to the holder of the related Mezz Cap Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to such
Mezz Cap Companion Loan;

     tenth, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, in an amount equal to any unpaid default interest accrued on such Mezz Cap Loan and such Mezz Cap Companion Loan, respectively;

     eleventh, any amounts collected or recovered on the related Mezz Cap Whole
Loan that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer in respect of the related Mezz Cap Loan or related Mezz Cap Companion Loan are payable to the holder of such Mezz Cap Loan and such Mezz Cap Companion Loan on a pro rata basis determined by the initial balance of each such loan; and

     twelfth, any excess amounts, to the holder of the related Mezz Cap Loan and the holder of the related Mezz Cap Companion Loan, on a pro rata basis, determined by the initial principal balances of each such loan.

     Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related charges), (ii) no other material event of default (of the kind described in the first paragraph of this "--Application of Payments" section) exists, (iii) the applicable servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with regard to the event of default, then the Master
Servicer and/or the Special Servicer, as applicable, may apply the amount paid by borrower (or otherwise available) net of amounts payable to the Master
Servicer and/or the Special Servicer, as applicable, or Trustee, first to the holder of the related Mezz Cap Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap
Loan and second to the holder of the related Mezz Cap Companion Loan in an amount equal to the accrued and unpaid interest on the related Mezz Cap
Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the related Mezz Cap Companion Loan.

     Application of Amounts Paid to Trust Fund. On or before each distribution date, amounts payable to the Trust Fund as holder of any Co-Lender Loan pursuant to the related Intercreditor Agreement will be included in the
Available Distribution Amount for such Distribution Date to the extent described in this prospectus supplement.

     Caplease Loans

     Servicing Provisions of the Caplease Intercreditor Agreements. With
respect to the Caplease Loans, the Master Servicer and Special Servicer will service and administer each Caplease Loan and the related Caplease Companion
Loan pursuant to the Pooling and Servicing Agreement and the related
Intercreditor Agreements for so long as such Caplease Loan is part of the Trust
Fund. Each Caplease Loan and the related Caplease Companion Loan are cross-defaulted. However, upon an event of default which does not

                                     S-128

constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master
Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the
Mortgaged Property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend a Caplease Loan or the related Caplease Companion Loan in a manner materially adverse to the holder of the related Caplease Companion Loan without the consent of the holder of the related Caplease Companion Loan. If the principal amount of any Caplease Companion Loan, less any existing Appraisal
Reduction Amount, is not less than 25% of the original principal balance of such Caplease Companion Loan less any principal payments allocated to and received on such Caplease Companion Loan, the holder of such Caplease Companion
Loan will be entitled to advise and direct the Master Servicer and/or Special
Servicer with respect to certain matters, provided that, at all times, the holder of such Caplease Companion Loan will have the sole and exclusive right to file and/or pursue a Defaulted Lease Claim against the credit tenant as described in the related Caplease Intercreditor Agreement. The holder of such
Caplease Companion Loan will be entitled to advise the Special Servicer with respect to certain matters related to the related Caplease Loan and the related
Caplease Companion Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling
Class Representative" in this prospectus supplement.

     In the event that (a) any payment of principal or interest on any Caplease
Loan becomes 90 days or more delinquent, (b) the acceleration of any Caplease
Loan and the related Caplease Companion Loan, (c) the principal balance of the
Caplease Loan is not paid at maturity, or (d) the borrower files a petition for bankruptcy, the holder of the related Caplease Companion Loan will be entitled to purchase the related Caplease Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of such Caplease Loan, together with accrued and unpaid interest thereon through the date of purchase, (ii)
unreimbursed Advances together with accrued and unpaid interest thereon and
(iii) certain other amounts payable under the related Mortgage Loan documents.

     Applications of Payments. Pursuant to the each Caplease Intercreditor
Agreement, to the extent described below, the right of the holder of the related Caplease Companion Loan to receive payments with respect to such
Caplease Companion Loan (other than payments in respect of Defaulted Lease
Claims) is subordinated to the payment rights of the Trust Fund to receive payments with respect to the related Caplease Loan. All payments and proceeds of a Caplease Loan and the related Caplease Companion Loan (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of Defaulted Lease Claims, whether before or after the occurrence of an event of default with respect to the related Caplease Loan, will be applied first, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, to reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

     first, to the holder of the related Caplease Loan, in an amount equal to interest due with respect to the related Caplease Loan at the pre-default interest rate thereon;

     second, to the holder of the related Caplease Loan, in an amount equal to the portion of any scheduled payments of principal allocable to the related
Caplease Loan (including, following acceleration, the full principal balance thereof);

     third, to fund any applicable reserves under the terms of the related
Mortgage Loan documents for the related Caplease Whole Loan;

     fourth, to the holder of the related Caplease Companion Loan, in an amount equal to amounts then due with respect to such Caplease Companion Loan
(including reimbursement of any advances made by or on behalf of the holder of the related Caplease Companion Loan, interest due with respect to such Caplease
Companion Loan at the pre-default interest rate thereon and any scheduled payments of principal allocable to the related Caplease Companion Loan);

                                     S-129

     fifth, to reimburse the Master Servicer, Special Servicer or the holder of the related Caplease Companion Loan for any outstanding advances made by either such party on the related Caplease Loan or the related Caplease Companion Loan, to the extent then deemed to be nonrecoverable and not previously reimbursed;

     sixth, sequentially to the related Caplease Loan and then the related
Caplease Companion Loan, in each case until paid in full, any unscheduled payments of principal with respect thereto;

     seventh, to any prepayment premiums or yield maintenance charges
(allocated pro rata based on the principal then prepaid); and

     eighth, to any default interest, first to the default interest accrued on the related Caplease Loan and then default interest accrued on the related
Caplease Companion Loan.

     Proceeds of Defaulted Lease Claims will be applied first to payment of amounts due under the related Caplease Companion Loan, and thereafter will be payable to the holder of the related Caplease Loan.

MEZZANINE LOANS

     With respect to the Mortgage Loans with existing mezzanine debt, the holder of each mezzanine loan generally has the right to purchase the related
Mortgage Loan from the Trust Fund if certain defaults on the related Mortgage
Loan occur or upon the transfer of the related Mortgage Loan to special servicing as a result of an event of default under the related Mortgage Loan and, in some cases, may have the right to cure certain defaults occurring on the related Mortgage Loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such Mortgage Loan. The lenders for this mezzanine debt are generally not affiliates of the related Mortgage Loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may, under certain circumstances, foreclose upon the ownership interests in the related borrower.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an
individual basis, see Annexes A-1, A-2, A-3, A-4, A-5, A-6 and A-7 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5,
A-6 and A-7, unless otherwise specified, such numerical and statistical information excludes any Subordinate Companion Loans. For purposes of the calculation of DSC Ratios, LTV Ratios and Loan per Sq. Ft. Unit, Pad or Room
with respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan,
such ratios are calculated based upon the aggregate debt service on or aggregate indebtedness, as applicable, of such Pari Passu Loan and the related
Pari Passu Companion Loan. Certain of the Mortgage Loans may have previously computed interest on a floating rate basis, but have been converted to a fixed rate prior to the Closing Date. With respect to these Mortgage Loans, all calculations in this prospectus supplement will be computed on the basis of the date any such Mortgage Loan was converted to a fixed rate, rather than the date of origination. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement, and under "DESCRIPTION OF THE
TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the
accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-3, A-4, A-5, A-6 and A-7 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading
"Cross-Collateralized and Cross-Defaulted Loan Flag" with respect to the other
Mortgage Loans with which they are cross-collateralized.

                                     S-130

     Each of the following tables sets forth certain characteristics of the
Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5, A-6 and A-7:

       (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions, replacement reserves and furniture, fixture and equipment reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.
    The DSC Ratio for any Mortgage Loan is the ratio of Net Cash Flow produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date; provided, however, for purposes of calculating the DSC
    Ratios and DSCR provided herein (i) with respect to 91 Mortgage Loans, representing 48.3% of the Cut-Off Date Pool Balance (73 Mortgage Loans in
    Loan Group 1 or 47.9% of the Cut-Off Date Group 1 Balance and 18 Mortgage
    Loans in Loan Group 2 or 51.6% of the Cut-Off Date Group 2 Balance), where
    Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins: and (ii) with respect to 7 Mortgage
    Loans (loan numbers 12, 47, 66, 118, 137, 165 and 173), representing 3.0%
    of the Cut-Off Date Pool Balance (4 Mortgage Loans in Loan Group 1 or 2.7%
    of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in Loan Group 2
    or 5.4% of the Cut-Off Date Group 2 Balance) such ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgaged Property on a "stabilized" basis that are consistent with the respective criteria set forth in the related
    Mortgage Loan documents required to obtain a release of certain escrows;
    provided, further, that, for purposes of calculating the DSCR's provided herein for each Pari Passu Loan the debt service on the related Pari Passu
    Companion Loan will be taken into account. The "Net Cash Flow" for a
    Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties
    (each a "Rental Property"). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six (6) months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash
Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental
Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market conditions, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting

                                     S-131

standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income
(generally supported by market conditions, cash reserves or letters of credit)
supplied and the greater of (a) actual historical vacancy at the related
Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the
Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental
Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then-current occupancy rates. Occupancy rates for the private health care facilities were generally within then-current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged
Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.0% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 1.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement
Reserves" in this prospectus supplement. In addition, in some instances, the
Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow")
where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan
Sellers nor the Depositor verified their accuracy.

       (i) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are
    references to the ratio, expressed as a percentage, of the Cut-Off Date
    Balance of a Mortgage Loan to the appraised value of the related Mortgaged
    Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, with respect to certain Mortgage Loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values.

       (ii) References to "Maturity Date LTV Ratio" and "LTV at ARD or
     Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD
     Loan on its Anticipated Repayment Date) (prior to the payment of any
     Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers; provided, however, with respect to certain Mortgage Loans, "as stabilized" appraised values (as defined in the related appraisal) were used as opposed to "as is" appraised values.

       (iii) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each
      Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or

                                     S-132

   assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related
   Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

       (iv) References to "Year Built" are references to the year that a
     Mortgaged Property was originally constructed or substantially renovated.
     With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

       (v) References to "weighted averages" or "WA" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage
    Loans.

       (vi) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

       (vii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage
      Loan, and (b) 0.0073%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each
      Mortgage Loan is set forth on Annex A-1 hereto.

       (viii) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the
       Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

       (ix) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any
     Balloon Payment, if any, due on such Mortgage Loan.

       (x) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield
    Maintenance Charge is assessed and (b) defeasance is no longer required.
    References to "YM ( )" represent the period for which the Yield
    Maintenance Charge is assessed. "3% ( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or
    Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance
    Charge (each such period, an "Open Period") with respect to all of the
    Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage
    Loan documents.

       (xi) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

       (xii) References to "Occupancy Percentage" are, with respect to any
      Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented

                                     S-133

   and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties. For commercial properties, Occupancy Percentages may include tenants who have signed leases but who are not currently occupying their space.

       (xiii) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each
       ARD Loan).

       (xiv) References to "NA" indicate that, with respect to a particular category of data, such data is not applicable.

       (xv) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

       (xvi) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

       (xvii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xviii) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

       (xix) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                                     S-134

        MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                                                                % OF
                                                              CUT-OFF      AVERAGE        HIGHEST
                                NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                                MORTGAGED       CUT-OFF         POOL        DATE            DATE
        PROPERTY TYPE          PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
----------------------------- ------------ ----------------- --------- -------------- ---------------

Office ......................       52      $1,482,013,794      45.2%   $28,500,265    $200,000,000
Multifamily .................       78         562,387,034      17.2    $ 7,210,090    $ 34,000,000
Retail ......................       73         515,336,614      15.7    $ 7,059,406    $ 62,000,000
 Retail -- Anchored .........       45         402,649,278      12.3    $ 8,947,762    $ 62,000,000
 Retail -- Unanchored .......       22          74,665,919       2.3    $ 3,393,905    $  9,000,000
 Retail -- Shadow
  Anchored(4) ...............        6          38,021,418       1.2    $ 6,336,903    $ 13,535,000
Self Storage ................       80         272,943,784       8.3    $ 3,411,797    $ 12,800,000
Hospitality .................       16         225,431,680       6.9    $14,089,480    $ 61,000,000
Mobile Home Park ............       17         104,977,249       3.2    $ 6,175,132    $ 11,440,000
Industrial ..................        7          85,956,000       2.6    $12,279,429    $ 41,006,000
Mixed Use ...................        5          25,072,067       0.8    $ 5,014,413    $  7,725,000
Land(5) .....................        1           1,498,260       0.0    $ 1,498,260    $  1,498,260
-----------------------------       --      --------------     -----
                                   329      $3,275,616,483     100.0%   $ 9,956,281    $200,000,000
                                   ===      ==============     =====

                                                         WTD. AVG.     WTD.
                               WTD. AVG.                   STATED      AVG.
                                CUT-OFF     WTD. AVG.    REMAINING   CUT-OFF    MINIMUM    MAXIMUM                  WTD.
                                  DATE         LTV        TERM TO      DATE     CUT-OFF    CUT-OFF   WTD. AVG.      AVG.
                                  LTV        RATIO AT     MATURITY     DSC     DATE DSC   DATE DSC   OCCUPANCY    MORTGAGE
        PROPERTY TYPE            RATIO     MATURITY(2)   (MOS.)(2)    RATIO      RATIO      RATIO     RATE(3)       RATE
----------------------------- ----------- ------------- ----------- --------- ---------- ---------- ----------- -----------

Office ......................     74.0%        69.5%         98       1.45x     1.20x      4.28x        93.9%       5.225%
Multifamily .................     74.0%        66.1%        105       1.39x     1.16x      2.65x        91.8%       5.186%
Retail ......................     72.1%        63.3%        122       1.45x     1.20x      2.50x        94.0%       5.216%
 Retail -- Anchored .........     72.4%        63.3%        123       1.44x     1.21x      2.50x        92.9%       5.189%
 Retail -- Unanchored .......     70.5%        62.4%        120       1.49x     1.20x      2.17x        97.4%       5.303%
 Retail -- Shadow
  Anchored(4) ...............     71.8%        64.9%        118       1.49x     1.20x      1.79x        98.3%       5.335%
Self Storage ................     56.7%        53.5%         99       2.39x     1.20x      3.76x        82.9%       4.991%
Hospitality .................     65.4%        52.2%        112       1.62x     1.35x      2.18x        NA          5.379%
Mobile Home Park ............     77.5%        66.2%        118       1.32x     1.08x      2.54x        93.2%       5.432%
Industrial ..................     78.7%        72.1%        118       1.31x     1.27x      1.35x       100.0%       5.361%
Mixed Use ...................     73.2%        67.0%        120       1.34x     1.28x      1.44x        89.7%       5.168%
Land(5) .....................     74.9%        62.0%        119       1.20x     1.20x      1.20x       100.0%       5.190%
------------------------------
                                  71.9%        65.4%        105       1.52X     1.08X      4.28X        92.7%       5.218%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 14 Mortgage Loans secured by hospitality properties, representing 6.9% of the Cut-Off Date Pool Balance.

(4)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored property.

(5)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank. The bank is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

                                     S-135

    MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                             % OF
                                                           CUT-OFF      AVERAGE        HIGHEST
                             NUMBER OF      AGGREGATE        DATE       CUT-OFF        CUT-OFF
                             MORTGAGED       CUT-OFF       GROUP 1       DATE            DATE
       PROPERTY TYPE        PROPERTIES     DATE BALANCE    BALANCE      BALANCE        BALANCE
-------------------------- ------------ ----------------- --------- -------------- ---------------

Office ...................       52      $1,482,013,794      51.4%   $28,500,265    $200,000,000
Retail ...................       73         515,336,614      17.9    $ 7,059,406    $ 62,000,000
 Retail -- Anchored ......       45         402,649,278      14.0    $ 8,947,762    $ 62,000,000
 Retail -- Unanchored.....       22          74,665,919       2.6    $ 3,393,905    $  9,000,000
 Retail -- Shadow
  Anchored(4) ............        6          38,021,418       1.3    $ 6,336,903    $ 13,535,000
Self Storage .............       80         272,943,784       9.5    $ 3,411,797    $ 12,800,000
Hospitality ..............       16         225,431,680       7.8    $14,089,480    $ 61,000,000
Multifamily ..............       14         192,869,803       6.7    $13,776,414    $ 33,000,000
Industrial ...............        7          85,956,000       3.0    $12,279,429    $ 41,006,000
Mobile Home Park .........       13          83,197,232       2.9    $ 6,399,787    $ 11,440,000
Mixed Use ................        5          25,072,067       0.9    $ 5,014,413    $  7,725,000
Land(5) ..................        1           1,498,260       0.1    $ 1,498,260    $  1,498,260
--------------------------       --      --------------     -----
                                261      $2,884,319,234     100.0%   $11,051,032    $200,000,000
                                ===      ==============     =====

                                                      WTD. AVG.     WTD.
                            WTD. AVG.                   STATED      AVG.
                             CUT-OFF     WTD. AVG.    REMAINING   CUT-OFF    MINIMUM    MAXIMUM                  WTD.
                               DATE         LTV        TERM TO      DATE     CUT-OFF    CUT-OFF   WTD. AVG.      AVG.
                               LTV        RATIO AT     MATURITY     DSC     DATE DSC   DATE DSC   OCCUPANCY    MORTGAGE
       PROPERTY TYPE          RATIO     MATURITY(2)   (MOS.)(2)    RATIO      RATIO      RATIO     RATE(3)       RATE
-------------------------- ----------- ------------- ----------- --------- ---------- ---------- ----------- -----------

Office ...................     74.0%        69.5%         98       1.45x     1.20x      4.28x        93.9%       5.225%
Retail ...................     72.1%        63.3%        122       1.45x     1.20x      2.50x        94.0%       5.216%
 Retail -- Anchored ......     72.4%        63.3%        123       1.44x     1.21x      2.50x        92.9%       5.189%
 Retail -- Unanchored.....     70.5%        62.4%        120       1.49x     1.20x      2.17x        97.4%       5.303%
 Retail -- Shadow
  Anchored(4) ............     71.8%        64.9%        118       1.49x     1.20x      1.79x        98.3%       5.335%
Self Storage .............     56.7%        53.5%         99       2.39x     1.20x      3.76x        82.9%       4.991%
Hospitality ..............     65.4%        52.2%        112       1.62x     1.35x      2.18x        NA          5.379%
Multifamily ..............     72.6%        67.6%         90       1.49x     1.20x      2.65x        92.5%       5.153%
Industrial ...............     78.7%        72.1%        118       1.31x     1.27x      1.35x       100.0%       5.361%
Mobile Home Park .........     77.4%        66.0%        120       1.31x     1.08x      2.54x        93.3%       5.405%
Mixed Use ................     73.2%        67.0%        120       1.34x     1.28x      1.44x        89.7%       5.168%
Land(5) ..................     74.9%        62.0%        119       1.20x     1.20x      1.20x       100.0%       5.190%
---------------------------
                               71.5%        65.3%        104       1.54X     1.08X      4.28X        92.8%       5.217%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 14 Mortgage Loans secured by hospitality properties, representing 7.8% of the Cut-Off Date Group 1 Balance.

(4)   A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored property.

(5)   Specifically, the fee interest in land which the ground tenant has improved and leased as a bank. The bank is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the related borrower.

                                     S-136

   MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                      % OF                                 WTD. AVG.
                                      AGGREGATE     CUT-OFF     AVERAGE        HIGHEST      CUT-OFF
                        NUMBER OF      CUT-OFF        DATE      CUT-OFF        CUT-OFF        DATE
                        MORTGAGED        DATE       GROUP 2       DATE          DATE          LTV
    PROPERTY TYPE      PROPERTIES      BALANCE      BALANCE     BALANCE        BALANCE       RATIO
--------------------- ------------ --------------- --------- ------------- -------------- -----------

Multifamily .........      64       $369,517,231      94.4%   $5,773,707    $34,000,000       74.7%
Mobile Home Park.....       4         21,780,018       5.6    $5,445,004    $ 9,189,873       78.3%
---------------------      --       ------------     -----
                           68       $391,297,249     100.0%   $5,754,371    $34,000,000       74.9%
                           ==       ============     =====

                                     WTD. AVG.     WTD.
                                       STATED      AVG.
                        WTD. AVG.    REMAINING   CUT-OFF    MINIMUM    MAXIMUM
                           LTV        TERM TO      DATE     CUT-OFF    CUT-OFF   WTD. AVG.   WTD. AVG.
                         RATIO AT     MATURITY     DSC     DATE DSC   DATE DSC   OCCUPANCY   MORTGAGE
    PROPERTY TYPE      MATURITY(2)   (MOS.)(2)    RATIO      RATIO      RATIO       RATE       RATE
--------------------- ------------- ----------- --------- ---------- ---------- ----------- ----------

Multifamily .........      65.3%       113        1.33x      1.16x      1.87x       91.5%      5.203%
Mobile Home Park.....      66.9%       112        1.32x      1.24x      1.62x       93.0%      5.535%
---------------------
                           65.4%       113        1.33X      1.16X      1.87X       91.5%      5.222%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-137

                RANGE OF CUT-OFF BALANCES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE
                                                  CUT-OFF        DATE       CUT-OFF
        RANGE OF CUT-OFF          NUMBER OF        DATE          POOL         DATE
        DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE
-------------------------------- ----------- ---------------- --------- ---------------

<=2,000,000 ....................      37      $   54,605,102      1.7%   $  1,475,814
2,000,001 -- 3,000,000 .........      33          84,895,730      2.6    $  2,572,598
3,000,001 -- 4,000,000 .........      28          95,332,164      2.9    $  3,404,720
4,000,001 -- 5,000,000 .........      31         139,077,388      4.2    $  4,486,367
5,000,001 -- 6,000,000 .........       6          31,810,628      1.0    $  5,301,771
6,000,001 -- 7,000,000 .........      10          65,443,614      2.0    $  6,544,361
7,000,001 -- 8,000,000 .........       8          60,742,573      1.9    $  7,592,822
8,000,001 -- 9,000,000 .........      10          86,083,120      2.6    $  8,608,312
9,000,001 -- 10,000,000 ........       9          85,817,873      2.6    $  9,535,319
10,000,001 -- 15,000,000 .......      20         256,200,495      7.8    $ 12,810,025
15,000,001 -- 20,000,000 .......       7         118,987,294      3.6    $ 16,998,185
20,000,001 -- 25,000,000 .......       4          94,750,000      2.9    $ 23,687,500
25,000,001 -- 30,000,000 .......       3          82,050,000      2.5    $ 27,350,000
30,000,001 -- 35,000,000 .......       4         129,080,000      3.9    $ 32,270,000
35,000,001 -- 40,000,000 .......       4         151,840,000      4.6    $ 37,960,000
40,000,001 -- 45,000,000 .......       2          85,687,500      2.6    $ 42,843,750
45,000,001 -- 50,000,000 .......       1          48,000,000      1.5    $ 48,000,000
50,000,001 -- 55,000,000 .......       2         103,100,000      3.1    $ 51,550,000
55,000,001 -- 60,000,000 .......       1          60,000,000      1.8    $ 60,000,000
60,000,001 -- 65,000,000 .......       2         123,000,000      3.8    $ 61,500,000
65,000,001 -- 70,000,000 .......       3         204,188,000      6.2    $ 68,062,667
70,000,001 -- 75,000,000 .......       1          75,000,000      2.3    $ 75,000,000
80,000,001 -- 200,000,000 ......       7       1,039,925,000     31.7    $148,560,714
--------------------------------      --      --------------    -----
                                     233      $3,275,616,483    100.0%   $ 14,058,440
                                     ===      ==============    =====

                                                                                WTD. AVG.
                                                                                 STATED
                                     HIGHEST                                    REMAINING
                                     CUT-OFF        WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF CUT-OFF               DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
        DATE BALANCES ($)            BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------------- --------------- -------------- -------------- ---------- -------------- ----------

<=2,000,000 ....................  $  2,000,000        68.1%          57.3%        120         1.53x        5.316%
2,000,001 -- 3,000,000 .........  $  3,000,000        69.3%          58.8%        116         1.51x        5.283%
3,000,001 -- 4,000,000 .........  $  4,000,000        69.6%          58.0%        120         1.48x        5.347%
4,000,001 -- 5,000,000 .........  $  4,990,145        71.8%          59.8%        117         1.40x        5.282%
5,000,001 -- 6,000,000 .........  $  5,716,324        64.8%          47.5%        128         1.56x        5.368%
6,000,001 -- 7,000,000 .........  $  6,981,000        72.7%          62.6%        105         1.44x        5.425%
7,000,001 -- 8,000,000 .........  $  8,000,000        75.5%          66.0%        111         1.30x        5.327%
8,000,001 -- 9,000,000 .........  $  9,000,000        68.2%          49.9%        144         1.41x        5.241%
9,000,001 -- 10,000,000 ........  $  9,896,000        76.8%          66.8%        112         1.27x        5.376%
10,000,001 -- 15,000,000 .......  $ 15,000,000        72.0%          62.4%        117         1.42x        5.163%
15,000,001 -- 20,000,000 .......  $ 18,800,000        73.9%          64.4%        110         1.46x        5.135%
20,000,001 -- 25,000,000 .......  $ 24,000,000        74.5%          64.6%        103         1.57x        5.264%
25,000,001 -- 30,000,000 .......  $ 29,550,000        76.1%          69.1%        118         1.46x        5.167%
30,000,001 -- 35,000,000 .......  $ 34,000,000        73.8%          69.7%         81         1.31x        5.227%
35,000,001 -- 40,000,000 .......  $ 39,000,000        69.8%          63.5%        110         1.59x        5.148%
40,000,001 -- 45,000,000 .......  $ 44,687,500        71.9%          71.9%        120         1.68x        5.124%
45,000,001 -- 50,000,000 .......  $ 48,000,000        74.7%          68.8%         60         1.52x        5.000%
50,000,001 -- 55,000,000 .......  $ 52,100,000        51.6%          51.6%        100         2.69x        4.837%
55,000,001 -- 60,000,000 .......  $ 60,000,000        80.0%          71.4%        120         1.20x        5.400%
60,000,001 -- 65,000,000 .......  $ 62,000,000        75.0%          66.7%        118         1.32x        5.233%
65,000,001 -- 70,000,000 .......  $ 70,000,000        75.7%          68.4%         78         1.44x        5.235%
70,000,001 -- 75,000,000 .......  $ 75,000,000        79.8%          71.3%        119         1.20x        5.480%
80,000,001 -- 200,000,000 ......  $200,000,000        71.3%          69.0%         98         1.58x        5.201%
---------------------------------
                                  $200,000,000        71.9%          65.4%        105         1.52X        5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-138

           RANGE OF CUT-OFF BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                                 AGGREGATE     CUT-OFF      AVERAGE
                                                  CUT-OFF        DATE       CUT-OFF
        RANGE OF CUT-OFF          NUMBER OF        DATE        GROUP 1        DATE
        DATE BALANCES ($)           LOANS         BALANCE      BALANCE      BALANCE
-------------------------------- ----------- ---------------- --------- ---------------

<=2,000,000 ....................      18      $   29,185,822      1.0%   $  1,621,435
2,000,001 -- 3,000,000 .........      20          51,756,997      1.8    $  2,587,850
3,000,001 -- 4,000,000 .........      22          74,723,292      2.6    $  3,396,513
4,000,001 -- 5,000,000 .........      20          88,772,101      3.1    $  4,438,605
5,000,001 -- 6,000,000 .........       5          26,094,304      0.9    $  5,218,861
6,000,001 -- 7,000,000 .........       7          45,272,890      1.6    $  6,467,556
7,000,001 -- 8,000,000 .........       7          52,902,573      1.8    $  7,557,510
8,000,001 -- 9,000,000 .........       9          78,033,120      2.7    $  8,670,347
9,000,001 -- 10,000,000 ........       8          76,628,000      2.7    $  9,578,500
10,000,001 -- 15,000,000 .......      15         190,272,339      6.6    $ 12,684,823
15,000,001 -- 20,000,000 .......       6         103,687,294      3.6    $ 17,281,216
20,000,001 -- 25,000,000 .......       4          94,750,000      3.3    $ 23,687,500
25,000,001 -- 30,000,000 .......       2          52,500,000      1.8    $ 26,250,000
30,000,001 -- 35,000,000 .......       2          65,000,000      2.3    $ 32,500,000
35,000,001 -- 40,000,000 .......       3         115,840,000      4.0    $ 38,613,333
40,000,001 -- 45,000,000 .......       2          85,687,500      3.0    $ 42,843,750
45,000,001 -- 50,000,000 .......       1          48,000,000      1.7    $ 48,000,000
50,000,001 -- 55,000,000 .......       2         103,100,000      3.6    $ 51,550,000
55,000,001 -- 60,000,000 .......       1          60,000,000      2.1    $ 60,000,000
60,000,001 -- 65,000,000 .......       2         123,000,000      4.3    $ 61,500,000
65,000,001 -- 70,000,000 .......       3         204,188,000      7.1    $ 68,062,667
70,000,001 -- 75,000,000 .......       1          75,000,000      2.6    $ 75,000,000
80,000,001 -- 200,000,000 ......       7       1,039,925,000     36.1    $148,560,714
--------------------------------      --      --------------    -----
                                     167      $2,884,319,234    100.0%   $ 17,271,373
                                     ===      ==============    =====

                                                                                WTD. AVG.
                                                                                 STATED
                                     HIGHEST                                    REMAINING
                                     CUT-OFF        WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
        RANGE OF CUT-OFF               DATE       CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
        DATE BALANCES ($)            BALANCE        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
-------------------------------- --------------- -------------- -------------- ---------- -------------- ----------

<=2,000,000 ....................  $  2,000,000         60.8%          51.9%        121         1.81x        5.365%
2,000,001 -- 3,000,000 .........  $  3,000,000         65.6%          56.2%        116         1.61x        5.277%
3,000,001 -- 4,000,000 .........  $  4,000,000         69.2%          56.9%        123         1.51x        5.367%
4,000,001 -- 5,000,000 .........  $  4,960,000         71.6%          60.7%        116         1.45x        5.292%
5,000,001 -- 6,000,000 .........  $  5,500,000         66.3%          47.2%        131         1.50x        5.284%
6,000,001 -- 7,000,000 .........  $  6,973,602         72.0%          60.8%        110         1.52x        5.467%
7,000,001 -- 8,000,000 .........  $  8,000,000         74.9%          65.9%        110         1.31x        5.337%
8,000,001 -- 9,000,000 .........  $  9,000,000         67.8%          48.5%        146         1.41x        5.243%
9,000,001 -- 10,000,000 ........  $  9,896,000         76.5%          66.8%        112         1.27x        5.365%
10,000,001 -- 15,000,000 .......  $ 15,000,000         70.8%          61.2%        119         1.48x        5.165%
15,000,001 -- 20,000,000 .......  $ 18,800,000         73.1%          64.2%        108         1.46x        5.148%
20,000,001 -- 25,000,000 .......  $ 24,000,000         74.5%          64.6%        103         1.57x        5.264%
25,000,001 -- 30,000,000 .......  $ 27,000,000         76.7%          65.8%        118         1.35x        5.290%
30,000,001 -- 35,000,000 .......  $ 33,000,000         72.1%          70.9%         58         1.35x        5.233%
35,000,001 -- 40,000,000 .......  $ 39,000,000         68.0%          61.9%        107         1.65x        5.119%
40,000,001 -- 45,000,000 .......  $ 44,687,500         71.9%          71.9%        120         1.68x        5.124%
45,000,001 -- 50,000,000 .......  $ 48,000,000         74.7%          68.8%         60         1.52x        5.000%
50,000,001 -- 55,000,000 .......  $ 52,100,000         51.6%          51.6%        100         2.69x        4.837%
55,000,001 -- 60,000,000 .......  $ 60,000,000         80.0%          71.4%        120         1.20x        5.400%
60,000,001 -- 65,000,000 .......  $ 62,000,000         75.0%          66.7%        118         1.32x        5.233%
65,000,001 -- 70,000,000 .......  $ 70,000,000         75.7%          68.4%         78         1.44x        5.235%
70,000,001 -- 75,000,000 .......  $ 75,000,000         79.8%          71.3%        119         1.20x        5.480%
80,000,001 -- 200,000,000 ......  $200,000,000         71.3%          69.0%         98         1.58x        5.201%
---------------------------------
                                  $200,000,000         71.5%          65.3%        104         1.54X        5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-139

           RANGE OF CUT-OFF BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                        % OF
                                         AGGREGATE    CUT-OFF     AVERAGE       HIGHEST
                                          CUT-OFF       DATE      CUT-OFF       CUT-OFF
     RANGE OF CUT-OFF      NUMBER OF       DATE       GROUP 2       DATE          DATE
    DATE BALANCES ($)        LOANS        BALANCE     BALANCE     BALANCE       BALANCE
------------------------- ----------- -------------- --------- ------------- -------------

<=2,000,000 .............      19      $ 25,419,280      6.5%   $ 1,337,857   $ 1,761,209
2,000,001 -- 3,000,000 ..      13        33,138,733      8.5    $ 2,549,133   $ 2,873,814
3,000,001 -- 4,000,000 ..       6        20,608,872      5.3    $ 3,434,812   $ 3,866,676
4,000,001 -- 5,000,000 ..      11        50,305,287     12.9    $ 4,573,208   $ 4,990,145
5,000,001 -- 6,000,000 ..       1         5,716,324      1.5    $ 5,716,324   $ 5,716,324
6,000,001 -- 7,000,000 ..       3        20,170,724      5.2    $ 6,723,575   $ 6,981,000
7,000,001 -- 8,000,000 ..       1         7,840,000      2.0    $ 7,840,000   $ 7,840,000
8,000,001 -- 9,000,000 ..       1         8,050,000      2.1    $ 8,050,000   $ 8,050,000
9,000,001 -- 10,000,000 .       1         9,189,873      2.3    $ 9,189,873   $ 9,189,873
10,000,001 -- 15,000,000        5        65,928,156     16.8    $13,185,631   $15,000,000
15,000,001 -- 20,000,000        1        15,300,000      3.9    $15,300,000   $15,300,000
25,000,001 -- 30,000,000        1        29,550,000      7.6    $29,550,000   $29,550,000
30,000,001 -- 35,000,000        2        64,080,000     16.4    $32,040,000   $34,000,000
35,000,001 -- 36,000,000        1        36,000,000      9.2    $36,000,000   $36,000,000
-------------------------      --      ------------    -----
                               66      $391,297,249    100.0%   $ 5,928,746   $36,000,000
                               ==      ============    =====

                                                         WTD. AVG.
                                                          STATED
                                                         REMAINING
                             WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
     RANGE OF CUT-OFF      CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    DATE BALANCES ($)        LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------- -------------- -------------- ---------- -------------- ----------

<=2,000,000 .............       76.5%          63.5%        118         1.22x       5.260%
2,000,001 -- 3,000,000 ..       75.1%          62.8%        115         1.37x       5.293%
3,000,001 -- 4,000,000 ..       71.2%          62.1%        107         1.35x       5.275%
4,000,001 -- 5,000,000 ..       72.3%          58.4%        118         1.30x       5.265%
5,000,001 -- 6,000,000 ..       57.7%          48.9%        114         1.87x       5.750%
6,000,001 -- 7,000,000 ..       74.3%          66.6%         95         1.24x       5.330%
7,000,001 -- 8,000,000 ..       80.0%          66.3%        120         1.20x       5.260%
8,000,001 -- 9,000,000 ..       71.6%          63.6%        119         1.36x       5.220%
9,000,001 -- 10,000,000 .       79.6%          66.5%        119         1.24x       5.470%
10,000,001 -- 15,000,000        75.7%          65.7%        112         1.25x       5.156%
15,000,001 -- 20,000,000        79.9%          65.8%        120         1.41x       5.050%
25,000,001 -- 30,000,000        74.8%          74.8%        118         1.66x       4.950%
30,000,001 -- 35,000,000        75.5%          68.5%        103         1.27x       5.221%
35,000,001 -- 36,000,000        75.7%          68.8%        120         1.40x       5.240%
--------------------------
                                74.9%          65.4%        113         1.33X       5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-140

   MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION FOR ALL MORTGAGE LOANS(1)

                                                 % OF
                                AGGREGATE      CUT-OFF     AVERAGE
                 NUMBER OF       CUT-OFF         DATE      CUT-OFF
                 MORTGAGED         DATE          POOL        DATE
 JURISDICTION   PROPERTIES       BALANCE       BALANCE     BALANCE
-------------- ------------ ----------------- --------- -------------

CA ...........       88      $  639,023,765      19.5%   $ 7,261,634
 Southern(3) .       75         485,914,051      14.8    $ 6,478,854
 Northern(3) .       13         153,109,714       4.7    $11,777,670
NY ...........        8         361,731,243      11.0    $45,216,405
TX ...........       25         355,024,720      10.8    $14,200,989
VA ...........       14         270,017,614       8.2    $19,286,972
FL ...........       25         143,216,288       4.4    $ 5,728,652
NJ ...........        9         139,064,456       4.2    $15,451,606
MO ...........        3         130,229,336       4.0    $43,409,779
MD ...........        9         119,347,198       3.6    $13,260,800
IL ...........       12         109,117,344       3.3    $ 9,093,112
DC ...........        2          85,030,200       2.6    $42,515,100
PA ...........       12          77,017,232       2.4    $ 6,418,103
MI ...........       15          71,793,930       2.2    $ 4,786,262
AZ ...........        7          70,051,980       2.1    $10,007,426
NC ...........       12          69,747,648       2.1    $ 5,812,304
GA ...........       10          50,406,320       1.5    $ 5,040,632
UT ...........        5          50,206,401       1.5    $10,041,280
NV ...........        4          49,140,147       1.5    $12,285,037
AL ...........        4          43,138,200       1.3    $10,784,550
TN ...........        7          41,796,567       1.3    $ 5,970,938
AR ...........        4          39,350,000       1.2    $ 9,837,500
OH ...........        6          38,947,679       1.2    $ 6,491,280
PR ...........        1          38,200,000       1.2    $38,200,000
WA ...........        5          37,804,291       1.2    $ 7,560,858
ME ...........        3          36,812,831       1.1    $12,270,944
CO ...........        6          31,836,815       1.0    $ 5,306,136
SC ...........        3          25,043,000       0.8    $ 8,347,667
WI ...........        3          23,305,966       0.7    $ 7,768,655
MA ...........        5          23,013,549       0.7    $ 4,602,710
KS ...........        1          18,000,000       0.5    $18,000,000
KY ...........        6          17,873,313       0.5    $ 2,978,886
CT ...........        2          14,200,000       0.4    $ 7,100,000
RI ...........        2          13,190,000       0.4    $ 6,595,000
MN ...........        1          12,000,000       0.4    $12,000,000
NM ...........        3           8,702,210       0.3    $ 2,900,737
MS ...........        2           6,067,000       0.2    $ 3,033,500
NH ...........        1           4,800,000       0.1    $ 4,800,000
LA ...........        1           3,791,717       0.1    $ 3,791,717
OR ...........        1           2,837,523       0.1    $ 2,837,523
IN ...........        1           2,740,000       0.1    $ 2,740,000
OK ...........        1           2,000,000       0.1    $ 2,000,000
                     --      --------------     -----
                    329      $3,275,616,483     100.0%   $ 9,956,281
                    ===      ==============     =====

                                                         WTD. AVG.
                               WTD. AVG.                   STATED
                   HIGHEST      CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.
                   CUT-OFF        DATE         LTV        TERM TO     CUT-OFF   WTD. AVG.
                    DATE          LTV        RATIO AT     MATURITY   DATE DSC   MORTGAGE
 JURISDICTION      BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
-------------- -------------- ----------- ------------- ----------- ---------- ----------

CA ...........  $ 62,000,000      72.6%        64.7%        119       1.46x      5.215%
 Southern(3) .  $ 62,000,000      73.3%        64.9%        120       1.43x      5.170%
 Northern(3) .  $ 44,687,500      70.2%        63.9%        116       1.56x      5.358%
NY ...........  $200,000,000      71.9%        68.3%        118       1.39x      5.304%
TX ...........  $101,500,000      72.3%        68.6%         74       1.60x      5.235%
VA ...........  $182,500,000      72.7%        70.5%         75       1.53x      5.084%
FL ...........  $ 23,000,000      65.0%        53.0%        113       1.64x      5.184%
NJ ...........  $ 41,006,000      73.4%        70.3%        111       1.76x      5.113%
MO ...........  $125,500,000      74.6%        70.6%        118       1.45x      5.321%
MD ...........  $ 65,188,000      73.4%        62.1%        114       1.53x      5.238%
IL ...........  $ 48,000,000      72.3%        65.7%         90       1.53x      5.081%
DC ...........  $ 61,000,000      72.7%        65.9%        119       1.33x      5.453%
PA ...........  $ 11,440,000      79.9%        68.8%        120       1.24x      5.418%
MI ...........  $ 12,100,000      64.4%        58.1%        114       1.67x      4.999%
AZ ...........  $ 29,550,000      71.9%        69.8%        102       1.65x      5.104%
NC ...........  $ 24,000,000      68.6%        53.5%         97       1.52x      5.262%
GA ...........  $ 10,794,887      70.1%        58.5%        116       1.52x      5.274%
UT ...........  $ 34,000,000      70.4%        64.1%        119       1.47x      5.193%
NV ...........  $ 33,000,000      68.2%        63.2%         71       1.51x      5.114%
AL ...........  $ 18,800,000      79.8%        70.0%        119       1.32x      5.219%
TN ...........  $ 32,000,000      68.6%        65.9%         69       1.52x      5.296%
AR ...........  $ 15,591,915      74.0%        67.7%        120       1.46x      5.249%
OH ...........  $ 30,080,000      77.6%        71.9%         91       1.33x      5.223%
PR ...........  $ 38,200,000      61.7%        55.8%         83       2.18x      5.135%
WA ...........  $ 15,000,000      73.2%        64.1%        113       1.24x      5.234%
ME ...........  $ 24,000,000      67.9%        56.6%        117       1.73x      5.265%
CO ...........  $ 13,500,000      65.5%        47.0%        132       1.56x      5.130%
SC ...........  $ 18,500,000      76.0%        71.3%        118       1.44x      5.006%
WI ...........  $  8,540,902      75.9%        60.4%        118       1.26x      5.343%
MA ...........  $ 10,240,000      67.7%        63.3%        105       1.96x      5.196%
KS ...........  $ 18,000,000      79.9%        74.2%        116       1.27x      5.460%
KY ...........  $  7,800,000      69.0%        64.2%        116       1.68x      5.320%
CT ...........  $ 11,600,000      80.0%        71.8%        119       1.32x      5.281%
RI ...........  $  7,100,000      77.4%        71.8%        117       1.25x      5.366%
MN ...........  $ 12,000,000      66.1%        49.7%        120       1.87x      5.150%
NM ...........  $  6,428,408      47.6%        41.1%        108       2.85x      4.929%
MS ...........  $  3,360,000      72.2%        67.4%         92       1.60x      5.443%
NH ...........  $  4,800,000      80.0%        71.3%        119       1.35x      5.340%
LA ...........  $  3,791,717      73.5%         1.7%        239       1.23x      5.940%
OR ...........  $  2,837,523      34.7%        34.7%         82       3.76x      4.755%
IN ...........  $  2,740,000      72.1%        61.4%        118       1.58x      5.320%
OK ...........  $  2,000,000      44.2%        44.2%         83       2.50x      5.280%
                $200,000,000      71.9%        65.4%        105       1.52X      5.218%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-141

MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION FOR LOAN GROUP 1 MORTGAGE
                                    LOANS(1)

                                 AGGREGATE                           AVERAGE
                  NUMBER OF       CUT-OFF             % OF           CUT-OFF
                  MORTGAGED         DATE          CUT-OFF DATE        DATE
  JURISDICTION   PROPERTIES       BALANCE       GROUP 1 BALANCE      BALANCE
--------------- ------------ ----------------- ----------------- --------------

CA ............       51      $  548,983,959          19.0%       $10,764,391
 Southern(3) ..       39         400,374,245          13.9        $10,266,006
 Northern(3) ..       12         148,609,714           5.2        $12,384,143
NY ............        8         361,731,243          12.5        $45,216,405
TX ............       15         292,672,687          10.1        $19,511,512
VA ............       14         270,017,614           9.4        $19,286,972
NJ ............        9         139,064,456           4.8        $15,451,606
MO ............        3         130,229,336           4.5        $43,409,779
FL ............       23         124,276,288           4.3        $ 5,403,317
MD ............        9         119,347,198           4.1        $13,260,800
IL ............       11         106,243,570           3.7        $ 9,658,506
DC ............        2          85,030,200           2.9        $42,515,100
PA ............       12          77,017,232           2.7        $ 6,418,103
NC ............       12          69,747,648           2.4        $ 5,812,304
MI ............       14          68,693,930           2.4        $ 4,906,709
NV ............        3          44,340,147           1.5        $14,780,049
TN ............        7          41,796,567           1.4        $ 5,970,938
PR ............        1          38,200,000           1.3        $38,200,000
ME ............        3          36,812,831           1.3        $12,270,944
AZ ............        5          36,201,980           1.3        $ 7,240,396
GA ............        7          33,003,975           1.1        $ 4,714,854
AL ............        3          27,838,200           1.0        $ 9,279,400
SC ............        3          25,043,000           0.9        $ 8,347,667
WI ............        3          23,305,966           0.8        $ 7,768,655
MA ............        5          23,013,549           0.8        $ 4,602,710
CO ............        5          18,336,815           0.6        $ 3,667,363
KS ............        1          18,000,000           0.6        $18,000,000
KY ............        6          17,873,313           0.6        $ 2,978,886
UT ............        4          16,206,401           0.6        $ 4,051,600
CT ............        2          14,200,000           0.5        $ 7,100,000
RI ............        2          13,190,000           0.5        $ 6,595,000
MN ............        1          12,000,000           0.4        $12,000,000
WA ............        2          11,485,000           0.4        $ 5,742,500
OH ............        5           8,867,679           0.3        $ 1,773,536
NM ............        3           8,702,210           0.3        $ 2,900,737
MS ............        2           6,067,000           0.2        $ 3,033,500
NH ............        1           4,800,000           0.2        $ 4,800,000
LA ............        1           3,791,717           0.1        $ 3,791,717
AR ............        1           3,350,000           0.1        $ 3,350,000
OR ............        1           2,837,523           0.1        $ 2,837,523
OK ............        1           2,000,000           0.1        $ 2,000,000
                      --      --------------         -----
                     261      $2,884,319,234         100.0%       $11,051,032
                     ===      ==============         =====

                                                          WTD. AVG.
                                WTD. AVG.                   STATED
                                 CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.
                    HIGHEST        DATE         LTV        TERM TO     CUT-OFF   WTD. AVG.
                 CUT-OFF DATE      LTV        RATIO AT     MATURITY   DATE DSC   MORTGAGE
  JURISDICTION      BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
--------------- -------------- ----------- ------------- ----------- ---------- ----------

CA ............  $ 62,000,000      72.1%        65.0%        120       1.50x       5.202%
 Southern(3) ..  $ 62,000,000      72.9%        65.4%        121       1.47x       5.146%
 Northern(3) ..  $ 44,687,500      70.1%        63.9%        117       1.57x       5.352%
NY ............  $200,000,000      71.9%        68.3%        118       1.39x       5.304%
TX ............  $101,500,000      71.7%        69.0%         68       1.66x       5.245%
VA ............  $182,500,000      72.7%        70.5%         75       1.53x       5.084%
NJ ............  $ 41,006,000      73.4%        70.3%        111       1.76x       5.113%
MO ............  $125,500,000      74.6%        70.6%        118       1.45x       5.321%
FL ............  $ 23,000,000      63.0%        51.0%        112       1.70x       5.156%
MD ............  $ 65,188,000      73.4%        62.1%        114       1.53x       5.238%
IL ............  $ 48,000,000      72.1%        65.7%         90       1.54x       5.077%
DC ............  $ 61,000,000      72.7%        65.9%        119       1.33x       5.453%
PA ............  $ 11,440,000      79.9%        68.8%        120       1.24x       5.418%
NC ............  $ 24,000,000      68.6%        53.5%         97       1.52x       5.262%
MI ............  $ 12,100,000      63.7%        57.6%        114       1.67x       4.976%
NV ............  $ 33,000,000      71.0%        70.1%         59       1.51x       5.122%
TN ............  $ 32,000,000      68.6%        65.9%         69       1.52x       5.296%
PR ............  $ 38,200,000      61.7%        55.8%         83       2.18x       5.135%
ME ............  $ 24,000,000      67.9%        56.6%        117       1.73x       5.265%
AZ ............  $ 18,550,000      68.8%        65.7%         86       1.69x       5.214%
GA ............  $ 10,794,887      70.3%        58.9%        116       1.52x       5.114%
AL ............  $ 18,800,000      79.7%        72.3%        118       1.26x       5.311%
SC ............  $ 18,500,000      76.0%        71.3%        118       1.44x       5.006%
WI ............  $  8,540,902      75.9%        60.4%        118       1.26x       5.343%
MA ............  $ 10,240,000      67.7%        63.3%        105       1.96x       5.196%
CO ............  $  8,706,091      56.8%        32.4%        143       1.79x       5.210%
KS ............  $ 18,000,000      79.9%        74.2%        116       1.27x       5.460%
KY ............  $  7,800,000      69.0%        64.2%        116       1.68x       5.320%
UT ............  $  4,809,000      67.8%        65.0%        117       1.83x       5.094%
CT ............  $ 11,600,000      80.0%        71.8%        119       1.32x       5.281%
RI ............  $  7,100,000      77.4%        71.8%        117       1.25x       5.366%
MN ............  $ 12,000,000      66.1%        49.7%        120       1.87x       5.150%
WA ............  $  7,300,000      77.4%        68.0%        119       1.27x       5.379%
OH ............  $  2,900,000      69.6%        64.7%        114       1.64x       5.301%
NM ............  $  6,428,408      47.6%        41.1%        108       2.85x       4.929%
MS ............  $  3,360,000      72.2%        67.4%         92       1.60x       5.443%
NH ............  $  4,800,000      80.0%        71.3%        119       1.35x       5.340%
LA ............  $  3,791,717      73.5%         1.7%        239       1.23x       5.940%
AR ............  $  3,350,000      55.8%        55.8%        120       2.07x       5.340%
OR ............  $  2,837,523      34.7%        34.7%         82       3.76x       4.755%
OK ............  $  2,000,000      44.2%        44.2%         83       2.50x       5.280%
                 $200,000,000      71.5%        65.3%        104       1.54X       5.217%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-142

MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION FOR LOAN GROUP 2 MORTGAGE
                                    LOANS(1)

                                AGGREGATE                        AVERAGE
                  NUMBER OF      CUT-OFF           % OF          CUT-OFF
                  MORTGAGED       DATE         CUT-OFF DATE        DATE
  JURISDICTION   PROPERTIES      BALANCE     GROUP 2 BALANCE     BALANCE
--------------- ------------ -------------- ----------------- -------------

CA ............ 37            $ 90,039,806         23.0%       $ 2,433,508
 Southern(3) .. 36              85,539,806         21.9        $ 2,376,106
 Northern(3) .. 1                4,500,000          1.2        $ 4,500,000
TX ............ 10              62,352,033         15.9        $ 6,235,203
AR ............ 3               36,000,000          9.2        $12,000,000
UT ............ 1               34,000,000          8.7        $34,000,000
AZ ............ 2               33,850,000          8.7        $16,925,000
OH ............ 1               30,080,000          7.7        $30,080,000
WA ............ 3               26,319,291          6.7        $ 8,773,097
FL ............ 2               18,940,000          4.8        $ 9,470,000
GA ............ 3               17,402,345          4.4        $ 5,800,782
AL ............ 1               15,300,000          3.9        $15,300,000
CO ............ 1               13,500,000          3.5        $13,500,000
NV ............ 1                4,800,000          1.2        $ 4,800,000
MI ............ 1                3,100,000          0.8        $ 3,100,000
IL ............ 1                2,873,774          0.7        $ 2,873,774
IN ............ 1                2,740,000          0.7        $ 2,740,000
                --            ------------        -----
                68            $391,297,249        100.0%       $ 5,754,371
                ==            ============        =====

                                                          WTD. AVG.
                                WTD. AVG.                   STATED
                                 CUT-OFF     WTD. AVG.    REMAINING   WTD. AVG.
                    HIGHEST        DATE         LTV        TERM TO     CUT-OFF   WTD. AVG.
                 CUT-OFF DATE      LTV        RATIO AT     MATURITY   DATE DSC   MORTGAGE
  JURISDICTION      BALANCE       RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
--------------- -------------- ----------- ------------- ----------- ---------- ----------

CA ............  $ 6,659,724       75.2%        62.7%        116        1.24x     5.297%
 Southern(3) ..  $ 6,659,724       75.2%        62.6%        118        1.24x     5.283%
 Northern(3) ..  $ 4,500,000       73.8%        66.1%         84        1.29x     5.560%
TX ............  $13,969,156       75.4%        67.1%        100        1.32x     5.189%
AR ............  $15,591,915       75.7%        68.8%        120        1.40x     5.240%
UT ............  $34,000,000       71.6%        63.7%        120        1.30x     5.240%
AZ ............  $29,550,000       75.3%        74.2%        118        1.61x     4.987%
OH ............  $30,080,000       80.0%        74.0%         84        1.24x     5.200%
WA ............  $15,000,000       71.3%        62.4%        110        1.22x     5.171%
FL ............  $11,100,000       78.0%        65.8%        119        1.24x     5.371%
GA ............  $ 9,189,873       69.7%        57.8%        117        1.52x     5.576%
AL ............  $15,300,000       79.9%        65.8%        120        1.41x     5.050%
CO ............  $13,500,000       77.1%        66.8%        118        1.25x     5.020%
NV ............  $ 4,800,000       42.5%         0.0%        180        1.55x     5.040%
MI ............  $ 3,100,000       79.5%        69.6%        120        1.62x     5.490%
IL ............  $ 2,873,774       79.8%        66.3%        118        1.38x     5.230%
IN ............  $ 2,740,000       72.1%        61.4%        118        1.58x     5.320%
                 $34,000,000       74.9%        65.4%        113        1.33X     5.222%

-------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of these properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

                                     S-143

RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
                                        AGGREGATE       CUT-OFF       AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE        BALANCE       BALANCE
----------------------- ----------- ----------------- ----------- --------------

1.08 - 1.09 ...........       1      $    9,896,000        0.3%    $ 9,896,000
1.10 - 1.14 ...........       1           4,960,000        0.2     $ 4,960,000
1.15 - 1.19 ...........      10          26,703,516        0.8     $ 2,670,352
1.20 - 1.24 ...........      60         547,794,940       16.7     $ 9,129,916
1.25 - 1.29 ...........      38         502,612,932       15.3     $13,226,656
1.30 - 1.34 ...........      25         339,236,587       10.4     $13,569,463
1.35 - 1.39 ...........      12         156,534,426        4.8     $13,044,535
1.40 - 1.44 ...........       7         350,098,000       10.7     $50,014,000
1.45 - 1.49 ...........      12         450,574,880       13.8     $37,547,907
1.50 - 1.54 ...........       7         105,908,357        3.2     $15,129,765
1.55 - 1.59 ...........       6          67,143,605        2.0     $11,190,601
1.60 - 1.64 ...........       4          92,628,573        2.8     $23,157,143
1.65 - 1.69 ...........       5         119,784,732        3.7     $23,956,946
1.70 - 1.74 ...........       5          25,050,193        0.8     $ 5,010,039
1.75 - 1.79 ...........       2          19,900,927        0.6     $ 9,950,464
1.80 - 1.84 ...........       4         132,500,000        4.0     $33,125,000
1.85 - 1.89 ...........       4          29,559,415        0.9     $ 7,389,854
1.90 - 1.94 ...........       3           8,886,000        0.3     $ 2,962,000
1.95 - 1.99 ...........       6          40,376,780        1.2     $ 6,729,463
2.00 - 2.04 ...........       2           7,657,299        0.2     $ 3,828,649
2.05 - 2.09 ...........       3           9,683,568        0.3     $ 3,227,856
2.10 - 2.14 ...........       4           8,296,000        0.3     $ 2,074,000
2.15 - 2.19 ...........       2          39,588,000        1.2     $19,794,000
2.20 - 2.24 ...........       1          14,491,000        0.4     $14,491,000
2.25 - 2.29 ...........       1           1,100,000        0.0     $ 1,100,000
2.30 - 3.79 ...........       7         162,365,408        5.0     $23,195,058
3.80 - 4.28 ...........       1           2,285,346        0.1     $ 2,285,346
                             --      --------------      -----
                            233      $3,275,616,483      100.0%    $14,058,440
                            ===      ==============      =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.08 - 1.09 ...........  $  9,896,000        80.0%          68.4%        120        1.08x         5.430%
1.10 - 1.14 ...........  $  4,960,000        80.0%          68.2%        120        1.13x         5.360%
1.15 - 1.19 ...........  $  4,550,205        73.7%          61.3%        118        1.18x         5.260%
1.20 - 1.24 ...........  $ 75,000,000        78.1%          66.6%        117        1.22x         5.313%
1.25 - 1.29 ...........  $194,500,000        77.9%          69.1%        116        1.27x         5.309%
1.30 - 1.34 ...........  $142,625,000        75.2%          66.9%        119        1.32x         5.212%
1.35 - 1.39 ...........  $ 61,000,000        73.9%          65.4%        114        1.36x         5.387%
1.40 - 1.44 ...........  $200,000,000        69.7%          66.6%        113        1.43x         5.214%
1.45 - 1.49 ...........  $182,500,000        73.0%          69.3%         83        1.47x         5.151%
1.50 - 1.54 ...........  $ 48,000,000        74.8%          71.2%         78        1.51x         5.117%
1.55 - 1.59 ...........  $ 51,000,000        66.8%          62.2%        121        1.58x         4.992%
1.60 - 1.64 ...........  $ 70,000,000        69.2%          62.4%       73.0        1.63x         5.294%
1.65 - 1.69 ...........  $ 44,687,500        72.4%          72.0%        119        1.67x         5.086%
1.70 - 1.74 ...........  $ 12,100,000        60.7%          50.2%        118        1.73x         5.112%
1.75 - 1.79 ...........  $ 13,535,000        70.0%          67.8%         99        1.78x         5.594%
1.80 - 1.84 ...........  $101,500,000        67.6%          67.3%         64        1.82x         5.245%
1.85 - 1.89 ...........  $ 12,000,000        58.3%          36.7%        136        1.87x         5.305%
1.90 - 1.94 ...........  $  3,406,000        63.6%          63.6%         99        1.91x         5.556%
1.95 - 1.99 ...........  $ 24,000,000        61.9%          55.0%        119        1.98x         5.204%
2.00 - 2.04 ...........  $  4,284,299        54.4%          39.3%        118        2.01x         5.171%
2.05 - 2.09 ...........  $  4,483,568        51.5%          37.8%        119        2.07x         5.248%
2.10 - 2.14 ...........  $  3,151,000        55.2%          52.1%        117        2.13x         5.324%
2.15 - 2.19 ...........  $ 38,200,000        61.5%          55.7%         84        2.18x         5.149%
2.20 - 2.24 ...........  $ 14,491,000        61.4%          61.4%        119        2.20x         4.960%
2.25 - 2.29 ...........  $  1,100,000        40.7%          37.7%        118        2.25x         5.285%
2.30 - 3.79 ...........  $ 93,300,000        43.5%          42.9%         85        3.22x         4.797%
3.80 - 4.28 ...........  $  2,285,346        13.4%           0.1%        119        4.28x         5.200%
                         $200,000,000        71.9%          65.4%        105        1.52X         5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-144

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

                                                           % OF
                                        AGGREGATE      CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     DSC RATIOS (X)        LOANS         BALANCE          BALANCE        BALANCE
----------------------- ----------- ----------------- -------------- --------------

1.08 - 1.09 ...........       1      $    9,896,000          0.3%     $ 9,896,000
1.10 - 1.14 ...........       1           4,960,000          0.2      $ 4,960,000
1.20 - 1.24 ...........      39         432,296,018         15.0      $11,084,513
1.25 - 1.29 ...........      26         447,285,466         15.5      $17,203,287
1.30 - 1.34 ...........      18         273,363,497          9.5      $15,186,861
1.35 - 1.39 ...........       9         144,612,800          5.0      $16,068,089
1.40 - 1.44 ...........       4         295,750,000         10.3      $73,937,500
1.45 - 1.49 ...........      10         442,757,880         15.4      $44,275,788
1.50 - 1.54 ...........       6         103,194,199          3.6      $17,199,033
1.55 - 1.59 ...........       3          56,912,605          2.0      $18,970,868
1.60 - 1.64 ...........       3          89,528,573          3.1      $29,842,858
1.65 - 1.69 ...........       4          90,234,732          3.1      $22,558,683
1.70 - 1.74 ...........       4          22,554,046          0.8      $ 5,638,511
1.75 - 1.79 ...........       2          19,900,927          0.7      $ 9,950,464
1.80 - 1.84 ...........       4         132,500,000          4.6      $33,125,000
1.85 - 1.89 ...........       3          23,843,091          0.8      $ 7,947,697
1.90 - 1.94 ...........       3           8,886,000          0.3      $ 2,962,000
1.95 - 1.99 ...........       6          40,376,780          1.4      $ 6,729,463
2.00 - 2.04 ...........       2           7,657,299          0.3      $ 3,828,649
2.05 - 2.09 ...........       3           9,683,568          0.3      $ 3,227,856
2.10 - 2.14 ...........       4           8,296,000          0.3      $ 2,074,000
2.15 - 2.19 ...........       2          39,588,000          1.4      $19,794,000
2.20 - 2.24 ...........       1          14,491,000          0.5      $14,491,000
2.25 - 2.29 ...........       1           1,100,000          0.0      $ 1,100,000
2.30 - 3.79 ...........       7         162,365,408          5.6      $23,195,058
3.80 - 4.28 ...........       1           2,285,346          0.1      $ 2,285,346
                             --      --------------        -----
                            167      $2,884,319,234        100.0%     $17,271,373
                            ===      ==============        =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.08 - 1.09 ...........  $  9,896,000        80.0%          68.4%        120         1.08x       5.430%
1.10 - 1.14 ...........  $  4,960,000        80.0%          68.2%        120         1.13x       5.360%
1.20 - 1.24 ...........  $ 75,000,000        78.4%          66.3%        121         1.21x       5.332%
1.25 - 1.29 ...........  $194,500,000        78.2%          69.6%        117         1.27x       5.315%
1.30 - 1.34 ...........  $142,625,000        75.5%          67.6%        119         1.33x       5.206%
1.35 - 1.39 ...........  $ 61,000,000        73.8%          65.5%        114         1.36x       5.400%
1.40 - 1.44 ...........  $200,000,000        68.3%          66.4%        112         1.44x       5.220%
1.45 - 1.49 ...........  $182,500,000        73.0%          69.4%         83         1.47x       5.151%
1.50 - 1.54 ...........  $ 48,000,000        74.7%          71.3%         77         1.51x       5.113%
1.55 - 1.59 ...........  $ 51,000,000        68.3%          67.2%        118         1.59x       4.963%
1.60 - 1.64 ...........  $ 70,000,000        68.8%          62.1%         71         1.63x       5.287%
1.65 - 1.69 ...........  $ 44,687,500        71.6%          71.0%        120         1.68x       5.131%
1.70 - 1.74 ...........  $ 12,100,000        60.7%          50.6%        118         1.73x       5.062%
1.75 - 1.79 ...........  $ 13,535,000        70.0%          67.8%         99         1.78x       5.594%
1.80 - 1.84 ...........  $101,500,000        67.6%          67.3%         64         1.82x       5.245%
1.85 - 1.89 ...........  $ 12,000,000        58.4%          33.7%        141         1.87x       5.199%
1.90 - 1.94 ...........  $  3,406,000        63.6%          63.6%         99         1.91x       5.556%
1.95 - 1.99 ...........  $ 24,000,000        61.9%          55.0%        119         1.98x       5.204%
2.00 - 2.04 ...........  $  4,284,299        54.4%          39.3%        118         2.01x       5.171%
2.05 - 2.09 ...........  $  4,483,568        51.5%          37.8%        119         2.07x       5.248%
2.10 - 2.14 ...........  $  3,151,000        55.2%          52.1%        117         2.13x       5.324%
2.15 - 2.19 ...........  $ 38,200,000        61.5%          55.7%         84         2.18x       5.149%
2.20 - 2.24 ...........  $ 14,491,000        61.4%          61.4%        119         2.20x       4.960%
2.25 - 2.29 ...........  $  1,100,000        40.7%          37.7%        118         2.25x       5.285%
2.30 - 3.79 ...........  $ 93,300,000        43.5%          42.9%         85         3.22x       4.797%
3.80 - 4.28 ...........  $  2,285,346        13.4%           0.1%        119         4.28x       5.200%
                         $200,000,000        71.5%          65.3%        104         1.54X       5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-145

RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE
                                 CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF UNDERWRITTEN   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     DSC RATIOS (X)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

1.16 - 1.19 ...........      10      $ 26,703,516         6.8%     $ 2,670,352
1.20 - 1.24 ...........      21       115,498,922        29.5      $ 5,499,949
1.25 - 1.29 ...........      12        55,327,466        14.1      $ 4,610,622
1.30 - 1.34 ...........       7        65,873,090        16.8      $ 9,410,441
1.35 - 1.39 ...........       3        11,921,626         3.0      $ 3,973,875
1.40 - 1.44 ...........       3        54,348,000        13.9      $18,116,000
1.45 - 1.49 ...........       2         7,817,000         2.0      $ 3,908,500
1.50 - 1.54 ...........       1         2,714,157         0.7      $ 2,714,157
1.55 - 1.59 ...........       3        10,231,000         2.6      $ 3,410,333
1.60 - 1.64 ...........       1         3,100,000         0.8      $ 3,100,000
1.65 - 1.69 ...........       1        29,550,000         7.6      $29,550,000
1.70 - 1.74 ...........       1         2,496,147         0.6      $ 2,496,147
1.85 - 1.87 ...........       1         5,716,324         1.5      $ 5,716,324
                             --      ------------       -----
                             66      $391,297,249       100.0%     $ 5,928,746
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF UNDERWRITTEN   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DSC RATIOS (X)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

1.16 - 1.19 ...........  $ 4,550,205        73.7%          61.3%        118         1.18x         5.260%
1.20 - 1.24 ...........  $30,080,000        77.1%          67.7%        104         1.22x         5.241%
1.25 - 1.29 ...........  $13,500,000        75.5%          65.1%        111         1.26x         5.263%
1.30 - 1.34 ...........  $34,000,000        73.9%          64.0%        117         1.30x         5.237%
1.35 - 1.39 ...........  $ 8,050,000        74.2%          64.5%        119         1.36x         5.226%
1.40 - 1.44 ...........  $36,000,000        77.0%          68.1%        118         1.40x         5.184%
1.45 - 1.49 ...........  $ 4,100,000        70.5%          63.1%        102         1.45x         5.127%
1.50 - 1.54 ...........  $ 2,714,157        79.8%          66.3%        118         1.50x         5.260%
1.55 - 1.59 ...........  $ 4,800,000        58.4%          34.2%        138         1.56x         5.157%
1.60 - 1.64 ...........  $ 3,100,000        79.5%          69.6%        120         1.62x         5.490%
1.65 - 1.69 ...........  $29,550,000        74.8%          74.8%        118         1.66x         4.950%
1.70 - 1.74 ...........  $ 2,496,147        60.9%          46.5%        119         1.72x         5.570%
1.85 - 1.87 ...........  $ 5,716,324        57.7%          48.9%        114         1.87x         5.750%
                         $36,000,000        74.9%          65.4%        113         1.33X         5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                          % OF
                                         AGGREGATE      CUT-OFF       AVERAGE
  RANGE OF CUT-OFF DATE   NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     LTV RATIOS (%)         LOANS         BALANCE       BALANCE       BALANCE
------------------------ ----------- ---------------- ----------- --------------

13.44 - 15.00 ..........       1      $    2,285,346       0.1%    $ 2,285,346
30.01 - 35.00 ..........       1          52,100,000       1.6     $52,100,000
35.01 - 40.00 ..........       1           5,100,000       0.2     $ 5,100,000
40.01 - 50.00 ..........      13         150,239,959       4.6     $11,556,920
50.01 - 55.00 ..........       8          29,702,065       0.9     $ 3,712,758
55.01 - 60.00 ..........      11          48,011,587       1.5     $ 4,364,690
60.01 - 65.00 ..........      16         209,456,647       6.4     $13,091,040
65.01 - 70.00 ..........      24         566,368,612      17.3     $23,598,692
70.01 - 75.00 ..........      49         953,221,418      29.1     $19,453,498
75.01 - 80.00 ..........     105       1,240,576,382      37.9     $11,815,013
80.01 - 81.29 ..........       4          18,554,467       0.6     $ 4,638,617
                             ---      --------------     -----
                             233      $3,275,616,483     100.0%    $14,058,440
                             ===      ==============     =====

                                                                       WTD. AVG.
                                                                        STATED
                                                                       REMAINING
                             HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)          BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------ -------------- -------------- -------------- ---------- -------------- ----------

13.44 - 15.00 ..........  $  2,285,346        13.4%          0.1%         119         4.28x       5.200%
30.01 - 35.00 ..........  $ 52,100,000        34.7%         34.7%          82         3.76x       4.755%
35.01 - 40.00 ..........  $  5,100,000        38.1%         31.5%         120         2.54x       5.240%
40.01 - 50.00 ..........  $ 93,300,000        47.5%         39.4%         101         2.60x       4.887%
50.01 - 55.00 ..........  $ 15,443,544        53.6%         34.4%         119         1.76x       5.261%
55.01 - 60.00 ..........  $  9,000,000        57.1%         50.7%         108         1.74x       5.321%
60.01 - 65.00 ..........  $ 44,687,500        62.9%         57.4%         113         1.79x       5.159%
65.01 - 70.00 ..........  $200,000,000        68.5%         64.3%         108         1.53x       5.250%
70.01 - 75.00 ..........  $182,500,000        73.9%         69.4%          91         1.43x       5.183%
75.01 - 80.00 ..........  $194,500,000        79.1%         70.0%         115         1.29x       5.293%
80.01 - 81.29 ..........  $  6,484,000        80.6%         70.6%         119         1.24x       5.340%
                          $200,000,000        71.9%         65.4%         105         1.52X       5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-146

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE AS
                              OF THE CUT-OFF DATE

                                                          % OF
                                        AGGREGATE     CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
     LTV RATIOS (%)        LOANS         BALANCE         BALANCE        BALANCE
----------------------- ----------- ---------------- -------------- --------------

13.44 - 15.00 .........       1      $    2,285,346         0.1%     $ 2,285,346
30.01 - 35.00 .........       1          52,100,000         1.8      $52,100,000
35.01 - 40.00 .........       1           5,100,000         0.2      $ 5,100,000
40.01 - 50.00 .........      12         145,439,959         5.0      $12,119,997
50.01 - 55.00 .........       8          29,702,065         1.0      $ 3,712,758
55.01 - 60.00 .........       9          38,428,586         1.3      $ 4,269,843
60.01 - 65.00 .........      15         206,960,500         7.2      $13,797,367
65.01 - 70.00 .........      20         538,814,822        18.7      $26,940,741
70.01 - 75.00 .........      29         831,759,360        28.8      $28,681,357
75.01 - 80.00 .........      68       1,017,744,595        35.3      $14,966,832
80.01 - 81.29 .........       3          15,984,000         0.6      $ 5,328,000
                             --      --------------       -----
                            167      $2,884,319,234       100.0%     $17,271,373
                            ===      ==============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

13.44 - 15.00 .........  $  2,285,346        13.4%          0.1%         119         4.28x        5.200%
30.01 - 35.00 .........  $ 52,100,000        34.7%         34.7%          82         3.76x        4.755%
35.01 - 40.00 .........  $  5,100,000        38.1%         31.5%         120         2.54x        5.240%
40.01 - 50.00 .........  $ 93,300,000        47.7%         40.7%          98         2.64x        4.882%
50.01 - 55.00 .........  $ 15,443,544        53.6%         34.4%         119         1.76x        5.261%
55.01 - 60.00 .........  $  9,000,000        56.8%         51.1%         106         1.77x        5.264%
60.01 - 65.00 .........  $ 44,687,500        62.9%         57.5%         113         1.80x        5.154%
65.01 - 70.00 .........  $200,000,000        68.5%         64.6%         108         1.54x        5.257%
70.01 - 75.00 .........  $182,500,000        74.1%         69.9%          87         1.43x        5.179%
75.01 - 80.00 .........  $194,500,000        79.2%         70.4%         116         1.29x        5.306%
80.01 - 81.29 .........  $  6,484,000        80.6%         71.2%         119         1.24x        5.353%
                         $200,000,000        71.5%         65.3%         104         1.54X        5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

  RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                        % OF
                                       AGGREGATE    CUT-OFF DATE      AVERAGE
 RANGE OF CUT-OFF DATE   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
     LTV RATIOS (%)        LOANS        BALANCE        BALANCE        BALANCE
----------------------- ----------- -------------- -------------- --------------

42.48 - 50.00 .........       1      $  4,800,000         1.2%      $4,800,000
55.01 - 60.00 .........       2         9,583,001         2.4       $4,791,500
60.01 - 65.00 .........       1         2,496,147         0.6       $2,496,147
65.01 - 70.00 .........       4        27,553,790         7.0       $6,888,448
70.01 - 75.00 .........      20       121,462,057        31.0       $6,073,103
75.01 - 80.00 .........      37       222,831,787        56.9       $6,022,481
80.01 - 80.33 .........       1         2,570,467         0.7       $2,570,467
                             --      ------------       -----
                             66      $391,297,249       100.0%      $5,928,746
                             ==      ============       =====

                                                                      WTD. AVG.
                                                                       STATED
                                                                      REMAINING
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 RANGE OF CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------- -------------- -------------- -------------- ---------- -------------- ----------

42.48 - 50.00 .........  $ 4,800,000         42.5%          0.0%     180        1.55x             5.040%
55.01 - 60.00 .........  $ 5,716,324         58.3%         49.0%     116        1.62x             5.552%
60.01 - 65.00 .........  $ 2,496,147         60.9%         46.5%     119        1.72x             5.570%
65.01 - 70.00 .........  $15,000,000         67.8%         59.1%     114        1.25x             5.100%
70.01 - 75.00 .........  $34,000,000         72.8%         66.0%     114        1.38x             5.204%
75.01 - 80.00 .........  $36,000,000         78.4%         68.2%     111        1.29x             5.232%
80.01 - 80.33 .........  $ 2,570,467         80.3%         66.7%     118        1.23x             5.260%
                         $36,000,000         74.9%         65.4%     113        1.33X             5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-147

RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                              % OF
  RANGE OF MATURITY DATE OR                  AGGREGATE      CUT-OFF       AVERAGE
    ANTICIPATED REPAYMENT     NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE
     DATE LTV RATIOS (%)        LOANS         BALANCE       BALANCE       BALANCE
---------------------------- ----------- ---------------- ----------- --------------

0.00 - 5.00 ................       7      $   35,080,158       1.1%    $ 5,011,451
15.01 - 20.00 ..............       1           2,989,046       0.1     $ 2,989,046
20.01 - 30.00 ..............       5          31,434,938       1.0     $ 6,286,988
30.01 - 40.00 ..............       8          82,748,548       2.5     $10,343,569
40.01 - 50.00 ..............      14         149,811,394       4.6     $10,700,814
50.01 - 55.00 ..............       8          65,909,678       2.0     $ 8,238,710
55.01 - 60.00 ..............      26         195,000,398       6.0     $ 7,500,015
60.01 - 65.00 ..............      40         395,486,068      12.1     $ 9,887,152
65.01 - 70.00 ..............      92       1,180,183,255      36.0     $12,828,079
70.01 - 75.00 ..............      28       1,049,523,000      32.0     $37,482,964
75.01 - 79.73 ..............       4          87,450,000       2.7     $21,862,500
                                  --      --------------     -----
                                 233      $3,275,616,483     100.0%    $14,058,440
                                 ===      ==============     =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
  RANGE OF MATURITY DATE OR      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
    ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
     DATE LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0.00 - 5.00 ................  $  9,000,000        54.4%          0.8%         215        1.64x        5.384%
15.01 - 20.00 ..............  $  2,989,046        40.9%         17.7%         119        1.74x        5.290%
20.01 - 30.00 ..............  $ 15,443,544        53.7%         23.3%         119        1.71x        5.305%
30.01 - 40.00 ..............  $ 52,100,000        38.9%         35.0%          96        3.05x        4.869%
40.01 - 50.00 ..............  $ 93,300,000        52.4%         47.7%          95        2.56x        4.953%
50.01 - 55.00 ..............  $ 24,000,000        63.6%         52.8%         112        1.73x        5.289%
55.01 - 60.00 ..............  $ 39,000,000        65.4%         57.8%         112        1.60x        5.184%
60.01 - 65.00 ..............  $ 65,188,000        72.2%         62.9%         118        1.40x        5.290%
65.01 - 70.00 ..............  $200,000,000        74.1%         68.2%         106        1.42x        5.228%
70.01 - 75.00 ..............  $194,500,000        77.0%         72.6%          97        1.37x        5.251%
75.01 - 79.73 ..............  $ 41,000,000        79.5%         79.1%         101        1.57x        5.061%
                              $200,000,000        71.9%         65.4%         105        1.52X        5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE

                                                              % OF
 RANGE OF MATURITY DATE OR                  AGGREGATE     CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT     NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
    DATE LTV RATIOS (%)        LOANS         BALANCE         BALANCE        BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0.00 - 5.00 ...............       6      $   30,280,158         1.0%     $ 5,046,693
15.01 - 20.00 .............       1           2,989,046         0.1      $ 2,989,046
20.01 - 30.00 .............       5          31,434,938         1.1      $ 6,286,988
30.01 - 40.00 .............       8          82,748,548         2.9      $10,343,569
40.01 - 50.00 .............      11         137,732,246         4.8      $12,521,113
50.01 - 55.00 .............       8          65,909,678         2.3      $ 8,238,710
55.01 - 60.00 .............      16         155,532,184         5.4      $ 9,720,762
60.01 - 65.00 .............      24         313,842,915        10.9      $13,076,788
65.01 - 70.00 .............      61       1,008,894,521        35.0      $16,539,254
70.01 - 75.00 .............      23         967,505,000        33.5      $42,065,435
75.01 - 79.73 .............       4          87,450,000         3.0      $21,862,500
                                 --      --------------       -----
                                167      $2,884,319,234       100.0%     $17,271,373
                                ===      ==============       =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF MATURITY DATE OR      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    DATE LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0.00 - 5.00 ...............  $  9,000,000        56.3%          1.0%         221        1.66x        5.439%
15.01 - 20.00 .............  $  2,989,046        40.9%         17.7%         119        1.74x        5.290%
20.01 - 30.00 .............  $ 15,443,544        53.7%         23.3%         119        1.71x        5.305%
30.01 - 40.00 .............  $ 52,100,000        38.9%         35.0%          96        3.05x        4.869%
40.01 - 50.00 .............  $ 93,300,000        51.9%         47.7%          93        2.64x        4.900%
50.01 - 55.00 .............  $ 24,000,000        63.6%         52.8%         112        1.73x        5.289%
55.01 - 60.00 .............  $ 39,000,000        64.4%         57.5%         110        1.69x        5.191%
60.01 - 65.00 .............  $ 65,188,000        72.0%         62.9%         119        1.43x        5.303%
65.01 - 70.00 .............  $200,000,000        73.5%         68.4%         104        1.43x        5.222%
70.01 - 75.00 .............  $194,500,000        76.9%         72.5%          97        1.36x        5.263%
75.01 - 79.73 .............  $ 41,000,000        79.5%         79.1%         101        1.57x        5.061%
                             $200,000,000        71.5%         65.3%         104        1.54X        5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-148

RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR
                          ANTICIPATED REPAYMENT DATE

                                                            % OF
 RANGE OF MATURITY DATE OR                 AGGREGATE    CUT-OFF DATE      AVERAGE
   ANTICIPATED REPAYMENT     NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
    DATE LTV RATIOS (%)        LOANS        BALANCE        BALANCE        BALANCE
--------------------------- ----------- -------------- -------------- --------------

0.00 - 5.00 ...............       1      $  4,800,000         1.2%     $ 4,800,000
40.01 - 50.00 .............       3        12,079,148         3.1      $ 4,026,383
55.01 - 60.00 .............      10        39,468,214        10.1      $ 3,946,821
60.01 - 65.00 .............      16        81,643,154        20.9      $ 5,102,697
65.01 - 70.00 .............      31       171,288,734        43.8      $ 5,525,443
70.01 - 74.85 .............       5        82,018,000        21.0      $16,403,600
                                 --      ------------       -----
                                 66      $391,297,249       100.0%     $ 5,928,746
                                 ==      ============       =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF MATURITY DATE OR      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   ANTICIPATED REPAYMENT     CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
    DATE LTV RATIOS (%)         BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0.00 - 5.00 ...............  $ 4,800,000         42.5%          0.0%         180         1.55x        5.040%
40.01 - 50.00 .............  $ 5,716,324         58.9%         48.5%         116         1.64x        5.556%
55.01 - 60.00 .............  $15,000,000         69.4%         58.8%         119         1.24x        5.156%
60.01 - 65.00 .............  $34,000,000         72.8%         63.1%         117         1.29x        5.241%
65.01 - 70.00 .............  $36,000,000         77.7%         67.0%         115         1.32x        5.263%
70.01 - 74.85 .............  $30,080,000         77.7%         73.9%          96         1.40x        5.110%
                             $36,000,000         74.9%         65.4%         113         1.33X        5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                 % OF
                                               AGGREGATE       CUT-OFF       AVERAGE
                                NUMBER OF     CUT-OFF DATE    DATE POOL   CUT-OFF DATE
  RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE        BALANCE       BALANCE
------------------------------ ----------- ----------------- ----------- --------------

4.755 - 5.249 ................      78      $1,538,321,489       47.0%    $19,722,070
5.250 - 5.499 ................     127       1,598,567,870       48.8     $12,587,149
5.500 - 5.749 ................      24         121,506,150        3.7     $ 5,062,756
5.750 - 5.999 ................       3          10,855,046        0.3     $ 3,618,349
6.000 - 6.090 ................       1           6,365,927        0.2     $ 6,365,927
                                   ---      --------------      -----
                                   233      $3,275,616,483      100.0%    $14,058,440
                                   ===      ==============      =====

                                                                             WTD. AVG.
                                                                              STATED
                                                                             REMAINING
                                   HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                                CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------- -------------- ----------

4.755 - 5.249 ................  $182,500,000        70.0%          64.4%         99         1.65x       5.045%
5.250 - 5.499 ................  $200,000,000        73.7%          67.1%        110         1.39x       5.348%
5.500 - 5.749 ................  $ 23,750,000        73.0%          58.0%        127         1.44x       5.586%
5.750 - 5.999 ................  $  5,716,324        64.9%          26.3%        173         1.57x       5.845%
6.000 - 6.090 ................  $  6,365,927        71.9%          65.2%         59         1.75x       6.090%
                                $200,000,000        71.9%          65.4%        105         1.52X       5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-149

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                 % OF
                                              AGGREGATE      CUT-OFF DATE      AVERAGE
                               NUMBER OF     CUT-OFF DATE       GROUP 1     CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)     LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------

4.755 - 5.249 ...............      58      $1,288,573,268         44.7%     $22,216,780
5.250 - 5.499 ...............      86       1,481,251,458         51.4      $17,223,854
5.500 - 5.749 ...............      20         102,989,858          3.6      $ 5,149,493
5.750 - 5.999 ...............       2           5,138,721          0.2      $ 2,569,361
6.000 - 6.090 ...............       1           6,365,927          0.2      $ 6,365,927
                                   --      --------------        -----
                                  167      $2,884,319,234        100.0%     $17,271,373
                                  ===      ==============        =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.755 - 5.249 ...............  $182,500,000        69.0%          64.0%         96        1.71x        5.026%
5.250 - 5.499 ...............  $200,000,000        73.5%          67.3%        109        1.40x        5.352%
5.500 - 5.749 ...............  $ 23,750,000        72.9%          56.9%        132        1.46x        5.587%
5.750 - 5.999 ...............  $  3,791,717        72.8%           1.2%        239        1.24x        5.950%
6.000 - 6.090 ...............  $  6,365,927        71.9%          65.2%         59        1.75x        6.090%
                               $200,000,000        71.5%          65.3%        104        1.54X        5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                              % OF
                                             AGGREGATE    CUT-OFF DATE      AVERAGE
                               NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
 RANGE OF MORTGAGE RATES (%)     LOANS        BALANCE        BALANCE        BALANCE
----------------------------- ----------- -------------- -------------- --------------

4.950 - 5.249 ...............      20      $249,748,221        63.8%     $12,487,411
5.250 - 5.499 ...............      41       117,316,412        30.0      $ 2,861,376
5.500 - 5.749 ...............       4        18,516,292         4.7      $ 4,629,073
5.750 - 5.750 ...............       1         5,716,324         1.5      $ 5,716,324
                                   --      ------------       -----
                                   66      $391,297,249       100.0%     $ 5,928,746
                                   ==      ============       =====

                                                                            WTD. AVG.
                                                                             STATED
                                                                            REMAINING
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
 RANGE OF MORTGAGE RATES (%)      BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
----------------------------- -------------- -------------- -------------- ---------- -------------- ----------

4.950 - 5.249 ...............  $36,000,000         74.9%          66.8%        111        1.36x        5.144%
5.250 - 5.499 ...............  $11,100,000         75.9%          63.4%        118        1.25x        5.305%
5.500 - 5.749 ...............  $ 6,530,000         73.4%          64.3%         98        1.32x        5.581%
5.750 - 5.750 ...............  $ 5,716,324         57.7%          48.9%        114        1.87x        5.750%
                               $36,000,000         74.9%          65.4%        113        1.33X        5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-150

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                            FOR ALL MORTGAGE LOANS

                                                             % OF
 RANGE OF ORIGINAL TERM TO                  AGGREGATE      CUT-OFF       AVERAGE
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS         BALANCE       BALANCE       BALANCE
--------------------------- ----------- ---------------- ----------- --------------

0 - 60 ....................      14      $  609,264,038      18.6%    $43,518,860
61 - 84 ...................      14         263,256,831       8.0     $18,804,059
109 - 120 .................     199       2,370,300,802      72.4     $11,911,059
169 - 180 .................       3          18,656,091       0.6     $ 6,218,697
229 - 240 .................       2           5,138,721       0.2     $ 2,569,361
289 - 300 .................       1           9,000,000       0.3     $ 9,000,000
                                ---      --------------     -----
                                233      $3,275,616,483     100.0%    $14,058,440
                                ===      ==============     =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF ORIGINAL TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $182,500,000        72.8%          71.3%         58         1.56x        5.148%
61 - 84 ...................  $ 93,300,000        56.0%          53.3%         83         2.53x        4.964%
109 - 120 .................  $200,000,000        73.6%          66.0%        119         1.40x        5.261%
169 - 180 .................  $  8,706,091        49.1%           0.2%        179         1.61x        5.161%
229 - 240 .................  $  3,791,717        72.8%           1.2%        239         1.24x        5.950%
289 - 300 .................  $  9,000,000        65.2%           2.1%        300         1.28x        5.570%
                             $200,000,000        71.9%          65.4%        105         1.52X        5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                        FOR LOAN GROUP 1 MORTGAGE LOANS

                                                              % OF
 RANGE OF ORIGINAL TERM TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0 - 60 ....................      14      $  609,264,038        21.1%     $43,518,860
61 - 84 ...................       5         188,710,831         6.5      $37,742,166
109 - 120 .................     143       2,058,349,553        71.4      $14,394,053
169 - 180 .................       2          13,856,091         0.5      $ 6,928,045
229 - 240 .................       2           5,138,721         0.2      $ 2,569,361
289 - 300 .................       1           9,000,000         0.3      $ 9,000,000
                                ---      --------------       -----
                                167      $2,884,319,234       100.0%     $17,271,373
                                ===      ==============       =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF ORIGINAL TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $182,500,000        72.8%          71.3%         58         1.56x       5.148%
61 - 84 ...................  $ 93,300,000        47.6%          46.2%         82         3.03x       4.851%
109 - 120 .................  $200,000,000        73.4%          66.2%        119         1.40x       5.268%
169 - 180 .................  $  8,706,091        51.4%           0.3%        179         1.63x       5.203%
229 - 240 .................  $  3,791,717        72.8%           1.2%        239         1.24x       5.950%
289 - 300 .................  $  9,000,000        65.2%           2.1%        300         1.28x       5.570%
                             $200,000,000        71.5%          65.3%        104         1.54X       5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-151

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                        FOR LOAN GROUP 2 MORTGAGE LOANS

                                                            % OF
 RANGE OF ORIGINAL TERM TO                 AGGREGATE    CUT-OFF DATE      AVERAGE
  MATURITY OR ANTICIPATED    NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS        BALANCE        BALANCE        BALANCE
--------------------------- ----------- -------------- -------------- --------------

61 - 84 ...................       9      $ 74,546,000        19.1%      $8,282,889
109 - 120 .................      56       311,951,249        79.7       $5,570,558
169 - 180 .................       1         4,800,000         1.2       $4,800,000
                                 --      ------------       -----
                                 66      $391,297,249       100.0%      $5,928,746
                                 ==      ============       =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF ORIGINAL TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

61 - 84 ...................  $30,080,000         77.1%          71.3%         84         1.27x       5.252%
109 - 120 .................  $36,000,000         74.8%          65.0%        119         1.34x       5.217%
169 - 180 .................  $ 4,800,000         42.5%           0.0%        180         1.55x       5.040%
                             $36,000,000         74.9%          65.4%        113         1.33X       5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
 RANGE OF REMAINING TERM TO                  AGGREGATE      CUT-OFF       AVERAGE
   MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE    DATE POOL   CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS         BALANCE       BALANCE       BALANCE
---------------------------- ----------- ---------------- ----------- --------------

0 - 60 .....................      14      $  609,264,038      18.6%    $43,518,860
61 - 84 ....................      14         263,256,831       8.0     $18,804,059
109 - 120 ..................     199       2,370,300,802      72.4     $11,911,059
169 - 180 ..................       3          18,656,091       0.6     $ 6,218,697
229 - 240 ..................       2           5,138,721       0.2     $ 2,569,361
289 - 300 ..................       1           9,000,000       0.3     $ 9,000,000
                                 ---      --------------     -----
                                 233      $3,275,616,483     100.0%    $14,058,440
                                 ===      ==============     =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF REMAINING TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 .....................  $182,500,000        72.8%          71.3%         58         1.56x       5.148%
61 - 84 ....................  $ 93,300,000        56.0%          53.3%         83         2.53x       4.964%
109 - 120 ..................  $200,000,000        73.6%          66.0%        119         1.40x       5.261%
169 - 180 ..................  $  8,706,091        49.1%           0.2%        179         1.61x       5.161%
229 - 240 ..................  $  3,791,717        72.8%           1.2%        239         1.24x       5.950%
289 - 300 ..................  $  9,000,000        65.2%           2.1%        300         1.28x       5.570%
                              $200,000,000        71.9%          65.4%        105         1.52X       5.218%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-152

      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              % OF
 RANGE OF ORIGINAL TERM TO                  AGGREGATE     CUT-OFF DATE      AVERAGE
  MATURITY OR ANTICIPATED    NUMBER OF    CUT-OFF DATE       GROUP 1     CUT-OFF DATE
  REPAYMENT DATE (MONTHS)      LOANS         BALANCE         BALANCE        BALANCE
--------------------------- ----------- ---------------- -------------- --------------

0 - 60 ....................      14      $  609,264,038        21.1%     $43,518,860
61 - 84 ...................       5         188,710,831         6.5      $37,742,166
109 - 120 .................     143       2,058,349,553        71.4      $14,394,053
169 - 180 .................       2          13,856,091         0.5      $ 6,928,045
229 - 240 .................       2           5,138,721         0.2      $ 2,569,361
289 - 300 .................       1           9,000,000         0.3      $ 9,000,000
                                ---      --------------       -----
                                167      $2,884,319,234       100.0%     $17,271,373
                                ===      ==============       =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF ORIGINAL TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
--------------------------- -------------- -------------- -------------- ---------- -------------- ----------

0 - 60 ....................  $182,500,000        72.8%          71.3%         58         1.56x       5.148%
61 - 84 ...................  $ 93,300,000        47.6%          46.2%         82         3.03x       4.851%
109 - 120 .................  $200,000,000        73.4%          66.2%        119         1.40x       5.268%
169 - 180 .................  $  8,706,091        51.4%           0.3%        179         1.63x       5.203%
229 - 240 .................  $  3,791,717        72.8%           1.2%        239         1.24x       5.950%
289 - 300 .................  $  9,000,000        65.2%           2.1%        300         1.28x       5.570%
                             $200,000,000        71.5%          65.3%        104         1.54X       5.217%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
            FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                             % OF
   RANGE OF REMAINING TERM                  AGGREGATE    CUT-OFF DATE      AVERAGE
 TO MATURITY OR ANTICIPATED   NUMBER OF   CUT-OFF DATE      GROUP 2     CUT-OFF DATE
   REPAYMENT DATE (MONTHS)      LOANS        BALANCE        BALANCE        BALANCE
---------------------------- ----------- -------------- -------------- --------------

61 - 84 ....................       9      $ 74,546,000        19.1%      $8,282,889
109 - 120 ..................      56       311,951,249        79.7       $5,570,558
169 - 180 ..................       1         4,800,000         1.2       $4,800,000
                                  --      ------------       -----
                                  66      $391,297,249       100.0%      $5,928,746
                                  ==      ============       =====

                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
   RANGE OF REMAINING TERM       HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     WTD. AVG.    WTD. AVG.
 TO MATURITY OR ANTICIPATED   CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY   CUT-OFF DATE   MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     DSC RATIO      RATE
---------------------------- -------------- -------------- -------------- ---------- -------------- ----------

61 - 84 ....................  $30,080,000         77.1%          71.3%         84         1.27x        5.252%
109 - 120 ..................  $36,000,000         74.8%          65.0%        119         1.34x        5.217%
169 - 180 ..................  $ 4,800,000         42.5%           0.0%        180         1.55x        5.040%
                              $36,000,000         74.9%          65.4%        113         1.33X        5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-153

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                         AGGREGATE         % OF          AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE      POOL BALANCE      BALANCE
--------------------------- ---------- ---------------- -------------- --------------

85 - 120 ..................       1     $    2,285,346         0.1%     $ 2,285,346
145 - 180 .................       9         53,080,074         1.6      $ 5,897,786
229 - 264 .................       3         12,112,323         0.4      $ 4,037,441
265 - 300 .................      22        315,093,906         9.6      $14,322,450
349 - 360 .................     162      1,814,825,584        55.4      $11,202,627
Varies ....................       2         34,043,750         1.0      $17,021,875
Non-Amortizing ............      34      1,044,175,500        31.9      $30,711,044
                                ---     --------------       -----
                                233     $3,275,616,483       100.0%     $14,058,440
                                ===     ==============       =====

                                                                          WTD. AVG.
                                                                            STATED
                                                                          REMAINING   WTD. AVG.
          RANGE OF              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
--------------------------- -------------- -------------- -------------- ----------- ---------- ----------

85 - 120 ..................  $  2,285,346        13.4%          0.1%         119        4.28x     5.200%
145 - 180 .................  $ 15,443,544        51.4%         14.9%         140        1.67x     5.253%
229 - 264 .................  $  6,973,602        70.1%         27.9%         169        1.22x     5.685%
265 - 300 .................  $ 65,188,000        69.6%         56.0%         118        1.50x     5.351%
349 - 360 .................  $194,500,000        75.9%         68.0%         112        1.33x     5.261%
Varies ....................  $ 18,800,000        77.4%         67.9%         119        1.28x     5.176%
Non-Amortizing ............  $200,000,000        66.7%         66.7%          88        1.84x     5.097%
                             $200,000,000        71.9%         65.4%         105        1.52X     5.218%

-------
The weighted average remaining amortization term for all Mortgage Loans
(excluding non-amortizing loans and those that vary) is 346 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                         AGGREGATE           % OF           AVERAGE
   REMAINING AMORTIZATION     NUMBER     CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS       BALANCE      GROUP 1 BALANCE      BALANCE
--------------------------- ---------- ---------------- ----------------- --------------

85 - 120 ..................       1     $    2,285,346          0.1%       $ 2,285,346
145 - 180 .................       8         48,280,074          1.7        $ 6,035,009
229 - 264 .................       3         12,112,323          0.4        $ 4,037,441
265 - 300 .................      21        312,597,759         10.8        $14,885,608
349 - 360 .................      99      1,460,374,482         50.6        $14,751,257
Varies ....................       2         34,043,750          1.2        $17,021,875
Non-amortizing ............      33      1,014,625,500         35.2        $30,746,227
---------------------------      --     --------------        -----
                                167     $2,884,319,234        100.0%       $17,271,373
                                ===     ==============        =====

                                                                          WTD. AVG.
                                                                            STATED
                                                                          REMAINING   WTD. AVG.
          RANGE OF              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
--------------------------- -------------- -------------- -------------- ----------- ---------- ----------

85 - 120 ..................  $  2,285,346        13.4%          0.1%         119        4.28x     5.200%
145 - 180 .................  $ 15,443,544        52.2%         16.3%         136        1.69x     5.275%
229 - 264 .................  $  6,973,602        70.1%         27.9%         169        1.22x     5.685%
265 - 300 .................  $ 65,188,000        69.6%         56.1%         118        1.50x     5.349%
349 - 360 .................  $194,500,000        76.0%         68.5%         112        1.34x     5.265%
Varies ....................  $ 18,800,000        77.4%         67.9%         119        1.28x     5.176%
Non-amortizing ............  $200,000,000        66.4%         66.4%          87        1.85x     5.101%
----------------------------
                             $200,000,000        71.5%         65.3%         104        1.54X     5.217%

-------
The weighted average remaining amortization term for all Loan Group 1 Mortgage
Loans (excluding non-amortizing loans and those that vary) is 344 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-154

                     RANGE OF REMAINING AMORTIZATION TERMS
             FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                        AGGREGATE          % OF           AVERAGE
   REMAINING AMORTIZATION     NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
     TERMS (MONTHS)(1)       OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
--------------------------- ---------- -------------- ----------------- --------------

145 - 180 .................      1      $  4,800,000          1.2%       $ 4,800,000
265 - 300 .................      1         2,496,147          0.6        $ 2,496,147
349 - 360 .................     63       354,451,102         90.6        $ 5,626,208
Non-amortizing ............      1        29,550,000          7.6        $29,550,000
                                --      ------------        -----
                                66      $391,297,249        100.0%       $ 5,928,746
                                ==      ============        =====

                                                                          WTD. AVG.
                                                                            STATED
                                                                          REMAINING   WTD. AVG.
          RANGE OF              HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
--------------------------- -------------- -------------- -------------- ----------- ---------- ----------

145 - 180 .................  $ 4,800,000         42.5%          0.0%         180       1.55x      5.040%
265 - 300 .................  $ 2,496,147         60.9%         46.5%         119       1.72x      5.570%
349 - 360 .................  $36,000,000         75.4%         65.6%         111       1.30x      5.244%
Non-amortizing ............  $29,550,000         74.8%         74.8%         118       1.66x      4.950%
                             $36,000,000         74.9%         65.4%         113       1.33X      5.222%

-------
The weighted average remaining amortization term for all Loan Group 2 Mortgage
Loans (excluding non-amortizing loans) is 356 months.

(1)   The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which it is interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                   AMORTIZATION TYPES FOR ALL MORTGAGE LOANS

                                             AGGREGATE          % OF          AVERAGE
                                NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE       POOL BALANCE      BALANCE
----------------------------- ---------- ----------------- -------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      88     $1,538,524,000         47.0%     $17,483,227
Interest Only ...............      15        940,828,500         28.7      $62,721,900
Amortizing Balloon ..........      97        589,258,007         18.0      $ 6,074,825
Interest-only, ARD ..........      19        103,347,000          3.2      $ 5,439,316
Interest-only, Amortizing
 ARD(2) .....................       3         43,745,750          1.3      $14,581,917
Fully Amortizing ............       7         35,080,158          1.1      $ 5,011,451
Amortizing ARD ..............       4         24,833,068          0.8      $ 6,208,267
                                   --     --------------        -----
                                  233     $3,275,616,483        100.0%     $14,058,440
                                  ===     ==============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $194,500,000        75.7%          68.3%        114        1.33x     5.283%
Interest Only ...............  $200,000,000        66.3%          66.3%         85        1.84x     5.088%
Amortizing Balloon ..........  $ 69,000,000        71.9%          59.2%        106        1.44x     5.250%
Interest-only, ARD ..........  $ 41,000,000        69.7%          69.7%        116        1.85x     5.176%
Interest-only, Amortizing
 ARD(2) .....................  $ 18,800,000        77.3%          67.2%        119        1.27x     5.199%
Fully Amortizing ............  $  9,000,000        54.4%           0.8%        215        1.64x     5.384%
Amortizing ARD ..............  $ 12,971,957        70.2%          60.2%         99        1.39x     5.308%
                               $200,000,000        71.9%          65.4%        105        1.52X     5.218%

-------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

                                     S-155

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                             AGGREGATE            % OF           AVERAGE
                                NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
----------------------------- ---------- ----------------- ----------------- --------------

Interest-only, Amortizing
 Balloon(2) .................      70     $1,336,588,000          46.3%       $19,094,114
Interest Only ...............      14        911,278,500          31.6        $65,091,321
Amortizing Balloon ..........      51        434,246,758          15.1        $ 8,514,642
Interest-only, ARD ..........      19        103,347,000           3.6        $ 5,439,316
Interest-only, Amortizing
 ARD(2) .....................       3         43,745,750           1.5        $14,581,917
Fully Amortizing ............       6         30,280,158           1.0        $ 5,046,693
Amortizing ARD ..............       4         24,833,068           0.9        $ 6,208,267
                                   --     --------------         -----
                                  167     $2,884,319,234         100.0%       $17,271,373
                                  ===     ==============         =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $194,500,000        75.8%          68.4%        116        1.34x     5.293%
Interest Only ...............  $200,000,000        66.1%          66.1%         84        1.85x     5.092%
Amortizing Balloon ..........  $ 69,000,000        70.5%          57.9%        101        1.50x     5.239%
Interest-only, ARD ..........  $ 41,000,000        69.7%          69.7%        116        1.85x     5.176%
Interest-only, Amortizing
 ARD(2) .....................  $ 18,800,000        77.3%          67.2%        119        1.27x     5.199%
Fully Amortizing ............  $  9,000,000        56.3%           1.0%        221        1.66x     5.439%
Amortizing ARD ..............  $ 12,971,957        70.2%          60.2%         99        1.39x     5.308%
                               $200,000,000        71.5%          65.3%        104        1.54X     5.217%

-------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 6 to
     84 months from origination prior to the commencement of payments of principal and interest.

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                            AGGREGATE          % OF           AVERAGE
                                NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
      AMORTIZATION TYPES       OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------------- ---------- -------------- ----------------- --------------

Interest-only, Amortizing
 Balloon(2) .................     18      $201,936,000         51.6%       $11,218,667
Amortizing Balloon ..........     46       155,011,249         39.6        $ 3,369,810
Interest Only ...............      1        29,550,000          7.6        $29,550,000
Fully Amortizing ............      1         4,800,000          1.2        $ 4,800,000
                                  --      ------------        -----
                                  66      $391,297,249        100.0%       $ 5,928,746
                                  ==      ============        =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING   WTD. AVG.
                                  HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO     MATURITY(1)   (MOS.)(1)     RATIO      RATE
----------------------------- -------------- -------------- -------------- ----------- ---------- ----------

Interest-only, Amortizing
 Balloon(2) .................  $36,000,000         74.9%          67.4%        107        1.31x     5.220%
Amortizing Balloon ..........  $15,300,000         75.8%          63.0%        117        1.30x     5.282%
Interest Only ...............  $29,550,000         74.8%          74.8%        118        1.66x     4.950%
Fully Amortizing ............  $ 4,800,000         42.5%           0.0%        180        1.55x     5.040%
                               $36,000,000         74.9%          65.4%        113        1.33X     5.222%

-------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2)  These Mortgage Loans require payments of interest-only for a period of 12 to 48 months from origination prior to the commencement of payments of principal and interest.

                                     S-156

                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS

                                    AGGREGATE          % OF          AVERAGE
 RANGE OF OCCUPANCY    NUMBER      CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
    RATES (%)(1)      OF LOANS       BALANCE       POOL BALANCE      BALANCE
-------------------- ---------- ----------------- -------------- --------------

55.00 - 59.99 ......       1     $    4,100,000         0.1%      $ 4,100,000
65.00 - 69.99 ......       5         80,008,000         2.4       $16,001,600
70.00 - 74.99 ......       5         16,391,446         0.5       $ 3,278,289
75.00 - 79.99 ......       8         45,457,852         1.4       $ 5,682,231
80.00 - 84.99 ......      12        373,160,630        11.4       $31,096,719
85.00 - 89.99 ......      24        409,274,097        12.5       $17,053,087
90.00 - 94.99 ......      49        686,350,967        21.0       $14,007,163
95.00 - 99.99 ......      41        763,714,047        23.3       $18,627,172
100.00 - 100.00 ....      74        671,727,765        20.5       $ 9,077,402
                          --     --------------        ----
                         219     $3,050,184,803        93.1%      $13,927,784
                         ===     ==============        ====

                                                                   WTD. AVG.
                                                                     STATED
                                                                   REMAINING   WTD. AVG.
                         HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
 RANGE OF OCCUPANCY   CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
    RATES (%)(1)         BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
-------------------- -------------- -------------- -------------- ----------- ---------- ----------

55.00 - 59.99 ......  $  4,100,000        76.5%          70.8%        118        1.37x     5.285%
65.00 - 69.99 ......  $ 69,000,000        74.6%          68.9%         65        1.46x     5.127%
70.00 - 74.99 ......  $  6,200,000        69.2%          62.7%        112        1.40x     5.254%
75.00 - 79.99 ......  $ 12,800,000        75.0%          68.7%        118        1.26x     5.293%
80.00 - 84.99 ......  $125,500,000        63.6%          60.0%        102        2.12x     5.046%
85.00 - 89.99 ......  $101,500,000        71.2%          67.4%         95        1.55x     5.144%
90.00 - 94.99 ......  $142,625,000        74.7%          68.2%        108        1.38x     5.277%
95.00 - 99.99 ......  $200,000,000        73.3%          66.4%        116        1.39x     5.317%
100.00 - 100.00 ....  $182,500,000        74.1%          66.8%        100        1.46x     5.134%
                      $200,000,000        72.4%          66.3%        105        1.51X     5.206%

-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 14 Mortgage Loans secured by hospitality properties, representing 6.9% of the Cut-off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                       AGGREGATE            % OF           AVERAGE
   RANGE OF OCCUPANCY     NUMBER      CUT-OFF DATE      CUT-OFF DATE    CUT-OFF DATE
      RATES (%)(1)       OF LOANS       BALANCE       GROUP 1 BALANCE      BALANCE
----------------------- ---------- ----------------- ----------------- --------------

55.00 - 59.99 .........       1     $    4,100,000           0.1%       $ 4,100,000
65.00 - 69.99 .........       3         73,600,000           2.6        $24,533,333
70.00 - 74.99 .........       4         13,343,446           0.5        $ 3,335,862
75.00 - 79.99 .........       7         44,460,000           1.5        $ 6,351,429
80.00 - 84.99 .........       9        354,596,000          12.3        $39,399,556
85.00 - 89.99 .........      15        310,617,727          10.8        $20,707,848
90.00 - 94.99 .........      26        557,271,537          19.3        $21,433,521
95.00 - 99.99 .........      25        645,890,088          22.4        $25,835,604
100.00 - 100.00 .......      63        655,008,756          22.7        $10,396,964
                             --     --------------          ----
                            153     $2,658,887,554          92.2%       $17,378,350
                            ===     ==============          ====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING   WTD. AVG.
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   RANGE OF OCCUPANCY    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
      RATES (%)(1)          BALANCE       LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO      RATE
----------------------- -------------- -------------- -------------- ----------- ---------- ----------

55.00 - 59.99 .........  $  4,100,000        76.5%          70.8%        118        1.37x     5.285%
65.00 - 69.99 .........  $ 69,000,000        74.8%          69.1%         64        1.45x     5.121%
70.00 - 74.99 .........  $  6,200,000        67.2%          60.5%        118        1.40x     5.266%
75.00 - 79.99 .........  $ 12,800,000        74.9%          68.7%        118        1.26x     5.293%
80.00 - 84.99 .........  $125,500,000        63.0%          59.5%        103        2.16x     5.038%
85.00 - 89.99 .........  $101,500,000        69.6%          66.6%         88        1.58x     5.149%
90.00 - 94.99 .........  $142,625,000        74.3%          68.6%        108        1.40x     5.284%
95.00 - 99.99 .........  $200,000,000        73.7%          67.6%        116        1.40x     5.327%
100.00 - 100.00 .......  $182,500,000        74.0%          66.8%         99        1.46x     5.131%
                         $200,000,000        72.0%          66.5%        104        1.54X     5.204%

-------
(1)   Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll dates set forth on Annex A-1 to this prospectus supplement, but excludes 14 Mortgage Loans secured by hospitality properties representing
      7.8% of the Cut-Off Date Group 1 Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                                     S-157

            RANGE OF OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                      AGGREGATE          % OF           AVERAGE
   RANGE OF OCCUPANCY     NUMBER    CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
       RATES (%)         OF LOANS      BALANCE     GROUP 2 BALANCE      BALANCE
----------------------- ---------- -------------- ----------------- --------------

65.00 - 69.99 .........      2      $  6,408,000          1.6%       $ 3,204,000
70.00 - 74.99 .........      1         3,048,000          0.8        $ 3,048,000
75.00 - 79.99 .........      1           997,852          0.3        $   997,852
80.00 - 84.99 .........      3        18,564,630          4.7        $ 6,188,210
85.00 - 89.99 .........      9        98,656,370         25.2        $10,961,819
90.00 - 94.99 .........     23       129,079,430         33.0        $ 5,612,149
95.00 - 99.99 .........     16       117,823,959         30.1        $ 7,363,997
100.00 - 100.00 .......     11        16,719,009          4.3        $ 1,519,910
                            --      ------------        -----
                            66      $391,297,249        100.0%       $ 5,928,746
                            ==      ============        =====

                                                                      WTD. AVG.
                                                                        STATED
                                                                      REMAINING   WTD. AVG.
                            HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO     CUT-OFF   WTD. AVG.
   RANGE OF OCCUPANCY    CUT-OFF DATE   CUT-OFF DATE   LTV RATIO AT    MATURITY   DATE DSC   MORTGAGE
       RATES (%)            BALANCE       LTV RATIO      MATURITY*     (MOS.)*      RATIO      RATE
----------------------- -------------- -------------- -------------- ----------- ---------- ----------

65.00 - 69.99 .........  $ 3,717,000         72.8%          67.4%         84        1.50x     5.200%
70.00 - 74.99 .........  $ 3,048,000         78.2%          72.3%         84        1.41x     5.200%
75.00 - 79.99 .........  $   997,852         79.8%          66.3%        118        1.35x     5.260%
80.00 - 84.99 .........  $12,359,000         75.0%          68.8%         87        1.24x     5.205%
85.00 - 89.99 .........  $36,000,000         76.3%          69.8%        117        1.47x     5.130%
90.00 - 94.99 .........  $30,080,000         76.6%          66.3%        108        1.26x     5.251%
95.00 - 99.99 .........  $34,000,000         71.2%          59.9%        120        1.31x     5.265%
100.00 - 100.00 .......  $ 4,310,720         78.8%          65.4%        118        1.25x     5.260%
                         $36,000,000         74.9%          65.4%        113        1.33X     5.222%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION(1)(2)(3)

   PREPAYMENT RESTRICTION         OCT-05          OCT-06          OCT-07          OCT-08          OCT-09
---------------------------- --------------- --------------- --------------- --------------- ---------------

Locked Out .................        86.58%          86.54%          10.54%           6.93%           0.13%
Defeasance .................         0.00%           0.00%          68.62%          71.92%          78.13%
Yield Maintenance ..........        13.42%          13.46%          20.84%          21.16%          20.99%
Prepayment Premium .........         0.00%           0.00%           0.00%           0.00%           0.00%
Open .......................         0.00%           0.00%           0.00%           0.00%           0.75%
                                ---------       ---------       ---------       ---------       ---------
Total ......................       100.00%         100.00%         100.00%         100.00%         100.00%
                                ---------       ---------       ---------       ---------       ---------
Cut-Off Date Pool
 Balance Outstanding (in
 millions) .................   $ 3,275.62      $ 3,264.11      $ 3,249.12      $ 3,229.97      $ 3,204.52
                               ----------      ----------      ----------      ----------      ----------
% of Cut-Off Date Pool
 Balance ...................       100.00%          99.65%          99.19%          98.61%          97.83%
                               ==========      ==========      ==========      ==========      ==========

   PREPAYMENT RESTRICTION         OCT-10          OCT-11          OCT-12          OCT-13          OCT-14        OCT-15
---------------------------- --------------- --------------- --------------- --------------- --------------- ------------

Locked Out .................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance .................        82.15%          82.00%          86.50%          86.37%          83.09%        25.58%
Yield Maintenance ..........        17.85%          18.00%          13.50%          13.63%          13.77%         3.22%
Prepayment Premium .........         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open .......................         0.00%           0.00%           0.00%           0.00%           3.14%        71.20%
                                ---------       ---------       ---------       ---------       ---------        ------
Total ......................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                ---------       ---------       ---------       ---------       ---------        ------
Cut-Off Date Pool
 Balance Outstanding (in
 millions) .................   $ 2,578.90      $ 2,545.32      $ 2,254.97      $ 2,217.46      $ 2,177.84      $ 62.76
                               ----------      ----------      ----------      ----------      ----------      --------
% of Cut-Off Date Pool
 Balance ...................        78.73%          77.70%          68.84%          67.70%          66.49%         1.92%
                               ==========      ==========      ==========      ==========      ==========      ========

-------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after October
     2015, the outstanding loan balances represent less than 1.92% of the
     Cut-Off Date Pool Balance.

(3)  Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

                                     S-158

         PERCENTAGE OF LOAN GROUP 1 BY PREPAYMENT RESTRICTION(1)(2)(3)

    PREPAYMENT RESTRICTION          OCT-05          OCT-06          OCT-07          OCT-08          OCT-09
------------------------------ --------------- --------------- --------------- --------------- ---------------

Locked Out ...................        84.76%          84.71%           8.50%           5.81%           0.15%
Defeasance ...................         0.00%           0.00%          68.17%          70.74%          75.75%
Yield Maintenance ............        15.24%          15.29%          23.33%          23.45%          23.25%
Prepayment Premium ...........         0.00%           0.00%           0.00%           0.00%           0.00%
Open .........................         0.00%           0.00%           0.00%           0.00%           0.85%
                                  ---------       ---------       ---------       ---------       ---------
Total ........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                  ---------       ---------       ---------       ---------       ---------
Cut-off Date Group 1 Balance
 Outstanding (in millions)       $ 2,884.32      $ 2,875.15      $ 2,862.82      $ 2,847.84      $ 2,827.43
                                 ----------      ----------      ----------      ----------      ----------
% of Cut-off Date Group 1
 Balance .....................       100.00%          99.68%          99.25%          98.74%          98.03%
                                 ==========      ==========      ==========      ==========      ==========

    PREPAYMENT RESTRICTION          OCT-10          OCT-11          OCT-12          OCT-13          OCT-14        OCT-15
------------------------------ --------------- --------------- --------------- --------------- --------------- ------------

Locked Out ...................         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Defeasance ...................        79.81%          79.63%          84.89%          84.74%          84.57%        26.43%
Yield Maintenance ............        20.19%          20.37%          15.11%          15.26%          15.43%         0.00%
Prepayment Premium ...........         0.00%           0.00%           0.00%           0.00%           0.00%         0.00%
Open .........................         0.00%           0.00%           0.00%           0.00%           0.00%        73.57%
                                  ---------       ---------       ---------       ---------       ---------        ------
Total ........................       100.00%         100.00%         100.00%         100.00%         100.00%       100.00%
                                  ---------       ---------       ---------       ---------       ---------        ------
Cut-off Date Group 1 Balance
 Outstanding (in millions)       $ 2,207.61      $ 2,180.14      $ 1,965.05      $ 1,933.03      $ 1,899.20      $ 60.74
                                 ----------      ----------      ----------      ----------      ----------      --------
% of Cut-off Date Group 1
 Balance .....................        76.54%          75.59%          68.13%          67.02%          65.85%         2.11%
                                 ==========      ==========      ==========      ==========      ==========      ========

-------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after October
     2015, the outstanding loan balances represent less than 2.11% of the
     Cut-Off Date Group 1 Balance.

(3)  Assumes yield maintenance with respect to the Mortgage Loans which allow the borrower to choose yield maintenance or defeasance.

           PERCENTAGE OF LOAN GROUP 2 BY PREPAYMENT RESTRICTION(1)(2)

    PREPAYMENT RESTRICTION        OCT-05       OCT-06        OCT-07        OCT-08        OCT-09
------------------------------ ------------ ------------ ------------- ------------- -------------

Locked Out ...................     100.00%      100.00%       25.69%        15.21%         0.00%
Defeasance ...................       0.00%        0.00%       71.92%        80.71%        95.99%
Yield Maintenance ............       0.00%        0.00%        2.39%         4.07%         4.01%
Prepayment Premium ...........       0.00%        0.00%        0.00%         0.00%         0.00%
Open .........................       0.00%        0.00%        0.00%         0.00%         0.00%
                                  -------      -------      -------       -------       -------
Total ........................     100.00%      100.00%      100.00%       100.00%       100.00%
                                  -------      -------      -------       -------       -------
Cut-off Date Group 2 Balance
 Outstanding (in millions)      $ 391.30     $ 388.96      $ 386.30      $ 382.13      $ 377.09
                                ---------    ---------     --------      --------      --------
% of Cut-off Date Group 2
 Balance .....................     100.00%       99.40%       98.72%        97.66%        96.37%
                                =========    =========     ========      ========      ========

    PREPAYMENT RESTRICTION         OCT-10        OCT-11        OCT-12        OCT-13        OCT-14       OCT-15
------------------------------ ------------- ------------- ------------- ------------- ------------- ------------

Locked Out ...................       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Defeasance ...................      96.05%        96.12%        97.38%        97.48%        73.05%         0.00%
Yield Maintenance ............       3.95%         3.88%         2.62%         2.52%         2.41%       100.00%
Prepayment Premium ...........       0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
Open .........................       0.00%         0.00%         0.00%         0.00%        24.54%         0.00%
                                  -------       -------       -------       -------       -------        ------
Total ........................     100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
                                  -------       -------       -------       -------       -------        ------
Cut-off Date Group 2 Balance
 Outstanding (in millions)       $ 371.29      $ 365.17      $ 289.92      $ 284.43      $ 278.64      $  2.02
                                 --------      --------      --------      --------      --------      --------
% of Cut-off Date Group 2
 Balance .....................      94.89%        93.32%        74.09%        72.69%        71.21%         0.52%
                                 ========      ========      ========      ========      ========      ========

-------
(1)  Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
     Loans (and assuming that an ARD Loan will be repaid in full on its
     Anticipated Repayment Date), if any.

(2)  Based upon the assumptions set forth in footnote (1) above, after October
     2015, the outstanding loan balances represent less than 0.52% of the
     Cut-off Date Group 2 Balance.

                                     S-159

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage
Loans in the Mortgage Pool by Cut-Off Date Balance:

                                                                                                    % OF
                                                 NUMBER OF                                       APPLICABLE
                                                 MORTGAGE                                % OF     CUT-OFF
                                                  LOANS/                               CUT-OFF      DATE
                                                 NUMBER OF               CUT-OFF         DATE       LOAN
                                    MORTGAGE     MORTGAGED    LOAN         DATE          POOL      GROUP
            LOAN NAME             LOAN SELLER   PROPERTIES   GROUP      BALANCE(1)     BALANCE    BALANCE
-------------------------------- ------------- ------------ ------- ----------------- --------- -----------

85 Tenth Avenue ................    Wachovia       1/1      1        $  200,000,000       6.1%     6.9%
NGP Rubicon GSA Pool ...........    Artesia       1/14      1           194,500,000       5.9      6.7%
1000 & 1100 Wilson .............    Wachovia       1/1      1           182,500,000       5.6      6.3%
Abbey Pool .....................    Wachovia      1/20      1           142,625,000       4.4      4.9%
Metropolitan Square ............    Wachovia       1/1      1           125,500,000       3.8      4.4%
Extra Space Self Storage
 Portfolio #5 ..................    Wachovia      23/23     1           112,000,000       3.4      3.9%
San Felipe Plaza ...............     Nomura        1/1      1           101,500,000       3.1      3.5%
Extra Space Teamsters Pool......    Wachovia      1/28      1            93,300,000       2.8      3.2%
180 Madison Avenue .............    Wachovia       1/1      1            75,000,000       2.3      2.6%
2500 City West .................     Nomura        1/1      1            70,000,000       2.1      2.4%
                                                 ------              --------------      ----
                                                  32/91              $1,296,925,000      39.6%
                                                 ======              ==============      ====
Bryan Tower ....................    Wachovia       1/1      1        $   69,000,000       2.1%     2.4%
6116 Executive Boulevard .......    Wachovia       1/1      1            65,188,000       2.0      2.3%
Fath Portfolio .................     Nomura        7/7      2            63,516,000       1.9     16.2%
Crossings at Corona -- Phase
 III(3) ........................     Nomura        1/1      1            62,000,000       1.9      2.1%
Hilton Garden Inn --
 Washington, DC ................    Wachovia       1/1      1            61,000,000       1.9      2.1%
1370 Broadway ..................    Wachovia       1/1      1            60,000,000       1.8      2.1%
Extra Space VRS Pool ...........    Wachovia      1/22      1            52,100,000       1.6      1.8%
City Place Retail Center .......    Wachovia       1/1      1            51,000,000       1.6      1.8%
110 North Wacker Drive .........    Wachovia       1/1      1            48,000,000       1.5      1.7%
Park Place II ..................    Wachovia       1/1      1            44,687,500       1.4      1.5%
                                                 ------              --------------      ----
                                                  16/37              $  576,491,500      17.6%
                                                 ------              --------------      ----
                                                 48/128              $1,873,416,500      57.2%
                                                 ======              ==============      ====

                                                                   LOAN
                                                                 BALANCE               CUT-OFF      LTV
                                                                 PER SF/                DATE      RATIO AT
                                                                  UNIT/                  LTV      MATURITY    MORTGAGE
            LOAN NAME                    PROPERTY TYPE           ROOM(2)    DSCR(2)   RATIO(2)   OR ARD(2)      RATE
-------------------------------- ----------------------------- ----------- --------- ---------- ----------- -----------

85 Tenth Avenue ................ Office -- CBD                  $    334   1.44x         68.0%      68.0%      5.260%
NGP Rubicon GSA Pool ........... Various                        $    130   1.27x         79.9%      74.2%      5.460%
1000 & 1100 Wilson ............. Office -- Suburban             $    341   1.48x         73.9%      73.9%      4.970%
Abbey Pool ..................... Various                        $     83   1.33x         74.7%      69.1%      5.190%
Metropolitan Square ............ Office -- CBD                  $    127   1.45x         74.9%      71.1%      5.320%
Extra Space Self Storage
 Portfolio #5 .................. Self Storage                   $     68   1.27x         74.5%      69.0%      5.285%
San Felipe Plaza ............... Office -- Suburban             $    106   1.82x         69.0%      69.0%      5.280%
Extra Space Teamsters Pool...... Self Storage                   $     47   3.04x         48.1%      48.1%      4.755%
180 Madison Avenue ............. Office -- CBD                  $    297   1.20x         79.8%      71.3%      5.480%
2500 City West ................. Office -- Suburban             $    122   1.64x         72.9%      72.9%      5.280%
                                                                           1.54X         72.2%      69.4%      5.228%
Bryan Tower .................... Office -- CBD                  $     61   1.47x         74.8%      69.1%      5.110%
6116 Executive Boulevard ....... Office -- Suburban             $    315   1.20x         79.7%      62.7%      5.320%
Fath Portfolio ................. Multifamily -- Conventional    $ 32,673   1.28x         77.6%      71.7%      5.200%
Crossings at Corona -- Phase
 III(3) ........................ Retail -- Anchored             $    276   1.29x         80.0%      70.7%      5.020%
Hilton Garden Inn --
 Washington, DC ................ Hospitality -- Full Service    $203,333   1.35x         69.9%      62.6%      5.450%
1370 Broadway .................. Office -- CBD                  $    240   1.20x         80.0%      71.4%      5.400%
Extra Space VRS Pool ........... Self Storage                   $     38   3.76x         34.7%      34.7%      4.755%
City Place Retail Center ....... Retail -- Anchored             $    149   1.59x         69.0%      69.0%      4.920%
110 North Wacker Drive ......... Office -- CBD                  $    212   1.52x         74.7%      68.8%      5.000%
Park Place II .................. Retail -- Anchored             $    176   1.67x         64.8%      64.8%      5.330%
                                                                           1.60X         71.3%      64.9%      5.159%
                                                                           1.55X         71.9%      68.0%      5.207%

--------
(1)  In case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.

(2)  The NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan (loan numbers
     2 and 3), representing 11.5% of the Cut-Off Date Pool Balance (13.1% of the
     Cut-Off Date Group 1 Balance), are both part of a split loan structure with a Pari Passu Companion Loan which is not included in the Trust Fund. With respect to these Mortgage Loans, unless otherwise specified, the calculations of LTV ratios, DSC ratios and loan balance per square foot/unit/room are based on the aggregate indebtedness or debt service on, as applicable, of the applicable Mortgage Loan and its related Pari Passu
     Companion Loan.

(3)  With respect to the Crossings at Corona--Phase III mortgage loan the DSC ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on a "stabilized"
     basis that are consistent with the respective criteria set forth in the related Mortgage Loan documents required to obtain a release of certain escrows.

                                     S-160

85 Tenth Avenue

                                LOAN INFORMATION
 ----------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          Wachovia
 CUT-OFF DATE BALANCE                                      $200,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                           6.1%
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                               Acquisition
 SPONSOR                               Somerset Partners, Philip Welch,
                                 Keith Rubenstein and Marshall G. Allan
 TYPE OF SECURITY                                                   Fee
 MORTGAGE RATE                                                   5.260%
 MATURITY DATE                                          August 11, 2015
 AMORTIZATION TYPE                                        Interest Only
 INTEREST ONLY PERIOD                                               120
 ORIGINAL TERM / AMORTIZATION                                  120 / IO
 REMAINING TERM / AMORTIZATION                                 118 / IO
 LOCKBOX                                                            Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   OUTSTANDING TI/LC(1)              $3,080,000
   LEVEL III LOC(2)                  $3,360,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                       $7,918
   TI/LC(3)                          $99,159

 ADDITIONAL FINANCING(4)                                           None

 CUT-OFF DATE BALANCE                                      $200,000,000
 CUT-OFF DATE BALANCE/SF                                           $334
 CUT-OFF DATE LTV                                                 68.0%
 MATURITY DATE LTV                                                68.0%
 UW DSCR ON NCF                                                   1.44x

(1)   Upfront outstanding TI/LC reserve required for tenant expenses that are reimbursable by the borrower.

(2)   Letter of credit provided by Level III Communications, and held by the landlord as additional credit for tenant's lease obligation. This letter of credit amount is approximately equal to 1 year of the tenant's total rent, and has been assigned to mortgagee.

(3)   Beginning September 11, 2010 the borrower will begin escrowing for TI/LC obligations. If a major tenant vacancy, as defined in the related
      Mortgage Loan documents, should occur before this date, then escrow payments will commence at the point of vacancy, with the monthly reserve amount to be calculated according to the terms detailed in the mortgage.

(4)   Future mezzanine debt is permitted.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                  New York, NY
 PROPERTY TYPE                                             Office - CBD
 SIZE (SF)                                                      597,953
 OCCUPANCY AS OF APRIL 28, 2005                                   98.8%
 YEAR BUILT / YEAR RENOVATED                                1913 / 2001
 APPRAISED VALUE                                           $294,000,000
 PROPERTY MANAGEMENT              Williams U.S.A. Realty Services, Inc.
 UW ECONOMIC OCCUPANCY                                            95.0%
 UW REVENUES                                                $21,842,063
 UW TOTAL EXPENSES                                           $6,039,101
 UW NET OPERATING INCOME (NOI)                              $15,802,962
 UW NET CASH FLOW (NCF)                                     $15,137,669

                                     S-161

                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                              NET      % OF NET
                                           RATINGS(1)       RENTABLE   RENTABLE
TENANT                                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
--------------------------------------------------------------------------------

GSA .................................     Aaa/AAA/AAA       225,000       37.6%
Level 3 Communications ..............       NR/NR/NR        112,000       18.7
Lehman Brothers Holdings ............       A1/A/A+          58,168        9.7
Moet Hennessey ......................       NR/NR/NR         56,000        9.4
National College Sports Network .....       NR/NR/NR         56,000        9.4
Non-major tenants ...................                        83,785       14.0
Vacant ..............................                         7,000        1.2
                                                            -------      -----
TOTAL ...............................                       597,953      100.0%
                                                            =======      =====

                                                                  % OF          DATE OF
                                        ACTUAL                   ACTUAL          LEASE
TENANT                                 RENT PSF   ACTUAL RENT     RENT         EXPIRATION
---------------------------------------------------------------------------------------------

GSA .................................   $43.30    $ 9,741,600      43.8%  Multiple Spaces(2)
Level 3 Communications ..............   $34.00      3,808,000      17.1        December 2017
Lehman Brothers Holdings ............   $44.26      2,574,572      11.6        February 2017
Moet Hennessey ......................   $31.00      1,736,000       7.8           March 2021
National College Sports Network .....   $28.23      1,580,880       7.1          August 2015
Non-major tenants ...................   $33.58      2,813,089      12.6
Vacant ..............................                       0       0.0
                                                  -----------     -----
TOTAL ...............................             $22,254,141     100.0%
                                                  ===========     =====

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 57,000 SF expire in
      November 2013, approximately 56,000 SF expire in January 2015, and approximately 112,000 SF expire in March 2015.

                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                  CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ----------   -------------   ------------   -------------   ---------------

     2005           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2006           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2007           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2008           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2009           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2010           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2011           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2012           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2013           1          $42.40       57,000           9.5%            9.5%          10.9%            10.9%
     2014           1          $38.97       56,000           9.4%           18.9%           9.8%            20.7%
     2015           3          $39.76      224,000          37.5%           56.4%          40.0%            60.7%
  Thereafter        7          $34.45      253,953          42.5%           98.8%          39.3%           100.0%
    Vacant          0            NA          7,000           1.2%          100.0%           0.0%           100.0%

   *  Calculated based on the approximate square footage occupied by each tenant.

                                     S-162

THE LOAN. The Mortgage Loan (the "85 Tenth Avenue Loan") is secured by a first mortgage encumbering an office building located in New York, New York. The 85
Tenth Avenue Loan represents approximately 6.1% of the Cut-Off Date Pool
Balance. The 85 Tenth Avenue Loan was originated on July 29, 2005, and has a principal balance as of the Cut-Off Date of $200,000,000. The 85 Tenth Avenue
Loan provides for interest-only payments for the entire loan term.

The 85 Tenth Avenue Loan has a remaining term of 118 months and matures on
August 11, 2015. The 85 Tenth Avenue Loan may be prepaid with the payment of a
Yield Maintenance Charge prior to the maturity date.

THE BORROWER. The borrower is Blenheim LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 85 Tenth Avenue Loan. The sponsors are Somerset
Partners, a New York investment firm led by Marshall G. Allan and Philip Welch, two former executives at Donaldson, Lufkin & Jenrette, Inc., and Keith
Rubenstein, a real estate attorney. Somerset Partners was founded in 1987 with a senior management team averaging more than 25 years of asset management, legal and hands-on real estate management experience.

THE PROPERTY. The Mortgaged Property is an approximately 597,953 square foot office building situated on approximately 1.2 acres. The Mortgaged Property was constructed in 1913 and renovated in 2001. The Mortgaged Property is located in
New York, New York. As of April 28, 2005, the occupancy rate for the Mortgaged
Property securing the 85 Tenth Avenue Loan was approximately 98.8%.

The largest tenant is the General Services Administration ("GSA"), occupying a total of approximately 225,000 square feet, or approximately 37.6% of the net rentable area. The GSA secures the buildings, products, services, technology and other workplace essentials for the federal government. As of September 20,
2005, the GSA (United States Government) was rated "Aaa" (Moody's), "AAA" (S&P)
and "AAA" (Fitch). The GSA has multiple leases, with 57,000 square feet expiring in November 2013, and the remainder of the space expiring in January and March 2015. The second largest tenant is Level 3 Communications ("Level
3"), occupying approximately 112,000 square feet, or approximately 18.7% of the net rentable area. Level 3 provides information services and communications worldwide and is one of the largest internet carries in the world. The Level 3 lease expires in December 2017. The third largest tenant is Lehman Brothers
Holdings ("Lehman"), occupying approximately 58,168 square feet, or approximately 9.7% of the net rentable area. Founded in 1850, Lehman maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity. Lehman operates a data center at the Mortgaged Property. As of
September 20, 2005, Lehman was rated "A1" (Moody's), "A" (S&P) and "A+"
(Fitch). The Lehman lease expires in February 2017.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT.  Williams U.S.A. Realty Services, Inc. ("Williams") is the property manager for the Mortgaged Property securing the 85 Tenth Avenue Loan. Founded in 1926 and headquartered in New York, New York, Williams employs over 200 professionals and manages over 20 million square feet of commercial space in
New York, New Jersey and Connecticut.

                                     S-163

NGP Rubicon GSA Pool

                                LOAN INFORMATION
 ------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                             Artesia
 CUT-OFF DATE BALANCE                                        $194,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                             5.9%
 NUMBER OF MORTGAGE LOANS                                               1
 LOAN PURPOSE                                                 Acquisition
 SPONSOR                                 NGP Capital Partners III LLC and
                                                    Rubicon US REIT, Inc.
 TYPE OF SECURITY                                                 Various
 MORTGAGE RATE                                                     5.460%
 MATURITY DATE                                              June 11, 2015
 AMORTIZATION TYPE                                                Balloon
 INTEREST ONLY PERIOD                                                  60
 ORIGINAL TERM / AMORTIZATION                                   120 / 360
 REMAINING TERM / AMORTIZATION                                  118 / 360
 LOCKBOX                                                              Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                  Yes
   TI/LC/CAPEX                    $2,000,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Yes
   TI/LC/CAPEX(1)                 Springing
   OTHER(2)                       Springing

 ADDITIONAL FINANCING(3)          Pari Passu Debt            $194,500,000

                                                      PARI PASSU NOTES(4)
                                                  -----------------------
 CUT-OFF DATE BALANCE                                        $389,000,000
 CUT-OFF DATE BALANCE/SF                                             $130
 CUT-OFF DATE LTV                                                   79.9%
 MATURITY DATE LTV                                                  74.2%
 UW DSCR ON NCF                                                     1.27x

(1)   Beginning January 1, 2010, a cash flow sweep will begin until such time as the Army Corps of Engineers and/or the Federal Supply Service renews their respective leases on terms and conditions acceptable to the mortgagee, as set forth in the related Mortgage Loan documents.
(2)   If the NOI falls below $33,000,000, a cash flow sweep will begin until the NOI exceeds $33,000,000 on a trailing six-month basis. The reserve may be used for leasing costs, capital expenditures or debt service or held by the mortgagee as additional collateral.
(3)   Future mezzanine debt is permitted up to a maximum amount of $24,000,000, subject to certain conditions set forth in the related Mortgage Loan documents.
(4)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the NGP Rubicon GSA Pool Loan and the NGP
      Rubicon GSA Pool Pari Passu Companion Loan.

                              PROPERTY INFORMATION
 ------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                        14
 LOCATION                                                         Various
 PROPERTY TYPE                                                    Various
 SIZE (SF)                                                      2,990,570
 OCCUPANCY AS OF MAY 13, 2005                                       98.6%
 YEAR BUILT / YEAR RENOVATED                            Various / Various
 APPRAISED VALUE                                             $487,000,000
 PROPERTY MANAGEMENT                               CB Richard Ellis, Inc.
 UW ECONOMIC OCCUPANCY                                              96.7%
 UW REVENUES                                                  $55,131,828
 UW TOTAL EXPENSES                                            $18,666,860
 UW NET OPERATING INCOME (NOI)                                $36,464,968
 UW NET CASH FLOW (NCF)                                       $33,488,800

                                     S-164

                                  NGP RUBICON GSA POOL SUMMARY
-------------------------------------------------------------------------------------------------
                                                           YEAR                           NET
                                        CUT-OFF DATE     BUILT /                        RENTABLE
            PROPERTY NAME                BALANCE(1)     RENOVATED    LARGEST TENANT     AREA(2)
------------------------------------- ---------------- ----------- ------------------ -----------

Rubicon NGP -- Burlington, NJ .......  $  41,006,000    1990/NA       GSA (Federal     1,048,631
                                                                    Supply Service)
Rubicon NGP -- Sacramento, CA .......     28,736,000    1989/NA        GSA (Army         326,306
                                                                        Corp of
                                                                       Engineers)
Rubicon NGP -- Suffolk, VA ..........     27,811,000    1993/NA        GSA (Joint        351,075
                                                                         Forces
                                                                        Command)
Rubicon NGP -- Washington, DC .......     24,030,200   1931/1998      GSA (Federal       146,365
                                                                        Election
                                                                      Commission)
Rubicon NGP -- Kansas City, KS ......     18,000,000    1999/NA           GSA            182,554
                                                                     (Environmental
                                                                       Protection
                                                                        Agency)
Rubicon NGP -- San Diego, CA ........     10,759,000    1988/NA       GSA (Dept of       131,891
                                                                   Veterans Affairs)
Rubicon NGP -- Concord, MA ..........     10,240,000   1962/1997       GSA (Army          97,256
                                                                        Corps of
                                                                       Engineers)
Rubicon NGP -- Philadelphia, PA .....      7,000,000   1911/1997       GSA (INS)          88,717
Rubicon NGP -- Huntsville, AL .......      6,983,200   1994/2005       GSA (Army         118,040
                                                                        Corps of
                                                                       Engineers)
Rubicon NGP -- Houston, TX ..........      6,130,600   1972/1996       GSA (Drug         138,020
                                                                      Enforcement
                                                                        Agency)
Rubicon NGP -- Providence, RI .......      6,090,000    1982/NA           GSA            130,600
Rubicon NGP -- Aurora, CO ...........      3,248,000    1998/NA       GSA (Tricare       103,000
                                                                       Management
                                                                      Activities)
Rubicon NGP -- Lakewood, CO .........      2,720,200   1974/1994     GSA (Dept. of        74,285
                                                                     the Interior)
Rubicon NGP -- Norfolk, VA ..........      1,745,800    1994/NA        GSA (FBI)          53,830
                                       -------------                                   ---------
TOTAL/WEIGHTED AVERAGE ..............  $ 194,500,000                                   2,990,570
                                       =============                                   =========

                                        CUT-OFF
                                         DATE
                                        BALANCE                      UW                                       APPRAISED
                                          PER                    OCCUPANCY        UW          APPRAISED         VALUE
            PROPERTY NAME              SF(2)(3)   OCCUPANCY(4)       %           NCF            VALUE       PER SF(2)(3)
------------------------------------- ---------- -------------- ----------- ------------- ---------------- --------------

Rubicon NGP -- Burlington, NJ .......    $ 78        100.0%         98.0%    $ 8,022,669   $ 101,000,000        $ 96
Rubicon NGP -- Sacramento, CA .......    $176         90.5%         91.5%      4,906,170      74,500,000        $228
Rubicon NGP -- Suffolk, VA ..........    $158        100.0%         98.0%      4,547,117      68,500,000        $195
Rubicon NGP -- Washington, DC .......    $328        100.0%         98.0%      2,793,282      62,700,000        $428
Rubicon NGP -- Kansas City, KS ......    $197        100.0%         98.0%      2,987,353      45,000,000        $247
Rubicon NGP -- San Diego, CA ........    $163        100.0%         98.0%      2,144,405      26,500,000        $201
Rubicon NGP -- Concord, MA ..........    $211        100.0%         98.0%      1,475,339      25,600,000        $263
Rubicon NGP -- Philadelphia, PA .....    $158        100.0%         98.0%      1,193,763      16,900,000        $190
Rubicon NGP -- Huntsville, AL .......    $118        100.0%         98.0%      1,163,951      17,200,000        $146
Rubicon NGP -- Houston, TX ..........    $ 89         99.6%         98.0%        887,879      15,100,000        $109
Rubicon NGP -- Providence, RI .......    $ 93        100.0%         98.0%      1,844,123      15,000,000        $115
Rubicon NGP -- Aurora, CO ...........    $ 63        100.0%         98.0%        740,467       8,000,000        $ 78
Rubicon NGP -- Lakewood, CO .........    $ 73         85.0%         85.7%        424,695       6,700,000        $ 90
Rubicon NGP -- Norfolk, VA ..........    $ 65        100.0%         98.0%        357,587       4,300,000        $ 80
                                                                             -----------   -------------
TOTAL/WEIGHTED AVERAGE ..............    $130         98.6%         96.7%    $33,488,800   $ 487,000,000        $163
                                                                             ===========   =============

                                       ALLOCATED
            PROPERTY NAME               LTV(3)
------------------------------------- ----------

Rubicon NGP -- Burlington, NJ .......     81.2%
Rubicon NGP -- Sacramento, CA .......     77.1%
Rubicon NGP -- Suffolk, VA ..........     81.2%
Rubicon NGP -- Washington, DC .......     76.7%
Rubicon NGP -- Kansas City, KS ......     80.0%
Rubicon NGP -- San Diego, CA ........     81.2%
Rubicon NGP -- Concord, MA ..........     80.0%
Rubicon NGP -- Philadelphia, PA .....     82.8%
Rubicon NGP -- Huntsville, AL .......     81.2%
Rubicon NGP -- Houston, TX ..........     81.2%
Rubicon NGP -- Providence, RI .......     81.2%
Rubicon NGP -- Aurora, CO ...........     81.2%
Rubicon NGP -- Lakewood, CO .........     81.2%
Rubicon NGP -- Norfolk, VA ..........     81.2%
TOTAL/WEIGHTED AVERAGE ..............     79.9%

(1)   The Cut-Off Date Balance is the amount of the NGP Rubicon GSA Pool Loan allocated to each Mortgaged Property. This column does not reflect the
      NGP Rubicon GSA Pool Pari Passu Companion Loan.

(2)   Calculated based on the approximate square footage occupied by each tenant. All GSA space is based on "occupiable" space as determined by the
      GSA, rather than net rentable or gross SF.

(3)   The Cut-Off Date Balance Per SF, Appraised Value Per SF and Allocated LTV
      ratios are based on the aggregate indebtedness of the NGP Rubicon GSA
      Pool Loan and the NGP Rubicon GSA Pool Pari Passu Companion Loan.

(4)   Occupancy as of May 13, 2005.

                                     S-165

                                    TENANT SUMMARY
--------------------------------------------------------------------------------------
                                                                               NET
                                                            RATINGS(1)       RENTABLE
              TENANT                PROPERTY LOCATION   MOODY'S/S&P/FITCH   AREA (SF)
---------------------------------- ------------------- ------------------- -----------

GSA (Federal Supply Service) .....   Burlington, NJ        Aaa/AAA/AAA       1,048,631
GSA (Army Corps of
  Engineers) .....................  Sacramento, CA,        Aaa/AAA/AAA         444,921
                                    Concord, MA and
                                     Huntsville, AL
GSA (Joint Forces Command) .......    Suffolk, VA          Aaa/AAA/AAA         351,075
GSA (Environmental Protection
  Agency) ........................  Kansas City, KS        Aaa/AAA/AAA         182,554
GSA (Drug Enforcement
  Agency) ........................    Houston, TX          Aaa/AAA/AAA         132,995
Non-major tenants ................                                             787,623
Vacant ...........................                                              42,771
                                                                            ----------
TOTAL ............................                                           2,990,570
                                                                            ==========

                                    % OF NET                                % OF
                                    RENTABLE    ACTUAL                     ACTUAL        DATE OF LEASE
              TENANT                  AREA     RENT PSF    ACTUAL RENT      RENT          EXPIRATION
---------------------------------- ---------- ---------- --------------- ---------- ----------------------

GSA (Federal Supply Service) .....     35.1%    $10.32     $ 10,823,518       20.9%          December 2010
GSA (Army Corps of
  Engineers) .....................     14.9     $21.25        9,452,702       18.3   Multiple Spaces(2)(3)
GSA (Joint Forces Command) .......     11.7     $18.68        6,558,237       12.7                May 2013
GSA (Environmental Protection
  Agency) ........................      6.1     $22.00        4,016,396        7.8               June 2009
GSA (Drug Enforcement
  Agency) ........................      4.4     $14.15        1,882,438        3.6           April 2012(4)
Non-major tenants ................     26.3     $24.05       18,944,754       36.7
Vacant ...........................      1.4                           0        0.0
                                      -----               -------------      -----
TOTAL ............................    100.0%               $ 51,678,045      100.0%
                                      =====               =============      =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 229,625 SF at the
      Rubicon NGP Sacramento, CA Mortgaged Property expire in October 2010;
      approximately 118,040 SF at the Rubicon NGP Huntsville, AL Mortgaged
      Property expire in October 2014; and approximately 97,256 SF at the
      Rubicon NGP Concord, MA Mortgaged Property expire in March 2018.

(3)   With respect to the Rubicon NGP Concord, MA Mortgaged Property lease, the related GSA tenant may terminate its lease at any time subject to certain terms and conditions contained in the related lease, including the payment of a lease termination fee and upon 12 months prior notice to the landlord.

(4)   The related GSA tenant may terminate its lease at any time effective on or after November 1, 2011, subject to certain terms and conditions contained in the related lease.

                                           LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------
                               WA BASE                               CUMULATIVE                    CUMULATIVE %
                # OF LEASES    RENT/SF     TOTAL SF     % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING    SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
-------------- ------------- ----------- ------------ ------------- ------------ --------------- ---------------

     2005           1          $14.00          2,271         0.1%          0.1%         0.1%            0.1%
     2006           1          $17.00         53,172         1.8%          1.9%         1.7%            1.8%
     2007           4          $29.36        136,546         4.6%          6.4%         7.8%            9.6%
     2008           4          $24.70        285,293         9.5%         16.0%        13.6%           23.2%
     2009           4          $20.50        251,322         8.4%         24.4%        10.0%           33.2%
     2010           2          $12.61      1,278,256        42.7%         67.1%        31.2%           64.4%
     2011           1          $37.23          2,911         0.1%         67.2%         0.2%           64.6%
     2012           1          $14.15        132,995         4.4%         71.7%         3.6%           68.2%
     2013           5          $20.80        589,737        19.7%         91.4%        23.7%           91.9%
     2014           1          $16.10        118,040         3.9%         95.3%         3.7%           95.6%
     2015           0          $ 0.00              0         0.0%         95.3%         0.0%           95.6%
  Thereafter        1          $23.25         97,256         3.3%         98.6%         4.4%          100.0%
    Vacant          0           NA            42,771         1.4%        100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.
     All GSA space is based on "occupiable" space as determined by the GSA, rather than net rentable or gross SF.

                                     S-166

THE LOAN. The Mortgage Loan (the "NGP Rubicon GSA Pool Loan") is secured by first deeds of trusts or mortgages encumbering 1 industrial warehouse located in New Jersey, and 13 office buildings located in California (2), Colorado (2),
Virginia (2), Washington, DC (1), Kansas (1), Massachusetts (1), Pennsylvania
(1), Alabama (1), Texas (1) and Rhode Island (1). The NGP Rubicon GSA Pool Loan
represents approximately 5.9% of the Cut-Off Date Pool Balance.

The NGP Rubicon GSA Pool Loan was originated on June 8, 2005, and has a principal balance as of the Cut-Off Date of $194,500,000. The NGP Rubicon GSA
Pool Loan, which is evidenced by a pari passu note dated June 8, 2005, is a portion of a whole loan with an original principal balance of $389,000,000. The other loan related to the NGP Rubicon GSA Pool Loan is evidenced by a separate note, dated June 8, 2005 (the "NGP Rubicon GSA Pool Pari Passu Companion
Loan"), with an original principal balance of $194,500,000. The NGP Rubicon GSA
Pool Loan and the NGP Rubicon GSA Pool Pari Passu Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2005-C20, as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
Loans". The NGP Rubicon GSA Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The NGP Rubicon GSA Pool Loan has a remaining term of 116 months and matures on
June 11, 2015. The NGP Rubicon GSA Pool Loan may not be prepaid prior to the maturity date of June 11, 2015, and permits defeasance with United States government obligations beginning no earlier than two years after the closing date.

THE BORROWERS. The borrowers consist of 14 Delaware limited liability companies and one Texas limited partnership, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the NGP Rubicon GSA Pool Loan. The sponsors of the borrowers are
NGP Capital Partners III LLC ("NGP") and Rubicon US REIT, Inc. ("Rubicon"). NGP
acquires properties leased to the U.S. government's General Services
Administration (GSA), Canadian governmental authorities and other properties with leases to investment grade tenants. Since 1994, the principals and affiliates of NGP have acquired and developed over seven million square feet of
GSA leased properties. The members of NGP, Al Iudicello, Kamal Bahamdan and
Alexander Vahabzadeh, have collectively acquired, financed, managed and sold more than $1 billion in commercial properties occupied by governmental agencies and authorities and over $1 billion in commercial properties occupied by investment grade tenants. Rubicon is a subsidiary of Rubicon America Trust.
Rubicon America Trust is incorporated in Australia and listed on the Australian
Stock Exchange and invests in U.S. commercial real estate through its affiliate, Rubicon.

THE PROPERTIES. The Mortgaged Properties consist of one industrial warehouse building and 13 office buildings containing, in the aggregate, approximately
1,048,631 square feet of industrial warehouse space and approximately 1,941,939 square feet of office space. Thirteen (13) of the Mortgaged Properties are located in 10 different states and 1 Mortgaged Property is located in the
District of Columbia. Nine (9) of the Mortgaged Properties are single tenant properties leased to various agencies of the United States of America ("USA")
through the General Services Administration ("GSA"). As of May 13, 2005, the
occupancy rate for the Mortgaged Properties securing the NGP Rubicon GSA Pool
Loan was approximately 98.6%.

The GSA is the largest tenant occupying approximately 2,841,148 square feet or approximately 95.0% of the aggregate square feet. All GSA space is generally based on "occupiable" or "net usable" space as determined by the GSA, rather than net rentable or gross square feet. The Federal Supply Service is the largest agency tenant occupying approximately 1,048,631 square feet of industrial warehouse space at the Mortgaged Property located in Burlington, New
Jersey. The lease expires in December 2010. The Army Corps of Engineers is the second largest agency tenant occupying approximately 444,921 square feet of office space at 3 Mortgaged Properties located in Sacramento, California with the lease expiring in October 2010, Huntsville, Alabama with the lease expiring in October 2014, and Concord, Massachusetts, with the lease expiring in March
2018. The Joint Forces Command is the third largest agency tenant occupying
351,075 square feet of office space at the Mortgaged Property located in
Suffolk, Virginia. The lease expires in May 2013.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

PARTIAL DEFEASANCE: The borrowers may defease any individual Mortgaged Property at 125% of such individual Mortgaged Property's allocated loan amount, provided that certain conditions have been met.

                                     S-167

MANAGEMENT. CB Richard Ellis, Inc. ("CBRE") is the property manager for the
Mortgaged Properties securing the NGP Rubicon GSA Pool Loan. CBRE has managed this portfolio of properties for the prior owner for several years and will continue in that capacity under the new ownership. CBRE is a full-service real estate services company. Together, CBRE and its partner and affiliate offices have more than 17,000 employees in over 300 offices across more than 50 countries worldwide.

                                     S-168

1000 & 1100 Wilson

                                LOAN INFORMATION

 -------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                       Wachovia
 CUT-OFF DATE BALANCE                                   $182,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                        5.6%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                 Beacon Capital Strategic Partners III, L.P.
 TYPE OF SECURITY                                                Fee
 MORTGAGE RATE                                                4.970%
 MATURITY DATE                                         July 11, 2010
 AMORTIZATION TYPE                                     Interest Only
 INTEREST ONLY PERIOD                                             60
 ORIGINAL TERM / AMORTIZATION                                60 / IO
 REMAINING TERM / AMORTIZATION                               57 / IO
 LOCKBOX                                                         Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(1)        Springing
   REPLACEMENT(1)          Springing

 ADDITIONAL FINANCING(2)   Pari Passu Debt              $182,500,000

                                                 PARI PASSU NOTES(3)
                                             -----------------------
 CUT-OFF DATE BALANCE                                   $365,000,000
 CUT-OFF DATE BALANCE/SF                                        $341
 CUT-OFF DATE LTV                                              73.9%
 MATURITY DATE LTV                                             73.9%
 UW DSCR ON NCF                                                1.48x

(1)   Upon an event of default under the related Mortgage Loan documents, reserves will be collected for taxes, insurance and replacements.

(2)   Future mezzanine debt is permitted.

(3)   LTV ratios, DSC ratio and Cut-Off Date Balance/SF were derived based on the aggregate indebtedness of the 1000 & 1100 Wilson Loan and the 1000 &
      1100 Wilson Pari Passu Companion Loan.

                              PROPERTY INFORMATION
 -------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                    1
 LOCATION                                              Arlington, VA
 PROPERTY TYPE                                     Office - Suburban
 SIZE (SF)                                                 1,069,563
 OCCUPANCY AS OF JUNE 13, 2005                                100.0%
 YEAR BUILT / YEAR RENOVATED                             1980 / 2002
 APPRAISED VALUE                                        $494,000,000
 PROPERTY MANAGEMENT                             Rosslyn Manager LLC
 UW ECONOMIC OCCUPANCY                                         96.0%
 UW REVENUES                                             $40,281,840
 UW TOTAL EXPENSES                                       $11,787,188
 UW NET OPERATING INCOME (NOI)                           $28,494,651
 UW NET CASH FLOW (NCF)                                  $26,936,258

                                     S-169

                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                               NET      % OF NET
                                            RATINGS(1)       RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

General Services Administration ......     Aaa/AAA/AAA       191,909       17.9%
Northrop Grumman .....................     Baa2/BBB/BBB      130,419       12.2
Raytheon Company .....................     Baa3/BBB/BBB      116,128       10.9
WJLA-TV ..............................       NR/NR/NR         84,423        7.9
SRI International Inc ................       NR/NR/NR         59,361        5.6
Non-major tenants ....................                       487,323       45.6
Vacant ...............................                             0        0.0
                                                           ---------      -----
TOTAL ................................                     1,069,563      100.0%
                                                           =========      =====

                                                                     % OF
                                         ACTUAL                     ACTUAL      DATE OF LEASE
                TENANT                  RENT PSF    ACTUAL RENT      RENT         EXPIRATION
-------------------------------------- ---------- --------------- ---------- -------------------

General Services Administration ......   $32.26     $  6,191,698       16.1%   Multiple Spaces(2)
Northrop Grumman .....................   $39.74        5,182,735       13.5    Multiple Spaces(3)
Raytheon Company .....................   $34.04        3,952,665       10.3           August 2013
WJLA-TV ..............................   $31.63        2,670,181        7.0    Multiple Spaces(4)
SRI International Inc ................   $34.42        2,043,256        5.3             June 2017
Non-major tenants ....................   $37.61       18,329,140       47.8
Vacant ...............................                         0        0.0
                                                    ------------      -----
TOTAL ................................              $ 38,369,675      100.0%
                                                    ============      =====

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, approximately 6,184 SF expire in June
      2007, approximately 90,328 SF expire in April 2012, approximately 32,071
      SF expire in November 2012 and approximately 63,326 SF expire in December
      2012.

(3)   Under the terms of multiple leases, approximately 653 SF is leased month-to-month and approximately 129,766 SF expire in December 2012.

(4)   Under the terms of multiple leases, approximately 270 SF is leased month-to-month and approximately 84,153 SF expire in June 2017.

                                         LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------
                  # OF     WA BASE                             CUMULATIVE %                    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL       OF SF       % OF ACTUAL    OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*     ROLLING*     RENT ROLLING*      ROLLING*
-------------- --------- ----------- ---------- ------------- -------------- --------------- ---------------

     2005          12       $38.75     22,892         2.1%           2.1%           2.3%            2.3%
     2006           3       $29.02      4,817         0.5%           2.6%           0.4%            2.7%
     2007           7       $35.28     28,922         2.7%           5.3%           2.7%            5.3%
     2008           5       $39.42     54,762         5.1%          10.4%           5.6%           11.0%
     2009           7       $34.90     78,288         7.3%          17.7%           7.1%           18.1%
     2010           4       $42.94     53,092         5.0%          22.7%           5.9%           24.0%
     2011           2       $35.70     16,225         1.5%          24.2%           1.5%           25.5%
     2012          12       $35.37    365,683        34.2%          58.4%          33.7%           59.2%
     2013          10       $35.98    202,849        19.0%          77.4%          19.0%           78.3%
     2014           3       $40.59     27,552         2.6%          79.9%           2.9%           81.2%
     2015           0       $ 0.00          0         0.0%          79.9%           0.0%           81.2%
  Thereafter        7       $33.68    214,481        20.1%         100.0%          18.8%          100.0%
    Vacant          0         NA            0         0.0%         100.0%           0.0%          100.0%

   *     Calculated based on the approximate square footage occupied by each tenant.

                                     S-170

THE LOAN. The Mortgage Loan (the "1000 & 1100 Wilson Loan") is secured by a first mortgage encumbering an office building located in Arlington, Virginia.
The 1000 & 1100 Wilson Loan represents approximately 5.6% of the Cut-Off Date
Pool Balance. The 1000 & 1100 Wilson Loan was originated on June 13, 2005, and has a principal balance as of the Cut-Off Date of $182,500,000. The 1000 & 1100
Wilson Loan, which is evidenced by a pari passu note dated June 13, 2005, is a portion of a whole loan with an original principal balance of $365,000,000. The other loan related to the 1000 & 1100 Wilson Loan is evidenced by a separate note, dated June 13, 2005 (the "1000 & 1100 Wilson Pari Passu Companion Loan"),
with an original principal balance of $182,500,000. The 1000 & 1100 Wilson Loan provides for interest-only payments for the entire term. The 1000 & 1100 Wilson
Loan and the 1000 & 1100 Wilson Pari Passu Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates, Series 2005-C20, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL --
Co-Lender Loans".

The 1000 & 1100 Wilson Loan has a remaining term of 57 months and matures on
July 11, 2010. The 1000 & 1100 Wilson Loan may be prepaid with the payment of a yield maintenance charge prior to April 11, 2010, and may be prepaid without the payment of a yield maintenance charge on or after April 11, 2010.

THE BORROWERS. The borrowers are Arland Twin Towers, LLC, Twin Towers Property
Associates, LLC, Arland Twin Towers II, LLC and Twin Towers II Property
Associates, LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the
1000 & 1100 Wilson Loan. The sponsor is Beacon Capital Strategic Partners III,
L.P., an office-focused private equity fund, with over $1 billion of committed equity capital.

THE PROPERTY. The Mortgaged Property is an approximately 1,069,563 square foot office building situated on approximately 3.1 acres. The Mortgaged Property was constructed in 1980 and renovated in 2002. The Mortgaged Property is located in
Arlington, Virginia, within the Washington, DC-MD-VA-WV metropolitan statistical area. As of June 13, 2005, the occupancy rate for the Mortgaged
Property securing the 1000 & 1100 Wilson Loan was approximately 100.0%.

The largest tenant is the General Services Administration ("GSA") occupying approximately 191,909 square feet, or approximately 17.9% of the net rentable area. The GSA secures the buildings, products, services, technology and other workplace essentials for the federal government. As of July 18, 2005, the GSA was rated "Aaa" (Moody's), "AAA" (S&P) and "AAA" (Fitch). The GSA has multiple leases, with approximately 6,184 square feet expiring in June 2007, and the remainder of the space expiring in either April, November or December of 2012.
The second largest tenant is Northrop Grumman ("Northrop") occupying approximately 130,419 square feet, or approximately 12.2% of the net rentable area. Northrop is the world's largest shipbuilder and the third largest defense contractor. As of July 18, 2005, Northrop was rated "Baa2" (Moody's), "BBB"
(S&P) and "BBB" (Fitch). The Northrop lease expires in December 2012 with 653 square feet on a month-to-month basis. The third largest tenant is Raytheon
Company ("Raytheon") occupying approximately 116,128 square feet, or approximately 10.9% of the net rentable area. Raytheon is engaged in defense and government electronics, space, technical services and business and special mission aircraft industries. As of July 18, 2005, Raytheon was rated "Baa3"
(Moody's), "BBB" (S&P) and "BBB" (Fitch). The Raytheon lease expires in August
2013.

LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. Rosslyn Manager LLC is the property manager for the Mortgaged
Property securing the 1000 & 1100 Wilson Loan.

                                     S-171

Abbey Pool

                               LOAN INFORMATION
 -----------------------------------------------------------------
 MORTGAGE LOAN SELLER                                     Wachovia
 CUT-OFF DATE BALANCE                                 $142,625,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                      4.4%
 NUMBER OF MORTGAGE LOANS                                        1
 LOAN PURPOSE                                            Refinance
 SPONSOR                                              Donald Abbey
 TYPE OF SECURITY                                          Various
 MORTGAGE RATE                                              5.190%
 MATURITY DATE                                    October 11, 2015
 AMORTIZATION TYPE                                         Balloon
 INTEREST ONLY PERIOD                                           60
 ORIGINAL TERM / AMORTIZATION                            120 / 360
 REMAINING TERM / AMORTIZATION                           120 / 360
 LOCKBOX                                                       Yes
 UPFRONT RESERVES
   ENGINEERING                   $778,838
   LETTER OF CREDIT(1)         $1,000,000
 ONGOING MONTHLY RESERVES
   TAX                                Yes

 ADDITIONAL FINANCING (2)                                     None

 CUT-OFF DATE BALANCE                                 $142,625,000
 CUT-OFF DATE BALANCE/SF                                       $83
 CUT-OFF DATE LTV                                            74.7%
 MATURITY DATE LTV                                           69.1%
 UW DSCR ON NCF                                              1.33x

(1)   Letter of credit taken at closing in lieu of ongoing replacement reserves and TI/LC escrows.
(2)   Future mezzanine debt is permitted.

                              PROPERTY INFORMATION
 -----------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                 20
 LOCATION                                               California
 PROPERTY TYPE                                             Various
 SIZE (SF)                                               1,715,219
 OCCUPANCY AS OF SEPTEMBER 29, 2005                          93.6%
 YEAR BUILT / YEAR RENOVATED                     Various / Various
 APPRAISED VALUE                                      $191,000,000
 PROPERTY MANAGEMENT                          The Abbey Management
                                                      Company, LLC
 UW ECONOMIC OCCUPANCY                                       91.6%
 UW REVENUES                                           $19,625,328
 UW TOTAL EXPENSES                                      $6,080,880
 UW NET OPERATING INCOME (NOI)                         $13,544,449
 UW NET CASH FLOW (NCF)                                $12,523,159

                                     S-172

                                ABBEY POOL SUMMARY
-----------------------------------------------------------------------------------
                                                                           CUT-OFF
                                                                             DATE
                                     ALLOCATED                             BALANCE
                                      CUT-OFF        YEAR                    PER
                                       DATE        BUILT /      SQUARE      SQUARE
PROPERTY NAME                         BALANCE     RENOVATED     FOOTAGE      FOOT
--------------------------------- -------------- ----------- ------------ ---------

Transpark Office Complex           $ 20,175,000     1984        208,975      $ 97
Colton Courtyard                     14,100,000     1989        122,082      $115
Sierra Gateway Business Center       13,950,000     1992        131,917      $106
10th Street Commerce Center          10,275,000     1970         96,567      $106
Transpark Industrial Complex         10,275,000     1984        218,261      $ 47
Palmdale Place Commerce Center       10,125,000     1986         85,152      $119
Fresno Industrial Center              7,875,000     1989        265,085      $ 30
Nevada Street Plaza                   7,725,000     1985        126,292      $ 61
Tozai Plaza                           7,275,000     1986         39,349      $185
Upland Commerce Center                5,880,000     2005         47,545      $124
Rancho Carmel Commerce Center         5,400,000     1988         26,978      $200
Braden Court                          4,425,000     1984         29,987      $148
Airpark Plaza                         4,370,000     1988         86,334      $ 51
30th Street Commerce Center           3,900,000     1987         33,022      $118
Atlantic Plaza                        3,600,000     1942         31,281      $115
Diamond Bar Commerce Center           3,375,000     1980         20,528      $164
Goodrich Office Park                  2,700,000  1948/1999       26,200      $103
Garden Grove Town Center              2,625,000     1981         12,560      $209
Anaheim Stadium Industrial Park       2,400,000     1981         89,616      $ 27
25th Street Commerce Center           2,175,000     1989         17,488      $124
                                   ------------                 -------
                                   $142,625,000               1,715,219      $ 83
                                   ============               =========

                                                            UNDERWRITTEN                  APPRAISED
                                                                 NET                        VALUE
                                                    UW          CASH         APPRAISED       PER
PROPERTY NAME                      OCCUPANCY*   OCCUPANCY       FLOW           VALUE         SF
--------------------------------- ------------ ----------- -------------- -------------- ----------

Transpark Office Complex               91.9%       90.0%    $ 1,850,841    $ 26,900,000     $129
Colton Courtyard                       99.2%       95.0%      1,186,343      18,800,000     $154
Sierra Gateway Business Center         93.8%       94.0%      1,327,901      18,600,000     $141
10th Street Commerce Center            68.9%       82.0%        719,743      13,700,000     $142
Transpark Industrial Complex          100.0%      100.0%        950,540      13,700,000     $ 63
Palmdale Place Commerce Center        100.0%       95.0%        883,026      13,500,000     $159
Fresno Industrial Center              100.0%       95.0%        709,766      10,500,000     $ 40
Nevada Street Plaza                    95.9%       95.0%        689,235      10,300,000     $ 82
Tozai Plaza                            92.4%       92.3%        721,556       9,700,000     $247
Upland Commerce Center                 93.7%       92.8%        519,229       8,400,000     $177
Rancho Carmel Commerce Center         100.0%       95.0%        463,809       7,200,000     $267
Braden Court                          100.0%       95.0%        387,124       5,900,000     $197
Airpark Plaza                          64.1%       67.3%        298,749       6,100,000     $ 71
30th Street Commerce Center           100.0%       95.0%        359,745       5,200,000     $157
Atlantic Plaza                         65.6%       66.0%        210,997       4,800,000     $153
Diamond Bar Commerce Center           100.0%       95.0%        329,781       4,500,000     $219
Goodrich Office Park                  100.0%       95.0%        270,872       3,600,000     $137
Garden Grove Town Center              100.0%       95.0%        215,061       3,500,000     $279
Anaheim Stadium Industrial Park       100.0%       95.0%        219,375       3,200,000     $ 36
25th Street Commerce Center           100.0%       95.0%        209,469       2,900,000     $166
                                                            -----------    ------------
                                       93.6%       91.6%    $12,523,159    $191,000,000     $111
                                                            ===========    ============

* Occupancy date as of September 29, 2005, for all properties.

                                     S-173

                                  TENANT SUMMARY
----------------------------------------------------------------------------------
                                      RATINGS*       NET RENTABLE      % OF NET
             TENANT              MOODY'S/S&P/FITCH     AREA (SF)    RENTABLE AREA
------------------------------- ------------------- -------------- ---------------

TOP 10 TENANTS
Sony Music Entertainment, Inc.        A1/A/A-            200,085         11.7%
Loveland Baptist Church .......       NR/NR/NR            70,340          4.1
County of Los Angeles (Dept
  Children & Family Services) .       NR/NR/NR            49,500          2.9
Lunada Bay Corporation ........       NR/NR/NR            41,931          2.4
Maiselle's Furniture Outlet ...       NR/NR/NR            37,752          2.2
Eubanks Engineering Co. .......       NR/NR/NR            32,609          1.9
The Hudson Group, Inc. ........       NR/NR/NR            32,400          1.9
Orange County - SSA/C.A.S.T ...       NR/NR/NR            29,987          1.7
Curtis Movers, Inc. ...........       NR/NR/NR            28,800          1.7
Zonson Company, Inc. ..........       NR/NR/NR            27,520          1.6
Non-major tenants .............                        1,055,297         61.5
Vacant ........................                          108,998          6.4
                                                       ---------        -----
TOTAL .........................                        1,715,219        100.0%
                                                       =========        =====

                                  ACTUAL                                   DATE OF
                                   RENT                       % OF          LEASE
             TENANT                 PSF     ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------- ---------- ------------- ------------- ---------------

TOP 10 TENANTS
Sony Music Entertainment, Inc.     $ 3.14  $   628,267        3.8%         July 2007
Loveland Baptist Church .......    $ 6.84      481,126        2.9      December 2011
County of Los Angeles (Dept
  Children & Family Services) .    $17.40      861,300        5.2      February 2015
Lunada Bay Corporation ........    $ 6.82      285,900        1.7        August 2007
Maiselle's Furniture Outlet ...    $ 5.28      199,331        1.2       October 2009
Eubanks Engineering Co. .......    $ 6.00      195,654        1.2      December 2006
The Hudson Group, Inc. ........    $ 6.00      194,400        1.2      November 2015
Orange County - SSA/C.A.S.T ...    $21.38      641,122        3.9     September 2009
Curtis Movers, Inc. ...........    $ 5.88      169,344        1.0          July 2009
Zonson Company, Inc. ..........    $ 4.68      128,794        0.8     September 2008
Non-major tenants .............    $11.97   12,628,076       76.9
Vacant ........................                      0        0.0
                                           -----------      -----
TOTAL .........................            $16,413,313      100.0%
                                           ===========      =====

*  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                           LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------
                                WA BASE                             CUMULATIVE                    CUMULATIVE %
                 # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF ACTUAL    OF ACTUAL RENT
      YEAR         ROLLING      ROLLING     ROLLING   SF ROLLING*    ROLLING*    RENT ROLLING*      ROLLING*
--------------- ------------- ----------- ---------- ------------- ------------ --------------- ---------------

      2005            27        $13.24       67,128       3.9%          3.9%          5.4%            5.4%
      2006            82        $10.58      304,613      17.8%         21.7%         19.6%           25.0%
      2007            64        $ 7.26      445,688      26.0%         47.7%         19.7%           44.8%
      2008            55        $10.62      203,585      11.9%         59.5%         13.2%           57.9%
      2009            38        $11.72      240,001      14.0%         73.5%         17.1%           75.1%
      2010            19        $12.28       71,139       4.1%         77.7%          5.3%           80.4%
      2011             5        $ 8.14       80,811       4.7%         82.4%          4.0%           84.4%
      2012             5        $18.67       14,510       0.8%         83.2%          1.7%           86.1%
      2013             0        $ 0.00            0       0.0%         83.2%          0.0%           86.1%
      2014             3        $11.00       33,312       1.9%         85.2%          2.2%           88.3%
      2015            12        $13.22      145,434       8.5%         93.6%         11.7%          100.0%
   Thereafter          0        $ 0.00            0       0.0%         93.6%          0.0%          100.0%
     Vacant           NA        $ 0.00      108,998       6.4%        100.0%          0.0%          100.0%

*  Calculated based on the approximate square footage occupied by each tenant.

                                     S-174

THE LOAN. The Mortgage Loan (the "Abbey Pool Loan") is secured by first mortgages or first deeds of trust encumbering 20 retail, office, industrial or mixed use properties located in California. The Abbey Pool Loan represents approximately 4.4% of the Cut-Off Date Pool Balance. The Abbey Pool Loan was
originated on September 30, 2005, and has a principal balance as of the Cut-Off
Date of $142,625,000. The Abbey Pool Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Abbey Pool Loan has a remaining term of 120 months and matures on October
11, 2015. The Abbey Pool Loan may be prepaid on or after August 11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers are 18 Delaware limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Abbey Pool
Loan. The sponsor of each of the borrowers is Donald Abbey, of the Abbey
Company. Based in Orange County, the Abbey Company currently owns approximately
42 properties, consisting of approximately 4 million square feet, all located in Southern California.

THE PROPERTIES. The Mortgaged Properties consist of 20 retail, office, industrial or mixed use buildings containing, in the aggregate, approximately
1,715,219 square feet. As of September 29, 2005, the occupancy rate for the
Mortgaged Properties securing the Abbey Pool Loan was approximately 93.6%.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagor-designated lockbox account. At any time during the term of the Abbey Pool Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.05x or (ii) upon the occurrence of an event of default under the related Mortgage Loan documents, the amounts in the lockbox will be swept daily into a mortgagee-designated lockbox account.

MANAGEMENT. The Abbey Management Company, LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Abbey Pool Loan.

                                     S-175

Metropolitan Square

                          LOAN INFORMATION
 ------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                      Wachovia
 CUT-OFF DATE BALANCE                                  $125,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       3.8%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                                              Mark Karasick
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               5.320%
 MATURITY DATE                                      August 11, 2015
 AMORTIZATION TYPE                                          Balloon
 INTEREST ONLY PERIOD                                            77
 ORIGINAL TERM / AMORTIZATION                             120 / 360
 REMAINING TERM / AMORTIZATION                            118 / 360
 LOCKBOX                                                        Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                 Yes
   OUTSTANDING TI/LC(1)          $14,941,345
   TI/LC                         $5,000,000
   RENT CONCESSION(2)            $1,191,738

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                 Yes
   REPLACEMENT                   $18,464
   TI/LC                         $37,400

 ADDITIONAL FINANCING            B-Note                 $25,500,000
                                                              WHOLE
                                  TRUST ASSET         MORTGAGE LOAN
                                 ------------         -------------
 CUT-OFF DATE BALANCE            $125,500,000          $151,000,000
 CUT-OFF DATE BALANCE/SF                 $127                  $153
 CUT-OFF DATE LTV                       74.9%                 90.1%
 MATURITY DATE LTV                      71.1%                 85.6%
 UW DSCR ON NCF                         1.45x                 1.20x

(1) Amount escrowed represents the sum due to in-place tenants for accrued leasing costs.

(2) Reserve for payment of rent concessions to 5 tenants.

                              PROPERTY INFORMATION
 ------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                   1
 LOCATION                                           Saint Louis, MO
 PROPERTY TYPE                                         Office - CBD
 SIZE (SF)                                                  987,300
 OCCUPANCY AS OF JULY 1, 2005                                 84.6%
 YEAR BUILT / YEAR RENOVATED                              1989 / NA
 APPRAISED VALUE                                       $167,500,000
 PROPERTY MANAGEMENT              Jones Lang LaSalle Americas, Inc.
 UW ECONOMIC OCCUPANCY                                        84.6%
 UW REVENUES                                            $20,575,065
 UW TOTAL EXPENSES                                       $7,956,220
 UW NET OPERATING INCOME (NOI)                          $12,618,846
 UW NET CASH FLOW (NCF)                                 $12,134,517

                                     S-176

                                TENANT SUMMARY
-------------------------------------------------------------------------------
                                                             NET      % OF NET
                                           RATINGS         RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------ ------------------- ----------- ----------

Bryan Cave, LLP ....................       NR/NR/NR        222,194       22.5%
Armstrong Teasdale, LLP ............       NR/NR/NR        134,947       13.7
HOK Group, Inc. ....................       NR/NR/NR         56,874        5.8
Senniger, Powers, Leavitt, & Roedel        NR/NR/NR         45,973        4.7
St. Louis Regional Commerce and
  Growth Association ...............       NR/NR/NR         40,934        4.1
Non-major tenants ..................                       334,572       33.9
Vacant .............................                       151,806       15.4
                                                           -------      -----
TOTAL ..............................                       987,300      100.0%
                                                           =======      =====

                                                                 % OF        DATE OF
                                       ACTUAL                   ACTUAL        LEASE
               TENANT                 RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------ ---------- ------------- ---------- --------------

Bryan Cave, LLP .................... $17.09     $ 3,797,578      23.4%      June 2022
Armstrong Teasdale, LLP ............ $22.52       3,038,751      18.7       June 2010
HOK Group, Inc. .................... $17.00         966,858       6.0   December 2014
Senniger, Powers, Leavitt, & Roedel  $26.76       1,230,192       7.6     August 2008
St. Louis Regional Commerce and
  Growth Association ............... $18.00         736,812       4.5      March 2008
Non-major tenants .................. $19.32       6,464,574      39.8
Vacant .............................                      0       0.0
                                                -----------     -----
TOTAL .............................             $16,234,766     100.0%
                                                ===========     =====

                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                   # OF       WA BASE                                   CUMULATIVE                        CUMULATIVE
                  LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL       % OF ACTUAL
     YEAR        ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*     RENT ROLLING*
-------------   ---------   -----------   ----------   -------------   ------------   ---------------   --------------

     2005            6        $23.07       16,014           1.6%            1.6%            2.3%              2.3%
     2006           12        $20.34       48,255           4.9%            6.5%            6.0%              8.3%
     2007            9        $17.87       22,139           2.2%            8.8%            2.4%             10.8%
     2008           20        $22.29      141,480          14.3%           23.1%           19.4%             30.2%
     2009            8        $18.49       21,794           2.2%           25.3%            2.5%             32.7%
     2010           20        $21.19      189,348          19.2%           44.5%           24.7%             57.4%
     2011            1        $19.00       26,438           2.7%           47.1%            3.1%             60.5%
     2012            3        $18.34       24,767           2.5%           49.7%            2.8%             63.3%
     2013            3        $19.31       49,321           5.0%           54.6%            5.9%             69.1%
     2014            1        $17.00       56,874           5.8%           60.4%            6.0%             75.1%
     2015            0        $ 0.00            0           0.0%           60.4%            0.0%             75.1%
 Thereafter         14        $16.92      239,064          24.2%           84.6%           24.9%            100.0%
    Vacant           0         NA         151,806          15.4%          100.0%            0.0%            100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-177

THE LOAN. The Mortgage Loan (the "Metropolitan Square Loan") is secured by a first mortgage encumbering an office building located in St. Louis, Missouri.
The Metropolitan Square Loan represents approximately 3.8% of the Cut-Off Date
Pool Balance. The Metropolitan Square Loan was originated on July 29, 2005, and has a principal balance as of the Cut-Off Date of $125,500,000. The
Metropolitan Square Loan is a portion of a whole loan with an original principal balance of $151,000,000. The subordinate loan also secured by the
Mortgaged Property securing the Metropolitan Square Loan is evidenced by a separate note dated July 29, 2005 (the "Metropolitan Square Subordinate Loan"),
and has an original principal balance of $25,500,000. The Metropolitan Square
Subordinate Loan will not be an asset of the Trust Fund. The Metropolitan
Square Loan and the Metropolitan Square Subordinate Loan will be governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans." The
Metropolitan Square Loan provides for interest-only payments for the first 77 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Metropolitan Square Loan has a remaining term of 118 months and matures on
August 11, 2015. The Metropolitan Square Loan may be prepaid on or after June
11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWERS. The borrowers are Metropolitan Square LLC and East 10th St.
Louis LLC, each a special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the
Metropolitan Square Loan. The sponsor is Mark Karasick.

THE PROPERTY. The Mortgaged Property is an approximately 987,300 square foot office building situated on approximately 1.5 acres. The Mortgaged Property was constructed in 1989. The Mortgaged Property is located in St. Louis, Missouri, within the St. Louis, Missouri metropolitan statistical area. As of July 1,
2005, the occupancy rate for the Mortgaged Property securing the Metropolitan
Square Loan was approximately 84.6%.

The largest tenant is Bryan Cave, LLP ("Bryan Cave"), occupying approximately
222,194 square feet, or approximately 22.5% of the net rentable area. Founded in 1873, Bryan Cave is an international law firm that is ranked among the 35 largest firms in the world. Bryan Cave specializes in corporate litigation including antitrust, entertainment, environmental, health care, intellectual property, real estate and tax law. The Bryan Cave lease expires in June 2022.
The second largest tenant is Armstrong Teasdale, LLP ("Armstrong Teasdale"), occupying approximately 134,947 square feet, or approximately 13.7% of the net rentable area. Armstrong Teasdale conducts a comprehensive international civil and criminal law practice from its main offices in St. Louis, Washington DC,
New York City, Shanghai and Sydney. The Armstrong Teasdale lease expires in
June 2010. The third largest tenant is Hellmuth, Obata, and Kassabaum, Inc.
("HOK Group"), occupying approximately 56,874 square feet, or approximately
5.8% of the net rentable area. HOK Group is a global provider of design and project delivery services and ranks as one of the world's top interior design firms. The HOK Group lease expires in December 2014.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Jones Lang LaSalle Americas, Inc. ("Jones Lang LaSalle") is the
property manager for the Mortgaged Property securing the Metropolitan Square
Loan. In 2004, Jones Lang LaSalle provided onsite property-management services for office, retail, mixed-used and industrial properties totaling approximately
535 million square feet throughout the United States.

                                     S-178

Extra Space Self Storage Portfolio #5

                                LOAN INFORMATION
 --------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                        Wachovia
 CUT-OFF DATE BALANCE                                    $112,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                         3.4%
 NUMBER OF MORTGAGE LOANS                                          23
 LOAN PURPOSE                                             Acquisition
 SPONSOR                                      Extra Space Storage LLC
 TYPE OF SECURITY                                             Various
 MORTGAGE RATE                                                 5.285%
 MATURITY DATE                                        August 11, 2015
 AMORTIZATION TYPE                                            Balloon
 INTEREST ONLY PERIOD                                              60
 ORIGINAL TERM / AMORTIZATION                               120 / 360
 REMAINING TERM / AMORTIZATION                              118 / 360
 LOCKBOX*                                                   Springing
 UP-FRONT RESERVES
   TAX/INSURANCE                 Yes
   ENGINEERING                   $438,642

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                 Yes
   REPLACEMENT                   $42,303

 ADDITIONAL FINANCING                                            None

 CUT-OFF DATE BALANCE                                     $112,000,000
 CUT-OFF DATE BALANCE/SF                                           $68
 CUT-OFF DATE LTV                                                74.5%
 MATURITY DATE LTV                                               69.0%
 UW DSCR ON NCF                                                  1.27x

*    Lockbox is required upon (a) an event of default under the related Mortgage
     Loan documents or (b) the failure of the Mortgaged Properties to maintain a
     DSCR of 1.15x for 12 consecutive months.

                     PROPERTY INFORMATION
 --------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                     23
 LOCATION                                                      Various
 PROPERTY TYPE                                            Self Storage
 SIZE (SF)                                                   1,639,569
 OCCUPANCY AS OF APRIL 30, 2005                                  79.9%
 YEAR BUILT / YEAR RENOVATED                         Various / Various
 APPRAISED VALUE                                          $150,400,000
 PROPERTY MANAGEMENT                       Extra Space Management, LLC
 UW ECONOMIC OCCUPANCY                                           77.3%
 UW REVENUES                                               $17,472,626
 UW TOTAL EXPENSES                                          $7,491,666
 UW NET OPERATING INCOME (NOI)                              $9,980,960
 UW NET CASH FLOW (NCF)                                     $9,473,351

                                     S-179

                          EXTRA SPACE SELF STORAGE PORTFOLIO #5 SUMMARY
-------------------------------------------------------------------------------------------------
                                                                                          CUT-OFF
                                                                                           DATE
                                                                                          BALANCE
                                       CUT-OFF                                              PER
                                        DATE        YEAR BUILT /               SQUARE     SQUARE
PROPERTY NAME                          BALANCE        RENOVATED     UNITS      FOOTAGE     FOOT
--------------------------------- ---------------- -------------- --------- ------------ --------

Extra Space -- Arnold, MD .......  $   9,500,000       1988           614       70,430    $ 135
Extra Space -- Bethesda, MD .....     12,800,000       1958         1,404      120,872    $ 106
Extra Space -- Chicago (South
  Wabash Avenue), IL ............      4,400,000     1915/1997        712       64,901    $  68
Extra Space -- Chicago (West
  Addison Street), IL ...........      3,200,000       1936           876       71,610    $  45
Extra Space -- Chicago (West
  Harrison Street), IL ..........      2,900,000     1889/1996        561       48,768    $  59
Extra Space -- Columbia, MD .....      8,400,000       1991           709       71,285    $ 118
Extra Space -- Columbus, OH .....      2,900,000       1987           803       89,250    $  32
Extra Space -- Cordova, TN ......      2,700,000       1990           600       72,685    $  37
Extra Space -- Falls Church,
  VA ............................      6,200,000       1960           683       52,744    $ 118
Extra Space -- Fort Myers, FL ...      4,400,000       1989           569       70,775    $  62
Extra Space -- Grandview,
  MO ............................      1,100,000       1986           522       61,780    $  18
Extra Space -- Grandville, MI ...      1,700,000       1987           583       59,716    $  28
Extra Space -- Hemet, CA ........      5,300,000       1990           679       78,632    $  67
Extra Space -- Johnston, RI .....      7,100,000       1997           726       75,811    $  94
Extra Space -- Kent, OH .........      1,500,000       1988           426       59,829    $  25
Extra Space -- Louisville, KY ...      3,000,000       1996           456       61,090    $  49
Extra Space -- Mount Clemens,
  MI ............................      2,100,000       1977           470       44,500    $  47
Extra Space -- Oceanside, CA ....      9,700,000       1985         1,504      125,548    $  77
Extra Space -- Phoenix, AZ ......      7,400,000       1995           835       78,765    $  94
Extra Space -- Sacramento,
  CA ............................      4,200,000       1975           634       72,437    $  58
Extra Space -- Towson, MD .......      4,100,000       1999           902       84,802    $  48
Extra Space -- Watsonville,
  CA ............................      3,400,000       1987           309       33,142    $ 103
Extra Space -- West Palm
  Beach, FL .....................      4,000,000       1986           668       70,197    $  57
                                   -------------                    -----      -------
                                   $ 112,000,000                   16,245    1,639,569    $  68
                                   =============                   ======    =========

                                                    UW      UNDERWRITTEN                   APPRAISED
                                                OCCUPANCY     NET CASH       APPRAISED       VALUE
PROPERTY NAME                      OCCUPANCY*       %           FLOW           VALUE        PER SF       LTV       DSCR
--------------------------------- ------------ ----------- -------------- --------------- ---------- ---------- ----------

Extra Space -- Arnold, MD .......      79.2%       76.6%    $   816,944    $  12,700,000     $180       74.8%     1.29x
Extra Space -- Bethesda, MD .....      77.9%       74.0%      1,131,861       17,040,000     $141       75.1%     1.33x
Extra Space -- Chicago (South
  Wabash Avenue), IL ............      82.8%       81.3%        354,671        5,870,000     $ 90       75.0%     1.21x
Extra Space -- Chicago (West
  Addison Street), IL ...........      77.1%       69.9%        259,517        4,950,000     $ 69       64.6%     1.22x
Extra Space -- Chicago (West
  Harrison Street), IL ..........      83.9%       76.8%        232,015        3,850,000     $ 79       75.3%     1.20x
Extra Space -- Columbia, MD .....      85.4%       81.9%        739,347       11,160,000     $157       75.3%     1.32x
Extra Space -- Columbus, OH .....      69.9%       70.6%        230,982        3,900,000     $ 44       74.4%     1.20x
Extra Space -- Cordova, TN ......      78.3%       81.0%        214,697        3,550,000     $ 49       76.1%     1.20x
Extra Space -- Falls Church,
  VA ............................      72.3%       70.1%        499,833        8,300,000     $157       74.7%     1.21x
Extra Space -- Fort Myers, FL ...      92.2%       78.0%        351,798        5,850,000     $ 83       75.2%     1.20x
Extra Space -- Grandview,
  MO ............................      70.7%       68.2%        164,381        2,700,000     $ 44       40.7%     2.25x
Extra Space -- Grandville, MI ...      65.9%       69.9%        140,419        2,250,000     $ 38       75.6%     1.24x
Extra Space -- Hemet, CA ........      88.8%       84.3%        422,186        6,520,000     $ 83       81.3%     1.20x
Extra Space -- Johnston, RI .....      77.5%       95.9%        584,876        9,430,000     $124       75.3%     1.24x
Extra Space -- Kent, OH .........      81.4%       78.8%        121,308        1,900,000     $ 32       78.9%     1.22x
Extra Space -- Louisville, KY ...      80.3%       79.5%        239,116        3,950,000     $ 65       75.9%     1.20x
Extra Space -- Mount Clemens,
  MI ............................      74.5%       83.1%        167,369        2,860,000     $ 64       73.4%     1.20x
Extra Space -- Oceanside, CA ....      87.4%       84.4%        829,214       12,900,000     $103       75.2%     1.29x
Extra Space -- Phoenix, AZ ......      95.7%       83.1%        629,904        9,900,000     $126       74.7%     1.28x
Extra Space -- Sacramento,
  CA ............................      78.9%       75.7%        349,545        5,620,000     $ 78       74.7%     1.25x
Extra Space -- Towson, MD .......      56.6%       54.7%        372,862        5,360,000     $ 63       76.5%     1.37x
Extra Space -- Watsonville,
  CA ............................      91.8%       81.2%        286,416        4,490,000     $135       75.7%     1.27x
Extra Space -- West Palm
  Beach, FL .....................      90.0%       80.0%        334,090        5,350,000     $ 76       74.8%     1.26x
                                                            -----------    -------------
                                       79.9%       77.3%    $ 9,473,351    $ 150,400,000     $ 92       74.5%     1.27X
                                                            ===========    =============

*     As of April 30, 2005 for all Mortgaged Properties.

                                     S-180

THE LOAN. The 23 Mortgage Loans (the "Extra Space Self Storage Portfolio #5
Loans") are secured by 23 first mortgages or first deeds of trust encumbering
23 self storage properties located in California (4), Maryland (4), Illinois
(3), Florida (2), Michigan (2), Ohio (2), Arizona (1), Kentucky (1), Missouri
(1), Rhode Island (1), Tennessee (1) and Virginia (1). The Extra Space Self
Storage Portfolio #5 Loans represent approximately 3.4% of the Cut-Off Date
Pool Balance. The Extra Space Self Storage Portfolio #5 Loans were originated on July 14, 2005, and have an aggregate principal balance as of the Cut-Off
Date of $112,000,000. Each Extra Space Self Storage Portfolio #5 Loan is
cross-collateralized and cross-defaulted with each of the other Extra Space
Self Storage Portfolio #5 Loans, and no release is permitted. Each Extra Space
Self Storage Portfolio #5 Loan provides for interest-only payments during the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

The Extra Space Self Storage Portfolio #5 Loans have a remaining term of 118 months and mature on August 11, 2015. The Extra Space Self Storage Portfolio #5
Loans may be prepaid on or after June 11, 2015, and permit defeasance with
United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower for each of the Extra Space Self Storage Portfolio
#5 Loans is Extra Space Properties Fifty Two LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio #5
Loans. The sponsor of the borrower is Extra Space Storage LLC, one of the largest operators of self storage facilities in the United States. Extra Space
Storage LLC (NYSE: EXR) is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 23 self storage facilities containing, in the aggregate, approximately 1,639,569 square feet. As of April
30, 2005, the occupancy rate for the Mortgaged Properties securing the Extra
Space Self Storage Portfolio #5 Loans was approximately 79.9%.

LOCK BOX ACCOUNT. At any time during the term of the Extra Space Self Storage
Portfolio #5 Loans, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 1.15x for a period of 12 consecutive months or (ii)
upon the occurrence of an event of default under the related Mortgaged Loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases will be directly deposited into a mortgagee-designated lock box account.

MANAGEMENT. Extra Space Management LLC, an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space Self
Storage Portfolio #5 Loans.

                                     S-181

San Felipe Plaza

                              LOAN INFORMATION
 ---------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                           Nomura
 CUT-OFF DATE BALANCE                                     $101,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                          3.1%
 NUMBER OF MORTGAGE LOANS                                            1
 LOAN PURPOSE                                              Acquisition
 SPONSOR                                              TPG/CalSTRS, LLC
 TYPE OF SECURITY                                                  Fee
 MORTGAGE RATE                                                  5.280%
 MATURITY DATE                                         August 11, 2010
 AMORTIZATION TYPE                                       Interest Only
 INTEREST ONLY PERIOD                                               60
 ORIGINAL TERM / AMORTIZATION                                  60 / IO
 REMAINING TERM / AMORTIZATION                                 58 / IO
 LOCKBOX                                                           Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                   Yes
   TI/LC(1)                        $1,892,272
   LEASE CONCESSION(2)             $823,134

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes

 ADDITIONAL FINANCING(3)(4)                                       None

                                                                 WHOLE
                                                         MORTGAGE LOAN
                                   TRUST ASSET       (FULLY DISBURSED)
                                  ------------        ----------------
 CUT-OFF DATE BALANCE             $101,500,000            $117,700,000
 CUT-OFF DATE BALANCE/SF                  $106                    $123
 CUT-OFF DATE LTV                        69.0%                   80.1%
 MATURITY DATE LTV                       69.0%                   80.1%
 UW DSCR ON NCF                          1.82x                1.51x(5)

(1)   The reserve balance is comprised primarily of tenant improvements related to Pride International.

(2)   The reserve will be used to pay out the number of months of free rent/rent abatement periods for identified leases.

(3)   B-Note provides for further advances upon satisfaction of certain conditions of up to $16,200,000 for approved capital and leasing expenditures. See "DESCRIPTION OF THE MORTGAGE POOL -- Co-Lender Loans --
      General" and "-- San Felipe Plaza Loan" in this prospectus supplement.

(4)   Mezzanine debt is permitted up to a maximum amount of $23,450,000 subject to certain conditions set forth in the related Mortgage Loan documents and only after the B-Note loan is repaid.

(5)   The debt service coverage assumes that the B-Note, which will accrue interest at a floating rate, has (if fully advanced) a balance of
      $16,200,000 at an interest rate of 6.86%, is interest-only and has the same term as the Trust Asset.

(6)   Pride International is completing tenant improvements and currently occupies approximately 50% of its space.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                   Houston, TX
 PROPERTY TYPE                                        Office - Suburban
 SIZE (SF)                                                      959,466
 OCCUPANCY AS OF AUGUST 1, 2005(6)                                85.6%
 YEAR BUILT / YEAR RENOVATED                                    1984/NA
 APPRAISED VALUE                                           $147,000,000
 PROPERTY MANAGEMENT                        Thomas Properties Group, LP
 UW ECONOMIC OCCUPANCY                                            84.3%
 UW REVENUES                                                $18,847,236
 UW TOTAL EXPENSES                                           $8,953,152
 UW NET OPERATING INCOME (NOI)                               $9,894,084
 UW NET CASH FLOW (NCF)                                      $9,894,084

                                     S-182

                                  TENANT SUMMARY
----------------------------------------------------------------------------------
                                                                         % OF NET
                                          RATINGS(1)      NET RENTABLE   RENTABLE
               TENANT                 MOODY'S/S&P/FITCH     AREA (SF)      AREA
------------------------------------ ------------------- -------------- ----------

Pride International(2) .............     Ba2/BB/BB-          110,966        11.6%
Jardine Lloyd Thompson .............       NR/NR/NR           49,529         5.2
J. Walter Thompson, USA ............    Baa2/BBB+/BBB         41,975         4.4
Raymond James & Associates .........       NR/NR/NR           36,297         3.8
Hanover Company ....................       NR/NR/NR           36,615         3.8
Non-major tenants ..................                         545,886        56.9
Vacant .............................                         138,198        14.4
                                                             -------       -----
TOTAL ..............................                         959,466       100.0%
                                                             =======       =====

                                                                       % OF
                                          ACTUAL                      ACTUAL      DATE OF LEASE
               TENANT                    RENT PSF      ACTUAL RENT     RENT         EXPIRATION
------------------------------------ ---------------- ------------- ---------- -------------------

Pride International(2) .............      $19.94      $ 2,213,016      14.2%  Multiple Spaces(3)
Jardine Lloyd Thompson .............      $ 2.77(4)   $   137,136       0.9   Multiple Spaces(5)
J. Walter Thompson, USA ............      $21.00      $   881,472       5.6        December 2006
Raymond James & Associates .........      $20.00      $   725,940       4.6        February 2008
Hanover Company ....................      $20.51      $   750,888       4.8   Multiple Spaces(6)
Non-major tenants ..................      $20.21      $10,923,708      69.9
Vacant .............................                                      0
                                                      -----------     -----
TOTAL ..............................                  $15,632,160     100.0%
                                                      ===========     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Pride International is completing tenant improvements and currently occupies approximately 50% of its space.

(3)  Under the terms of multiple leases, approximately 6,903 SF expire in
     December 2005, approximately 103,196 SF expire in November 2015 and approximately 867 SF expires in December 2025.

(4)  Under the terms of multiple leases, the tenant has 6 months of rent abatement on 42,672 SF ending on August 31, 2005. Thereafter, tenant shall pay $20.00 PSF

(5)  Under the terms of multiple leases, approximately 6,857 SF expire in March
     2007 and approximately 42,672 SF expires in February 2015.

(6)  Under the terms of multiple leases, approximately 36,300 SF expire in June
     2007 and approximately 315 SF expires in December 2025.

                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE
                                   WA BASE                                     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF      TOTAL SF     % OF TOTAL SF       % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING       ROLLING        ROLLING*        ROLLING*        ROLLING*       ROLLING*
--------------   -------------   -----------   ----------   ---------------   ------------   -------------   ------------

     2005               9          $16.42         37,241          3.9%             3.9%           3.9%            3.9%
     2006              20          $21.61        138,872         14.5%            18.4%          19.2%           23.1%
     2007              21          $20.96        111,553         11.6%            30.0%          15.0%           38.1%
     2008              20          $19.86         95,844         10.0%            40.0%          12.2%           50.2%
     2009              15          $19.49         80,732          8.4%            48.4%          10.1%           60.3%
     2010              10          $22.27         65,129          6.8%            55.2%           9.3%           69.6%
     2011               4          $20.08         69,003          7.2%            62.6%           8.9%           78.5%
     2012               3          $20.24         29,806          3.1%            65.7%           3.9%           82.3%
     2013               0          $ 0.00              0          0.0%            65.7%           0.0%           82.3%
     2014               1          $14.31         13,628          1.4%            67.2%           1.2%           83.6%
     2015               7          $15.25        168,437         17.6%            84.8%          16.4%          100.0%
  Thereafter           27          $ 0.00         11,023          1.1%            85.6%           0.0%          100.0%
    Vacant              0           NA           142,468         14.4%           100.0%           0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-183

THE LOAN. The Mortgage Loan (the "San Felipe Plaza Loan") is secured by a first deed of trust encumbering an office building located in Houston, Texas. The San
Felipe Plaza Loan represents approximately 3.1% of the Cut-Off Date Pool
Balance. The San Felipe Plaza Loan was originated on August 4, 2005, and has a principal balance as of the Cut-Off Date of $101,500,000. The San Felipe Plaza
Loan provides for interest-only payments for the entire term.

The San Felipe Plaza Loan has a remaining term of 58 months and matures on
August 11, 2010. The San Felipe Plaza Loan may be prepaid on or after May 11,
2010, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is TPG-San Felipe Plaza, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the San Felipe Plaza Loan. The sponsor is
TPG/CalSTRS, LLC. Thomas Properties Group, Inc. (Nasdaq: TPGI) is a
full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. The
California State Teachers' Retirement System is the largest teachers'
retirement fund in the United States and third-largest public pension fund in the United States. CalSTRS has a total membership of approximately 754,000
(June 2004).

THE PROPERTY. The Mortgaged Property is an approximately 959,466 square foot office building situated on approximately 5.3 acres. The Mortgaged Property was constructed in 1984 and is located in Houston, Texas. As of August 1, 2005, the occupancy rate for the Mortgaged Property securing the San Felipe Plaza Loan was approximately 85.6%.

The largest tenant is Pride International, Inc. ("Pride"), occupying approximately 110,966 square feet, or approximately 11.6% of the net rentable area. Pride is one of the world's largest drilling contractors. Pride provides contract drilling and related services to oil and gas companies worldwide, operating both offshore and on land in more than 30 countries and marine provinces. As of October 1, 2005, Pride is rated "Ba2" (Moody's), "BB" (S&P)
and "BB-" (Fitch). Pride has multiple leases, with approximately 6,903 square feet expiring in December 2005, approximately 103,196 square feet expiring in
November 2015, and the remainder of the space expiring in December 2025. The second largest tenant is Jardine Lloyd Thompson ("JLT"), occupying approximately 49,529 square feet, or approximately 5.2% of the net rentable area. JLT is a risk management adviser and insurance and reinsurance broker.
JLT is also a major provider of employee benefit administration services and related consultancy advice. JLT has multiple leases, with approximately 6,587 square feet expiring in March 2007, and the remainder expiring in February
2015. The third largest tenant is J. Walter Thompson, USA ("JWT"), occupying approximately 41,975 square feet, or approximately 4.4% of the net rentable area. JWT is an established advertising agency, which promotes consumer brands across the globe through more than 300 offices in almost 90 countries. As of
October 1, 2005, JWT is rated "Baa2" (Moody's), "BBB+" (S&P) and "BBB" (Fitch).
The JWT lease expires in December 2006.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Thomas Properties Group, L.P. ("Thomas Properties"), an affiliate of the borrower, is the property manager for the Mortgaged Property securing the San Felipe Plaza Loan. Since its founding in 1996, Thomas Properties has developed, restructured or acquired properties with approximately 7.4 million rentable square feet of space in the West Coast and Mid-Atlantic regions of the
United States. The management team at Thomas Properties has more than 20 years of experience in developing and managing commercial real estate in the
Southwest United States.

                                     S-184

Extra Space Teamsters Pool

                                LOAN INFORMATION
 ---------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                         Wachovia
 CUT-OFF DATE BALANCE                                      $93,300,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                          2.8%
 NUMBER OF MORTGAGE LOANS                                            1
 LOAN PURPOSE                                              Acquisition
 SPONSOR                              Prudential Real Estate Investors
                                   on behalf of the Western Conference
                                       of Teamsters Pension Trust Fund
 TYPE OF SECURITY                                              Various
 MORTGAGE RATE                                                  4.755%
 MATURITY DATE                                         August 11, 2012
 AMORTIZATION TYPE                                       Interest Only
 INTEREST ONLY PERIOD                                               84
 ORIGINAL TERM / AMORTIZATION                                  84 / IO
 REMAINING TERM / AMORTIZATION                                 82 / IO
 LOCKBOX                                                          None
 SHADOW RATING (S&P/MOODY'S/FITCH)*                      BBB/Baa1/BBB-

 UP-FRONT RESERVES
  TAX                               Yes
  ENGINEERING                       $2,409,434

 ONGOING MONTHLY RESERVES
  TAX                               Yes

 ADDITIONAL FINANCING                                              None

 CUT-OFF DATE BALANCE                                       $93,300,000
 CUT-OFF DATE BALANCE/SF                                            $47
 CUT-OFF DATE LTV                                                 48.1%
 MATURITY DATE LTV                                                48.1%
 UW DSCR ON NCF                                                   3.04x

*    S&P, Moody's and Fitch have confirmed that the Extra Space Teamsters Pool
     Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                      28
 LOCATION                                                       Various
 PROPERTY TYPE                                             Self Storage
 SIZE (SF)                                                    1,969,198
 OCCUPANCY AS OF APRIL 30, 2005                                   81.0%
 YEAR BUILT / YEAR RENOVATED                               Various / NA
 APPRAISED VALUE                                           $193,810,000
 PROPERTY MANAGEMENT                       Extra Space Management, Inc.
 UW ECONOMIC OCCUPANCY                                            83.9%
 UW REVENUES                                                $22,757,969
 UW TOTAL EXPENSES                                           $8,806,082
 UW NET OPERATING INCOME (NOI)                              $13,951,887
 UW NET CASH FLOW (NCF)                                     $13,472,092

                                     S-185

                                    EXTRA SPACE TEAMSTERS POOL
--------------------------------------------------------------------------------------------------
                                                                                       ALLOCATED
                                      ALLOCATED                                         CUT-OFF
                                       CUT-OFF        YEAR                                DATE
                                        DATE        BUILT /                SQUARE     BALANCE PER
           PROPERTY NAME               BALANCE     RENOVATED    UNITS      FOOTAGE    SQUARE FOOT
---------------------------------- -------------- ----------- --------- ------------ -------------

Extra Space Teamsters - River
  Edge, NJ .......................  $10,140,833       1999      1,074       97,790        $104
Extra Space Teamsters - Los
  Alamitos, CA ...................    7,116,886       1978        961       77,269        $ 92
Extra Space Teamsters -
  Secaucus, NJ ...................    6,663,037       1982      1,133      105,750        $ 63
Extra Space Teamsters -
  Reston, VA .....................    6,493,879       1995        826       93,655        $ 69
Extra Space Teamsters -
  Burtonsville, MD ...............    5,839,413       1999        723       79,750        $ 73
Extra Space Teamsters -
  Santee, CA .....................    5,139,117       1977        724       83,050        $ 62
Extra Space Teamsters - Santa
  Rosa, CA .......................    4,712,176       1986        990       96,345        $ 49
Extra Space Teamsters - North
  Lauderdale, FL .................    4,285,115       1986        815       80,336        $ 53
Extra Space Teamsters -
  Farmington Hills, MI ...........    3,810,299       1987        526       80,175        $ 48
Extra Space Teamsters - Egg
  Harbor Township, NJ ............    3,572,870       2000        582       75,650        $ 47
Extra Space Teamsters -
  Miramar, FL ....................    3,290,309       1979      1,791      115,017        $ 29
Extra Space Teamsters -
  Dallas, TX .....................    3,102,316       1962        589       59,700        $ 52
Extra Space Teamsters - Fall
  River, MA ......................    3,081,771       1987        626       76,250        $ 40
Extra Space Teamsters -
  Richmond, VA ...................    2,936,608       1996        592       69,500        $ 42
Extra Space Teamsters -
  Fallbrook, CA ..................    2,560,630       1985        460       49,000        $ 52
Extra Space Teamsters -
  Phoenix, AZ ....................    2,355,460       1985        703       60,750        $ 39
Extra Space Teamsters -
  Salisbury, MA ..................    2,224,070       1988        471       58,600        $ 38
Extra Space Teamsters -
  Memphis (Winchester
  Road), TN ......................    2,223,767       1997        464       71,095        $ 31
Extra Space Teamsters - Scotts
  Valley, CA .....................    2,128,972       1988        328       31,606        $ 67
Extra Space Teamsters -
  Waterford, MI ..................    1,682,016       1982        483       46,450        $ 36
Extra Space Teamsters -
  Broomfield, CO .................    1,665,745       1995        421       54,725        $ 30
Extra Space Teamsters -
  Louisville, KY .................    1,398,313       1996        435       57,486        $ 24
Extra Space Teamsters -
  Saugerties, NY .................    1,384,979       1992        698       62,006        $ 22
Extra Space Teamsters -
  Memphis (Kirby Parkway),
  TN .............................    1,222,725       1998        489       57,075        $ 21
Extra Space Teamsters -
  Acworth, GA ....................    1,161,842       1982        480       62,379        $ 19
Extra Space Teamsters -
  Albuquerque, NM ................    1,117,772       1990        369       31,650        $ 35
Extra Space Teamsters -
  Pasadena, TX ...................    1,008,401       1995        586       50,314        $ 20
Extra Space Teamsters -
  Columbus, OH ...................      980,679       1986        614       85,825        $ 11
                                    -----------                 -----      -------
                                    $93,300,000                18,953    1,969,198        $ 47
                                    ===========                ======    =========

                                                             UNDERWRITTEN                  APPRAISED
                                                     UW           NET         APPRAISED      VALUE
           PROPERTY NAME            OCCUPANCY*   OCCUPANCY     CASH FLOW        VALUE       PER SF
---------------------------------- ------------ ----------- -------------- -------------- ----------

Extra Space Teamsters - River
  Edge, NJ .......................      83.2%       87.6%    $ 1,091,275    $ 16,850,000     $172
Extra Space Teamsters - Los
  Alamitos, CA ...................      89.5%       90.0%      1,128,334      15,130,000     $196
Extra Space Teamsters -
  Secaucus, NJ ...................      87.6%       88.0%        915,062      13,610,000     $129
Extra Space Teamsters -
  Reston, VA .....................      73.3%       90.0%      1,052,025      13,950,000     $149
Extra Space Teamsters -
  Burtonsville, MD ...............      89.6%       90.0%        825,556      11,830,000     $148
Extra Space Teamsters -
  Santee, CA .....................      90.1%       90.0%        782,454      10,150,000     $122
Extra Space Teamsters - Santa
  Rosa, CA .......................      81.4%       84.1%        631,704       9,800,000     $102
Extra Space Teamsters - North
  Lauderdale, FL .................      90.7%       90.0%        639,242       9,250,000     $115
Extra Space Teamsters -
  Farmington Hills, MI ...........      89.4%       92.0%        517,591       8,380,000     $105
Extra Space Teamsters - Egg
  Harbor Township, NJ ............      83.4%       85.0%        601,598       7,590,000     $100
Extra Space Teamsters -
  Miramar, FL ....................      60.5%       80.0%        762,205       7,500,000     $ 65
Extra Space Teamsters -
  Dallas, TX .....................      82.7%       79.8%        419,723       6,430,000     $108
Extra Space Teamsters - Fall
  River, MA ......................      73.5%       83.9%        374,453       5,910,000     $ 78
Extra Space Teamsters -
  Richmond, VA ...................      77.2%       85.0%        404,750       5,800,000     $ 83
Extra Space Teamsters -
  Fallbrook, CA ..................      86.9%       80.3%        374,142       5,660,000     $116
Extra Space Teamsters -
  Phoenix, AZ ....................      85.0%       79.5%        337,971       5,000,000     $ 82
Extra Space Teamsters -
  Salisbury, MA ..................      90.8%       87.4%        320,243       4,900,000     $ 84
Extra Space Teamsters -
  Memphis (Winchester
  Road), TN ......................      90.2%       82.5%        280,919       4,900,000     $ 69
Extra Space Teamsters - Scotts
  Valley, CA .....................      85.4%       85.0%        296,034       4,330,000     $137
Extra Space Teamsters -
  Waterford, MI ..................      68.3%       84.9%        215,461       3,200,000     $ 69
Extra Space Teamsters -
  Broomfield, CO .................      90.9%       87.5%        259,078       4,300,000     $ 79
Extra Space Teamsters -
  Louisville, KY .................      74.1%       75.7%        187,132       3,100,000     $ 54
Extra Space Teamsters -
  Saugerties, NY .................      57.9%       58.5%        151,684       2,760,000     $ 45
Extra Space Teamsters -
  Memphis (Kirby Parkway),
  TN .............................      76.7%       77.3%        185,350       3,200,000     $ 56
Extra Space Teamsters -
  Acworth, GA ....................      82.9%       80.1%        257,455       2,800,000     $ 45
Extra Space Teamsters -
  Albuquerque, NM ................      95.2%       94.4%        163,604       2,400,000     $ 76
Extra Space Teamsters -
  Pasadena, TX ...................      76.4%       79.9%        146,790       2,450,000     $ 49
Extra Space Teamsters -
  Columbus, OH ...................      69.2%       74.0%        150,259       2,630,000     $ 31
                                                             -----------    ------------
                                        81.0%       83.9%    $13,472,092    $193,810,000     $ 98
                                                             ===========    ============

*    Occupancy date as of April 30, 2005 for all Mortgaged Properties.

                                     S-186

THE LOAN. The Mortgage Loan (the "Extra Space Teamsters Pool Loan") is secured by first mortgages or first deeds of trust encumbering fee or leasehold interests in 28 self storage properties located in California (5), New Jersey
(3), Florida (2), Massachusetts (2), Michigan (2), Tennessee (2), Texas (2),
Virginia (2), Arizona (1), Colorado (1), Georgia (1), Kentucky (1), Maryland
(1), New Mexico (1), New York (1), and Ohio (1). The Extra Space Teamsters Pool
Loan represents approximately 2.8% of the Cut-Off Date Pool Balance. The Extra
Space Teamsters Pool Loan was originated on July 14, 2005, and has a principal balance as of the Cut-Off Date of $93,300,000. The Extra Space Teamsters Pool
Loan provides for interest-only payments for the entire loan term.

The Extra Space Teamsters Pool Loan has a remaining term of 82 months and matures on August 11, 2012. The Extra Space Teamsters Pool Loan may be prepaid with the payment of a Yield Maintenance Charge after October 11, 2007, or, at the borrowers' election, permits defeasance with United States government obligations beginning two years after the Closing Date. The loan may be prepaid on or after May 11, 2012, without the payment of a Yield Maintenance Charge.

THE BORROWERS. The borrowers are ESS WCOT Owner LLC and ESS WCOT TX LP, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the Extra Space
Teamsters Pool Loan. The sponsors of the borrowers are the Prudential Insurance
Company of America ("Prudential") and Extra Space Self Storage Inc. ("Extra
Space"). Prudential is investing on behalf of the Western Conference of
Teamsters Pension Trust Fund. Extra Space, the second largest operator of self storage facilities in the United States, is a publicly traded self storage REIT with a geographically diverse portfolio of approximately 630 properties in 34 states and the District of Columbia.

THE PROPERTIES. The Mortgaged Properties consist of 28 self storage facilities containing, in the aggregate, approximately 1,969,198 square feet. As of April
30, 2005, the occupancy rate for the Mortgaged Properties securing the Extra
Space Teamsters Pool Loan was approximately 81.0%.

LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

MANAGEMENT. Extra Space Management, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the Extra Space
Teamsters Pool Loan.

                                     S-187

180 Madison Avenue

                                LOAN INFORMATION
 ----------------------------------------------------------------
 MORTGAGE LOAN SELLER                                    Wachovia
 CUT-OFF DATE BALANCE                                 $75,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                     2.3%
 NUMBER OF MORTGAGE LOANS                                       1
 LOAN PURPOSE                                         Acquisition
 SPONSOR                                               Ralph Sitt
 TYPE OF SECURITY                                             Fee
 MORTGAGE RATE                                             5.480%
 MATURITY DATE                                 September 11, 2015
 AMORTIZATION TYPE                                        Balloon
 INTEREST ONLY PERIOD                                          36
 ORIGINAL TERM / AMORTIZATION                           120 / 360
 REMAINING TERM / AMORTIZATION                          119 / 360
 LOCKBOX                                                      Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                     Yes
   ENGINEERING                       $76,875
   TI/LC                             $1,267,500
   OCCUPANCY CERTIFICATE RESERVE     $30,000

   ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes
   REPLACEMENT                       $4,208
   TI/LC*                            $26,302

 ADDITIONAL FINANCING                                        None

 CUT-OFF DATE BALANCE                                 $75,000,000
 CUT-OFF DATE BALANCE/SF                                     $297
 CUT-OFF DATE LTV                                           79.8%
 MATURITY DATE LTV                                          71.3%
 UW DSCR ON NCF                                             1.20x

*    Capped at $1,500,000.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                 1
 LOCATION                                            New York, NY
 PROPERTY TYPE                                       Office - CBD
 SIZE (SF)                                                252,503
 OCCUPANCY AS OF JUNE 1, 2005                               95.0%
 YEAR BUILT / YEAR RENOVATED                          1927 / 1999
 APPRAISED VALUE                                      $94,000,000
 PROPERTY MANAGEMENT                    SITT Asset Management LLC
 UW ECONOMIC OCCUPANCY                                      95.0%
 UW REVENUES                                           $9,997,420
 UW TOTAL EXPENSES                                     $3,670,008
 UW NET OPERATING INCOME (NOI)                         $6,327,412
 UW NET CASH FLOW (NCF)                                $6,116,489

                                     S-188

                                 TENANT SUMMARY
---------------------------------------------------------------------------------
                                                               NET      % OF NET
                                             RATINGS         RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH   AREA (SF)     AREA
-------------------------------------- ------------------- ----------- ----------

Vandale Industries, Inc. .............       NR/NR/NR         22,871        9.1%
International Intimates, Inc. ........       NR/NR/NR         22,529        8.9
The Natori Company, Inc. .............       NR/NR/NR         21,759        8.6
Age Group, Ltd. ......................       NR/NR/NR         19,480        7.7
Kellwood Company .....................       NR/NR/NR         17,621        7.0
Non-major tenants ....................                       135,558       53.7
Vacant ...............................                        12,685        5.0
                                                             -------      -----
TOTAL ................................                       252,503      100.0%
                                                             =======      =====

                                                                                   DATE OF
                                         ACTUAL                      % OF           LEASE
                TENANT                  RENT PSF   ACTUAL RENT   ACTUAL RENT      EXPIRATION
-------------------------------------- ---------- ------------- ------------- -----------------

Vandale Industries, Inc. .............   $28.99   $  663,113         7.6%       December 2015
International Intimates, Inc. ........   $35.24      793,811         9.1           March 2015
The Natori Company, Inc. .............   $22.33      485,900         5.6       September 2015
Age Group, Ltd. ......................   $29.88      582,091         6.7        December 2014
Kellwood Company .....................   $35.79      630,683         7.3     Multiple Spaces*
Non-major tenants ....................   $40.84    5,536,328        63.7
Vacant ...............................                     0         0.0
                                                  ----------       -----
TOTAL ...............................             $8,691,926       100.0%
                                                  ==========       =====

*    Under the terms of multiple leases approximately 11,434 SF expire in
     February 2007 and approximately 6,187 SF expire in March 2008.

                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                                                                                                           CUMULATIVE
                                   WA BASE                   % OF TOTAL     CUMULATIVE     % OF ACTUAL     % OF ACTUAL
                  # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF          RENT           RENT
     YEAR           ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*        ROLLING*       ROLLING*
--------------   -------------   -----------   ----------   ------------   ------------   -------------   ------------

     2005               8          $33.69       16,120          6.4%            6.4%           6.2%            6.2%
     2006              11          $43.69       15,518          6.1%           12.5%           7.8%           14.0%
     2007              11          $38.14       26,701         10.6%           23.1%          11.7%           25.8%
     2008               5          $36.86       27,168         10.8%           33.9%          11.5%           37.3%
     2009               7          $38.10       15,058          6.0%           39.8%           6.6%           43.9%
     2010               1          $40.43        4,444          1.8%           41.6%           2.1%           46.0%
     2011               1          $41.94        9,893          3.9%           45.5%           4.8%           50.7%
     2012               0          $ 0.00            0          0.0%           45.5%           0.0%           50.7%
     2013               1          $85.16        2,635          1.0%           46.5%           2.6%           53.3%
     2014               3          $33.51       21,802          8.6%           55.2%           8.4%           61.7%
     2015              14          $31.74       98,241         38.9%           94.1%          35.9%           97.6%
  Thereafter            1          $93.51        2,238          0.9%           95.0%           2.4%          100.0%
    Vacant              0           NA          12,685          5.0%          100.0%           0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-189

THE LOAN. The Mortgage Loan (the "180 Madison Avenue Loan") is secured by a first mortgage encumbering an office building located in New York, New York.
The 180 Madison Avenue Loan represents approximately 2.3% of the Cut-Off Date
Pool Balance. The 180 Madison Avenue Loan was originated on August 30, 2005, and has a principal balance as of the Cut-Off Date of $75,000,000. The 180
Madison Avenue Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed payments of principal and interest.

The 180 Madison Avenue Loan has a remaining term of 119 months and matures on
September 11, 2015. The 180 Madison Avenue Loan may be prepaid on or after June
11, 2015, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is 180 Madison Owners LLC, a special purpose entity.
Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 180 Madison Avenue Loan. The sponsors are Ralph Sitt and members of the Sitt Family, which owns and manages approximately 1.5 million square feet of commercial space throughout the United
States. The Sitt Family owns a number of other buildings in the Garment
District of New York City.

THE PROPERTY. The Mortgaged Property is an approximately 252,503 square foot office building situated on approximately 0.3 acres. The Mortgaged Property was constructed in 1927 and renovated in 1999. The Mortgaged Property is located in
New York, New York. As of June 1, 2005, the occupancy rate for the Mortgaged
Property securing the 180 Madison Avenue Loan was approximately 95.0%.

The largest tenant is Vandale Industries, Inc. ("Vandale"), occupying approximately 22,871 square feet, or approximately 9.1% of the net rentable area. Vandale is a manufacturer of ladies and juniors fashion underwear and lingerie. The Vandale lease expires in December 2015. The second largest tenant is International Intimates, Inc. ("International Intimates"), occupying approximately 22,529 square feet, or approximately 8.9% of the net rentable area. International Intimates imports and manufactures undergarments and intimate apparel for women. The International Intimates lease expires in March
2015. The third largest tenant is The Natori Company, Inc. ("Natori"), occupying approximately 21,759 square feet, or approximately 8.6% of the net rentable area. Founded in 1977, Natori manufactures a collection of lingerie, daywear and eveningwear for women. The Natori lease expires in September 2015.

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account.

MANAGEMENT. SITT Asset Management LLC, an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the 180 Madison Avenue
Loan.

                                     S-190

2500 City West

                                LOAN INFORMATION
 ------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                        Nomura
 CUT-OFF DATE BALANCE                                   $70,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                       2.1%
 NUMBER OF MORTGAGE LOANS                                         1
 LOAN PURPOSE                                           Acquisition
 SPONSOR                                           TPG/CalSTRS, LLC
 TYPE OF SECURITY                                               Fee
 MORTGAGE RATE                                               5.280%
 MATURITY DATE                                      August 11, 2010
 AMORTIZATION TYPE                                    Interest Only
 ORIGINAL TERM / AMORTIZATION                               60 / IO
 REMAINING TERM / AMORTIZATION                              58 / IO
 LOCKBOX                                                        Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                  Yes
   ENGINEERING                    $125,000
   TI/LC(1)                       $773,965
   LEASE CONCESSION               $80,430

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                  Yes

 ADDITIONAL FINANCING(2)(3)                                    None

                                                              WHOLE
                                    TRUST             MORTGAGE LOAN
                                    ASSET         (FULLY DISBURSED)
                                    -----       -------------------
 CUT-OFF DATE BALANCE            $70,000,000            $85,500,000
 CUT-OFF DATE BALANCE/SF            $122                       $149
 CUT-OFF DATE LTV                   72.9%                     89.1%
 MATURITY DATE LTV                  72.9%                     89.1%
 UW DSCR ON NCF                     1.64x                  1.27x(4)

(1)   The reserve balance is comprised primarily of tenant improvements related to Alaniz and Schraeder, who will occupy 14,812 SF in November 2005.
(2)   B-Note provides for future advances upon satisfaction of certain conditions of up to $15,500,000 for approved capital and leasing expenditures. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender
      Loans--General" and "--2500 City West Loan" in this prospectus supplement.
(3)   Mezzanine debt is permitted up to a maximum amount of $11,600,000, subject to certain conditions set forth in the related Mortgage Loan documents and only after the B-Note loan is repaid.
(4)   The debt service coverage assumes that the B-Note, which will accrue interest at a floating rate, has (if fully advanced) a balance of
      $15,500,000 with an interest rate of 6.86%, interest-only and has the same term as the Trust Asset.

                       PROPERTY INFORMATION
 ---------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                      1
 LOCATION                                                  Houston, TX
 PROPERTY TYPE                                       Office - Suburban
 SIZE (SF)                                                     574,216
 OCCUPANCY AS OF AUGUST 1, 2005                                  91.7%
 YEAR BUILT / YEAR RENOVATED                                   1982/NA
 APPRAISED VALUE                                           $96,000,000
 PROPERTY MANAGEMENT                       Thomas Properties Group, LP
 UW ECONOMIC OCCUPANCY                                           89.0%
 UW REVENUES                                               $11,836,015
 UW TOTAL EXPENSES                                          $5,695,729
 UW NET OPERATING INCOME (NOI)                              $6,140,286
 UW NET CASH FLOW (NCF)                                     $6,140,286

                                     S-191

                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------

                                                                      % OF NET                              % OF
                                        RATINGS*       NET RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
              TENANT               MOODY'S/S&P/FITCH     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------- ------------------- -------------- ---------- ---------- ------------- ---------- --------------

Aspen Technologies ..............       B2/B/NR          113,305         19.7%    $18.08    $ 2,048,856      18.3%      July 2016
Horizon Offshore ................       NR/NR/NR          88,986         15.5     $24.41      2,171,844      19.4   November 2008
Sempra Energy ...................     Baa1/BBB+/A         45,778          8.0     $24.25      1,110,120       9.9    January 2007
Simulation Sciences .............       NR/NR/NR          45,058          7.8     $24.00      1,081,392       9.7      March 2006
Integrated Trade System .........       NR/NR/NR          37,111          6.5     $24.00        890,664       8.0   December 2007
Non-major tenants ...............                        196,137         34.2     $19.83      3,889,968      34.8
Vacant ..........................                         47,841          8.3                         0       0.0
                                                         -------        -----               -----------     -----
TOTAL ...........................                        574,216        100.0%              $11,192,844     100.0%
                                                         =======        =====               ===========     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                    LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------
                                                                                       CUMULATIVE
                  # OF     WA BASE                 % OF     CUMULATIVE       % OF         % OF
                 LEASES    RENT/SF    TOTAL SF   TOTAL SF     % OF SF    ACTUAL RENT   ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   ROLLING*    ROLLING*      ROLLING*     ROLLING*
-------------- --------- ----------- ---------- ---------- ------------ ------------- ------------

     2005           3        $20.77     24,139       4.2%         4.2%         4.5%          4.5%
     2006           4        $22.85     90,037      15.7%        19.9%        18.4%         22.9%
     2007          11        $23.45    125,299      21.8%        41.7%        26.2%         49.1%
     2008           7        $24.02     99,424      17.3%        59.0%        21.3%         70.4%
     2009           9        $17.87     45,963       8.0%        67.0%         7.3%         77.8%
     2010           5        $20.10     10,906       1.9%        68.9%         2.0%         79.7%
     2011           0        $ 0.00          0       0.0%        68.9%         0.0%         79.7%
     2012           0        $ 0.00          0       0.0%        68.9%         0.0%         79.7%
     2013           1        $18.00     22,888       4.0%        72.9%         3.7%         83.4%
     2014           0        $ 0.00          0       0.0%        72.9%         0.0%         83.4%
     2015           0        $ 0.00          0       0.0%        72.9%         0.0%         83.4%
  Thereafter        7        $17.43    106,555      18.6%        91.5%        16.6%        100.0%
    Vacant          0         NA        49,005       8.5%       100.0%         0.0%        100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-192

THE LOAN. The Mortgage Loan (the "2500 City West Loan") is secured by a first deed of trust encumbering an office building located in Houston, Texas. The
2500 City West Loan represents approximately 2.1% of the Cut-Off Date Pool
Balance. The 2500 City West Loan was originated on August 4, 2005, and has a principal balance as of the Cut-Off Date of $70,000,000. The 2500 City West
Loan provides for interest-only payments for the entire term.

The 2500 City West Loan has a remaining term of 58 months and matures on August
11, 2010. The 2500 City West Loan may be prepaid on or after May 11, 2010, and permits defeasance with United States government obligations beginning two years after the closing date.

THE BORROWER. The borrower is TPG-2500 Citywest, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2500 City West Loan. The sponsor is
TPG/CalSTRS, LLC, an affiliate of Thomas Properties Group, Inc. (Nasdaq: TPGI), a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. The
California State Teachers' Retirement System is the largest teachers'
retirement fund in the United States and third-largest public pension fund in the United States. As of June 2004, CalSTRS has a total membership of approximately 754,000.

THE PROPERTY. The Mortgaged Property is an approximately 574,216 square foot office building situated on approximately 6.3 acres. The Mortgaged Property was constructed in 1982. The Mortgaged Property is located in Houston, Texas. As of
August 1, 2005, the occupancy rate for the Mortgaged Property securing the 2500
City West Loan was approximately 91.7%. The largest tenant is Aspen Technology,
Inc. ("Aspen"), occupying approximately 113,305 square feet, or approximately
19.7% of the net rentable area. Aspen provides packing and assembly services to companies and military suppliers and biomedical users, among others. Aspen was founded in 1981, and is now an international organization, with nearly half of
Aspen's $326 million in revenues being generated outside the United States in
2004. The Aspen lease expires in July 2016. As of September 26, 2005, Aspen is rated "B2" (Moody's) and "B" (S&P). The second largest tenant is Horizon
Offshore, Inc. ("Horizon Offshore"), occupying approximately 88,986 square feet, or approximately 15.5% of the net rentable area. Horizon Offshore is a company that provides offshore marine construction services to oil and gas companies on a contract basis. The Horizon Offshore lease expires in November
2008. The third largest tenant is Sempra Energy ("Sempra"), occupying approximately 45,778 square feet, or approximately 8.0% of the net rentable area. Sempra distributes natural gas to over 6.2 million customers and electricity to 1.3 million customers through its Southern California Gas (SoCal
Gas) and San Diego Gas & Electric (SDG&E) utilities. The Sempra lease expires in January 2007. As of September 27, 2005, Sempra was rated "Baa1" (Moody's),
"BBB+" (S&P) and "A" (Fitch).

LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

MANAGEMENT. Thomas Properties Group, LP ("Thomas Properties"), an affiliate of the borrower, is the property manager for the Mortgaged Property securing the
San Felipe Loan. Since its founding in 1996, Thomas Properties has developed, restructured or acquired properties with approximately 7.4 million rentable square feet of space in the West Coast and Mid-Atlantic regions of the United
States. The management team at Thomas Properties has more than 20 years of experience in developing and managing commercial real estate in the Southwest
United States.

                                     S-193

Bryan Tower

                                LOAN INFORMATION
 -----------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                           Wachovia
 CUT-OFF DATE BALANCE                                        $69,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                            2.1%
 NUMBER OF MORTGAGE LOANS                                              1
 LOAN PURPOSE                                                  Refinance
 SPONSOR                        Tower Securities, LLC, Pengo Industries,
                                     Inc. and Partridge Investments, LLC
                                                                 Fee and
 TYPE OF SECURITY                                              Leasehold
 MORTGAGE RATE                                                    5.110%
 MATURITY DATE                                          October 11, 2010
 AMORTIZATION TYPE                                               Balloon
 INTEREST ONLY PERIOD                                               None
 ORIGINAL TERM / AMORTIZATION                                   60 / 360
 REMAINING TERM / AMORTIZATION                                  60 / 360
 LOCKBOX                                                            None

 UP-FRONT RESERVES
  TAX                                Yes
  TI/LC                              $50,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                     Yes/Springing
   REPLACEMENT                       $9,352
   TI/LC (1)                         $50,000

 ADDITIONAL FINANCING(2)             B-note                   $4,840,000

                                                                   WHOLE
                                   TRUST ASSET             MORTGAGE LOAN
                            ------------------        ------------------
 CUT-OFF DATE BALANCE              $69,000,000               $73,840,000
 CUT-OFF DATE BALANCE/SF                   $61                       $66
 CUT-OFF DATE LTV                        74.8%                     80.0%
 MATURITY DATE LTV                       69.1%                     73.9%
 UW DSCR ON NCF                          1.47x                     1.38x

(1)   $600,000 escrowed annually in years 1 through 3, $1,000,000 in year 4 and
      $1,200,000 in year 5 for the Baylor Health System. The reserve may potentially be expanded by (i) a 100% cash flow sweep in the event Baylor
      Heath System gives notice to terminate its lease or (ii) $100,000 for 6 months in the event Trammell Crow Residential provides notice to terminate its lease.
(2)   Future unsecured debt is permitted.

                              PROPERTY INFORMATION
 -----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                        1
 LOCATION                                                     Dallas, TX
 PROPERTY TYPE                                              Office - CBD
 SIZE (SF)                                                     1,122,280
 OCCUPANCY AS OF AUGUST 31, 2005                                   69.1%
 YEAR BUILT / YEAR RENOVATED                                 1973 / 1999
 APPRAISED VALUE                                             $92,300,000
 PROPERTY MANAGEMENT                               Spire Realty Group LP
 UW ECONOMIC OCCUPANCY                                             69.6%
 UW REVENUES                                                 $15,990,676
 UW TOTAL EXPENSES                                            $7,932,057
 UW NET OPERATING INCOME (NOI)                                $8,058,618
 UW NET CASH FLOW (NCF)                                       $6,629,701

                                     S-194

                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                    NET                                                 % OF        DATE OF
                                  RATINGS*        RENTABLE      % OF NET      ACTUAL                   ACTUAL        LEASE
           TENANT            MOODY'S/S&P/FITCH   AREA (SF)   RENTABLE AREA   RENT PSF   ACTUAL RENT     RENT       EXPIRATION
--------------------------- ------------------- ----------- --------------- ---------- ------------- ---------- ---------------

Baylor ....................       NR/NR/NR         187,998        16.8%       $15.36    $ 2,887,649      25.1%     August 2010
Chase Bank ................      Aa3/A+/A+          91,558         8.2        $14.00      1,281,812      11.1     October 2010
Chubb Insurance ...........       A2/A/A+           80,833         7.2        $16.25      1,313,536      11.4     October 2016
24 Hour Fitness ...........       NR/B/NR           39,800         3.5        $10.36        412,328       3.6   September 2019
Trammell Crow .............       NR/NR/NR          35,010         3.1        $15.25        533,903       4.6    December 2011
Non-major tenants .........                        340,233        30.3        $14.98      5,096,021      44.2
Vacant ....................                        346,848        30.9                            0       0.0
                                                   -------       -----                  -----------     -----
TOTAL .....................                      1,122,280       100.0%                 $11,525,249     100.0%
                                                 =========       =====                  ===========     =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                               LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                   CUMULATIVE     % OF ACTUAL        CUMULATIVE
                   LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT        % OF ACTUAL RENT
     YEAR         ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*          ROLLING*
--------------   ---------   -----------   ----------   -------------   ------------   -------------   -----------------

     2005            15        $15.01         59,260         5.3%            5.3%           7.7%              7.7%
     2006            19        $14.87         42,184         3.8%            9.0%           5.4%             13.2%
     2007            13        $15.63         39,582         3.5%           12.6%           5.4%             18.5%
     2008             5        $13.68         34,090         3.0%           15.6%           4.0%             22.6%
     2009             2        $15.44         26,650         2.4%           18.0%           3.6%             26.1%
     2010            15        $14.98        324,377        28.9%           46.9%          42.2%             68.3%
     2011             2        $15.58         62,555         5.6%           52.5%           8.5%             76.8%
     2012             4        $15.52         30,792         2.7%           55.2%           4.1%             80.9%
     2013             0        $ 0.00              0         0.0%           55.2%           0.0%             80.9%
     2014             5        $13.47         34,018         3.0%           58.2%           4.0%             84.9%
     2015             2        $12.68          1,291         0.1%           58.3%           0.1%             85.0%
  Thereafter          2        $14.31        120,633        10.7%           69.1%          15.0%            100.0%
    Vacant            0         NA           346,848        30.9%          100.0%           0.0%            100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-195

6116 Executive Boulevard

                                LOAN INFORMATION
 -------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                             Wachovia
 CUT-OFF DATE BALANCE                                          $65,188,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                              2.0%
 NUMBER OF MORTGAGE LOANS                                                1
 LOAN PURPOSE                                                  Acquisition
 SPONSOR                                       Capital Property Associates
                                                       Limited Partnership
 TYPE OF SECURITY                                                      Fee
 MORTGAGE RATE                                                      5.320%
 MATURITY DATE                                          September 11, 2015
 AMORTIZATION TYPE                                                 Balloon
 INTEREST ONLY PERIOD                                                   12
 ORIGINAL TERM / AMORTIZATION                                     120 /300
 REMAINING TERM / AMORTIZATION                                    119 /300
 LOCKBOX                                                               Yes

 UP-FRONT RESERVES
  TAX/INSURANCE                      Yes
  ENGINEERING                        $5,250
  TI/LC                              $1,000,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                      Yes
  REPLACEMENT                        $2,588
  TI/LC*                             $18,750

 ADDITIONAL FINANCING                                                 None

 CUT-OFF DATE BALANCE                                          $65,188,000
 CUT-OFF DATE BALANCE/SF                                              $315
 CUT-OFF DATE LTV                                                    79.7%
 MATURITY DATE LTV                                                   62.7%
 UW DSCR ON NCF                                                      1.20x

*    The TI/LC escrow is capped at an aggregate amount of $2,125,000.

                              PROPERTY INFORMATION
 -------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                          1
 LOCATION                                                    Rockville, MD
 PROPERTY TYPE                                           Office - Suburban
 SIZE (SF)                                                         207,055
 OCCUPANCY AS OF AUGUST 1, 2005                                      97.1%
 YEAR BUILT / YEAR RENOVATED                                     1989 / NA
 APPRAISED VALUE                                               $81,800,000
 PROPERTY MANAGEMENT                                CB Richard Ellis, Inc.
 UW ECONOMIC OCCUPANCY                                               95.0%
 UW REVENUES                                                    $7,956,406
 UW TOTAL EXPENSES                                              $2,076,626
 UW NET OPERATING INCOME (NOI)                                  $5,879,781
 UW NET CASH FLOW (NCF)                                         $5,663,974

                                     S-196

                                TENANT SUMMARY
 ----------------------------------------------------------------------------
                                                            NET      % OF NET
                                         RATINGS(1)       RENTABLE   RENTABLE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA
----------------------------------- ------------------- ----------- ----------

National Institutes of Health .....     Aaa/AAA/AAA       178,979       86.4%
Funds Management ..................       NR/NR/NR          6,337        3.1
Buchbinder, Tunick & Company ......       NR/NR/NR          5,679        2.7
Wells Fargo .......................      Aa1/AA-/AA         5,436        2.6
Cardiology Consultants ............       NR/NR/NR          2,662        1.3
Non-major tenants .................                         2,000        1.0
Vacant ............................                         5,962        2.9
                                                          -------      -----
TOTAL .............................                       207,055      100.0%
                                                          =======      =====

                                                                % OF          DATE OF
                                      ACTUAL       ACTUAL      ACTUAL          LEASE
               TENANT                RENT PSF       RENT        RENT         EXPIRATION
----------------------------------- ---------- ------------- ---------- -------------------

National Institutes of Health .....   $39.15     $7,007,625     91.8%  Multiple Spaces(2)
Funds Management ..................   $25.67        162,671      2.1             May 2008
Buchbinder, Tunick & Company ......   $24.70        140,271      1.8       September 2007
Wells Fargo .......................   $33.77        183,574      2.4        December 2005
Cardiology Consultants ............   $27.15         72,273      0.9        December 2007
Non-major tenants .................   $35.20         70,400      0.9
Vacant ............................                       0      0.0
                                                 ----------    -----
TOTAL ............................               $7,636,814    100.0%
                                                 ==========    =====

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Under the terms of multiple leases, approximately 13,478 SF expire in
     November 2007, approximately 98,007 SF expire in June 2009, approximately
     21,668 SF expire in October 2009, approximately 20,340 SF expire in June
     2010, approximately 8,612 SF expire in November 2011 and approximately
     16,874 SF expire in May 2012.

                                       LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------
                  # OF     WA BASE                             CUMULATIVE   % OF ACTUAL    CUMULATIVE %
                 LEASES    RENT/SF    TOTAL SF    % OF TOTAL     % OF SF        RENT      OF ACTUAL RENT
     YEAR       ROLLING    ROLLING     ROLLING   SF ROLLING*    ROLLING*      ROLLING*       ROLLING*
-------------- --------- ----------- ---------- ------------- ------------ ------------- ---------------

     2005           1      $33.77        5,436         2.6%        2.6%         2.4%           2.4%
     2006           0      $ 0.00            0         0.0%        2.6%         0.0%           2.4%
     2007           4      $32.86       21,819        10.5%       13.2%         9.4%          11.8%
     2008           2      $25.67        6,337         3.1%       16.2%         2.1%          13.9%
     2009          16      $38.69      121,675        58.8%       75.0%        61.6%          75.6%
     2010           1      $41.60       20,340         9.8%       84.8%        11.1%          86.6%
     2011           1      $40.51        8,612         4.2%       89.0%         4.6%          91.2%
     2012           6      $39.77       16,874         8.1%       97.1%         8.8%         100.0%
     2013           0      $ 0.00            0         0.0%       97.1%         0.0%         100.0%
     2014           0      $ 0.00            0         0.0%       97.1%         0.0%         100.0%
     2015           0      $ 0.00            0         0.0%       97.1%         0.0%         100.0%
  Thereafter        0      $ 0.00            0         0.0%       97.1%         0.0%         100.0%
    Vacant          0       NA           5,962         2.9%      100.0%         0.0%         100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-197

Fath Portfolio

                                LOAN INFORMATION
 --------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          Nomura
 CUT-OFF DATE BALANCE                                     $63,516,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                         1.9%
 NUMBER OF MORTGAGE LOANS(1)                                        7
 LOAN PURPOSE                                               Refinance
 SPONSOR                                                Harry J. Fath
 TYPE OF SECURITY                                                 Fee
 MORTGAGE RATE                                                 5.200%
 MATURITY DATE                                       October 11, 2012
 AMORTIZATION TYPE                                            Balloon
 INTEREST ONLY PERIOD                                              24
 ORIGINAL TERM / AMORTIZATION                                84 / 360
 REMAINING TERM / AMORTIZATION                               84 / 360
 LOCKBOX                                                          Yes

 UP-FRONT RESERVES
  TAX/INSURANCE                       Yes
  ENGINEERING                         $66,250(2)
  SURVEY RESERVE                      $25,000(3)

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                       Yes
  REPLACEMENT RESERVE                 $40,749

 ADDITIONAL FINANCING                                            None

 CUT-OFF DATE BALANCE                                     $63,516,000
 CUT-OFF DATE BALANCE/UNIT                                    $32,673
 CUT-OFF DATE LTV                                               77.6%
 MATURITY DATE LTV                                              71.7%
 UW DSCR ON NCF                                                 1.28x

(1)   Borrower may release individual loans from cross-collateralization and cross-default provisions upon the satisfaction of certain conditions contained in the related Mortgage Loan documents.

(2)   Only 4 of the 7 Mortgaged Properties have upfront engineering escrows.

(3)   The reserve is held in connection with the to FATH -- Princeton Court
      Mortgaged Property.

                              PROPERTY INFORMATION
 --------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                     7
 LOCATION                                                     Various
 PROPERTY TYPE                             Multifamily - Conventional
 SIZE (UNITS)                                                   1,944
 OCCUPANCY AS OF VARIOUS                                        83.2%
 YEAR BUILT / YEAR RENOVATED                          Various/Various
 APPRAISED VALUE                                          $81,900,000
 PROPERTY MANAGEMENT                          Fath Management Company
 UW ECONOMIC OCCUPANCY                                          76.8%
 UW REVENUES                                              $10,861,389
 UW TOTAL EXPENSES                                         $5,019,663
 UW NET OPERATING INCOME (NOI)                             $5,841,726
 UW NET CASH FLOW (NCF)                                    $5,355,976

                                     S-198

                                    FATH PORTFOLIO
--------------------------------------------------------------------------------------
                     NO. OF       APPROXIMATE      APPROXIMATE                  ACTUAL
UNIT MIX              UNITS     UNIT SIZE (SF)       NRA (SF)      % OF NRA      RENT
-----------------   --------   ----------------   -------------   ----------   -------

 Studio .........       25             499             12,475          0.8%     $486
 1 BR ...........    1,068             656            700,608         44.7      $505
 2 BR ...........      731             947            692,257         44.1      $652
 3 BR ...........      120           1,362            163,440         10.4      $894
                     -----                            -------        -----
TOTAL ...........    1,944             807          1,568,780        100.0%     $584

                                     S-199

Crossings at Corona -- Phase III

                                LOAN INFORMATION
 ----------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                            Nomura
 CUT-OFF DATE BALANCE                                       $62,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                           1.9%
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                                 Refinance
 SPONSOR                                David Murdock, David Murdock as
                                        Trustee of the David H. Murdock
                                                           Living Trust
 TYPE OF SECURITY                                                   Fee
 MORTGAGE RATE                                                   5.020%
 MATURITY DATE                                            July 11, 2015
 AMORTIZATION TYPE                                              Balloon
 INTEREST ONLY PERIOD                                                35
 ORIGINAL TERM / AMORTIZATION                                 120 / 360
 REMAINING TERM / AMORTIZATION                                117 / 360
 LOCKBOX                                                            Yes

 UP-FRONT RESERVES
   LETTER OF CREDIT(1)              $13,000,000
   RENT CONCESSION(2)               $403,707
   TRANSFER                         $500

 ADDITIONAL FINANCING(3)                                           None

 CUT-OFF DATE BALANCE                                       $62,000,000
 CUT-OFF DATE BALANCE/SF                                           $276
 CUT-OFF DATE LTV                                                 80.0%
 MATURITY DATE LTV                                                70.7%
 UW DSCR ON NCF(4)                                                1.29x

(1)   The letter of credit can be substituted for a smaller letter of credit once every 3 months as additional space at the Mortgaged Property is leased.

(2)   The reserve will be used to pay out the number of months of free rent/rent abatement periods for identified leases.

(3)   Future mezzanine financing is permitted subject to (i) LTV of no more than 80%, (ii) DSCR of 1.20x, and (iii) the borrower must execute an intercreditor and standstill agreement.

(4)   The debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related
      Mortgaged Property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows, including the letter of credit, pursuant to the related
      Mortgage Loan documents.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                    Corona, CA
 PROPERTY TYPE                                        Retail - Anchored
 SIZE (SF)                                                      224,509
 OCCUPANCY AS OF JULY 31, 2005                                    81.4%
 YEAR BUILT / YEAR RENOVATED                                    2004/NA
 APPRAISED VALUE                                            $77,500,000
 PROPERTY MANAGEMENT                        Castle & Cooke Corona, Inc.
 UW ECONOMIC OCCUPANCY                                            94.8%
 UW REVENUES                                                 $6,619,747
 UW TOTAL EXPENSES                                           $1,357,143
 UW NET OPERATING INCOME (NOI)                               $5,262,604
 UW NET CASH FLOW (NCF)                                      $5,150,702

                                     S-200

                                 TENANT SUMMARY
--------------------------------------------------------------------------------
                                                              NET      % OF NET
                                            RATINGS*        RENTABLE   RENTABLE
                TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA
------------------------------------- ------------------- ----------- ----------

Edwards Theatres, Inc. ..............       NR/NR/NR         80,585       35.9%
Barnes & Noble Booksellers, Inc......      Ba2/NR/NR         25,023       11.1
Pier 1 Imports (U.S.), Inc. .........      Ba2/BB/NR         10,800        4.8
BJ's Restaurant, Inc. ...............       NR/NR/NR          8,500        3.8
University Restaurant Group, Inc.
  dba King's Seafood Company ........       NR/NR/NR          8,000        3.6
Non-major tenants ...................                        49,835       22.2
Vacant ..............................                        41,766       18.6
                                                             ------      -----
TOTAL ...............................                       224,509      100.0%
                                                            =======      =====

                                                                  % OF
                                        ACTUAL                   ACTUAL    DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------- ---------- ------------- ---------- --------------

Edwards Theatres, Inc. ..............   $19.00   $1,531,115       35.6%    November 2019
Barnes & Noble Booksellers, Inc......   $15.17      379,599        8.8      January 2015
Pier 1 Imports (U.S.), Inc. .........   $21.00      226,800        5.3        April 2015
BJ's Restaurant, Inc. ...............   $24.71      210,000        4.9        April 2020
University Restaurant Group, Inc.
  dba King's Seafood Company ........   $26.25      210,000        4.9      January 2021
Non-major tenants ...................   $35.07    1,747,839       40.6
Vacant ..............................                     0        0.0
                                                 ----------      -----
TOTAL ...............................            $4,305,353      100.0%
                                                 ==========      =====

*    Certain ratings are those of the parent whether or not the parent guarantees the lease.

                                      LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------
                                                                                           CUMULATIVE
                              WA BASE                 % OF      CUMULATIVE       % OF         % OF
                # OF LEASES   RENT/SF   TOTAL SF    TOTAL SF      % OF SF    ACTUAL RENT   ACTUAL RENT
   YEAR (1)       ROLLING     ROLLING    ROLLING   ROLLING(2)   ROLLING(2)    ROLLING(2)   ROLLING(2)
-------------- ------------- --------- ---------- ------------ ------------ ------------- ------------

     2005             0       $0.00          0        0.0%          0.0%         0.0%          0.0%
     2006             0       $0.00          0        0.0%          0.0%         0.0%          0.0%
     2007             0       $0.00          0        0.0%          0.0%         0.0%          0.0%
     2008             0       $0.00          0        0.0%          0.0%         0.0%          0.0%
     2009             0       $0.00          0        0.0%          0.0%         0.0%          0.0%
     2010             4      $39.45      8,330        3.7%          3.7%         7.6%          7.6%
     2011             4      $41.13      5,876        2.6%          6.3%         5.6%         13.3%
     2012             0       $0.00          0        0.0%          6.3%         0.0%         13.3%
     2013             0       $0.00          0        0.0%          6.3%         0.0%         13.3%
     2014             0       $0.00          0        0.0%          6.3%         0.0%         13.3%
     2015             6      $20.48     43,138       19.2%         25.5%        20.5%         33.8%
  Thereafter         11      $22.73    125,399       55.9%         81.4%        66.2%        100.0%
    Vacant            0        NA       41,766       18.6%        100.0%         0.0%        100.0%

(1)  Assumed estimated lease start dates for some tenants.

(2)  Calculated based on the approximate square footage occupied by each tenant.

                                     S-201

Hilton Garden Inn -- Washington, DC

                                LOAN INFORMATION
 ----------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                          Wachovia
 CUT-OFF DATE BALANCE                                       $61,000,000
 PERCENTAGE OF CUT-OFF DATE                                        1.9%
 POOL BALANCE
 NUMBER OF MORTGAGE LOANS                                             1
 LOAN PURPOSE                                               Acquisition
 SPONSOR                                       RLJ Capital Partners LLC
 TYPE OF SECURITY                                                   Fee
 MORTGAGE RATE                                                   5.450%
 MATURITY DATE                                         October 11, 2015
 AMORTIZATION TYPE                                              Balloon
 INTEREST ONLY PERIOD                                                60
 ORIGINAL TERM / AMORTIZATION                                 120 / 300
 REMAINING TERM / AMORTIZATION                                120 / 300
 LOCKBOX                                                      Springing

 UP-FRONT RESERVES
  TAX                     Yes

 ONGOING MONTHLY RESERVES
  TAX                     Yes
  FF&E                    4% of prior month's gross revenue

 ADDITIONAL FINANCING*                                             None

 CUT-OFF DATE BALANCE                                       $61,000,000
 CUT-OFF DATE BALANCE/ROOM                                     $203,333
 CUT-OFF DATE LTV                                                 69.9%
 MATURITY DATE LTV                                                62.6%
 UW DSCR ON NCF                                                   1.35x

*    Future mezzanine debt is permitted.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                       1
 LOCATION                                                Washington, DC
 PROPERTY TYPE                               Hospitality - Full Service
 SIZE (ROOMS)                                                       300
 OCCUPANCY AS OF JULY 31, 2005 (TTM)                              84.6%
 YEAR BUILT / YEAR RENOVATED                                  2000 / NA
 APPRAISED VALUE                                            $87,300,000
 PROPERTY MANAGEMENT                                  Urgo Hotels, L.P.
 UW ECONOMIC OCCUPANCY                                            83.5%
 UW REVENUES                                                $16,231,155
 UW TOTAL EXPENSES                                           $9,532,801
 UW NET OPERATING INCOME (NOI)                               $6,698,354
 UW NET CASH FLOW (NCF)                                      $6,049,108

                                     S-202

      HILTON GARDEN INN -- WASHINGTON, DC
------------------------------------------------

 GUESTROOM MIX                     NO. OF ROOMS
------------------------------------------------
 King ..........................            185
 Double Double .................             95
 Suites ........................             20
                                          -----
   TOTAL .......................            300

 MEETING/BANQUET ROOMS              SQUARE FEET
------------------------------------------------
 Georgetown Room ...............          1,207
 Capital Hill Room .............            483
 Cleveland Park Room ...........            541
                                          -----
   TOTAL .......................          2,231

 FOOD AND BEVERAGE                      SEATING
-----------------------------------------------
 Great American Grille .........            127
 Pavillion Lounge ..............             30
                                          -----
   TOTAL .......................            157

             FINANCIAL SCHEDULE
---------------------------------------
 Year ..................    2004 - 2005
 Latest Period .........  T12-7/31/2005
 Occupancy .............          84.6%
 ADR ...................        $149.36
 REVPAR ................        $126.30
 UW Occupancy ..........          83.5%
 UW ADR ................        $154.00
 UW REVPAR .............        $128.59

                                     S-203

1370 Broadway

                                LOAN INFORMATION
 --------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                        Wachovia
 CUT-OFF DATE BALANCE                                     $60,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                         1.8%
 NUMBER OF MORTGAGE LOANS                                           1
 LOAN PURPOSE                                               Refinance
 SPONSOR                                                   Ralph Sitt
 TYPE OF SECURITY                                                 Fee
 MORTGAGE RATE                                                 5.400%
 MATURITY DATE                                       October 11, 2015
 AMORTIZATION TYPE                                            Balloon
 INTEREST ONLY PERIOD                                              36
 ORIGINAL TERM / AMORTIZATION                               120 / 360
 REMAINING TERM / AMORTIZATION                              120 / 360
 LOCKBOX                                                          Yes

 UP-FRONT RESERVES
  ENGINEERING                        $100,250
  TI/LC                              $1,000,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                      Yes
  REPLACEMENT                        $3,131
  TI/LC                              $20,876

 ADDITIONAL FINANCING                                            None

 CUT-OFF DATE BALANCE                                     $60,000,000
 CUT-OFF DATE BALANCE/SF                                         $240
 CUT-OFF DATE LTV                                               80.0%
 MATURITY DATE LTV                                              71.4%
 UW DSCR ON NCF                                                 1.20x

                              PROPERTY INFORMATION
 --------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                     1
 LOCATION                                                New York, NY
 PROPERTY TYPE                                           Office - CBD
 SIZE (SF)                                                    250,517
 OCCUPANCY AS OF APRIL 6, 2005                                  93.8%
 YEAR BUILT / YEAR RENOVATED                              1922 / 1995
 APPRAISED VALUE                                          $75,000,000
 PROPERTY MANAGEMENT                        SITT Asset Management LLC
 UW ECONOMIC OCCUPANCY                                          95.0%
 UW REVENUES                                               $8,606,993
 UW TOTAL EXPENSES                                         $3,588,573
 UW NET OPERATING INCOME (NOI)                             $5,018,420
 UW NET CASH FLOW (NCF)                                    $4,859,627

                                     S-204

                                   TENANT SUMMARY
------------------------------------------------------------------------------------
                                                                           % OF NET
                                             RATINGS        NET RENTABLE   RENTABLE
                TENANT                  MOODY'S/S&P/FITCH     AREA (SF)      AREA
-------------------------------------- ------------------- -------------- ----------

Rosenthal & Rosenthal, Inc. ..........       NR/NR/NR            52,938        21.1%
Paul Davril, Inc. (Kenneth Cole) .....       NR/NR/NR            40,353        16.1
Espirit US Distribution Limited ......       NR/NR/NR            28,562        11.4
Outer Stuff, Ltd. ....................       NR/NR/NR            22,156         8.8
Big Manhattan, Inc. ..................       NR/NR/NR            15,856         6.3
Non-major tenants ....................                           75,129        30.0
Vacant ...............................                           15,523         6.2
                                                                 ------       -----
TOTAL ................................                          250,517       100.0%
                                                                =======       =====

                                                                   % OF
                                         ACTUAL                   ACTUAL    DATE OF LEASE
                TENANT                  RENT PSF   ACTUAL RENT     RENT       EXPIRATION
-------------------------------------- ---------- ------------- ---------- ---------------

Rosenthal & Rosenthal, Inc. ..........    $31.20   $1,651,560       23.2%       March 2012
Paul Davril, Inc. (Kenneth Cole) .....    $28.34    1,143,602       16.0     February 2015
Espirit US Distribution Limited ......    $30.00      856,860       12.0    September 2007
Outer Stuff, Ltd. ....................    $32.75      725,507       10.2     February 2012
Big Manhattan, Inc. ..................    $27.54      436,674        6.1          May 2014
Non-major tenants ....................    $30.79    2,312,876       32.5
Vacant ...............................                      0        0.0
                                                   ----------      -----
TOTAL ................................             $7,127,079      100.0%
                                                   ==========      =====

                                              LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                    # OF      WA BASE                                  CUMULATIVE                        CUMULATIVE %
                   LEASES     RENT/SF     TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
     YEAR         ROLLING     ROLLING      ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
--------------   ---------   ---------   ----------   -------------   ------------   ---------------   ---------------

     2005           1         $ 0.00            0           0.0%            0.0%            0.1%              0.1%
     2006           3         $31.42        6,581           2.6%            2.6%            2.9%              3.0%
     2007           3         $31.24       40,295          16.1%           18.7%           17.7%             20.6%
     2008           2         $99.65          135           0.1%           18.8%            0.2%             20.8%
     2009           1         $30.90        1,128           0.5%           19.2%            0.5%             21.3%
     2010           1         $52.17        6,200           2.5%           21.7%            4.5%             25.8%
     2011           0         $ 0.00            0           0.0%           21.7%            0.0%             25.8%
     2012           5         $30.52       90,950          36.3%           58.0%           38.9%             64.8%
     2013           1         $26.14        8,000           3.2%           61.2%            2.9%             67.7%
     2014           4         $28.00       36,352          14.5%           75.7%           14.3%             82.0%
     2015           5         $28.30       45,353          18.1%           93.8%           18.0%            100.0%
  Thereafter        0         $ 0.00            0           0.0%           93.8%            0.0%            100.0%
    Vacant          0           NA         15,523           6.2%          100.0%            0.0%            100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-205

Extra Space VRS Pool

                              LOAN INFORMATION
 --------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                              Wachovia
 CUT-OFF DATE BALANCE                                           $52,100,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                               1.6%
 NUMBER OF MORTGAGE LOANS                                                 1
 LOAN PURPOSE                                                   Acquisition
 SPONSOR                         Prudential Real Estate Investors on behalf
                                          of the Virginia Retirement System
 TYPE OF SECURITY                                                       Fee
 MORTGAGE RATE                                                       4.755%
 MATURITY DATE                                              August 11, 2012
 AMORTIZATION TYPE                                            Interest Only
 INTEREST ONLY PERIOD                                                    84
 ORIGINAL TERM / AMORTIZATION                                       84 / IO
 REMAINING TERM / AMORTIZATION                                      82 / IO
 LOCKBOX                                                               None
 SHADOW RATING (S&P/MOODY'S/FITCH)*                             AAA/Aa1/AAA

 UP-FRONT RESERVES
   TAX                                     Yes
   ENGINEERING                             $880,040

 ONGOING MONTHLY RESERVES
   TAX                                     Yes

 ADDITIONAL FINANCING                                                  None

 CUT-OFF DATE BALANCE                                           $52,100,000
 CUT-OFF DATE BALANCE/SF                                                $38
 CUT-OFF DATE LTV                                                     34.7%
 MATURITY DATE LTV                                                    34.7%
 UW DSCR ON NCF                                                       3.76x

*    S&P, Moody's and Fitch have confirmed that the Extra Space VRS Pool Loan has, in the context of its inclusion in the Trust Fund, credit characteristics consistent with an investment grade obligation.

                              PROPERTY INFORMATION
 --------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                          22
 LOCATION                                                           Various
 PROPERTY TYPE                                                 Self Storage
 SIZE (SF)                                                        1,367,692
 OCCUPANCY AS OF VARIOUS*                                             80.6%
 YEAR BUILT / YEAR RENOVATED                                   Various / NA
 APPRAISED VALUE                                               $150,360,000
 PROPERTY MANAGEMENT                           Extra Space Management, Inc.
 UW ECONOMIC OCCUPANCY                                                77.4%
 UW REVENUES                                                    $16,273,240
 UW TOTAL EXPENSES                                               $6,648,835
 UW NET OPERATING INCOME (NOI)                                   $9,624,405
 UW NET CASH FLOW (NCF)                                          $9,304,214

*    Occupancy as of April 30, 2005 for all Mortgaged Properties except the
     Extra Space VRS-Clute, TX Mortgaged Property which is as of June 30, 2005.

                                     S-206

                                  EXTRA SPACE VRS POOL
----------------------------------------------------------------------------------------
                                     CUT-OFF DATE   YEAR BUILT /               SQUARE
           PROPERTY NAME                BALANCE       RENOVATED     UNITS      FOOTAGE
----------------------------------- -------------- -------------- --------- ------------

Extra Space VRS -- Long
  Island City, NY .................  $ 6,652,622        2000         1,609      103,617
Extra Space VRS -- Wheaton,
  MD ..............................    5,011,908        1988           873       92,525
Extra Space VRS -- Long
  Beach, CA .......................    4,325,377        1987           990       79,436
Extra Space VRS --
  Germantown, MD ..................    4,307,877        1990           970       82,795
Extra Space VRS -- Lodi, NJ .......    3,459,626        2000           601       72,950
Extra Space VRS -- Huntington
  Beach, CA .......................    3,192,749        1986           732       63,396
Extra Space VRS -- Davie, FL.......    3,144,123        1987         1,071       87,149
Extra Space VRS -- Beaverton,
  OR ..............................    2,837,523        1989           652       63,650
Extra Space VRS -- Lincoln
  Park, MI ........................    2,577,922        1988           793       87,150
Extra Space VRS -- North
  Attleborough, MA ................    2,467,708        1986           671       70,475
Extra Space VRS -- Las Vegas,
  NV ..............................    1,790,147        1989           528       51,780
Extra Space VRS -- Campbell,
  CA ..............................    1,680,066        1984           450       28,508
Extra Space VRS -- Dallas, TX......    1,601,717        1995           486       53,967
Extra Space VRS -- Stone
  Mountain, GA ....................    1,317,536        1987           627       81,660
Extra Space VRS -- Miami, FL.......    1,158,604        1971           792       36,863
Extra Space VRS --
  Albuquerque, NM .................    1,156,030        1987           488       49,034
Extra Space VRS -- Baldwin
  Park, CA ........................    1,113,919        1975           381       36,378
Extra Space VRS -- Flanders,
  NJ ..............................    1,072,090        1988           209       24,940
Extra Space VRS -- Clute, TX.......      964,631        1978           590       59,999
Extra Space VRS -- Memphis
  (Gateway Drive), TN .............      940,324        1987           396       50,600
Extra Space VRS -- Joliet, IL .....      767,750        2000           491       63,450
Extra Space VRS -- Memphis
  (Madison Avenue), TN ............      559,751        1982           282       27,370
                                     -----------                     -----      -------
                                     $52,100,000                    14,682    1,367,692
                                     ===========                    ======    =========

                                     CUT-OFF DATE                                                           APPRAISED
                                      BALANCE PER                    UW       UNDERWRITTEN     APPRAISED      VALUE
           PROPERTY NAME              SQUARE FOOT   OCCUPANCY*   OCCUPANCY   NET CASH FLOW       VALUE       PER SF
----------------------------------- -------------- ------------ ----------- --------------- -------------- ----------

Extra Space VRS -- Long
  Island City, NY .................       $64           90.7%       71.2%      $1,225,037    $ 20,920,000     $202
Extra Space VRS -- Wheaton,
  MD ..............................       $54           78.7%       80.0%         962,460      14,100,000     $152
Extra Space VRS -- Long
  Beach, CA .......................       $54           91.1%       83.0%         761,538      12,000,000     $151
Extra Space VRS --
  Germantown, MD ..................       $52           86.1%       81.2%         847,914      12,900,000     $156
Extra Space VRS -- Lodi, NJ .......       $47           79.7%       79.6%         599,789       9,270,000     $127
Extra Space VRS -- Huntington
  Beach, CA .......................       $50           87.5%       83.2%         543,157       8,700,000     $137
Extra Space VRS -- Davie, FL.......       $36           78.0%       77.2%         465,236       8,250,000     $ 95
Extra Space VRS -- Beaverton,
  OR ..............................       $45           82.0%       78.3%         536,171       8,230,000     $129
Extra Space VRS -- Lincoln
  Park, MI ........................       $30           67.7%       68.0%         405,257       6,720,000     $ 77
Extra Space VRS -- North
  Attleborough, MA ................       $35           71.8%       82.9%         444,775       7,100,000     $101
Extra Space VRS -- Las Vegas,
  NV ..............................       $35           90.4%       78.7%         352,997       5,400,000     $104
Extra Space VRS -- Campbell,
  CA ..............................       $59           91.3%       92.8%         326,916       5,100,000     $179
Extra Space VRS -- Dallas, TX......       $30           76.2%       82.1%         287,894       4,480,000     $ 83
Extra Space VRS -- Stone
  Mountain, GA ....................       $16           72.4%       78.0%         267,754       3,600,000     $ 44
Extra Space VRS -- Miami, FL.......       $31           73.2%       69.6%         166,575       3,300,000     $ 90
Extra Space VRS --
  Albuquerque, NM .................       $24           85.9%       84.6%         206,190       3,300,000     $ 67
Extra Space VRS -- Baldwin
  Park, CA ........................       $31           86.6%       69.0%         207,211       3,550,000     $ 98
Extra Space VRS -- Flanders,
  NJ ..............................       $43           82.5%       85.0%         196,191       3,320,000     $133
Extra Space VRS -- Clute, TX.......       $16           82.8%       71.4%         129,134       2,540,000     $ 42
Extra Space VRS -- Memphis
  (Gateway Drive), TN .............       $19           83.9%       87.7%         160,187       2,780,000     $ 55
Extra Space VRS -- Joliet, IL .....       $12           65.8%       56.5%          99,503       3,000,000     $ 47
Extra Space VRS -- Memphis
  (Madison Avenue), TN ............       $20           74.8%       76.4%         112,325       1,800,000     $ 66
                                                                               ----------    ------------
                                          $38           80.6%       77.4%      $9,304,214    $150,360,000     $110
                                                                               ==========    ============

*    Occupancy date as of April 30, 2005 for all Mortgaged Properties, except the Clute, TX Mortgaged Property, which has an occupancy date as of June
     30, 2005.

                                     S-207

City Place Retail Center

                                LOAN INFORMATION
 -------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                       Wachovia
 CUT-OFF DATE BALANCE                                    $51,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                        1.6%
 NUMBER OF MORTGAGE LOANS                                          1
 LOAN PURPOSE                                            Acquisition
 SPONSOR                           Said Shooshani and Homa Shooshani
 TYPE OF SECURITY                                                Fee
 MORTGAGE RATE                                                4.920%
 MATURITY DATE                                       August 11, 2015
 AMORTIZATION TYPE                                     Interest Only
 INTEREST ONLY PERIOD                                            120
 ORIGINAL TERM / AMORTIZATION                               120 / IO
 REMAINING TERM / AMORTIZATION                              118 / IO
 LOCKBOX                                                        None

 UP-FRONT RESERVES
   TAX                        Yes

 ONGOING MONTHLY RESERVES
   TAX                        Yes
   INSURANCE                  Springing
   REPLACEMENT                $1,852

 ADDITIONAL FINANCING                                           None

 CUT-OFF DATE BALANCE                                    $51,000,000
 CUT-OFF DATE BALANCE/SF                                        $149
 CUT-OFF DATE LTV                                              69.0%
 MATURITY DATE LTV                                             69.0%
 UW DSCR ON NCF                                                1.59x

                              PROPERTY INFORMATION
 -------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                    1
 LOCATION                                             Long Beach, CA
 PROPERTY TYPE                                     Retail - Anchored
 SIZE (SF)                                                   342,068
 OCCUPANCY AS OF JULY 1, 2005                                  87.9%
 YEAR BUILT / YEAR RENOVATED                               2003 / NA
 APPRAISED VALUE                                         $73,900,000
 PROPERTY MANAGEMENT                   TEC Property Management, Inc.
 UW ECONOMIC OCCUPANCY                                         84.6%
 UW REVENUES                                              $6,277,262
 UW TOTAL EXPENSES                                        $2,141,468
 UW NET OPERATING INCOME (NOI)                            $4,135,795
 UW NET CASH FLOW (NCF)                                   $3,981,232

                                     S-208

                                                      TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET    ACTUAL                    % OF        DATE OF
                                    RATINGS*        RENTABLE   RENTABLE     RENT                    ACTUAL        LEASE
            TENANT             MOODY'S/S&P/FITCH   AREA (SF)     AREA        PSF     ACTUAL RENT     RENT      EXPIRATION
----------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- --------------

Wal-Mart ....................       Aa2/AA/AA       134,147       39.2%     $9.15    $1,227,445       27.0%   October 2022
Nordstrom Rack ..............       Baa1/A-/A-       30,216        8.8     $13.95       421,513        9.3     August 2012
Ross Dress for Less .........       NR/BBB/NR        28,900        8.4      $8.47       244,905        5.4    January 2013
Anna's Linens ...............       NR/NR/NR         11,875        3.5     $16.00       190,000        4.2   November 2012
Big 5 .......................       NR/NR/NR         10,281        3.0     $13.00       133,653        2.9    January 2015
Non-major tenants ...........                        85,163       24.9     $27.26     2,321,832       51.1
Vacant ......................                        41,486       12.1                        0        0.0
                                                    -------      -----               ----------      -----
TOTAL .......................                       342,068      100.0%              $4,539,349      100.0%
                                                    =======      =====               ==========      =====

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                               LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------
                                                                                              % OF
                                  WA BASE                                    CUMULATIVE      ACTUAL       CUMULATIVE
                  # OF LEASES     RENT/SF     TOTAL SF     % OF TOTAL SF       % OF SF        RENT        % OF ACTUAL
     YEAR           ROLLING       ROLLING      ROLLING        ROLLING*        ROLLING*      ROLLING*     RENT ROLLING*
--------------   -------------   ---------   ----------   ---------------   ------------   ----------   --------------

     2005               0          $0.00            0            0.0%             0.0%         0.0%            0.0%
     2006               1         $38.88          750            0.2%             0.2%         0.6%            0.6%
     2007               3         $36.88        4,572            1.3%             1.6%         3.7%            4.4%
     2008              11         $28.55       21,887            6.4%             8.0%        13.8%           18.1%
     2009               4         $27.48        5,078            1.5%             9.4%         3.1%           21.2%
     2010               8         $25.40       17,205            5.0%            14.5%         9.6%           30.8%
     2011               0          $0.00            0            0.0%            14.5%         0.0%           30.8%
     2012               4         $16.43       47,164           13.8%            28.3%        17.1%           47.9%
     2013               8         $15.17       43,039           12.6%            40.8%        14.4%           62.3%
     2014               3         $22.79       13,085            3.8%            44.7%         6.6%           68.8%
     2015               3         $13.69       13,655            4.0%            48.7%         4.1%           73.0%
  Thereafter            1          $9.15      134,147           39.2%            87.9%        27.0%          100.0%
    Vacant              0           NA         41,486           12.1%           100.0%         0.0%          100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-209

110 North Wacker Drive

                                LOAN INFORMATION
 ------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                            Wachovia
 CUT-OFF DATE BALANCE                                         $48,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                             1.5%
 NUMBER OF MORTGAGE LOANS                                               1
 LOAN PURPOSE                                                   Refinance
 SPONSOR                                          GGP Limited Partnership
 TYPE OF SECURITY                                               Leasehold
 MORTGAGE RATE                                                     5.000%
 MATURITY DATE                                           October 11, 2010
 AMORTIZATION TYPE                                                Balloon
 INTEREST ONLY PERIOD                                                None
 ORIGINAL TERM / AMORTIZATION                                    60 / 360
 REMAINING TERM / AMORTIZATION                                   60 / 360
 LOCKBOX                                                        Springing

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE(1)              Springing
   REPLACEMENT(1)                  Springing

 ADDITIONAL FINANCING(2)                                             None

 CUT-OFF DATE BALANCE(3)                                      $48,000,000
 CUT-OFF DATE BALANCE/SF                                             $212
 CUT-OFF DATE LTV                                                   74.7%
 MATURITY DATE LTV                                                  68.8%
 UW DSCR ON NCF                                                     1.52x

(1)   Upon (a) the occurrence of an event of default under the related Mortgage
      Loan documents or (b) the failure of the Mortgaged Property to meet certain financial covenants, reserves for taxes, insurance and replacements are required.
(2)   Additional future mezzanine debt and future unsecured debt are permitted.
(3)   GGP provides a guarantee with respect to the last $16,000,000 of the loan amount.

                              PROPERTY INFORMATION
 ------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                         1
 LOCATION                                                     Chicago, IL
 PROPERTY TYPE                                              Office -- CBD
 SIZE (SF)                                                        226,750
 OCCUPANCY AS OF AUGUST 8, 2005                                    100.0%
 YEAR BUILT / YEAR RENOVATED                                  1952 / 2005
 APPRAISED VALUE                                              $64,300,000
 PROPERTY MANAGEMENT                      General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY                                             100.0%
 UW REVENUES                                                   $4,809,368
 UW TOTAL EXPENSES                                                $93,094
 UW NET OPERATING INCOME (NOI)                                 $4,716,274
 UW NET CASH FLOW (NCF)                                        $4,693,599

                                     S-210

                                  TENANT SUMMARY
-----------------------------------------------------------------------------------
                                                                 NET      % OF NET
                                               RATINGS         RENTABLE   RENTABLE
                 TENANT                   MOODY'S/S&P/FITCH   AREA (SF)     AREA
---------------------------------------- ------------------- ----------- ----------

General Growth Management, Inc. ........     NR/NR/NR          226,750      100.0%
Vacant .................................                             0        0.0
                                                               -------      -----
TOTAL ..................................                       226,750      100.0%
                                                               =======      =====

                                                                      % OF
                                           ACTUAL                    ACTUAL    DATE OF LEASE
                 TENANT                   RENT PSF   ACTUAL RENT      RENT      EXPIRATION
---------------------------------------- ---------- ------------- ----------- --------------

General Growth Management, Inc. ........   $21.21    $4,809,368       100.0%   October 2019
Vacant .................................                      0         0.0
                                                     ----------       -----
TOTAL ..................................             $4,809,368       100.0%
                                                     ==========       =====

                                            LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------
              # OF       WA BASE                                   CUMULATIVE                        CUMULATIVE %
             LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF ACTUAL      OF ACTUAL RENT
  YEAR      ROLLING      ROLLING       ROLLING     SF ROLLING*      ROLLING*      RENT ROLLING*        ROLLING*
--------   ---------   -----------   ----------   -------------   ------------   ---------------   ---------------

  2019        1           $21.21        226,750       100.0%         100.0%           100.0%            100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-211

Park Place II

                                LOAN INFORMATION
 ---------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                               Wachovia
 CUT-OFF DATE BALANCE                                            $44,687,500
 PERCENTAGE OF CUT-OFF DATE POOL                                        1.4%
 BALANCE
 NUMBER OF MORTGAGE LOANS                                                  1
 LOAN PURPOSE                                                    Acquisition
 SPONSOR                                  Marc J. Paul, Robert A  Robotti and
                                         Secured California Investments, Inc.
 TYPE OF SECURITY                                                         Fee
 MORTGAGE RATE                                                         5.330%
 MATURITY DATE                                              November 11, 2015
 AMORTIZATION TYPE                                              Interest Only
 INTEREST ONLY PERIOD                                                     120
 ORIGINAL TERM / AMORTIZATION                                        120 / IO
 REMAINING TERM / AMORTIZATION                                       120 / IO
 LOCKBOX                                                                  Yes

 UPFRONT RESERVES
   TAX/INSURANCE                Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                Yes
   REPLACEMENT                  $1,085

 ADDITIONAL FINANCING           Secured Subordinate Debt*         $13,750,000

 CUT-OFF DATE BALANCE                                             $44,687,500
 CUT-OFF DATE BALANCE/SF                                                 $176
 CUT-OFF DATE LTV                                                       64.8%
 MATURITY DATE LTV                                                      64.8%
 UW DSCR ON NCF                                                         1.67x

*    Also secured by a pledge of the equity interests in the borrower.

                              PROPERTY INFORMATION
 ----------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                      Sacramento, CA
 PROPERTY TYPE                                              Retail - Anchored
 SIZE (SF)                                                            253,674
 OCCUPANCY AS OF AUGUST 18, 2005                                        91.0%
 YEAR BUILT / YEAR RENOVATED                                        2004 / NA
 APPRAISED VALUE                                                  $69,000,000
 PROPERTY MANAGEMENT                                         CB Richard Ellis
 UW ECONOMIC OCCUPANCY                                                  97.8%
 UW REVENUES                                                       $5,974,718
 UW TOTAL EXPENSES                                                 $1,854,740
 UW NET OPERATING INCOME (NOI)                                     $4,119,978
 UW NET CASH FLOW (NCF)                                            $3,983,386

                                     S-212

                                                      TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                      NET      % OF NET                              % OF       DATE OF
                                    RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL       LEASE
TENANT                         MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
----------------------------- ------------------- ----------- ---------- ---------- ------------- ---------- -------------

Kohls .......................       A3/A-/A          88,408       34.9%    $11.60     $1,025,533      27.2%   January 2025
Marshalls ...................       A3/A/NR          30,009       11.8     $12.30        369,111       9.8     August 2014
Borders Books ...............       NR/NR/NR         25,000        9.9     $13.20        330,000       8.7    January 2020
Bed Bath & Beyond ...........      NR/BBB/NR         24,071        9.5     $12.45        299,684       7.9    January 2015
California Backyard .........       NR/NR/NR         12,700        5.0     $14.88        188,976       5.0      March 2010
Non-major tenants ...........                        50,530       19.9     $30.85      1,558,659      41.3
Vacant ......................                        22,956        9.0                         0       0.0
                                                     ------      -----                ----------     -----
TOTAL .......................                       253,674      100.0%               $3,771,962     100.0%
                                                    =======      =====                ==========     =====

*    Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                    # OF       WA BASE                                  CUMULATIVE     % OF ACTUAL      CUMULATIVE %
                   LEASES      RENT/SF     TOTAL SF      % OF TOTAL       % OF SF          RENT        OF ACTUAL RENT
     YEAR         ROLLING      ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
--------------   ---------   ----------   ----------   -------------   ------------   -------------   ---------------

     2005           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2006           0          $ 0.00            0           0.0%            0.0%           0.0%             0.0%
     2007           1          $39.00        1,600           0.6%            0.6%           1.7%             1.7%
     2008           0          $ 0.00            0           0.0%            0.6%           0.0%             1.7%
     2009           4          $27.07       11,812           4.7%            5.3%           8.5%            10.1%
     2010           9          $23.96       26,613          10.5%           15.8%          16.9%            27.0%
     2011           1          $30.00        4,000           1.6%           17.4%           3.2%            30.2%
     2012           0          $ 0.00            0           0.0%           17.4%           0.0%            30.2%
     2013           0          $ 0.00            0           0.0%           17.4%           0.0%            30.2%
     2014           6          $18.79       46,614          18.4%           35.7%          23.2%            53.4%
     2015           2          $15.04       26,671          10.5%           46.2%          10.6%            64.1%
  Thereafter        2          $11.95      113,408          44.7%           91.0%          35.9%           100.0%
    Vacant          0            NA         22,956           9.0%          100.0%           0.0%           100.0%

*    Calculated based on the approximate square footage occupied by each tenant.

                                     S-213

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan
Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan
History."

     One hundred thirty-seven (137) of the Mortgage Loans (the "Wachovia
Mortgage Loans"), representing 71.0% of the Cut-Off Date Pool Balance (127
Mortgage Loans in Loan Group 1 or 75.9% of the Cut-Off Date Group 1 Balance and
10 Mortgage Loans in Loan Group 2 or 35.4% of the Cut-Off Date Group 2 Balance)
were originated or acquired by Wachovia Bank, National Association
("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation. As of June 30, 2005, Wachovia had total assets of approximately $512 billion.
Wachovia is acting as the Master Servicer and is also the Class A-2PFL Swap
Counterparty and the Class A-MFL Swap Counterparty. Wachovia Capital Markets,
LLC is acting as an Underwriter for this transaction and is an affiliate of
Wachovia.

     Eighty one (81) of the Mortgage Loans (the "Nomura Mortgage Loans"),
representing 20.5% of the Cut-Off Date Pool Balance (28 Mortgage Loans in Loan
Group 1 or 15.9% of the Cut-Off Date Group 1 Balance and 53 Mortgage Loans in
Loan Group 2 or 54.0% of the Cut-Off Date Group 2 Balance) were originated by
Nomura Credit & Capital, Inc. ("Nomura"). Nomura is a Delaware corporation whose principal offices are located in New York, New York. Nomura is a subsidiary of Nomura Holding America Inc., and an indirect subsidiary of Nomura
Holdings, Inc., which has a market capitalization of approximately $23 billion.
Nomura is primarily engaged in the business of originating and acquiring mortgage loans and other assets. Nomura Securities International, Inc. is acting as an Underwriter for this transaction and is an affiliate of Nomura.

     Fifteen (15) of the Mortgage Loans (the "Artesia Mortgage Loans"),
representing 8.5% of the Cut-Off Date Pool Balance (12 Mortgage Loans in Loan
Group 1 or 8.2% of the Cut-Off Date Group 1 Balance and 3 Mortgage Loans in
Loan Group 2 or 10.6% of the Cut-Off Date Group 2 Balance) were originated by
Artesia Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware
corporation engaged in the business of originating and securitizing US commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington, Artesia is a wholly-owned subsidiary of Dexia
Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia
Bank is part of Dexia Group, a diversified financial services firm located in
Brussels, Belgium with a balance sheet of 389 billion EUR ($527 billion) and a stock market capitalization of approximately 19 billion EUR ($26 billion) as of
December 2004.

     Wachovia has no obligation to repurchase or substitute any of the Nomura
Mortgage Loans or the Artesia Mortgage Loans. Nomura has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Artesia
Mortgage Loans. Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans or the Nomura Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Wachovia. All information concerning the Nomura Mortgage Loans contained in or used in the preparation of this prospectus supplement is as underwritten by
Nomura Credit & Capital, Inc. All information concerning the Artesia Mortgage
Loans contained in or used in the preparation of this prospectus supplement is as underwritten by Artesia Mortgage Capital Corporation.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage

                                     S-214

Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan
Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage
Loan Seller where it was determined not to adversely affect related the
Mortgage Loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all Mortgage Loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's
underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years and, with respect to loans with interest-only periods, a maximum amortization period of 30 years following the interest-only period. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the Mortgage Loans originated by each Mortgage Loan
Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

    o Taxes--Typically an initial deposit and monthly escrow deposits equal to
      1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Insurance--If the property is insured under an individual policy (for example, the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the applicable
      Mortgage Loan Seller with sufficient funds to pay all insurance premiums.
      Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. An originator of a
      Mortgage Loan may waive this escrow requirement under certain circumstances.

                                     S-215

    o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, each Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

    o Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan
Seller to deliver to the Trustee or to a document custodian appointed by the
Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan originated by the applicable Mortgage Loan Seller
(the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the
Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and
(subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases
(if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company or a "pro forma" title policy) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing)
or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the
Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt (including mezzanine debt)
of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such Mortgage Loan; (xiv)
copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and
(xiii) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy, indemnity or guaranty relating to such Mortgage Loan. Notwithstanding the foregoing, with respect to the NGP Rubicon PSA Pool Loan and the 1000 & 1100 Wilson Loan, the 2005-C20
Trustee will hold the original documents related to the NGP Rubicon PSA Pool
Loan and the 1000 & 1100 Wilson

                                     S-216

Loan for the benefit of the 2005-C20 Trust Fund other than the related Mortgage
Notes which will be held by the Trustee under the Pooling and Servicing
Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the Mortgage
Loan, the interest of the Trust Fund or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1)
repurchase the affected Mortgage Loan within such 90-day period at a price (the
"Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such
Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and
(iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the
Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute
Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute
Mortgage Loan as of the date of substitution (the "Substitution Shortfall
Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the
Internal Revenue Code of 1986, as amended (the "Code"), the applicable Mortgage
Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease or any letter of credit will be considered to materially and adversely affect the interests of the
Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the third preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the accompanying prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated
Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated
maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the

                                     S-217

then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section
860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating
Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage
Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling
Class Representative; provided that a Controlling Class Representative has been elected and such approval of the Controlling Class Representative may not be unreasonably withheld; (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and
Servicing Agreement; and (xvi) become a part of the same Loan Group as the deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated
maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Loan shall have a Mortgage
Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the
Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan
Seller has represented and warranted with respect to each Mortgage Loan
(subject to certain exceptions specified in each Mortgage Loan Purchase
Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

       (i) other than payments due but not yet 30 days or more delinquent, to the applicable Mortgage Loan Seller's actual knowledge as of the Cut-Off
   Date, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and, to the applicable
   Mortgage Loan Seller's actual knowledge as of the Cut-Off Date, no event
   (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration;

       (ii) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off
   Date;

       (iii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage
   Loan;

       (iv) immediately prior to the sale, transfer and assignment to the
   Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

                                     S-218

       (v) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the mortgagee;

       (vi) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the
   Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and
   (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

       (vii) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such
   Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

       (viii) each related assignment of the Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the
   Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

       (ix) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph
   (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b)
   covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged
   Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
   Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
   (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e)
   the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged
   Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the
   Mortgaged Property;

       (x) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in

                                     S-219

   respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

       (xi) to the applicable Mortgage Loan Seller's actual knowledge as of the
   Cut-Off Date, and to the applicable Mortgage Loan Seller's actual knowledge based solely upon due diligence customarily performed with the origination of comparable mortgage loans by such Mortgage Loan Seller, each related
   Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination)
   that would affect materially and adversely the value of such Mortgaged
   Property as security for the Mortgage Loan and to the applicable Mortgage
   Loan Seller's actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged
   Property;

       (xii) as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged
   Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such Mortgaged Property, or (b) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related Mortgaged Property;

       (xiii) as of the Cut-Off Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment;

       (xiv) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable
   Mortgage Loan Seller's affiliates with respect to each related Mortgaged
   Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s); and

       (xv) an appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform,
   Recovery and Enforcement Act of 1989, as in effect on the date such
   Mortgage Loan was originated.

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the Mortgage Loan Purchase Agreement
(the relevant rights under which have been assigned by the Depositor to the
Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any
Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage
Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan
Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such

                                     S-220

Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National
Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such
Mortgage Loan Seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans;
Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed
Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a
"Breach") does not constitute a Defect or Breach, as the case may be, as to each other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed
Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed
Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the
Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related
Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase
Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary
Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off
Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior

                                     S-221

to the issuance of the Certificates, Mortgage Loans may be removed from the
Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the
Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the
Securities and Exchange Commission within four business days after the initial issuance of the Offered Certificates.

                                     S-222

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) for the
benefit of the Certificateholders, and the Companion Loans (other than the NGP
Rubicon GSA Pool Pari Passu Companion Loan and 1000 & 1100 Wilson Pari Passu
Companion Loan) for the benefit of the holders of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing
Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion
Loans, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the
Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b)
with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the
Trust Fund or, if a Co-Lender Loan (other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) and its related Companion Loan (a "Loan Pair")
are involved, with a view towards the maximization of recovery on such Loan
Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund (as a collective whole, taking into account that the Subordinate
Companion Loans are subordinate to the related Mortgage Loans and that the Pari
Passu Companion Loans are pari passu in right of entitlement to payment to the related Mortgage Loan, to the extent set forth in the related Intercreditor
Agreement), and (c) without regard to (i) any relationship that the Master
Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, a Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the
Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the
Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any
affiliate thereof for others of any other mortgage loans or real property; (vi)
any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate thereof has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard").

     Generally, for purposes of the servicing provisions described in this section, the term Mortgage Loan excludes the NGP Rubicon GSA Pool Loan and the
1000 & 1100 Wilson Loan. See "--Servicing of the NGP Rubicon GSA Pool Loan and
the 1000 & 1100 Wilson Loan" below for a description of the servicing of the
NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan; provided, however, that in the event that the 2005-C20 Master Servicer fails to make a required
P&I Advance with respect to the 1000 & 1100 Wilson Loan, the Master Servicer will be required to make that advance unless the Master Servicer, after receiving the necessary information from the 2005-C20 Master Servicer, has determined that such advance would not be recoverable from collections on the
1000 & 1100 Wilson Loan. In addition, the Master Servicer will be required to make P&I Advances with respect to the NGP Rubicon GSA Pool Loan. See
"DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans and Companion Loans; provided that the
Master Servicer and the Special Servicer will remain obligated under the
Pooling and Servicing Agreement for the servicing of the Mortgage Loans (other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan). The Trust
Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer.

                                     S-223

Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or the Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans and the Companion Loans (but excluding the NGP Rubicon GSA Pool Loan, the
1000 & 1100 Wilson Loan and their respective Companion Loans). Reference is also made to the accompanying prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the
Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the
Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing
Agreement relating to actions taken at the direction of the Controlling Class
Representative (and, in certain circumstances, the holder of a Subordinate
Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the accompanying prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found,
(ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv)
the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain
Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master
Servicer"), will be responsible for servicing the Mortgage Loans (other than the Specially Serviced Mortgage Loans, the REO Properties, the NGP Rubicon GSA
Pool Loan and the 1000 & 1100 Wilson Loan). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing
Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of
Wachovia Corporation, our affiliate, one of the Mortgage Loan Sellers, an affiliate of one of the Underwriters and the Swap Counterparty. In addition,
Wachovia Bank, National Association is the master servicer under the 2005-C20
Pooling and Servicing Agreement pursuant to which the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan are being serviced. Wachovia Bank, National
Association or one of its affiliates is the holder of the Metropolitan Square
Companion Loan and the Bryan Tower Companion Loan. In addition, Wachovia Bank,
National Association is an affiliate of Wachovia Development Corporation, the controlling equity owner of the borrower with respect to 1 Mortgage Loan (loan number 25), representing 1.0% of the Mortgage Pool (1.1% of Loan Group 1). The
Master Servicer's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     As of June 30, 2005, Wachovia Bank, National Association and its
affiliates were responsible for master or primary servicing approximately
16,346 commercial and multifamily loans, totaling approximately $158 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the
Master Servicer has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank,

                                     S-224

National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading)
will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     LNR Partners, Inc., a Florida corporation will initially be appointed as special servicer of the Mortgage Loans (in such capacity, the "Special
Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of
REO Properties. The following information has been provided by the Special
Servicer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy of completeness of the information.

     LNR Partners, Inc., a Florida corporation, is a subsidiary of LNR Property
Holdings Ltd. ("LNR"). The principal executive offices of the Special Servicer are located at 1601 Washington Avenue, Miami Beach, Florida 33139, and its
telephone number is (305) 695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in (i) acquiring, developing, managing, repositioning and selling commercial and multifamily residential real estate properties; (ii) investing in high-yield real estate loans; and (iii)
investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged-backed securities. The Special Servicer and its affiliates have regional offices located across the country in Florida,
Georgia, Oregon, Texas, Massachusetts, North Carolina and California, and in
Europe in London, England, Paris, France and Munich, Germany. As of May 31,
2005, the Special Servicer and its affiliates specially service a portfolio which include an original count of over 16,000 assets in all 50 states and in
Europe with a current face value of approximately $130 billion, all of which are commercial real estate assets.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by LNR Partners, Inc. and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the NGP Rubicon GSA Pool
Loan and the 1000 & 1100 Wilson Loan), the Pooling and Servicing Agreement
permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. Each advisor referred to above is referred to herein as the
"Controlling Class Representative". Notwithstanding anything contained in this prospectus supplement to the contrary, the holders of the Companion Loans may have the ability to exercise some or all of the rights of the Controlling Class and the Controlling Class Representative as well as certain additional rights as more fully described in "--The Controlling Class Representative" below including with respect to the Metropolitan Square Loan, the right to replace the Special Servicer solely with respect to the Metropolitan Square Loan. The
Controlling Class Representative with respect to the Mortgage Loans is selected by holders of Certificates representing more than 50% of the Certificate
Balance of the Controlling Class. See "--The Controlling Class Representative"
below. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates,
(i) which bears the latest payment priority and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii)
above, the Controlling Class shall be the outstanding Class of Certificates
(other than the Class Z Certificates, the REMIC Residual Certificates or the
Class X Certificates) bearing the latest alphabetical Class designation. The
Class A-1, Class A-2PFL, Class A-2C, Class A-3, Class

                                     S-225

A-PB, Class A-4 and Class A-1A Certificates will be treated as one Class for determining the Controlling Class. The Class A-MFL and the Class A-MFX
Certificates will be treated as one Class for determining the Controlling
Class.

     The Special Servicer is responsible for servicing and administering any
Mortgage Loan (other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100
Wilson Loan) or Companion Loan (other than the NGP Rubicon GSA Pool Pari Passu
Companion Loan and the 1000 & 1100 Wilson Pari Passu Companion Loan) as to
which (a) the related mortgagor has (i) failed to make when due any Balloon
Payment (or full payment on any ARD Loan on its Anticipated Repayment Date)
unless the Master Servicer has, on or prior to the due date of such Balloon
Payment (or the Anticipated Repayment Date with respect to any ARD Loan), received written evidence (which the Master Servicer shall promptly forward to the Special Servicer and the Controlling Class Representative, as more particularly set forth in the Pooling and Servicing Agreement) from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan or Companion Loan within 60 days after the due date of such
Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, a Servicing Transfer Event will be deemed to have occurred), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days unless, with respect to any Co-Lender Loan, the related holder of the Companion
Loan effects a cure in accordance with the related Intercreditor Agreement; (b)
the Master Servicer or the Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith reasonable judgment and in accordance with the
Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days or any other default under the applicable Mortgage Loan documents that would (with respect to such other default) materially impair the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise would materially adversely affect the interests of Certificateholders (and, if applicable, the holders of the related Companion Loans) and is likely to continue unremedied beyond the applicable grace period under the terms of the
Mortgage Loan (or, if no grace period is specified, for 60 days and provided, that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the Mortgage Loan documents to be insured against pursuant to the terms of the Pooling and Servicing
Agreement) that the Master Servicer or the Special Servicer (in the case of the
Special Servicer, with the consent of the Controlling Class Representative)
shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the
Mortgaged Property as security for the Mortgage Loan and, if applicable,
Companion Loan or otherwise materially adversely affects the interests of
Certificateholders (and, if applicable, the holders of the Companion Loans) and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; (g) the Master Servicer shall have force placed insurance against damages or losses arising from acts of terrorism due to the failure of the related borrower to maintain or cause such insurance to be maintained and (1) subsequent to such force placement such borrower fails to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism for a period of 60 days (or such shorter time period as the Controlling Class Representative may consent to) or (2) the
Master Servicer fails to have been reimbursed for any Servicing Advances made in connection with the force placement of such insurance coverage (unless the circumstances giving rise to such forced

                                     S-226

placement of such insurance coverage have otherwise been cured and the Master
Servicer has been reimbursed for any Servicing Advances made in connection with the forced placement of such insurance coverage); or (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (h) above, a "Servicing Transfer Event").

     In general, as long as a Co-Lender Loan (other than the NGP Rubicon GSA
Pool Loan and the 1000 & 1100 Wilson Loan) is owned by the Trust Fund, each related Companion Loan will be serviced and administered under the Pooling and
Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the
NGP Rubicon GSA Pool Pari Passu Companion Loan and the 1000 & 1100 Wilson Pari
Passu Companion Loan) becomes specially serviced, then the Co-Lender Loan
(other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan becomes a
Specially Serviced Mortgage Loan, then the related Companion Loan will become a
Specially Serviced Mortgage Loan.

     If any amounts due under a Co-Lender Loan or a related Subordinate
Companion Loan are accelerated after an event of default under the applicable
Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Co-Lender Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement. If, and for so long as, the NGP Rubicon GSA Pool Whole Loan is being specially serviced and any monthly debt service payment thereon is at least 60 days delinquent, the holder of the NGP Rubicon GSA Pool Pari Passu
Companion Loan or its designee will be entitled to purchase the NGP Rubicon GSA
Pool Loan at the price described under "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan
(other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) or a
related Companion Loan, the Master Servicer is, in general, required to transfer its servicing responsibilities with respect to such Mortgage Loan and
Companion Loan to the Special Servicer. Notwithstanding such transfer, the
Master Servicer will continue to receive payments on such Mortgage Loan and/or
Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the
Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special
Servicer will continue to be responsible for the management thereof.

     Mortgage Loans and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage
Loans" and, together with any REO Properties, constitute "Specially Serviced
Trust Fund Assets". The Master Servicer has no responsibility for the Special
Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the NGP Rubicon GSA Pool Loan and the 1000 &
1100 Wilson Loan) or Companion Loan (other than the NGP Rubicon GSA Pool Pari
Passu Companion Loan and the 1000 & 1100 Wilson Pari Passu Companion Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected
Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

       (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan and, if applicable, Companion Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

       (b) with respect to any of the circumstances described in clauses (b),
    (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith,

                                     S-227

   reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f)
   no later than the entry of an order or decree dismissing such proceeding;

       (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

       (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated; so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE NGP RUBICON GSA POOL LOAN AND THE 1000 & 1100 WILSON LOAN

     The NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan, and any
related REO Property, are being serviced under the pooling and servicing agreement which governs the 2005-C20 Transaction (the "2005-C20 Pooling and
Servicing Agreement"). Accordingly, the master servicer under the 2005-C20
Pooling and Servicing Agreement (the "2005-C20 Master Servicer") will generally make servicing Advances and remit collections on the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan and P&I Advances on the 1000 & 1100 Wilson Loan
only to or on behalf of the Trust Fund. The servicing arrangements under the
2005-C20 Pooling and Servicing Agreement are generally similar (but are not identical) to the servicing arrangements under the Pooling and Servicing
Agreement.

     In that regard:

    o Wachovia Bank, National Association is the 2005-C20 Master Servicer
      under the 2005-C20 Pooling and Servicing Agreement and the special servicer under the 2005-C20 Pooling and Servicing Agreement (the
      "2005-C20 Special Servicer") with respect to each of the mortgage loans serviced under the 2005-C20 Pooling and Servicing Agreement is CWCapital
      Asset Management LLC.

    o The 2005-C20 Trustee is LaSalle Bank National Association (the "2005-C20
      Trustee"), who will be the mortgagee of record for the NGP Rubicon GSA
      Pool Loan and the 1000 & 1100 Wilson Loan. The 2005-C20 Fiscal Agent is
      ABN AMRO Bank N.V. (the "2005-C20 Fiscal Agent").

    o The Master Servicer, the Special Servicer or the Trustee under the
      Pooling and Servicing Agreement will have no obligation or authority to
      (a) supervise the 2005-C20 Master Servicer, the 2005-C20 Special Servicer
      or the 2005-C20 Trustee or (b) except as described below, make servicing advances with respect to the NGP Rubicon GSA Pool Loan and the 1000 &
      1100 Wilson Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson
      Loan is dependent on its receipt of the corresponding information and collection from the 2005-C20 Master Servicer or the 2005-C20 Special
      Servicer.

    o Pursuant to the 2005-C20 Pooling and Servicing Agreement, the
      liquidation fee, the special servicing fee and the workout fee with respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan
      will be generally the same as under the Pooling and Servicing Agreement.

    o The Master Servicer will be required to make P&I Advances with respect to the 1000 & 1100 Wilson Loan (but not the NGP Rubicon GSA Pool Loan)
      that the 2005-C20 Master Servicer is required but fails to make, unless the 2005-C20 Master Servicer or the Master Servicer, after receiving the necessary information from the 2005-C20 Master Servicer, has determined that such advance would not be recoverable from collections on the 1000 &
      1100 Wilson Loan.

    o If the 2005-C20 Master Servicer determines that a servicing advance it made with respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100
      Wilson Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage
      Loans.

                                     S-228

    o The conditions for transferring the NGP Rubicon GSA Pool Loan and/or the
      1000 & 1100 Wilson Loan to special servicing under the 2005-C20 Pooling and Servicing Agreement differ in some respects as regards to the timing and specific criteria that trigger a servicing transfer event from the conditions for transferring other Mortgage Loans to special servicing under the Pooling and Servicing Agreement.

    o The Controlling Class Representative and the 2005-C20 Controlling Class
      Representative will have joint consent rights with respect to the following actions relating to the NGP Rubicon GSA Pool Whole Loan and the
      1000 & 1100 Wilson Whole Loan: (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO
      Property) of the ownership of properties securing the NGP Rubicon GSA
      Pool Whole Loan and the 1000 & 1100 Wilson Whole Loan as it comes into and continues in default; (ii) any modification of a monetary term of the
      NGP Rubicon GSA Pool Whole Loan and the 1000 & 1100 Wilson Whole Loan
      (other than a modification consisting of the extension of the maturity date of a mortgage loan for one year or less) or a material non-monetary term; (iii) any actual or proposed sale of any related REO Property
      (other than in connection with the termination of the trust fund under the 2005-C20 Pooling and Servicing Agreement); (iv) any determination to bring any related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at any related REO Property; (v) any acceptance of substitute or additional collateral or release of material collateral for the NGP Rubicon GSA Pool
      Whole Loan and the 1000 & 1100 Wilson Whole Loan unless required by the related Mortgage Loan documents; (vi) any waiver of a "due-on-sale"
      clause or "due-on-encumbrance" clause; (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit; (viii)
      any acceptance of an assumption agreement releasing a borrower from liability under the NGP Rubicon GSA Pool Whole Loan and the 1000 & 1100
      Wilson Whole Loan (other than in connection with a defeasance permitted under the terms of the related Mortgage Loan documents); (ix) any termination of the related property manager for the NGP Rubicon GSA Pool
      Loan and the 1000 & 1100 Wilson Whole Loan; (x) any determination to allow a borrower not to maintain terrorism insurance; and (xii) any determination to decrease the time period of force placed insurance coverage against damages or losses arising from acts of terrorism.

    o With respect to any defeasance of the Mortgaged Property relating to the
      NGP Rubicon GSA Pool Loan that requires mortgagee's approval, to the extent permitted under the related Mortgage Loan documents, the 2005-C20
      Master Servicer is required to obtain written confirmation from each rating agency stating that any such event will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2005-C20 certificates. The cost of obtaining such rating agency confirmation will be borne by the related borrower.

    o If a rating agency confirmation is required in connection with any proposed action relating to the NGP Rubicon GSA Pool Whole Loan, which would have a material effect on the NGP Rubicon GSA Pool Loan, then the
      2005-C20 Master Servicer or the 2005-C20 Special Servicer, as applicable, will also be required to obtain written confirmation from each rating agency rating the Certificates that such action will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates. The costs of any rating agency confirmation with respect to the NGP Rubicon GSA Pool Loan will be borne by the related beneficial holders of the NGP Rubicon GSA Pool Loan.

ADDITIONAL MATTERS RELATING TO THE NGP RUBICON GSA POOL WHOLE LOAN

     The holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan will be a third-party beneficiary of the Pooling and Servicing Agreement, and the Pooling
and Servicing Agreement may not be amended in any manner that would materially and adversely affect that holder without its consent.

     The holder of the NGP Rubicon GSA Pool Pari Passu Companion Loan will have consent rights with respect to any successor special servicer in respect of the
NGP Rubicon GSA Pool Whole Loan, and if agreement cannot be reached with the holder of the NGP Rubicon GSA Pool Pari Passu Companion

                                     S-229

Loan regarding who that successor will be following the termination of the special servicer in connection with an event of default, then a third party designated in accordance with the related Pari Passu Loan Intercreditor
Agreement will select the successor subject to such conditions as are set forth in the Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing
Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan and each Specially Serviced Mortgage
Loan (and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.02% to 0.11%. As of the Cut-Off Date, the weighted average Master Servicing Fee Rate will be approximately 0.02152% per annum. The
Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan unless such fee is expressly set forth in the related
Intercreditor Agreement. Otherwise, all references in this section to "Mortgage
Loans" will include the Companion Loans.

     The NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan will be serviced by the 2005-C20 Master Servicer. Notwithstanding the foregoing, the
Master Servicer will receive a Master Servicing Fee with regards to the NGP
Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan, at a Master Servicing
Fee Rate of 0.02%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due
Date in any Collection Period, the amount of interest (net of related Master
Servicing Fees and, if applicable, Additional Interest) that accrues on the
Mortgage Loan during such Collection Period will be less (such shortfall, a
"Prepayment Interest Shortfall") than the amount of interest (net of related
Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date.
If such a principal prepayment occurs during any Collection Period after the
Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a
"Prepayment Interest Excess") the amount of interest (net of related Master
Servicing Fees, and without regard to any Prepayment Premium or Yield
Maintenance Charge actually collected) that would have been collected on the
Mortgage Loan during such Collection Period if the borrower had not prepaid.
Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each
Distribution Date, the Master Servicer is required to deposit into the
Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction and other than any Companion Loan not owned by the Trust Fund) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.04% per
annum) received by the Master Servicer during such Collection Period on such
Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause (a) shall include the entire Master Servicing
Fee on the applicable Mortgage Loan for such Collection Period. Compensating
Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO
Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

                                     S-230

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The
"Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate")
equal to 0.35% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially
Serviced Mortgage Loan or REO Mortgage Loan, as the case may be, with a minimum monthly fee of $4,000 for each Specially Serviced Mortgage Loan and REO
Property. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account.
The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan
(or REO Mortgage Loan), will cease to accrue if such loan (or the related REO
Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The
Special Servicer is entitled to a "Liquidation Fee" with respect to each
Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage
Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account as further described in the
Pooling and Servicing Agreement. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a
Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE
POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement) if purchased within the required time period set forth in the related Mortgage Loan Purchase Agreement, (ii) by the Master Servicer,
the Special Servicer, the Majority Subordinate Certificateholder or the
purchasing Certificateholder as described under "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement or (iii) in certain other limited circumstances, including in connection with the purchase of certain Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE
POOL--Co-Lender Loans" in this prospectus supplement. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan or Companion Loan for so long as it remains a
Corrected Mortgage Loan payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially
Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the
Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer and/or the
Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption and other application fees, late payment charges and default interest (to the extent not used to offset interest on Advances,
Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement and to the extent not otherwise allocated to the Companion Loan in accordance with the related Intercreditor Agreement)
and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing
Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the
Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the
Mortgage Loans or REO Properties, as the case may be, in certain short-term
United States government securities and certain other permitted

                                     S-231

investment grade obligations, and the Master Servicer and the Special Servicer
each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage
Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred.
See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of
Expenses" in the accompanying prospectus.

     As and to the extent described in this prospectus supplement under
"DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account.
In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

     Certain Litigation Matters. The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Trust Fund or certain parties to the Pooling and Servicing
Agreement will generally be handled by the Master Servicer and the Special
Servicer, subject to certain restrictions specifically provided for in the
Pooling and Servicing Agreement. In connection with handling such matters, the
Master Servicer and the Special Servicer may be required to seek the consent of the Controlling Class Representative with respect to material decisions and settlement proposals as more specifically set forth in the Pooling and
Servicing Agreement.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan
(other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) if
(a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of
Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i)
affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges)
payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such
Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such
Mortgage Loan is equal to or in excess of 5% of the then-aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten
largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B)
equity interests in the related borrower or an equity owner of the

                                     S-232

borrower that would result, in the aggregate during the term of the related
Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related
Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then-aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the
Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the NGP Rubicon GSA Pool Loan and the 1000 &
1100 Wilson Loan), subject to certain rights of the holders of any related
Companion Loan, the Special Servicer may (i) reduce the amounts owing under any
Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan,
including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to
Certificateholders (and the holders of the Companion Loans, taken as a collective whole, as applicable) on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any
REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special
Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class X-C or Class X-P
Certificates) then outstanding, or (c) a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer,
(iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage
Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of
10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such
Mortgage Loan. The Special Servicer will have the ability, subject to the
Servicing Standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required to notify the Trustee, the Master
Servicer, the Controlling Class Representative and the Rating Agencies and,
with respect to the Co-Lender Loans (other than the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan), subject to certain rights of the holders of the related Companion Loans, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the
Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any
Specially Serviced Mortgage Loan is effected are required to be available

                                     S-233

for review during normal business hours at the offices of the Special Servicer.
See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and/or the Pari Passu Loans and subject to the rights of the Special Servicer, and, with respect to the Co-Lender Loans (other than the Pari Passu Loans), subject to certain rights of the holders of the related Companion Loans, the Master
Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing
Agreement, including, without limitation, (i) approving certain leasing activity other than granting or entering into any subordination, non-disturbance or attornment agreement (an "SNDA"), it being agreed that the
Master Servicer shall not grant, but shall forward to the Special Servicer, all requests for and any lease that requires an SNDA (or any waiver, consent, approval, amendment or modification in connection therewith) subject to certain thresholds as more particularly set forth in the Pooling and Servicing
Agreement, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable Mortgage Loan documents and
(v) approving certain consents with respect to non-material right-of-ways and easements and consents to subordination of the related Mortgage Loan to such non-material easements or right-of-ways as more specifically set forth in the
Pooling and Servicing Agreement.

     Generally, any modification, extension, waiver or amendment of the payment terms of a Co-Lender Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the Trust
Fund as holder of the Co-Lender Loan, nor the holder(s) of the related
Companion Loans gain a priority over the other such holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor
Agreement.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs (other than with respect to the NGP
Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan), the Controlling Class
Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not
permitted to take any of the following actions as to which the Controlling
Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the
Controlling Class Representative's approval will be deemed to have been given):

       (i) any actual or proposed foreclosure upon or comparable conversion
    (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

       (ii) any modification or waiver of any term of the related Mortgage Loan
     Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage
     Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield
     Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

       (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under
   "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under
   "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

       (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying
    Mortgage Loan documents;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

                                     S-234

       (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

       (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (other than in connection with a defeasance permitted under the terms of the applicable Mortgage Loan documents);

       (ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

       (x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

       (xi) any determination to allow a borrower not to maintain terrorism insurance; and

       (xii) any determination to decrease the time period referenced in clause
      (g) of the definition of Servicing Transfer Event.

     In addition, the Controlling Class Representative may direct the Special
Servicer to take, or to refrain from taking, such other actions as the
Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special
Servicer's obligation to act in accordance with the Servicing Standard, or (ii)
expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee
to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special
Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders and, if applicable, the holders of each Companion Loan, taken as a collective whole. DSHI Opco LLC, which is an affiliate of the Special Servicer, will be the initial Controlling Class Representative with respect to each Mortgage
Loan.

     Notwithstanding the foregoing, the holders of the San Felipe Plaza
Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the San
Felipe Plaza Whole Loan and the Controlling Class, and the Controlling Class
Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the San Felipe Plaza Companion
Loan will be entitled to such rights. These rights include that (i) the Special
Servicer and/or the Master Servicer will be required to consult with the holder of such San Felipe Plaza Companion Loan or its designee and to consider alternative actions recommended by the holder of such San Felipe Plaza
Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged
Property, (B) material alterations on the Mortgaged Property, if approval by the lender is required by the related Mortgage Loan documents, (C) a material change in any ancillary Mortgage Loan documents, except for non-economic terms, or (D) the waiver of any notice provisions related to prepayment; and (ii) the holder of the San Felipe Plaza Companion Loan or its designee will be entitled to exercise rights and powers with respect to the San Felipe Plaza Whole Loan that are the same as or similar to those of the Controlling Class
Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the San Felipe Plaza Whole Loan and any modification of, or waiver that would result in the extension of the maturity date of the San Felipe Plaza Whole Loan, a reduction in the interest rate on the San Felipe Plaza Companion Loan or the monthly debt service payment payable on the San Felipe Plaza Companion Loan or a deferral or forgiveness of interest on or principal of the San Felipe Plaza Companion Loan or a modification or waiver of any other monetary term of the San Felipe Plaza Companion Loan relating to the timing or amount of any payment of principal and interest
(other than default interest); (B) any modification of, or waiver with respect to, the San Felipe Loan Whole Loan that would result in a discounted pay-off of the San Felipe Loan Companion Loan; (C) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (E) any sale of the San Felipe Loan Whole Loan, the Mortgaged Property or REO Property; (F) any release of

                                     S-235

the related borrower or any guarantor from liability with respect to the San
Felipe Loan Whole Loan; (G) any waiver of or determination not to enforce a
"due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (H) any action to bring the Mortgaged Property or an REO Property into compliance with environmental laws; (I) any substitution or release of collateral for the
Mortgage Loan, except as permitted by the related Mortgage Loan documents; (J)
any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related Mortgage Loan documents; (K) any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower; (L) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; (M) any proposed modification or waiver of any provision of the related Mortgage Loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; (N) any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable Mortgage Loan documents); (O) the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent mortgagee's approval is provided for under the Mortgage Loan documents; (P) any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related Mortgage Loan documents with respect to the
Mortgaged Property; (Q) any approval of an annual budget of the related borrower, to the extent mortgagee's approval is provided for under the related
Mortgage Loan documents; (R) the execution, termination, renewal or material modification of any material lease, to the extent mortgagee's approval is provided for under the Mortgage Loan documents; and (S) any alterations or improvements to any Mortgaged Property, to the extent mortgagee's approval is provided for under the related Mortgage Loan documents.

     Notwithstanding the foregoing, the holders of the 2500 City West Companion
Loan will have the right to direct and/or consent to certain actions of the
Master Servicer and/or the Special Servicer with respect to the 2500 City West
Whole Loan and the Controlling Class, and the Controlling Class Representative
will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 2500 City West Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of such
2500 City West Companion Loan or its designee and to consider alternative actions recommended by the holder of such 2500 City West Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property, (B) material alterations on the Mortgaged Property, if approval by the mortgagee is required by the related Mortgage Loan documents, (C) a material change in any ancillary
Mortgage Loan documents, except for non-economic terms, or (D) the waiver of any notice provisions related to prepayment; and (ii) the holder of the 2500
City West Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 2500 City West Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the
2500 City West Whole Loan and any modification of, or waiver that would result in the extension of the maturity date of the 2500 City West Whole Loan, a reduction in the interest rate on the 2500 City West Companion Loan or the monthly debt service payment payable on the 2500 City West Companion Loan or a deferral or forgiveness of interest on or principal of the 2500 City West
Companion Loan or a modification or waiver of any other monetary term of the
2500 City West Companion Loan relating to the timing or amount of any payment of principal and interest (other than default interest); (B) any modification of, or waiver with respect to, the 2500 City West Whole Loan that would result in a discounted pay-off of the 2500 City West Companion Loan; (C) any
foreclosure upon or comparable conversion (which may include acquisition of an
REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (E) any sale of the 2500
City West Whole Loan, the Mortgaged Property or REO Property; (F) any release of the related borrower or any guarantor from liability with respect to the
2500 City West Whole Loan; (G) any waiver of or determination not to enforce a
"due-on-sale" or "due-on-encumbrance" clause (unless such clause

                                     S-236

is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (H) any action to bring the Mortgaged Property or an REO Property into compliance with environmental laws; (I) any substitution or release of collateral for the
Mortgage Loan.

     Notwithstanding the foregoing, the holders of the 2500 City West Companion
Loan will have the right to direct and/or consent to certain actions of the
Master Servicer and/or the Special Servicer with respect to the 2500 City West
Whole Loan and the Controlling Class, and the Controlling Class Representative
will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the 2500 City West Companion Loan will be entitled to such rights. These rights include that (i) the Special Servicer and/or the Master Servicer will be required to consult with the holder of such
2500 City West Companion Loan or its designee and to consider alternative actions recommended by the holder of such 2500 City West Companion Loan in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property, (B) material alterations on the Mortgaged Property, if approval by the Mortgagee is required by the related Mortgage Loan documents, (C) a material change in any ancillary
Mortgage Loan documents, except for non-economic terms, or (D) the waiver of any notice provisions related to prepayment; and (ii) the holder of the 2500
City West Companion Loan or its designee will be entitled to exercise rights and powers with respect to the 2500 City West Whole Loan that are the same as or similar to those of the Controlling Class Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification or waiver of a monetary term of the
2500 City West Whole Loan and any modification of, or waiver that would result in the extension of the maturity date of the 2500 City West Whole Loan, a reduction in the interest rate on the 2500 City West Companion Loan or the monthly debt service payment payable on the 2500 City West Companion Loan or a deferral or forgiveness of interest on or principal of the 2500 City West
Companion Loan or a modification or waiver of any other monetary term of the
2500 City West Companion Loan relating to the timing or amount of any payment of principal and interest (other than default interest); (B) any modification of, or waiver with respect to, the 2500 City West Whole Loan that would result in a discounted pay-off of the 2500 City West Companion Loan; (C) any
foreclosure upon or comparable conversion (which may include acquisition of an
REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (E) any sale of the 2500
City West Whole Loan, the Mortgaged Property or REO Property; (F) any release of the related borrower or any guarantor from liability with respect to the
2500 City West Whole Loan; (G) any waiver of or determination not to enforce a
"due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (H) any action to bring the Mortgaged Property or an REO Property into compliance with environmental laws; (I) any substitution or release of collateral for the
Mortgage Loan, except as permitted by the related Mortgage Loan documents; (J)
any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the Mortgage Loan documents; (K)
any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower; (L) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; (M) any proposed modification or waiver of any provision of the related Mortgage Loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; (N) any renewal or replacement of the then existing insurance policies (to the extent the mortgagee's approval is required under the applicable Mortgage Loan documents); (O) the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent mortgagee's approval is provided for under the Mortgage Loan documents; (P) any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related Mortgage Loan documents with respect to the
Mortgaged Property; (Q) any approval of an annual budget of the related borrower, to the extent mortgagee's approval is provided for under the related
Mortgage Loan documents; (R) the execution, termination, renewal or material modification of any material lease, to the

                                     S-237

extent mortgagee's approval is provided for under the Mortgage Loan documents;
and (S) any alterations or improvements to any Mortgaged Property, to the extent mortgagee's approval is provided for under the Mortgage Loan documents.

     Further, notwithstanding the foregoing, the holders of the Metropolitan
Square Companion Loan will have the right to direct and/or consent to certain actions of the Master Servicer and/or the Special Servicer with respect to the
Metropolitan Square Whole Loan and the Controlling Class, and the Controlling
Class Representative will not have the consent and advice rights described in this prospectus supplement. Generally, the holder of the Metropolitan Square
Companion Loan will be entitled to such rights. These rights include that (i)
the Special Servicer and/or the Master Servicer will be required to consult with the holder of such Metropolitan Square Companion Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the related borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease (if a mortgagee's approval is provided for in the applicable Mortgage Loan documents); (C) the release of any escrow held in conjunction with the Loan to the Borrower not expressly required by the terms of the Mortgage Loan documents or under applicable law; (D) alterations on the
Property if approval by the mortgagee is required by the Mortgage Loan documents; (E) material change in any ancillary Mortgage Loan documents; or (F)
the waiver of any notice provisions related to prepayment; and (ii) the holder of the Metropolitan Square Companion Loan or its designee will be entitled to exercise rights and powers with respect to the Metropolitan Square Whole Loan that are the same as or similar to those of the Controlling Class
Representative described above and must be notified of, and give its prior written approval to the following additional actions: (A) any modification of, or waiver with respect to, the Metropolitan Square Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment, Prepayment Premium or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the Metropolitan Square Whole Loan or a modification or waiver of any other monetary term of the Loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Mortgage
Loan documents or a modification or waiver of any provision of the Metropolitan
Square Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness; (B) any modification of, or waiver with respect to, the Metropolitan Square Whole Loan that would result in a discounted pay-off of the Metropolitan Square Whole Loan; (C) any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure; (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained herein or in the Pooling and Servicing
Agreement) or, except, as specifically permitted in the Mortgage Loan documents, the transfer of any direct or indirect interest in Borrower or any sale of the Metropolitan Square Whole Loan (other than pursuant to a purchase option contained herein or in the Pooling and Servicing Agreement); (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials; (F) any substitution or release of collateral for the Metropolitan Square Whole Loan (other than in accordance with the terms of, or upon satisfaction of, the Metropolitan Square Whole
Loan); (G) any release of the related borrower or any guarantor from liability with respect to the Metropolitan Square Whole Loan; (H) any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause
(unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); (I) any material changes to or waivers of any of the insurance requirements set forth in the Mortgage Loan documents; and (J) any incurrence of additional debt by the related borrower to the extent such incurrence requires the consent of mortgagee under the Mortgage Loan documents.

     Pursuant to the 2005-C20 Pooling and Servicing Agreement and the related
Pari Passu Loan Intercreditor Agreements, with respect to the NGP Rubicon GSA
Pool Loan and the 1000 & 1100 Wilson Loan, the Controlling Class Representative
will generally share with the controlling class representative under the
2005-C20 Pooling and Servicing Agreement (the "2005-C20 Controlling Class
Representative") the rights given to the 2005-C20 Controlling Class
Representative under the 2005-C20 Pooling and Servicing Agreement to direct the
2005-C20 Master Servicer and/or 2005-C20 Special Servicer with respect to the servicing of the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan and
the

                                     S-238

related Pari Passu Companion Loan. In general, in the event that the 2005-C20
Controlling Class Representative is required to give its consent or advice or otherwise take any action with respect to the NGP Rubicon GSA Pool Loan or the
1000 & 1100 Wilson Loan, the 2005-C20 Controlling Class Representative will generally be required to confer with the Controlling Class Representative regarding such advice or consent. In the event that the 2005-C20 Controlling
Class Representative and the Controlling Class Representative disagree with respect to such advice, consent or action, the related Pari Passu Loan
Intercreditor Agreement and the 2005-C20 Pooling and Servicing Agreement
provide that the 2005-C20 Controlling Class Representative and the Controlling
Class Representative will contract with a third party designated under the related Pari Passu Loan Intercreditor Agreement to resolve such disagreement and the decision of such third party will be binding upon the 2005-C20
Controlling Class Representative and the Controlling Class Representative in
accordance with the related Pari Passu Loan Intercreditor Agreement. In addition, the actions as to which the Controlling Class Representative and the holder of the related Pari Passu Companion Loan or its designee may advise and will have consent rights vary to some extent from the actions described in clauses (i) through (xii) referred to in the first paragraph of this "--The
Controlling Class Representative" section.

     Notwithstanding the rights of the Controlling Class Representative detailed above, the holder of a Mezz Cap Companion Loan may exercise certain approval rights relating to a modification of the related Mezz Cap Loan or the related Mezz Cap Companion Loan that materially and adversely affects the holder of such Mezz Cap Companion Loan prior to the expiration of the related repurchase period. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Mezz
Cap Loans--Servicing Provisions of the Mezz Cap Intercreditor Agreements" in
this prospectus supplement.

     In addition, the holder of a Caplease Companion Loan may exercise certain approval rights relating to a modification of such Caplease Companion Loan that materially and adversely affects the holder of such Caplease Companion Loan prior to the expiration of the related repurchase period. In addition, the holder of the Caplease Companion Loan may exercise certain approval rights relating to a modification of the related Caplease Loan or Caplease Companion
Loan that materially and adversely affects the holder of the related Caplease
Companion Loan and certain other matters related to Defaulted Lease Claims. See
"DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Caplease Loans--Servicing
Provisions of the Caplease Intercreditor Agreements" in this prospectus supplement.

     Further, notwithstanding any of the control rights of the holders of the
Subordinate Companion Loans described above, generally no such control rights contemplated by the prior paragraphs may require or cause the Master Servicer or Special Servicer, as applicable, to violate any REMIC regulations, any provision of the Pooling and Servicing Agreement or applicable law, including the Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard.

     Limitation on Liability of the Controlling Class Representative. The
Controlling Class Representative will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling
Class Representative will not be protected against any liability to a
Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the
Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the
Certificates; and each Certificateholder agrees to take no action against the
Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. Generally, the holders of the Subordinate Companion Loans or their respective designees, in connection with exercising the rights and powers described above with respect to the related Co-Lender Loan will be entitled to substantially the same liability limitations to which the Controlling Class
Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan (other than the NGP Rubicon GSA Pool Loan and the
1000 & 1100 Wilson Loan) becomes a

                                     S-239

Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted
Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii)
that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon
Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage
Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or
Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The
Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing
Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the
Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan) (the
"Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price
(the "Option Price") equal to (i) the outstanding principal balance of the
Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special
Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the
Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority
Subordinate Certificateholder or any assignee thereof within 60 days of a
Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate
Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted
Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed-in-lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage
Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted
Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Trustee will be required to determine if the
Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

                                     S-240

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing
Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an
Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO
Extension has been granted and the Special Servicer is unable to sell such REO
Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the
Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO
Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, Majority Subordinate Certificateholder, any
independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing
Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust
Fund an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii)
the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the
Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer
or the Trust Fund. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer or the Trustee to
the Trust Fund and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the Certificate
Account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than a Mortgaged Property related to the NGP Rubicon GSA Pool Loan and the 1000 &
1100 Wilson Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special
Servicer or the Master Servicer, as the case may be, and received in the
Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's

                                     S-241

expense. In addition, beginning in 2006, with respect to each Mortgaged
Property securing a Mortgage Loan (other than a Mortgaged Property related to the NGP Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such
Mortgaged Property securing a Mortgage Loan other than a Specially Serviced
Mortgage Loan) and the Special Servicer (with respect to each Mortgaged
Property securing a Specially Serviced Mortgage Loan) is required (and in the case of the Master Servicer at its expense) to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged
Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer with respect to Specially Serviced Mortgage Loans and
REO Properties or the Master Servicer with respect to all other Mortgage Loans is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than a Mortgaged Property related to the NGP
Rubicon GSA Pool Loan and the 1000 & 1100 Wilson Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the
Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the
Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master
Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to
Certificateholders; Available Information" in this prospectus supplement.

                                     S-242

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
Pass-Through Certificates, Series 2005-C21 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of October 1, 2005, among the Depositor, the Master Servicer, the Special Servicer and the Trustee
(the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Class A-2PFL Floating Rate Account, the Class
A-MFL Floating Rate Account, the REO accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the accompanying prospectus); (iv) certain rights of the Depositor under each
Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan
Sellers regarding the Mortgage Loans; and (v) certain rights under the Swap
Contracts.

     The Certificates consist of the following classes (each, a "Class")
designated as: (i) the Class A-1 Class A-2PFL, Class A-2C, Class A-3, Class
A-PB, Class A-4 and Class A-1A Certificates (collectively, the "Class A
Certificates"); (ii) the Class A-MFL, Class A-MFX, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates (collectively, the "Subordinate
Certificates"); and, together with the Class A Certificates, the "Sequential
Pay Certificates"); (iii) the Class X-C and Class X-P Certificates
(collectively, the "Class X Certificates" and collectively with the Sequential
Pay Certificates, the "REMIC Regular Certificates"); (iv) the Class R-I and
Class R-II Certificates (collectively, the "REMIC Residual Certificates"); and
(v) the Class Z Certificates.

     Only the Class A-1, Class A-2PFL, Class A-2C, Class A-3, Class A-PB, Class
A-4, Class A-1A, Class A-MFL, Class A-MFX, Class A-J, Class B, Class C and
Class D Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class X-C and Class X-P
Certificates (collectively, the "Non-Offered Certificates"), the Class Z
Certificates and the REMIC Residual Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered by this prospectus supplement. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the
Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered
Certificate.

     On the Closing Date, the "Class A-2PFL Regular Interest" and the "Class
A-MFL Regular Interest" will also be issued by the Trust Fund as uncertificated regular interests in one of the REMICs. Neither the Class A-2PFL Regular
Interest nor the Class A-MFL Regular Interest is offered by this prospectus supplement separately from the Class A-2PFL Certificates and the Class A-MFL
Certificates, respectively. The Depositor will transfer the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest to the Trust Fund in
exchange for the Class A-2PFL Certificates and the Class A-MFL Certificates,
respectively. The Class A-2PFL Certificates and the Class A-MFL Certificates
are offered by this prospectus supplement. The Class A-2PFL Certificates will represent all of the beneficial ownership interest in the portion of the Trust
Fund that consists of the Class A-2PFL Regular Interest, the Class A-2PFL
Floating Rate Account and the Class A-2PFL Swap Contract. The Class A-MFL
Certificates will represent all of the beneficial ownership interest in the portion of the Trust Fund that consists of the Class A-MFL Regular Interest, the Class A-MFL Floating Rate Account and the Class A-MFL Swap Contract.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Offered
Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

                                     S-243

     The holders of Offered Certificates may hold their Certificates through
DTC (in the United States) or Clearstream Banking, societe anonyme
("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear
Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and
Euroclear Operator will hold omnibus positions on behalf of the Clearstream
Participants and the Euroclear Participants, respectively, through customers'
securities accounts in the name of Clearstream and Euroclear Operator on the books of the respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the
Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, the Euroclear
Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on such business day. Cash received in
Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear
Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing
Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered
Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the
Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to
Indirect Participants, Clearstream, the Euroclear Operator or holders of
Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on

                                     S-244

whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered
Certificates. Participants and Indirect Participants with which the holders of
Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.
Accordingly, although the holders of Offered Certificates will not possess the
Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the
Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream
Participants through electronic book-entry changes in accounts of Clearstream
Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by
Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the
Underwriters takes any responsibility for the accuracy or completeness thereof.

                                     S-245

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective
Classes of Sequential Pay Certificates described below will have the
Certificate Balances representing the approximate percentage of the Cut-Off
Date Pool Balance as set forth in the following table:

                                                                          CLOSING DATE   PERCENTAGE OF
                                                                           CERTIFICATE   CUT-OFF DATE
CLASS OF CERTIFICATES                                                        BALANCE     POOL BALANCE
------------------------------------------------------------------------ -------------- --------------

Class A-1 Certificates .................................................  $ 69,560,000       2.124%
Class A-2PFL Certificates ..............................................  $428,194,000      13.072%
Class A-2C Certificates ................................................  $178,951,000       5.463%
Class A-3 Certificates .................................................  $184,152,000       5.622%
Class A-PB Certificates ................................................  $148,510,000       4.534%
Class A-4 Certificates .................................................  $892,268,000      27.240%
Class A-1A Certificates ................................................  $391,296,000      11.946%
Class A-MFL Certificates ...............................................  $100,000,000       3.053%
Class A-MFX Certificates ...............................................  $227,562,000       6.947%
Class A-J Certificates .................................................  $217,009,000       6.625%
Class B Certificates ...................................................  $ 65,513,000       2.000%
Class C Certificates ...................................................  $ 32,756,000       1.000%
Class D Certificates ...................................................  $ 61,418,000       1.875%
Non-Offered Certificates (other than the Class X Certificates) .........  $278,427,483       8.500%

     The "Certificate Balance" of any Class of Sequential Pay Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest (and,
correspondingly, the Class A-2PFL Certificates and the Class A-MFL
Certificates) outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust
Fund. The Certificate Balance of each Class of Sequential Pay Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest (and,
correspondingly, the Class A-2PFL Certificates and the Class A-MFL
Certificates), in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such
Distribution Date, and further by any Realized Losses and Additional Trust Fund
Expenses actually allocated to such Class of Certificates on such Distribution
Date. The Certificate Balance of the Class A-2PFL Certificates and the Class
A-MFL Certificates will be reduced on each Distribution Date by an amount corresponding to any such reduction in the Certificate Balance of the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest, respectively.

     The Class X-C and Class X-P Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount
(each, a Notional Amount") of the related Class of Class X-C and Class X-P
Certificates. On each Distribution Date, the Notional Amount of the Class X-C
Certificates generally will be equal to the aggregate outstanding Certificate
Balances of the Sequential Pay Certificates (other than the Class A-2PFL
Certificates and the Class A-MFL Certificates) and the Class A-2PFL Regular
Interest and the A-MFL Regular Interest (and, correspondingly, the Class A-2PFL
Certificates and the Class A-MFL Certificates) on such Distribution Date. The initial Notional Amount of the Class X-C Certificates will equal approximately
$3,275,616,482 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

       (i) until the Distribution Date in April 2006, the sum of (a) the lesser of $65,814,000 and the Certificate Balance of the Class A-1 Certificates,
   (b) the lesser of $390,323,000 and the Certificate Balance of the Class
   A-1A Certificates and (c) the aggregate Certificate Balances of the Class
   A-2C, Class A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B,
   Class C, Class D, Class E, Class F, Class G, and Class H Certificates and
   the Class A-2PFL and Class A-MFL Regular Interests;

                                     S-246

       (ii) after the Distribution Date in April 2006, through and including the Distribution Date in October 2006, the sum of (a) the lesser of
   $61,336,000 and the Certificate Balance of the Class A-1 Certificates, (b)
   the lesser of $389,179,000 and the Certificate Balance of the Class A-1A
   Certificates and (c) the aggregate Certificate Balances of the Class A-2C,
   Class A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C,
   Class D, Class E, Class F, Class G, and Class H Certificates and the Class
   A-2PFL and Class A-MFL Regular Interests;

       (iii) after the Distribution Date in October 2006, through and including the Distribution Date in April 2007, the sum of (a) the lesser of
   $8,078,000 and the Certificate Balance of the Class A-1 Certificates, (b)
   the lesser of $381,467,000 and the Certificate Balance of the Class A-1A
   Certificates and (c) the aggregate Certificate Balances of the Class A-2C,
   Class A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C,
   Class D, Class E, Class F, Class G, and Class H Certificates and the Class
   A-2PFL and Class A-MFL Regular Interests;

       (iv) after the Distribution Date in April 2007, through and including the Distribution Date in October 2007, the sum of (a) the lesser of
   $125,998,000 and the Certificate Balance of the Class A-2C Certificates,
   (b) the lesser of $372,778,000 and the Certificate Balance of the Class
   A-1A Certificates and (c) the aggregate Certificate Balances of the Class
   A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class
   D, Class E, Class F, Class G, and Class H Certificates and the Class A-2PFL
   and Class A-MFL Regular Interests;

       (v) after the Distribution Date in October 2007, through and including the Distribution Date in April 2008, the sum of (a) the lesser of
   $66,217,000 and the Certificate Balance of the Class A-2C Certificates, (b)
   the lesser of $363,747,000 and the Certificate Balance of the Class A-1A
   Certificates and (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class D,
   Class E, Class F, Class G, and Class H Certificates and the Class A-2PFL
   and Class A-MFL Regular Interests;

       (vi) after the Distribution Date in April 2008, through and including the Distribution Date in October 2008, the sum of (a) the lesser of
   $7,686,000 and the Certificate Balance of the Class A-2C Certificates (b)
   the lesser of $354,972,000 and the Certificate Balance of the Class A-1A
   Certificates, and (c) the aggregate Certificate Balances of the Class A-3,
   Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class D,
   Class E, Class F, and Class G Certificates and the Class A-2PFL and Class
   A-MFL Regular Interests and (d) the lesser of $40,160,000 and the
   Certificate Balance of the Class H Certificates.

       (vii) after the Distribution Date in October 2008, through and including the Distribution Date in April 2009, the sum of (a) the lesser of
   $377,124,000 and the Certificate Balance of the Class A-2PFL Regular
   Interest (b) the lesser of $346,117,000 and the Certificate Balance of the
   Class A-1A Certificates, (c) the aggregate Certificate Balances of the
   Class A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C,
   Class D, Class E, Class F, and Class G Certificates and the Class A-MFL
   Regular Interest and (d) the lesser of $9,409,000 and the Certificate
   Balance of the Class H Certificates.

       (viii) after the Distribution Date in April 2009, through and including the Distribution Date in October 2009, the sum of (a) the lesser of
   $301,323,000 and the Certificate Balance of the Class A-2PFL Regular
   Interest (b) the lesser of $337,604,000 and the Certificate Balance of the
   Class A-1A Certificates, (c) the aggregate Certificate Balances of the
   Class A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C,
   Class D, Class E, and Class F Certificates and the Class A-MFL Regular
   Interest and (d) the lesser of $12,436,000 and the Certificate Balance of the Class G Certificates;

       (ix) after the Distribution Date in October 2009, through and including the Distribution Date in April 2010, the sum of (a) the lesser of
   $245,863,000 and the Certificate Balance of the Class A-2PFL Regular
   Interest (b) the lesser of $329,065,000 and the Certificate Balance of the
   Class A-1A Certificates, (c) the aggregate Certificate Balances of Class
   A-3, Class A-PB, Class A-4, Class A-MFX, Class A-J, Class B, Class C, Class
   D, and Class E Certificates and the Class A-MFL Regular Interest and (d)
   the lesser of $24,653,000 and the Certificate Balance of the Class F
   Certificates;

                                     S-247

       (x) after the Distribution Date in April 2010, through and including the
   Distribution Date in October 2010, the sum of (a) the lesser of $74,536,000 and the Certificate Balance of the Class A-PB Certificates, (b) the lesser of $320,860,000 and the Certificate Balance of the Class A-1A Certificates,
   (c) the aggregate Certificate Balances of the Class A-4, Class A-MFX, Class
   A-J, Class B, Class C, and Class D Certificates and the Class A-MFL Regular
   Interest and (d) the lesser of $34,674,000 and the Certificate Balance of the Class E Certificates;

       (xi) after the Distribution Date in October 2010, through and including the Distribution Date in April 2011, the sum of (a) the lesser of
   $29,718,000 and the Certificate Balance of the Class A-PB Certificates, (b)
   the lesser of $312,780,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-4,
   Class A-MFX, Class A-J, Class B, Class C, and Class D Certificates and the
   Class A-MFL Regular Interest and (d) the lesser of $12,715,000 and the
   Certificate Balance of the Class E Certificates;

       (xii) after the Distribution Date in April 2011, through and including the Distribution Date in October 2011, the sum of (a) the lesser of
   $879,070,000 and the Certificate Balance of the Class A-4 Certificates, (b)
   the lesser of $305,041,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-MFX,
   Class A-J, Class B, and Class C Certificates and the Class A-MFL Regular
   Interest and (d) the lesser of $53,125,000 and the Certificate Balance of the Class D Certificates;

       (xiii) after the Distribution Date in October 2011, through and including the Distribution Date in April 2012, the sum of (a) the lesser of
   $836,682,000 and the Certificate Balance of the Class A-4 Certificates, (b)
   the lesser of $297,455,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-MFX,
   Class A-J, Class B, and Class C Certificates and the Class A-MFL Regular
   Interest and (d) the lesser of $32,870,000 and the Certificate Balance of the Class D Certificates;

       (xiv) after the Distribution Date in April 2012, through and including the Distribution Date in October 2012, the sum of (a) the lesser of
   $667,294,000 and the Certificate Balance of the Class A-4 Certificates, (b)
   the lesser of $242,555,000 and the Certificate Balance of the Class A-1A
   Certificates, (c) the aggregate Certificate Balances of the Class A-MFX,
   Class A-J, Class B, and Class C Certificates and the Class A-MFL Regular
   Interest and (d) the lesser of $13,546,000 and the Certificate Balance of the Class D Certificates; and

       (xv) after the Distribution Date in October 2012, $0.

     The initial Notional Amount of the Class X-P Certificates will be
$3,143,967,000.

     The Certificate Balance of any Class of Sequential Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and the
Class A-2PFL Regular Interest and the Class A-MFL Regular Interest may be
increased by the amount, if any, of Certificate Deferred Interest added to such
Class Certificate Balance. With respect to any Mortgage Loan as to which the
Mortgage Rate has been reduced through a modification on any Distribution Date,
"Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates (other than the Class
A-2PFL Certificates and the Class A-MFL Certificates) and the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount,
"Certificate Deferred Interest"). With respect to the Sequential Pay
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest, Certificate Deferred Interest will be allocated from lowest payment priority to highest (except with respect to the Class A-1, Class A-2C, Class
A-3, Class A-PB, Class A-4 and Class A-1A Certificates and the Class A-2PFL
Regular Interest which amounts shall be applied pro rata (based on remaining
Class Certificate Balances and to the extent Certificate Deferred Interest will be allocated to the Class A-MFL Regular Interest and the Class A-MFX
Certificates, such amounts shall be applied pro rata). The Certificate Balance of each Class of Sequential

                                     S-248

Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) or the Class A-2PFL Regular Interest or the Class A-MFL Regular
Interest to which Certificate Deferred Interest has been so allocated on a
Distribution Date will be increased by the amount of Certificate Deferred
Interest. Any such increase in the Certificate Balance of the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest will result in a corresponding increase in the Certificate Balance of the Class A-2PFL
Certificates and the Class A-MFL Certificates, respectively. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL Certificates) or the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest will result in an increase in the Notional Amount of the Class X-C Certificates, and to the
extent there is an increase in the Certificate Balance of the Class A-1, Class
A-2C, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-MFX, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G or Class H Certificates or
the Class A-2PFL Regular Interest or the Class A-MFL Regular Interest and
subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or
Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount for such date that remains after the required distributions have been made on all the REMIC Regular
Certificates, the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest. It is not anticipated that any such portion of the Available
Distribution Amount will result in more than a de minimis distribution to the
REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional
Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each ARD Loan.

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2PFL, Class
A-2C, Class A-3, Class A-PB, Class A-4, Class A-1A, Class A-MFL, Class A-MFX,
Class A-J, Class B, Class C and Class D Certificates for each Distribution Date will equal the respective rate per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P
Components will be deemed to have a Pass-Through Rate equal to the Pass-Through
Rate of the related Class of Certificates.

     The Pass-Through Rate on the Class A-2PFL Regular Interest for each
Distribution Date is a per annum rate equal to    %. The Pass-Through Rate on
the Class A-MFL Regular Interest for each Distribution Date is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-2PFL Certificates is a per annum rate
equal to LIBOR plus    %; provided, however, under certain circumstances
described under "DESCRIPTION OF THE SWAP CONTRACTS--THE SWAP CONTRACTS" in this prospectus supplement, the Pass-Through Rate on the Class A-2PFL Certificates
may convert to a per annum rate equal to the Pass-Through Rate on the Class
A-2PFL Regular Interest.

     The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate
equal to LIBOR plus    %; provided that interest payments on the Class A-MFL
Certificates will be reduced on each Distribution Date by an amount corresponding to the excess, if any, of (i) interest payments calculated on the
principal balance of Class A-MFL Certificates at   % per annum over (ii)
interest payments calculated at a per annum rate equal to the applicable
Weighted Average Net Mortgage Rate (calculated as described herein) for the
Distribution Date; provided, however, under certain circumstances described under "DESCRIPTION OF THE SWAP CONTRACTS--THE SWAP CONTRACTS" in this prospectus supplement, the Pass-Through Rate on the Class A-MFL Certificates
may convert to a per annum rate equal to the Pass-Through Rate on the Class
A-MFL Regular Interest.

     The term "LIBOR" means, with respect to the Class A-2PFL Certificates and the Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the
Dow Jones Market Service (formerly Telerate) Page 3750 as of

                                     S-249

11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Dow Jones Market Service Page 3750, the rate for that
Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major referenced banks in the
London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in the U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest
Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the Class A-2PFL Certificates and the
Class A-MFL Certificates is (i) with respect to the initial Interest Accrual
Period, the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the related
Interest Accrual Period. A "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

     The Pass-Through Rate applicable to the Class X-C Certificates for the
initial Distribution Date will equal approximately    % per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date); provided that if, on the
Distribution Date in September 2015, the Class A-MFL Certificates remain outstanding and the Class A-MFL Swap Contract is in effect, the Pass-Through
Rate applicable to the Class X-C Certificates shall be reduced by an amount up to 0.10% (the "Class X-C Pass-Through Rate Reduction Percentage") for each subsequent Distribution Date until such time as (i) the Class A-MFL
Certificates are no longer outstanding or (ii) the Pass-Through Rate applicable to the Class A-MFL Certificates converts to a fixed rate. Each Class X-C
Component will be comprised of all or a designated portion of the Certificate
Balance of one of the Classes of Sequential Pay Certificates (other than the
Class A-2PFL Certificates and the Class A-MFL Certificates) and the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest. In general, the
Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest will constitute a separate Class X-C Component. However, if a portion, but not all, of the
Certificate Balance of any particular Class of Sequential Pay Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) or
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest is
identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the
remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in October 2012, "Class X-C Strip Rate" for each Class
X-C Component will be calculated as follows:

                                     S-250

   (1)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates (other than the
         Class A-2PFL Certificates and the Class A-MFL Certificates) or the
         Class A-2PFL Regular Interest and the Class A-MFL Regular Interest,
         and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution
         Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the
         Distribution Date, over (b) the Pass-Through Rate in effect for the
         Distribution Date for the applicable Class of Sequential Pay
         Certificates (other than the Class A-2PFL Certificates and the Class
         A-MFL Certificates) or the Class A-2PFL Regular Interest and the Class
         A-MFL Regular Interest;

   (2)   if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
         Certificates (other than the Class A-2PFL Certificates and the Class
         A-MFL Certificates) or the Class A-2PFL Regular Interest and the Class
         A-MFL Regular Interest, and if the designated portion of the
         Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class
         X-C Strip Rate will equal the excess, if any, of (a) the Weighted
         Average Net Mortgage Rate for the Distribution Date, over (b) the
         Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
         A-2PFL Certificates and the Class A-MFL Certificates) or the Class
         A-2PFL Regular Interest and the Class A-MFL Regular Interest;

   (3)   if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay
         Certificates (other than the Class A-2PFL Certificates and the Class
         A-MFL Certificates) or the Class A-2PFL Regular Interest and the Class
         A-MFL Regular Interest, and if the designated portion of the
         Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip
         Rate will equal the excess, if any, of (a) the Weighted Average Net
         Mortgage Rate for the Distribution Date, over (b) the sum of (i) the
         Class X-P Strip Rate for the applicable Class X-P Component, and (ii)
         the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates (other than the Class
         A-2PFL Certificates and the Class A-MFL Certificates) or the Class
         A-2PFL Regular Interest and the Class A-MFL Regular Interest; and

   (4)   if such Class X-C Component consists of the entire Certificate
         Balance of any Class of Sequential Pay Certificates (other than the
         Class A-2PFL Certificates and the Class A-MFL Certificates) or the
         Class A-2PFL Regular Interest and the Class A-MFL Regular Interest,
         and if the Certificate Balance also constitutes, in its entirety, a
         Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of
         (a) the Weighted Average Net Mortgage Rate for the Distribution Date,
         over (b) the sum of (i) the Class X-P Strip Rate for the applicable
         Class X-P Component, and (ii) the Pass-Through Rate in effect for the
         Distribution Date for the applicable Class of Sequential Pay
         Certificates (other than the Class A-2PFL Certificates and the Class
         A-MFL Certificates) or the Class A-2PFL Regular Interest and the Class
         A-MFL Regular Interest.

     For each Distribution Date after the Distribution Date in October 2012, the entire Certificate Balance of each Class of Sequential Pay Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest will constitute one or more separate Class X-C Components, and the applicable Class
X-C Strip Rate with respect to each such Class X-C Component for each
Distribution Date will equal the excess, if any, of (a) the Weighted Average
Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the related Class of Sequential Pay
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) or the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest.

     The Pass-Through Rate applicable to the Class X-P Certificates for the
initial Distribution Date will equal approximately    % per annum.

                                     S-251

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective
Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P
Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Sequential Pay Certificates (other than the Class A-2PFL Certificates and the
Class A-MFL Certificates) and the Class A-2PFL Regular Interest and the Class
A-MFL Regular Interest. If all or a designated portion of the Certificate
Balance of any Class of Sequential Pay Certificates (other than the Class
A-2PFL Certificates and the Class A-MFL Certificates) or the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest is identified under
"--Certificate Balances and Notional Amounts" above as being part of the
Notional Amount of the Class X-P Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each
Distribution Date through and including the Distribution Date in October 2012, the "Class X-P Strip Rate" for each Class X-P Component included in the
Notional Amount of the Class X-P Certificates will equal (x) the lesser of (1)
the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such
Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in October 2012, the Class X-P Certificates
will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates and the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest, interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance
(or, in the case of the Class X Certificates, the respective Notional Amount)
of such Class of Certificates or the Class A-2PFL Regular Interest and the
Class A-MFL Regular Interest immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC
Regular Certificates and the Class A-2PFL Regular Interest and the Class A-MFL
Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Class A-2PFL Certificates and the Class A-MFL
Certificates will accrue interest on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period; provided that if the
Pass-Through Rate on the Class A-2PFL Certificates and the Class A-MFL
Certificates, converts to a fixed rate, the Class A-2PFL Certificates and the
Class A-MFL Certificates will accrue interest on the same basis as the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest, respectively.
With respect to any Class of REMIC Regular Certificates, the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest and any Distribution
Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days. The "Interest Accrual Period" with respect to the Class A-2PFL Certificates and the Class A-MFL Certificates will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related
Distribution Date, calculated on the basis of the actual number of days in such
Interest Accrual Period and assuming each year has 360 days; provided that if the Pass-Through Rate on the Class A-2PFL Certificates and the Class A-MFL
Certificates converts to a fixed rate, such accrual period shall be on the same basis as the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the
commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date; provided that, for the purpose of determining the Weighted
Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with

                                     S-252

a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each
Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such
Mortgage Loan, minus (y) the applicable Administrative Cost Rate for such
Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months
(which is the basis on which interest accrues in respect of the REMIC Regular
Certificates), then, solely for purposes of calculating the Weighted Average
Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each
Mortgage Loan, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that the Mortgage Rate in effect during (a)
December of each year that does not immediately precede a leap year, and
January of each year will be the per annum rate stated in the related Mortgage
Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The "Stated
Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a)
reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such
Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b)
increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The
Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout Delayed
Reimbursement Amounts, and such amount has not been included as part of the
Principal Distribution Amount, such amount shall not reduce the Stated
Principal Balance (other than for purposes of computing the Weighted Average
Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the
Stated Principal Balance shall equal the unpaid principal balance of such
Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such
Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution
Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in November 2005.

DISTRIBUTIONS

     General. Except as described below with respect to the Class Z
Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate
(determined without regard

                                     S-253

to any possible future reimbursement of any Realized Loss or Additional Trust
Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in November 2005.

     The amount allocated to the Class A-2PFL Regular Interest and the Class
A-MFL Regular Interest on each Distribution Date will be deposited into the related Floating Rate Account, less the portion of such amount, if any, due to the related Swap Counterparty under the related Swap Contract with respect to such Distribution Date. In addition, amounts payable to the Trust Fund by the related Swap Counterparty under the related Swap Contract with respect to the related Distribution Date will be deposited into the related Floating Rate
Account. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders (other than the
Class A-2PFL, Class A-MFL, Class R-I, Class R-II and Class Z
Certificateholders) and the Class A-2PFL Regular Interest and the Class A-MFL
Regular Interest (and therefore to the Class A-2PFL Certificateholders and the
Class A-MFL Certificateholders) on each Distribution Date (the "Available
Distribution Amount") will, in general, equal the sum of the following amounts:

       (a) the total amount of all cash received on or in respect of the
   Mortgage Loans and any REO Properties by the Master Servicer (without regard to any payments made to or received by the Swap Counterparty) as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

          (ii) any Periodic Payments collected but due on a Due Date after the related Collection Period;

          (iii) any Prepayment Premiums and Yield Maintenance Charges;

          (iv) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans or Companion
       Loans;

          (v) any amounts deposited in the Certificate Account in error;

          (vi) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

          (vii) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve
       Amounts with respect to the Mortgage Loans to be deposited in the
       Interest Reserve Account and held for future distribution; and

          (viii) any amounts distributable to the Companion Loan holders;

       (a) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date other than, in the case of the Master
   Servicer and any P&I Advances allocable to the Pari Passu Companion Loan;

       (b) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

       (c) if such Distribution Date occurs during March of any year or if such
   Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest
   Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     The aggregate amount available for distributions to the holders of the
Class A-2PFL Certificates on each Distribution Date (the "Class A-2PFL
Available Funds") will equal the sum of (i) the total amount

                                     S-254

of all principal and/or interest distributions on or in respect of the Class
A-2PFL Regular Interest with respect to such Distribution Date and (ii) the amount, if any, received from the Class A-2PFL Swap Counterparty pursuant to the Class A-2PFL Swap Contract, less (iii) all amounts required to be paid to the Class A-2PFL Swap Counterparty pursuant to the Class A-2PFL Swap Contract for such related Distribution Date. See "DESCRIPTION OF THE SWAP CONTRACTS" in
this prospectus supplement.

     The aggregate amount available for distributions to the holders of the
Class A-MFL Certificates on each Distribution Date (the "Class A-MFL Available
Funds") will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-MFL Swap Counterparty pursuant to the Class A-MFL Swap
Contract, less (iii) all amounts required to be paid to the Class A-MFL Swap
Counterparty pursuant to the Class A-MFL Swap Contract for such Distribution
Date. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and
Payment of Expenses" and "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in
this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING
AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See
"--Distributions--Allocation of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement.

     All amounts received by the Trust Fund with respect to any Co-Lender Loan will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related Mortgage Loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     Interest Reserve Account. The Trustee will establish and maintain an
"Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate
Account and deposited to the Interest Reserve Account in respect of each
Mortgage Loan (the "Interest Reserve Loans") which accrues interest on an
Actual/360 basis an amount equal to one day's interest at the related Mortgage
Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each
Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each
Distribution Date occurring in March, or in the event the final Distribution
Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Certificate Account. The Master Servicer will establish and will maintain a "Certificate Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Certificate Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Certificate Account to the extent of the Available Distribution
Amount will be used to make distributions on the Certificates (other than the
Class A-2PFL Certificates and the Class A-MFL Certificates) and the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest. See "DESCRIPTION
OF THE TRUST FUNDS--Certificate Accounts" in the accompanying prospectus.

     Distribution Account. The Trustee will establish and will maintain a
"Distribution Account" in the name of the Trustee for the benefit of the
Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available
Distribution Amount will be used to make distributions on the Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains

                                     S-255

realized on sales of Mortgaged Properties, if any, are not used to offset
Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z Certificates. Prior to the applicable Distribution
Date, an amount equal to the Additional Interest received in respect of the
Mortgage Loans during the related Collection Period will be deposited into the
Additional Interest Account.

     Class A-2PFL Floating Rate Account. On or before the Closing Date, the
Trustee will establish and maintain a "Class A-2PFL Floating Rate Account" in trust for the benefit of the holders of the Class A-2PFL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement.
The Class A-2PFL Floating Rate Account may be a subaccount of the Distribution
Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-2PFL Regular Interest or the Class A-2PFL Swap Contract, the
Trustee will deposit the same into the Class A-2PFL Floating Rate Account. See
"DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Class A-MFL Floating Rate Account. On or before the Closing Date, the
Trustee will establish and maintain a "Class A-MFL Floating Rate Account" in trust for the benefit of the holders of the Class A-MFL Certificates, as an eligible account pursuant to the terms of the Pooling and Servicing Agreement.
The Class A-MFL Floating Rate Account may be a subaccount of the Distribution
Account. Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL Regular Interest or the Class A-MFL Swap Contract, the Trustee
will deposit the same into the Class A-MFL Floating Rate Account. See
"DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Application of the Available Distribution Amount. On each Distribution
Date, the Trustee will (except as otherwise described under "--Termination"
below) apply amounts on deposit in the Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

   (1)   concurrently, to distributions of interest (i) from the portion of the Available Distribution Amount for such Distribution Date attributable to Mortgage Loans in Loan Group 1, to the holders of the
         Class A-1 Certificates, Class A-2C Certificates, Class A-3
         Certificates, Class A-PB Certificates and Class A-4 Certificates and
         the Class A-2PFL Regular Interest, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of such
         Classes of Certificates and the Regular Interests on such Distribution
         Date, in an amount equal to all Distributable Certificate Interest in respect of such Classes of Certificates and the Regular Interests for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) from the portion of the Available
         Distribution Amount for such Distribution Date attributable to
         Mortgage Loans in Loan Group 2, to the holders of the Class A-1A
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates on such Distribution
         Date and, to the extent not previously paid, for all prior
         Distribution Dates, and (iii) from the entire Available Distribution
         Amount for such Distribution Date relating to the entire Mortgage
         Pool, to the holders of the Class X-C Certificates and the Class X-P
         Certificates, pro rata, in accordance with the amounts of
         Distributable Certificate Interest in respect of such Classes of
         Certificates on such Distribution Date, in an amount equal to all
         Distributable Certificate Interest in respect of such Classes of
         Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates and Regular Interests as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates and Regular Interests without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
         Classes of Certificates and Regular Interests on such Distribution
         Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates and Regular Interests for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-256

   (2)   to distributions of principal to the holders of the Class A-PB
         Certificates, in an amount equal to the Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, until the
         Certificate Balance of the Class A-PB Certificates is reduced to the
         Class A-PB Planned Principal Balance set forth on Annex D to this prospectus supplement;

   (3)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates as set
         forth in clause (2) above, to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates)
         equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates on such Distribution Date;

   (4)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates and the
         Class A-1 Certificates as set forth in clauses (2) and (3) above, (A)
         to distributions of principal (other than principal collected in connection with the prepayment of any Mortgage Loan prior to the
         Distribution Date in June 2010) to the Class A-2PFL Regular Interest
         in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2PFL Regular Interest) equal to the portion of the remaining Loan Group 1 Principal Distribution Amount for such
         Distribution Date attributable to such principal and, after the Class
         A-1A Certificates have been retired, the portion of the Loan Group 2
         Principal Distribution Amount attributable to such principal remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates and/or the Class A-1
         Certificates on such Distribution Date; and (B) to distributions of principal collected in connection with the prepayment of any Mortgage
         Loan prior to the Distribution Date in June 2010, to the Class A-2C
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-2C Certificates) equal to the portion of remaining Loan Group 1 Principal Distribution Amount for such Distribution Date attributable to such principal prepayments and, after the Class A-1A Certificates have been retired, the portion of the Loan Group 2 Principal Distribution Amount attributable to such principal prepayments remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates and/or the Class A-1 Certificates on such Distribution
         Date;

   (5)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates and the
         Class A-1 Certificates and the Class A-2PFL Regular Interest as set
         forth in clauses (2), (3) and (4) above, to distributions of principal to the holders of the Class A-2C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2C
         Certificates), equal to the remaining Loan Group 1 Principal
         Distribution Amount for such Distribution Date and, after the Class
         A-1A Certificates have been retired, the Loan Group 2 Principal
         Distribution Amount remaining after payments to the Class A-1A
         Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB
         Certificates, the Class A-1 Certificates and/or the Class A-2PFL
         Regular Interest on such Distribution Date;

   (6)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-PB Certificates, the
         Class A-1 Certificates, the Class A-2C Certificates and the Class
         A-2PFL Regular Interest as set forth in clauses (2), (3), (4) and (5)
         above, to distributions of principal to the holders of the Class A-3
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-3 Certificates) equal to the remaining Loan Group 1 Principal Distribution Amount for such
         Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution

                                     S-257

        Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, Class
        A-1 Certificates, Class A-2C Certificates and/or the Class A-2PFL
        Regular Interest on such Distribution Date;

   (7)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-1 Certificates, Class
         A-2C Certificates, Class A-3 Certificates and Class A-PB Certificates
         and the Class A-2PFL Regular Interest as set forth in clauses (2),
         (3), (4), (5) and (6) above, to distributions of principal to the holders of the Class A-PB Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-PB Certificates)
         equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
         the Class A-2C Certificates, the Class A-3 Certificates and/or the
         Class A-2PFL Regular Interest on such Distribution Date;

   (8)   after distributions of principal have been made from the Loan Group 1
         Principal Distribution Amount to the Class A-1 Certificates, Class
         A-2C Certificates, Class A-3 Certificates and Class A-PB Certificates
         and the Class A-2PFL Regular Interest as set forth in clauses (2),
         (3), (4), (5), (6) and (7) above, to distributions of principal to the holders of the Class A-4 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-4 Certificates)
         equal to the remaining Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been retired, the Loan Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such
         Distribution Date, in each case, less any portion thereof distributed in respect of the Class A-PB Certificates, the Class A-1 Certificates,
         the Class A-2C Certificates, and/or the Class A-3 Certificates and the
         Class A-2PFL Regular Interest on such Distribution Date;

   (9)   to distributions of principal to the holders of the Class A-1A
         Certificates in an amount (not to exceed the then outstanding
         Certificate Balance of the Class A-1A Certificates) equal to the Loan
         Group 2 Principal Distribution Amount for such Distribution and, after the Class A-1 Certificates, Class A-2C Certificates, Class A-3
         Certificates, Class A-PB Certificates, Class A-4 Certificates and the
         Class A-2PFL Regular Interest have been retired, the Loan Group 1
         Principal Distribution Amount remaining after payments to the Class
         A-PB Certificates, Class A-1 Certificates, Class A-2C Certificates,
         the Class A-3 Certificates, the Class A-4 Certificates, and/or the
         Class A-2PFL Regular Interest have been made on such Distribution
         Date;

   (10)  to distribution of interest to the holders of the Class A-MFL Regular
         Interest and the Class A-MFX Certificates, pro rata, in accordance with the amounts of Distributable Certificate Interest in respect of the Class A-MFL Regular Interest and the Class A-MFX Certificates on
         such Distribution Date, in amounts equal to all Distributable
         Certificate Interest in respect of such Class A-MFL Regular Interest and Class A-MFX Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (11)  after the Class A Certificates and the Class A-2PFL Regular Interest
         have been retired, to distributions of principal to the holders of the
         Class A-MFL Regular Interest and the Class A-MFX Certificates, pro
         rata in an aggregate amount (not to exceed the then outstanding
         Certificate Balance of the Class A-MFX Certificates and the Class
         A-MFL Regular Interest) equal to the Principal Distribution Amount in respect of such Class A-MFL Regular Interest and/or such Class A-MFX
         Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, Class A-2C Certificates,
         Class A-3 Certificates, Class A-PB Certificates and Class A-4
         Certificates and the Class A-2PFL Regular Interest and/or Class A-1A
         Certificates on such Distribution Date;

                                     S-258

   (12)  to distributions to the holders of the Class A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund
         Expenses, if any, previously allocated to such Class of Certificates and Regular Interest, and for which no reimbursement has previously been received to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

   (13)  to distribution of interest to the holders of the Class A-J
         Certificates, in accordance with the amounts of Distributable
         Certificate Interest in respect of the Class A-J Certificates on such
         Distribution Date, in amounts equal to all Distributable Certificate
         Interest in respect of such Class A-J Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (14)  after the Class A Certificates, the Class A-2PFL Regular Interest,
         the Class A-MFL Regular Interest and the Class A-MFX Certificates have been retired, to distributions of principal to the holders of the
         Class A-J Certificates, in an aggregate amount (not to exceed the then outstanding Certificate Balance of the Class A-J Certificates) equal to the Principal Distribution Amount in respect of such Class A-J
         Certificates for such Distribution Date, less any portion distributed in respect of the Class A-1 Certificates, Class A-2C Certificates,
         Class A-3 Certificates, Class A-PB Certificates, Class A-4
         Certificates and Class A-MFX Certificates and/or the Class A-2PFL
         Regular Interest and the Class A-MFL Regular Interest and/or Class
         A-lA Certificates on such Distribution Date;

   (15)  to distributions to the holders of the Class A-J Certificates to reimburse such holders for all such Realized Losses and Additional
         Trust Fund Expenses, if any previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (16)  to distributions of interest to the holders of the Class B
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (17)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class B Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class B
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (18)  to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (19)  to distributions of interest to the holders of the Class C
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (20)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class C Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class C
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (21)  to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (22)  to distributions of interest to the holders of the Class D
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-259

   (23)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class D Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class D
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (24)  to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (25)  to distributions of interest to the holders of the Class E
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (26)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class E Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class E
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (27)  to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (28)  to distributions of interest to the holders of the Class F
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (29)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class F Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class F
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (30)  to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (31)  to distributions of interest to the holders of the Class G
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (32)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class G Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class G
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (33)  to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (34)  to distributions of interest to the holders of the Class H
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-260

   (35)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class H Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class H
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (36)  to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (37)  to distributions of interest to the holders of the Class J
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (38)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class J Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class J
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (39)  to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (40)  to distributions of interest to the holders of the Class K
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (41)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class K Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class K
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (42)  to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (43)  to distributions of interest to the holders of the Class L
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (44)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class L Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class L
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (45)  to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (46)  to distributions of interest to the holders of the Class M
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                     S-261

   (47)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class M Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class M
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (48)  to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (49)  to distributions of interest to the holders of the Class N
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (50)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class N Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class N
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (51)  to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (52)  to distributions of interest to the holders of the Class O
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (53)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class O Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class O
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (54)  to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received;

   (55)  to distributions of interest to the holders of the Class P
         Certificates in an amount equal to all Distributable Certificate
         Interest in respect of such Class of Certificates for such
         Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

   (56)  after all Classes of Certificates and Regular Interests with an earlier priority of distribution have been retired, to distributions of principal to the holders of the Class P Certificates in an amount
         (not to exceed the then outstanding Certificate Balance of the Class P
         Certificates) equal to the Principal Distribution Amount for such
         Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates and/or Regular Interests with an earlier priority of distribution on such Distribution Date;

   (57)  to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust
         Fund Expenses, if any, previously allocated to such Class of
         Certificates and for which no reimbursement has previously been received; and

   (58)  to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution
         Amount remaining after the distributions to be made on such
         Distribution Date as described in clauses (1) through (57) above;

provided that, on each Distribution Date, if any, after the aggregate of the
Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and

                                     S-262

Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (3), (4), (5),
(6), (7), (8) and (9) above with respect to the Class A-1 Certificates, the
Class A-2C Certificates, the Class A-3 Certificates, the Class A-PB
Certificates, the Class A-4 Certificates and the Class A-1A Certificates and
the Class A-2PFL Regular Interest will be so made to the holders of the respective Classes of such Certificates and Regular Interests which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then-outstanding Certificate Balances of such
Classes of Certificates and Regular Interests and without regard to the
Principal Distribution Amount for such date

     Distributions on the Class A-2PFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-2PFL Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the Class A-2PFL Floating Rate Account to the extent of the Class A-2PFL
Available Funds, in the following order of priority:

     First, to the holders of the A-2PFL Certificates, in respect of interest, up to an amount equal to the Class A-2PFL Interest Distribution Amount;

     Second, to the holders of the Class A-2PFL Certificates, in respect of principal, up to an amount equal to the Class A-2PFL Principal Distribution
Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-2PFL Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class
A-2PFL Certificates (as a result of the allocation of the Realized Losses and
Additional Trust Fund Expenses to the Class A-2PFL Regular Interest) but not
previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Class A-2PFL Swap
Counterparty; and

     Fifth, any remaining amount to the holders of the Class A-2PFL
Certificates.

     See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Distributions on the Class A-MFL Certificates. On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Certificates has not
been reduced to zero, the Trustee is required to apply amounts on deposit in the Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority;

     First, to the holders of the Class A-MFL Certificates, in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution
Amount;

     Second, to the holders of the Class A-MFL Certificates, in respect of principal, up to an amount equal to the Class A-MFL Principal Distribution
Amount until the Certificate Balance of such Class is reduced to zero;

     Third, to the holders of the Class A-MFL Certificates, until all Realized
Losses and Additional Trust Fund Expenses previously allocated to the Class
A-MFL Certificates (as a result of the allocation Realized Losses and
Additional Trust Fund Expenses to the Class A-MFL Regular Interest) but not
previously reimbursed, have been reimbursed in full;

     Fourth, to pay any termination payments, if any, to the Class A-MFL Swap
Counterparty; and

     Fifth, any remaining amount to the holders of the Class A-MFL
Certificates.

     See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" equals with respect to each Class of REMIC Regular Certificates and the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest for each
Distribution Date, the Accrued Certificate Interest in respect of such Class of
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest for such Distribution Date, reduced (other than in the case of the
Class X Certificates) (to not less than zero) by (i) such Class's

                                     S-263

allocable share (calculated as described below) of the aggregate of any
Prepayment Interest Shortfalls resulting from principal prepayments made on the
Mortgage Loans during the related Collection Period that are not covered by the
Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and
(ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) or the Class A-2PFL Regular Interest or the Class A-MFL Regular
Interest.

     The "Accrued Certificate Interest" in respect of each Class of Sequential
Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest for each Distribution Date will equal one month's interest at the
Pass-Through Rate applicable to such Class of Certificates (other than the
Class A-2PFL Certificates and the Class A-MFL Certificates) or the Class A-2PFL
Regular Interest or the Class A-MFL Regular Interest for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate
Balance outstanding immediately prior to such Distribution Date. The "Accrued
Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P
Certificates, as the case may be, outstanding immediately prior to such
Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of REMIC Regular Certificates
(other than the Class A-2PFL Certificates, the Class A-MFL Certificates and the
Class X Certificates or the Class A-2PFL Regular Interest or the Class A-MFL
Regular Interest) will equal the product of (a) such Net Aggregate Prepayment
Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) or the Class A-2PFL Regular Interest or the Class A-MFL Regular
Interest for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC
Regular Certificates (other than the Class A-2PFL Certificates and the Class
A-MFL Certificates) and the Class X Certificates), the Class A-2PFL Regular
Interest and the Class A-MFL Regular Interest for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates or
Regular Interests, to the extent not covered by the Master Servicer's related
Compensating Interest Payment for such Distribution Date, will reduce the
Distributable Certificate Interest as described above.

     With respect to each Co-Lender Loan, Prepayment Interest Shortfalls will be allocated, first, to the related Subordinate Companion Loan, if any, and, second, to the related Mortgage Loan (and any related Pari Passu Companion
Loan). The portion of such Prepayment Interest Shortfall allocated to the related Mortgage Loan, net of amounts payable, if any, by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. This
allocation will cause a Prepayment Interest Shortfall with respect to each of the NGP Rubicon GSA Pool Whole Loan and the 1000 & 1100 Wilson Whole Loan to be
allocated, pro rata, between the related Pari Passu Companion Loan and the related Pari Passu Loan with any Prepayment Interest Shortfall allocated to the related Pari Passu Loan, net of amounts payable by the Master Servicer, to be included in the Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. So long as all of the Class A-4 and Class
A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group by Loan Group basis
(with respect to Loan Group 1, the "Loan Group 1 Principal Distribution Amount"
and with respect to Loan Group 2, the "Loan Group 2 Principal Distribution
Amount"). On each Distribution Date after the Certificate Balances of either the Class A-4 or the Class A-1A Certificates has been reduced to zero, a single
Principal Distribution Amount will be calculated in the aggregate for both Loan
Groups. The "Principal Distribution Amount" for each Distribution Date with respect to a Loan Group or the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master
Servicer, the Trustee or the 2005-C20 Master Servicer, as applicable:

                                     S-264

       (i) the aggregate of the principal portions of all Scheduled Payments
   (other than Balloon Payments) and of any Assumed Scheduled Payments due or
   deemed due, on or in respect of the Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and excluding amounts on any Companion
   Loan, for their respective Due Dates occurring during the related
   Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the 2005-C20
   Master Servicer, as applicable, prior to such Collection Period;

       (ii) the aggregate of all principal prepayments received on the Mortgage
   Loans in such Loan Group or the Mortgage Pool, as applicable, during the related Collection Period; provided, however, that for purposes of calculating the principal payments applicable to the Class A-2PFL Regular
   Interest and the Class A-2C Certificates on any Distribution Date occurring prior to the distribution date in June 2010, any such principal payment applicable to the Class A-2PFL Regular Interest shall be allocated first to the Class A-2C Certificates.

       (iii) with respect to any Mortgage Loan in such Loan Group or the
   Mortgage Pool, as applicable, as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related
   Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any
   Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such
   Mortgage Loan on a Due Date during or prior to the related Collection
   Period and not previously recovered;

       (iv) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of
   Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable, and
   Substitution Shortfall Amounts with respect to Mortgage Loans in such Loan
   Group or the Mortgage Pool, as applicable, and, to the extent not otherwise included in clause (i), (ii) or (iii) above, payments and other amounts that were received on or in respect of Mortgage Loans in such Loan Group or the Mortgage Pool, as applicable during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a
   Balloon Payment) due, or of the principal portion of any Assumed Scheduled
   Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

       (v) if such Distribution Date is subsequent to the initial Distribution
   Date, the excess, if any, of the Loan Group 1 Principal Distribution
   Amount, the Loan Group 2 Principal Distribution Amount and the Principal
   Distribution Amount, as the case may be, for the immediately preceding
   Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Notwithstanding the foregoing, unless otherwise noted, where Principal
Distribution Amount is used in this prospectus supplement without specific reference to any Loan Group, it refers to the Principal Distribution Amount with respect to the entire Mortgage Pool.

     Class A-PB Planned Principal Balance. The "Class A-PB Planned Principal
Balance" for any Distribution Date is the balance shown for such Distribution
Date in the table set forth in Annex D to

                                     S-265

this prospectus supplement. Such balances were calculated using, among other things, the Table Assumptions. Based on these assumptions, the Certificate
Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the balance indicated for that Distribution Date on the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with the Table Assumptions. Therefore, there can be no assurance that the balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class
A-1 Certificates, Class A-2C Certificates, Class A-3 Certificates and Class A-4
Certificates and the Class A-2PFL Regular Interest have been reduced to zero, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon
Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing
Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each
Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such
Mortgage Loan on such Due Date had it remained outstanding (or, if such
Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of
Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property
(or a beneficial interest in the Mortgaged Property related to the NGP Rubicon
GSA Pool Loan or the 1000 & 1100 Wilson Loan) may be acquired as part of the
Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i)
distributions on the Certificates, (ii) allocations of Realized Losses and
Additional Trust Fund Expenses to the Certificates, and (iii) the amount of
Trustee Fees and Servicing Fees payable under the Pooling and Servicing
Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be
"applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan"
or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and
"Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO

                                     S-266

Mortgage Loan"). For purposes of this paragraph, the term Mortgage Loan includes the Whole Loans or a related Companion Loan, if applicable.

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the
event a borrower is required to pay any Prepayment Premium or Yield Maintenance
Charge, the amount of such payments actually collected (and, in the case of a
Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) will be distributed in respect of the
Offered Certificates (excluding the Class A-2PFL Certificates and the Class
A-MFL Certificates), the Class A-2PFL Regular Interest and the Class A-MFL
Regular Interest and Class E Certificates, Class F Certificates, Class G
Certificates and Class H Certificates as set forth below. "Yield Maintenance
Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated
(based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment; provided, in most cases, a minimum fee is required by the Mortgage Loan documents (usually calculated as a percentage of the outstanding principal balance of the Mortgage Loan). Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a
Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment
Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a
Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any
Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the
holders of each Class of Offered Certificates (excluding the Class A-2PFL
Certificates and the Class A-MFL Certificates), the Class A-2PFL Regular
Interest and the Class A-MFL Regular Interest and the Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates then entitled to distributions of principal with respect to the related Loan Group on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such
Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates (other than the
Class A-2PFL Certificates and the Class A-MFL Certificates) or the Class A-2PFL
Regular Interest or the Class A-MFL Regular Interest, as applicable over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) or
the Class A-2PFL Regular Interest or the Class A-MFL Regular Interest, as
applicable, on such Distribution Date with respect to the applicable Loan
Group, and the denominator of which is the Principal Distribution Amount with respect to the applicable Loan Group for such Distribution Date.

     If there is more than one such Class of Certificates (other than the Class
A-2PFL Certificates and the Class A-MFL Certificates) or the Class A-2PFL
Regular Interest or the Class A-MFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance
Charge is distributable, the aggregate amount of such Prepayment Premium or
Yield Maintenance Charge will be allocated among all such Classes of
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph.
The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges
remaining after any such payments described above will be distributed as follows: (a) on or before the Distribution Date in October 2012, 60% to the holders of the Class X-P Certificates and 40% to the holders of the Class X-C
Certificates and (b) thereafter, 100% to the holders of the Class X-C
Certificates.

     On any Distribution Date, for so long as the related Swap Contract is in effect and there is no continuing payment default under the related Swap
Contract, Yield Maintenance Charges and Prepayment Premiums distributable in respect of the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest will be payable to the applicable Swap Counterparty, and on any
Distribution Date on

                                     S-267

which the related Swap Contract is not in effect or a continuing payment default by the Swap Counterparty exists, Yield Maintenance Charges and
Prepayment Premiums distributable in respect of the Class A-2PFL Regular
Interest and the Class A-MFL Regular Interest will be distributable to the holders of the Class A-2PFL Certificates and Class A-MFL Certificates,
respectively. See "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     The "Discount Rate" applicable to any Class of Offered Certificates (other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and the
Class A-2PFL Regular Interest and the Class A-MFL Regular Interest, the Class
A-1A Certificates, Class E Certificates, Class F Certificates, Class G
Certificates and Class H Certificates will be equal to the discount rate stated
in the related Mortgage Loan documents used in calculating the Yield
Maintenance Charge with respect to such principal prepayment. To the extent that a discount rate is not stated therein, the Discount Rate will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage
Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and
Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a
Prepayment Premium or Yield Maintenance Charge, or of the collectability of any
Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE
MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any
Additional Interest collected on an ARD Loan (and, with respect to any
Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A Certificates, Class A-2PFL Regular Interest,
Class X-C Certificates and Class X-P Certificates and each other such Class of
Subordinate Certificates, if any, with a higher payment priority. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by the holders of the Class A Certificates, the Class A-2PFL Regular Interest and the Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-MFL Regular Interest and the Class
A-MFX Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates and Class D Certificates of the full amount of Distributable
Certificate Interest payable in respect of such Classes of Certificates on each
Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the
Class D Certificates by means of the subordination of the Non-Offered
Certificates (other than the Class X Certificates), (b) to the holders of the
Class C Certificates by means of the subordination of the Class D Certificates and the Non-Offered Certificates (other than the Class X Certificates), (c) to the holders of the Class B Certificates by means of the subordination of the
Class C Certificates, the Class D Certificates and the Non-Offered Certificates
(other than the Class X Certificates), (d) to the holders of the Class A-J
Certificates by means of the subordination of the Class B Certificates, Class C
Certificates, Class D Certificates and the Non-Offered Certificates (other than the Class X Certificates), (e) to the holders of the Class A-MFL Regular
Interest and the Class A-MFX

                                     S-268

Certificates by means of subordination of the Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and the Non-Offered
Certificates (other than the Class X Certificates) and (f) to the holders of the Class A Certificates, the Class A-2PFL Regular Interest and Class X
Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under
"--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as
described below. After the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A
Certificates and the Class A-2PFL Regular Interest (and therefore the Class
A-2PFL Certificates), to the extent such Classes of Certificates and the Class
A-2PFL Regular Interest remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A Certificates and the Class
A-2PFL Regular Interest (and therefore the Class A-2PFL Certificates) and Class
X Certificates, to the extent such Classes of Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates, the Class A-2PFL Regular Interest (and therefore the Class A-2PFL Certificates) or the Class A-MFL Regular Interest (and
therefore the Class A-MFL Certificates).

     Allocation to the Class A Certificates (other than the Class A-2PFL
Certificates) and the Class A-2PFL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date in accordance with the priorities described under "--Distributions--Application on the Available Distribution
Amount" above will have the effect of reducing the aggregate Certificate
Balance of the Class A Certificates (other than the Class A-2PFL Certificates)
and the Class A-2PFL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A
Certificates (other than the Class A-2PFL Certificates) and the Class A-2PFL
Regular Interest, the percentage interest in the Trust Fund evidenced by such
Class A Certificates (other than the Class A-2PFL Certificates) and the Class
A-2PFL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded such Class A Certificates (other than the
Class A-2PFL Certificates) and the Class A-2PFL Regular Interest by the
Subordinate Certificates. Furthermore, allocation to the Class A-2C
Certificates, on each Distribution Date prior to the Distribution Date in June
2010, of principal otherwise allocable to the Class A-PFL Regular Interest collected in connection with the prepayment of the Mortgage Loans may have the effect of reducing the aggregate Certificate Balance of the Class A-2C
Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as such principal is distributed to the holders of such Class A-2C Certificates, the percentage interest in the Trust Fund evidenced by such Class A-2C
Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-2C Certificates by the Subordinate
Certificates.

     On each Distribution Date, following all distributions on the Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest to be
made on such date, the aggregate of all Realized Losses and Additional Trust
Fund Expenses related to all Mortgage Loans (without regard to Loan Groups)
that have been incurred since the Cut-Off Date through the end of the related
Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay
Certificates (other than the Class A-2PFL Certificates and the Class A-MFL
Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest (and, therefore, the Class A-2PFL and Class A-MFL Certificate
Balances) (in each case, in reduction of their respective Certificate Balances)
as follows, but, with respect to the Classes of Sequential Pay Certificates
(other than the Class A-2PFL Certificates and the Class A-MFL Certificates) and
the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest, in the
aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates (other than the Class A-2PFL Certificates and the Class A-MFL

                                     S-269

Certificates) and the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest remaining outstanding after giving effect to the distributions on such
Distribution Date exceeds the aggregate Stated Principal Balance of the
Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class P Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; second, to the Class
O Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero;
tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E
Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate
Balance of such Class of Certificates is reduced to zero; fourteenth, to the
Class B Certificates, until the remaining Certificate Balance of such Class of
Certificates is reduced to zero; fifteenth, to the Class A-J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixteenth, to the Class A-MFL Regular Interest and the Class
A-MFX Certificates, pro rata until the remaining Certificate Balance of such
Class A-MFX Certificates and the Class A-MFL Regular Interest is reduced to zero; and, last, to the Class A Certificates (other than the Class A-2PFL
Certificates) and the Class A-2PFL Regular Interest, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining
Certificate Balances of such Classes of Certificates and the Class A-2PFL
Regular Interest are reduced to zero.

     Generally, any losses and expenses that are associated with the Co-Lender
Loans with Subordinate Companion Loans will be allocated in accordance with the terms of the related Intercreditor Agreement first, to the related Subordinate
Companion Loan and second, to other related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above. Any losses and expenses with respect to the NGP Rubicon GSA Pool Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the NGP
Rubicon GSA Pool Loan and the NGP Rubicon GSA Pool Pari Passu Companion Loan.
Any losses and expenses with respect to the 1000 & 1100 Wilson Whole Loan will be allocated in accordance with the related Intercreditor Agreement pro rata to the 1000 & 1100 Wilson Loan and the 1000 & 1100 Wilson Pari Passu Companion
Loan.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The
Realized Loss in respect of a liquidated Mortgage Loan (or related REO
Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage
Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and
(ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional
Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage
Loan for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest on that

                                     S-270

nonrecoverable Advance thereon) to the extent amounts have been paid from the
Principal Distribution Amount pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any
Special Servicing Fees, Liquidation Fees or Workout Fees paid to the Special
Servicer, (ii) any interest paid to the Master Servicer and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the
Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE
POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain indemnities and reimbursements to the Master
Servicer, the Special Servicer and the Depositor of the type described under
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding
the Master Servicer and the Depositor" in the accompanying prospectus (the
Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating
Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited
Transactions Tax and Other Taxes" in the accompanying prospectus and "SERVICING
OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase
Option" in this prospectus supplement. Additional Trust Fund expenses shall not include costs or fees incurred with respect to any Swap Contract, which shall not be payable by the Trust Fund or from the Class A-2PFL Floating Rate Account or the Class A-MFL Floating Rate Account. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of
Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing
Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than
Balloon Payments) and any Assumed Scheduled Payments, net of related Master
Servicing Fees, in respect of the Mortgage Loans (and the Pari Passu Companion
Loan that is being serviced by the Master Servicer and the Special Servicer, as applicable) and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer)
as of the close of business on the last day of the Collection Period. P&I
Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such
Mortgage Loan or disposition of any REO Property acquired in respect thereof.
However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment
(net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such
Appraisal Reduction Amount exists, the Master Servicer or the Trustee, as applicable, will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i)
the amount of the interest portion

                                     S-271

of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one-twelfth of the
Pass-Through Rate) applicable to the Class of Certificates, to which such
Appraisal Reduction Amount is allocated as described in "--Appraisal
Reductions" below and (ii) the amount of the principal portion of the P&I
Advance that would otherwise be required without regard to this sentence.
Pursuant to the terms of the Pooling and Servicing Agreement, if the Master
Servicer fails to make a P&I Advance required to be made, the Trustee will then be required to make such P&I Advance, except any P&I Advance with respect to the Pari Passu Companion Loan, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor the Trustee will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance
Charges or Additional Interest. Neither the Master Servicer nor the Trustee
will be required to make any P&I Advances with respect to any Companion Loan.
In general, neither the Master Servicer nor the Trustee will be required to make any P&I Advances with respect to the 1000 & 1100 Wilson Loan under the
Pooling and Servicing Agreement. Those advances will be made by the 2005-C20
Master Servicer in accordance with the 2005-C20 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the 1000 & 1100 Wilson Loan may be reduced by an appraisal reduction amount as calculated under the 2005-C20 Pooling and
Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2005-C20 Master Servicer fails to make a required principal and interest advance on the 1000 & 1100 Wilson Loan pursuant to the 2005-C20 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the 1000 & 1100 Wilson Loan), the Master Servicer will be required to make the
P&I Advances on the 1000 & 1100 Wilson Loan so long as it has received all information necessary to make a recoverability determination. If the Master
Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. The Master Servicer and the
Trustee may conclusively rely on the non-recoverability determination of the
2005-C20 Master Servicer. If any principal and interest advances are made with respect to the 1000 & 1100 Wilson Loan under the 2005-C20 Pooling and Servicing
Agreement or under the Pooling and Servicing Agreement, as applicable, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2005-C20 Pooling and Servicing Agreement or the
Pooling and Servicing Agreement, as applicable, including in the event that the
2005-C20 Master Servicer has made a principal and interest advance on the 1000
& 1100 Wilson Loan that it or the 2005-C20 Special Servicer subsequently determines is not recoverable from expected collections on the 1000 & 1100
Wilson Loan from general collections on all Mortgage Loans in the Trust.

     Neither the Master Servicer nor the Trustee will be required to make any
P&I Advances with respect to any Subordinate Companion Loan. In addition, the
Trustee will not be required to make any P&I Advances with respect to any Pari
Passu Companion Loan. If the Master Servicer fails to make the required P&I
Advance, the Trustee is required to make such P&I Advance, except any P&I
Advance with respect to any Pari Passu Companion Loan, subject to the same limitations, and with the same rights, as described above for the Master
Servicer.

     The Master Servicer (or the Trustee) is entitled to recover any P&I
Advance made out of its own funds from any amounts collected in respect of the
Mortgage Loan (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage
Loan or REO Property ("Related Proceeds"). Neither the Master Servicer nor the
Trustee is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the
Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee, would, if made, not be recoverable from Related
Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the
Trustee) is entitled to recover, from general funds on deposit in the
Certificate Account, any P&I Advance made that it

                                     S-272

determines to be a Nonrecoverable P&I Advance plus interest at the
Reimbursement Rate. In addition, each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan is modified in connection with such Mortgage Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections in the
Certificate Account. Any amount that constitutes all or a portion of any
Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either
(a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement
Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master
Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the
Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the Trust Fund any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an
Advance is nonrecoverable will be conclusive and binding on the
Certificateholders, the Master Servicer, the Trustee. Any requirement of the
Master Servicer and the Trustee to make an Advance in the Pooling and Servicing
Agreement is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See
"DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and
"DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in
the accompanying prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the
Trustee of any reimbursable servicing expense (which may include nonrecoverable advances to the extent deemed to be in the best interest of the
Certificateholders) incurred by it (each such P&I Advance or expense, an
"Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the
Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan in the Collection Period in which such reimbursement is made and then from general collections on the
Mortgage Loans then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Master
Servicer and the Controlling

                                     S-273

Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer, the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the
Servicing Standard or contractual duty under the Pooling and Servicing
Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and
Servicing Agreement. In the event that the Master Servicer or the Trustee, as applicable, elects not to recover such nonrecoverable Advances over time, the
Master Servicer or the Trustee, as applicable, will be required to give S&P and
Fitch at least 15 days notice prior to any such reimbursement to it of nonrecoverable Advances from amounts in the Certificate Account allocable to the interest on the Mortgage Loans, unless the Master Servicer, the Trustee , as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan or reimburses itself out of general collections, related to principal only, on the Mortgage Pool for any Workout-Delayed Reimbursement Amount, then that
Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of nonrecoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable
Certificates), thereby reducing the Principal Distribution Amount of such
Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or
Workout-Delayed Reimbursement Amount is reimbursed out of the Principal
Distribution Amount as described above and the item for which the Advance or
Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the
Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

APPRAISAL REDUCTIONS

     Other than with respect to the NGP Rubicon GSA Pool Loan and the 1000 &
1100 Wilson Loan, upon the earliest of the date (each such date, a "Required
Appraisal Date") that (1) any Mortgage Loan (including the Pari Passu Companion
Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO
Property is acquired on behalf of the Trust Fund in respect of any Mortgage
Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the
Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding, (6) a Balloon
Payment with respect to any Mortgage Loan (including the Pari Passu Companion
Loan) has not been paid on its scheduled maturity date, unless the Master
Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan (including the Pari Passu Companion
Loan) within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan (including the Pari Passu Companion Loan)
will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan is
outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage
Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain
(within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a
Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2

                                     S-274

million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A
"Qualified Appraiser" is an independent appraiser, selected by the Special
Servicer or the Master Servicer, that is a member in good standing of the
Appraisal Institute, and that, if the state in which the subject Mortgaged
Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction
Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The
Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first
Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated
Principal Balance of such Required Appraisal Loan, and any Companion Loans related thereto, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required
Appraisal Loan and any related Companion Loans to the extent the Master
Servicer had actual knowledge of such advance, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net
Mortgage Rate (exclusive of any portion thereof that constitutes Additional
Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal
Loan and any related Companion Loans, plus, with respect to any Pari Passu
Companion Loan, similar fees and expenses to the extent the Master Servicer has actual knowledge of such fees and expenses, (iv) all related unreimbursed
Advances (plus accrued interest thereon) made by or on behalf of the Master
Servicer, the Special Servicer or the Trustee with respect to such Required
Appraisal Loan and any related Companion Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related
Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related
Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the
Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal
Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal
(or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a
Mortgage Loan, the interest portion of a P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate
Certificates in reverse order of entitlement to distribution with respect to such Classes. See "--P&I Advances" above. With respect to the NGP Rubicon GSA
Pool Loan and the 1000 & 1100 Wilson Loan, the appraisal reduction amount will be calculated under the 2005-C20 Pooling and Servicing Agreement, in a manner substantially similar but not identical to the calculation of an Appraisal
Reduction Amount as described above. Any such appraisal reduction on a Pari
Passu Loan will generally be allocated to the holders of the related Mortgage
Loan and related Pari Passu Companion Loans, pro rata, based on each such loan's outstanding principal balance. Any such Appraisal Reduction Amounts on
Mortgage Loans with Subordinate Companion Loans will generally be allocated first, to the Subordinate Companion Loan, and second, to the related Mortgage
Loan. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the NGP Rubicon GSA
Pool Loan and the 1000 & 1100 Wilson Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction
Amounts will be allocated to the Certificate Balance of each Class of
Sequential Pay

                                     S-275

Certificates in reverse order of payment priorities (except with respect to the
Class A Certificates, to which such Appraisal Reduction Amounts will be allocated pro rata).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

       (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

          (i) the amount of the distribution to the holders of each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates in reduction of the Certificate Balance thereof;

          (ii) the amount of the distribution to the holders of each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates allocable to Distributable Certificate
       Interest, the Class A-2PFL Interest Distribution Amount and the Class
       A-MFL Interest Distribution Amount, and, with respect to the Class
       A-2PFL Certificates and the Class A-MFL Certificates, notification that the amount of interest being distributed with respect to the Class
       A-2PFL Regular Interest and the Class A-MFL Regular Interest, is being paid as a result of a Swap Default;

          (iii) the amount of the distribution to the holders of each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates allocable to Prepayment Premiums and Yield
       Maintenance Charges;

          (iv) the amount of the distribution to the holders of each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates in reimbursement of previously allocated
       Realized Losses and Additional Trust Fund Expenses;

          (v) the Available Distribution Amount and the Class A-2PFL Available
       Funds and the Class A-MFL Available Funds;

          (vi) (a) the aggregate amount of P&I Advances (including any such advances made on the NGP Rubicon GSA Pool Loan or the 1000 & 1100 Wilson
       Loan under the 2005-C20 Pooling and Servicing Agreement) made in respect of such Distribution Date with respect to the Mortgage Pool and each
       Loan Group and (b) the aggregate amount of servicing advances with respect to the Mortgage Pool and each Loan Group as of the close of business on the related Determination Date;

          (vii) the aggregate unpaid principal balance of the Mortgage Pool and each Loan Group outstanding as of the close of business on the related
       Determination Date;

          (viii) the aggregate Stated Principal Balance of the Mortgage Pool and each Loan Group outstanding immediately before and immediately after such Distribution Date;

          (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans in the Mortgage Pool and
       each Loan Group as of the close of business on the related Determination
       Date;

          (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent
       Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of
       Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c)
       delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

          (xi) as to each Mortgage Loan referred to in the preceding clause (x)
       above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

                                     S-276

          (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any
       Realized Loss in connection with such liquidation event;

          (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with the
       Servicing Standard, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery
       Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such
       Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

          (xiv) the Accrued Certificate Interest in respect of each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates for such Distribution Date;

          (xv) any unpaid Distributable Certificate Interest in respect of each
       Class of REMIC Regular Certificates and the Class A-2PFL Certificates
       and the Class A-MFL Certificates after giving effect to the distributions made on such Distribution Date;

          (xvi) the Pass-Through Rate for each Class of REMIC Regular
       Certificates and the Class A-2PFL Certificates and the Class A-MFL
       Certificates for such Distribution Date;

          (xvii) the Principal Distribution Amount;

          (xviii) the Principal Distribution Amount the Loan Group 1 Principal
       Distribution Amount and the Loan Group 2 Principal Distribution Amount
       for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related
       Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

          (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses
       incurred during the related Collection Period;

          (xx) the aggregate of all Realized Losses and Additional Trust Fund
       Expenses that were allocated to each Class of Certificates and the Class
       A-2PFL Regular Interest and the Class A-MFL Regular Interest on such
       Distribution Date;

          (xxi) the Certificate Balance of each Class of REMIC Regular
       Certificates (other than the Class X Certificates) and the Class A-2PFL
       Certificates and the Class A-MFL Certificates and the Notional Amount of
       the Class X-C Certificates and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and
       Additional Trust Fund Expenses on such Distribution Date;

          (xxii) the certificate factor for each Class of REMIC Regular
       Certificates and the Class A-2PFL Certificates and the Class A-MFL
       Certificates immediately following such Distribution Date;

          (xxiii) the aggregate amount of interest on P&I Advances (including any such advances made on the NGP Rubicon GSA Pool Loan or the 1000 &
       1100 Wilson Loan under the 2005-C20 Pooling and Servicing Agreement)
       paid to the Master Servicer or the Trustee (or the 2005-C20 Master
       Servicer) with respect to the Mortgage Pool and each Loan Group during the related Collection Period;

          (xxiv) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee with respect to the Mortgage Pool and each Loan Group during the related Collection
       Period;

                                     S-277

          (xxv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as
       applicable, during the related Collection Period;

          (xxvi) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

          (xxvii) the original and then current credit support levels for each
       Class of REMIC Regular Certificates and the Class A-2PFL Certificates
       and the Class A-MFL Certificates;

          (xxviii) the original and then current ratings for each Class of
       REMIC Regular Certificates and the Class A-2PFL Certificates and the
       Class A-MFL Certificates;

          (xxix) the aggregate amount of Prepayment Premiums and Yield
       Maintenance Charges collected with respect to the Mortgage Pool and each
       Loan Group during the related Collection Period;

          (xxx) the amounts, if any, actually distributed with respect to the
       Class R-I Certificates, Class R-II Certificates and Class Z Certificates
       on such Distribution Date;

          (xxxi) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation;

          (xxxii) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

          (xxxiii) the amounts received and paid in respect of each of the
       Class A-2PFL Swap Contract and the Class A-MFL Swap Contract;

          (xxxiv) identification of any payment default under the Class A-2PFL
       Swap Contract and the Class A-MFL Swap Contract as of 11:00 AM Eastern
       time on the applicable Distribution Date and identification of any
       Rating Agency Trigger Event or other Swap Default of which Trustee has knowledge as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-2PFL Swap Contract and the Class A-MFL Swap Contract;

          (xxxv) the amount of any (A) payment by the applicable Swap
       Counterparty as a termination payment, (B) payments in connection with the acquisition of a replacement interest rate swap contract and (C)
       collateral posted in connection with any Rating Agency Trigger Event;
       and

          (xxxvi) the amount of, and identification of, any payments on the
       Class A-2PFL Certificates and the Class A-MFL Certificates in addition to the amount of principal and interest due thereon (including without limitation, any termination payment received in connection with the
       Class A-2PFL Swap Contract and the Class A-MFL Swap Contract).

       (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in
   electronic form and substance as provided by the Master Servicer and/or the
   Special Servicer) setting forth certain information (with respect to CMSA
   Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

       (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the
   Certificates, respectively.

       (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loans and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee
prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the
Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

       (a) CMSA Delinquent Loan Status Report;

                                     S-278

       (b) CMSA Historical Loan Modification and Corrected Mortgage Loan
   Report;

       (c) CMSA Historical Liquidation Report;

       (d) CMSA REO Status Report;

       (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

       (f) CMSA Operating Statement Analysis Report;

       (g) CMSA NOI Adjustment Worksheet;

       (h) CMSA Comparative Financial Status Report;

       (i) CMSA Loan Level Reserve/LOC Report; and

       (j) CMSA Advance Recovery Report.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA")
investor reporting package. Forms of these reports are available at the CMSA's website located at "www.cmbs.org".

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer
Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the
Special Servicer or the Master Servicer to the Trustee prior to the related
Distribution Date. Absent manifest error, none of the Master Servicer, the
Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as
applicable.

     Book-Entry Certificates. Until such time as definitive Offered
Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry
Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry
Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership)
at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its
Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer or the Trustee and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution
Date, the Trustee will make available to the general public via its internet website initially located at "www.ctslink.com/cmbs", (i) the related
Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan
Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for the general public
(and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and
Servicing Agreement, and (v) any other items at the request of the Depositor.

                                     S-279

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer
Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to Certificate Owners and prospective transferees, and upon request to any other Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor.
In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master
Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File
and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged
Person, the Restricted Servicer Reports and the CMSA Property File. For
assistance with the Master Servicer's internet website, investors may call
(800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating
Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the
Depositor and its designees, the Underwriters or any party to the Pooling and
Servicing Agreement.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.
Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing
Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the
Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an
Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--
Evidence as to Compliance" in the accompanying prospectus, (d) all accountants'
reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence
as to Compliance" in the accompanying prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the
Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage
File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to
Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

                                     S-280

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC
Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date
(except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table
Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted
Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                   ASSUMED FINAL
CLASS DESIGNATION                                DISTRIBUTION DATE
----------------------                          -------------------

Class A-1 .....................................    June 15, 2010
Class A-2PFL .................................. September 15, 2010
Class A-2C ....................................  October 15, 2010
Class A-3 ..................................... September 15, 2012
Class A-PB ....................................    June 15, 2005
Class A-4 .....................................   August 15, 2005
Class A-1A .................................... September 15, 2005
Class A-MFL ................................... September 15, 2005
Class A-MFX ................................... September 15, 2005
Class A-J .....................................  October 15, 2015
Class B .......................................  October 15, 2015
Class C .......................................  October 15, 2015
Class D .......................................  October 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement)
(except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the
Mortgage Loans. Because the rate of principal payments (including prepayments)
on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final
Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final
Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY
CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in
the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered
Certificates is the Distribution Date in October 2044, the first Distribution
Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of
Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.

                                     S-281

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100%
of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii)
in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Sequential Pay
Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class
Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I Certificates, Class R-II Certificates and Class Z Certificates
will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 Certificates, Class A-2PFL Certificates,
Class A-2C Certificates, Class A-3 Certificates, Class A-PB Certificates, Class
A-4 Certificates, and Class A-1A Certificates will be treated as one Class for determining the Controlling Class, and the Class A-MFL Certificates and the
Class A-MFX Certificates will be treated as one Class for determining the
Controlling Class. In addition, if either the Master Servicer or the Special
Servicer is the holder of any Sequential Pay Certificate, neither of the Master
Servicer or Special Servicer, in its capacity as a Certificateholder, will have
Voting Rights with respect to matters concerning compensation affecting the
Master Servicer or the Special Servicer. See "DESCRIPTION OF THE
CERTIFICATES--Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO
Properties, if any, remaining in the Trust Fund by the Master Servicer, the
Special Servicer or any single Certificateholder (so long as such
Certificateholder is not an affiliate of the Depositor or a Mortgage Loan
Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the lowest payment priority then outstanding (or if no Certificateholder is entitled to greater than 50% of the
Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate
Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and
Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Trustee or other registrar for the
Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the
Majority Subordinate Certificateholder of all the Mortgage Loans and all of the
REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans
(other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then-outstanding Offered Certificates, but the right of the Master
Servicer, the Special Servicer or the Majority Subordinate Certificateholder to
effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage
Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other

                                     S-282

than the Certificateholders, will constitute part of the Available Distribution
Amount for the final Distribution Date. The Available Distribution Amount for
the final Distribution Date will be distributed by the Trustee generally as described under "--Distributions--Application of the Available Distribution
Amount," in this prospectus supplement except that the distributions of principal on any Class of Sequential Pay Certificates and the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class of Certificates or the Class A-2PFL Regular Interest or the Class A-MFL Regular
Interest remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding
Certificates (other than the Class Z Certificates and the REMIC Residual
Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made: (i) if the then-outstanding Certificates (other than the Class Z Certificates and the REMIC Residual Certificates) are held by a single Certificateholder, (ii) after the Class A-1 Certificates, Class A-2PFL
Certificates, Class A-2C Certificates, the Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFL
Certificates, Class A-MFX Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange. In the event that such Certificateholder elects to exchange its
Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account, in immediately available funds, an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

     For purposes of the foregoing provisions relating to termination of the
Trust Fund, with respect to the NGP Rubicon GSA Pool Loan and the 1000 & 1100
Wilson Loan, the term REO Property refers to the Trust Fund's beneficial interest in the related REO Property under the 2005-C20 Pooling and Servicing
Agreement.

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND
SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain
Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee"
in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the
Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the
Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC
Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of
Owners of REMIC Residual Certificates--Reporting and Other Administrative
Matters" in the accompanying prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account, the Interest Reserve Account, the Additional
Interest Account and the Gain-on-Sale Reserve Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds

                                     S-283

held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

                                     S-284

                       DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

     On the Closing Date, the Depositor will transfer the Class A-2PFL Regular
Interest to the Trust Fund in exchange for the Class A-2PFL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class A-2PFL Regular Interest, the Class A-2PFL Swap Contract
and the Class A-2PFL Floating Rate Account. In addition, on the Closing Date, the Depositor will transfer the Class A-MFL Regular Interest to the Trust Fund in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the Trust Fund consisting of the Class
A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL
Floating Rate Account.

     The Trustee, on behalf of the Trust Fund, will enter into two interest rate swap contracts: (i) the swap contract related to the Class A-2PFL Regular
Interest (the "Class A-2PFL Swap Contract"), with Wachovia Bank, National
Association (the "Class A-2PFL Swap Counterparty") and (ii) the swap contract related to the Class A-MFL Regular Interest (the "Class A-MFL Swap Contract"),
with Wachovia Bank, National Association (the "Class A-MFL Swap Counterparty").
The Class A-2PFL Swap Contract will have a maturity date of the Distribution
Date in October 2044 (the same date as the Rated Final Distribution Date of the
Class A-2PFL Certificates) or earlier if the Certificate Balance of the Class
A-2PFL Regular Interest is reduced to zero prior to such date. The Class A-MFL
Swap Contract will have a maturity date of the Distribution Date in October
2044 (the same date as the Rated Final Distribution Date of the Class A-MFL
Certificates) or earlier if the Certificate Balance of the Class A-MFL Regular
Interest is reduced to zero prior to such date. The Trustee will make available to the related Swap Counterparty the Distribution Date Statement, which statement will include LIBOR applicable to the related Interest Accrual Period and the fixed rate amount payable by the Trust Fund (including any shortfall in the regular fixed rate payment attributable to the Class A-2PFL Regular
Interest and the Class A-MFL Regular Interest, as applicable), as well as any
Yield Maintenance Charges payable to the related Swap Counterparty. See
"DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.
The Trustee will also calculate the amounts, if any, due from or payable to the related Swap Counterparty under the related Swap Contract.

     The Trustee may make withdrawals from a Floating Rate Account only for the following purposes: (i) with regard to the Class A-2PFL Floating Rate Account, to distribute to the holders of the Class A-2PFL Certificates the Class A-2PFL
Available Funds for any Distribution Date and with regard to the Class A-MFL
Floating Rate Account, to distribute to the holders of the Class A-MFL
Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to
withdraw any amount deposited into the related Floating Rate Account that was not required to be deposited in such account; (iii) to pay any regularly scheduled payments required to be paid to the related Swap Counterparty under the related Swap Contract in accordance with the Pooling and Servicing
Agreement; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

     For purposes hereof, "Class A-2PFL Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-2PFL Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Class A-2PFL Swap
Counterparty pursuant to the Class A-2PFL Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Class A-2PFL Swap Counterparty pursuant to the Class
A-2PFL Swap Contract for such Distribution Date.

     The "Class A-2PFL Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-2PFL Regular Interest for such Distribution
Date and (ii) the amount required to be paid to the Trust Fund by the Class
A-2PFL Swap Counterparty under the Class A-2PFL Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Class A-2PFL
Swap Counterparty by the Trust Fund under the Class A-2PFL Swap Contract. The
"Class A-2PFL Principal Distribution Amount" means, with respect to any
Distribution Date, the amount of principal allocated to the Class A-2PFL
Regular Interest as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions" in this prospectus supplement.

                                     S-285

     For purposes hereof, "Class A-MFL Available Funds" will equal the sum of
(i) the total amount of all principal and/or interest distributions on or in respect of the Class A-MFL Regular Interest with respect to such Distribution
Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the Swap Contract, less, (iii) with respect to interest distributions, the regularly scheduled interest payment required to be paid to the Swap
Counterparty pursuant to the Swap Contract for such Distribution Date.

     The "Class A-MFL Interest Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the sum of (i) amounts in respect of interest received on the Class A-MFL Regular Interest for such Distribution
Date and (ii) the amount required to be paid to the Trust Fund by the Swap
Counterparty under the Swap Contract, less (iii) the regularly scheduled interest payment required to be paid to the Swap Counterparty by the Trust Fund under the Swap Contract. The "Class A-MFL Principal Distribution Amount" means, with respect to any Distribution Date, the amount of principal allocated to the
Class A-MFL Regular Interest as described under "DESCRIPTION OF THE
CERTIFICATES--Distributions".

THE SWAP CONTRACTS

     The Swap Contracts will provide that, so long as the related Swap Contract is in effect and there is no continuing payment default by the Swap
Counterparty, (a) on each Distribution Date, commencing in November 2005, the
Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield
Maintenance Charges in respect of the Class A-2PFL Regular Interest and the
Class A-MFL Regular Interest for the related Distribution Date and (ii) one month's interest at the Pass-Through Rate applicable to the Class A-2PFL
Regular Interest and the Class A-MFL Regular Interest accrued for the related
Interest Accrual Period on the Certificate Balance of the Class A-2PFL
Certificates and the Class A-MFL Certificates, respectively, and (b) on the
Business Day prior to each Distribution Date, commencing in November 2005, the related Swap Counterparty will pay to the Trustee, for the benefit of the Class
A-2PFL Certificateholders and the Class A-MFL Certificateholders, one month's interest at the Pass-Through Rate applicable to the Class A-2PFL Certificates and the Class A-MFL Certificates accrued for the related Interest Accrual
Period on the Certificate Balance of the Class A-2PFL Certificates and the
Class A-MFL Certificates, respectively.

     Such payments will be made on a net basis. In addition, the Class A-MFL
Swap Contract and the Pooling and Servicing Agreement will each provide that if, on the Distribution Date in September 2015, the related Certificates remain outstanding and the related Swap Contract is in effect, then on each subsequent
Distribution Date until such time as (i) the Class A-MFL Certificates are no longer outstanding or (ii) the Pass-Through Rate applicable to the Class A-MFL
Certificates converts to a fixed rate, the Trustee will pay or cause to be paid to the Swap Counterparty an amount up to the amount equal to the product of (x)
the Class X-C Pass-Through Rate Reduction Percentage and (y) the then-Notional
Amount of the Class X-C Certificates (the "Additional Swap Contract Payments").

     On any Distribution Date for which the funds allocated to payment of amounts in respect of interest received on the Class A-2PFL Regular Interest or the Class A-MFL Regular Interest, as the case may be, are insufficient to pay all amounts (other than any Additional Swap Contract Payments) due to the related Swap Counterparty under the related Swap Contract for such Distribution
Date, the amounts payable by the related Swap Counterparty to the Trust Fund under the related Swap Contract will be reduced, on a dollar for dollar basis, by the amount of such shortfall, and holders of the Class A-2PFL Certificates and the Class A-MFL Certificates, as the case may be, will experience a shortfall in their anticipated yield.

     If the related Swap Counterparty's long term rating is not at least equal to the required ratings levels set forth in the related Swap Contract (a
"Rating Agency Trigger Event"), the related Swap Counterparty will be required to post collateral or find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event. In the event that the related Swap
Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, fails to make a payment to the Trust Fund required under the related Swap
Contract or an early termination date is designated under the related Swap
Contract with respect to which the related Swap Counterparty is the defaulting party or the sole affected party in accordance with its terms (each

                                     S-286

such event, a "Swap Default"), then the Trustee will be required to take such actions (following the expiration of any applicable grace period), subject to the Trustee's determination that the costs of such action will be reimbursed, unless otherwise directed in writing by the holders of 25%, by Certificate
Balance, of the Class A-2PFL Certificates or the Class A-MFL Certificates, as
the case may be, to enforce the rights of the Trust Fund under the related Swap
Contract as may be permitted by the terms of the related Swap Contract and use any termination payments, if any, received from the related Swap Counterparty
(as described in this prospectus supplement) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the related Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-2PFL
Certificates or the Class A-MFL Certificates, as the case may be. To the extent not otherwise set forth in the Pooling and Servicing Agreement, any termination payment payable by the Trust Fund to the related Swap Counterparty will be limited (i) to the extent of any payment made by a replacement swap counterparty to the Trust Fund in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the
Trust Fund in connection with entering into such replacement swap contract), and (ii) to amounts designated therefore out of the related Floating Rate
Account in accordance with the Pooling and Serving Agreement.

     The related Swap Contract provides the related Swap Counterparty with the ability to terminate such Swap Contract upon various events of default and termination events specified in such Swap Contract, including any failure by the Trustee to perform or comply with any provisions under the Pooling and
Servicing Agreement (beyond any applicable grace periods therein).

     Any conversion to distributions equal to distributions on the Class A-2PFL
Regular Interest or the Class A-MFL Regular Interest, as the case may be, pursuant to a Swap Default will become permanent following the determination by either the Trustee or the holders of 25% of the applicable Class of
Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of such Class of
Certificates. Any such Swap Default and the consequent conversion to distributions equal to distributions on such Class A-2PFL Regular Interest or
Class A-MFL Regular Interest, as the case may be, will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on Class A-2PFL Regular Interest or the Class A-MFL
Regular Interest, might result in a temporary delay of payment of the distributions to the holders of the Class A-2PFL Certificates and the Class
A-MFL Certificates, respectively, if notice of the resulting change in payment terms of the Certificates is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

     The Trustee will have no obligation on behalf of the Trust Fund to pay or cause to be paid to the related Swap Counterparty any portion of the amounts due to the related Swap Counterparty under the related Swap Contract for any
Distribution Date unless and until the related interest payment on the Class
A-2PFL Regular Interest and the Class A-MFL Regular Interest, as the case may be, for such Distribution Date is actually received by the Trustee.

THE CLASS A-2PFL AND CLASS A-MFL SWAP COUNTERPARTY

     Wachovia Bank, National Association (the "Bank") is the Class A-2PFL Swap
Counterparty and the Class A-MFL Swap Counterparty under the Class A-2PFL Swap
Contract and the Class A-MFL Swap Contract. The Bank is also one of the
Mortgage Loan Sellers and the Master Servicer, is an affiliate of Wachovia
Commercial Mortgage Securities, Inc., which is the Depositor, and is an affiliate of Wachovia Capital Markets, LLC, which is an Underwriter.

     The Bank is a subsidiary of Wachovia Corporation, whose principal office is located in Charlotte, North Carolina. Wachovia Corporation is the fourth largest bank holding company in the United States based on approximately $512 billion in total assets as of June 30, 2005.

     The Bank is a national banking association with its principal office in
Charlotte, North Carolina and is subject to examination and primary regulation by the Office of the Comptroller of the Currency of the United States. The Bank
is a commercial bank offering a wide range of banking, trust and other services

                                     S-287

to its customers. As of March 31, 2005, the Bank had total assets of approximately $455 billion, total net loans of approximately $239 billion, total deposits of approximately $307 billion and equity capital of approximately $47 billion.

     The Bank submits quarterly to the Federal Deposit Insurance Corporation
(the "FDIC") a "Consolidated Report of Condition and Income for a Bank With
Domestic and Foreign Offices" (each, a "Call Report", and collectively, the
"Call Reports"). The publicly available portions of the Call Reports with respect to the Bank (and its predecessor banks) are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC,
Public Information Center, 801 17th Street, NW, Room 100, Washington, DC 20434,
(877) 275-3342, at prescribed rates. In addition, such portions of the Call
Reports are available to the public free of charge at the FDIC's web site at
http://www.fdic.gov.

     Wachovia Corporation is subject to the information requirements of the
Securities Exchange Act of 1934, as amended, and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be read and copied at the Commission's public reference room in Washington,
D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. In addition, such documents are available to the public free of charge at the SEC's web site at http://www.sec.gov. Reports, documents and other information about Wachovia Corporation also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New
York, New York.

     The information contained in this section relates to and has been obtained from the Bank. The information concerning the Bank contained herein is furnished solely to provide limited introductory information regarding the Bank and does not purport to be comprehensive. Such information regarding the Bank is qualified in its entirety by the detailed information appearing in the documents referenced above.

     The delivery of this prospectus supplement shall not create any implication that there has been no change in the affairs of the Bank since the date of this prospectus supplement, or that the information contained in this section is correct as of any time subsequent to its date.

     THE SWAP CONTRACTS ARE OBLIGATIONS OF THE BANK AND ARE NOT OBLIGATIONS OF
WACHOVIA CORPORATION. NO BANKING OR OTHER AFFILIATE CONTROLLED BY WACHOVIA
CORPORATION, EXCEPT THE BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE SWAP
CONTRACTS.

                                     S-288

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate
Balance, (iii) the rate, timing and severity of Realized Losses and Additional
Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable
Certificate Interest payable on the related Class. In addition, the yield to investors in the Class A-2PFL Certificates and the Class A-MFL Certificates
will be highly sensitive to changes in LIBOR such that decreasing levels of
LIBOR will have a negative impact on the yield to investors in such Class of
Certificates. See "RISK FACTORS--The Offered Certificates--Sensitivity to LIBOR
and Yield Considerations" and "DESCRIPTION OF THE SWAP CONTRACTS" in this prospectus supplement.

     Rate and Timing of Principal Payment. The yield to holders of any Offered
Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the
Class A-1A Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then, to the Class
A-2PFL Regular Interest (except with respect to distributions of principal attributable to prepayments on the Mortgage Loans collected prior to the
Distribution Date in June 2010, which distributions will be allocated first to the Class A-2C Certificates until their Certificate Balance is reduced to zero, and only then to the Class A-2PFL Regular Interest) until the Certificate
Balance thereof is reduced to zero, then, to the Class A-2C Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-PB Certificates until the Certificate Balance thereof is reduced to zero and then to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount
(and, after the Class A-4 Certificates have been retired, any remaining Loan
Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of Class
A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, and then to the Class A-J Certificates, Class B Certificates, Class C Certificates and
Class D Certificates and then to the Non-Offered Certificates (other than the
Class X Certificates), in that order, in each case until the Certificate
Balance of such Class of Certificates or Regular Interest is reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of
Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the Master Servicer, the
2005-C20 Master Servicer, the Special Servicer or the 2005-C20 Special
Servicer, as the case may be, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Furthermore, because the amount of principal that will be distributed to the Class A-1 Certificates,
Class A-2C Certificates, Class A-3 Certificates, Class A-PB Certificates, Class
A-4 Certificates and Class A-1A Certificates and the Class A-2PFL Regular
Interest will generally be based upon the particular Loan Group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1
Certificates, Class A-2C Certificates, Class A-3 Certificates,

                                     S-289

Class A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and
the Class A-2PFL Regular Interest will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group
2. In addition, the yield on the Class A-2C Certificates will be particularly sensitive to prepayments on the Mortgage Loans since any such principal that would otherwise be allocable to the Class A-2PFL Regular Interest prior to the
Distribution Date in June 2010 will be applied first to the Class A-2C
Certificates until their Certificate Balance is reduced to zero and only then to the Class A-2PFL Regular Interest. With respect to the Class A-PB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-PB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1 Certificates, Class A-2C Certificates, Class A-3 Certificates and Class
A-1A Certificates and the Class A-2PFL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Loan Group 1 Principal
Distribution Amount and/or Loan Group 2 Principal Distribution Amount, as
applicable, will be distributed on the Class A-PB Certificates until the
Certificate Balance of the Class A-PB Certificates is reduced to zero.
Accordingly, the Class A-PB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1
Certificates, Class A-2C Certificates, Class A-3 Certificates and Class A-1A
Certificates and the Class A-2PFL Regular Interest were outstanding. In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their
Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing
Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the
Special Servicer, as the case may be, may take action to enforce the Trust
Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the related Mortgage Loan documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any
Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal
Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of
Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates)
while work-outs are negotiated or foreclosures are completed. See "SERVICING OF
THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization
Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
LEASES--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans (and which of the Loan
Groups such Mortgage Loan is deemed to be in) with respect to the Class A-1
Certificates, Class

                                     S-290

A-2C Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4
Certificates and Class A-1A Certificates and the Class A-2PFL Regular Interest
in turn are distributed or otherwise result in reduction of the Certificate
Balance of such Certificates. An investor should consider, in the case of any
Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed to or otherwise results in reduction of the principal balance of an Offered
Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans and in particular in the case of the Class A-1A Certificates, on the Mortgage Loans in Loan Group 2 occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction
(or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The
Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate
Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, and, correspondingly, the
Class A-2PFL Regular Interest and Class A-MFL Regular Interest (other than the
Class A-1 Certificates, Class A-2C Certificates, Class A-3 Certificates, Class
A-PB Certificates, Class A-4 Certificates and Class A-1A Certificates and the
Class A-2PFL Regular Interest, which share such losses and shortfalls, pro rata) to the extent of amounts otherwise distributable in respect of such
Certificates, in reverse order of payment priority. Realized Losses and
Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the respective
Classes of Sequential Pay Certificates, and, correspondingly, the Class A-2PFL
Regular Interest (other than the Class A-1 Certificates, Class A-2C
Certificates, Class A-3 Certificates, Class A-PB Certificates, Class A-4
Certificates and Class A-1A Certificates) (in reduction of the Certificate
Balance of each such Class), in reverse payment priorities. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1
Certificates, Class A-2C Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates and Class A-1A Certificates and the Class
A-2PFL Regular Interest (and the Class X Certificates with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE
CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates
(other than the Class X Certificates) on a pro rata basis. In addition, although losses will not be directly allocated to the Class A-2PFL
Certificates, losses allocated to the Class A-2PFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-2PFL
Certificates. Similarly, although losses will not be directly allocated to the
Class A-MFL Certificates, losses allocated to the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the
Class A-MFL Certificates.

     Pass-Through Rate. The yield on the Class A-4, Class A-1A, Class A-MFX,
Class A-J, Class B, Class C and Class D Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than Mortgage
Loans with lower interest rates since these Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout
Periods, provisions requiring the payment of Prepayment Premiums, Yield
Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of

                                     S-291

the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans,"
"--Prepayments Will Affect Your Yield" and "DESCRIPTION OF THE MORTGAGE POOL"
in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, (or, in the case of Mortgage Loans without Lockout Periods, at any time) subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A
requirement that a prepayment be accompanied by a Prepayment Premium or Yield
Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage
Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related
Collection Period, the effective yield to the holders of the Offered
Certificates (other than the Class A-MFL Certificates) will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION
OF THE CERTIFICATES--Distributions--Application of the Available Distribution
Amount" in this prospectus supplement, if the portion of the Available
Distribution Amount distributable in respect of interest on any Class of
Offered Certificates, Class A-2PFL Regular Interest or the Class A-MFL Regular
Interest on any Distribution Date is less than the Distributable Certificate
Interest then payable for such Class of Certificates, Class A-2PFL Regular
Interest or the Class A-MFL Regular Interest, as applicable, the shortfall will be distributable to holders of such Class of Certificates, Class A-2PFL Regular
Interest or the Class A-MFL Regular Interest, as applicable, on subsequent
Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-2PFL Regular Interest, will be distributed to the holders of the Class A-2PFL Certificates, to the extent such shortfall is not otherwise payable to the Class A-2PFL Swap Counterparty pursuant to the Class A-2PFL Swap Contract. Similarly, any such shortfall distributed to the Class A-MFL Regular Interest, will be distributed to the holders of the Class A-MFL Certificates, to the extent such shortfall is not otherwise payable to the Class A-MFL Swap Counterparty pursuant to the Class
A-MFL Swap Contract.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges)
and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

                                     S-292

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1 Certificates, Class A-2PFL
Certificates, Class A-2C Certificates, Class A-3 Certificates, Class A-PB
Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-MFL
Certificates, Class A-MFX Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage
Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Loan Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been retired, any remaining Loan Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to reduce the Certificate Balance of the Class A-PB Certificates to the
Class A-PB Planned Principal Balance, then to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2PFL
Regular Interest until the Certificate Balance thereof is reduced to zero,
(except that with respect to distributions of principal attributable to prepayments on the Mortgage Loans prior to the Distribution Date in June 2010 and otherwise allocable to the Class A-2PFL Regular Interest, such distributions will be allocated first to the Class A-2C Certificates until their Certificate Balance is reduced to zero, and only then to the Class A-2PFL
Regular Interest) then, to the Class A-3 Certificates until the Certificate
Balance thereof are reduced to zero, then, to the Class A-PB Certificates, until the Certificate Balance thereof is reduced to zero, then, to the Class
A-4 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-1A Certificates until the Certificate Balance thereof is reduced to zero. The Loan Group 2 Principal Distribution Amount (and, after the
Class A-4 Certificates have been retired, any remaining Loan Group 1 Principal
Distribution Amount) for each Distribution Date will generally be distributable first to the Class A-1A Certificates. After those distributions, the remaining
Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class A-MFL Regular Interest and the Class A-MFX Certificates, pro rata, and then to the Class A-J Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates
in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. A reduction in the Certificate Balance of the
Class A-2PFL Regular Interest or the Class A-MFL Regular Interest will result in a corresponding reduction of the Class A-2PFL Certificates and the Class
A-MFL Certificates.

     The tables below indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1 Certificates, Class A-2PFL Certificates,
Class A-2C Certificates, Class A-3 Certificates, Class A-PB Certificates, Class
A-4 Certificates, Class A-1A Certificates, Class A-MFL Certificates, Class
A-MFX Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates and Class D Certificates may mature earlier or later than indicated by the tables. With respect to the Class A-PB Certificates, although based on the Table Assumptions (as defined below), the Certificate Balance of the Class A-PB Certificates on each Distribution Date would be reduced to the
Class A-PB Planned Principal Amount for such Distribution Date, there is no assurance that the Mortgage Loans will perform in conformity with the Table
Assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-PB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1A Certificates, Class
A-1 Certificates, Class A-2PFL, Class A-2C Certificates and Class A-3
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Loan Group 1 Principal Distribution Amount and/or Loan
Group 2 Principal Distribution Amount, as applicable, will be distributed on the Class A-PB Certificates until the Certificate Balance of the Class A-PB
Certificates is reduced to zero. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the

                                     S-293

assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables.
Investors are urged to conduct their own analyses of the rates at which the
Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the
Mortgage Loans is prepaid in whole or in part before maturity or the
Anticipated Repayment Date, as the case may be. The columns headed "25% CPR",
"50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph
(each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge is required (otherwise, in the case of each table, each
Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate
Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional
Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage
Loans or the Trust Fund, (v) scheduled interest and principal payments on the
Mortgage Loans are timely received, (vi) ARD Loans pay in full on their
Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (for example, a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the
Mortgage Loan Seller's representations and warranties regarding its Mortgage
Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are
collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, (xii) the borrowers under any Mortgage Loans which permit the borrower to choose between defeasance or a yield maintenance charge choose to be subject to a yield maintenance charge, (xiii) distributions on the
Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in November 2005, (xiv) the Closing Date for the sale of the Offered Certificates is October 27, 2005, and (xv) neither Swap Contract is subject to a Swap Default.

     The tables set forth below (except for the last two tables which are labeled "Discount Margins for the Class A-2PFL Certificates" and "Discount
Margins for the Class A-MFL Certificates") indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered
Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. The last two tables, which are labeled "Discount Margins for the Class A-2PFL Certificates" and "Discount
Margins for the Class A-MFL Certificates" show the discount margins for the
Class A-2PFL Certificates and Class A-MFL Certificates. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such
Certificates.

                                     S-294

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................       87          87          87          87          87
10/15/07 ................       69          69          69          69          69
10/15/08 ................       48          48          48          48          48
10/15/09 ................       18          17          14          11           0
10/15/10 ................        0           0           0           0           0
Weighted average life (in
 years) .................      2.70        2.68        2.66        2.65        2.62

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2PFL
                                  CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................        0           0           0           0           0
Weighted average life (in
 years) .................      4.76        4.76        4.76        4.76        4.61

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2C
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100          94
10/15/10 ................        0           0           0           0           0
Weighted average life (in
 years) .................      4.95        4.90        4.84        4.74        4.42

                                     S-295

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-3
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................        0           0           0           0           0
Weighted average life (in
 years) .................      6.82        6.81        6.79        6.77        6.58

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-PB
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................       82          82          82          82          82
10/15/12 ................       61          61          61          61          61
10/15/13 ................       39          39          39          39          39
10/15/14 ................       16          16          16          16          16
10/15/15 ................        0           0           0           0           0
--------------------------     ---         ---         ---         ---         ---
Weighted Average Life (in
 years) .................      7.46        7.46        7.45        7.45        7.44
--------------------------     ----        ----        ----        ----        ----

                                     S-296

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-4
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
Weighted average life (in
 years) .................      9.76        9.75        9.74        9.72        9.59

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1A
                                  CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................       99          99          99          99          99
10/15/07 ................       99          99          99          99          99
10/15/08 ................       98          98          98          98          98
10/15/09 ................       96          96          96          96          96
10/15/10 ................       95          95          95          95          95
10/15/11 ................       93          93          93          93          93
10/15/12 ................       74          74          74          74          74
10/15/13 ................       73          73          73          73          73
10/15/14 ................       71          70          69          68          54
10/15/15 ................        0           0           0           0           0
Weighted average life (in
 years) .................      8.78        8.75        8.71        8.68        8.48

                                     S-297

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-MFL
                                  CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
Weighted average life (in
 years) .................      9.88        9.88        9.87        9.85        9.74

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-MFX
                                  CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
Weighted average life (in
 years) .................      9.88        9.88        9.87        9.85        9.74

                                     S-298

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-J
                                 CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
Weighted average life (in
 years) .................      9.95        9.94        9.92        9.90        9.80

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
--------------------------     ---         ---         ---         ---         ---
Weighted Average Life (in
 years) .................      9.97        9.97        9.97        9.97        9.80
--------------------------     ----        ----        ----        ----        ----

                                     S-299

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
--------------------------     ---         ---         ---         ---         ---
Weighted Average Life (in
 years) .................      9.97        9.97        9.97        9.97        9.80
--------------------------     ----        ----        ----        ----        ----

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                            0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                           OTHERWISE AT INDICATED CPR
                            --------------------------------------------------------
    DISTRIBUTION DATE        0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------   --------   ---------   ---------   ---------   ---------

Initial Date ............      100         100         100         100         100
10/15/06 ................      100         100         100         100         100
10/15/07 ................      100         100         100         100         100
10/15/08 ................      100         100         100         100         100
10/15/09 ................      100         100         100         100         100
10/15/10 ................      100         100         100         100         100
10/15/11 ................      100         100         100         100         100
10/15/12 ................      100         100         100         100         100
10/15/13 ................      100         100         100         100         100
10/15/14 ................      100         100         100         100         100
10/15/15 ................        0           0           0           0           0
--------------------------     ---         ---         ---         ---         ---
Weighted Average Life (in
 years) .................      9.97        9.97        9.97        9.97        9.80
--------------------------     ----        ----        ----        ----        ----

                                     S-300

     The discount margins set forth in the two tables below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-2PFL Certificates and the Class A-MFL Certificates would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial
Certificate Balance of the Class A-MFL Certificates. The two tables below assume that the Class A-2PFL Certificates and the Class A-MFL Certificates are
purchased without accrued interest. The following tables have been prepared on the basis of the modeling assumptions above.

              DISCOUNT MARGINS FOR THE CLASS A-2PFL CERTIFICATES

                                          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5
                                        ------------- ------------- ------------- ------------- ------------
                                         DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN
             PRICE (32NDS)                  (BPS)         (BPS)         (BPS)         (BPS)         (BPS)
--------------------------------------- ------------- ------------- ------------- ------------- ------------

Weighted average life (in years) ......

               DISCOUNT MARGINS FOR THE CLASS A-MFL CERTIFICATES

                                          SCENARIO 1    SCENARIO 2    SCENARIO 3    SCENARIO 4   SCENARIO 5
                                        ------------- ------------- ------------- ------------- ------------
                                         DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN   DISC MARGIN
             PRICE (32NDS)                  (BPS)         (BPS)         (BPS)         (BPS)         (BPS)
--------------------------------------- ------------- ------------- ------------- ------------- ------------

Weighted average life (in years) ......

EFFECT OF LOAN GROUPS

     Generally, the Class A-1, Class A-2C, Class A-3, Class A-PB, Class A-4 and
the Class A-2PFL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage
Loans in Loan Group 1 until the Certificate Principal Balance of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage Loans in Loan Group 2 until the Certificate
Principals Balance of the Class A-4 Certificates have each been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1. Investors should take this into account when reviewing this "YIELD AND MATURITY CONSIDERATIONS" section.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                                     S-301

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered
Certificates.

     For federal income tax purposes, two separate REMIC elections ("REMIC I"
and "REMIC II") will be made with respect to segregated asset pools that make up the Trust Fund, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates and the Class A-2PFL Regular Interest
and the Class A-MFL Regular Interest, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections,
(2) compliance with all provisions of the Pooling and Servicing Agreement, (3)
compliance with the 2005-C20 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the
REMICs formed thereunder and (4) compliance with applicable changes in the
Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates
(except for Class A-2PFL Certificates and the Class A-MFL Certificates) and the
Class A-2PFL Regular Interest and the Class A-MFL Regular Interest will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC.
See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust fund for federal income tax purposes, and the Class Z Certificates will represent undivided beneficial interests in such grantor trust. Another grantor trust will hold the Class A-2PFL Regular Interest, the Class A-2PFL Swap Contract and
the Class A-2PFL Floating Rate Account and the Class A-2PFL Certificates and
the Class A-MFL Certificates will represent undivided beneficial interests in the grantor trust. A third grantor trust will hold the Class A-MFL Regular
Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate
Account and the Class A-MFL Certificates will represent an undivided interest in the grantor trust. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs"
and "--Grantor Trust Funds" in the accompanying prospectus.

TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class
Certificates will be treated as having been issued at a premium, that the Class
     Certificates will be treated as having been issued with a de minimis
amount of original issue discount and the Class      Certificates will be
treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of amortizable bond premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the
Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID
Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with

                                     S-302

original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the
Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such
Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.
Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 20.4%
of the Cut-Off Date Pool Balance) and, accordingly, investment in the Offered
Certificates may not be suitable for certain thrift institutions. The Offered
Certificates will not qualify under the foregoing sections to the extent of any
Mortgage Loan that has been defeased with U.S. government obligations.

     A portion of the Prepayment Premiums and Yield Maintenance Charges
actually collected will be distributed to the holders of the Offered
Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or
Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield
Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master
Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and
Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment
Premiums in general. Any Prepayment Premium or Yield Maintenance Charge paid to the Class A-2PFL Swap Counterparty with respect to the Class A-2PFL Regular
Interest will be treated as received by the holders of the Class A-2PFL
Certificates and paid as a periodic payment by the holders of the Class A-2PFL
Certificates under the Class A-2PFL Swap Contract. Similarly, any Prepayment
Premium or Yield Maintenance Charge paid to the Class A-MFL Swap Counterparty with respect to the Class A-MFL Regular Interest will be treated as received by the holders of the Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-MFL Certificates under the Class A-MFL Swap
Contract. See "--Taxation of the Swap Contracts" below.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     For further information regarding the federal income tax reporting requirements and other administrative matters, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Reporting
and Other Administrative Matters" and "--Backup Withholding with Respect to
REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--REMICs"
in the accompanying prospectus.

                                     S-303

TAXATION OF THE SWAP CONTRACTS

     Each holder of a Class A-2PFL Certificate or a Class A-MFL Certificate
will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap
Contract. Holders of the Class A-2PFL Certificates and the Class A-MFL
Certificates must allocate the price they pay for their Certificates between their interest in the Class A-2PFL Regular Interest and the Class A-MFL Regular
Interest and the related Swap Contract based on their relative market values.
The portion, if any, allocated to the Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class
A-2PFL Certificates and Class A-MFL Certificates, as applicable. If the Swap
Premium is paid by a holder, it will reduce the purchase price allocable to the
Class A-2PFL Regular Interest or the Class A-MFL Regular Interest, as
applicable. If the related Swap Premium is received by holders, it will be deemed to have increased the purchase price for the Class A-2PFL Regular
Interest and the Class A-MFL Regular Interest. If the related Swap Contract is
"on market," no amount of the purchase price will be allocable to it. Based on the anticipated issue prices of the Class A-2PFL Certificates and the Class
A-MFL Certificates and the Class A-2PFL Regular Interest and the Class A-MFL
Regular Interest, it is anticipated that the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest may be deemed to have been issued [at a premium] [with a de minimis amount of original issue discount] and that a Swap
Premium will be deemed to be paid to the holders of the Class A-2PFL
Certificates and the Class A-MFL Certificates. The holder of a Class A-2PFL
Certificate or a Class A-MFL Certificate will be required to amortize any related Swap Premium under a level payment method as if the related Swap
Premium represented the present value of a series of equal payments made or received over the life of the related Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the related Swap Premium (or some other reasonable rate). Prospective purchasers of the Class A-2PFL Certificates and the Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Regulations promulgated by the Treasury Department treat a non periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Swap Contract must be netted against payments made under such Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisor prior to investing in the Class A-2PFL Certificates or the
Class A-MFL Certificates.

     Any amount of proceeds from the sale, redemption or retirement of a Class
A-2PFL Certificate or a Class A-MFL Certificate that is considered to be allocated to the holder's rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to such Certificate under Treasury regulations. A holder of a Class A-2PFL Certificate or a Class A-MFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any related
Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the
Swap Contract. Gain or loss realized upon the termination of the Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

                                     S-304

     The Class A-2PFL Certificates and the Class A-MFL Certificates,
representing a beneficial ownership in the Class A-2PFL Regular Interest and the Class A-MFL Regular Interest and in the related Swap Contract may constitute positions in a straddle, in which case the straddle rules of Section
1092 of the Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the Swap Contracts would be short term. If the holder of a Class A-2PFL Certificate or a Class A-MFL
Certificate incurred or continued to incur indebtedness to acquire or hold such
Class A-2PFL Certificate or a Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

                                     S-305

                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Code consequences, each potential investor that is a
Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered
Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary acting directly or indirectly for, on behalf of or with any assets of any employee benefit plan or other plan or arrangement that is subject to Title I of ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of
Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans not subject to the foregoing provisions of ERISA or the Code may be subject to substantively similar provisions of applicable federal, state, local non-U.S. or other law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3,
1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 93-32 (May
14, 1993) to Nomura Securities International, Inc. ("Nomura Securities"), PTE
89-89 (October 17, 1989) to Citigroup Global Markets Inc. ("Citigroup"), PTE
89-90 (October 17, 1989) to Credit Suisse First Boston LLC ("Credit Suisse
First Boston"), Final Authorization Number 97-03E (December 9, 1996) to
Deutsche Bank Securities Inc. ("Deutsche Securities") and PTE 88-89 (October
17, 1989) to Goldman, Sachs & Co. ("Goldman Sachs") (each, as amended, an
"Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of
Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b)
Nomura Securities, (c) Citigroup, (d) Credit Suisse First Boston, (e) Deutsche
Securities, (f) Goldman Sachs, (g) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse First
Boston, Deutsche Securities, Goldman Sachs, and (h) any member of the underwriting syndicate or selling group of which Wachovia Securities, Nomura
Securities, Citigroup, Credit Suisse First Boston, Deutsche Securities, Goldman
Sachs or a person described in (i) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions
(certain of which are described below) are met. The Exemptions would not apply directly to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the
Offered Certificates by a Plan to be eligible for exemptive relief thereunder.
First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch")
or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an
Underwriter. The "Restricted Group" consists of each of the Underwriters, the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Class
A-2PFL Swap Counterparty, the Class A-MFL Swap

                                     S-306

Counterparty, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered
Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage
Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the
Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered
Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     Further, the Exemption imposes additional requirements for purchases by
Plans of classes of Certificates subject to swap contracts, such as the Class
A-2PFL Certificates and the Class A-MFL Certificates, which benefit from the related Swap Contracts;

     (a)  Each swap contract must be an "eligible swap" with an "eligible swap counterparty" (as each term is defined in PTE 2002-41);

     (b)  If a swap contract ceases to be an eligible swap and the swap contract cannot be replaced, the Trustee must notify Certificateholders that the Exemption will cease to apply with respect to the class or classes of Certificates subject to such swap contract; and

     (c)  The fiduciary of a Plan purchasing any class of certificates subject to a swap contract must be either:

          o    a "qualified professional asset manager" (as defined in PTE
               84-14);

          o    an "in house asset manager" (as defined in PTE 96-23); or

          o    a Plan fiduciary with total assets under management of at least
               $100 million at the time of the acquisition of the Certificates by the Plan.

     The Depositor believes that each Swap Contract will meet all of the relevant requirements to be considered an "eligible swap" as of the Closing
Date. However, any Plan contemplating purchase of the Class A-2PFL Certificates or the Class A-MFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-2PFL Certificates or the Class A-MFL Certificates.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the
Offered Certificates in the initial issuance of Certificates between the
Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the
Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no

                                     S-307

exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2)
and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the
Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered
Certificates (or such obligor's affiliate) only if, among other requirements
(i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the Trust Fund, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund)
containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the
Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the accompanying prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered
Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement
provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the
Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of
Regulation D under Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless (a) such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase or (b) such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption
95-60.

     Persons who have an ongoing relationship with the California State
Teachers Retirement System or the Virginia Retirement System, each of which is a governmental plan, should note that each plan owns equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER
PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS

                                     S-308

WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE
EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN
GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL
INVESTMENT" in the accompanying prospectus.

                                     S-309

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia
Securities, Nomura Citigroup, Credit Suisse First Boston, Deutsche Securities
and Goldman Sachs (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Nomura Securities, Citigroup, Credit
Suisse First Boston, Deutsche Securities and Goldman Sachs and each of Wachovia
Securities, Nomura Securities, Citigroup, Credit Suisse First Boston, Deutsche
Securities, and Goldman Sachs has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

                                                                         CREDIT
                           WACHOVIA        NOMURA                     SUISSE FIRST      DEUTSCHE      GOLDMAN
         CLASS            SECURITIES     SECURITIES     CITIGROUP        BOSTON        SECURITIES      SACHS
----------------------   ------------   ------------   -----------   --------------   ------------   --------

Class A-1 ............   $              $              $             $                $              $
Class A-2PFL .........   $              $              $             $                $              $
Class A-2C ...........   $              $              $             $                $              $
Class A-3 ............   $              $              $             $                $              $
Class A-PB ...........   $              $              $             $                $              $
Class A-4 ............   $              $              $             $                $              $
Class A-1A ...........   $              $              $             $                $              $
Class A-MFL ..........   $              $              $             $                $              $
Class A-MFX ..........   $              $              $             $                $              $
Class A-J ............   $              $              $             $                $              $
Class B ..............   $              $              $             $                $              $
Class C ..............   $              $              $             $                $              $
Class D ..............   $              $              $             $                $              $

     Wachovia Securities and Nomura Securities are acting as co-lead managers for this offering and Citigroup, Credit Suisse First Boston, Deutsche
Securities and Goldman Sachs are acting as co-managers for this offering.
Nomura Securities is acting as sole bookrunner with respect to    % of the
Class      Certificates. Wachovia Securities is acting as sole bookrunner with
the remainder of the Class      Certificates and all other classes of Offered
Certificates. It is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Securities in certain jurisdictions. Wachovia Securities International Limited is a United
Kingdom firm and is regulated by the Financial Services Authority.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$        which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered
Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each
Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia
Securities, Nomura Securities, Citigroup, Credit Suisse First Boston, Deutsche
Securities, and Goldman Sachs may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the
Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities

                                     S-310

Act in connection with reoffers and sales by them of Offered Certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates
May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of the Offered Certificates or in furtherance of market-making activities in the Offered Certificates. Wachovia
Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the
Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the
Depositor and Wachovia Bank, National Association, which is one of the Mortgage
Loan Sellers, the Class A-2PFL Swap Counterparty, the Class A-MFL Swap
Counterparty and the Master Servicer. Nomura Securities, one of the
Underwriters, is an affiliate of Nomura Credit & Capital, Inc., which is one of the Mortgage Loan Sellers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Dechert
LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North
Carolina.

                                    RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P, Moody's and Fitch (collectively, the "Rating Agencies"):

                                                            EXPECTED
                                                          RATINGS FROM
   CLASS                                               S&P/MOODY'S/FITCH
------------                                           ------------------

Class A-1 ...........................................   AAA/Aaa/AAA
Class A-2PFL ........................................   AAA/Aaa/AAA
Class A-2C ..........................................   AAA/Aaa/AAA
Class A-3 ...........................................   AAA/Aaa/AAA
Class A-PB ..........................................   AAA/Aaa/AAA
Class A-4 ...........................................   AAA/Aaa/AAA
Class A-1A ..........................................   AAA/Aaa/AAA
Class A-MFL .........................................   AAA/Aaa/AAA
Class A-MFX .........................................   AAA/Aaa/AAA
Class A-J ...........................................   AAA/Aaa/AAA
Class B .............................................    AA/Aa2/AA
Class C .............................................   AA-/Aa3/AA-
Class D .............................................      A/A2/A

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the

                                     S-311

Offered Certificates, and the extent to which the payment stream from the
Mortgage Pool is adequate to make payments required under the Offered
Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage
Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or
Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment
Interest Shortfalls will be realized or allocated to Certificateholders.

     A rating on the Class A-2PFL Certificates and the Class A-MFL Certificates
does not represent any assessment of whether the floating interest rate on such
Certificates will convert to a fixed rate. Additionally, the rating of the
Class A-2PFL Certificates and the Class A-MFL Certificates does not address any costs associated with a floating rate swap. With respect to the Class A-2PFL
Certificates and the Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the
Class A-2PFL Regular Interest and the Class A-MFL Regular Interest,
respectively, and are not rating the receipt of interest accrued at LIBOR plus
  % and LIBOR plus   %, respectively. S&P's ratings do not address any
shortfalls or delays in payment that investors in the Class A-2PFL Certificates and the Class A-MFL Certificates may experience as a result of the conversion of the Pass-Through Rate on the Class A-2PFL Certificates and the Class A-MFL
Certificates from a rate based on LIBOR to a fixed rate.

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the
Certificates.

     There can be no assurance that any rating agency not requested to rate the
Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS--
Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the
accompanying prospectus.

                                     S-312

                             INDEX OF DEFINED TERMS

1% ( ) ................................           S-133
1000 & 1100 Wilson Intercreditor
Agreement .............................           S-115
1000 & 1100 Wilson Loan ...............           S-171
1000 & 1100 Wilson Pari Passu
Companion Loan ........................    S-114, S-171
1000 & 1100 Wilson Whole Loan .........           S-114
180 Madison Avenue Loan ...............           S-190
2% ( ) ................................           S-133
2005-C20 Controlling Class
Representative ........................           S-238
2005-C20 Fiscal Agent .................           S-228
2005-C20 Master Servicer ..............           S-228
2005-C20 Pooling and Servicing
Agreement .............................           S-228
2005-C20 Special Servicer .............           S-228
2005-C20 Transaction ..................           S-115
2005-C20 Trust Fund ...................           S-115
2005-C20 Trustee ......................           S-228
2500 City West Intercreditor
Agreement .............................           S-115
2500 City West Loan ...................    S-113, S-193
3% ( ) ................................           S-133
30/360 basis ..........................            S-41
85 Tenth Avenue Loan ..................           S-163
Abbey Pool Loan .......................           S-175
Abbott Laboratories Loan ..............           S-113
Accrued Certificate Interest ..........           S-264
Act No. 416 ...........................            S-72
actual/ 360 basis .....................            S-41
Additional Interest ...................           S-106
Additional Interest Account ...........           S-256
Additional Swap Contract Payments......           S-286
Additional Trust Fund Expenses ........           S-271
Administrative Cost Rate ..............           S-133
Advance ...............................           S-273
Anticipated Repayment Date ............           S-106
Appraisal Reduction Amount ............           S-275
ARD Loans .............................           S-106
Armstrong Teasdale ....................           S-178
Artesia ...............................    S-105, S-214
Artesia Co-Lender Loan ................           S-113
Artesia Mortgage Loans ................           S-214
Aspen .................................           S-193
Assumed Final Distribution Date .......           S-281
Assumed Scheduled Payment .............           S-266
Available Distribution Amount .........           S-254
Balloon Loans .........................           S-106
Balloon Payment .......................           S-106
Bank ..................................           S-287

Breach ................................           S-221
Bryan Cave ............................           S-178
Bryan Tower Companion Loan ............           S-114
Bryan Tower Intercreditor
Agreement .............................           S-115
Bryan Tower Loan ......................           S-113
Call Report ...........................           S-288
Call Reports ..........................           S-288
Capital Imp. Reserve ..................           S-134
Caplease ..............................           S-114
Caplease Companion Loan ...............           S-114
Caplease Intercreditor Agreement ......           S-115
Caplease Intercreditor Agreements .....           S-115
Caplease Loans ........................           S-114
CBRE ..................................           S-168
Certificate Account ...................           S-255
Certificate Balance ...................           S-246
Certificate Deferred Interest .........           S-248
Certificateholders ....................           S-253
Certificates ..........................           S-243
Citigroup .............................           S-306
Class .................................           S-243
Class A Certificates ..................           S-243
Class A-2PFL Available Funds ..........    S-254, S-285
Class A-2PFL Floating Rate
Account ...............................           S-256
Class A-2PFL Interest Distribution
Amount ................................           S-285
Class A-2PFL Principal Distribution
Amount ................................           S-285
Class A-2PFL Regular Interest .........           S-243
Class A-2PFL Swap Contract ............           S-285
Class A-2PFL Swap Counterparty ........           S-285
Class A-MFL Available Funds ...........    S-255, S-286
Class A-MFL Floating Rate Account......           S-256
Class A-MFL Interest Distribution
Amount ................................           S-286
Class A-MFL Principal Distribution
Amount ................................           S-286
Class A-MFL Regular Interest ..........           S-243
Class A-MFL Swap Contract .............           S-285
Class A-MFL Swap Counterparty .........           S-285
Class A-PB Planned Principal
Balance ...............................           S-265
Class X Certificates ..................           S-243
Class X-C Components ..................           S-250
Class X-C Pass-Through Rate

                                     S-313

Class X-P Strip Rate .......................    S-252
Clearstream ................................    S-244
Clearstream Participants ...................    S-245
CMSA .......................................    S-279
CMSA Bond File .............................    S-278
CMSA Collateral Summary File ...............    S-278
CMSA Loan Periodic Update File .............    S-278
CMSA Property File .........................    S-278
CMSA Reconciliation of Funds
Report .....................................    S-278
Code .......................................    S-217
Co-Lender Loans ............................    S-113
Collection Period ..........................    S-253
Commission .................................    S-288
Companion Loans ............................    S-114
Compensating Interest Payment ..............    S-230
Constant Prepayment Rate ...................    S-294
Controlling Class ..........................    S-225
Controlling Class Representative ...........    S-225
Corrected Mortgage Loan ....................    S-227
CPR ........................................    S-294
Credit Suisse First Boston .................    S-306
Crossed Group ..............................    S-221
Crossed Loan ...............................    S-221
Custodian ..................................    S-216
Cut-Off Date ...............................    S-104
Cut-Off Date Balance .......................    S-104
Cut-Off Date Group 1 Balance ...............    S-104
Cut-Off Date Group 2 Balance ...............    S-104
Cut-Off Date Group Balances ................    S-104
Cut-Off Date LTV ...........................    S-132
Cut-Off Date LTV Ratio .....................    S-132
Cut-Off Date Pool Balance ..................    S-104
D ( ) ......................................    S-133
Defaulted Lease Claim ......................    S-114
Defaulted Mortgage Loan ....................    S-240
Defeasance .................................    S-133
Defeasance Collateral ......................    S-108
Defect .....................................    S-221
Depositaries ...............................    S-244
Determination Date .........................    S-253
Deutsche Securities ........................    S-306
Discount Rate ..............................    S-268
Distributable Certificate Interest .........    S-263
Distribution Account .......................    S-255
Distribution Date ..........................    S-253
Distribution Date Statement ................    S-276
DSC Ratio ..................................    S-131
DSCR .......................................    S-131
DTC ........................................    S-243
Due Date ...................................    S-106

EQB ........................................     S-72
ERISA ......................................    S-306
Euroclear Operator .........................    S-244
Euroclear Participants .....................    S-245
Euroclear System ...........................    S-244
Excess Cash Flow ...........................    S-106
Excluded Plan ..............................    S-308
Exemption ..................................    S-306
Exemptions .................................    S-306
expense ....................................    S-132
Extra Space ................................    S-187
Extra Space Self Storage Portfolio #5
Loans ......................................    S-181
Extra Space Teamsters Pool Loan ............    S-187
FBI Office Building Loan ...................    S-113
FDIC .......................................    S-288
Final Recovery Determination ...............    S-277
Fitch ......................................    S-306
Form 8-K ...................................    S-222
Future Funding Co-Lender Loan ..............    S-114
Future Funding Co-Lender Loans .............    S-114
Gain on Sale Reserve Account ...............    S-255
Goldman Sachs ..............................    S-306
GSA ........................................    S-163
HOK Group ..................................    S-178
Holiday Inn Express and Suites
Loan .......................................    S-113
Horizon Offshore ...........................    S-193
Indirect Participants ......................    S-244
Intercreditor Agreements ...................    S-115
Interest Accrual Period ....................    S-252
Interest Reserve Account ...................    S-255
Interest Reserve Amount ....................    S-255
Interest Reserve Loans .....................    S-255
International Intimates ....................    S-190
IRS ........................................    S-302
JLT ........................................    S-184
Jones Lang LaSalle .........................    S-178
JWT ........................................    S-184
L ( ) ......................................    S-133
Lehman .....................................    S-163
Level 3 ....................................    S-163
LIBOR ......................................    S-249
LIBOR Business Day .........................    S-250
LIBOR Determination Date ...................    S-250
Liquidation Fee ............................    S-231
LNR ........................................    S-225
Loan Group 1 ...............................    S-104
Loan Group 1 Principal Distribution
Amount .....................................    S-264
Loan Group 2 ...............................    S-104

                                     S-314

Loan Group 2 Principal Distribution
Amount .................................           S-264
Loan Groups ............................           S-104
Loan Pair ..............................           S-223
Loan per Sq. Ft., Unit, Pad or Room.....           S-132
Lockout ................................           S-133
Lockout Period .........................           S-133
Lowe's Home Improvement Loan ...........           S-113
LTV at ARD or Maturity .................           S-132
Majority Subordinate
Certificateholder ......................           S-282
Master Servicer ........................           S-224
Master Servicing Fee ...................           S-230
Master Servicing Fee Rate ..............           S-230
Maturity Date LTV Ratio ................           S-132
Metropolitan Square Companion
Loan ...................................           S-114
Metropolitan Square Control
Appraisal Period .......................           S-117
Metropolitan Square Intercreditor
Agreement ..............................           S-115
Metropolitan Square Loan ...............           S-113
Metropolitan Square Special Event of
Default ................................           S-118
Metropolitan Square Subordinate
Loan ...................................           S-178
Mezz Cap Companion Loans ...............           S-114
Mezz Cap Intercreditor Agreement .......           S-115
Mezz Cap Intercreditor Agreements.......           S-115
Mezz Cap Loans .........................           S-114
Money Rates ............................           S-273
Moody's ................................           S-306
Mortgage ...............................           S-104
Mortgage Deferred Interest .............           S-248
Mortgage File ..........................           S-216
Mortgage Loan Purchase Agreement........           S-214
Mortgage Loan Purchase
Agreements .............................           S-214
Mortgage Loans .........................    S-104, S-230
Mortgage Note ..........................           S-104
Mortgage Pool ..........................           S-104
Mortgage Rate ..........................           S-106
Mortgaged Property .....................           S-104
NA .....................................           S-134
Natori .................................           S-190
NAV ....................................           S-134
Net Aggregate Prepayment Interest
Shortfall ..............................           S-264
Net Cash Flow ..........................           S-131
net cash flow ..........................           S-131
Net Mortgage Rate ......................           S-253

NGP ....................................           S-167
NGP Rubicon GSA Pool
Intercreditor Agreement ................           S-115
NGP Rubicon GSA Pool Loan ..............    S-113, S-167
NGP Rubicon GSA Pool Pari Passu
Companion Loan .........................    S-114, S-167
NGP Rubicon GSA Pool Whole
Loan ...................................           S-114
Nomura .................................    S-105, S-214
Nomura Co-Lender Loans .................           S-113
Nomura Mortgage Loans ..................           S-214
Nomura Securities ......................           S-306
Non-Offered Certificates ...............           S-243
Nonrecoverable P&I Advance .............           S-272
Northrop ...............................           S-171
NRSRO ..................................           S-306
O ( ) ..................................           S-133
Occupancy Percentage ...................           S-133
Offered Certificates ...................           S-243
OID Regulations ........................           S-302
Open Period ............................           S-133
Option Price ...........................           S-240
Original Term to Maturity ..............           S-134
Pari Passu Companion Loans .............           S-115
Pari Passu Intercreditor Agreements.....           S-115
Pari Passu Loans .......................           S-115
Participants ...........................           S-244
Party in Interest ......................           S-307
Periodic Payments ......................           S-106
Plan ...................................           S-306
Pooling and Servicing Agreement ........           S-243
Prepayment Interest Excess .............           S-230
Prepayment Interest Shortfall ..........           S-230
Prepayment Premiums ....................           S-267
Pride ..................................           S-184
Primary Collateral .....................           S-221
Principal Distribution Amount ..........           S-264
Privileged Person ......................           S-280
Prudential .............................           S-187
PTE ....................................           S-306
Purchase Option ........................           S-240
Purchase Price .........................           S-217
P&I Advance ............................           S-271
Qualified Appraiser ....................           S-275
Qualified Substitute Mortgage Loan .....           S-217
Rated Final Distribution Date ..........      S-2, S-281
Rating Agencies ........................           S-311
Rating Agency Trigger Event ............           S-286
Raytheon ...............................           S-171
Realized Losses ........................           S-270
Reimbursement Rate .....................           S-273

                                     S-315

REIT ....................................           S-303
Related Proceeds ........................           S-272
Remaining Amortization Term .............           S-133
remaining term ..........................           S-107
Remaining Term to Maturity ..............           S-133
REMIC ...................................            S-29
REMIC Administrator .....................           S-283
REMIC I .................................     S-29, S-302
REMIC II ................................     S-29, S-302
REMIC Regular Certificates ..............           S-243
REMIC Regulations .......................           S-302
REMIC Residual Certificates .............           S-243
Rental Property .........................           S-131
REO Extension ...........................           S-241
REO Mortgage Loan .......................           S-266
REO Property ............................           S-227
Replacement Reserve .....................           S-134
Required Appraisal Date .................           S-274
Required Appraisal Loan .................           S-274
Restricted Group ........................           S-306
Restricted Servicer Reports .............           S-279
revenue .................................           S-131
Rubicon .................................           S-167
Rules ...................................           S-244
San Felipe Plaza Companion Loan .........           S-114
San Felipe Plaza Intercreditor
Agreement ...............................           S-115
San Felipe Plaza Loan ...................           S-113
Scenario ................................           S-294
Scheduled Payment .......................           S-266
Securities Act ..........................           S-243
Sempra ..................................           S-193
Sequential Pay Certificates .............           S-243
Servicing Fees ..........................           S-231
Servicing Standard ......................           S-223
Servicing Transfer Event ................           S-227
Similar Law .............................           S-306
SNDA ....................................           S-234
Sonoma Valley Inn Loan ..................           S-113
Special Servicer ........................           S-225
Special Servicing Fee ...................           S-231
Special Servicing Fee Rate ..............           S-231

Specially Serviced Mortgage Loans .......           S-227
Specially Serviced Trust Fund Assets.....           S-227
Stated Principal Balance ................           S-253
Subordinate Certificates ................           S-243
Subordinate Companion Loans .............           S-115
Substitution Shortfall Amount ...........           S-217
Swap Default ............................           S-287
Swap Premium ............................           S-304
S&P .....................................           S-306
Table Assumptions .......................           S-294
Terms and Conditions ....................           S-245
Thomas Properties .......................    S-184, S-193
TI/LC Reserve ...........................           S-134
Trust Fund ..............................           S-243
Trustee .................................           S-283
Underwriter .............................           S-306
Underwriters ............................           S-310
Underwriting Agreement ..................           S-310
Underwritten Replacement Reserves........           S-133
Unrestricted Servicer Reports ...........           S-279
USA .....................................           S-167
Vandale .................................           S-190
Voting Rights ...........................           S-282
WA ......................................           S-133
Wachovia ................................    S-105, S-214

Weighted Average Net Mortgage
Rate ....................................           S-252
weighted averages .......................           S-133
Whole Loan ..............................           S-115
Whole Loans .............................           S-115
Williams ................................           S-163
Workout Fee .............................           S-231
Workout-Delayed Reimbursement
Amount ..................................           S-273
Year Built ..............................           S-133
Yield Maintenance Charges ...............           S-267
YM ( ) ..................................           S-133

                                     S-316

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

ANNEX A-1
---------

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE     LOAN
  LOAN      GROUP
 NUMBER     NUMBER                        PROPERTY NAME                        ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1          1      85 Tenth Avenue                                           85 Tenth Avenue
   2          1      NGP Rubicon GSA Pool(1)                                   Various
  2.01               Rubicon NGP - Burlington, NJ                              1900 River Road
  2.02               Rubicon NGP - Sacramento, CA                              1325 J Street
  2.03               Rubicon NGP - Suffolk, VA                                 116 Lake View Parkway
  2.04               Rubicon NGP - Washington, DC                              999 E Street, NW
  2.05               Rubicon NGP - Kansas City, KS                             901 North Fifth Street
  2.06               Rubicon NGP - San Diego, CA                               8808 and 8810 Rio San Diego Drive
  2.07               Rubicon NGP - Concord, MA                                 696 Virginia Road
  2.08               Rubicon NGP - Philadelphia, PA                            1600 Callowhill Street
  2.09               Rubicon NGP - Huntsville, AL                              4820 University Square
  2.10               Rubicon NGP - Houston, TX                                 1433 West Loop South
  2.11               Rubicon NGP - Providence, RI                              380 Westminster Street
  2.12               Rubicon NGP - Aurora, CO                                  16401 East CentreTech Parkway
  2.13               Rubicon NGP - Lakewood, CO                                755 Parfet Street
  2.14               Rubicon NGP - Norfolk, VA                                 150 Corporate Boulevard
   3          1      1000 & 1100 Wilson(1)                                     1000-1100 Wilson Boulevard
   4          1      Abbey Pool                                                Various
  4.01               Transpark Office Complex                                  2910-3072 East Inland Empire Boulevard
  4.02               Colton Courtyard                                          1200-1350 East Washington Street
  4.03               Sierra Gateway Business Center                            39959 & 40015 Sierra Highway
  4.04               10th Street Commerce Center                               44204-44276 West Tenth Street
  4.05               Transpark Industrial Complex                              2910-3072 East Inland Empire Boulevard
  4.06               Palmdale Place Commerce Center                            2211-2361 East Palmdale Boulevard
  4.07               Fresno Industrial Center                                  720 E. North Avenue & 2904/2998 South Angus Avenue
  4.08               Nevada Street Plaza                                       1915 West Redlands Boulevard and 721 Nevada Street
  4.09               Tozai Plaza                                               1741-1751 West Redondo Beach Boulevard
  4.10               Upland Commerce Center                                    1379-1399 East Foothill Boulevard
  4.11               Rancho Carmel Commerce Center                             12125-12165 Alta Carmel Court
  4.12               Braden Court                                              1337 West Braden Court
  4.13               Airpark Plaza                                             7201-7209 Arlington Avenue
  4.14               30th Street Commerce Center                               3005 East Palmdale Boulevard
  4.15               Atlantic Plaza                                            5152-5190 Atlantic Avenue
  4.16               Diamond Bar Commerce Center                               23535-23555 Palomino Drive
  4.17               Goodrich Office Park                                      1436 Goodrich Boulevard
  4.18               Garden Grove Town Center                                  9918 West Katella Avenue
  4.19               Anaheim Stadium Industrial Park                           2419 East Winston Road
  4.20               25th Street Commerce Center                               2501-2505 East Palmdale Boulevard
   5          1      Metropolitan Square                                       211 North Broadway
   6          1      San Felipe Plaza                                          5847 San Felipe Road
   7          1      Extra Space Teamsters Pool                                Various
  7.01               Extra Space Teamsters - River Edge, NJ                    487 Hackensack Avenue
  7.02               Extra Space Teamsters - Los Alamitos, CA                  3592 Cerritos Avenue
  7.03               Extra Space Teamsters - Secaucus, NJ                      101 Paterson Plank Road
  7.04               Extra Space Teamsters - Reston, VA                        12260 Sunrise Valley Drive
  7.05               Extra Space Teamsters - Burtonsville, MD                  15221 Dino Drive
  7.06               Extra Space Teamsters - Santee, CA                        10115 Mission Gorge Road
  7.07               Extra Space Teamsters - Santa Rosa, CA                    2053 West Steel Lane
  7.08               Extra Space Teamsters - North Lauderdale, FL              7400 West McNab Road
  7.09               Extra Space Teamsters - Farmington Hills, MI              38875 Grand River Avenue
  7.10               Extra Space Teamsters - Egg Harbor Township, NJ           6698 Washington Avenue
  7.11               Extra Space Teamsters - Miramar, FL                       3590 South State Road 7
  7.12               Extra Space Teamsters - Dallas, TX                        5431 Lemmon Avenue
  7.13               Extra Space Teamsters - Fall River, MA                    55 Father DeValles Boulevard
  7.14               Extra Space Teamsters - Richmond, VA                      3600 West End Drive
  7.15               Extra Space Teamsters - Fallbrook, CA                     372 West Aviation Road
  7.16               Extra Space Teamsters - Phoenix, AZ                       17407 North Cave Creek Road
  7.17               Extra Space Teamsters - Salisbury, MA                     143 Lafayette Road
  7.18               Extra Space Teamsters - Memphis (Winchester Road), TN     7301 Winchester Road
  7.19               Extra Space Teamsters - Scotts Valley, CA                 90 Santas Village Road
  7.20               Extra Space Teamsters - Waterford, MI                     2019 Dixie Highway
  7.21               Extra Space Teamsters - Broomfield, CO                    4861 West 120th Avenue
  7.22               Extra Space Teamsters - Louisville, KY                    7900 Dixie Highway
  7.23               Extra Space Teamsters - Saugerties, NY                    2820 Route 32
  7.24               Extra Space Teamsters - Memphis (Kirby Parkway), TN       4649 Kirby Parkway
  7.25               Extra Space Teamsters - Acworth, GA                       4902 Lake Acworth Drive
  7.26               Extra Space Teamsters - Albuquerque, NM                   11820 Lomas Boulevard NE
  7.27               Extra Space Teamsters - Pasadena, TX                      3601 Red Bluff Road
  7.28               Extra Space Teamsters - Columbus, OH                      2087 South Hamilton Road & 2140 Cloverleaf Street E
   8          1      180 Madison Avenue                                        180 Madison Avenue
   9          1      2500 City West                                            2500 Citywest Boulevard
   10         1      Bryan Tower                                               2001 Bryan Street
   11         1      6116 Executive Boulevard                                  6116 Executive Boulevard
   12         1      Crossings at Corona - Phase III                           NEC Interstate Highway 15 and Cajalco Road
   13         1      Hilton Garden Inn - Washington, DC                        815 14th Street NW
   14         1      1370 Broadway                                             1370 Broadway
   15         1      Extra Space VRS Pool                                      Various
 15.01               Extra Space VRS - Long Island City, NY                    3602 Northern Boulevard
 15.02               Extra Space VRS - Wheaton, MD                             10839 Georgia Avenue
 15.03               Extra Space VRS - Long Beach, CA                          2101 East Carson Street
 15.04               Extra Space VRS - Germantown, MD                          13200-B Wisteria Drive
 15.05               Extra Space VRS - Lodi, NJ                                140 State Route 17
 15.06               Extra Space VRS - Huntington Beach, CA                    7531 McFadden Avenue
 15.07               Extra Space VRS - Davie, FL                               6550 West State Road 84
 15.08               Extra Space VRS - Beaverton, OR                           11430 SW Murray Boulevard
 15.09               Extra Space VRS - Lincoln Park, MI                        1928 London Avenue
 15.10               Extra Space VRS - North Attleborough, MA                  720 South Washington Street
 15.11               Extra Space VRS - Las Vegas, NV                           4901 West Oakey
 15.12               Extra Space VRS - Campbell, CA                            241 West Sunnyoaks
 15.13               Extra Space VRS - Dallas, TX                              18530 North Dallas Parkway
 15.14               Extra Space VRS - Stone Mountain, GA                      735 Hambrick Road
 15.15               Extra Space VRS - Miami, FL                               17531 NW 2nd Avenue
 15.16               Extra Space VRS - Albuquerque, NM                         11930 Central Avenue, SE
 15.17               Extra Space VRS - Baldwin Park, CA                        12737 Garvey Avenue
 15.18               Extra Space VRS - Flanders, NJ                            115 Bartley Road
 15.19               Extra Space VRS - Clute, TX                               807 Brazos Park Drive
 15.20               Extra Space VRS - Memphis (Gateway Drive), TN             1235 Gateway Drive
 15.21               Extra Space VRS - Joliet, IL                              3481 Mall Loop Road
 15.22               Extra Space VRS - Memphis (Madison Avenue), TN            1075 Madison Avenue
   16         1      City Place Retail Center                                  SWC 6th Street and Long Beach Boulevard and SEC 6th
                                                                                  Street and Pine Avenue
   17         1      110 North Wacker Drive                                    110 North Wacker Drive
   18         1      Park Place II                                             4726 Natomas Boulevard
   19         1      Phillips Lighting                                         200 Franklin Square Drive
   20         1      The Hinman Pool                                           Various
 20.01               Abbott Center                                             1400 & 1500 Abbott Road
 20.02               Glenwood Hills Corporate Center                           3196 Kraft Avenue SE
 20.03               Trestlebridge Office Center                               5148, 5220, 5228, 5250 Lovers Lane
 20.04               Fifth Third Bank Building                                 67 Michigan Avenue
 20.05               77 Monroe Center                                          77 Monroe Center
 20.06               Bolingbrook Commons                                       324-396 South Bolingbrook Drive
 20.07               Capital Center                                            2545 Capital Avenue
   21         1      Taurus Pool                                               Various
 21.01               Shelton Technology Center                                 30, 50, and 70 Technology Center Drive
 21.02               IVAX Warehouse Facility                                   100 Precision Drive
 21.03               CEC Entertainment Facility                                4441 West Airport Freeway
 21.04               Comcast  Building                                         55 Concord Street
 21.05               Nashua Village                                            590 Amherst Street
 21.06               Wal-Mart - West Point, MS                                 1445 Highway 45A North
   22         1      Embassy Suites & Casino - San Juan, PR                    8000 Calle Tartak
   23         2      The Reserve Pool                                          Various
 23.01               The Reserve at Greenwood Apartments                       1602 Green Mountain Drive
 23.02               The Reserve at Foxrun Apartments                          1912 Green Mountain Road
 23.03               The Reserve at Walnut Ridge Apartments                    1601 North Shackleford Road
   24         2      Willow Cove Apartments                                    9300 South Redwood Road
   25         1      Cayman Bay Apartments                                     2701 North Rainbow Boulevard
   26         1      The Lexington Apartments                                  510-512 Old Hickory Boulevard
   27         2      Fath - Fairfield Pointe                                   2400 Albemarle Drive
   28         2      San Palmilla Apartments                                   750 West Baseline Road
   29         1      Centrum North                                             1120 West La Veta
   30         1      Marriott Courtyard - Burbank, CA                          2100 Empire Avenue
   31         1      Brook Arbor Apartments                                    200 Brook Arbor Drive
   32         1      One City Center                                           14-32 Temple Street & 214-232 Federal Street  - One
                                                                                  City Center
   33         1      The Prescott Hotel & Postrio Restaurant                   545 Post Street
   34         1      Dadeland Centre I                                         9255 South Dadeland Boulevard
   35         1      FBI Office Building                                       1100 18th Street North
   36         1      Meridian Bank Tower                                       3550 North Central Avenue
   37         1      Palmetto Pointe Apartments                                3919 Carnegie Avenue
   38         1      Rivercrest Apartments                                     280 River Road
   39         1      Airport Boulevard Pool                                    Various
 39.01               Holiday Inn Express - Morrisville, NC                     1014 Airport Boulevard
 39.02               Hampton Inn - Morrisville, NC                             1010 Airport Boulevard
 39.03               Staybridge Inn - Morrisville, NC                          1012 Airport Boulevard
   40         2      Palisades Apartments                                      3201 East Hargrove Road
   41         1      Abbott Laboratories                                       1850 Norman Drive North
   42         2      Excalibur Apartments                                      123 112th Avenue NE
   43         1      Office Depot Building                                     750 Park of Commerce Drive
   44         1      Washington Hudson Retail                                  51-83 Washington Street
   45         1      Hilton - Longboat Key, FL                                 4711 Gulf of Mexico Drive
   46         1      Presidential Tower                                        302 East John Street
   47         2      Creekside at Northlake                                    8299 Small Block Road
   48         1      Wal-Mart Way Crossing                                     1434, 1437, 1445 Sam's Drive
   49         2      Briarwood North Apartments                                7398 Dakin Street
   50         1      BJ's Wholesale Club                                       4000 Nesconset Highway
   51         1      Border Patrol Facility                                    3902 South Expressway 77
   52         1      Extra Space - Bethesda, MD                                5140 River Road
   53         2      Fath - Boulders                                           6337 Duck Creek Drive
   54         1      Valassis Communications World Headquarters                19975 Victor Parkway
   55         1      Country Inn & Suites (Bloomington)                        5120 American Blvd West
   56         1      Pleasant Hills MHP                                        234 Hill Drive
   57         1      Hawthorne- Circuit City                                   14600 South Ocean Gate Avenue
   58         2      Madalyn Landing                                           500 Malabar Road Southwest
   59         1      Loganville Town Center                                    4253 Atlanta Highway
   60         1      Lawrenceville Town Center                                 GA Highway 20 & Gwinnett Drive SW
   61         1      San Pedro Towne Center                                    7122 San Pedro Avenue
   62         1      Deer Run MHP                                              Birdell Road & Route 322
   63         1      Cedar Manor MHP                                           94 Cedar Manor
   64         1      Lowe's - Windham, ME(2)                                   Manchester Drive
   65         1      Extra Space - Oceanside, CA                               4567 Oceanside Boulevard
   66         1      Emerald Suites                                            2200 West Bonanza Road
   67         1      Extra Space - Arnold, MD                                  1699 Baltimore Annapolis Boulevard
   68         1      Sonoma Valley Inn                                         550 Second Street West
   69         1      The Orchards Apartments                                   5034 West Bullard Avenue
   70         2      Hilton Mobile Estates                                     901 Joy Road
   71         1      1780 Fourth Street                                        1780 4th Street
   72         1      Maywood Village                                           4401-4487 East Slauson Avenue
   73         1      Tarzana Tower                                             18321 Ventura Boulevard
   74         1      Addison Place Retail Center                               16950 Jog Road
   75         1      Atrium of Grand Valley                                    3260 North 12th Street
   76         1      Germantown Plaza Shopping Center                          18736 County Line Road
   77         1      Extra Space - Columbia, MD                                10400 Old Columbia Road
   78         1      Century Plaza                                             3560 W Century Boulevard
   79         1      Grayson Village MHP                                       17240 Dumfries Road
   80         2      The Woodlands of Tyler Apartment Homes                    400 Grande Boulevard
   81         1      New Market Crossing Shopping Center(2)                    715 West Independence Boulevard
   82         1      1500 Building                                             1500 N.W. 49th Street
   83         2      Suncoast Place Apartments                                 999 NE 167th Street
   84         1      Roundy's Monroe                                           246 8th Street
   85         1      Extra Space - Phoenix, AZ                                 3770 East Bell Road
   86         1      Indian Creek MHP                                          3524 Sherman Drive
   87         1      Keystone Ridge Apartments                                 14209 103rd Avenue Court East
   88         1      Extra Space - Johnston, RI                                1640 Hartford Avenue
   89         2      Fath - Princeton Court                                    6121 Melody Lane
   90         1      Horizon Plaza                                             3825 East Calumet Street
   91         2      Terrace Pointe                                            8101 Langdon Avenue
   92         2      Heritage Gardens Apts                                     2501 148th Avenue SE
   93         1      Brookhaven MHP                                            332 Gosling Drive
   94         1      Las Colinas Village Retirement Center                     500 Paisano Road NE
   95         1      Barry Health Center                                       28500 Orchard Lake Road
   96         1      Mill Creek MHP                                            Dustin Road
   97         1      Holiday Inn Express & Suites_Tampa, FL                    9402 Corporate Lake Drive
   98         1      Extra Space - Falls Church, VA                            5821 Seminary Road
   99         2      Stanford Oaks Apartments                                  2035 Idlewood Road
  100         1      Newhope                                                   17075 Newhope Street
  101         1      Extra Space - Hemet, CA                                   750 South Sanderson Avenue
  102         1      Oak Park & Waters Hanley Pool                             Various
 102.01              Waters Hanley Plaza                                       7511 - 7553 West Waters Avenue
 102.02              Oak Park Shopping Center                                  729A, 731 and 731A West Lumsden Road
  103         1      Angler's Green MHP                                        3500 State Road 37 North
  104         1      Spanish Mission Apartments                                422 Connell Road
  105         2      Lake Perris Village MHC                                   350 East San Jacinto Avenue
  106         1      Newberry Farms MHP                                        700 Cassel Road
  107         2      Ocean Breeze                                              1021 and 1132 North Wilmington Boulevard
  108         1      Parkside Apartments                                       1801 South Cutler Drive
  109         1      Meadowview MHP                                            2900 Oakland Road
  110         1      Walgreens - Salt Lake City, UT                            531 East 400 SOuth
  111         2      Sagecrest Apartments                                      1050 Connolly Drive
  112         2      Regency Apartments                                        1251 McDaniel Lane Southeast
  113         1      Antioch Crossing Shopping Center                          Route 173/Deep Lake Road
  114         1      Walgreens - Sandy, UT                                     9426 South 700 Street
  115         2      Fath - Canyon Creek                                       10951 Stone Canyon Road
  116         1      Lynnhaven Square Shopping Center                          2077 Lynnhaven Parkway
  117         2      Manor Pointe                                              12129 Manor Drive
  118         2      Silver Eagle MHP                                          411 West Silver Eagle Road
  119         1      Fairfield Inn & Suites - Winston Salem, NC                1680 Westbrook Plaza Drive
  120         2      Sun Terrace                                               8437 Cedros Avenue
  121         1      Extra Space - Chicago (South Wabash Avenue), IL           1255 South Wabash Avenue
  122         1      Extra Space - Fort Myers, FL                              16590 San Carlos Boulevard
  123         2      View Pointe                                               2959 Leeward Avenue
  124         2      Sierra Park Apartments                                    1314 West 8th Street
  125         1      Willow View Office Building(2)                            74130 Country Club Drive
  126         1      Holiday Inn Express - Richmond, VA                        9933 Mayland Drive
  127         1      City Center Retail                                        200-240 MAC and 301 East Grand River Avenues
  128         1      Extra Space - Sacramento, CA                              5770 Auburn Boulevard
  129         1      Walgreens - Waldorf, MD                                   25 High Street
  130         1      West Park Place Building III                              2700-2736 NC Highway 55 W
  131         1      Smokey Point Plaza                                        3323 & 3411 169th Place Northeast
  132         1      Extra Space - Towson, MD                                  1 East Joppa Road
  133         2      Hunter's Court                                            8550 Spring Valley Road
  134         1      Jewel (Dixon)                                             1380 North Galena Avenue
  135         1      Fairfield Inn & Suites - Charlottesville, VA              577 Branchlands Boulevard
  136         1      Extra Space - West Palm Beach, FL                         7285 Southern Boulevard
  137         1      Harrington Place                                          1700 Alma Drive
  138         2      Summer View                                               9510 Van Nuys Boulevard
  139         2      White Sands                                               13199 Ocotillo Road
  140         1      CVS - Baton Rouge                                         11705 Coursey Boulevard
  141         2      Fath - Gateway                                            782 Gatewood Drive
  142         1      CVS - Independence, MO                                    1545 East 23rd Street
  143         1      Vallecitos Commerce Center                                1144 Los Vallecitos Boulevard
  144         1      Newberry Estates MHP                                      3050 Old Trail Road
  145         1      CVS - Chicago, IL                                         4800 North Damen Avenue
  146         1      Value Self Storage - Sarasota, FL (Honore)                5150 University Parkway
  147         1      Eckerd - Spartanburg, SC                                  4010 Anderson Mill Road
  148         1      Extra Space - Watsonville, CA                             1478 Freedom Boulevard
  149         1      Walgreens - Midvale, UT                                   7203 South State Street
  150         1      Walgreens - Fayetteville, AR                              300 East Township Street
  151         1      Walgreens - Chester, VA                                   4238 West Hundred Road
  152         1      331 South Rio Grande Street                               331 South Rio Grande Street
  153         1      Walgreens - New Bern, NC                                  2001 Neuse Boulevard
  154         1      Extra Space - Chicago (West Addison Street), IL           4400 West Addison Street
  155         1      CVS - Lago Vista, TX                                      20601 FM 1431
  156         1      Holiday Inn Express - Durham, NC                          2516 Guess Road
  157         1      Eckerd - Travelers Rest, SC                               6505 State Park Road
  158         1      INS Building - South Portland, ME                         176 Gannett Drive
  159         2      Port of Call MHP                                          4159 Dove Road
  160         1      Walgreens - Louisville, KY                                9801 Brownsboro Road
  161         1      Walgreens - Staten Island, NY(2)                          758 Arthur Kill Road
  162         2      Evergreen                                                 10800 South Main Street
  163         2      Fath - Viewpoint                                          10602 Stone Canyon Road
  164         1      Extra Space - Louisville, KY                              5807 Bardstown Road
  165         1      Tempe Towne Plaza                                         827-833 South Rural Road & 933 East University Drive
  166         1      Hampton Inn - Cornelius, NC                               19501 Statesville Road
  167         1      Extra Space - Chicago (West Harrison Street), IL          707 West Harrison Street
  168         1      Extra Space - Columbus, OH                                2160 Innis Road
  169         1      Northwood Manor MHP                                       3050 York Haven Road
  170         2      Suncrest                                                  8553 Sepulveda Boulevard
  171         2      Wellington Place Apartments                               3002, 3004, 3102, & 3104 Edward Hoffman Drive
  172         1      Value Self Storage - Sarasota, FL (University Square)     3265 University Parkway
  173         2      Quebec House Apartments                                   4050 Valley View Lane
  174         1      Eckerd - Hayes, VA                                        2460 George Washington Memorial Highway
  175         2      High Park Apartments                                      100 High Park Drive
  176         2      Villa De La Rosa                                          7862 Lankershim Avenue
  177         1      Best Buy - Tupelo, MS                                     3040 North Gloster Street
  178         1      Extra Space - Cordova, TN                                 900 North Germantown Parkway
  179         2      Fath - Woodbridge                                         10702 Stone Canyon Road
  180         1      Ashford Hills Apartments                                  95 Varga Road
  181         1      975 Morris Park Avenue                                    975 Morris Park Avenue
  182         2      The Meadows Apartments                                    14026 Paramount Boulevard
  183         1      Walgreens - Wilson, NC                                    2653 Ward Boulevard
  184         2      Northridge Palm Apartments                                8651 and 8661 Wilbur Street
  185         2      New Peachtree Apartments                                  3359 Hood Avenue
  186         1      Spring Meadows at Valley Forge                            1210 Charlestown Road
  187         2      Sunrise Apartments                                        38257 12th Street East
  188         1      Value Self Storage - Holiday, FL                          3118 US Highway 19
  189         1      Citadel International                                     5950 Hazeltine National Drive
  190         2      Parkglen Apartments                                       38308 Division Street
  191         2      Cedar Pointe                                              12638 Cedar Avenue
  192         1      Walgreens-Pulaski                                         620 West College Street
  193         1      Extra Space - Mount Clemens, MI                           24651 North River Road
  194         2      Courtyard Apartments                                      38665 11th Street East
  195         1      Madison Square                                            2501-2589 Atlanta Highway
  196         1      Kimball Crossing Shopping Center                          4260 Kimball Bridge Road
  197         1      Office Depot - Oklahoma City, OK                          2724 NW Expressway
  198         1      Alpine Self Storage - Eagle, CO                           800 & 824 Chambers Avenue
  199         1      Town Center                                               3708 Town Center Boulevard
  200         1      Stor-All - Duluth, GA                                     2423 Pleasant Hill Road
  201         1      Advance Auto Parts - Cincinnati, OH                       5304 Glenway Avenue
  202         2      Casa Brae                                                 815 South Bonnie Brae Street
  203         1      Value Self Storage - Venice, FL                           3000 South Tamiami Trail
  204         1      CVS - Whiteville, NC                                      902 North J.K. Powell Boulevard
  205         2      Royal Palms                                               38700 10th Street East
  206         1      CVS - Cleveland, TX                                       108 North Washington Avenue
  207         1      Extra Space - Grandville, MI                              4438 Spartan Industrial Drive SW
  208         2      Highland Meadows (Fayette)                                5708 and 5712 Fayette Street
  209         2      Sunridge Apartments                                       38665 12th Street East
  210         1      Rite Aid - St. Marys, OH                                  1502 Executive Drive
  211         2      Highland Meadows (Meridian)                               5618 Meridian Street
  212         1      Tractor Supply - Woodstock, VA                            541 West Reservoir Road
  213         2      China Gate                                                236 and 254 Avenue 24
  214         2      Highland Spring (Vallejo)                                 2141 Vallejo Street and 2511 Verde Street
  215         2      South View Apartments                                     839 South Carondelet Street
  216         1      Extra Space - Kent, OH                                    950 Cherry Street
  217         1      Addison Place Bank Out Parcel                             16950 Jog Road
  218         2      South View (Broadway)                                     7520 South Broadway Boulevard
  219         1      Tractor Supply - Glasgow, KY                              3300 Veterans Outer Loop
  220         2      South View (Main)                                         11924 South Main Street
  221         2      York Pointe                                               11651 & 11652 York Avenue
  222         1      U Stow N Go - Clearwater, FL                              2166 Drew Street
  223         2      Forest View Apartments                                    3344 Chapman Street
  224         1      Park Glen Market Place                                    5421 Basswood Boulevard
  225         2      Highland Springs (Lincoln Park)                           2339 Lincoln Park Avenue
  226         1      Tractor Supply - Paducah, KY                              5525 US Highway 60 West
  227         1      Extra Space - Grandview, MO                               14300 South US Highway 71
  228         2      Rio Grande                                                38572 10th Place East
  229         2      Santa Fe Apartments                                       38604 10th Street East
  230         2      Village Square                                            25847 East 9th Street
  231         2      South View (Avalon)                                       4200 and 4206 South Avalon Boulevard
  232         2      Highland Meadows 43, 44                                   144 East Avenue 44 and 147 East Avenue 43
  233         2      Woodglen Apartments                                       316 East Avenue Q-7

MORTGAGE
  LOAN                                                                                  CROSS COLLATERALIZED AND CROSS
 NUMBER       CITY                         STATE            ZIP CODE                         DEFAULTED LOAN FLAG
---------------------------------------------------------------------------------------------------------------------------------

   1          New York                      NY                10011
   2          Various                     Various            Various
  2.01        Burlington                    NJ                08016
  2.02        Sacramento                    CA                95814
  2.03        Suffolk                       VA                23435
  2.04        Washington                    DC            20239, 20463
  2.05        Kansas City                   KS                66101
  2.06        San Diego                     CA                92108
  2.07        Concord                       MA                01742
  2.08        Philadelphia                  PA                19130
  2.09        Huntsville                    AL                35816
  2.10        Houston                       TX                77027
  2.11        Providence                    RI                02903
  2.12        Aurora                        CO                80011
  2.13        Lakewood                      CO                80215
  2.14        Norfolk                       VA                23502
   3          Arlington                     VA                22209
   4          Various                       CA               Various
  4.01        Ontario                       CA                91764
  4.02        Colton                        CA                92324
  4.03        Palmdale                      CA                93550
  4.04        Lancaster                     CA                93534
  4.05        Ontario                       CA                91764
  4.06        Palmdale                      CA                93550
  4.07        Fresno                        CA                93725
  4.08        Redlands                      CA                92374
  4.09        Gardena                       CA                90247
  4.10        Upland                        CA                91786
  4.11        San Diego                     CA                92128
  4.12        Orange                        CA                92868
  4.13        Riverside                     CA                92504
  4.14        Palmdale                      CA                93550
  4.15        Long Beach                    CA                90805
  4.16        Diamond Bar                   CA                91765
  4.17        Los Angeles                   CA                90022
  4.18        Garden Grove                  CA                92840
  4.19        Anaheim                       CA                92806
  4.20        Palmdale                      CA                93550
   5          Saint Louis                   MO                63102
   6          Houston                       TX                77057
   7          Various                     Various            Various
  7.01        River Edge                    NJ                07661
  7.02        Los Alamitos                  CA                90720
  7.03        Secaucus                      NJ                07094
  7.04        Reston                        VA                20191
  7.05        Burtonsville                  MD                20866
  7.06        Santee                        CA                92071
  7.07        Santa Rosa                    CA                95403
  7.08        North Lauderdale              FL                33068
  7.09        Farmington Hills              MI                48335
  7.10        Egg Harbor Township           NJ                08234
  7.11        Miramar                       FL                33023
  7.12        Dallas                        TX                75209
  7.13        Fall River                    MA                02723
  7.14        Richmond                      VA                23294
  7.15        Fallbrook                     CA                92028
  7.16        Phoenix                       AZ                85032
  7.17        Salisbury                     MA                01952
  7.18        Memphis                       TN                38125
  7.19        Scotts Valley                 CA                95066
  7.20        Waterford                     MI                48328
  7.21        Broomfield                    CO                80020
  7.22        Louisville                    KY                40258
  7.23        Saugerties                    NY                12477
  7.24        Memphis                       TN                38141
  7.25        Acworth                       GA                30101
  7.26        Albuquerque                   NM                87112
  7.27        Pasadena                      TX                77503
  7.28        Columbus                      OH                43232
   8          New York                      NY                10016
   9          Houston                       TX                77042
   10         Dallas                        TX                75201
   11         Rockville                     MD                20852
   12         Corona                        CA                92881
   13         Washington                    DC                20005
   14         New York                      NY                10018
   15         Various                     Various            Various
 15.01        Long Island City              NY                11101
 15.02        Wheaton                       MD                20902
 15.03        Long Beach                    CA                90807
 15.04        Germantown                    MD                20874
 15.05        Lodi                          NJ                07644
 15.06        Huntington Beach              CA                92647
 15.07        Davie                         FL                33317
 15.08        Beaverton                     OR                97008
 15.09        Lincoln Park                  MI                48146
 15.10        North Attleborough            MA                02760
 15.11        Las Vegas                     NV                89115
 15.12        Campbell                      CA                95008
 15.13        Dallas                        TX                75287
 15.14        Stone Mountain                GA                30083
 15.15        Miami                         FL                33169
 15.16        Albuquerque                   NM                87123
 15.17        Baldwin Park                  CA                91706
 15.18        Flanders                      NJ                07836
 15.19        Clute                         TX                77531
 15.20        Memphis                       TN                38116
 15.21        Joliet                        IL                60431
 15.22        Memphis                       TN                38104
   16         Long Beach                    CA                90802
   17         Chicago                       IL                60606
   18         Sacramento                    CA                95835
   19         Franklin Township             NJ                08873
   20         Various                     Various            Various
 20.01        East Lansing                  MI                48823
 20.02        Grand Rapids                  MI                49512
 20.03        Portage                       MI                49002
 20.04        Battle Creek                  MI                49017
 20.05        Grand Rapids                  MI                49503
 20.06        Bolingbrook                   IL                60440
 20.07        Battle Creek                  MI                49015
   21         Various                     Various            Various
 21.01        Shelton                       CT                06484
 21.02        Walton                        KY                41094
 21.03        Irving                        TX                75062
 21.04        North Reading                 MA                01864
 21.05        Nashua                        NH                03063
 21.06        West Point                    MS                39773
   22         Carolina                      PR                00979
   23         Little Rock                   AR                72211
 23.01        Little Rock                   AR                72211
 23.02        Little Rock                   AR                72211
 23.03        Little Rock                   AR                72211
   24         West Jordan                   UT                84088
   25         Las Vegas                     NV                89108
   26         Nashville                     TN                37209
   27         Fairfield                     OH                45014                             Fath Portfolio
   28         Tempe                         AZ                85282
   29         Orange                        CA                92868
   30         Burbank                       CA                91504
   31         Cary                          NC                27519
   32         Portland                      ME                04101
   33         San Francisco                 CA                94102
   34         Miami                         FL                33156
   35         Birmingham                    AL                35203
   36         Phoenix                       AZ                85012
   37         Myrtle Beach                  SC                29588
   38         Piscataway                    NJ                08854
   39         Morrisville                   NC                27560
 39.01        Morrisville                   NC                27560
 39.02        Morrisville                   NC                27560
 39.03        Morrisville                   NC                27560
   40         Tuscaloosa                    AL                35405
   41         Waukegan                      IL                60085
   42         Bellevue                      WA                98004
   43         Boca Raton                    FL                33487
   44         Hoboken                       NJ                07030
   45         Longboat Key                  FL                34228
   46         Champaign                     IL                61820
   47         Northlake                     TX                76262
   48         City of Chesapeake            VA                23321
   49         Denver                        CO                80221
   50         East Setauket                 NY                11733
   51         Harlingen                     TX                78552
   52         Bethesda                      MD                20816                        Extra Space Portfolio #5
   53         Garland                       TX                75043                             Fath Portfolio
   54         Livonia                       MI                48152
   55         Bloomington                   MN                55437
   56         Hamburg                       PA                19526                            GSP Portfolio 3
   57         Hawthorne                     CA                90250
   58         Palm Bay                      FL                32907
   59         Loganville                    GA                30052
   60         Lawrenceville                 GA                30045
   61         San Antonio                   TX                78216
   62         Honey Brook                   PA                19344                            GSP Portfolio 1
   63         Elizabethtown                 PA                17022                            GSP Portfolio 3
   64         Windham                       ME                04062
   65         Oceanside                     CA                92056                        Extra Space Portfolio #5
   66         Las Vegas                     NV                89106
   67         Arnold                        MD                21012                        Extra Space Portfolio #5
   68         Sonoma                        CA                95476
   69         Fresno                        CA                93722
   70         Columbus                      GA                31906
   71         Berkeley                      CA                94710
   72         Maywood                       CA                90270
   73         Los Angeles                   CA                91356
   74         Delray Beach                  FL                33446                        Addison Place Portfolio
   75         Grand Junction                CO                81506
   76         Germantown                    WI                53022
   77         Columbia                      MD                21046                        Extra Space Portfolio #5
   78         Inglewood                     CA                90303
   79         Dumfries                      VA                22026                            GSP Portfolio 3
   80         Tyler                         TX                75703
   81         Mount Airy                    NC                27030
   82         Fort Lauderdale               FL                33309
   83         North Miami Beach             FL                33162
   84         Monroe                        WI                53566
   85         Phoenix                       AZ                85032                        Extra Space Portfolio #5
   86         Macungie                      PA                18062                            GSP Portfolio 3
   87         Puyallup                      WA                98374
   88         Johnston                      RI                02919                        Extra Space Portfolio #5
   89         Dallas                        TX                75231                             Fath Portfolio
   90         Appleton                      WI                54915
   91         Van Nuys                      CA                91406
   92         Bellevue                      WA                98007
   93         York                          PA                17402                            GSP Portfolio 1
   94         Albuquerque                   NM                87123
   95         Farmington Hills              MI                48334
   96         York                          PA                17402                            GSP Portfolio 1
   97         Tampa                         FL                33634
   98         Falls Church                  VA                22041                        Extra Space Portfolio #5
   99         Tucker                        GA                30084
  100         Fountain Valley               CA                92708
  101         Hemet                         CA                92545                        Extra Space Portfolio #5
  102         Various                       FL               Various
 102.01       Tampa                         FL                33615
 102.02       Brandon                       FL                33511
  103         Mulberry                      FL                33860
  104         Valdosta                      GA                31602
  105         Perris                        CA                92571
  106         Manchester                    PA                17345                            GSP Portfolio 2
  107         Wilmington                    CA                90744                        Multifamily Portfolio A
  108         Tempe                         AZ                85281
  109         Dover                         PA                17315                            GSP Portfolio 1
  110         Salt Lake City                UT                84102
  111         Elko                          NV                89801
  112         Lacey                         WA                98503
  113         Antioch                       IL                60002
  114         Sandy                         UT                84070
  115         Dallas                        TX                75230                             Fath Portfolio
  116         Virginia Beach                VA                23451
  117         Hawthorne                     CA                90250                        Multifamily Portfolio B
  118         Sacramento                    CA                95834
  119         Winston Salem                 NC                27103
  120         Panorama City                 CA                91402                        Multifamily Portfolio C
  121         Chicago                       IL                60605                        Extra Space Portfolio #5
  122         Fort Myers                    FL                33908                        Extra Space Portfolio #5
  123         Los Angeles                   CA                90005                        Multifamily Portfolio B
  124         Tempe                         AZ                85281
  125         Palm Desert                   CA                92260
  126         Richmond                      VA                23233
  127         East Lansing                  MI                48933
  128         Sacramento                    CA                95841                        Extra Space Portfolio #5
  129         Waldorf                       MD                20602                            Nasar Portfolio
  130         Cary                          NC                27519
  131         Arlington                     WA                98223
  132         Towson                        MD                21286                        Extra Space Portfolio #5
  133         Dallas                        TX                75240
  134         Dixon                         IL                61021
  135         Charlottesville               VA                22901
  136         West Palm Beach               FL                33413                        Extra Space Portfolio #5
  137         Plano                         TX                75075
  138         Arleta                        CA                91402                        Multifamily Portfolio B
  139         Desert Hot Springs            CA                92240                        Multifamily Portfolio C
  140         Baton Rouge                   LA                70816
  141         Garland                       TX                75043                             Fath Portfolio
  142         Independence                  MO                64055
  143         San Marcos                    CA                92069
  144         Etters                        PA                17370                            GSP Portfolio 2
  145         Chicago                       IL                60625
  146         Sarasota                      FL                34243
  147         Spartanburg                   SC                29301                             Cole Portfolio
  148         Watsonville                   CA                95076                        Extra Space Portfolio #5
  149         Midvale                       UT                84047
  150         Fayetteville                  AR                72703
  151         Chester                       VA                23831
  152         Salt Lake City                UT                84101
  153         New Bern                      NC                28560
  154         Chicago                       IL                60641                        Extra Space Portfolio #5
  155         Lago Vista                    TX                78645                             Cole Portfolio
  156         Durham                        NC                27705
  157         Travelers Rest                SC                29690
  158         South Portland                ME                04106
  159         Port Huron                    MI                48060
  160         Louisville                    KY                40241
  161         Staten Island                 NY                10312
  162         Los Angeles                   CA                90061                        Multifamily Portfolio C
  163         Dallas                        TX                75230                             Fath Portfolio
  164         Louisville                    KY                40291                        Extra Space Portfolio #5
  165         Tempe                         AZ                85281
  166         Cornelius                     NC                28031
  167         Chicago                       IL                60607                        Extra Space Portfolio #5
  168         Columbus                      OH                43224                        Extra Space Portfolio #5
  169         York Haven                    PA                17370                            GSP Portfolio 1
  170         North Hills                   CA                91343                        Multifamily Portfolio B
  171         Champaign                     IL                61820
  172         Sarasota                      FL                34243
  173         Farmers Branch                TX                75244
  174         Hayes                         VA                23072                             Cole Portfolio
  175         New Albany                    IN                47150
  176         Highland                      CA                92346                        Multifamily Portfolio C
  177         Tupelo                        MS                38804
  178         Cordova                       TN                38018                        Extra Space Portfolio #5
  179         Dallas                        TX                75230                             Fath Portfolio
  180         Ashford                       CT                06278
  181         Bronx                         NY                10462
  182         Paramount                     CA                90273                        Multifamily Portfolio A
  183         Wilson                        NC                27896
  184         Northridge                    CA                91325                        Multifamily Portfolio A
  185         Chamblee                      GA                30341
  186         Phoenixville                  PA                19460
  187         Palmdale                      CA                93550                        Multifamily Portfolio A
  188         Holiday                       FL                34691
  189         Orlando                       FL                32822
  190         Palmdale                      CA                93550                        Multifamily Portfolio A
  191         Hawthorne                     CA                90250                        Multifamily Portfolio B
  192         Pulaski                       TN                38478
  193         Mount Clemens                 MI                48043                        Extra Space Portfolio #5
  194         Palmdale                      CA                93550                        Multifamily Portfolio A
  195         Montgomery                    AL                36107
  196         Alpharetta                    GA                30022
  197         Oklahoma City                 OK                73112
  198         Eagle                         CO                81631
  199         Orlando                       FL                32837
  200         Duluth                        GA                30096
  201         Cincinnati                    OH                45238                            Nasar Portfolio
  202         Los Angeles                   CA                90057                        Multifamily Portfolio A
  203         Venice                        FL                34293
  204         Whiteville                    NC                38401                             Cole Portfolio
  205         Palmdale                      CA                93550                        Multifamily Portfolio C
  206         Cleveland                     TX                77327
  207         Grandville                    MI                49418                        Extra Space Portfolio #5
  208         Los Angeles                   CA                90042                        Multifamily Portfolio C
  209         Palmdale                      CA                93550                        Multifamily Portfolio C
  210         Saint Marys                   OH                45885                             Cole Portfolio
  211         Los Angeles                   CA                90042                        Multifamily Portfolio B
  212         Woodstock                     VA                22664                             Cole Portfolio
  213         Los Angeles                   CA                90031                        Multifamily Portfolio A
  214         Los Angeles                   CA           90031 and 90033                   Multifamily Portfolio B
  215         Los Angeles                   CA                90057                        Multifamily Portfolio B
  216         Kent                          OH                44240                        Extra Space Portfolio #5
  217         Delray Beach                  FL                33446                        Addison Place Portfolio
  218         Los Angeles                   CA                90003                        Multifamily Portfolio C
  219         Glasgow                       KY                42141
  220         Los Angeles                   CA                90061                        Multifamily Portfolio C
  221         Hawthorne                     CA                90250                        Multifamily Portfolio B
  222         Clearwater                    FL                33765
  223         Los Angeles                   CA                90065                        Multifamily Portfolio B
  224         Fort Worth                    TX                76137
  225         Los Angeles                   CA                90031                        Multifamily Portfolio C
  226         Paducah                       KY                42001
  227         Grandview                     MO                64030                        Extra Space Portfolio #5
  228         Palmdale                      CA                93550                        Multifamily Portfolio A
  229         Palmdale                      CA                93550                        Multifamily Portfolio A
  230         San Bernardino                CA                92410                        Multifamily Portfolio B
  231         Los Angeles                   CA                90011                        Multifamily Portfolio C
  232         Los Angeles                   CA                90031                        Multifamily Portfolio B
  233         Palmdale                      CA                93550                        Multifamily Portfolio A

MORTGAGE
  LOAN         MORTGAGE                GENERAL                    SPECIFIC               ORIGINAL LOAN        CUT-OFF DATE LOAN
 NUMBER       LOAN SELLER           PROPERTY TYPE              PROPERTY TYPE              BALANCE ($)            BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1           Wachovia                Office                       CBD                 200,000,000.00          200,000,000.00
   2           Artesia                 Various                    Various               194,500,000.00          194,500,000.00
  2.01                               Industrial                  Warehouse               41,006,000.00
  2.02                                 Office                       CBD                  28,736,000.00
  2.03                                 Office                     Suburban               27,811,000.00
  2.04                                 Office                       CBD                  24,030,200.00
  2.05                                 Office                       CBD                  18,000,000.00
  2.06                                 Office                     Suburban               10,759,000.00
  2.07                                 Office                     Suburban               10,240,000.00
  2.08                                 Office                       CBD                  7,000,000.00
  2.09                                 Office                     Suburban               6,983,200.00
  2.10                                 Office                     Suburban               6,130,600.00
  2.11                                 Office                     Suburban               6,090,000.00
  2.12                                 Office                     Suburban               3,248,000.00
  2.13                                 Office                     Suburban               2,720,200.00
  2.14                                 Office                     Suburban               1,745,800.00
   3           Wachovia                Office                     Suburban              182,500,000.00          182,500,000.00
   4           Wachovia                Various                    Various               142,625,000.00          142,625,000.00
  4.01                                 Office                     Suburban               20,175,000.00
  4.02                                 Retail                     Anchored               14,100,000.00
  4.03                                 Office                     Suburban               13,950,000.00
  4.04                                 Retail                     Anchored               10,275,000.00
  4.05                               Industrial                     Flex                 10,275,000.00
  4.06                                 Retail                     Anchored               10,125,000.00
  4.07                               Industrial                  Warehouse               7,875,000.00
  4.08                                Mixed Use                 Office/Flex              7,725,000.00
  4.09                                Mixed Use                Retail/Office             7,275,000.00
  4.10                                 Retail                    Unanchored              5,880,000.00
  4.11                                 Retail                    Unanchored              5,400,000.00
  4.12                                 Office                     Suburban               4,425,000.00
  4.13                                Mixed Use              Office/Industrial           4,370,000.00
  4.14                                 Retail                    Unanchored              3,900,000.00
  4.15                                 Retail                    Unanchored              3,600,000.00
  4.16                                 Retail                    Unanchored              3,375,000.00
  4.17                                 Office                     Suburban               2,700,000.00
  4.18                                 Retail                 Shadow Anchored            2,625,000.00
  4.19                               Industrial                  Warehouse               2,400,000.00
  4.20                                 Retail                    Unanchored              2,175,000.00
   5           Wachovia                Office                       CBD                 125,500,000.00          125,500,000.00
   6            Nomura                 Office                     Suburban              101,500,000.00          101,500,000.00
   7           Wachovia             Self Storage                Self Storage             93,300,000.00          93,300,000.00
  7.01                              Self Storage                Self Storage             10,140,833.00
  7.02                              Self Storage                Self Storage             7,116,886.00
  7.03                              Self Storage                Self Storage             6,663,037.00
  7.04                              Self Storage                Self Storage             6,493,879.00
  7.05                              Self Storage                Self Storage             5,839,413.00
  7.06                              Self Storage                Self Storage             5,139,117.00
  7.07                              Self Storage                Self Storage             4,712,176.00
  7.08                              Self Storage                Self Storage             4,285,115.00
  7.09                              Self Storage                Self Storage             3,810,299.00
  7.10                              Self Storage                Self Storage             3,572,870.00
  7.11                              Self Storage                Self Storage             3,290,309.00
  7.12                              Self Storage                Self Storage             3,102,316.00
  7.13                              Self Storage                Self Storage             3,081,771.00
  7.14                              Self Storage                Self Storage             2,936,608.00
  7.15                              Self Storage                Self Storage             2,560,630.00
  7.16                              Self Storage                Self Storage             2,355,460.00
  7.17                              Self Storage                Self Storage             2,224,070.00
  7.18                              Self Storage                Self Storage             2,223,767.00
  7.19                              Self Storage                Self Storage             2,128,972.00
  7.20                              Self Storage                Self Storage             1,682,016.00
  7.21                              Self Storage                Self Storage             1,665,745.00
  7.22                              Self Storage                Self Storage             1,398,313.00
  7.23                              Self Storage                Self Storage             1,384,979.00
  7.24                              Self Storage                Self Storage             1,222,725.00
  7.25                              Self Storage                Self Storage             1,161,842.00
  7.26                              Self Storage                Self Storage             1,117,772.00
  7.27                              Self Storage                Self Storage             1,008,401.00
  7.28                              Self Storage                Self Storage              980,679.00
   8           Wachovia                Office                       CBD                  75,000,000.00          75,000,000.00
   9            Nomura                 Office                     Suburban               70,000,000.00          70,000,000.00
   10          Wachovia                Office                       CBD                  69,000,000.00          69,000,000.00
   11          Wachovia                Office                     Suburban               65,188,000.00          65,188,000.00
   12           Nomura                 Retail                     Anchored               62,000,000.00          62,000,000.00
   13          Wachovia              Hospitality                Full Service             61,000,000.00          61,000,000.00
   14          Wachovia                Office                       CBD                  60,000,000.00          60,000,000.00
   15          Wachovia             Self Storage                Self Storage             52,100,000.00          52,100,000.00
 15.01                              Self Storage                Self Storage             6,652,622.00
 15.02                              Self Storage                Self Storage             5,011,908.00
 15.03                              Self Storage                Self Storage             4,325,377.00
 15.04                              Self Storage                Self Storage             4,307,877.00
 15.05                              Self Storage                Self Storage             3,459,626.00
 15.06                              Self Storage                Self Storage             3,192,749.00
 15.07                              Self Storage                Self Storage             3,144,123.00
 15.08                              Self Storage                Self Storage             2,837,523.00
 15.09                              Self Storage                Self Storage             2,577,922.00
 15.10                              Self Storage                Self Storage             2,467,708.00
 15.11                              Self Storage                Self Storage             1,790,147.00
 15.12                              Self Storage                Self Storage             1,680,066.00
 15.13                              Self Storage                Self Storage             1,601,717.00
 15.14                              Self Storage                Self Storage             1,317,536.00
 15.15                              Self Storage                Self Storage             1,158,604.00
 15.16                              Self Storage                Self Storage             1,156,030.00
 15.17                              Self Storage                Self Storage             1,113,919.00
 15.18                              Self Storage                Self Storage             1,072,090.00
 15.19                              Self Storage                Self Storage              964,631.00
 15.20                              Self Storage                Self Storage              940,324.00
 15.21                              Self Storage                Self Storage              767,750.00
 15.22                              Self Storage                Self Storage              559,751.00
   16          Wachovia                Retail                     Anchored               51,000,000.00          51,000,000.00
   17          Wachovia                Office                       CBD                  48,000,000.00          48,000,000.00
   18          Wachovia                Retail                     Anchored               44,687,500.00          44,687,500.00
   19           Nomura                 Office                     Suburban               41,000,000.00          41,000,000.00
   20          Wachovia                Various                    Various                39,000,000.00          39,000,000.00
 20.01                                 Office                     Suburban               8,004,000.00
 20.02                                 Office                     Suburban               6,166,000.00
 20.03                                 Office                     Suburban               5,850,000.00
 20.04                                 Office                     Suburban               5,800,000.00
 20.05                                 Office                     Suburban               5,175,000.00
 20.06                                 Retail                     Anchored               4,900,000.00
 20.07                                Mixed Use                Retail/Office             3,105,000.00
   21          Wachovia                Various                    Various                38,640,000.00          38,640,000.00
 21.01                               Industrial               Warehouse/Office
 21.02                               Industrial               Light Industrial
 21.03                                 Office                     Suburban
 21.04                               Industrial                     Flex
 21.05                                 Retail                     Anchored
 21.06                                 Retail                     Anchored
   22          Wachovia              Hospitality                Full Service             38,200,000.00          38,200,000.00
   23          Wachovia              Multifamily                Conventional             36,000,000.00          36,000,000.00
 23.01                               Multifamily                Conventional             15,591,915.00
 23.02                               Multifamily                Conventional             11,676,612.00
 23.03                               Multifamily                Conventional             8,731,473.00
   24          Artesia               Multifamily                Conventional             34,000,000.00          34,000,000.00
   25          Wachovia              Multifamily                Conventional             33,000,000.00          33,000,000.00
   26          Wachovia              Multifamily                Conventional             32,000,000.00          32,000,000.00
   27           Nomura               Multifamily                Conventional             30,080,000.00          30,080,000.00
   28          Wachovia              Multifamily                Conventional             29,550,000.00          29,550,000.00
   29          Wachovia                Office                     Medical                27,000,000.00          27,000,000.00
   30          Wachovia              Hospitality                Full Service             25,500,000.00          25,500,000.00
   31          Wachovia              Multifamily                Conventional             24,000,000.00          24,000,000.00
   32           Nomura                 Office                       CBD                  24,000,000.00          24,000,000.00
   33          Wachovia              Hospitality                Full Service             23,750,000.00          23,750,000.00
   34          Wachovia                Office                     Suburban               23,000,000.00          23,000,000.00
   35          Wachovia                Office                     Suburban               18,800,000.00          18,800,000.00
   36          Wachovia                Office                       CBD                  18,550,000.00          18,550,000.00
   37          Wachovia              Multifamily                Conventional             18,500,000.00          18,500,000.00
   38           Nomura               Multifamily                Conventional             17,150,000.00          17,150,000.00
   39          Wachovia              Hospitality                  Various                15,500,000.00          15,443,544.39
 39.01                               Hospitality              Limited Service
 39.02                               Hospitality              Limited Service
 39.03                               Hospitality               Extended Stay
   40          Wachovia              Multifamily                Conventional             15,300,000.00          15,300,000.00
   41          Wachovia                Office                     Suburban               15,243,750.00          15,243,750.00
   42          Wachovia              Multifamily                Conventional             15,000,000.00          15,000,000.00
   43          Artesia                 Office                     Suburban               15,000,000.00          15,000,000.00
   44           Nomura                 Retail                     Anchored               15,000,000.00          15,000,000.00
   45          Wachovia              Hospitality                Full Service             15,000,000.00          14,951,768.60
   46          Wachovia              Multifamily              Student Housing            14,491,000.00          14,491,000.00
   47           Nomura               Multifamily                Conventional             14,000,000.00          13,969,155.70
   48          Wachovia                Retail                 Shadow Anchored            13,535,000.00          13,535,000.00
   49          Wachovia              Multifamily                Conventional             13,500,000.00          13,500,000.00
   50          Wachovia                Retail                     Anchored               13,000,000.00          13,000,000.00
   51          Wachovia                Office                     Suburban               13,000,000.00          12,971,956.62
   52          Wachovia             Self Storage                Self Storage             12,800,000.00          12,800,000.00
   53           Nomura               Multifamily                Conventional             12,359,000.00          12,359,000.00
   54          Wachovia                Office                     Suburban               12,100,000.00          12,100,000.00
   55           Nomura               Hospitality              Limited Service            12,000,000.00          12,000,000.00
   56          Wachovia           Mobile Home Park            Mobile Home Park           11,440,000.00          11,440,000.00
   57           Nomura                 Retail                     Anchored               11,200,000.00          11,200,000.00
   58           Nomura               Multifamily                Conventional             11,100,000.00          11,100,000.00
   59          Wachovia                Retail                     Anchored               10,820,000.00          10,794,886.88
   60          Wachovia                Retail                     Anchored               10,800,000.00          10,787,727.10
   61           Nomura                 Retail                     Anchored               10,200,000.00          10,200,000.00
   62          Wachovia           Mobile Home Park            Mobile Home Park           9,896,000.00            9,896,000.00
   63          Wachovia           Mobile Home Park            Mobile Home Park           9,840,000.00            9,840,000.00
   64          Wachovia                Retail                     Anchored               9,702,000.00            9,702,000.00
   65          Wachovia             Self Storage                Self Storage             9,700,000.00            9,700,000.00
   66           Nomura               Multifamily                Conventional             9,550,000.00            9,550,000.00
   67          Wachovia             Self Storage                Self Storage             9,500,000.00            9,500,000.00
   68           Nomura               Hospitality              Limited Service            9,240,000.00            9,240,000.00
   69          Wachovia              Multifamily                Conventional             9,200,000.00            9,200,000.00
   70           Nomura            Mobile Home Park          Manufactured Housing         9,200,000.00            9,189,873.11
   71           Nomura                 Retail                    Unanchored              9,000,000.00            9,000,000.00
   72           Nomura                 Retail                     Anchored               9,000,000.00            9,000,000.00
   73          Wachovia                Office                     Suburban               9,000,000.00            9,000,000.00
   74          Wachovia                Retail                    Unanchored              9,000,000.00            8,989,560.60
   75          Wachovia              Multifamily             Independent Living          8,770,000.00            8,706,090.54
   76          Wachovia                Retail                     Anchored               8,560,000.00            8,540,902.07
   77          Wachovia             Self Storage                Self Storage             8,400,000.00            8,400,000.00
   78          Wachovia                Retail                 Shadow Anchored            8,330,000.00            8,316,566.91
   79          Wachovia           Mobile Home Park            Mobile Home Park           8,080,000.00            8,080,000.00
   80          Wachovia              Multifamily                Conventional             8,050,000.00            8,050,000.00
   81          Wachovia                Retail                     Anchored               8,000,000.00            8,000,000.00
   82          Wachovia                Office                     Suburban               8,000,000.00            7,991,110.94
   83          Wachovia              Multifamily                Conventional             7,840,000.00            7,840,000.00
   84           Nomura                 Retail                     Anchored               7,800,000.00            7,791,462.46
   85          Wachovia             Self Storage                Self Storage             7,400,000.00            7,400,000.00
   86          Wachovia           Mobile Home Park            Mobile Home Park           7,320,000.00            7,320,000.00
   87          Wachovia              Multifamily                Conventional             7,300,000.00            7,300,000.00
   88          Wachovia             Self Storage                Self Storage             7,100,000.00            7,100,000.00
   89           Nomura               Multifamily                Conventional             6,981,000.00            6,981,000.00
   90          Wachovia                Retail                     Anchored               7,000,000.00            6,973,601.71
   91           Nomura               Multifamily                Conventional             6,674,060.00            6,659,723.68
   92           Nomura               Multifamily                Conventional             6,530,000.00            6,530,000.00
   93          Wachovia           Mobile Home Park            Mobile Home Park           6,484,000.00            6,484,000.00
   94          Wachovia              Multifamily             Independent Living          6,450,000.00            6,428,408.28
   95          Wachovia                Office                     Medical                6,440,000.00            6,420,952.83
   96          Wachovia           Mobile Home Park            Mobile Home Park           6,400,000.00            6,400,000.00
   97           Nomura               Hospitality              Limited Service            6,375,000.00            6,365,927.48
   98          Wachovia             Self Storage                Self Storage             6,200,000.00            6,200,000.00
   99          Wachovia              Multifamily                Conventional             5,750,000.00            5,716,324.43
  100           Nomura                 Office                     Suburban               5,500,000.00            5,500,000.00
  101          Wachovia             Self Storage                Self Storage             5,300,000.00            5,300,000.00
  102          Artesia                 Retail                     Various                5,150,000.00            5,150,000.00
 102.01                                Retail                     Anchored
 102.02                                Retail                    Unanchored
  103           Nomura            Mobile Home Park          Manufactured Housing         5,100,000.00            5,100,000.00
  104          Wachovia              Multifamily                Conventional             5,050,000.00            5,044,304.04
  105           Nomura            Mobile Home Park          Manufactured Housing         5,000,000.00            4,990,144.63
  106          Wachovia           Mobile Home Park            Mobile Home Park           4,960,000.00            4,960,000.00
  107           Nomura               Multifamily                Conventional             4,920,000.00            4,909,431.52
  108           Nomura               Multifamily                Conventional             4,900,000.00            4,900,000.00
  109          Wachovia           Mobile Home Park            Mobile Home Park           4,880,000.00            4,880,000.00
  110          Wachovia                Retail                     Anchored               4,809,000.00            4,809,000.00
  111          Artesia               Multifamily                Conventional             4,800,000.00            4,800,000.00
  112          Wachovia              Multifamily                Conventional             4,800,000.00            4,789,290.88
  113          Wachovia                Retail                 Shadow Anchored            4,755,000.00            4,744,850.75
  114          Wachovia                Retail                     Anchored               4,735,000.00            4,735,000.00
  115           Nomura               Multifamily                Conventional             4,640,000.00            4,640,000.00
  116          Wachovia                Retail                 Shadow Anchored            4,615,000.00            4,615,000.00
  117           Nomura               Multifamily                Conventional             4,560,000.00            4,550,204.82
  118           Nomura            Mobile Home Park          Manufactured Housing         4,500,000.00            4,500,000.00
  119          Wachovia              Hospitality              Limited Service            4,500,000.00            4,483,568.29
  120           Nomura               Multifamily                Conventional             4,425,000.00            4,415,494.81
  121          Wachovia             Self Storage                Self Storage             4,400,000.00            4,400,000.00
  122          Wachovia             Self Storage                Self Storage             4,400,000.00            4,400,000.00
  123           Nomura               Multifamily                Conventional             4,320,000.00            4,310,720.36
  124           Nomura               Multifamily                Conventional             4,300,000.00            4,300,000.00
  125          Artesia                 Office                     Suburban               4,300,000.00            4,300,000.00
  126          Wachovia              Hospitality              Limited Service            4,300,000.00            4,284,298.58
  127          Wachovia                Retail                     Anchored               4,212,000.00            4,202,739.77
  128          Wachovia             Self Storage                Self Storage             4,200,000.00            4,200,000.00
  129          Wachovia                Retail                     Anchored               4,200,000.00            4,200,000.00
  130          Wachovia                Retail                    Unanchored              4,200,000.00            4,187,615.10
  131           Nomura                 Retail                 Shadow Anchored            4,185,000.00            4,185,000.00
  132          Wachovia             Self Storage                Self Storage             4,100,000.00            4,100,000.00
  133           Nomura               Multifamily                Conventional             4,100,000.00            4,100,000.00
  134           Nomura                 Retail                     Anchored               4,100,000.00            4,100,000.00
  135          Wachovia              Hospitality              Limited Service            4,100,000.00            4,085,028.89
  136          Wachovia             Self Storage                Self Storage             4,000,000.00            4,000,000.00
  137           Nomura                 Office                     Suburban               3,948,000.00            3,943,446.10
  138           Nomura               Multifamily                Conventional             3,875,000.00            3,866,676.25
  139           Nomura               Multifamily                Conventional             3,822,000.00            3,813,790.10
  140           Nomura                 Retail                     Anchored               3,800,000.00            3,791,716.99
  141           Nomura               Multifamily                Conventional             3,717,000.00            3,717,000.00
  142          Wachovia                Retail                     Anchored               3,637,000.00            3,629,335.55
  143          Artesia                 Retail                    Unanchored              3,600,000.00            3,600,000.00
  144          Wachovia           Mobile Home Park            Mobile Home Park           3,520,000.00            3,520,000.00
  145          Wachovia                Retail                     Anchored               3,500,000.00            3,496,219.23
  146          Wachovia             Self Storage                Self Storage             3,450,000.00            3,450,000.00
  147          Wachovia                Retail                    Unanchored              3,406,000.00            3,406,000.00
  148          Wachovia             Self Storage                Self Storage             3,400,000.00            3,400,000.00
  149          Wachovia                Retail                     Anchored               3,373,000.00            3,373,000.00
  150          Artesia                 Retail                     Anchored               3,350,000.00            3,350,000.00
  151          Wachovia                Retail                     Anchored               3,300,000.00            3,300,000.00
  152          Wachovia                Office                       CBD                  3,300,000.00            3,289,400.88
  153          Wachovia                Retail                     Anchored               3,250,000.00            3,240,270.08
  154          Wachovia             Self Storage                Self Storage             3,200,000.00            3,200,000.00
  155          Wachovia                Retail                     Anchored               3,151,000.00            3,151,000.00
  156          Wachovia              Hospitality              Limited Service            3,150,000.00            3,138,497.80
  157          Wachovia                Retail                    Unanchored              3,137,000.00            3,137,000.00
  158           Nomura                 Office                     Suburban               3,120,000.00            3,110,830.82
  159           Nomura            Mobile Home Park          Manufactured Housing         3,100,000.00            3,100,000.00
  160          Artesia                 Retail                     Anchored               3,100,000.00            3,100,000.00
  161          Wachovia                Retail                     Anchored               3,100,000.00            3,096,574.84
  162           Nomura               Multifamily                Conventional             3,070,000.00            3,063,405.44
  163           Nomura               Multifamily                Conventional             3,048,000.00            3,048,000.00
  164          Wachovia             Self Storage                Self Storage             3,000,000.00            3,000,000.00
  165           Nomura                 Retail                     Anchored               3,000,000.00            2,996,520.20
  166          Wachovia              Hospitality              Limited Service            3,000,000.00            2,989,045.53
  167          Wachovia             Self Storage                Self Storage             2,900,000.00            2,900,000.00
  168          Wachovia             Self Storage                Self Storage             2,900,000.00            2,900,000.00
  169          Wachovia           Mobile Home Park            Mobile Home Park           2,880,000.00            2,880,000.00
  170           Nomura               Multifamily                Conventional             2,880,000.00            2,873,813.57
  171          Wachovia              Multifamily                Conventional             2,880,000.00            2,873,774.15
  172          Wachovia             Self Storage                Self Storage             2,850,000.00            2,850,000.00
  173           Nomura               Multifamily                Conventional             2,800,000.00            2,796,877.14
  174          Wachovia                Retail                    Unanchored              2,773,000.00            2,773,000.00
  175           Nomura               Multifamily                Conventional             2,740,000.00            2,740,000.00
  176           Nomura               Multifamily                Conventional             2,720,000.00            2,714,157.26
  177          Wachovia                Retail                     Anchored               2,707,000.00            2,707,000.00
  178          Wachovia             Self Storage                Self Storage             2,700,000.00            2,700,000.00
  179           Nomura               Multifamily                Conventional             2,691,000.00            2,691,000.00
  180          Wachovia              Multifamily                Conventional             2,600,000.00            2,600,000.00
  181          Wachovia               Mixed Use                Office/Retail             2,600,000.00            2,597,067.43
  182           Nomura               Multifamily                Conventional             2,576,000.00            2,570,466.58
  183          Wachovia                Retail                     Anchored               2,532,000.00            2,529,106.52
  184           Nomura               Multifamily                Conventional             2,517,000.00            2,511,593.32
  185          Artesia               Multifamily                Conventional             2,500,000.00            2,496,147.30
  186           Nomura            Mobile Home Park          Manufactured Housing         2,400,000.00            2,397,231.67
  187           Nomura               Multifamily                Conventional             2,375,000.00            2,369,898.35
  188          Wachovia             Self Storage                Self Storage             2,300,000.00            2,300,000.00
  189          Wachovia                Office                     Suburban               2,300,000.00            2,285,346.14
  190           Nomura               Multifamily                Conventional             2,265,000.00            2,260,134.63
  191           Nomura               Multifamily                Conventional             2,160,000.00            2,155,360.18
  192           Nomura                 Retail                     Anchored               2,150,000.00            2,150,000.00
  193          Wachovia             Self Storage                Self Storage             2,100,000.00            2,100,000.00
  194           Nomura               Multifamily                Conventional             2,090,000.00            2,085,510.54
  195          Wachovia                Retail                    Unanchored              2,055,000.00            2,055,000.00
  196          Artesia                 Retail                    Unanchored              2,050,000.00            2,047,679.11
  197          Artesia                 Retail                     Anchored               2,000,000.00            2,000,000.00
  198          Wachovia             Self Storage                Self Storage             2,000,000.00            1,996,779.62
  199           Nomura                 Retail                    Unanchored              1,975,000.00            1,969,158.67
  200          Wachovia             Self Storage                Self Storage             1,850,000.00            1,850,000.00
  201          Wachovia                Retail                    Unanchored              1,800,000.00            1,800,000.00
  202           Nomura               Multifamily                Conventional             1,765,000.00            1,761,208.67
  203          Wachovia             Self Storage                Self Storage             1,750,000.00            1,750,000.00
  204          Wachovia                Retail                     Anchored               1,736,000.00            1,736,000.00
  205           Nomura               Multifamily                Conventional             1,725,000.00            1,721,294.59
  206          Artesia                 Retail                     Anchored               1,720,000.00            1,720,000.00
  207          Wachovia             Self Storage                Self Storage             1,700,000.00            1,700,000.00
  208           Nomura               Multifamily                Conventional             1,700,000.00            1,696,348.29
  209           Nomura               Multifamily                Conventional             1,700,000.00            1,696,348.29
  210          Wachovia                Retail                     Anchored               1,687,000.00            1,687,000.00
  211           Nomura               Multifamily                Conventional             1,680,000.00            1,676,391.25
  212          Wachovia                Retail                    Unanchored              1,658,000.00            1,658,000.00
  213           Nomura               Multifamily                Conventional             1,615,000.00            1,611,530.87
  214           Nomura               Multifamily                Conventional             1,569,000.00            1,565,629.69
  215           Nomura               Multifamily                Conventional             1,520,000.00            1,516,734.94
  216          Wachovia             Self Storage                Self Storage             1,500,000.00            1,500,000.00
  217          Wachovia                 Land                       Retail                1,500,000.00            1,498,260.10
  218           Nomura               Multifamily                Conventional             1,500,000.00            1,496,777.90
  219          Wachovia                Retail                    Unanchored              1,388,000.00            1,388,000.00
  220           Nomura               Multifamily                Conventional             1,360,000.00            1,357,078.63
  221           Nomura               Multifamily                Conventional             1,360,000.00            1,357,078.63
  222          Artesia              Self Storage                Self Storage             1,350,000.00            1,347,004.20
  223           Nomura               Multifamily                Conventional             1,320,000.00            1,317,164.55
  224          Artesia                 Retail                    Unanchored              1,300,000.00            1,298,619.38
  225           Nomura               Multifamily                Conventional             1,245,000.00            1,242,325.66
  226          Wachovia                Retail                    Unanchored              1,187,000.00            1,187,000.00
  227          Wachovia             Self Storage                Self Storage             1,100,000.00            1,100,000.00
  228           Nomura               Multifamily                Conventional             1,000,000.00             997,851.93
  229           Nomura               Multifamily                Conventional             1,000,000.00             997,851.93
  230           Nomura               Multifamily                Conventional             1,000,000.00             997,851.93
  231           Nomura               Multifamily                Conventional              975,000.00              972,905.64
  232           Nomura               Multifamily                Conventional              880,000.00              878,109.70
  233           Nomura               Multifamily                Conventional              560,000.00              558,797.08

                % OF
MORTGAGE      AGGREGATE     % OF AGGREGATE      % OF AGGREGATE                                        MATURITY
  LOAN      CUT-OFF DATE     CUT-OFF DATE        CUT-OFF DATE         ORIGINATION     FIRST PAY        DATE OR          MORTGAGE
 NUMBER        BALANCE      GROUP 1 BALANCE     GROUP 2 BALANCE          DATE           DATE             ARD              RATE
------------------------------------------------------------------------------------------------------------------------------------

   1            6.11%            6.93%                                 07/29/05       09/11/05        08/11/15          5.2600%
   2            5.94%            6.74%                                 06/08/05       07/11/05        06/11/15          5.4600%
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3            5.57%            6.33%                                 06/13/05       08/11/05        07/11/10          4.9700%
   4            4.35%            4.94%                                 09/30/05       11/11/05        10/11/15          5.1900%
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
   5            3.83%            4.35%                                 07/29/05       09/11/05        08/11/15          5.3200%
   6            3.10%            3.52%                                 08/04/05       09/11/05        08/11/10          5.2800%
   7            2.85%            3.23%                                 07/14/05       09/11/05        08/11/12          4.7550%
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8            2.29%            2.60%                                 08/30/05       10/11/05        09/11/15          5.4800%
   9            2.14%            2.43%                                 08/04/05       09/11/05        08/11/10          5.2800%
   10           2.11%            2.39%                                 09/12/05       11/11/05        10/11/10          5.1100%
   11           1.99%            2.26%                                 09/09/05       10/11/05        09/11/15          5.3200%
   12           1.89%            2.15%                                 06/23/05       08/11/05        07/11/15          5.0200%
   13           1.86%            2.11%                                 09/15/05       11/11/05        10/11/15          5.4500%
   14           1.83%            2.08%                                 09/30/05       11/11/05        10/11/15          5.4000%
   15           1.59%            1.81%                                 07/14/05       09/11/05        08/11/12          4.7550%
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16           1.56%            1.77%                                 08/01/05       09/11/05        08/11/15          4.9200%
   17           1.47%            1.66%                                 09/14/05       11/11/05        10/11/10          5.0000%
   18           1.36%            1.55%                                 10/12/05       12/11/05        11/11/15          5.3300%
   19           1.25%            1.42%                                 09/01/05       10/11/05        09/11/15          4.9000%
   20           1.19%            1.35%                                 08/26/05       10/11/05        09/11/15          4.8850%
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
   21           1.18%            1.34%                                 08/17/05       10/11/05        09/11/15          5.3400%
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
   22           1.17%            1.32%                                 09/07/05       10/11/05        09/11/12          5.1350%
   23           1.10%                                9.20%             09/21/05       11/11/05        10/11/15          5.2400%
 23.01
 23.02
 23.03
   24           1.04%                                8.69%             09/01/05       11/11/05        10/11/15          5.2400%
   25           1.01%            1.14%                                 07/14/05       09/11/05        08/11/10          5.0900%
   26           0.98%            1.11%                                 08/19/05       10/11/05        09/11/10          5.3800%
   27           0.92%                                7.69%             09/28/05       11/11/05        10/11/12          5.2000%
   28           0.90%                                7.55%             08/11/05       09/11/05        08/11/15          4.9500%
   29           0.82%            0.94%                                 07/22/05       09/11/05        08/11/15          5.1100%
   30           0.78%            0.88%                                 08/19/05       10/11/05        09/11/15          5.4800%
   31           0.73%            0.83%                                 05/12/05       07/11/05        06/11/10          5.1800%
   32           0.73%            0.83%                                 09/12/05       11/11/05        10/11/15          5.2200%
   33           0.73%            0.82%                                 09/30/05       11/11/05        10/11/15          5.6100%
   34           0.70%            0.80%                                 08/02/05       09/11/05        08/11/15          5.0400%
   35           0.57%            0.65%                                 08/16/05       10/11/05        09/11/15          5.2300%
   36           0.57%            0.64%                                 10/05/05       11/11/05        10/11/10          5.2400%
   37           0.56%            0.64%                                 08/02/05       09/11/05        08/11/15          4.8000%
   38           0.52%            0.59%                                 07/29/05       09/06/05        08/06/15          5.2100%
   39           0.47%            0.54%                                 08/18/05       10/11/05        09/11/15          5.3200%
 39.01
 39.02
 39.03
   40           0.47%                                3.91%             10/03/05       11/11/05        10/11/15          5.0500%
   41           0.47%            0.53%                                 08/09/05       09/11/05        08/11/15          5.1100%
   42           0.46%                                3.83%             09/20/05       11/11/05        10/11/15          5.0400%
   43           0.46%            0.52%                                 09/09/05       11/11/05        10/11/15          5.0700%
   44           0.46%            0.52%                                 10/01/05       11/11/05        10/11/15          5.2300%
   45           0.46%            0.52%                                 08/04/05       09/11/05        08/11/15          5.0200%
   46           0.44%            0.50%                                 08/31/05       10/11/05        09/11/15          4.9600%
   47           0.43%                                3.57%             07/22/05       09/11/05        08/11/15          5.1400%
   48           0.41%            0.47%                                 07/14/05       09/11/05        08/11/15          5.3600%
   49           0.41%                                3.45%             07/28/05       09/11/05        08/11/15          5.0200%
   50           0.40%            0.45%                                 08/31/05       10/11/05        09/11/15          4.8200%
   51           0.40%            0.45%                                 07/18/05       09/11/05        08/11/15          5.2400%
   52           0.39%            0.44%                                 07/14/05       09/11/05        08/11/15          5.2850%
   53           0.38%                                3.16%             09/28/05       11/11/05        10/11/12          5.2000%
   54           0.37%            0.42%                                 08/01/05       09/11/05        08/11/15          4.9200%
   55           0.37%            0.42%                                 09/15/05       11/11/05        10/11/15          5.1500%
   56           0.35%            0.40%                                 09/28/05       11/11/05        10/11/15          5.4300%
   57           0.34%            0.39%                                 09/19/05       11/11/05        10/11/15          5.3500%
   58           0.34%                                2.84%             08/11/05       09/11/05        08/11/15          5.4500%
   59           0.33%            0.37%                                 07/29/05       09/11/05        08/11/15          4.8900%
   60           0.33%            0.37%                                 08/17/05       10/11/05        09/11/15          5.3000%
   61           0.31%            0.35%                                 07/29/05       09/11/05        08/11/15          5.6100%
   62           0.30%            0.34%                                 09/15/05       11/11/05        10/11/15          5.4300%
   63           0.30%            0.34%                                 09/28/05       11/11/05        10/11/15          5.4300%
   64           0.30%            0.34%                                 09/07/05       10/11/05        09/11/15          5.2800%
   65           0.30%            0.34%                                 07/14/05       09/11/05        08/11/15          5.2850%
   66           0.29%            0.33%                                 09/08/05       10/11/05        09/11/10          5.3000%
   67           0.29%            0.33%                                 07/14/05       09/11/05        08/11/15          5.2850%
   68           0.28%            0.32%                                 09/30/05       11/11/05        10/11/15          5.7090%
   69           0.28%            0.32%                                 07/21/05       09/11/05        08/11/15          5.2000%
   70           0.28%                                2.35%             08/12/05       10/11/05        09/11/15          5.4700%
   71           0.27%            0.31%                                 06/21/05       08/11/05        07/11/15          4.9800%
   72           0.27%            0.31%                                 09/13/05       11/11/05        10/11/30          5.5700%
   73           0.27%            0.31%                                 09/21/05       11/11/05        10/11/15          5.2800%
   74           0.27%            0.31%                                 09/02/05       10/11/05        09/11/15          5.1900%
   75           0.27%            0.30%                                 07/22/05       09/11/05        08/11/20          5.1100%
   76           0.26%            0.30%                                 07/14/05       09/11/05        08/11/15          5.0800%
   77           0.26%            0.29%                                 07/14/05       09/11/05        08/11/15          5.2850%
   78           0.25%            0.29%                                 08/12/05       10/11/05        09/11/15          5.2700%
   79           0.25%            0.28%                                 09/28/05       11/11/05        10/11/15          5.4300%
   80           0.25%                                2.06%             08/15/05       10/11/05        09/11/15          5.2200%
   81           0.24%            0.28%                                 09/30/05       11/11/05        10/11/15          5.1300%
   82           0.24%            0.28%                                 09/08/05       10/11/05        09/11/10          5.4200%
   83           0.24%                                2.00%             09/27/05       11/11/05        10/11/15          5.2600%
   84           0.24%            0.27%                                 08/23/05       10/11/05        09/11/15          5.5000%
   85           0.23%            0.26%                                 07/14/05       09/11/05        08/11/15          5.2850%
   86           0.22%            0.25%                                 09/28/05       11/11/05        10/11/15          5.4300%
   87           0.22%            0.25%                                 09/20/05       11/11/05        10/11/15          5.3100%
   88           0.22%            0.25%                                 07/14/05       09/11/05        08/11/15          5.2850%
   89           0.21%                                1.78%             09/28/05       11/11/05        10/11/12          5.2000%
   90           0.21%            0.24%                                 08/04/05       09/11/05        08/11/15          5.4900%
   91           0.20%                                1.70%             08/10/05       09/11/05        08/11/15          5.2600%
   92           0.20%                                1.67%             08/30/05       10/06/05        09/06/12          5.5400%
   93           0.20%            0.22%                                 09/15/05       11/11/05        10/11/15          5.4300%
   94           0.20%            0.22%                                 07/07/05       08/11/05        07/11/15          4.9900%
   95           0.20%            0.22%                                 06/20/05       08/11/05        07/11/15          5.5500%
   96           0.20%            0.22%                                 09/15/05       11/11/05        10/11/15          5.4300%
   97           0.19%            0.22%                                 08/15/05       10/11/05        09/11/10          6.0900%
   98           0.19%            0.21%                                 07/14/05       09/11/05        08/11/15          5.2850%
   99           0.17%                                1.46%             03/29/05       05/11/05        04/11/15          5.7500%
  100           0.17%            0.19%                                 08/30/05       10/11/05        09/11/15          5.2000%
  101           0.16%            0.18%                                 07/14/05       09/11/05        08/11/15          5.2850%
  102           0.16%            0.18%                                 09/19/05       11/11/05        10/11/20          5.3600%
 102.01
 102.02
  103           0.16%            0.18%                                 10/11/05       11/11/05        10/11/15          5.2400%
  104           0.15%            0.17%                                 09/01/05       10/11/05        09/11/15          5.3400%
  105           0.15%                                1.28%             08/04/05       09/11/05        08/11/15          5.6600%
  106           0.15%            0.17%                                 09/15/05       11/11/05        10/11/15          5.3600%
  107           0.15%                                1.25%             08/10/05       09/11/05        08/11/15          5.2600%
  108           0.15%            0.17%                                 08/31/05       10/11/05        09/11/15          5.2400%
  109           0.15%            0.17%                                 09/15/05       11/11/05        10/11/15          5.4300%
  110           0.15%            0.17%                                 06/23/05       08/11/05        07/11/15          5.0900%
  111           0.15%                                1.23%             09/12/05       11/11/05        10/11/20          5.0400%
  112           0.15%                                1.22%             08/11/05       09/11/05        08/11/15          5.0800%
  113           0.14%            0.16%                                 07/26/05       09/11/05        08/11/15          5.2900%
  114           0.14%            0.16%                                 06/23/05       08/11/05        07/11/15          5.0900%
  115           0.14%                                1.19%             09/28/05       11/11/05        10/11/12          5.2000%
  116           0.14%            0.16%                                 07/14/05       09/11/05        08/11/15          5.3600%
  117           0.14%                                1.16%             08/10/05       09/11/05        08/11/15          5.2600%
  118           0.14%                                1.15%             09/26/05       11/11/05        10/11/12          5.5600%
  119           0.14%            0.16%                                 08/17/05       10/11/05        09/11/15          5.2900%
  120           0.13%                                1.13%             08/10/05       09/11/05        08/11/15          5.2600%
  121           0.13%            0.15%                                 07/14/05       09/11/05        08/11/15          5.2850%
  122           0.13%            0.15%                                 07/14/05       09/11/05        08/11/15          5.2850%
  123           0.13%                                1.10%             08/10/05       09/11/05        08/11/15          5.2600%
  124           0.13%                                1.10%             08/31/05       10/11/05        09/11/15          5.2400%
  125           0.13%            0.15%                                 09/19/05       11/11/05        10/11/15          5.1400%
  126           0.13%            0.15%                                 08/18/05       10/11/05        09/11/15          5.2900%
  127           0.13%            0.15%                                 08/04/05       09/11/05        08/11/15          5.1500%
  128           0.13%            0.15%                                 07/14/05       09/11/05        08/11/15          5.2850%
  129           0.13%            0.15%                                 08/26/05       10/11/05        09/11/15          5.3200%
  130           0.13%            0.15%                                 08/08/05       09/11/05        08/11/15          5.5400%
  131           0.13%            0.15%                                 06/22/05       08/11/05        07/11/15          5.5000%
  132           0.13%            0.14%                                 07/14/05       09/11/05        08/11/15          5.2850%
  133           0.13%                                1.05%             08/31/05       10/06/05        09/06/15          5.0600%
  134           0.13%            0.14%                                 09/23/05       11/11/05        10/11/10          5.3500%
  135           0.12%            0.14%                                 08/17/05       10/11/05        09/11/15          5.2900%
  136           0.12%            0.14%                                 07/14/05       09/11/05        08/11/15          5.2850%
  137           0.12%            0.14%                                 08/26/05       10/11/05        09/11/15          5.2200%
  138           0.12%                                0.99%             08/10/05       09/11/05        08/11/15          5.2600%
  139           0.12%                                0.97%             08/10/05       09/11/05        08/11/15          5.2600%
  140           0.12%            0.13%                                 09/08/05       10/11/05        09/11/15          5.9400%
  141           0.11%                                0.95%             09/28/05       11/11/05        10/11/12          5.2000%
  142           0.11%            0.13%                                 07/28/05       09/11/05        08/11/15          5.3500%
  143           0.11%            0.12%                                 09/27/05       11/11/05        10/11/15          5.4500%
  144           0.11%            0.12%                                 09/15/05       11/11/05        10/11/15          5.3600%
  145           0.11%            0.12%                                 08/26/05       10/11/05        09/11/15          5.5700%
  146           0.11%            0.12%                                 08/19/05       10/11/05        09/11/15          4.9400%
  147           0.10%            0.12%                                 06/29/05       08/11/05        07/11/15          5.5500%
  148           0.10%            0.12%                                 07/14/05       09/11/05        08/11/15          5.2850%
  149           0.10%            0.12%                                 06/23/05       08/11/05        07/11/15          5.0200%
  150           0.10%            0.12%                                 09/09/05       11/11/05        10/11/15          5.3400%
  151           0.10%            0.11%                                 09/30/05       11/11/05        10/11/15          5.1400%
  152           0.10%            0.11%                                 06/30/05       08/11/05        07/11/15          5.1800%
  153           0.10%            0.11%                                 07/27/05       09/11/05        08/11/15          5.4500%
  154           0.10%            0.11%                                 07/14/05       09/11/05        08/11/15          5.2850%
  155           0.10%            0.11%                                 06/23/05       08/11/05        07/11/15          5.4200%
  156           0.10%            0.11%                                 08/17/05       10/11/05        09/11/15          5.2900%
  157           0.10%            0.11%                                 07/15/05       09/11/05        08/11/15          5.6300%
  158           0.09%            0.11%                                 08/08/05       09/11/05        08/11/12          5.5600%
  159           0.09%                                0.79%             09/21/05       11/11/05        10/11/15          5.4900%
  160           0.09%            0.11%                                 09/09/05       11/11/05        10/11/15          5.3400%
  161           0.09%            0.11%                                 09/09/05       10/11/05        09/11/15          5.4500%
  162           0.09%                                0.78%             08/10/05       09/11/05        08/11/15          5.2600%
  163           0.09%                                0.78%             09/28/05       11/11/05        10/11/12          5.2000%
  164           0.09%            0.10%                                 07/14/05       09/11/05        08/11/15          5.2850%
  165           0.09%            0.10%                                 08/16/05       10/11/05        09/11/15          5.1900%
  166           0.09%            0.10%                                 08/17/05       10/11/05        09/11/15          5.2900%
  167           0.09%            0.10%                                 07/14/05       09/11/05        08/11/15          5.2850%
  168           0.09%            0.10%                                 07/14/05       09/11/05        08/11/15          5.2850%
  169           0.09%            0.10%                                 09/15/05       11/11/05        10/11/15          5.4300%
  170           0.09%                                0.73%             08/10/05       09/11/05        08/11/15          5.2600%
  171           0.09%                                0.73%             07/25/05       09/11/05        08/11/15          5.2300%
  172           0.09%            0.10%                                 08/19/05       10/11/05        09/11/15          4.9400%
  173           0.09%                                0.71%             08/24/05       10/11/05        09/11/15          5.4000%
  174           0.08%            0.10%                                 07/08/05       08/11/05        07/11/15          5.5500%
  175           0.08%                                0.70%             07/12/05       09/11/05        08/11/15          5.3200%
  176           0.08%                                0.69%             08/10/05       09/11/05        08/11/15          5.2600%
  177           0.08%            0.09%                                 08/24/05       10/11/05        09/11/10          5.5700%
  178           0.08%            0.09%                                 07/14/05       09/11/05        08/11/15          5.2850%
  179           0.08%                                0.69%             09/28/05       11/11/05        10/11/12          5.2000%
  180           0.08%            0.09%                                 09/15/05       11/11/05        10/11/15          5.0200%
  181           0.08%            0.09%                                 08/12/05       10/11/05        09/11/15          5.3400%
  182           0.08%                                0.66%             08/10/05       09/11/05        08/11/15          5.2600%
  183           0.08%            0.09%                                 08/30/05       10/11/05        09/11/15          5.2700%
  184           0.08%                                0.64%             08/10/05       09/11/05        08/11/15          5.2600%
  185           0.08%                                0.64%             08/31/05       10/11/05        09/11/15          5.5700%
  186           0.07%            0.08%                                 09/08/05       10/11/05        09/11/15          5.2200%
  187           0.07%                                0.61%             08/10/05       09/11/05        08/11/15          5.2600%
  188           0.07%            0.08%                                 08/19/05       10/11/05        09/11/15          4.9400%
  189           0.07%            0.08%                                 08/17/05       10/11/05        09/11/15          5.2000%
  190           0.07%                                0.58%             08/10/05       09/11/05        08/11/15          5.2600%
  191           0.07%                                0.55%             08/10/05       09/11/05        08/11/15          5.2600%
  192           0.07%            0.07%                                 09/26/05       11/11/05        10/11/15          5.3000%
  193           0.06%            0.07%                                 07/14/05       09/11/05        08/11/15          5.2850%
  194           0.06%                                0.53%             08/10/05       09/11/05        08/11/15          5.2600%
  195           0.06%            0.07%                                 09/29/05       11/11/05        10/11/15          5.5500%
  196           0.06%            0.07%                                 08/13/05       10/11/05        09/11/15          5.3200%
  197           0.06%            0.07%                                 08/25/05       10/11/05        09/11/12          5.2800%
  198           0.06%            0.07%                                 09/01/05       10/11/05        09/11/15          5.2800%
  199           0.06%            0.07%                                 07/07/05       08/11/05        07/11/15          5.5500%
  200           0.06%            0.06%                                 08/01/05       09/11/05        08/11/15          4.9800%
  201           0.05%            0.06%                                 08/26/05       10/11/05        09/11/15          5.3200%
  202           0.05%                                0.45%             08/10/05       09/11/05        08/11/15          5.2600%
  203           0.05%            0.06%                                 08/19/05       10/11/05        09/11/15          4.9400%
  204           0.05%            0.06%                                 04/11/05       05/11/05        04/11/15          5.2700%
  205           0.05%                                0.44%             08/10/05       09/11/05        08/11/15          5.2600%
  206           0.05%            0.06%                                 09/07/05       11/11/05        10/11/15          5.3100%
  207           0.05%            0.06%                                 07/14/05       09/11/05        08/11/15          5.2850%
  208           0.05%                                0.43%             08/10/05       09/11/05        08/11/15          5.2600%
  209           0.05%                                0.43%             08/10/05       09/11/05        08/11/15          5.2600%
  210           0.05%            0.06%                                 08/11/05       09/11/05        08/11/15          5.6400%
  211           0.05%                                0.43%             08/10/05       09/11/05        08/11/15          5.2600%
  212           0.05%            0.06%                                 04/29/05       06/11/05        05/11/15          5.4500%
  213           0.05%                                0.41%             08/10/05       09/11/05        08/11/15          5.2600%
  214           0.05%                                0.40%             08/10/05       09/11/05        08/11/15          5.2600%
  215           0.05%                                0.39%             08/10/05       09/11/05        08/11/15          5.2600%
  216           0.05%            0.05%                                 07/14/05       09/11/05        08/11/15          5.2850%
  217           0.05%            0.05%                                 09/02/05       10/11/05        09/11/15          5.1900%
  218           0.05%                                0.38%             08/10/05       09/11/05        08/11/15          5.2600%
  219           0.04%            0.05%                                 08/17/05       10/11/05        09/11/15          5.5300%
  220           0.04%                                0.35%             08/10/05       09/11/05        08/11/15          5.2600%
  221           0.04%                                0.35%             08/10/05       09/11/05        08/11/15          5.2600%
  222           0.04%            0.05%                                 09/08/05       10/11/05        09/11/25          5.9800%
  223           0.04%                                0.34%             08/10/05       09/11/05        08/11/15          5.2600%
  224           0.04%            0.05%                                 08/24/05       10/11/05        09/11/15          5.6600%
  225           0.04%                                0.32%             08/10/05       09/11/05        08/11/15          5.2600%
  226           0.04%            0.04%                                 07/22/05       09/11/05        08/11/15          5.6400%
  227           0.03%            0.04%                                 07/14/05       09/11/05        08/11/15          5.2850%
  228           0.03%                                0.26%             08/10/05       09/11/05        08/11/15          5.2600%
  229           0.03%                                0.26%             08/10/05       09/11/05        08/11/15          5.2600%
  230           0.03%                                0.26%             08/10/05       09/11/05        08/11/15          5.2600%
  231           0.03%                                0.25%             08/10/05       09/11/05        08/11/15          5.2600%
  232           0.03%                                0.22%             08/10/05       09/11/05        08/11/15          5.2600%
  233           0.02%                                0.14%             08/10/05       09/11/05        08/11/15          5.2600%

                                                                      ORIGINAL
                                                      INTEREST         TERM TO        REMAINING                         ORIGINAL
MORTGAGE              LOAN           INTEREST         ACCURAL         MATURITY         TERM TO           REMAINING        AMORT
  LOAN           ADMINISTRATIVE       ACCRUAL          METHOD          OR ARD        MATURITY OR         IO PERIOD        TERM
 NUMBER             COST RAT           METHOD        DURING IO         (MOS.)         ARD (MOS.)           (MOS.)         (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1                0.02730%        Actual/360       Actual/360          120             118                118            IO
   2                0.02730%        Actual/360       Actual/360          120             116                 56            360
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3                0.02730%        Actual/360       Actual/360          60               57                 57            IO
   4                0.02730%        Actual/360       Actual/360          120             120                 60            360
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
   5                0.02730%        Actual/360       Actual/360          120             118                 75            360
   6                0.02730%        Actual/360       Actual/360          60               58                 58            IO
   7                0.02730%        Actual/360       Actual/360          84               82                 82            IO
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8                0.02730%        Actual/360       Actual/360          120             119                 35            360
   9                0.02730%        Actual/360       Actual/360          60               58                 58            IO
   10               0.03730%        Actual/360                           60               60                               360
   11               0.02730%        Actual/360       Actual/360          120             119                 11            300
   12               0.02730%        Actual/360       Actual/360          120             117                 32            360
   13               0.02730%        Actual/360       Actual/360          120             120                 60            300
   14               0.02730%        Actual/360       Actual/360          120             120                 36            360
   15               0.02730%        Actual/360       Actual/360          84               82                 82            IO
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16               0.02730%        Actual/360       Actual/360          120             118                118            IO
   17               0.02730%        Actual/360                           60               60                               360
   18               0.02730%        Actual/360       Actual/360          120             120                120            IO
   19               0.02730%        Actual/360       Actual/360          120             119                119            IO
   20               0.02730%        Actual/360       Actual/360          120             119                 71            360
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
   21               0.02730%        Actual/360       Actual/360          120             119                 35            360
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
   22               0.02730%        Actual/360       Actual/360          84               83                 29            300
   23               0.02730%        Actual/360       Actual/360          120             120                 48            360
 23.01
 23.02
 23.03
   24               0.02730%        Actual/360       Actual/360          120             120                 36            360
   25               0.02730%        Actual/360       Actual/360          60               58                 58            IO
   26               0.02730%        Actual/360       Actual/360          60               59                 29            360
   27               0.06730%        Actual/360       Actual/360          84               84                 24            360
   28               0.03730%        Actual/360       Actual/360          120             118                118            IO
   29               0.02730%        Actual/360       Actual/360          120             118                 22            360
   30               0.02730%        Actual/360       Actual/360          120             119                 35            300
   31               0.02730%        Actual/360       Actual/360          60               56                 56            IO
   32               0.02730%        Actual/360                           120             120                               360
   33               0.02730%        Actual/360                           120             120                               300
   34               0.02730%        Actual/360       Actual/360          120             118                 22            360
   35               0.02730%        Actual/360       Actual/360          120             119                 47          Varies
   36               0.02730%        Actual/360                           60               60                 60            IO
   37               0.02730%        Actual/360       Actual/360          120             118                 58            360
   38               0.04730%        Actual/360       Actual/360          120             118                118            IO
   39               0.02730%        Actual/360                           120             119                               180
 39.01
 39.02
 39.03
   40               0.02730%        Actual/360                           120             120                               360
   41               0.02730%        Actual/360       Actual/360          120             118                 22          Varies
   42               0.02730%        Actual/360       Actual/360          120             120                 24            360
   43               0.02730%        Actual/360                           120             120                               360
   44               0.02730%        Actual/360                           120             120                               360
   45               0.02730%        Actual/360                           120             118                               300
   46               0.02730%        Actual/360       Actual/360          120             119                119            IO
   47               0.02730%        Actual/360                           120             118                               360
   48               0.02730%        Actual/360       Actual/360          120             118                118            IO
   49               0.02730%        Actual/360       Actual/360          120             118                 22            360
   50               0.02730%        Actual/360       Actual/360          120             119                 35            360
   51               0.02730%        Actual/360                           120             118                               360
   52               0.02730%        Actual/360       Actual/360          120             118                 58            360
   53               0.06730%        Actual/360       Actual/360          84               84                 24            360
   54               0.02730%        Actual/360       Actual/360          120             118                 34            300
   55               0.02730%        Actual/360                           120             120                               300
   56               0.02730%        Actual/360       Actual/360          120             120                 12            360
   57               0.02730%        Actual/360       Actual/360          120             120                 36            360
   58               0.02730%        Actual/360       Actual/360          120             118                 10            360
   59               0.02730%        Actual/360                           120             118                               360
   60               0.02730%        Actual/360                           120             119                               360
   61               0.02730%        Actual/360       Actual/360          120             118                 58            360
   62               0.02730%        Actual/360       Actual/360          120             120                 12            360
   63               0.02730%        Actual/360       Actual/360          120             120                 12            360
   64               0.02730%        Actual/360       Actual/360          120             119                 5             360
   65               0.02730%        Actual/360       Actual/360          120             118                 58            360
   66               0.02730%        Actual/360       Actual/360          60               59                 11            360
   67               0.02730%        Actual/360       Actual/360          120             118                 58            360
   68               0.02730%        Actual/360                           120             120                               300
   69               0.02730%        Actual/360       Actual/360          120             118                 22            360
   70               0.02730%        Actual/360                           120             119                               360
   71               0.02730%        Actual/360       Actual/360          120             117                117            IO
   72               0.02730%        Actual/360                           300             300                               300
   73               0.04730%        Actual/360       Actual/360          120             120                 84            360
   74               0.02730%        Actual/360                           120             119                               360
   75               0.02730%        Actual/360                           180             178                               180
   76               0.02730%        Actual/360                           120             118                               360
   77               0.02730%        Actual/360       Actual/360          120             118                 58            360
   78               0.02730%        Actual/360                           120             119                               300
   79               0.02730%        Actual/360       Actual/360          120             120                 12            360
   80               0.02730%        Actual/360       Actual/360          120             119                 35            360
   81               0.02730%        Actual/360                           120             120                               360
   82               0.02730%        Actual/360                           60               59                               360
   83               0.02730%        Actual/360                           120             120                               360
   84               0.02730%        Actual/360                           120             119                               360
   85               0.02730%        Actual/360       Actual/360          120             118                 58            360
   86               0.02730%        Actual/360       Actual/360          120             120                 12            360
   87               0.02730%        Actual/360       Actual/360          120             120                 36            360
   88               0.02730%        Actual/360       Actual/360          120             118                 58            360
   89               0.06730%        Actual/360       Actual/360          84               84                 24            360
   90               0.02730%        Actual/360                           120             118                               264
   91               0.02730%        Actual/360                           120             118                               360
   92               0.05730%        Actual/360       Actual/360          84               83                 23            360
   93               0.02730%        Actual/360       Actual/360          120             120                 12            360
   94               0.02730%        Actual/360                           120             117                               360
   95               0.02730%        Actual/360                           120             117                               360
   96               0.02730%        Actual/360       Actual/360          120             120                 12            360
   97               0.02730%        Actual/360                           60               59                               300
   98               0.02730%        Actual/360       Actual/360          120             118                 58            360
   99               0.02730%        Actual/360                           120             114                               360
  100               0.08730%        Actual/360       Actual/360          120             119                 23            360
  101               0.02730%        Actual/360       Actual/360          120             118                 58            360
  102               0.02730%        Actual/360                           180             180                               180
 102.01
 102.02
  103               0.02730%        Actual/360                           120             120                               360
  104               0.02730%        Actual/360                           120             119                               360
  105               0.02730%        Actual/360                           120             118                               360
  106               0.02730%        Actual/360       Actual/360          120             120                 12            360
  107               0.02730%        Actual/360                           120             118                               360
  108               0.02730%        Actual/360       Actual/360          120             119                 35            360
  109               0.02730%        Actual/360       Actual/360          120             120                 12            360
  110               0.02730%        Actual/360       Actual/360          120             117                117            IO
  111               0.02730%        Actual/360                           180             180                               180
  112               0.02730%        Actual/360                           120             118                               360
  113               0.02730%        Actual/360                           120             118                               360
  114               0.02730%        Actual/360       Actual/360          120             117                117            IO
  115               0.06730%        Actual/360       Actual/360          84               84                 24            360
  116               0.02730%        Actual/360       Actual/360          120             118                118            IO
  117               0.02730%        Actual/360                           120             118                               360
  118               0.02730%        Actual/360                           84               84                               360
  119               0.02730%        Actual/360                           120             119                               180
  120               0.02730%        Actual/360                           120             118                               360
  121               0.02730%        Actual/360       Actual/360          120             118                 58            360
  122               0.02730%        Actual/360       Actual/360          120             118                 58            360
  123               0.02730%        Actual/360                           120             118                               360
  124               0.02730%        Actual/360       Actual/360          120             119                 35            360
  125               0.02730%        Actual/360       Actual/360          120             120                 36            360
  126               0.02730%        Actual/360                           120             119                               180
  127               0.02730%        Actual/360                           120             118                               360
  128               0.02730%        Actual/360       Actual/360          120             118                 58            360
  129               0.02730%        Actual/360       Actual/360          120             119                 23            360
  130               0.02730%        Actual/360                           120             118                               300
  131               0.02730%        Actual/360       Actual/360          120             117                 9             360
  132               0.02730%        Actual/360       Actual/360          120             118                 58            360
  133               0.02730%        Actual/360       Actual/360          120             119                 23            360
  134               0.02730%        Actual/360                           60               60                               300
  135               0.02730%        Actual/360                           120             119                               180
  136               0.02730%        Actual/360       Actual/360          120             118                 58            360
  137               0.02730%        Actual/360                           120             119                               360
  138               0.02730%        Actual/360                           120             118                               360
  139               0.02730%        Actual/360                           120             118                               360
  140               0.02730%        Actual/360                           240             239                               240
  141               0.06730%        Actual/360       Actual/360          84               84                 24            360
  142               0.02730%        Actual/360                           120             118                               360
  143               0.02730%        Actual/360                           120             120                               360
  144               0.02730%        Actual/360       Actual/360          120             120                 12            360
  145               0.02730%        Actual/360                           120             119                               360
  146               0.02730%        Actual/360       Actual/360          120             119                 11            300
  147               0.02730%        Actual/360       Actual/360          120             117                117            IO
  148               0.02730%        Actual/360       Actual/360          120             118                 58            360
  149               0.02730%        Actual/360       Actual/360          120             117                117            IO
  150               0.02730%        Actual/360       Actual/360          120             120                120            IO
  151               0.02730%        Actual/360                           120             120                               360
  152               0.02730%        Actual/360                           120             117                               360
  153               0.02730%        Actual/360                           120             118                               300
  154               0.02730%        Actual/360       Actual/360          120             118                 58            360
  155               0.02730%        Actual/360       Actual/360          120             117                117            IO
  156               0.02730%        Actual/360                           120             119                               180
  157               0.02730%        Actual/360       Actual/360          120             118                118            IO
  158               0.08730%        Actual/360                           84               82                               300
  159               0.02730%        Actual/360       Actual/360          120             120                 24            360
  160               0.02730%        Actual/360       Actual/360          120             120                120            IO
  161               0.02730%        Actual/360                           120             119                               360
  162               0.02730%        Actual/360                           120             118                               360
  163               0.06730%        Actual/360       Actual/360          84               84                 24            360
  164               0.02730%        Actual/360       Actual/360          120             118                 58            360
  165               0.05730%        Actual/360                           120             119                               360
  166               0.02730%        Actual/360                           120             119                               180
  167               0.02730%        Actual/360       Actual/360          120             118                 58            360
  168               0.02730%        Actual/360       Actual/360          120             118                 58            360
  169               0.02730%        Actual/360       Actual/360          120             120                 12            360
  170               0.02730%        Actual/360                           120             118                               360
  171               0.02730%        Actual/360                           120             118                               360
  172               0.02730%        Actual/360       Actual/360          120             119                 11            300
  173               0.02730%        Actual/360                           120             119                               360
  174               0.02730%        Actual/360       Actual/360          120             117                117            IO
  175               0.02730%        Actual/360       Actual/360          120             118                 10            360
  176               0.02730%        Actual/360                           120             118                               360
  177               0.02730%        Actual/360       Actual/360          60               59                 59            IO
  178               0.02730%        Actual/360       Actual/360          120             118                 58            360
  179               0.06730%        Actual/360       Actual/360          84               84                 24            360
  180               0.02730%        Actual/360       Actual/360          120             120                 60            360
  181               0.02730%        Actual/360                           120             119                               360
  182               0.02730%        Actual/360                           120             118                               360
  183               0.02730%        Actual/360                           120             119                               360
  184               0.02730%        Actual/360                           120             118                               360
  185               0.02730%        Actual/360                           120             119                               300
  186               0.02730%        Actual/360                           120             119                               360
  187               0.02730%        Actual/360                           120             118                               360
  188               0.02730%        Actual/360       Actual/360          120             119                 11            300
  189               0.02730%        Actual/360                           120             119                               120
  190               0.02730%        Actual/360                           120             118                               360
  191               0.02730%        Actual/360                           120             118                               360
  192               0.02730%        Actual/360                           120             120                               360
  193               0.02730%        Actual/360       Actual/360          120             118                 58            360
  194               0.02730%        Actual/360                           120             118                               360
  195               0.02730%        Actual/360                           120             120                               360
  196               0.02730%        Actual/360                           120             119                               360
  197               0.02730%        Actual/360       Actual/360          84               83                 83            IO
  198               0.02730%        Actual/360                           120             119                               300
  199               0.02730%        Actual/360                           120             117                               360
  200               0.02730%        Actual/360       Actual/360          120             118                 34            360
  201               0.02730%        Actual/360       Actual/360          120             119                 23            360
  202               0.02730%        Actual/360                           120             118                               360
  203               0.02730%        Actual/360       Actual/360          120             119                 11            300
  204               0.02730%        Actual/360       Actual/360          120             114                114            IO
  205               0.02730%        Actual/360                           120             118                               360
  206               0.02730%        Actual/360                           120             120                               360
  207               0.02730%        Actual/360       Actual/360          120             118                 58            360
  208               0.02730%        Actual/360                           120             118                               360
  209               0.02730%        Actual/360                           120             118                               360
  210               0.02730%        Actual/360       Actual/360          120             118                118            IO
  211               0.02730%        Actual/360                           120             118                               360
  212               0.02730%        Actual/360       Actual/360          120             115                115            IO
  213               0.02730%        Actual/360                           120             118                               360
  214               0.02730%        Actual/360                           120             118                               360
  215               0.02730%        Actual/360                           120             118                               360
  216               0.02730%        Actual/360       Actual/360          120             118                 58            360
  217               0.02730%        Actual/360                           120             119                               360
  218               0.02730%        Actual/360                           120             118                               360
  219               0.02730%        Actual/360       Actual/360          120             119                119            IO
  220               0.02730%        Actual/360                           120             118                               360
  221               0.02730%        Actual/360                           120             118                               360
  222               0.11730%        Actual/360                           240             239                               240
  223               0.02730%        Actual/360                           120             118                               360
  224               0.02730%        Actual/360                           120             119                               360
  225               0.02730%        Actual/360                           120             118                               360
  226               0.02730%        Actual/360       Actual/360          120             118                118            IO
  227               0.02730%        Actual/360       Actual/360          120             118                 58            360
  228               0.02730%        Actual/360                           120             118                               360
  229               0.02730%        Actual/360                           120             118                               360
  230               0.02730%        Actual/360                           120             118                               360
  231               0.02730%        Actual/360                           120             118                               360
  232               0.02730%        Actual/360                           120             118                               360
  233               0.02730%        Actual/360                           120             118                               360

MORTGAGE    REMAINING                             MATURITY DATE
  LOAN      AMORT TERM       MONTHLY P&I          OR ARD BALLOON          ARD
 NUMBER       (MOS.)         PAYMENTS ($)          BALANCE ($)           LOAN     PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1            IO                IO              200,000,000.00           N      YM2%(119),O(1)
   2           360           1,099,473.27         180,596,827.85           N      L(28),D(91),O(1)
  2.01
  2.02
  2.03
  2.04
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13
  2.14
   3            IO                IO              182,500,000.00           N      GRTR1% or YM(56),O(4)
   4           360            782,288.59          131,909,381.60           N      L(24),D(93),O(3)
  4.01
  4.02
  4.03
  4.04
  4.05
  4.06
  4.07
  4.08
  4.09
  4.10
  4.11
  4.12
  4.13
  4.14
  4.15
  4.16
  4.17
  4.18
  4.19
  4.20
   5           360            698,466.86          119,144,364.89           N      L(26),D(91),O(3)
   6            IO                IO              101,500,000.00           N      L(26),D(30),O(4)
   7            IO                IO              93,300,000.00            N      L(26),D(54) or (YM2%(22),YM1%(32)),O(4)
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8           360            424,901.11          67,060,190.25            N      L(25),D(91),O(4)
   9            IO                IO              70,000,000.00            N      L(26),D(30),O(4)
   10          360            375,059.44          63,739,443.45            N      L(24),D(33),O(3)
   11          300            393,334.37          51,300,968.19            N      L(25),D(92),O(3)
   12          360            333,587.65          54,798,750.09            N      L(27),D(87),O(6)
   13          300            372,774.12          54,677,537.06            N      L(24),GRTR1% or YM(91),O(5)
   14          360            336,918.48          53,561,594.73            N      L(48), D(70), O(2)
   15           IO                IO              52,100,000.00            N      L(26),D(54) or (YM2%(22),YM1%(32)),O(4)
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16           IO                IO              51,000,000.00            N      L(26),D(90),O(4)
   17          360            257,674.38          44,267,301.13            N      L(24),D(29),O(7)
   18           IO                IO              44,687,500.00            N      L(24),D(93),O(3)
   19           IO                IO              41,000,000.00            Y      L(25),D(91),O(4)
   20          360            206,627.99          36,587,186.33            N      L(25),D(92),O(3)
 20.01
 20.02
 20.03
 20.04
 20.05
 20.06
 20.07
   21          360            215,530.54          34,449,089.70            N      L(25),D(92),O(3)
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
   22          300            226,328.27          34,536,243.64            N      L(25),D(56),O(3)
   23          360            198,570.42          32,691,567.35            N      L(48),D(69),O(3)
 23.01
 23.02
 23.03
   24          360            187,538.73          30,249,744.27            N      L(36),D(81),O(3)
   25           IO                IO              33,000,000.00            N      GRTR1% or YM(56),O(4)
   26          360            179,290.56          30,922,963.10            N      L(25),D(32),O(3)
   27          360            165,172.55          27,828,704.76            N      L(24),D(57),O(3)
   28           IO                IO              29,550,000.00            N      L(26),D(87),O(7)
   29          360            146,762.39          23,428,314.29            N      L(26),D(91),O(3)
   30          300            156,287.89          21,589,881.07            N      L(25),D(92),O(3)
   31           IO                IO              24,000,000.00            N      GRTR1% or YM(50),O(10)
   32          360            132,083.29          19,870,727.75            N      L(24),D(93),O(3)
   33          300            147,410.06          18,145,854.82            N      L(48),D(69),O(3)
   34          360            124,031.85          19,922,362.38            N      L(26),D(87),O(7)
   35         Varies            Steps             17,050,000.00            Y      L(25),D(92),O(3)
   36           IO                IO              18,550,000.00            N      L(24),D(31),O(5)
   37          360            97,063.09           17,009,505.69            N      L(26),D(90),O(4)
   38           IO                IO              17,150,000.00            N      L(26),D(91),O(3)
   39          179            125,172.28           6,701,138.57            N      L(25),D(92),O(3)
 39.01
 39.02
 39.03
   40          360            82,601.88           12,598,425.16            N      L(48),D(69),O(3)
   41         Varies            Steps             12,750,000.00            Y      L(26),D(91),O(3)
   42          360            80,890.34           12,992,679.63            N      L(24),D(93),O(3)
   43          360            81,166.18           12,359,416.86            N      L(36),D(81),O(3)
   44          360            82,644.84           12,423,168.05            N      L(24),D(93),O(3)
   45          298            87,863.38           11,222,788.97            N      L(47),GRTR1% or YM(69),O(4)
   46           IO                IO              14,491,000.00            N      L(25),D(92),O(3)
   47          358            76,357.44           11,561,800.47            N      L(26),D(91),O(3)
   48           IO                IO              13,535,000.00            Y      L(24),GRTR1% or YM(93),O(3)
   49          360            72,636.02           11,687,653.25            N      L(26),D(91),O(3)
   50          360            68,363.74           11,460,642.67            N      L(25),D(92),O(3)
   51          358            71,705.98           10,770,399.57            Y      L(26),D(93),O(1)
   52          360            70,959.81           11,854,939.48            N      L(26),D(91),O(3)
   53          360            67,864.61           11,434,008.05            N      L(24),D(57),O(3)
   54          300            70,172.56           10,108,893.83            N      L(26),D(91),O(3)
   55          300            71,203.52            9,020,384.41            N      L(24),D(93),O(3)
   56          360            64,453.52            9,776,309.95            N      L(24),D(93),O(3)
   57          360            62,542.33            9,987,737.50            N      L(24),D(93),O(3)
   58          360            62,676.81            9,491,164.52            N      L(26),D(91),O(3)
   59          358            57,358.88            8,863,064.46            N      L(48),D(68),O(4)
   60          359            59,972.90            8,963,994.92            N      L(25),D(91),O(4)
   61          360            58,620.39            9,490,935.07            N      L(26),D(91),O(3)
   62          360            55,754.55            8,456,849.72            N      L(24),D(93),O(3)
   63          360            55,439.04            8,408,994.11            N      L(24),D(93),O(3)
   64          360            53,755.22            8,156,680.82            Y      L(25),D(94),O(1)
   65          360            53,774.23            8,983,821.40            N      L(26),D(91),O(3)
   66          360            53,031.59            9,002,981.85            N      L(25),D(32),O(3)
   67          360            52,665.48            8,798,588.17            N      L(26),D(91),O(3)
   68          300            57,900.72            7,083,934.57            N      L(24),D(93),O(3)
   69          360            50,518.20            8,000,903.93            N      L(26),D(91),O(3)
   70          359            52,063.55            7,676,813.96            N      L(25),D(92),O(3)
   71           IO                IO               9,000,000.00            N      L(27),D(90),O(3)
   72          300            55,644.74             287,497.89             N      L(24),D(270),O(6)
   73          360            49,865.70            8,621,482.40            N      L(24),D(89),O(7)
   74          359            49,364.40            7,443,894.51            N      L(25),D(92),O(3)
   75          178            69,856.17             92,856.57              N      L(26),D(151),O(3)
   76          358            46,371.36            7,055,530.70            N      L(26),D(91),O(3)
   77          360            46,567.38            7,779,803.71            N      L(26),D(91),O(3)
   78          299            50,015.67            6,288,152.71            N      L(25),D(92),O(3)
   79          360            45,523.12            6,904,945.57            N      L(24),D(93),O(3)
   80          360            44,302.94            7,158,754.09            N      L(25),D(92),O(3)
   81          360            43,583.57            6,604,484.59            N      L(48),D(69),(3)
   82          359            45,022.39            7,423,473.63            Y      L(25),D(32),O(3)
   83          360            43,341.34            6,499,381.61            N      L(48),D(69),O(3)
   84          359            44,287.54            6,514,665.92            N      L(25),D(92),O(3)
   85          360            41,023.64            6,853,636.90            N      L(26),D(91),O(3)
   86          360            41,241.24            6,255,470.82            N      L(24),D(93),O(3)
   87          360            40,582.58            6,504,404.66            N      L(24),D(93),O(3)
   88          360            39,360.52            6,575,786.72            N      L(26),D(91),O(3)
   89          360            38,333.43            6,458,516.93            N      L(24),D(57),O(3)
   90          262            45,728.99            4,880,203.29            N      L(26),D(89),O(5)
   91          358            36,895.75            5,532,928.16            N      L(26),D(82),O(12)
   92          360            37,240.67            6,070,906.68            N      L(24),GRTR1%orYM(56),O(4)
   93          360            36,531.17            5,541,048.88            N      L(24),D(93),O(3)
   94          357            34,585.59            5,301,246.55            N      L(27),D(90),O(3)
   95          357            36,767.89            5,388,122.39            N      L(27),D(90),O(3)
   96          360            36,057.91            5,469,264.77            N      L(24),D(93),O(3)
   97          299            41,425.65            5,771,632.59            N      L(25),D(32),O(3)
   98          360            34,371.16            5,742,236.17            N      L(26),D(91),O(3)
   99          354            33,555.44            4,840,055.39            N      L(30),D(87),O(3)
  100          360            30,201.10            4,782,857.85            N      L(25),D(92),O(3)
  101          360            29,381.80            4,908,685.63            N      L(26),D(91),O(3)
  102          180            41,910.07                                    N      L(36),D(141),O(3)
 102.01
 102.02
  103          360            28,130.81            4,225,223.66            N      L(24),D(93),O(3)
  104          359            28,168.46            4,196,793.92            N      L(48),D(65),O(7)
  105          358            28,893.40            4,197,066.58            N      L(26),D(91),O(3)
  106          360            27,728.21            4,230,456.59            N      L(24),D(93),O(3)
  107          358            27,198.90            4,078,777.62            N      L(26),D(82),O(12)
  108          360            27,027.64            4,359,351.75            N      L(25),D(92),O(3)
  109          360            27,494.16            4,170,313.88            N      L(24),D(93),O(3)
  110           IO                IO               4,809,000.00            Y      L(48),D(68),O(4)
  111          180            38,241.69                                    N      L(36),GRTR1%orYM(141),O(3)
  112          358            26,002.63            3,956,372.63            N      L(26),D(91),O(3)
  113          358            26,375.22            3,945,745.03            N      L(26),D(91),O(3)
  114           IO                IO               4,735,000.00            Y      L(48),D(68),O(4)
  115          360            25,478.74            4,292,725.73            N      L(24),D(57),O(3)
  116           IO                IO               4,615,000.00            Y      L(24),GRTR1% or YM(93),O(3)
  117          358            25,208.74            3,780,330.48            N      L(26),D(82),O(12)
  118          360            25,720.16            4,031,102.63            N      L(24),D(57),O(3)
  119          179            36,269.21            1,942,864.08            N      L(25),D(92),O(3)
  120          358            24,462.43            3,668,412.80            N      L(26),D(82),O(12)
  121          360            24,392.43            4,075,135.77            N      L(26),D(91),O(3)
  122          360            24,392.43            4,075,135.77            N      L(26),D(91),O(3)
  123          358            23,881.96            3,581,365.71            N      L(26),D(82),O(12)
  124          360            23,718.13            3,825,553.58            N      L(25),D(92),O(3)
  125          360            23,452.64            3,817,554.24            N      L(60),GRTR1%orYM(57),O(3)
  126          179            34,657.25            1,856,513.79            N      L(25),D(92),O(3)
  127          358            22,998.62            3,479,570.46            N      L(26),D(91),O(3)
  128          360            23,283.69            3,889,901.86            N      L(26),D(91),O(3)
  129          360            23,374.99            3,663,164.92            N      L(25),D(92),O(3)
  130          298            25,892.10            3,201,217.21            N      L(26),D(90),O(4)
  131          360            23,761.97            3,583,635.61            N      L(27),D(90),O(3)
  132          360            22,729.31            3,797,285.59            N      L(26),D(91),O(3)
  133          360            22,160.28            3,552,962.04            N      L(25),D(92),O(3)
  134          300            24,811.64            3,669,019.63            N      L(24),D(32),O(4)
  135          179            33,045.28            1,770,165.08            N      L(25),D(92),O(3)
  136          360            22,174.94            3,704,668.63            N      L(26),D(91),O(3)
  137          359            21,727.70            3,268,520.15            N      L(25),GRTR1%orYM(92),O(3)
  138          358            21,421.90            3,212,451.89            N      L(26),D(82),O(12)
  139          358            21,128.90            3,168,513.83            N      L(26),D(82),O(12)
  140          239            27,093.01             86,758.02              N      L(25),D(212),O(3)
  141          360            20,410.45            3,438,806.37            N      L(24),D(57),O(3)
  142          358            20,309.51            3,023,745.62            N      L(26),D(91),O(3)
  143          360            20,327.61            3,002,314.44            N      L(36),D(81),O(3)
  144          360            19,678.08            3,002,260.14            N      L(24),D(93),O(3)
  145          359            20,026.60            2,929,572.63            N      L(25),D(92),O(3)
  146          300            20,047.94            2,682,279.09            N      L(25),D(92),O(3)
  147           IO                IO               3,406,000.00            Y      L(48),D(68),O(4)
  148          360            18,848.70            3,148,968.27            N      L(26),D(91),O(3)
  149           IO                IO               3,373,000.00            Y      L(48),D(68),O(4)
  150           IO                IO               3,350,000.00            Y      L(36),D(81),O(3)
  151          360            17,998.54            2,725,227.28            N      L(24),D(93),O(3)
  152          357            18,079.91            2,729,016.71            N      L(27),D(90),O(3)
  153          298            19,860.92            2,469,323.10            N      L(26),D(91),O(3)
  154          360            17,739.95            2,963,735.04            N      L(26),D(91),O(3)
  155           IO                IO               3,151,000.00            Y      L(48),D(68),O(4)
  156          179            25,388.45            1,360,004.38            N      L(25),D(92),O(3)
  157           IO                IO               3,137,000.00            Y      L(48),D(68),O(4)
  158          298            19,271.49            2,647,143.79            N      L(26),D(55),O(3)
  159          360            17,582.01            2,715,057.47            N      L(24),D(93),O(3)
  160           IO                IO               3,100,000.00            Y      L(36),D(81),O(3)
  161          359            17,504.33            2,585,143.71            N      L(25),D(92),O(3)
  162          358            16,971.67            2,545,090.91            N      L(26),D(82),O(12)
  163          360            16,736.91            2,819,876.73            N      L(24),D(57),O(3)
  164          360            16,631.21            2,778,501.13            N      L(26),D(91),O(3)
  165          359            16,454.80            2,481,298.35            N      L(25),D(92),O(3)
  166          179            24,179.47            1,295,243.25            N      L(25),D(92),O(3)
  167          360            16,076.83            2,685,884.86            N      L(26),D(91),O(3)
  168          360            16,076.83            2,685,884.86            N      L(26),D(91),O(3)
  169          360            16,226.06            2,461,169.08            N      L(24),D(93),O(3)
  170          358            15,921.31            2,387,577.14            N      L(26),D(82),O(12)
  171          358            15,867.81            2,385,296.94            N      L(26),D(91),O(3)
  172          300            16,561.34            2,215,796.01            N      L(25),D(92),O(3)
  173          359            15,722.86            2,331,324.84            N      L(25),D(92),O(3)
  174           IO                IO               2,773,000.00            Y      L(48),D(68),O(4)
  175          360            15,249.40            2,334,419.34            N      L(26),GRTR1%orYM(90),O(4)
  176          358            15,036.79            2,254,933.97            N      L(26),D(82),O(12)
  177           IO                IO               2,707,000.00            Y      L(48),D(8),O(4)
  178          360            14,968.08            2,500,651.64            N      L(26),D(91),O(3)
  179          360            14,776.57            2,489,595.89            N      L(24),D(57),O(3)
  180          360            13,989.16            2,398,563.70            N      L(24),D(93),O(3)
  181          359            14,502.57            2,160,726.13            N      L(48),D(69),O(3)
  182          358            14,240.73            2,135,555.11            N      L(26),D(82),O(12)
  183          359            14,013.18            2,099,561.78            N      L(25),D(91),O(4)
  184          358            13,914.56            2,086,642.94            N      L(26),D(82),O(12)
  185          299            15,456.87            1,907,266.31            N      L(36),GRTR1%orYM(81),O(3)
  186          359            13,208.33            1,986,942.34            N      L(25),D(92),O(3)
  187          358            13,129.55            1,968,922.12            N      L(26),D(82),O(12)
  188          300            13,365.29            1,788,186.52            N      L(25),D(92),O(3)
  189          119            24,620.53             13,187.61              N      L(25),D(92),O(3)
  190          358            12,521.45            1,877,729.94            N      L(26),D(82),O(12)
  191          358            11,940.98            1,790,682.86            N      L(26),D(82),O(12)
  192          360            11,939.05            1,784,619.13            Y      L(24),D(93),O(3)
  193          360            11,641.84            1,944,951.27            N      L(26),D(91),O(3)
  194          358            11,554.01            1,732,651.47            N      L(26),D(82),O(12)
  195          360            11,732.61            1,719,144.06            N      L(48),D(69),O(3)
  196          359            11,409.22            1,702,574.78            N      L(25),D(92),O(3)
  197           IO                IO               2,000,000.00            Y      L(25),D(56),O(3)
  198          299            12,020.38            1,510,298.65            N      L(48),D(65),O(7)
  199          357            11,275.87            1,652,413.09            N      L(27),D(90),O(3)
  200          360             9,908.60            1,636,777.14            N      L(26),D(91),O(3)
  201          360            10,017.85            1,569,928.17            N      L(25),D(92),O(3)
  202          358             9,757.33            1,463,220.02            N      L(26),D(82),O(12)
  203          300            10,169.24            1,360,577.02            N      L(25),D(92),O(3)
  204           IO                IO               1,736,000.00            Y      L(48),D(68),O(4)
  205          358             9,536.20            1,430,059.23            N      L(26),D(82),O(12)
  206          360             9,561.92            1,428,147.76            Y      L(24),D(93),O(3)
  207          360             9,424.35            1,574,484.13            N      L(26),D(91),O(3)
  208          358             9,398.00            1,409,333.73            N      L(26),D(82),O(12)
  209          358             9,398.00            1,409,333.73            N      L(26),D(82),O(12)
  210           IO                IO               1,687,000.00            Y      L(48),D(68),O(4)
  211          358             9,287.43            1,392,753.33            N      L(26),D(82),O(12)
  212           IO                IO               1,658,000.00            Y      L(48),D(68),O(4)
  213          358             8,928.10            1,338,867.04            N      L(26),D(82),O(12)
  214          358             8,673.80            1,300,732.13            N      L(26),D(82),O(12)
  215          358             8,402.91            1,260,110.16            N      L(26),D(82),O(12)
  216          360             8,315.60            1,389,250.91            N      L(26),D(91),O(3)
  217          359             8,227.40            1,240,649.09            N      L(25),D(92),O(3)
  218          358             8,292.35            1,243,529.76            N      L(26),D(82),O(12)
  219           IO                IO               1,388,000.00            Y      L(48),D(68),O(4)
  220          358             7,518.40            1,127,466.98            N      L(26),D(82),O(12)
  221          358             7,518.40            1,127,466.98            N      L(26),D(82),O(12)
  222          239             9,723.30                                    N      L(36),D(201),O(3)
  223          358             7,297.27            1,094,306.19            N      L(26),D(82),O(12)
  224          359             7,512.29            1,091,128.57            N      L(36),D(81),O(3)
  225          358             6,882.65            1,032,129.70            N      L(26),D(82),O(12)
  226           IO                IO               1,187,000.00            Y      L(48),D(68),O(4)
  227          360             6,098.11            1,018,783.77            N      L(26),D(91),O(3)
  228          358             5,528.23             829,019.84             N      L(26),D(82),O(12)
  229          358             5,528.23             829,019.84             N      L(26),D(82),O(12)
  230          358             5,528.23             829,019.84             N      L(26),D(82),O(12)
  231          358             5,390.03             808,294.35             N      L(26),D(82),O(12)
  232          358             4,864.84             729,537.46             N      L(26),D(82),O(12)
  233          358             3,095.81             464,251.11             N      L(26),D(82),O(12)

                                                                   LTV
MORTGAGE                                              CUT-OFF    RATIO AT
  LOAN      APPRAISED      APPRAISAL                 DATE LTV    MATURITY        YEAR           YEAR          NUMBER       UNIT OF
 NUMBER      VALUE ($)        DATE        DSCR (X)     RATIO      OR ARD        BUILT        RENOVATED       OF UNITS      MEASURE
------------------------------------------------------------------------------------------------------------------------------------

   1       294,000,000      07/12/05        1.44      68.03%      68.03%         1913           2001          597,953      Sq. Ft.
   2       487,000,000      Various         1.27      79.88%      74.17%       Various        Various        2,990,570     Sq. Ft.
  2.01     101,000,000      04/23/05                                             1990                        1,048,631     Sq. Ft.
  2.02      74,500,000      05/04/05                                             1989                         326,306      Sq. Ft.
  2.03      68,500,000      05/09/05                                             1993                         351,075      Sq. Ft.
  2.04      62,700,000      05/09/05                                             1931           1998          146,365      Sq. Ft.
  2.05      45,000,000      05/06/05                                             1999                         182,554      Sq. Ft.
  2.06      26,500,000      05/05/05                                             1988                         131,891      Sq. Ft.
  2.07      25,600,000      05/02/05                                             1962           1997          97,256       Sq. Ft.
  2.08      16,900,000      05/09/05                                             1911           1997          88,717       Sq. Ft.
  2.09      17,200,000      05/09/05                                             1994           2005          118,040      Sq. Ft.
  2.10      15,100,000      05/01/05                                             1972           1996          138,020      Sq. Ft.
  2.11      15,000,000      05/01/05                                             1982                         130,600      Sq. Ft.
  2.12      8,000,000       05/09/05                                             1998                         103,000      Sq. Ft.
  2.13      6,700,000       05/09/05                                             1974           1994          74,285       Sq. Ft.
  2.14      4,300,000       05/09/05                                             1994                         53,830       Sq. Ft.
   3       494,000,000      05/27/05        1.48      73.89%      73.89%         1980           2002         1,069,563     Sq. Ft.
   4       191,000,000      Various         1.33      74.67%      69.06%       Various        Various        1,715,219     Sq. Ft.
  4.01      26,900,000      06/23/05                                             1984                         208,975      Sq. Ft.
  4.02      18,800,000      06/28/05                                             1989                         122,082      Sq. Ft.
  4.03      18,600,000      06/21/05                                             1992                         131,917      Sq. Ft.
  4.04      13,700,000      06/21/05                                             1970                         96,567       Sq. Ft.
  4.05      13,700,000      06/23/05                                             1984                         218,261      Sq. Ft.
  4.06      13,500,000      06/21/05                                             1986                         85,152       Sq. Ft.
  4.07      10,500,000      06/27/05                                             1989                         265,085      Sq. Ft.
  4.08      10,300,000      07/01/05                                             1985                         126,292      Sq. Ft.
  4.09      9,700,000       07/08/05                                             1986                         39,349       Sq. Ft.
  4.10      8,400,000       07/01/06                                             2005                         47,545       Sq. Ft.
  4.11      7,200,000       07/11/05                                             1988                         26,978       Sq. Ft.
  4.12      5,900,000       06/21/05                                             1984                         29,987       Sq. Ft.
  4.13      6,100,000       07/01/05                                             1988                         86,334       Sq. Ft.
  4.14      5,200,000       06/21/05                                             1987                         33,022       Sq. Ft.
  4.15      4,800,000       07/11/05                                             1942                         31,281       Sq. Ft.
  4.16      4,500,000       06/17/05                                             1980                         20,528       Sq. Ft.
  4.17      3,600,000       07/12/05                                             1948           1999          26,200       Sq. Ft.
  4.18      3,500,000       07/08/05                                             1981                         12,560       Sq. Ft.
  4.19      3,200,000       07/11/05                                             1981                         89,616       Sq. Ft.
  4.20      2,900,000       06/21/05                                             1989                         17,488       Sq. Ft.
   5       167,500,000      06/27/05        1.45      74.93%      71.13%         1989                         987,300      Sq. Ft.
   6       147,000,000      05/24/05        1.82      69.05%      69.05%         1984                         959,466      Sq. Ft.
   7       193,810,000      Various         3.04      48.14%      48.14%       Various                       1,969,198     Sq. Ft.
  7.01      16,850,000      05/11/05                                             1999                         97,790       Sq. Ft.
  7.02      15,130,000      06/22/05                                             1978                         77,269       Sq. Ft.
  7.03      13,610,000      05/16/05                                             1982                         105,750      Sq. Ft.
  7.04      13,950,000      05/19/05                                             1995                         93,655       Sq. Ft.
  7.05      11,830,000      05/11/05                                             1999                         79,750       Sq. Ft.
  7.06      10,150,000      06/22/05                                             1977                         83,050       Sq. Ft.
  7.07      9,800,000       06/08/05                                             1986                         96,345       Sq. Ft.
  7.08      9,250,000       05/16/05                                             1986                         80,336       Sq. Ft.
  7.09      8,380,000       05/19/05                                             1987                         80,175       Sq. Ft.
  7.10      7,590,000       05/19/05                                             2000                         75,650       Sq. Ft.
  7.11      7,500,000       05/18/05                                             1979                         115,017      Sq. Ft.
  7.12      6,430,000       06/06/05                                             1962                         59,700       Sq. Ft.
  7.13      5,910,000       05/25/05                                             1987                         76,250       Sq. Ft.
  7.14      5,800,000       05/18/05                                             1996                         69,500       Sq. Ft.
  7.15      5,660,000       06/22/05                                             1985                         49,000       Sq. Ft.
  7.16      5,000,000       07/08/05                                             1985                         60,750       Sq. Ft.
  7.17      4,900,000       05/26/05                                             1988                         58,600       Sq. Ft.
  7.18      4,900,000       05/26/05                                             1997                         71,095       Sq. Ft.
  7.19      4,330,000       06/02/05                                             1988                         31,606       Sq. Ft.
  7.20      3,200,000       05/19/05                                             1982                         46,450       Sq. Ft.
  7.21      4,300,000       06/29/05                                             1995                         54,725       Sq. Ft.
  7.22      3,100,000       06/03/05                                             1996                         57,486       Sq. Ft.
  7.23      2,760,000       06/02/05                                             1992                         62,006       Sq. Ft.
  7.24      3,200,000       05/26/05                                             1998                         57,075       Sq. Ft.
  7.25      2,800,000       06/10/05                                             1982                         62,379       Sq. Ft.
  7.26      2,400,000       05/27/05                                             1990                         31,650       Sq. Ft.
  7.27      2,450,000       05/24/05                                             1995                         50,314       Sq. Ft.
  7.28      2,630,000       05/23/05                                             1986                         85,825       Sq. Ft.
   8        94,000,000      06/03/05        1.20      79.79%      71.34%         1927           1999          252,503      Sq. Ft.
   9        96,000,000      05/24/05        1.64      72.92%      72.92%         1982                         574,216      Sq. Ft.
   10       92,300,000      08/11/05        1.47      74.76%      69.06%         1973           1999         1,122,280     Sq. Ft.
   11       81,800,000      05/13/05        1.20      79.69%      62.72%         1989                         207,055      Sq. Ft.
   12       77,500,000      08/01/05        1.29      80.00%      70.71%         2004                         224,509      Sq. Ft.
   13       87,300,000      09/01/05        1.35      69.87%      62.63%         2000                           300         Rooms
   14       75,000,000      06/01/05        1.20      80.00%      71.42%         1922           1995          250,517      Sq. Ft.
   15      150,360,000      Various         3.76      34.65%      34.65%       Various                       1,367,692     Sq. Ft.
 15.01      20,920,000      06/09/05                                             2000                         103,617      Sq. Ft.
 15.02      14,100,000      05/11/05                                             1988                         92,525       Sq. Ft.
 15.03      12,000,000      06/07/05                                             1987                         79,436       Sq. Ft.
 15.04      12,900,000      05/12/05                                             1990                         82,795       Sq. Ft.
 15.05      9,270,000       05/17/05                                             2000                         72,950       Sq. Ft.
 15.06      8,700,000       06/09/05                                             1986                         63,396       Sq. Ft.
 15.07      8,250,000       05/20/05                                             1987                         87,149       Sq. Ft.
 15.08      8,230,000       05/24/05                                             1989                         63,650       Sq. Ft.
 15.09      6,720,000       05/20/05                                             1988                         87,150       Sq. Ft.
 15.10      7,100,000       05/24/05                                             1986                         70,475       Sq. Ft.
 15.11      5,400,000       06/10/05                                             1989                         51,780       Sq. Ft.
 15.12      5,100,000       06/09/05                                             1984                         28,508       Sq. Ft.
 15.13      4,480,000       06/06/05                                             1995                         53,967       Sq. Ft.
 15.14      3,600,000       06/06/05                                             1987                         81,660       Sq. Ft.
 15.15      3,300,000       06/03/05                                             1971                         36,863       Sq. Ft.
 15.16      3,300,000       05/27/05                                             1987                         49,034       Sq. Ft.
 15.17      3,550,000       06/09/05                                             1975                         36,378       Sq. Ft.
 15.18      3,320,000       05/17/05                                             1988                         24,940       Sq. Ft.
 15.19      2,540,000       05/25/05                                             1978                         59,999       Sq. Ft.
 15.20      2,780,000       05/25/05                                             1987                         50,600       Sq. Ft.
 15.21      3,000,000       05/24/05                                             2000                         63,450       Sq. Ft.
 15.22      1,800,000       05/27/05                                             1982                         27,370       Sq. Ft.
   16       73,900,000      07/30/05        1.59      69.01%      69.01%         2003                         342,068      Sq. Ft.
   17       64,300,000      09/06/05        1.52      74.65%      68.84%         1952           2005          226,750      Sq. Ft.
   18       69,000,000      07/20/05        1.67      64.76%      64.76%         2004                         253,674      Sq. Ft.
   19       51,500,000      06/29/05        1.69      79.61%      79.61%         1986                         199,900      Sq. Ft.
   20       62,550,000      Various         1.44      62.35%      58.49%       Various        Various         702,671      Sq. Ft.
 20.01      11,600,000      06/21/05                                             1986                         111,175      Sq. Ft.
 20.02      9,600,000       07/01/05                                             1991                         83,533       Sq. Ft.
 20.03      8,150,000       06/30/05                                             1985                         90,454       Sq. Ft.
 20.04      8,300,000       07/01/05                                             1978                         112,254      Sq. Ft.
 20.05      7,500,000       07/01/05                                             1925                         91,932       Sq. Ft.
 20.06      12,900,000      06/01/06                                             1972                         178,663      Sq. Ft.
 20.07      4,500,000       06/30/05                                             1994                         34,660       Sq. Ft.
   21       48,300,000      Various         1.35      80.00%      71.32%       Various        Various         579,576      Sq. Ft.
 21.01      14,500,000      06/30/05                                             2002                         113,101      Sq. Ft.
 21.02      9,750,000       06/27/05                                             1997                         236,740      Sq. Ft.
 21.03      7,600,000       07/07/05                                             1983                         76,500       Sq. Ft.
 21.04      6,250,000       06/27/05                                             1974           2001          60,000       Sq. Ft.
 21.05      6,000,000       06/17/05                                             2003                         35,250       Sq. Ft.
 21.06      4,200,000       07/13/05                                             1996                         57,985       Sq. Ft.
   22       61,900,000      07/01/05        2.18      61.71%      55.79%         1997                           299         Rooms
   23       47,550,000      Various         1.40      75.71%      68.75%       Various          2003           1,039        Units
 23.01      20,200,000      08/05/05                                             1974           2003            450         Units
 23.02      17,050,000      07/28/06                                             1974           2003            337         Units
 23.03      10,300,000      07/28/05                                             1973           2003            252         Units
   24       47,500,000      08/19/05        1.30      71.58%      63.68%         1984           2001            588         Units
   25       46,200,000      06/30/05        1.43      71.43%      71.43%         1989           2004            480         Units
   26       44,000,000      07/19/05        1.27      72.73%      70.28%         1997                           598         Units
   27       37,600,000      07/21/05        1.24      80.00%      74.01%         1954           1998            661         Units
   28       39,480,000      06/29/05        1.66      74.85%      74.85%         1997                           372         Units
   29       34,000,000      06/27/05        1.24      79.41%      68.91%         1985                         176,862      Sq. Ft.
   30       34,500,000      07/20/05        1.47      73.91%      62.58%         2002                           190         Rooms
   31       30,100,000      04/27/05        1.50      79.73%      79.73%         1997                           302         Units
   32       38,300,000      07/01/05        1.99      62.66%      51.88%         1984                         210,037      Sq. Ft.
   33       31,100,000      07/01/05        1.43      76.37%      58.35%         1913           1990            164         Rooms
   34       29,000,000      06/24/05        1.33      79.31%      68.70%         2001                         130,373      Sq. Ft.
   35       23,600,000      06/24/05        1.24      79.66%      72.25%         2005                         86,199       Sq. Ft.
   36       26,800,000      03/01/06        1.83      69.22%      69.22%         1961           1988          280,572      Sq. Ft.
   37       23,125,000      06/17/05        1.28      80.00%      73.55%         1999                           320         Units
   38       21,900,000      06/28/05        1.52      78.31%      78.31%         1966                           228         Units
   39       28,600,000      07/18/05        1.60      54.00%      23.43%       Various                          306         Rooms
 39.01      11,800,000      07/18/05                                             1999                           116         Rooms
 39.02      10,600,000      07/18/05                                             1996                           102         Rooms
 39.03      6,200,000       07/18/05                                             2001                           88          Rooms
   40       19,150,000      08/05/05        1.41      79.90%      65.79%         1996                           274         Units
   41       20,420,000      07/07/05        1.32      74.65%      62.44%         2000                         131,341      Sq. Ft.
   42       22,000,000      08/04/05        1.20      68.18%      59.06%         2004                           210         Units
   43       20,300,000      08/11/05        1.28      73.89%      60.88%         1984           2002          137,066      Sq. Ft.
   44       18,850,000      06/15/05        1.24      79.58%      65.91%         1950           1994          48,234       Sq. Ft.
   45       31,000,000      06/25/05        1.46      48.23%      36.20%         1972           2004            102         Rooms
   46       23,600,000      07/22/05        2.20      61.40%      61.40%         1971           2001            145         Units
   47       17,650,000      06/27/06        1.30      79.15%      65.51%         2001                           228         Units
   48       19,600,000      05/15/05        1.79      69.06%      69.06%         2002                         80,160       Sq. Ft.
   49       17,500,000      06/14/05        1.25      77.14%      66.79%         1970                           322         Units
   50       19,000,000      07/08/05        1.34      68.42%      60.32%         1999                         112,992      Sq. Ft.
   51       16,250,000      06/22/05        1.27      79.83%      66.28%         1999                         48,250       Sq. Ft.
   52       17,040,000      05/11/05        1.33      75.12%      69.57%         1958                         120,872      Sq. Ft.
   53       15,700,000      07/20/05        1.22      78.72%      72.83%         1984                           348         Units
   54       19,100,000      07/05/05        1.74      63.35%      52.93%         1996                         100,597      Sq. Ft.
   55       18,150,000      07/12/05        1.87      66.12%      49.70%         1981           2002            153         Rooms
   56       14,300,000      08/09/05        1.23      80.00%      68.37%         1970                           354          Pads
   57       14,200,000      06/09/05        1.31      78.87%      70.34%         2004                         33,862       Sq. Ft.
   58       14,500,000      05/05/05        1.27      76.55%      65.46%         1999                           337         Units
   59       13,550,000      07/05/05        1.24      79.67%      65.41%         1997                         77,661       Sq. Ft.
   60       15,800,000      07/01/05        1.38      68.28%      56.73%         1989           2004          187,276      Sq. Ft.
   61       13,450,000      06/15/05        1.36      75.84%      70.56%         1962           2004          101,878      Sq. Ft.
   62       12,370,000      08/16/05        1.08      80.00%      68.37%         1969                           250          Pads
   63       12,300,000      08/02/05        1.21      80.00%      68.37%         1970                           315          Pads
   64       12,600,000      11/23/05        1.24      77.00%      64.74%         2005                         169,793      Sq. Ft.
   65       12,900,000      06/22/05        1.29      75.19%      69.64%         1985                         125,548      Sq. Ft.
   66       12,500,000      08/15/05        1.37      76.40%      72.02%         1998           2003            192         Units
   67       12,700,000      06/01/05        1.29      74.80%      69.28%         1988                         70,430       Sq. Ft.
   68       13,200,000      03/02/05        1.46      70.00%      53.67%         1986           2001            80          Rooms
   69       11,800,000      06/01/05        1.23      77.97%      67.80%         2005                           96          Units
   70       11,550,000      05/13/05        1.24      79.57%      66.47%         1967           2004            416          Pads
   71       16,200,000      05/05/05        1.82      55.56%      55.56%         1947           1995          28,213       Sq. Ft.
   72       13,800,000      08/05/05        1.28      65.22%      2.08%          1991           1996          48,324       Sq. Ft.
   73       14,400,000      08/08/05        1.50      62.50%      59.87%         1974                         80,103       Sq. Ft.
   74       11,300,000      08/03/05        1.21      79.55%      65.88%         1999                         28,259       Sq. Ft.
   75       19,100,000      06/27/05        1.86      45.58%      0.49%          1995                           144         Units
   76       10,700,000      06/14/05        1.25      79.82%      65.94%         2003                         63,738       Sq. Ft.
   77       11,160,000      06/01/05        1.32      75.27%      69.71%         1991                         71,285       Sq. Ft.
   78       12,100,000      05/05/05        1.21      68.73%      51.97%         2005                         23,442       Sq. Ft.
   79       10,100,000      08/09/05        1.24      80.00%      68.37%         1973                           156          Pads
   80       11,250,000      07/25/05        1.36      71.56%      63.63%         1984           2004            256         Units
   81       10,000,000      10/01/05        1.33      80.00%      66.04%         1988                         110,800      Sq. Ft.
   82       13,600,000      08/11/05        1.49      58.76%      54.58%         1985                         97,856       Sq. Ft.
   83       9,800,000       08/18/05        1.20      80.00%      66.32%         1965           2003            101         Units
   84       9,900,000       06/09/05        1.31      78.70%      65.80%         2004                         71,636       Sq. Ft.
   85       9,900,000       07/08/05        1.28      74.75%      69.23%         1995                         78,765       Sq. Ft.
   86       9,150,000       08/09/05        1.25      80.00%      68.37%         2001                           193          Pads
   87       9,450,000       07/19/05        1.25      77.25%      68.83%         2004                           91          Units
   88       9,430,000       05/24/05        1.24      75.29%      69.73%         1997                         75,811       Sq. Ft.
   89       8,900,000       07/19/05        1.28      78.44%      72.57%         1972           2000            260         Units
   90       10,250,000      05/06/05        1.21      68.04%      47.61%         2003                         73,425       Sq. Ft.
   91       9,400,000       06/03/05        1.24      70.85%      58.86%         1975                           123         Units
   92       8,900,000       07/08/05        1.20      73.37%      68.21%         1969                           108         Units
   93       8,100,000       08/02/05        1.27      80.05%      68.41%         1970                           171          Pads
   94       12,900,000      06/21/05        2.65      49.83%      41.09%         1985           1998            127         Units
   95       8,050,000       04/26/05        1.32      79.76%      66.93%         1987                         27,217       Sq. Ft.
   96       8,000,000       08/02/05        1.26      80.00%      68.37%         1994                           173          Pads
   97       8,850,000       07/01/05        1.75      71.93%      65.22%         2002                           85          Rooms
   98       8,300,000       05/19/05        1.21      74.70%      69.18%         1960                         52,744       Sq. Ft.
   99       9,900,000       03/14/05        1.87      57.74%      48.89%         1968           1997            202         Units
  100       7,375,000       06/30/05        1.25      74.58%      64.85%         2002                         56,420       Sq. Ft.
  101       6,520,000       06/30/05        1.20      81.29%      75.29%         1990                         78,632       Sq. Ft.
  102       8,400,000       07/21/05        1.24      61.31%                   Various        Various         104,443      Sq. Ft.
 102.01     5,400,000       07/21/05                                             1986           2002          65,950       Sq. Ft.
 102.02     3,000,000       07/21/05                                             1987           2005          38,493       Sq. Ft.
  103       13,400,000      08/31/05        2.54      38.06%      31.53%         1985           1989            386          Pads
  104       6,700,000       06/01/05        1.28      75.29%      62.64%         1976                           150         Units
  105       6,300,000       06/01/05        1.32      79.21%      66.62%         1972                           214          Pads
  106       6,200,000       08/02/05        1.13      80.00%      68.23%         1970                           174          Pads
  107       6,150,000       05/26/05        1.21      79.83%      66.32%         1961           1987            70          Units
  108       6,370,000       07/29/05        1.22      76.92%      68.44%         1962           2003            100         Units
  109       6,100,000       08/02/05        1.29      80.00%      68.37%         1994                           139          Pads
  110       7,350,000       04/19/05        1.97      65.43%      65.43%         2005                         14,293       Sq. Ft.
  111       11,300,000      07/24/05        1.55      42.48%                     1988                           206         Units
  112       6,100,000       06/08/05        1.31      78.51%      64.86%         2004                           69          Units
  113       6,100,000       06/28/05        1.20      77.78%      64.68%         2004                         21,770       Sq. Ft.
  114       7,250,000       04/19/05        1.97      65.31%      65.31%         2005                         14,470       Sq. Ft.
  115       7,000,000       07/19/05        1.32      66.29%      61.32%         1977           2000            244         Units
  116       6,400,000       05/14/05        1.70      72.11%      72.11%         2001                         22,933       Sq. Ft.
  117       5,900,000       06/03/05        1.18      77.12%      64.07%         1964           2004            58          Units
  118       6,100,000       08/15/05        1.29      73.77%      66.08%         1961                           158          Pads
  119       9,400,000       07/18/05        2.08      47.70%      20.67%         1998           2002            130         Rooms
  120       6,100,000       06/03/05        1.19      72.39%      60.14%         1984                           60          Units
  121       5,870,000       05/26/05        1.21      74.96%      69.42%         1915           1997          64,901       Sq. Ft.
  122       5,850,000       05/30/05        1.20      75.21%      69.66%         1989                         70,775       Sq. Ft.
  123       5,400,000       06/02/05        1.28      79.83%      66.32%         1988                           46          Units
  124       5,500,000       07/29/05        1.23      78.18%      69.56%         1962           2002            109         Units
  125       6,430,000       11/21/05        1.47      66.87%      59.37%         2005                         20,418       Sq. Ft.
  126       9,000,000       07/05/05        2.02      47.60%      20.63%         2001                           113         Rooms
  127       5,300,000       06/06/05        1.21      79.30%      65.65%         2002                         19,231       Sq. Ft.
  128       5,620,000       05/27/05        1.25      74.73%      69.22%         1975                         72,437       Sq. Ft.
  129       5,200,000       08/25/05        1.23      80.77%      70.45%         2005                         14,490       Sq. Ft.
  130       5,315,000       07/01/05        1.20      78.79%      60.23%         2005                         20,350       Sq. Ft.
  131       5,380,000       05/13/05        1.31      77.79%      66.61%         1995                         24,080       Sq. Ft.
  132       5,360,000       06/02/05        1.37      76.49%      70.84%         1999                         84,802       Sq. Ft.
  133       6,000,000       07/21/05        1.45      68.33%      59.22%         1976           2005            184         Units
  134       5,300,000       04/15/05        1.36      77.36%      69.23%         1992           2004          47,117       Sq. Ft.
  135       7,400,000       07/11/05        1.62      55.20%      23.92%         1998                           121         Rooms
  136       5,350,000       05/15/05        1.26      74.77%      69.25%         1986                         70,197       Sq. Ft.
  137       6,640,000       07/11/05        1.58      59.39%      49.22%         1983           1998          86,718       Sq. Ft.
  138       6,530,000       06/03/05        1.26      59.21%      49.20%         1964                           123         Units
  139       5,650,000       05/27/05        1.18      67.50%      56.08%         1985                           88          Units
  140       5,160,000       07/21/05        1.23      73.48%      1.68%          2004                         13,813       Sq. Ft.
  141       5,100,000       07/20/05        1.46      72.88%      67.43%         1983                           142         Units
  142       4,850,000       06/27/05        1.32      74.83%      62.35%         2002                         13,824       Sq. Ft.
  143       4,600,000       08/12/05        1.31      78.26%      65.27%         1987                         26,019       Sq. Ft.
  144       4,400,000       08/02/05        1.32      80.00%      68.23%         1970                           106          Pads
  145       4,450,000       08/13/05        1.22      78.57%      65.83%         2005                         10,500       Sq. Ft.
  146       7,200,000       06/28/05        1.83      47.92%      37.25%         2002                         60,765       Sq. Ft.
  147       5,250,000       05/04/05        1.91      64.88%      64.88%         2005                         13,824       Sq. Ft.
  148       4,490,000       06/03/05        1.27      75.72%      70.13%         1987                         33,142       Sq. Ft.
  149       5,350,000       04/19/05        2.00      63.05%      63.05%         2005                         14,749       Sq. Ft.
  150       6,000,000       08/10/05        2.07      55.83%      55.83%         2001                         15,120       Sq. Ft.
  151       4,200,000       09/01/05        1.29      78.57%      64.89%         2005                         14,820       Sq. Ft.
  152       4,125,000       06/01/05        1.27      79.74%      66.16%         1917                         46,331       Sq. Ft.
  153       4,950,000       05/02/05        1.34      65.46%      49.89%         2005                         14,259       Sq. Ft.
  154       4,950,000       05/25/05        1.22      64.65%      59.87%         1936                         71,610       Sq. Ft.
  155       5,400,000       04/19/05        2.14      58.35%      58.35%         2005                         13,813       Sq. Ft.
  156       4,700,000       07/18/05        1.37      66.78%      28.94%         1999                           79          Rooms
  157       4,840,000       05/04/05        1.88      64.81%      64.81%         2005                         13,813       Sq. Ft.
  158       3,900,000       05/24/05        1.27      79.76%      67.88%         1996                         21,066       Sq. Ft.
  159       3,900,000       03/03/05        1.62      79.49%      69.62%         1993                           146          Pads
  160       5,550,000       08/01/05        1.97      55.86%      55.86%         2004                         14,560       Sq. Ft.
  161       3,900,000       10/01/04        1.37      79.40%      66.29%         2004                         13,650       Sq. Ft.
  162       4,150,000       05/26/05        1.18      73.82%      61.33%         1992                           35          Units
  163       3,900,000       07/19/05        1.41      78.15%      72.30%         1976                           180         Units
  164       3,950,000       06/03/05        1.20      75.95%      70.34%         1996                         61,090       Sq. Ft.
  165       5,500,000       06/27/05        1.54      54.48%      45.11%         1978                         26,256       Sq. Ft.
  166       7,300,000       07/18/05        1.74      40.95%      17.74%         1990           2004            116         Rooms
  167       3,850,000       05/26/05        1.20      75.32%      69.76%         1889           1996          48,768       Sq. Ft.
  168       3,900,000       05/24/05        1.20      74.36%      68.87%         1987                         89,250       Sq. Ft.
  169       3,600,000       08/02/05        1.31      80.00%      68.37%         1970                           103          Pads
  170       3,600,000       06/03/05        1.18      79.83%      66.32%         1987           2004            40          Units
  171       3,600,000       06/16/05        1.38      79.83%      66.26%         2005                           51          Units
  172       5,500,000       06/28/05        1.70      51.82%      40.29%         2001                         49,929       Sq. Ft.
  173       3,775,000       07/15/05        1.25      74.09%      61.76%         1968                           95          Units
  174       4,400,000       05/02/05        1.91      63.02%      63.02%         2004                         13,813       Sq. Ft.
  175       3,800,000       06/02/05        1.58      72.11%      61.43%         1984                           96          Units
  176       3,400,000       05/20/05        1.50      79.83%      66.32%         1985                           60          Units
  177       4,325,000       07/07/05        1.90      62.59%      62.59%         2005                         20,000       Sq. Ft.
  178       3,550,000       05/11/05        1.20      76.06%      70.44%         1990                         72,685       Sq. Ft.
  179       3,700,000       07/19/05        1.55      72.73%      67.29%         1976                           109         Units
  180       3,250,000       06/08/05        1.20      80.00%      73.80%         1969           2004            52          Units
  181       3,475,000       04/20/05        1.28      74.74%      62.18%         1929           2005          13,000       Sq. Ft.
  182       3,200,000       06/06/05        1.23      80.33%      66.74%         1964                           26          Units
  183       3,165,000       07/12/05        1.33      79.91%      66.34%         2001                         14,490       Sq. Ft.
  184       3,500,000       05/26/05        1.31      71.76%      59.62%         1980                           36          Units
  185       4,100,000       07/28/05        1.72      60.88%      46.52%         1962           1997            80          Units
  186       3,100,000       07/28/05        1.65      77.33%      64.09%         1950           1997            77          Units
  187       3,100,000       05/26/05        1.25      76.45%      63.51%         1985                           33          Units
  188       4,500,000       07/01/05        2.11      51.11%      39.74%         1987                         72,389       Sq. Ft.
  189       17,000,000      07/11/05        4.28      13.44%      0.08%          1990                         129,703      Sq. Ft.
  190       3,000,000       05/26/05        1.25      75.34%      62.59%         1982                           36          Units
  191       2,700,000       06/03/05        1.24      79.83%      66.32%         1973                           31          Units
  192       3,900,000       08/12/05        1.66      55.13%      45.76%         2005                         13,650       Sq. Ft.
  193       2,860,000       05/20/05        1.20      73.43%      68.01%         1977                         44,500       Sq. Ft.
  194       2,900,000       05/26/05        1.26      71.91%      59.75%         1984                           36          Units
  195       2,600,000       07/29/05        1.46      79.04%      66.12%         1987                         28,200       Sq. Ft.
  196       2,900,000       08/08/05        1.53      70.61%      58.71%         2004                         12,640       Sq. Ft.
  197       4,525,000       07/31/05        2.50      44.20%      44.20%         2003                         19,417       Sq. Ft.
  198       4,500,000       06/27/05        1.98      44.37%      33.56%         1983                         56,828       Sq. Ft.
  199       2,900,000       09/01/05        1.57      67.90%      56.98%         2005                          5,280       Sq. Ft.
  200       3,500,000       06/22/05        2.06      52.86%      46.77%         1996                         63,425       Sq. Ft.
  201       2,250,000       06/08/05        1.23      80.00%      69.77%         2003                          6,720       Sq. Ft.
  202       2,500,000       06/03/05        1.17      70.45%      58.53%         1972                           28          Units
  203       3,850,000       06/30/05        2.33      45.45%      35.34%         1997                         49,119       Sq. Ft.
  204       2,750,000       02/08/05        1.96      63.13%      63.13%         2004                         10,055       Sq. Ft.
  205       2,250,000       05/26/05        1.18      76.50%      63.56%         1987                           28          Units
  206       2,470,000       07/18/05        1.47      69.64%      57.82%         1997           2004          10,906       Sq. Ft.
  207       2,250,000       05/18/05        1.24      75.56%      69.98%         1987                         59,716       Sq. Ft.
  208       2,200,000       05/26/05        1.23      77.11%      64.06%         1990                           15          Units
  209       2,250,000       05/26/05        1.19      75.39%      62.64%         1985                           24          Units
  210       3,100,000       06/01/05        2.38      54.42%      54.42%         2005                         14,335       Sq. Ft.
  211       2,100,000       05/26/05        1.21      79.83%      66.32%         1989                           16          Units
  212       3,000,000       03/22/05        2.13      55.27%      55.27%         2004                         22,670       Sq. Ft.
  213       2,200,000       05/26/05        1.23      73.25%      60.86%         1986                           18          Units
  214       2,200,000       05/26/05        1.16      71.16%      59.12%         1990                           15          Units
  215       1,900,000       06/03/05        1.23      79.83%      66.32%         1989                           19          Units
  216       1,900,000       05/12/05        1.22      78.95%      73.12%         1988                         59,829       Sq. Ft.
  217       2,000,000       08/03/05        1.20      74.91%      62.03%       Land-NA                         4,117       Sq. Ft.
  218       1,900,000       05/26/05        1.21      78.78%      65.45%         1991                           18          Units
  219       2,550,000       06/01/05        2.17      54.43%      54.43%         2005                         21,688       Sq. Ft.
  220       1,700,000       05/26/05        1.20      79.83%      66.32%         1991                           16          Units
  221       1,720,000       06/03/05        1.22      78.90%      65.55%         1986           2005            16          Units
  222       1,900,000       06/28/05        1.27      70.89%                     1982                         24,640       Sq. Ft.
  223       1,650,000       05/26/05        1.23      79.83%      66.32%         1989                           13          Units
  224       1,850,000       08/02/05        1.33      70.20%      58.98%         2003                          9,540       Sq. Ft.
  225       1,700,000       05/26/05        1.17      73.08%      60.71%         1990                           12          Units
  226       2,170,000       06/21/05        2.12      54.70%      54.70%         2004                         21,688       Sq. Ft.
  227       2,700,000       05/11/05        2.25      40.74%      37.73%         1986                         61,780       Sq. Ft.
  228       1,250,000       05/26/05        1.25      79.83%      66.32%         1985                           16          Units
  229       1,400,000       05/26/05        1.24      71.28%      59.22%         1984                           16          Units
  230       1,250,000       05/20/05        1.35      79.83%      66.32%         1985                           18          Units
  231       1,350,000       05/26/05        1.32      72.07%      59.87%         1992                           12          Units
  232       1,100,000       05/26/05        1.22      79.83%      66.32%         1989                            8          Units
  233        700,000        05/26/05        1.28      79.83%      66.32%         1979                           11          Units

MORTGAGE     CUT-OFF DATE
  LOAN       LOAN AMOUNT        OCCUPANCY       OCCUPANCY                                               MOST RECENT    MOST RECENT
 NUMBER     PER (UNIT) ($)        RATE         "AS OF" DATE             MOST RECENT PERIOD              REVENUES ($)  EXPENSES ($)
------------------------------------------------------------------------------------------------------------------------------------

   1            334.47           98.83%          04/28/05
   2            130.08           98.57%          05/13/05                 Statement 2004                 53,003,045    18,543,837
  2.01                           100.00%         05/13/05                 Statement 2004                 11,470,203     3,089,915
  2.02                           90.48%          05/13/05                 Statement 2004                 7,990,958      2,671,238
  2.03                           100.00%         05/13/05                 Statement 2004                 4,557,237      1,373,927
  2.04                           100.00%         05/13/05                 Statement 2004                 5,031,120      2,020,610
  2.05                           100.00%         05/13/05                 Statement 2004                 4,783,958      1,459,919
  2.06                           100.00%         05/13/05                 Statement 2004                 3,256,563      1,014,979
  2.07                           100.00%         05/13/05                 Statement 2004                 2,515,350       678,849
  2.08                           100.00%         05/13/05                 Statement 2004                 2,099,759       884,539
  2.09                           100.00%         05/13/05                 Statement 2004                 1,700,599       634,274
  2.10                           99.58%          05/13/05                 Statement 2004                 2,154,020      1,128,850
  2.11                           100.00%         05/13/05                 Statement 2004                 3,663,032      1,603,455
  2.12                           100.00%         05/13/05                 Statement 2004                 1,900,362      1,071,412
  2.13                           85.03%          05/13/05                 Statement 2004                 1,100,731       580,307
  2.14                           100.00%         05/13/05                 Statement 2004                  779,153        331,563
   3            341.26           100.00%         06/13/05                      2004                      39,554,851    13,609,439
   4            83.15            93.65%          09/29/05               Jan-Jun 2005 Ann'l               17,251,459     5,434,026
  4.01                           91.89%          09/29/05               Jan-Jun 2005 Ann'l               2,207,282       981,490
  4.02                           99.21%          09/29/05               Jan-Jun 2005 Ann'l               1,635,234       397,948
  4.03                           93.83%          09/29/05               Jan-Jun 2005 Ann'l               1,773,002       566,850
  4.04                           68.92%          09/29/05               Jan-Jun 2005 Ann'l               1,324,550       318,570
  4.05                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                910,589        281,684
  4.06                           100.00%         09/29/05               Jan-Jun 2005 Ann'l               1,359,968       345,522
  4.07                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                988,724        255,750
  4.08                           95.90%          09/29/05               Jan-Jun 2005 Ann'l                952,544        313,250
  4.09                           92.43%          09/29/05               Jan-Jun 2005 Ann'l               1,040,170       282,620
  4.10                           93.70%          09/29/05               Jan-Jun 2005 Ann'l                122,656        130,448
  4.11                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                668,790        133,694
  4.12                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                643,078        179,998
  4.13                           64.07%          09/29/05               Jan-Jun 2005 Ann'l                498,444        209,262
  4.14                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                554,480        163,274
  4.15                           65.61%          09/29/05               Jan-Jun 2005 Ann'l                416,960        84,938
  4.16                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                480,022        97,592
  4.17                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                370,650        73,206
  4.18                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                231,200        52,514
  4.19                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                786,150        501,416
  4.20                           100.00%         09/29/05               Jan-Jun 2005 Ann'l                286,966        64,000
   5            127.11           84.62%          07/01/05                  Year End 2004                 21,068,201     7,460,947
   6            105.79           85.60%          08/01/05              T 12 Through 6/30/05              17,713,544     9,374,302
   7            47.38            80.98%          04/30/05                      2004                      20,296,536     6,988,089
  7.01                           83.19%          04/30/05                      2004                      1,033,732       336,896
  7.02                           89.50%          04/30/05                      2004                      1,424,774       304,002
  7.03                           87.64%          04/30/05                      2004                      1,480,969       521,075
  7.04                           73.30%          04/30/05                      2004                      1,313,658       330,687
  7.05                           89.62%          04/30/05                      2004                      1,065,627       260,918
  7.06                           90.13%          04/30/05                      2004                      1,052,584       282,416
  7.07                           81.36%          04/30/05                      2004                       995,540        260,815
  7.08                           90.67%          04/30/05                      2004                       924,417        349,645
  7.09                           89.37%          04/30/05                      2004                       906,658        276,524
  7.10                           83.44%          04/30/05                      2004                       810,743        275,596
  7.11                           60.46%          04/30/05                      2004                      1,079,291       483,415
  7.12                           82.71%          04/30/05                      2004                       801,067        320,336
  7.13                           73.48%          04/30/05                      2004                       700,707        225,442
  7.14                           77.23%          04/30/05                      2004                       606,710        169,842
  7.15                           86.94%          04/30/05                      2004                       596,796        184,234
  7.16                           84.98%          04/30/05                      2004                       507,495        167,683
  7.17                           90.78%          04/30/05                      2004                       507,024        168,481
  7.18                           90.18%          04/30/05                      2004                       547,391        197,521
  7.19                           85.43%          04/30/05                      2004                       453,032        167,942
  7.20                           68.25%          04/30/05                      2004                       444,327        188,498
  7.21                           90.91%          04/30/05                      2004                       478,415        208,776
  7.22                           74.10%          04/30/05                      2004                       341,248        123,971
  7.23                           57.93%          04/30/05                      2004                       431,791        253,225
  7.24                           76.67%          04/30/05                      2004                       416,231        219,915
  7.25                           82.89%          04/30/05                      2004                       357,649        170,692
  7.26                           95.18%          04/30/05                      2004                       259,174        92,614
  7.27                           76.37%          04/30/05                      2004                       361,789        195,530
  7.28                           69.21%          04/30/05                      2004                       397,697        251,398
   8            297.03           94.98%          06/01/05                      2004                      7,956,870      3,592,019
   9            121.91           91.67%          08/01/05              T 12 Through 6/30/05              12,927,211     4,953,500
   10           61.48            69.09%          08/31/05          Annualized T-7 ending 7/31/05         16,349,630     8,391,603
   11           314.83           97.12%          08/01/05                      2004                      7,948,912      2,158,239
   12           276.16           81.40%          07/31/05
   13         203,333.33         84.56%          07/31/05               TTM through 7/31/05              15,980,482     9,452,072
   14           239.50           93.80%          04/06/05                      2004                      7,534,194      3,955,077
   15           38.09            80.60%          Various                       2004                      15,986,121     5,489,444
 15.01                           90.74%          04/30/05                      2004                      2,108,096       811,500
 15.02                           78.73%          04/30/05                      2004                      1,365,632       320,391
 15.03                           91.06%          04/30/05                      2004                      1,169,926       316,057
 15.04                           86.08%          04/30/05                      2004                      1,221,611       334,713
 15.05                           79.71%          04/30/05                      2004                      1,041,750       380,492
 15.06                           87.53%          04/30/05                      2004                       874,589        248,117
 15.07                           78.01%          04/30/05                      2004                       895,139        299,749
 15.08                           81.96%          04/30/05                      2004                       764,338        215,220
 15.09                           67.70%          04/30/05                      2004                       741,218        221,835
 15.10                           71.76%          04/30/05                      2004                       773,827        241,031
 15.11                           90.39%          04/30/05                      2004                       540,207        164,092
 15.12                           91.26%          04/30/05                      2004                       530,195        173,024
 15.13                           76.19%          04/30/05                      2004                       578,791        257,987
 15.14                           72.35%          04/30/05                      2004                       432,368        184,058
 15.15                           73.23%          04/30/05                      2004                       406,862        174,108
 15.16                           85.89%          04/30/05                      2004                       372,482        133,548
 15.17                           86.63%          04/30/05                      2004                       398,951        181,731
 15.18                           82.46%          04/30/05                      2004                       397,162        162,954
 15.19                           82.78%          06/30/05                      2004                       396,684        193,687
 15.20                           83.89%          04/30/05                      2004                       366,794        166,784
 15.21                           65.80%          04/30/05                      2004                       364,640        195,179
 15.22                           74.77%          04/30/05                      2004                       244,859        113,187
   16           149.09           87.87%          07/01/05                      2004                      4,939,711      1,893,555
   17           211.69           100.00%         08/08/05                  6/30/2005 TTM                 4,761,750       71,461
   18           176.16           90.95%          08/18/05
   19           205.10           100.00%         12/21/01
   20           55.50            88.33%          Various                   YTD 2005 Ann.                 8,073,774      3,067,948
 20.01                           96.30%          09/01/05                  YTD 2005 Ann.                 2,058,122       554,980
 20.02                           67.62%          09/01/05                  YTD 2005 Ann.                  929,452        343,370
 20.03                           76.84%          09/01/05                  YTD 2005 Ann.                 1,056,532       288,228
 20.04                           84.07%          09/01/05                  YTD 2005 Ann.                 1,181,756       598,850
 20.05                           91.97%          09/01/05                  YTD 2005 Ann.                 1,250,548       814,810
 20.06                           98.37%          05/26/05                  YTD 2005 Ann.                 1,016,764       275,214
 20.07                           94.99%          06/30/05                  YTD 2005 Ann.                  580,600        192,496
   21           66.67            100.00%         09/07/05                     Various                    4,610,531       803,463
 21.01                           100.00%         09/07/05                  2004 Annual.                  1,475,166       324,449
 21.02                           100.00%         09/07/05                  2004 Annual.                  1,062,145       167,087
 21.03                           100.00%         09/07/05                      2004                       620,185        32,538
 21.04                           100.00%         09/07/05                  2004 Annual.                   618,505        65,742
 21.05                           100.00%         09/07/05                      2004                       509,236        178,929
 21.06                           100.00%         09/07/05                      2004                       325,294        34,718
   22         127,759.20         84.40%          06/30/05                T-12 ending 03/05               26,419,000    19,728,000
   23         34,648.70          87.29%          08/03/05                  2004 Actuals                  6,604,202      2,974,132
 23.01                           86.44%          08/03/05                  2004 Actuals                  2,794,065      1,293,609
 23.02                           85.46%          08/03/05                  2004 Actuals                  2,251,853       996,168
 23.03                           91.27%          08/03/05                  2004 Actuals                  1,558,284       684,355
   24         57,823.13          96.26%          08/25/05       Annualized 2005 (1/1/05 - 7/31/05)       4,543,823      1,525,105
   25         68,750.00          88.33%          07/07/05                       T6                       4,349,972      1,839,316
   26         53,511.71          90.97%          08/30/05           T-12 Month Ending June 2005          4,879,950      2,110,424
   27         45,506.81          91.83%          07/21/05              T 12 Through 7/31/05              4,372,096      1,809,095
   28         79,435.48          87.37%          06/19/05                     Roll 12                    3,945,872      1,478,714
   29           152.66           93.77%          06/01/05                       T6                       3,462,416      1,061,072
   30         134,210.53         83.73%          07/01/05                T-12 Ending 6/05                7,964,057      4,832,161
   31         79,470.20          97.02%          06/14/05                   Trailing 12                  2,918,055      1,148,729
   32           114.27           96.08%          07/01/05              T 12 Through 4/30/05              5,340,058      1,945,168
   33         144,817.07         68.95%          07/31/05                 T-12 8/04-7/05)                14,936,302    11,670,464
   34           176.42           100.00%         07/01/05                      2004                      3,698,668      1,291,299
   35           218.10           100.00%         07/18/05
   36           66.11            87.29%          09/21/05                     Budget                     4,136,884      2,007,777
   37         57,812.50          95.63%          07/12/05                     Roll 12                    2,481,147       933,481
   38         75,219.30          91.67%          07/01/05              T 12 Through 5/31/05              2,677,048      1,297,977
   39         50,469.10          75.92%          04/30/05                     Various                    8,202,229      5,159,464
 39.01                           80.14%          04/30/05                      T-12                      3,049,725      1,841,382
 39.02                           75.88%          04/30/05                      T-12                      3,033,228      1,933,858
 39.03                           70.42%          04/30/05                      2005                      2,119,276      1,384,224
   40         55,839.42          89.05%          09/07/05                 T-5 05/31/2005                 2,206,702       739,583
   41           116.06           100.00%         09/01/05
   42         71,428.57          95.71%          06/24/05         Annualized T-3 ending July 2005        1,914,755       702,878
   43           109.44           100.00%         09/01/05       Annualized 2005 (1/1/05 - 8/31/05)       1,302,127       21,176
   44           310.98           100.00%         06/01/05              Year Ending 12/31/04              1,666,867       261,376
   45         146,585.97         76.84%          12/31/04                       T12                      6,597,906      4,677,001
   46         99,937.93          93.79%          09/28/05                    07/01/05                    2,759,864      1,272,709
   47         61,268.23          91.67%          04/29/05               T 6 Through 6/30/05              1,760,830       621,742
   48           168.85           98.00%          05/31/05
   49         41,925.47          92.86%          05/31/05                      2004                      2,033,793      1,240,708
   50           115.05           100.00%         07/25/05                      2004                      1,638,074       476,464
   51           268.85           100.00%         05/16/05                 2005 Annualized                1,742,261       654,922
   52           105.90           77.91%          04/30/05                      2004                      2,069,397       885,261
   53         35,514.37          80.46%          07/20/05              T 12 Through 7/31/05              2,009,143       970,771
   54           120.28           100.00%         08/30/05
   55         78,431.37          76.00%          06/30/05              T 12 Through 6/30/05              3,827,099      2,070,001
   56         32,316.38          90.40%          09/07/05                      2004                      1,120,248       198,919
   57           330.75           100.00%         08/22/05
   58         32,937.69          92.28%          08/08/05               T 6 Through 6/30/05              2,144,506      1,124,838
   59           139.00           100.00%         07/01/05                      2004                      1,112,878       263,522
   60           57.60            87.00%          08/03/05                      2004                      1,576,363       420,170
   61           100.12           95.10%          09/22/05
   62         39,584.00          81.60%          09/07/05                      2004                       799,593        150,051
   63         31,238.10          100.00%         09/08/05                      2004                      1,171,546       370,309
   64           57.14            100.00%         03/17/05
   65           77.26            87.43%          04/30/05                      2004                      1,350,525       368,005
   66         49,739.58          89.58%          09/23/05              T 12 Through 7/31/05              1,651,743       886,093
   67           134.89           79.21%          04/30/05                      2004                      1,184,336       267,883
   68         115,500.00         68.80%          04/30/05              T 12 Through 4/30/05              3,036,527      1,808,080
   69         95,833.33          88.54%          07/14/05
   70         22,091.04          95.19%          08/08/05               T 4 Through 4/30/05              1,275,159       409,887
   71           319.00           100.00%         04/20/05              T 12 Through 3/31/05              1,357,215       346,600
   72           186.24           100.00%         08/24/05              T 12 Through 6/30/05              1,111,520       249,130
   73           112.36           99.56%          11/01/05                  2005 7mo ann                  1,758,097       786,015
   74           318.11           100.00%         07/01/05                 YTD Annualized                 1,048,121       197,935
   75         60,458.96          97.22%          02/24/05                      2004                      3,185,325      1,448,035
   76           134.00           100.00%         05/01/05
   77           117.84           85.42%          04/30/05                      2004                      1,106,494       327,515
   78           354.77           100.00%         08/29/05
   79         51,794.87          99.36%          09/08/05                      2004                       928,505        193,642
   80         31,445.31          96.48%          07/29/05                    T12 6/05                    1,640,130       821,642
   81           72.20            93.82%          04/04/05
   82           81.66            99.83%          07/01/05                 T-4 Annualized                 2,058,093       918,501
   83         77,623.76          97.03%          09/14/05                  T12 thru 6/05                 1,033,265       394,959
   84           108.76           98.32%          08/02/05               T 5 Through 5/31/05               748,810        222,580
   85           93.95            95.72%          04/30/05                      2004                       937,295        246,368
   86         37,927.46          95.34%          09/07/05                      2004                       778,122        187,583
   87         80,219.78          95.60%          09/13/05
   88           93.65            77.54%          04/30/05                      2004                      1,011,117       339,727
   89         26,850.00          86.54%          07/20/05              T 12 Through 7/31/05              1,288,452       638,600
   90           94.98            100.00%         07/01/05
   91         54,144.09          91.06%          06/20/05               T 3 Through 6/30/05              1,054,565       509,518
   92         60,462.96          93.52%          06/18/05           3 Months Annualized 6/30/05           966,788        491,472
   93         37,918.13          96.49%          09/07/05                      2004                       800,511        233,169
   94         50,617.39          96.06%          05/25/05                      2004                      2,579,134      1,530,563
   95           235.92           100.00%         06/14/05                      2004                       886,203        276,466
   96         36,994.22          98.84%          09/07/05                      2004                       873,080        284,868
   97         74,893.26          80.10%          06/30/05              T 12 Through 6/30/05              2,513,181      1,503,513
   98           117.55           72.32%          04/30/05                      2004                       766,229        234,979
   99         28,298.64          97.52%          02/25/05                      2004                      1,413,968       624,999
  100           97.48            100.00%         07/07/05
  101           67.40            88.76%          04/30/05                      2004                       659,543        213,679
  102           49.31            89.66%          08/08/05                 Statement 2005                  760,275        259,898
 102.01                          83.62%          08/08/05                 Statement 2005                  613,386        169,483
 102.02                          100.00%         08/08/05                 Statement 2005                  146,889        90,415
  103         13,212.44          100.00%         08/26/05           7 Months Annualized 7/31/05          1,302,835       347,374
  104         33,628.69          93.33%          04/28/05                      T-12                      1,052,138       556,696
  105         23,318.43          91.12%          08/23/05               T 6 Through 6/30/05               967,556        563,770
  106         28,505.75          77.01%          09/07/05                      2004                       508,205        138,663
  107         70,134.74          98.57%          06/30/05               T 3 Through 6/30/05               604,027        202,805
  108         49,000.00          94.00%          08/29/05              T 12 Through 7/31/05               720,693        334,603
  109         35,107.91          94.96%          09/07/05                      2004                       651,202        225,161
  110           336.46           100.00%         05/27/05
  111         23,300.97          96.60%          07/06/05         Trailing 12 (7/1/04 - 6/30/05)         1,449,671       699,348
  112         69,410.01          91.30%          06/22/05            Actual T-3 ending 7/18/05            641,250        117,042
  113           217.95           92.47%          07/01/05
  114           327.23           100.00%         03/01/04
  115         19,016.39          83.61%          07/19/05              T 12 Through 7/31/05              1,085,304       672,218
  116           201.24           100.00%         06/06/05                      2004                       636,854        129,432
  117         78,451.81          98.28%          06/30/05               T 3 Through 6/30/05               505,262        146,764
  118         28,481.01          95.57%          08/01/05              T 12 Through 7/31/05               728,508        381,636
  119         34,488.99          63.98%          04/30/05                    T-12 3/31                   2,522,845      1,503,865
  120         73,591.58          98.33%          06/30/05               T 3 Through 6/30/05               501,026        156,865
  121           67.80            82.78%          04/30/05                      2004                       838,418        474,149
  122           62.17            92.24%          04/30/05                      2004                       596,399        182,764
  123         93,711.31          100.00%         06/30/05               T 3 Through 6/30/05               511,987        153,455
  124         39,449.54          95.41%          08/29/05              T 12 Through 7/31/05               752,833        408,367
  125           210.60           93.21%          09/28/05
  126         37,914.15          73.77%          04/30/05                      T-12                      2,566,771      1,625,274
  127           218.54           100.00%         07/06/05                      2004                       490,867        126,901
  128           57.98            78.88%          04/30/05                      2004                       584,331        186,468
  129           289.86           100.00%         08/22/05
  130           205.78           93.24%          09/12/05
  131           173.80           100.00%         05/25/05              Year Ending 12/31/04               498,532        119,549
  132           48.35            56.61%          04/30/05                      2004                       692,122        293,578
  133         22,282.61          99.34%          07/26/05               T 3 Through 6/30/05              1,036,904       642,280
  134           87.02            100.00%         07/21/05              T 12 Through 3/31/05               411,094         2,750
  135         33,760.57          62.85%          04/30/05                 T-12 3/31/2005                 1,963,769      1,248,631
  136           56.98            89.97%          04/30/05                      2004                       530,961        227,306
  137           45.47            70.06%          06/14/05               T 5 Through 5/31/05              1,056,250       637,747
  138         31,436.39          91.06%          06/20/05               T 3 Through 6/30/05               801,078        468,971
  139         43,338.52          90.91%          05/31/05               T 3 Through 6/30/05               517,464        226,704
  140           274.50           100.00%         01/01/05
  141         26,176.06          69.01%          07/20/05              T 12 Through 7/31/05               818,134        399,455
  142           262.54           100.00%         07/05/05
  143           138.36           100.00%         09/01/05                   Trailing 12                   427,580        61,223
  144         33,207.55          97.17%          09/07/05                      2004                       393,622        116,026
  145           332.97           100.00%         08/12/05
  146           56.78            91.68%          05/31/05                 5/05 Annualized                 788,233        317,975
  147           246.38           100.00%         06/21/05
  148           102.59           91.82%          04/30/05                      2004                       434,265        138,099
  149           228.69           100.00%         05/27/05
  150           221.56           100.00%         08/17/05         Trailing 12 (8/1/04 - 7/31/05)          391,000
  151           222.67           100.00%         06/03/04
  152           71.00            92.76%          06/16/05                      2004                       392,255        142,829
  153           227.24           100.00%         07/06/05
  154           44.69            77.11%          04/30/05                      2004                       532,096        378,612
  155           228.12           100.00%         06/02/05
  156         39,727.82          73.46%          04/30/05                      T-12                      1,669,096      1,168,542
  157           227.10           100.00%         06/28/05
  158           147.67           100.00%         09/27/05              T 12 Through 3/31/05               529,432        173,487
  159         21,232.88          85.62%          09/01/05              T 12 Through 7/31/05               412,305        154,122
  160           212.91           100.00%         08/15/05         Trailing 12 (7/1/04 - 7/31/05)          346,115          909
  161           226.86           100.00%         09/01/05
  162         87,525.87          94.29%          06/30/05               T 3 Through 6/30/05               345,788        110,835
  163         16,933.33          72.22%          07/19/05              T 12 Through 7/31/05               744,102        409,852
  164           49.11            80.32%          04/30/05                      2004                       414,724        135,762
  165           114.13           94.10%          06/21/05               T 5 Through 5/31/05               604,250        163,498
  166         25,767.63          65.49%          04/30/05                    T-12 3/31                   2,138,236      1,421,224
  167           59.47            83.86%          04/30/05                      2004                       602,821        380,964
  168           32.49            69.94%          04/30/05                      2004                       511,669        219,288
  169         27,961.17          86.41%          09/07/05                      2004                       414,664        138,984
  170         71,845.34          90.00%          06/30/05               T 3 Through 6/30/05               323,530        119,415
  171         56,348.51          94.12%          08/19/05
  172           57.08            93.90%          07/31/05                 5/05 Annualized                 635,388        282,031
  173         29,440.81          93.68%          07/01/05              T 12 Through 6/30/05               619,818        420,920
  174           200.75           100.00%         06/24/05
  175         28,541.67          90.63%          07/01/05               T 5 Through 5/31/05               517,474        142,363
  176         45,235.95          91.67%          06/30/05               T 3 Through 6/30/05               467,813        195,408
  177           135.35           100.00%         08/10/05
  178           37.15            78.28%          04/30/05                      2004                       456,460        198,640
  179         24,688.07          66.97%          07/19/05              T 12 Through 7/31/05               606,959        320,119
  180         50,000.00          86.54%          09/13/05                   7/05 Annual                   393,917        157,553
  181           199.77           100.00%         05/09/05                      2004                       428,849        179,408
  182         98,864.10          92.31%          06/30/05               T 3 Through 6/30/05               306,167        89,315
  183           174.54           100.00%         08/03/05
  184         69,766.48          86.11%          06/30/05               T 3 Through 6/30/05               330,701        138,000
  185         31,201.84          98.75%          07/07/05         Trailing 12 (7/1/04 - 6/30/05)          709,483        331,010
  186         31,132.88          96.10%          07/07/05          6 Months Annualized 12/31/05           342,568        84,056
  187         71,815.10          93.94%          06/30/05               T 3 Through 6/30/05               282,435        90,942
  188           31.77            93.03%          04/30/05                 5/05 Annualized                 657,709        259,851
  189           17.62            90.89%          07/21/05                      2004                      2,537,482      1,418,321
  190         62,781.52          97.22%          06/30/05               T 3 Through 6/30/05               274,753        83,563
  191         69,527.75          100.00%         06/30/05               T 3 Through 6/30/05               287,041        85,290
  192           157.51           100.00%         07/30/04
  193           47.19            74.48%          04/30/05                      2004                       392,402        148,707
  194         57,930.85          88.89%          06/30/05               T 3 Through 6/30/05               289,035        116,565
  195           72.87            96.45%          09/29/05                   2005 Annual                   342,655        61,341
  196           162.00           100.00%         08/08/05
  197           103.00           100.00%         08/05/05
  198           35.14            99.26%          08/24/05                      2004                       617,938        303,684
  199           372.95           100.00%         08/01/05
  200           29.17            91.88%          07/15/05                      T-12                       517,344        260,836
  201           267.86           100.00%         12/22/03                      2004                       159,532         1,595
  202         62,900.31          92.86%          06/30/05               T 3 Through 6/30/05               230,330        88,467
  203           35.63            95.03%          04/30/05                 5/05 Annualized                 570,868        270,044
  204           172.65           100.00%         02/07/05
  205         61,474.81          92.86%          08/31/05               T 3 Through 6/30/05               223,263        90,759
  206           157.71           100.00%         07/15/05        Statement YTD (1/1/05 - 7/31/05)         179,203
  207           28.47            65.90%          04/30/05                      2004                       357,017        144,339
  208         113,089.89         93.33%          06/30/05               T 3 Through 6/30/05               187,284        50,918
  209         70,681.18          95.83%          06/30/05               T 3 Through 6/30/05               196,106        72,267
  210           117.68           100.00%         07/25/05
  211         104,774.45         100.00%         06/30/05               T 3 Through 6/30/05               186,768        52,813
  212           73.14            100.00%         04/25/05
  213         89,529.49          88.89%          06/30/05               T 3 Through 6/30/05               183,142        68,257
  214         104,375.31         80.00%          06/30/05               T 3 Through 6/30/05               169,117        59,831
  215         79,828.15          89.47%          06/30/05               T 3 Through 6/30/05               205,118        77,683
  216           25.07            81.37%          04/30/05                      2004                       354,025        213,369
  217           363.92           100.00%         07/01/05
  218         83,154.33          100.00%         06/30/05               T 3 Through 6/30/05               183,648        65,289
  219           64.00            100.00%         08/12/05
  220         84,817.41          100.00%         06/30/05               T 3 Through 6/30/05               174,656        60,905
  221         84,817.41          93.75%          06/30/05               T 3 Through 6/30/05               155,647        44,460
  222           54.67            97.44%          08/27/05       Annualized 2005 (1/1/05 - 6/30/05)        244,943        80,745
  223         101,320.35         100.00%         06/30/05               T 3 Through 6/30/05               155,580        36,138
  224           136.12           100.00%         08/01/05       Annualized 2005 (1/1/05 - 7/31/05)        239,273        24,468
  225         103,527.14         91.67%          06/30/05               T 3 Through 6/30/05               134,533        42,450
  226           54.73            100.00%         06/14/05
  227           17.81            70.73%          04/30/05                      2004                       373,466        157,085
  228         62,365.75          100.00%         06/30/05               T 3 Through 6/30/05               134,625        54,462
  229         62,365.75          100.00%         06/30/05               T 3 Through 6/30/05               138,902        58,499
  230         55,436.22          77.78%          06/30/05               T 3 Through 6/30/05               123,903        40,755
  231         81,075.47          100.00%         06/30/05               T 3 Through 6/30/05               133,428        35,414
  232         109,763.71         100.00%         06/30/05               T 3 Through 6/30/05                98,720        28,929
  233         50,799.73          100.00%         06/30/05               T 3 Through 6/30/05                95,604        42,300

MORTGAGE             MOST               MOST                                                       UW NET
  LOAN              RECENT             RECENT                UW                   UW              OPERATING        UW NET CASH
 NUMBER            NOI ($)            NCF ($)           REVENUES ($)         EXPENSES ($)        INCOME ($)          FLOW ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1                                                     21,842,063            6,039,101         15,802,962         15,137,669
   2              34,459,208         34,459,208          55,131,828           18,666,860         36,464,968         33,488,800
  2.01            8,380,288          8,380,288           11,327,795            2,877,767          8,450,028         8,022,669
  2.02            5,319,720          5,319,720            8,050,447            2,712,695          5,337,752         4,906,170
  2.03            3,183,310          3,183,310            6,750,145            1,813,355          4,936,790         4,547,117
  2.04            3,010,510          3,010,510            4,997,308            1,908,446          3,088,863         2,793,282
  2.05            3,324,039          3,324,039            4,886,063            1,577,843          3,308,220         2,987,353
  2.06            2,241,584          2,241,584            3,412,237            1,099,874          2,312,362         2,144,405
  2.07            1,836,501          1,836,501            2,272,120             636,651           1,635,469         1,475,339
  2.08            1,215,220          1,215,220            2,123,518             832,295           1,291,224         1,193,763
  2.09            1,066,325          1,066,325            1,862,435             608,547           1,253,888         1,163,951
  2.10            1,025,170          1,025,170            2,144,409            1,105,133          1,039,276          887,879
  2.11            2,059,577          2,059,577            3,605,661            1,592,344          2,013,317         1,844,123
  2.12             828,950            828,950             1,830,500             986,385            844,114           740,467
  2.13             520,424            520,424             1,097,308             576,415            520,893           424,695
  2.14             447,590            447,590              771,882              339,110            432,772           357,587
   3              25,945,412         25,731,499          40,281,840           11,787,188         28,494,651         26,936,258
   4              11,817,433         11,545,107          19,625,328            6,080,880         13,544,449         12,523,159
  4.01            1,225,792          1,206,984            3,171,266            1,176,319          1,994,947         1,850,841
  4.02            1,237,286          1,203,103            1,740,089             458,858           1,281,232         1,186,343
  4.03            1,206,152          1,186,364            2,124,443             704,807           1,419,637         1,327,901
  4.04            1,005,980           997,289             1,121,510             341,858            779,651           719,743
  4.05             628,905            609,262             1,375,406             353,467           1,021,939          950,540
  4.06            1,014,446           994,010             1,349,705             403,495            946,210           883,026
  4.07             732,974            674,655             1,106,917             262,679            844,238           709,766
  4.08             639,294            620,350             1,045,760             292,858            752,902           689,235
  4.09             757,550            751,648             1,048,814             297,604            751,211           721,556
  4.10              -7,792            -11,141              728,177              178,725            549,452           519,229
  4.11             535,096            531,589              640,729              160,057            480,672           463,809
  4.12             463,080            455,583              609,868              196,593            413,275           387,124
  4.13             289,182            284,002              537,200              207,272            329,928           298,749
  4.14             391,206            382,951              528,826              144,197            384,629           359,745
  4.15             332,022            324,202              329,835              95,708             234,127           210,997
  4.16             382,430            377,298              466,226              120,510            345,716           329,781
  4.17             297,444            290,894              338,276              47,972             290,304           270,872
  4.18             178,686            177,053              290,443              66,306             224,138           215,061
  4.19             284,734            271,292              772,493              495,718            276,775           219,375
  4.20             222,966            217,720              299,344              75,877             223,468           209,469
   5              13,607,254         13,409,794          20,575,066            7,956,220         12,618,846         12,134,517
   6              8,339,242          8,339,242           18,847,236            8,953,152          9,894,084         9,894,084
   7              13,308,447         13,308,447          22,757,969            8,806,081         13,951,888         13,472,092
  7.01             696,836            696,836             1,778,052             672,107           1,105,945         1,091,275
  7.02            1,120,772          1,120,772            1,598,748             458,824           1,139,924         1,128,334
  7.03             959,894            959,894             1,537,457             606,533            930,924           915,062
  7.04             982,971            982,971             1,500,079             434,004           1,066,075         1,052,025
  7.05             804,709            804,709             1,180,753             343,232            837,521           825,556
  7.06             770,168            770,168             1,186,581             383,493            803,088           782,454
  7.07             734,725            734,725             1,011,411             365,253            646,158           631,704
  7.08             574,772            574,772             1,086,462             418,263            668,199           639,242
  7.09             630,134            630,134              893,613              339,681            553,932           517,591
  7.10             535,147            535,147              944,188              331,241            612,947           601,598
  7.11             595,876            595,876             1,401,942             587,870            814,072           762,205
  7.12             480,731            480,731              829,343              400,667            428,676           419,723
  7.13             475,265            475,265              685,556              279,378            406,178           374,453
  7.14             436,868            436,868              670,707              226,535            444,172           404,750
  7.15             412,562            412,562              615,403              233,910            381,493           374,142
  7.16             339,812            339,812              569,174              209,699            359,475           337,971
  7.17             338,543            338,543              529,507              200,475            329,032           320,243
  7.18             349,870            349,870              562,718              271,136            291,582           280,919
  7.19             285,090            285,090              507,519              206,745            300,774           296,034
  7.20             255,829            255,829              442,183              198,109            244,074           215,461
  7.21             269,639            269,639              492,779              225,492            267,287           259,078
  7.22             217,277            217,277              337,425              141,671            195,754           187,132
  7.23             178,566            178,566              455,653              294,665            160,988           151,684
  7.24             196,316            196,316              416,750              222,838            193,913           185,350
  7.25             186,957            186,957              458,193              190,130            268,063           257,455
  7.26             166,560            166,560              270,799              102,446            168,353           163,604
  7.27             166,259            166,259              357,934              203,597            154,337           146,790
  7.28             146,299            146,299              437,040              258,089            178,951           150,259
   8              4,364,851          4,326,976            9,997,420            3,670,008          6,327,412         6,116,489
   9              7,973,711          7,973,711           11,836,015            5,695,729          6,140,286         6,140,286
   10             7,958,027          7,719,651           15,990,676            7,932,057          8,058,618         6,629,701
   11             5,790,673          5,759,615            7,956,406            2,076,626          5,879,781         5,663,974
   12                                                     6,619,747            1,357,143          5,262,604         5,150,702
   13             6,528,410          6,528,410           16,231,155            9,532,801          6,698,354         6,049,108
   14             3,579,117          3,541,539            8,606,993            3,588,573          5,018,420         4,859,627
   15             10,496,677         10,496,677          16,273,240            6,648,835          9,624,405         9,304,214
 15.01            1,296,596          1,296,596            2,205,412             964,832           1,240,580         1,225,037
 15.02            1,045,241          1,045,241            1,386,099             409,758            976,341           962,460
 15.03             853,869            853,869             1,216,576             439,871            776,705           761,538
 15.04             886,898            886,898             1,237,304             376,974            860,330           847,914
 15.05             661,258            661,258             1,053,022             442,289            610,733           599,789
 15.06             626,472            626,472              888,402              327,413            560,989           543,157
 15.07             595,390            595,390              937,199              420,951            516,248           465,236
 15.08             549,118            549,118              781,807              236,090            545,717           536,171
 15.09             519,383            519,383              740,653              302,408            438,245           405,257
 15.10             532,796            532,796              751,101              288,155            462,946           444,775
 15.11             376,115            376,115              545,276              184,423            360,853           352,997
 15.12             357,171            357,171              539,176              205,924            333,252           326,916
 15.13             320,804            320,804              589,760              293,769            295,991           287,894
 15.14             248,310            248,310              493,382              213,376            280,006           267,754
 15.15             232,754            232,754              415,909              226,009            189,900           166,575
 15.16             238,934            238,934              373,231              156,662            216,569           206,190
 15.17             217,220            217,220              405,494              192,827            212,667           207,211
 15.18             234,208            234,208              353,040              152,493            200,547           196,191
 15.19             202,997            202,997              391,218              238,661            152,557           129,134
 15.20             200,010            200,010              367,537              199,759            167,778           160,187
 15.21             169,461            169,461              362,348              253,329            109,019            99,503
 15.22             131,672            131,672              239,294              122,863            116,431           112,325
   16             3,046,156          3,011,949            6,277,262            2,141,468          4,135,795         3,981,232
   17             4,690,289          4,667,614            4,809,368             93,094            4,716,274         4,693,599
   18                                                     5,974,718            1,854,740          4,119,978         3,983,386
   19                                                     3,440,250                               3,440,250         3,440,250
   20             5,005,826          4,904,763            8,230,967            3,924,129          4,306,838         3,562,701
 20.01            1,503,142          1,486,466            1,864,313             983,546            880,768           746,261
 20.02             586,082            573,552             1,143,068             465,723            677,345           559,560
 20.03             768,304            754,736             1,051,265             454,269            596,996           485,956
 20.04             582,906            566,068             1,338,959             599,136            739,823           612,693
 20.05             435,738            417,352             1,331,879             764,119            567,760           446,012
 20.06             741,550            723,684             1,030,579             476,700            553,878           460,483
 20.07             388,104            382,905              470,905              180,636            290,268           251,736
   21             3,807,068          3,739,841            5,140,400            1,392,873          3,747,527         3,486,729
 21.01            1,150,717          1,139,407            1,412,170             314,208           1,097,962         1,044,529
 21.02             895,058            871,384             1,028,600             184,349            844,251           794,298
 21.03             587,647            578,467             1,052,289             487,489            564,800           494,067
 21.04             552,763            540,763              690,650              140,813            549,837           489,560
 21.05             330,307            326,782              586,378              180,153            406,226           387,361
 21.06             290,576            283,038              370,313              85,861             284,452           276,914
   22             6,691,000          5,635,000           26,755,882           19,991,536          6,764,346         5,928,224
   23             3,630,070          3,370,320            6,455,465            2,860,838          3,594,627         3,334,877
 23.01            1,500,456          1,387,956            2,726,077            1,238,220          1,487,857         1,375,357
 23.02            1,255,685          1,171,435            2,184,736             939,932           1,244,804         1,160,554
 23.03             873,929            810,929             1,544,652             682,685            861,967           798,967
   24             3,018,718          2,891,518            4,653,577            1,572,417          3,081,160         2,928,280
   25             2,510,656          2,390,656            4,168,474            1,643,739          2,524,735         2,404,735
   26             2,769,526          2,769,526            5,064,506            2,341,541          2,722,965         2,722,965
   27             2,563,001          2,563,001            4,372,096            1,753,759          2,618,337         2,453,337
   28             2,467,158          2,383,458            4,030,191            1,516,218          2,513,973         2,430,273
   29             2,401,344          2,374,847            3,911,973            1,502,174          2,409,799         2,179,834
   30             3,131,896          2,813,334            7,724,230            4,658,972          3,065,258         2,756,289
   31             1,769,326          1,708,926            2,979,450            1,048,952          1,930,499         1,870,099
   32             3,394,890          3,394,890            5,294,262            1,949,405          3,344,857         3,156,834
   33             3,265,838          2,668,386           14,934,248           11,800,410          3,133,838         2,536,468
   34             2,407,369          2,373,807            3,558,617            1,390,389          2,168,228         1,981,666
   35                                                     2,250,316             631,788           1,618,527         1,540,517
   36             2,129,107          2,087,021            4,127,652            2,022,735          2,104,917         1,781,419
   37             1,547,666          1,483,666            2,541,505             991,343           1,550,162         1,486,162
   38             1,379,071          1,379,071            2,704,302            1,271,550          1,432,752         1,375,752
   39             3,042,765          2,714,741            8,014,929            5,293,831          2,721,097         2,400,500
 39.01            1,208,343          1,086,354            2,923,221            1,850,754          1,072,467          955,538
 39.02            1,099,370           978,106             2,972,299            1,955,410          1,016,888          897,997
 39.03             735,052            650,281             2,119,409            1,487,667           631,742           546,965
   40             1,467,119          1,398,619            2,280,720             814,229           1,466,491         1,397,991
   41                                                     1,550,467             46,514            1,503,953         1,392,966
   42             1,211,877          1,169,877            1,954,736             746,896           1,207,840         1,165,840
   43             1,280,952          1,280,952            1,305,485             39,165            1,266,321         1,245,761
   44             1,405,491          1,405,491            1,591,078             314,572           1,276,505         1,228,530
   45             1,920,905          1,656,989            6,401,015            4,609,752          1,791,263         1,535,222
   46             1,487,155          1,447,425            2,772,464            1,150,393          1,622,071         1,582,341
   47             1,139,088          1,139,088            2,074,912             829,113           1,245,799         1,188,799
   48                                                     1,756,384             367,802           1,388,581         1,299,550
   49              793,085            712,585             2,165,283             996,341           1,168,942         1,088,442
   50             1,161,610          1,150,311            1,626,059             512,509           1,113,550         1,102,251
   51             1,087,339          1,079,619            1,749,803             647,347           1,102,456         1,094,736
   52             1,184,136          1,184,136            2,178,659            1,000,733          1,177,926         1,131,861
   53             1,038,371          1,038,371            2,009,143             928,003           1,081,140          994,140
   54                                                     1,659,851             49,796            1,610,055         1,466,075
   55             1,757,098          1,757,098            3,827,099            2,114,010          1,713,089         1,598,901
   56              921,329            912,479             1,185,281             225,297            959,984           951,134
   57                                                     1,225,830             202,860           1,022,970          985,891
   58             1,019,668          1,019,668            2,140,944            1,106,644          1,034,300          958,300
   59              849,356            841,590             1,172,672             297,638            875,035           852,124
   60             1,156,193          1,137,465            1,521,865             419,077           1,102,788          991,026
   61                                                     1,429,251             400,630           1,028,621          958,235
   62              649,542            643,292              915,720              183,808            731,912           725,662
   63              801,237            793,362             1,245,906             430,157            815,749           807,874
   64                                                      823,496               8,235             815,261           798,282
   65              982,520            982,520             1,335,884             486,095            849,789           829,214
   66              765,649            765,649             1,707,451             776,247            931,204           873,604
   67              916,453            916,453             1,159,385             321,816            837,569           816,944
   68             1,228,448          1,228,448            3,036,514            1,888,460          1,148,054         1,026,594
   69                                                     1,200,110             433,096            767,014           743,014
   70              865,272            865,272             1,258,618             464,542            794,076           773,226
   71             1,010,615          1,010,615            1,202,767             336,397            866,370           825,933
   72              862,390            862,390             1,179,695             288,255            891,440           852,662
   73              972,082            948,307             1,790,258             774,242           1,016,015          895,695
   74              850,186            847,360             1,100,816             349,654            751,162           718,041
   75             1,737,290          1,701,290            3,052,066            1,456,927          1,595,139         1,559,139
   76                                                      953,389              228,010            725,379           693,121
   77              778,979            778,979             1,140,534             373,664            766,870           739,347
   78                                                     1,015,566             265,342            750,224           726,803
   79              734,863            730,963              918,268              239,688            678,580           674,680
   80              818,488            744,504             1,624,744             828,466            796,278           722,294
   81                                                      926,112              170,770            755,342           694,081
   82             1,139,592          1,129,807            1,740,445             921,297            819,147           802,825
   83              638,306            613,056             1,098,492             451,617            646,875           621,625
   84              526,230            526,230              911,284              192,943            718,341           697,999
   85              690,927            690,927              974,835              306,939            667,896           629,904
   86              590,539            585,689              825,439              202,612            622,826           617,976
   87                                                      979,871              346,475            633,396           610,646
   88              671,390            671,390              990,137              393,507            596,630           584,876
   89              649,852            649,852             1,288,452             632,705            655,747           590,747
   90                                                      992,122              271,139            720,983           662,210
   91              545,047            545,047             1,054,384             475,465            578,919           548,169
   92              475,316            475,316             1,009,624             447,641            561,983           534,983
   93              567,342            563,067              857,653              297,956            559,697           555,422
   94             1,048,571          1,016,059            2,722,200            1,590,304          1,131,896         1,099,384
   95              609,737            607,015              870,498              270,839            599,659           584,502
   96              588,212            583,887              895,383              344,775            550,608           546,283
   97             1,009,668          1,009,668            2,513,181            1,541,870           971,311           872,210
   98              531,250            531,250              812,750              305,008            507,743           499,833
   99              788,969            728,369             1,416,091             600,518            815,573           754,973
  100                                                      827,938              322,818            505,120           454,342
  101              445,864            445,864              707,202              273,222            433,980           422,186
  102              500,377            500,377              983,531              312,432            671,099           621,759
 102.01            443,903            443,903              622,834              197,086            425,748           394,774
 102.02             56,474             56,474              360,697              115,346            245,351           226,985
  103              955,461            955,461             1,245,881             370,761            875,120           855,820
  104              495,442            457,942             1,035,499             563,839            471,660           434,160
  105              403,786            403,786             1,081,765             614,367            467,399           456,249
  106              369,542            365,192              557,951              177,603            380,349           375,999
  107              401,222            401,222              607,741              195,859            411,882           394,382
  108              386,090            386,090              739,617              318,865            420,752           395,752
  109              426,041            422,566              699,551              271,805            427,746           424,271
  110                                                      499,416              14,982             484,434           483,004
  111              750,323            750,323             1,474,838             711,479            763,359           711,859
  112              524,208            506,958              639,102              211,960            427,142           409,892
  113                                                      501,411              107,353            394,057           379,861
  114                                                      491,691              14,751             476,940           475,493
  115              413,086            413,086             1,085,304             621,362            463,942           402,942
  116              507,422            503,982              590,460              138,369            452,091           419,347
  117              358,498            358,498              506,015              134,562            371,453           356,953
  118              346,872            346,872              790,435              383,309            407,126           399,226
  119             1,018,980           918,066             2,522,890            1,518,253          1,004,637          903,721
  120              344,161            344,161              508,231              143,752            364,479           349,479
  121              364,269            364,269              851,682              471,941            379,741           354,671
  122              413,635            413,635              639,824              276,868            362,956           351,798
  123              358,532            358,532              511,374              131,628            379,746           368,246
  124              344,466            344,466              782,119              401,534            380,585           350,335
  125                                                      560,185              119,633            440,553           412,387
  126              941,497            838,826             2,566,650            1,623,383           943,268           840,602
  127              363,966            362,043              468,135              125,528            342,607           334,096
  128              397,863            397,863              608,878              238,760            370,118           349,545
  129                                                      349,934               3,499             346,434           344,985
  130                                                      460,672              75,885             384,787           373,218
  131              378,983            378,983              511,226              116,382            394,844           374,934
  132              398,544            398,544              701,322              315,715            385,607           372,862
  133              394,624            394,624             1,034,240             602,160            432,080           386,080
  134              408,344            408,344              411,094                                 411,094           406,382
  135              715,138            636,587             1,963,774            1,240,931           722,843           644,292
  136              303,655            303,655              662,844              286,276            376,568           334,090
  137              418,503            418,503             1,093,051             560,406            532,645           412,114
  138              332,107            332,107              801,078              446,013            355,065           325,065
  139              290,760            290,760              535,128              212,769            322,359           300,359
  140                                                      399,796                                 399,796           398,415
  141              418,679            418,679              778,710              385,942            392,768           357,268
  142                                                      328,847               5,107             323,740           322,358
  143              366,357            363,357              404,432              68,360             336,072           319,964
  144              277,596            274,946              453,863              140,272            313,591           310,941
  145                                                      313,500               9,000             295,095           294,045
  146              470,258            470,258              788,200              340,010            448,190           439,475
  147                                                      373,334              11,200             362,134           360,753
  148              296,166            296,166              474,198              178,129            296,069           286,416
  149                                                      350,316              10,509             339,807           338,325
  150              391,000            391,000              383,180              11,495             371,685           369,417
  151                                                      285,000               5,700             279,300           277,818
  152              249,426            238,770              480,777              150,100            330,677           274,913
  153                                                      330,201               9,906             320,295           318,869
  154              153,484            153,484              677,042              369,652            307,390           259,517
  155                                                      378,133              11,344             366,789           364,993
  156              500,554            433,790             1,669,649            1,166,619           499,694           416,211
  157                                                      343,879              10,316             333,563           332,181
  158              355,944            355,944              496,904              172,903            324,001           293,671
  159              258,183            258,183              495,796              147,707            348,089           340,789
  160              345,206            345,206              339,193              10,176             329,017           326,833
  161                                                      535,000              245,350            289,650           288,285
  162              234,953            234,953              352,856              104,504            248,352           239,602
  163              334,250            334,250              720,725              392,684            328,041           283,041
  164              278,962            278,962              431,000              165,550            265,450           239,116
  165              440,753            440,753              506,491              174,754            331,737           304,734
  166              717,012            631,483             2,138,712            1,547,553           591,159           505,610
  167              221,857            221,857              651,783              409,939            241,844           232,015
  168              292,381            292,381              540,117              275,971            264,146           230,982
  169              275,680            273,105              434,632              177,204            257,428           254,853
  170              204,115            204,115              345,407              110,137            235,270           225,270
  171                                                      385,833              111,103            274,730           261,980
  172              353,357            353,357              635,000              288,500            346,500           338,775
  173              198,898            198,898              638,355              379,389            258,966           235,216
  174                                                      303,953               9,119             294,834           293,453
  175              375,110            375,110              499,447              190,711            308,736           289,536
  176              272,405            272,405              467,813              181,857            285,956           270,956
  177                                                      297,800               8,934             288,866           286,866
  178              257,820            257,820              462,805              237,206            225,599           214,697
  179              286,840            286,840              606,959              305,208            301,751           274,501
  180              236,364            223,364              376,747              162,414            214,333           201,333
  181              249,441            247,491              396,374              159,595            236,779           222,839
  182              216,852            216,852              295,834              78,954             216,880           210,380
  183                                                      335,000              110,050            224,950           223,501
  184              192,701            192,701              339,930              111,494            228,436           219,436
  185              378,473            378,473              702,083              363,623            338,460           318,460
  186              258,512            258,512              342,568              76,940             265,628           261,778
  187              191,493            191,493              290,045              84,653             205,392           197,142
  188              397,858            397,858              638,700              289,555            349,145           338,900
  189             1,119,161          1,048,256            2,758,606            1,236,351          1,522,255         1,265,228
  190              191,190            191,190              274,951              77,917             197,034           188,034
  191              201,751            201,751              273,414              88,514             184,900           177,150
  192                                                      240,000                                 240,000           237,953
  193              243,695            243,695              385,000              178,250            206,750           167,369
  194              172,470            172,470              293,249              109,512            183,737           174,737
  195              281,314            277,930              319,858              87,217             232,641           205,780
  196                                                      279,440              56,616             222,823           209,529
  197                                                      330,559              61,505             269,054           263,631
  198              314,254            307,050              595,193              302,739            292,454           285,430
  199                                                      291,118              69,754             221,364           212,219
  200              256,508            256,508              512,093              258,321            253,772           244,895
  201              157,937            157,265              172,476              23,746             148,730           148,058
  202              141,863            141,863              228,002              83,972             144,030           137,030
  203              300,824            300,824              569,250              274,542            294,709           284,869
  204                                                      186,150               5,585             180,566           179,560
  205              132,504            132,504              227,872              85,565             142,307           135,307
  206              179,203            179,203              175,619               5,269             170,350           168,496
  207              212,678            212,678              349,025              199,651            149,374           140,419
  208              136,366            136,366              187,129              45,075             142,054           138,304
  209              123,839            123,839              205,245              64,627             140,618           134,618
  210                                                      235,306               7,059             228,246           226,813
  211              133,955            133,955              188,575              49,633             138,942           134,942
  212                                                      216,006              23,855             192,151           192,151
  213              114,885            114,885              185,152              49,144             136,008           131,508
  214              109,286            109,286              181,075              56,913             124,162           120,412
  215              127,435            127,435              199,579              71,254             128,325           123,575
  216              140,656            140,656              374,000              236,700            137,300           121,308
  217                                                      120,096               1,201             118,895           118,895
  218              118,359            118,359              183,539              58,690             124,850           120,350
  219                                                      173,850               5,216             168,635           166,466
  220              113,751            113,751              171,343              58,297             113,046           109,046
  221              111,187            111,187              155,379              41,614             113,764           109,764
  222              164,199            164,199              262,308              107,853            154,455           148,750
  223              119,442            119,442              159,581              48,198             111,382           108,132
  224              214,805            214,805              202,205              66,798             135,407           120,022
  225               92,083             92,083              141,605              42,291             99,314             96,314
  226                                                      148,675               4,460             144,215           142,048
  227              216,381            216,381              363,720              190,074            173,646           164,381
  228               80,163             80,163              137,591              50,695             86,896             82,896
  229               80,403             80,403              142,404              56,333             86,071             82,071
  230               83,148             83,148              129,826              35,784             94,042             89,542
  231               98,014             98,014              118,613              30,469             88,144             85,144
  232               69,791             69,791              97,970               24,655             73,315             71,315
  233               53,304             53,304              85,050               34,872             50,178             47,428

                                                                                                    LARGEST
MORTGAGE                                                                             LARGEST         TENANT
  LOAN                                                                                TENANT          % OF          LARGEST TENANT
 NUMBER   LARGEST TENANT NAME                                                         SQ. FT.         NRA             EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1      GSA                                                                        225,000         37.63%        Multiple Spaces
   2      Various                                                                    Various        Various            Various
  2.01    United States of America (Federal Supply Service)                         1,048,631       100.00%            12/13/10
  2.02    United States of America (Army Corps of Engineers)                         229,625         70.37%            10/31/10
  2.03    United States of America (Joint Forces Command)                            351,075        100.00%            05/09/13
  2.04    United States of America (Federal Election Commission)                      91,580         62.57%            09/30/07
  2.05    United States of America (Environmental Protection Agency)                 182,554        100.00%            06/14/09
  2.06    United States of America (Dept of Veterans Affairs)                        119,550         90.64%            11/05/13
  2.07    United States of America (Army Corps of Engineers)                          97,256        100.00%            03/11/18
  2.08    United States of America (INS)                                              88,717        100.00%            04/03/08
  2.09    United States of America (Army Corps of Engineers)                         118,040        100.00%            10/06/14
  2.10    United States of America (Drug Enforcement Agency)                         132,995         96.36%            04/30/12
  2.11    United States of America (GSA)                                             130,600        100.00%            03/31/08
  2.12    United States of America (Tricare Management Activities)                   103,000        100.00%            05/19/13
  2.13    United States of America (Dept. of the Interior)                            53,172         71.58%            01/31/06
  2.14    United States of America (FBI)                                              53,830        100.00%            08/31/09
   3      General Services Administration                                            191,909         17.94%        Multiple Spaces
   4      Various                                                                    Various        Various            Various
  4.01    Loveland Baptist Church                                                     70,340         33.66%            12/31/11
  4.02    Payless Drug Store Nw DBA Rite Aid Corporation                              23,672         19.39%            07/31/14
  4.03    County of Los Angeles DBA Dept Children & Famly Srvcs                       49,500         37.52%            02/28/15
  4.04    Cheryl C. Hghs & Willm F. H DBA The Whole Wheatery                          9,800          10.15%            11/30/10
  4.05    Maiselle's Furniture Outlet                                                 37,752         17.30%            10/04/09
  4.06    Thrifty Corp.                                                               19,120         22.45%            05/31/06
  4.07    Sony Music Entertnmnt, Inc.                                                200,085         75.48%            07/31/07
  4.08    Cycle Craft, Inc.                                                           8,944          7.08%             05/31/07
  4.09    Strawberry Park Ltd DBA Marie Callenders                                    4,500          11.44%            01/14/07
  4.10    Richard Gross Ent.                                                          15,780         33.19%            06/30/15
  4.11    John & Arleen Enterprise DBA ABC Children's Center                          4,600          17.05%            12/31/12
  4.12    County Orange - SSA/C.A.S.T                                                 29,987        100.00%            09/30/09
  4.13    Harrigan Cole Vocatnal Ent. DBA Cole Vocational Services                    4,018          4.65%             07/31/07
  4.14    Padveen,Cappi and Wienr Chr DBA Scott Chiropractic                          4,260          12.90%            10/31/06
  4.15    Tarzana Treatmnt Cntr, Inc.                                                 7,940          25.38%            08/31/07
  4.16    Diamond Bar Montessor Acdmy DBA Diamond Bar Montessor Acdmy                 6,300          30.69%            11/30/08
  4.17    ENKI Health & Resrch Systms DBA ENKI Health & Resrch Systms                 26,200        100.00%            06/30/06
  4.18    Regina Hopper                                                               5,400          42.99%            05/31/15
  4.19    Lunada Bay Corporation                                                      41,931         46.79%            08/31/07
  4.20    Education Mngmt Systems DBA Opportunity for Learning                        4,400          25.16%            05/31/09
   5      Bryan Cave, LLP                                                            222,194         22.51%            06/30/22
   6      Pride International                                                        110,966         11.57%            11/30/15
   7
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8      Vandale Industries, Inc.                                                    22,871         9.06%             12/01/15
   9      Aspen Technology                                                           113,305         19.73%            07/31/16
   10     Baylor                                                                     187,998         16.75%            08/31/10
   11     National Institute of Health                                               178,979         86.44%        Multiple Spaces
   12     Edwards Cinemas                                                             80,585         35.89%            11/30/19
   13
   14     Rosenthal & Rosenthal, Inc.                                                 52,938         21.13%            03/31/12
   15
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16     Wal-Mart                                                                   134,147         39.22%            10/29/22
   17     General Growth Management, Inc.                                            226,750        100.00%            10/31/19
   18     Kohls                                                                       88,408         34.85%            01/31/25
   19     Philips Holding USA Inc.                                                   199,900        100.00%            12/31/21
   20     Various                                                                    Various        Various            Various
 20.01    Michigan Department of Treasury                                             29,181         26.25%            12/31/05
 20.02    Meridian Automotive Systems                                                 20,494         24.53%            09/30/08
 20.03    Skansa USA Building, Inc.                                                   10,612         11.73%            07/31/13
 20.04    Archway                                                                     28,216         25.14%            12/31/06
 20.05    Standard Federal Bank                                                       30,055         32.69%            12/31/10
 20.06    Century Tile                                                                81,550         45.64%            08/31/06
 20.07    Cereal City Pediatrics                                                      6,996          20.18%            11/30/14
   21     Various                                                                    Various        Various            Various
 21.01    Emhart Technologies, Inc.                                                   46,542         41.15%            03/31/12
 21.02    IVAX Pharmaceuticals, Inc.                                                 236,740        100.00%            12/31/10
 21.03    CEC Entertainment Concepts, LP                                              76,500        100.00%            05/31/15
 21.04    Comcast of Massachussetts 1, Inc.                                           60,000        100.00%            01/01/10
 21.05    TJX Companies, Inc.                                                         30,000         85.11%            09/30/13
 21.06    Wal-Mart                                                                    57,985        100.00%            10/22/16
   22
   23
 23.01
 23.02
 23.03
   24
   25
   26
   27
   28
   29     CalOptima                                                                   90,182         50.99%        Multiple Spaces
   30
   31
   32     Preti, Flaherty, Beliveau                                                   42,455         20.21%            12/31/09
   33
   34     Hinshaw Culbertson                                                          16,090         12.34%        Multiple Spaces
   35     Federal Bureau of Investigation                                             86,199        100.00%            05/08/20
   36     Arizona Department of Water Resources                                       74,495         26.55%            10/09/09
   37
   38
   39
 39.01
 39.02
 39.03
   40
   41     Abbott Laboratories                                                        131,341        100.00%            08/08/17
   42
   43     Office Depot                                                               137,066        100.00%            12/31/12
   44     NYSC (TCI Hoboken, Inc.)                                                    23,855         49.46%            04/30/18
   45
   46
   47
   48     Wild Wings Cafe                                                             6,000          7.49%             07/31/15
   49
   50     BJ's Wholesale Club                                                        112,992        100.00%            06/13/19
   51     United States Government                                                    48,250        100.00%            08/31/20
   52
   53
   54     Valassis Communications, Inc.                                              100,597        100.00%            05/01/13
   55
   56
   57     Circuit City                                                                33,862        100.00%            01/31/20
   58
   59     Publix                                                                      51,420         66.21%            08/01/17
   60     Kroger                                                                      63,986         34.17%            06/30/15
   61     Kaplan, Inc                                                                 31,029         30.46%            02/28/15
   62
   63
   64     Lowe's                                                                     169,793        100.00%            09/28/25
   65
   66
   67
   68
   69
   70
   71     The Pasta Shop                                                              6,257          22.18%            10/31/09
   72     Kragen Auto Parts                                                           9,117          18.87%            01/31/07
   73     Infinity Air, Inc                                                           8,147          10.17%            09/30/10
   74     Gotham City                                                                 5,588          19.77%            12/31/12
   75
   76     Michaels                                                                    24,221         38.00%            09/30/13
   77
   78     Washington Mutual                                                           5,000          21.33%            06/19/15
   79
   80
   81     Lowes Foods                                                                 54,000         48.74%            09/30/25
   82     Keiser College                                                              94,442         96.51%            08/31/13
   83
   84     Roundy's                                                                    61,136         85.34%            04/30/24
   85
   86
   87
   88
   89
   90     Gordman's                                                                   50,627         68.95%            03/24/14
   91
   92
   93
   94
   95     Sinai Hospital of Detroit                                                   22,317         82.00%            12/31/17
   96
   97
   98
   99
  100     CAM Commerce Solutions, Inc.                                                26,000         46.08%            03/06/10
  101
  102     Various                                                                    Various        Various            Various
 102.01   Save-A-Lot                                                                  19,500         29.57%            09/30/13
 102.02   Shapes Total Fitness                                                        14,648         38.05%            12/31/12
  103
  104
  105
  106
  107
  108
  109
  110     Walgreens                                                                   14,293        100.00%            04/30/80
  111
  112
  113     Payless Shoes                                                               2,800          12.86%            11/30/09
  114     Walgreens                                                                   14,470        100.00%            01/31/80
  115
  116     Blockbuster                                                                 3,850          16.79%            03/31/11
  117
  118
  119
  120
  121
  122
  123
  124
  125     RBF Consulting                                                              9,061          44.38%            09/09/10
  126
  127     CVS                                                                         12,880         66.98%            01/31/25
  128
  129     Walgreens                                                                   14,490        100.00%            09/30/80
  130     Blockbuster                                                                 5,990          29.43%            04/03/15
  131     Hollywood Entertainment, Corp.                                              5,400          22.43%            12/31/05
  132
  133
  134     Jewel Food Stores, Inc.                                                     47,117        100.00%            12/12/20
  135
  136
  137     FutureWei Technologies                                                      23,720         27.35%            03/31/07
  138
  139
  140     CVS                                                                         13,813        100.00%            12/08/24
  141
  142     CVS                                                                         13,824        100.00%            09/16/22
  143     Leisure World                                                               13,618         52.34%            08/31/06
  144
  145     CVS                                                                         10,500        100.00%            08/12/27
  146
  147     Eckerd                                                                      13,824        100.00%            01/31/25
  148
  149     Walgreens                                                                   14,749        100.00%            03/31/80
  150     Walgreens                                                                   15,120        100.00%            03/31/76
  151     Walgreens                                                                   14,820        100.00%            08/30/80
  152     Regency Royale                                                              7,274          15.70%            08/31/06
  153     Walgreens                                                                   14,259        100.00%            05/31/80
  154
  155     CVS                                                                         13,813        100.00%            01/31/31
  156
  157     Eckerd                                                                      13,813        100.00%            04/19/25
  158     INS Realty LLC                                                              21,066        100.00%            06/01/17
  159
  160     Walgreens                                                                   14,560        100.00%            06/30/79
  161     Walgreens                                                                   13,650        100.00%            10/31/54
  162
  163
  164
  165     Kinko's                                                                     5,350          20.38%            12/31/10
  166
  167
  168
  169
  170
  171
  172
  173
  174     Eckerd                                                                      13,813        100.00%            10/26/24
  175
  176
  177     Best Buy                                                                    20,000        100.00%            01/31/16
  178
  179
  180
  181     New York Public Library                                                     4,500          34.62%            08/31/21
  182
  183     Walgreens                                                                   14,490        100.00%            06/30/77
  184
  185
  186
  187
  188
  189     FAA-FSDO                                                                    18,054         13.92%            09/30/07
  190
  191
  192     Walgreen's                                                                  13,650        100.00%            02/29/80
  193
  194
  195     Family Dollar (sublessee)                                                   8,500          30.14%            09/30/07
  196     Muse Hair Salon                                                             3,256          25.76%            07/01/10
  197     Office Depot                                                                19,417        100.00%            11/30/18
  198
  199     Home Quest                                                                  2,640          50.00%            05/31/10
  200
  201     Advance Auto Parts                                                          6,720         100.00%            12/31/18
  202
  203
  204     CVS                                                                         10,055        100.00%            01/31/27
  205
  206     CVS                                                                         10,906        100.00%            03/23/17
  207
  208
  209
  210     Rite Aid                                                                    14,335        100.00%            07/31/25
  211
  212     Tractor Supply                                                              22,670        100.00%            10/03/19
  213
  214
  215
  216
  217     Wachovia Bank, NA                                                           4,117         100.00%            04/17/20
  218
  219     Tractor Supply                                                              21,688        100.00%            03/31/20
  220
  221
  222
  223
  224     Curves for Women                                                            2,916          30.57%            06/30/10
  225
  226     Tractor Supply                                                              21,688        100.00%            11/19/19
  227
  228
  229
  230
  231
  232
  233

                                                                                                    2ND
                                                                                         2ND      LARGEST
MORTGAGE                                                                               LARGEST     TENANT       2ND LARGEST
  LOAN                                                                                  TENANT      % OF        TENANT EXP.
 NUMBER       2ND LARGEST TENANT NAME                                                  SQ. FT.      NRA            DATE
--------------------------------------------------------------------------------------------------------------------------------

   1          Level 3 Communications                                                   112,000     18.73%        12/31/17
   2          Various                                                                  Various    Various         Various
  2.01
  2.02        State of California (Department of Justice)                               58,255     17.85%        03/31/08
  2.03
  2.04        United States of America (Bureau of Public Debt)                          38,673     26.42%        09/30/07
  2.05
  2.06        Ocean System Engineering Corporation                                      12,341     9.36%         10/01/09
  2.07
  2.08
  2.09
  2.10        Texas Premier Bank                                                        4,443      3.22%         04/30/07
  2.11
  2.12
  2.13        Global Payments                                                           7,721      10.39%        04/30/08
  2.14
   3          Northrop Grumman                                                         130,419     12.19%     Multiple Spaces
   4          Various                                                                  Various    Various         Various
  4.01        U.S. Governmnt-Gen Svc Admn                                               16,553     7.92%      Multiple Spaces
  4.02        Beverly Fabrics Inc.                                                      17,500     14.33%        10/25/09
  4.03        International Church 4 Sqre DBA Antelope Vally Fr Sqr Chrch               15,639     11.86%        08/31/06
  4.04        Edwards Federal Credit Un                                                 8,520      8.82%         12/31/06
  4.05        Eubanks Engineering Co.                                                   32,609     14.94%        12/14/06
  4.06        The Salvation Army                                                        12,000     14.09%        12/31/06
  4.07        APX Express, Inc.                                                         12,500     4.72%         12/31/06
  4.08        Lupe & Timothy Arroyo DBA Apostolic                                       6,912      5.47%         08/14/07
  4.09        Tony Bach & Kim My Lu                                                     2,640      6.71%         05/31/14
  4.10        Viva Bargain Center, Inc.                                                 14,190     29.85%        11/30/15
  4.11        Allan M Trepcyk DBA Graziano's                                            4,000      14.83%        06/30/12
  4.12
  4.13        Donald P. Ruud DBA Parkway Tropical Fish                                  3,948      4.57%         06/30/06
  4.14        Chief Auto Parts, Inc.                                                    3,920      11.87%        05/31/09
  4.15        Terry Preap & Dennisa Preap DBA Quality Food Market                       4,189      13.39%        12/31/06
  4.16        Pakam Foods Services DBA Sizzler                                          5,200      25.33%        12/04/05
  4.17
  4.18        Kwang Jin Kim & Hyang J. Ha DBA Video Giant                               4,800      38.22%        04/30/07
  4.19        Ceramic Tile Pour La Maison                                               18,405     20.54%        11/30/06
  4.20        Manoj Soktalrdchp & Tia Art DBA Siam Market                               3,664      20.95%        06/30/15
   5          Armstrong Teasdale, LLP                                                  134,947     13.67%        06/30/10
   6          Jardine Lloyd Thompson                                                    49,529     5.16%         02/28/15
   7
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8          International Intimates, Inc.                                             22,529     8.92%      Multiple Spaces
   9          Horizon Offshore                                                          88,986     15.50%        11/30/08
   10         Chase Bank                                                                91,558     8.16%         10/31/10
   11         Funds Management                                                          6,337      3.06%         05/31/08
   12         Barnes & Noble                                                            25,023     11.15%        01/31/15
   13
   14         Paul Davril, Inc. (Kenneth Cole)                                          40,353     16.11%        02/28/15
   15
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16         Nordstrom Rack                                                            30,216     8.83%         08/31/12
   17
   18         Marshalls                                                                 30,009     11.83%        08/31/14
   19
   20         Various                                                                  Various    Various         Various
 20.01        Tomie Raines Realtors, Inc                                                14,402     12.95%        01/14/06
 20.02        Federal Aviation Administration                                           13,825     16.55%        09/30/10
 20.03        IRS                                                                       7,290      8.06%         09/30/08
 20.04        Jacobs Engineering                                                        13,967     12.44%        06/30/11
 20.05        Clear Channel                                                             17,145     18.65%        12/31/06
 20.06        American Sales, Inc.                                                      27,250     15.25%        01/31/06
 20.07        Williams Kitchen & Bath                                                   4,054      11.70%        05/31/07
   21         Various                                                                  Various    Various         Various
 21.01        Random House, Inc.                                                        42,235     37.34%        06/30/19
 21.02
 21.03
 21.04
 21.05        PR Restaurants, LLC (Panera)                                              5,250      14.89%        10/31/18
 21.06
   22
   23
 23.01
 23.02
 23.03
   24
   25
   26
   27
   28
   29         GSA                                                                       17,795     10.06%        04/30/11
   30
   31
   32         Medical Mutual Insurance                                                  26,410     12.57%        12/31/14
   33
   34         Ingham & Company                                                          9,206      7.06%      Multiple Spaces
   35
   36         Warner, Angle, Roper & Hallam, P.C.                                       23,088     8.23%         09/30/11
   37
   38
   39
 39.01
 39.02
 39.03
   40
   41
   42
   43
   44         CVS Pharmacy                                                              11,500     23.84%        01/31/10
   45
   46
   47
   48         Polynesian Pools                                                          5,600      6.99%         03/31/08
   49
   50
   51
   52
   53
   54
   55
   56
   57
   58
   59         El Ranchero                                                               4,200      5.41%         10/31/05
   60         Georgia Theatre                                                           34,485     18.41%        11/01/07
   61         Dollar Tree Stores, Inc.                                                  20,000     19.63%        11/30/08
   62
   63
   64
   65
   66
   67
   68
   69
   70
   71         Cafe Rouge                                                                3,972      14.08%        08/31/06
   72         Western Dental                                                            3,685      7.63%         01/31/07
   73         Metrocall                                                                 8,065      10.07%        01/31/06
   74         JP Crystal                                                                2,973      10.52%        07/31/08
   75
   76         Aldi (Ground Lease)                                                       15,100     23.69%        10/31/44
   77
   78         Wendy's                                                                   3,242      13.83%        12/31/20
   79
   80
   81         Roses                                                                     32,000     28.88%        08/31/09
   82         A Freakin Inc.                                                            1,062      1.09%         05/31/09
   83
   84         Rental Treatment Centers                                                  5,700      7.96%         11/30/20
   85
   86
   87
   88
   89
   90         Los Compadres                                                             4,664      6.35%         05/31/10
   91
   92
   93
   94
   95         University Orthopaedics                                                   4,900      18.00%        03/31/10
   96
   97
   98
   99
  100         WDW Inc.- Artistic Porcelain                                              17,800     31.55%        10/31/10
  101
  102         Various                                                                  Various    Various         Various
 102.01       Beall's Outlet                                                            13,110     19.88%        04/30/08
 102.02       Renal Care Group                                                          12,585     32.69%        06/30/15
  103
  104
  105
  106
  107
  108
  109
  110
  111
  112
  113         LA Tan                                                                    2,544      11.69%        09/30/15
  114
  115
  116         ABC Store                                                                 2,625      11.45%        04/30/06
  117
  118
  119
  120
  121
  122
  123
  124
  125         Suncal Corporation                                                        7,132      34.93%        09/15/10
  126
  127         Cosi                                                                      3,050      15.86%        07/31/12
  128
  129
  130         The Loop Pizza Grill                                                      4,631      22.76%        05/14/15
  131         Smokey Point Pets                                                         2,700      11.21%        07/31/07
  132
  133
  134
  135
  136
  137         New Frontier Title Agency                                                 3,426      3.95%         05/31/10
  138
  139
  140
  141
  142
  143         Decor Furniture                                                           7,200      27.67%        05/31/08
  144
  145
  146
  147
  148
  149
  150
  151
  152         Horizon West Mgmt.                                                        5,088      10.98%        06/30/06
  153
  154
  155
  156
  157
  158
  159
  160
  161
  162
  163
  164
  165         Devil House                                                               3,906      14.88%        01/31/09
  166
  167
  168
  169
  170
  171
  172
  173
  174
  175
  176
  177
  178
  179
  180
  181         Center for Family Support                                                 3,500      26.92%        11/29/06
  182
  183
  184
  185
  186
  187
  188
  189         DHS-FAM                                                                   16,341     12.60%        11/30/12
  190
  191
  192
  193
  194
  195         The Crate                                                                 4,000      14.18%           MTM
  196         Pet Circuit                                                               3,144      24.87%        03/01/10
  197
  198
  199         Laitla Rizvi, P.L.                                                        2,086      39.51%        05/31/10
  200
  201
  202
  203
  204
  205
  206
  207
  208
  209
  210
  211
  212
  213
  214
  215
  216
  217
  218
  219
  220
  221
  222
  223
  224         E-Mortgage Logic, Inc.                                                    2,706      28.36%        08/31/06
  225
  226
  227
  228
  229
  230
  231
  232
  233

                                                                                          3RD
                                                                               3RD      LARGEST
MORTGAGE                                                                     LARGEST     TENANT       3RD LARGEST
  LOAN                                                                        TENANT      % OF        TENANT EXP.
 NUMBER       3RD LARGEST TENANT NAME                                         SQ. FT      NRA            DATE           LOCKBOX
----------------------------------------------------------------------------------------------------------------------------------

   1          Lehman Brothers Holdings                                        58,168     9.73%         02/28/17          Day 1
   2          Various                                                        Various    Various         Various          Day 1
  2.01
  2.02        World of Good Tastes                                            2,911      0.89%         03/31/11
  2.03
  2.04        Hard Rock Cafe                                                  16,112     11.01%        07/31/13
  2.05
  2.06
  2.07
  2.08
  2.09
  2.10
  2.11
  2.12
  2.13        DRG & Associates                                                2,271      3.06%            MTM
  2.14
   3          Raytheon Company                                               116,128     10.86%        08/31/13          Day 1
   4          Various                                                        Various    Various         Various          Day 1
  4.01        HMC Group                                                       14,769     7.07%         01/16/08
  4.02        Berean Christian Stores                                         13,000     10.65%        06/30/08
  4.03        Lo Jack Corporation DBA LoJack                                  13,379     10.14%        02/28/07
  4.04        Ramiro Medrano and Jorg Mdr DBA Medrano's Mexican Restaurnt     7,010      7.26%         06/30/06
  4.05        Buddy's Flooring Outlet                                         32,400     14.84%        11/30/15
  4.06        Antelope Valley Hlth Car Sy DBA Women Infants Children          7,000      8.22%         03/31/14
  4.07        Amarr Company Inc. DBA Amarr Garage Doors                       12,500     4.72%         11/30/09
  4.08        Richard Gross Ent. DBA Salon Success Academy                    6,912      5.47%         02/28/15
  4.09        Christophr Suh and Jams Lee DBA Cafe Aluminum                   2,300      5.85%         06/30/09
  4.10        Trav Corporation                                                9,862      20.74%        10/31/08
  4.11        Matthew Sklamberg & Kelly DBA My Gym Childrn's Ftnss Cntr       2,600      9.64%         07/31/06
  4.12
  4.13        Mark Schroeder DBA Heritage Christian Church                    3,708      4.29%         07/30/08
  4.14        Norma E Ramos DBA Fiesta Discount Stores                        3,580      10.84%        03/31/06
  4.15        Carlen Enterprises Inc.                                         4,079      13.04%        01/31/06
  4.16        Michael Rodriguez & Mrc Hld                                     2,325      11.33%        03/31/06
  4.17
  4.18        Sergio Valenzuela et al DBA La Conga Mexican Grill              2,360      18.79%        09/30/09
  4.19        Elliott Aut Supply Co. Inc. DBA Factory Motor Parts             17,280     19.28%        10/31/07
  4.20        Center for Orthopdcs & Rehb                                     2,800      16.01%        06/30/07
   5          HOK Group, Inc.                                                 56,874     5.76%         12/31/14          Day 1
   6          J. Walter Thompson, USA                                         41,975     4.37%         12/31/06          Day 1
   7
  7.01
  7.02
  7.03
  7.04
  7.05
  7.06
  7.07
  7.08
  7.09
  7.10
  7.11
  7.12
  7.13
  7.14
  7.15
  7.16
  7.17
  7.18
  7.19
  7.20
  7.21
  7.22
  7.23
  7.24
  7.25
  7.26
  7.27
  7.28
   8          The Natori Company, Inc.                                        21,759     8.62%         09/30/15          Day 1
   9          Sempra                                                          45,778     7.97%         01/31/07          Day 1
   10         Chubb Insurance                                                 80,833     7.20%         10/31/16
   11         Buchbinder, Tunick & Company                                    5,679      2.74%         09/14/07          Day 1
   12         Pier 1 Imports                                                  10,800     4.81%         04/30/15          Day 1
   13                                                                                                                  Springing
   14         Espirit US Distribution Limited                                 28,562     11.40%        09/30/07          Day 1
   15
 15.01
 15.02
 15.03
 15.04
 15.05
 15.06
 15.07
 15.08
 15.09
 15.10
 15.11
 15.12
 15.13
 15.14
 15.15
 15.16
 15.17
 15.18
 15.19
 15.20
 15.21
 15.22
   16         Ross Dress for Less                                             28,900     8.45%         01/31/13
   17                                                                                                                  Springing
   18         Borders Books                                                   25,000     9.86%         01/31/20          Day 1
   19                                                                                                                    Day 1
   20         Various                                                        Various    Various         Various
 20.01        Malcolm Pirnie, Inc.                                            8,877      7.98%         05/31/07
 20.02        Hilb, Rogal and Hobbs Co.                                       11,909     14.26%        05/31/07
 20.03        Comsys                                                          6,493      7.18%         11/30/05
 20.04        Seven Worldwide, Inc.                                           10,200     9.09%         12/31/09
 20.05        Louis Benton Steakhouse                                         12,829     13.95%        12/19/12
 20.06        Aaron Sales and Lease Ownership                                 13,350     7.47%         11/14/08
 20.07        David Long, DDS                                                 3,668      10.58%        03/31/11
   21         Various                                                        Various    Various         Various         Various
 21.01        Peabody Engineering Corp                                        18,990     16.79%        01/31/08
 21.02                                                                                                                 Springing
 21.03
 21.04                                                                                                                 Springing
 21.05
 21.06                                                                                                                 Springing
   22                                                                                                                    Day 1
   23
 23.01
 23.02
 23.03
   24
   25
   26                                                                                                                    Day 1
   27                                                                                                                    Day 1
   28
   29         Schaller Anderson of Calif                                      14,641     8.28%         12/31/08
   30
   31
   32         Lincoln Life Insurance Co                                       26,128     12.44%        03/31/07
   33
   34         Flick Mortgage                                                  8,825      6.77%      Multiple Spaces
   35                                                                                                                    Day 1
   36         Make-A-Wish Foundation of Arizona                               18,704     6.67%         04/30/11        Springing
   37
   38
   39
 39.01
 39.02
 39.03
   40
   41                                                                                                                    Day 1
   42
   43                                                                                                                  Springing
   44         Barnes and Noble                                                8,729      18.10%        04/30/10          Day 1
   45
   46
   47
   48         Cash Converters                                                 5,250      6.55%         12/31/07          Day 1
   49
   50                                                                                                                    Day 1
   51                                                                                                                    Day 1
   52                                                                                                                  Springing
   53                                                                                                                    Day 1
   54                                                                                                                  Springing
   55                                                                                                                    Day 1
   56
   57                                                                                                                  Springing
   58                                                                                                                    Day 1
   59         Wachovia                                                        2,941      3.79%         05/31/10
   60         Aaron Rents                                                     7,200      3.84%         09/30/06        Springing
   61         Coin Partners, LP                                               17,121     16.81%        06/30/07
   62
   63
   64
   65                                                                                                                  Springing
   66                                                                                                                    Day 1
   67                                                                                                                  Springing
   68                                                                                                                    Day 1
   69
   70
   71         Design Within Reach                                             3,941      13.97%        09/30/13
   72         California National Bank                                        2,769      5.73%         11/30/07
   73         East West Bank                                                  7,026      8.77%         10/31/07
   74         Gruppo Rosano                                                   2,586      9.15%         06/30/12
   75
   76         Petco                                                           13,877     21.77%        01/31/14
   77                                                                                                                  Springing
   78         Del Taco                                                        3,200      13.65%        05/31/25
   79
   80
   81         Rent-A-Center                                                   3,750      3.38%         08/31/09
   82         Computernex Corp.                                                846       0.86%         06/30/06        Springing
   83
   84         Great Clips                                                     1,200      1.68%         09/30/10
   85                                                                                                                  Springing
   86
   87
   88                                                                                                                  Springing
   89                                                                                                                    Day 1
   90         Payless Shoe Source                                             3,508      4.78%         11/30/08
   91
   92
   93
   94
   95
   96
   97                                                                                                                    Day 1
   98                                                                                                                  Springing
   99
  100         Social Security Administration                                  12,620     22.37%        01/31/20
  101                                                                                                                  Springing
  102         Various                                                        Various    Various         Various
 102.01       Rent-Way                                                        4,000      6.07%         04/30/06
 102.02       Pump It Up                                                      11,260     29.25%        09/30/10
  103
  104
  105
  106
  107
  108
  109
  110                                                                                                                  Springing
  111
  112
  113         Huntington Learning                                             2,440      11.21%        08/31/10
  114                                                                                                                  Springing
  115                                                                                                                    Day 1
  116         Verizon Wireless                                                2,625      11.45%        07/31/06          Day 1
  117
  118
  119
  120
  121                                                                                                                  Springing
  122                                                                                                                  Springing
  123
  124
  125         Home Stone Mortgage                                             2,839      13.90%        10/31/10
  126
  127         OMI Sushi                                                       1,918      9.97%         06/30/10
  128                                                                                                                  Springing
  129
  130         Dry Clean DePot                                                 1,638      8.05%         07/01/10
  131         Door Depot                                                      1,980      8.22%         09/21/09
  132                                                                                                                  Springing
  133
  134                                                                                                                    Day 1
  135
  136                                                                                                                  Springing
  137         Mentalix, Inc.                                                  3,181      3.67%         01/31/07
  138
  139
  140                                                                                                                    Day 1
  141                                                                                                                    Day 1
  142
  143         Gallery Corporation                                             5,201      19.99%        06/30/10
  144
  145
  146
  147                                                                                                                  Springing
  148                                                                                                                  Springing
  149                                                                                                                  Springing
  150                                                                                                                  Springing
  151
  152         The End Record                                                  4,803      10.37%        09/30/06
  153
  154                                                                                                                  Springing
  155                                                                                                                  Springing
  156
  157                                                                                                                  Springing
  158                                                                                                                    Day 1
  159                                                                                                                    Day 1
  160                                                                                                                  Springing
  161
  162
  163                                                                                                                    Day 1
  164                                                                                                                  Springing
  165         Bikinis                                                         3,850      14.66%        09/30/05
  166
  167                                                                                                                  Springing
  168                                                                                                                  Springing
  169
  170
  171
  172
  173                                                                                                                    Day 1
  174                                                                                                                  Springing
  175
  176
  177                                                                                                                  Springing
  178                                                                                                                  Springing
  179                                                                                                                    Day 1
  180
  181         Hanger P & O, Inc.                                              2,500      19.23%        11/30/06
  182
  183                                                                                                                    Day 1
  184
  185
  186
  187
  188
  189         Hyperion Solutions                                              11,096     8.55%         12/31/06
  190
  191
  192                                                                                                                    Day 1
  193                                                                                                                  Springing
  194
  195         Hair Masters                                                    2,250      7.98%         03/31/06
  196         Dilworth Coffee                                                 2,015      15.94%        05/01/10
  197                                                                                                                  Springing
  198
  199         Snack Cafe                                                      1,320      25.00%        05/31/10
  200
  201
  202
  203
  204                                                                                                                  Springing
  205
  206                                                                                                                    Day 1
  207                                                                                                                  Springing
  208
  209
  210                                                                                                                  Springing
  211
  212                                                                                                                  Springing
  213
  214
  215
  216                                                                                                                  Springing
  217
  218
  219                                                                                                                  Springing
  220
  221
  222
  223
  224         Dentist                                                         1,712      17.95%        07/31/15
  225
  226                                                                                                                  Springing
  227                                                                                                                  Springing
  228
  229
  230
  231
  232
  233

     MORTGAGE
       LOAN                                                    LARGEST AFFILIATED SPONSOR FLAG
      NUMBER                                                         (> THAN 4% OF POOL)
------------------------------------------------------------------------------------------------------------------------------------

        1                                                  Keith Rubenstein and Marshall G. Allan
        2                                           NGP Capital Partners III LLC & Rubicon US REIT, Inc.
       2.01
       2.02
       2.03
       2.04
       2.05
       2.06
       2.07
       2.08
       2.09
       2.10
       2.11
       2.12
       2.13
       2.14
        3                                                Beacon Capital Strategic Partners III, L.P.
        4                                                               Donald Abbey
       4.01
       4.02
       4.03
       4.04
       4.05
       4.06
       4.07
       4.08
       4.09
       4.10
       4.11
       4.12
       4.13
       4.14
       4.15
       4.16
       4.17
       4.18
       4.19
       4.20
        5
        6                                                             TPG/CalSTRS, LLC
        7                   Prudential Real Estate Investors on behalf of the Western Conference of Teamsters Pension Trust Fund
       7.01
       7.02
       7.03
       7.04
       7.05
       7.06
       7.07
       7.08
       7.09
       7.10
       7.11
       7.12
       7.13
       7.14
       7.15
       7.16
       7.17
       7.18
       7.19
       7.20
       7.21
       7.22
       7.23
       7.24
       7.25
       7.26
       7.27
       7.28
        8                                                                Ralph Sitt
        9                                                             TPG/CalSTRS, LLC
        10
        11
        12
        13
        14                                                               Ralph Sitt
        15                              Prudential Real Estate Investors on behalf of the Virginia Retirement System
      15.01
      15.02
      15.03
      15.04
      15.05
      15.06
      15.07
      15.08
      15.09
      15.10
      15.11
      15.12
      15.13
      15.14
      15.15
      15.16
      15.17
      15.18
      15.19
      15.20
      15.21
      15.22
        16
        17
        18
        19
        20
      20.01
      20.02
      20.03
      20.04
      20.05
      20.06
      20.07
        21
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06
        22
        23
      23.01
      23.02
      23.03
        24
        25
        26
        27
        28
        29
        30
        31
        32
        33
        34
        35
        36
        37
        38
        39
      39.01
      39.02
      39.03
        40
        41
        42
        43
        44
        45
        46
        47
        48
        49
        50
        51
        52
        53
        54
        55
        56
        57
        58
        59
        60
        61
        62
        63
        64
        65
        66
        67
        68
        69
        70
        71
        72
        73
        74
        75
        76
        77
        78
        79
        80
        81
        82
        83
        84
        85
        86
        87
        88
        89
        90
        91
        92
        93
        94
        95
        96
        97
        98
        99
       100
       101
       102
      102.01
      102.02
       103
       104
       105
       106
       107
       108
       109
       110
       111
       112
       113
       114
       115
       116
       117
       118
       119
       120
       121
       122
       123
       124
       125
       126
       127
       128
       129
       130
       131
       132
       133
       134
       135
       136
       137
       138
       139
       140
       141
       142
       143
       144
       145
       146
       147
       148
       149
       150
       151
       152
       153
       154
       155
       156
       157
       158
       159
       160
       161
       162
       163
       164
       165
       166
       167
       168
       169
       170
       171
       172
       173
       174
       175
       176
       177
       178
       179
       180
       181
       182
       183
       184
       185
       186
       187
       188
       189
       190
       191
       192
       193
       194
       195
       196
       197
       198
       199
       200
       201
       202
       203
       204
       205
       206
       207
       208
       209
       210
       211
       212
       213
       214
       215
       216
       217
       218
       219
       220
       221
       222
       223
       224
       225
       226
       227
       228
       229
       230
       231
       232
       233

(1)  Two Mortgage Loans, representing 11.5% of the Cut-Off Date Pool Balance, are part of a split loan structure and the related pari passu companion loans are not included in the trust fund with respect to these Mortgage
     Loans, unless otherwise specified

(2)  Certain of the Mortgage Loans detail "as-stabilized" appraised values as indicated by appraisal dates in the future. Reserves were generally taken at closing in order to address the difference between the "as-is" and
     "as-stabilized" valuation. See RISK FACTORS - The Mortgage Loans -
     Inspections and Appraisals May Not Accurately Reflect Value or Condition of
     Mortgage Property. See "DESCRIPTION OF THE MORTGAGED POOL - Additional
     Mortgage Loan Information" in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

    ANNEX A-2     CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES
    ---------

     MORTGAGE
       LOAN          LOAN GROUP
      NUMBER           NUMBER     PROPERTY NAME                                      PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

        23               2        The Reserve Pool                                   Various
      23.01                       The Reserve at Greenwood Apartments                1602 Green Mountain Drive
      23.02                       The Reserve at Foxrun Apartments                   1912 Green Mountain Road
      23.03                       The Reserve at Walnut Ridge Apartments             1601 North Shackleford Road
        24               2        Willow Cove Apartments                             9300 South Redwood Road
        25               1        Cayman Bay Apartments                              2701 North Rainbow Boulevard
        26               1        The Lexington Apartments                           510-512 Old Hickory Boulevard
        27               2        Fath - Fairfield Pointe                            2400 Albemarle Drive
        28               2        San Palmilla Apartments                            750 West Baseline Road
        31               1        Brook Arbor Apartments                             200 Brook Arbor Drive
        37               1        Palmetto Pointe Apartments                         3919 Carnegie Avenue
        38               1        Rivercrest Apartments                              280 River Road
        40               2        Palisades Apartments                               3201 East Hargrove Road
        42               2        Excalibur Apartments                               123 112th Avenue NE
        46               1        Presidential Tower                                 302 East John Street
        47               2        Creekside at Northlake                             8299 Small Block Road
        49               2        Briarwood North Apartments                         7398 Dakin Street
        53               2        Fath - Boulders                                    6337 Duck Creek Drive
        58               2        Madalyn Landing                                    500 Malabar Road Southwest
        66               1        Emerald Suites                                     2200 West Bonanza Road
        69               1        The Orchards Apartments                            5034 West Bullard Avenue
        75               1        Atrium of Grand Valley                             3260 North 12th Street
        80               2        The Woodlands of Tyler Apartment Homes             400 Grande Boulevard
        83               2        Suncoast Place Apartments                          999 NE 167th Street
        87               1        Keystone Ridge Apartments                          14209 103rd Avenue Court East
        89               2        Fath - Princeton Court                             6121 Melody Lane
        91               2        Terrace Pointe                                     8101 Langdon Avenue
        92               2        Heritage Gardens Apts                              2501 148th Avenue SE
        94               1        Las Colinas Village Retirement Center              500 Paisano Road NE
        99               2        Stanford Oaks Apartments                           2035 Idlewood Road
       104               1        Spanish Mission Apartments                         422 Connell Road
       107               2        Ocean Breeze                                       1021 and 1132 North Wilmington Boulevard
       108               1        Parkside Apartments                                1801 South Cutler Drive
       111               2        Sagecrest Apartments                               1050 Connolly Drive
       112               2        Regency Apartments                                 1251 McDaniel Lane Southeast
       115               2        Fath - Canyon Creek                                10951 Stone Canyon Road
       117               2        Manor Pointe                                       12129 Manor Drive
       120               2        Sun Terrace                                        8437 Cedros Avenue
       123               2        View Pointe                                        2959 Leeward Avenue
       124               2        Sierra Park Apartments                             1314 West 8th Street
       133               2        Hunter's Court                                     8550 Spring Valley Road
       138               2        Summer View                                        9510 Van Nuys Boulevard
       139               2        White Sands                                        13199 Ocotillo Road
       141               2        Fath - Gateway                                     782 Gatewood Drive
       162               2        Evergreen                                          10800 South Main Street
       163               2        Fath - Viewpoint                                   10602 Stone Canyon Road
       170               2        Suncrest                                           8553 Sepulveda Boulevard
       171               2        Wellington Place Apartments                        3002, 3004, 3102, & 3104 Edward Hoffman Drive
       173               2        Quebec House Apartments                            4050 Valley View Lane
       175               2        High Park Apartments                               100 High Park Drive
       176               2        Villa De La Rosa                                   7862 Lankershim Avenue
       179               2        Fath - Woodbridge                                  10702 Stone Canyon Road
       180               1        Ashford Hills Apartments                           95 Varga Road
       182               2        The Meadows Apartments                             14026 Paramount Boulevard
       184               2        Northridge Palm Apartments                         8651 and 8661 Wilbur Street
       185               2        New Peachtree Apartments                           3359 Hood Avenue
       187               2        Sunrise Apartments                                 38257 12th Street East
       190               2        Parkglen Apartments                                38308 Division Street
       191               2        Cedar Pointe                                       12638 Cedar Avenue
       194               2        Courtyard Apartments                               38665 11th Street East
       202               2        Casa Brae                                          815 South Bonnie Brae Street
       205               2        Royal Palms                                        38700 10th Street East
       208               2        Highland Meadows (Fayette)                         5708 and 5712 Fayette Street
       209               2        Sunridge Apartments                                38665 12th Street East
       211               2        Highland Meadows (Meridian)                        5618 Meridian Street
       213               2        China Gate                                         236 and 254 Avenue 24
       214               2        Highland Spring (Vallejo)                          2141 Vallejo Street and 2511 Verde Street
       215               2        South View Apartments                              839 South Carondelet Street
       218               2        South View (Broadway)                              7520 South Broadway Boulevard
       220               2        South View (Main)                                  11924 South Main Street
       221               2        York Pointe                                        11651 & 11652 York Avenue
       223               2        Forest View Apartments                             3344 Chapman Street
       225               2        Highland Springs (Lincoln Park)                    2339 Lincoln Park Avenue
       228               2        Rio Grande                                         38572 10th Place East
       229               2        Santa Fe Apartments                                38604 10th Street East
       230               2        Village Square                                     25847 East 9th Street
       231               2        South View (Avalon)                                4200 and 4206 South Avalon Boulevard
       232               2        Highland Meadows 43, 44                            144 East Avenue 44 and 147 East Avenue 43
       233               2        Woodglen Apartments                                316 East Avenue Q-7

 MORTGAGE                                                                     GENERAL         SPECIFIC
   LOAN                          PROPERTY     PROPERTY                       PROPERTY         PROPERTY      ELEVATOR     UTILITIES
  NUMBER    PROPERTY CITY          STATE      ZIP CODE          COUNTY         TYPE             TYPE        BUILDINGS   TENANT PAYS
------------------------------------------------------------------------------------------------------------------------------------

    23      Little Rock             AR         72211            Pulaski     Multifamily     Conventional        N            E
  23.01     Little Rock             AR         72211            Pulaski     Multifamily     Conventional        N            E
  23.02     Little Rock             AR         72211            Pulaski     Multifamily     Conventional        N            E
  23.03     Little Rock             AR         72211            Pulaski     Multifamily     Conventional        N            E
    24      West Jordan             UT         84088           Salt Lake    Multifamily     Conventional        N            E
    25      Las Vegas               NV         89108             Clark      Multifamily     Conventional        N           E,G
    26      Nashville               TN         37209           Davidson     Multifamily     Conventional        N           E,G
    27      Fairfield               OH         45014            Butler      Multifamily     Conventional        N          E,W,S
    28      Tempe                   AZ         85282           Maricopa     Multifamily     Conventional        N          W,S,T
    31      Cary                    NC         27519             Wake       Multifamily     Conventional        N         E,W,S,T
    37      Myrtle Beach            SC         29588             Horry      Multifamily     Conventional        N        E,G,W,S,T
    38      Piscataway              NJ         08854           Middlesex    Multifamily     Conventional        N            E
    40      Tuscaloosa              AL         35405          Tuscaloosa    Multifamily     Conventional        N         E,W,S,T
    42      Bellevue                WA         98004             King       Multifamily     Conventional        Y            0
    46      Champaign               IL         61820           Champaign    Multifamily    Student Housing      Y           None
    47      Northlake               TX         76262            Denton      Multifamily     Conventional        N          E,W,S
    49      Denver                  CO         80221             Adams      Multifamily     Conventional        N         E,G,W,S
    53      Garland                 TX         75043            Dallas      Multifamily     Conventional        N            E
    58      Palm Bay                FL         32907            Brevard     Multifamily     Conventional        N            E
    66      Las Vegas               NV         89106             Clark      Multifamily     Conventional        N            E
    69      Fresno                  CA         93722            Fresno      Multifamily     Conventional        N        E,G,W,S,T
    75      Grand Junction          CO         81506             Mesa       Multifamily  Independent Living     Y           None
    80      Tyler                   TX         75703             Smith      Multifamily     Conventional        N         E,W,S,T
    83      North Miami Beach       FL         33162          Miami-Dade    Multifamily     Conventional        Y            E
    87      Puyallup                WA         98374            Pierce      Multifamily     Conventional        N         E,W,S,T
    89      Dallas                  TX         75231            Dallas      Multifamily     Conventional        Y            E
    91      Van Nuys                CA         91406          Los Angeles   Multifamily     Conventional        N            E
    92      Bellevue                WA         98007             King       Multifamily     Conventional        N            E
    94      Albuquerque             NM         87123          Bernalillo    Multifamily  Independent Living     Y           None
    99      Tucker                  GA         30084            De Kalb     Multifamily     Conventional        N            E
   104      Valdosta                GA         31602            Lowndes     Multifamily     Conventional        N         E,G,W,S
   107      Wilmington              CA         90744          Los Angeles   Multifamily     Conventional        N            E
   108      Tempe                   AZ         85281           Maricopa     Multifamily     Conventional        N            E
   111      Elko                    NV         89801             Elko       Multifamily     Conventional        N           E,G
   112      Lacey                   WA         98503           Thurston     Multifamily     Conventional        N            E
   115      Dallas                  TX         75230            Dallas      Multifamily     Conventional        N            E
   117      Hawthorne               CA         90250          Los Angeles   Multifamily     Conventional        Y            E
   120      Panorama City           CA         91402          Los Angeles   Multifamily     Conventional        Y            E
   123      Los Angeles             CA         90005          Los Angeles   Multifamily     Conventional        Y            E
   124      Tempe                   AZ         85281           Maricopa     Multifamily     Conventional        N            E
   133      Dallas                  TX         75240            Dallas      Multifamily     Conventional        N            E
   138      Arleta                  CA         91402          Los Angeles   Multifamily     Conventional        N            E
   139      Desert Hot Springs      CA         92240           Riverside    Multifamily     Conventional        N            E
   141      Garland                 TX         75043            Dallas      Multifamily     Conventional        N            E
   162      Los Angeles             CA         90061          Los Angeles   Multifamily     Conventional        N            E
   163      Dallas                  TX         75230            Dallas      Multifamily     Conventional        N            E
   170      North Hills             CA         91343          Los Angeles   Multifamily     Conventional        Y            E
   171      Champaign               IL         61820           Champaign    Multifamily     Conventional        N           E,W
   173      Farmers Branch          TX         75244            Dallas      Multifamily     Conventional        N            E
   175      New Albany              IN         47150             Floyd      Multifamily     Conventional        N            E
   176      Highland                CA         92346        San Bernardino  Multifamily     Conventional        N            E
   179      Dallas                  TX         75230            Dallas      Multifamily     Conventional        N          E,W,S
   180      Ashford                 CT         06278            Windham     Multifamily     Conventional        N           E,G
   182      Paramount               CA         90273          Los Angeles   Multifamily     Conventional        N            E
   184      Northridge              CA         91325          Los Angeles   Multifamily     Conventional        N            E
   185      Chamblee                GA         30341            DeKalb      Multifamily     Conventional        N           E,G
   187      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   190      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   191      Hawthorne               CA         90250          Los Angeles   Multifamily     Conventional        N            E
   194      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   202      Los Angeles             CA         90057          Los Angeles   Multifamily     Conventional        N            E
   205      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   208      Los Angeles             CA         90042          Los Angeles   Multifamily     Conventional        Y            E
   209      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   211      Los Angeles             CA         90042          Los Angeles   Multifamily     Conventional        N            E
   213      Los Angeles             CA         90031          Los Angeles   Multifamily     Conventional        N            E
   214      Los Angeles             CA    90031 and 90033     Los Angeles   Multifamily     Conventional        N            E
   215      Los Angeles             CA         90057          Los Angeles   Multifamily     Conventional        Y            E
   218      Los Angeles             CA         90003          Los Angeles   Multifamily     Conventional        N            E
   220      Los Angeles             CA         90061          Los Angeles   Multifamily     Conventional        N            E
   221      Hawthorne               CA         90250          Los Angeles   Multifamily     Conventional        N            E
   223      Los Angeles             CA         90065          Los Angeles   Multifamily     Conventional        N            E
   225      Los Angeles             CA         90031          Los Angeles   Multifamily     Conventional        N            E
   228      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   229      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E
   230      San Bernardino          CA         92410        San Bernardino  Multifamily     Conventional        N            E
   231      Los Angeles             CA         90011          Los Angeles   Multifamily     Conventional        N            E
   232      Los Angeles             CA         90031          Los Angeles   Multifamily     Conventional        Y            E
   233      Palmdale                CA         93550          Los Angeles   Multifamily     Conventional        N            E

     MORTGAGE          NUMBER OF                                                                                    AVERAGE RENT;
       LOAN              STUDIO           NUMBER OF          NUMBER OF         NUMBER OF          NUMBER OF         RENT RANGES -
      NUMBER             UNITS            1 BR UNITS        2 BR UNITS         3 BR UNITS        4+ BR UNITS         STUDIO UNITS
------------------------------------------------------------------------------------------------------------------------------------

        23              Various            Various            Various           Various                                Various
      23.01                48                202                168                32                                449;449-449
      23.02                                  188                141                8
      23.03                                  140                112
        24                                   144                408                36
        25                                   104                208               168
        26                                   288                226                84
        27                                   252                317                92
        28                                   100                200                72
        31                                    82                168                52
        37                                   140                168                12
        38                                   170                58
        40                                    74                178                22
        42                178                 15                17                                                   677;677-677
        46                                    2                 142                1
        47                                    72                132                24
        49                                    99                223
        53                 24                144                156                24                                490;475-755
        58                                    74                138               125
        66                102                 90                                                                     857;209-1672
        69                                                      48                 48
        75                 62                 54                28                                                  1550;1550-1550
        80                                   208                48
        83                 4                  39                49                 9                                 725;725-725
        87                                    18                67                 6
        89                                   188                72
        91                 21                 85                17                                                   624;423-743
        92                                    56                52
        94                 37                 72                18                                                  1446;1300-1525
        99                                                      136                66
       104                                    10                72                 68
       107                                    59                11
       108                 1                  83                16                                                   700;700-700
       111                                    40                124                40                 2
       112                                    23                46
       115                                   228                16
       117                 16                 41                 1                                                   679;670-695
       120                 1                  58                 1                                                   625;625-625
       123                                    30                16
       124
       133                                   144                40
       138                121                 2                                                                      613;427-743
       139                                    6                 82
       141                                    39                99                 4
       162                                    1                 31                 3
       163                                   160                20
       170                 10                 26                 4                                                   640;625-650
       171                                    24                16                 11
       173                 1                  42                48                 4                                 499;499-499
       175                                                      96
       176                                    1                 58                 1
       179                 1                  57                51                                                   400;400-400
       180                                    30                18                 4
       182                                                      26
       184                                    32                 4
       185                                                      80
       187                                    9                 24
       190                                    34                 2
       191                 10                 21                                                                     680;670-695
       194                                    14                22
       202                 2                  22                 4                                                   568;487-650
       205                                    12                16
       208                                                       6                 9
       209                                                      24
       211                                    1                  8                 7
       213                                    1                 17
       214                 1                                     8                 6
       215                                    14                 5
       218                                    1                 15                 2
       220                                                      16
       221                                    12                 4
       223                 1                  1                  5                 6                                 495;495-495
       225                                                       8                 4
       228                                    6                 10
       229                                                      16
       230                                                      18
       231                 1                  2                  9                                                   625;625-625
       232                                    1                  5                 2
       233                                    10                 1

     MORTGAGE          AVERAGE RENT;          AVERAGE RENT;          AVERAGE RENT;          AVERAGE RENT;
       LOAN            RENT RANGES -          RENT RANGES -          RENT RANGES -          RENT RANGES -
      NUMBER             1 BR UNITS             2 BR UNITS             3 BR UNITS            4+ BR UNITS
--------------------------------------------------------------------------------------------------------------

        23                Various                Various                Various
      23.01             567;489-609            640;619-660            755;755-755
      23.02             569;490-675            690;660-770            960;960-960
      23.03             516;484-575            621;595-685
        24              576;576-576            671;657-691            890;879-895
        25              667;605-720            820;820-820            905;905-905
        26              737;635-845            956;895-1055          1127;1035-1250
        27              554;530-720            602;545-755            917;905-1060
        28              803;803-803            941;915-967           1216;1216-1216
        31              730;730-730            930;875-1095          1270;1270-1270
        37              676;645-705            806;755-835            955;955-955
        38              960;562-2014          1154;872-1265
        40              577;575-600            754;750-775            903;895-925
        42              913;913-913           1071;1047-1088
        46              640;500-780           1200;1135-1330         1350;1350-1350
        47              590;565-604            863;790-890            990;990-990
        49              656;645-660            733;710-750
        53              516;463-580            686;610-755            815;770-840
        58              465;170-605            549;255-665            623;162-677
        66              935;916-1145
        69                                    1016;1000-1050         1266;1250-1300
        75             2000;2000-2000         2670;2600-2750
        80              518;489-609            674;629-719
        83              854;850-870           1024;1015-1025         1212;1195-1225
        87              783;740-845            898;835-1150          1113;1075-1165
        89              449;329-535            650;605-675
        91              751;515-925            942;730-1045
        92              667;552-849             769;0-934
        94             1971;1825-1995         2348;2275-2385
        99                                     654;625-675            791;790-795
       104              525;520-545            630;620-640            730;720-750
       107              698;695-825            870;574-1000
       108              603;510-689            763;700-799
       111              502;502-502            594;568-605            806;806-806          1088;1088-1088
       112              740;740-740            833;833-833
       115              491;445-665            713;695-755
       117              808;770-875           1050;1050-1050
       120              749;457-825            995;995-995
       123              848;800-875           1151;1100-1195
       124
       133              502;450-519            637;516-670
       138              800;800-800
       139              496;450-550            608;525-675
       141              544;530-560            681;620-715            833;825-855
       162              575;575-575            871;850-895           1025;1025-1025
       163              470;445-535            689;660-745
       170              781;770-795            950;950-950
       171              530;515-545            705;695-715            895;895-895
       173              531;450-646            617;589-689            813;800-840
       175                                     496;380-600
       176              575;575-575            682;650-725            800;800-800
       179              575;470-625            778;700-845
       180              625;625-625            725;725-725            875;875-875
       182                                    1000;995-1025
       184              831;825-850            983;970-995
       185                                     775;775-775
       187              638;595-675            748;600-775
       190              637;500-725            738;700-775
       191              806;795-825
       194              657;620-675            808;750-825
       202              715;609-875            882;823-930
       205              653;625-675            765;685-825
       208                                    1017;995-1050          1138;1025-1170
       209                                     766;690-875
       211              825;825-825           1000;1000-1000         1097;800-1170
       213              850;850-850            987;975-1025
       214                                    1004;1000-1025         1174;1170-1190
       215              831;825-850           1095;1095-1095
       218              770;770-770            877;800-900           1015;979-1050
       220                                     923;850-950
       221              805;795-825           1006;1000-1025
       223              850;850-850           1022;995-1050          1278;1275-1295
       225                                     976;970-995           1128;995-1195
       228              648;625-675            705;650-775
       229                                     733;650-775
       230                                     684;650-725
       231              783;770-795            854;650-895
       232              850;850-850           1005;1000-1025         1170;1170-1170
       233              659;645-675            825;825-825

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

               ANNEX A-3                            RESERVE ACCOUNT INFORMATION

   MORTGAGE       LOAN
     LOAN         GROUP                                                                       GENERAL             SPECIFIC PROPERTY
    NUMBER        NUMBER   PROPERTY NAME                                                   PROPERTY TYPE                TYPE
------------------------------------------------------------------------------------------------------------------------------------

       1            1      85 Tenth Avenue                                                    Office                     CBD
       2            1      NGP Rubicon GSA Pool                                               Various                  Various
     2.01                  Rubicon NGP - Burlington, NJ                                     Industrial                Warehouse
     2.02                  Rubicon NGP - Sacramento, CA                                       Office                     CBD
     2.03                  Rubicon NGP - Suffolk, VA                                          Office                  Suburban
     2.04                  Rubicon NGP - Washington, DC                                       Office                     CBD
     2.05                  Rubicon NGP - Kansas City, KS                                      Office                     CBD
     2.06                  Rubicon NGP - San Diego, CA                                        Office                  Suburban
     2.07                  Rubicon NGP - Concord, MA                                          Office                  Suburban
     2.08                  Rubicon NGP - Philadelphia, PA                                     Office                     CBD
     2.09                  Rubicon NGP - Huntsville, AL                                       Office                  Suburban
     2.10                  Rubicon NGP - Houston, TX                                          Office                  Suburban
     2.11                  Rubicon NGP - Providence, RI                                       Office                  Suburban
     2.12                  Rubicon NGP - Aurora, CO                                           Office                  Suburban
     2.13                  Rubicon NGP - Lakewood, CO                                         Office                  Suburban
     2.14                  Rubicon NGP - Norfolk, VA                                          Office                  Suburban
       3            1      1000 & 1100 Wilson                                                 Office                  Suburban
       4            1      Abbey Pool                                                         Various                  Various
     4.01                  Transpark Office Complex                                           Office                  Suburban
     4.02                  Colton Courtyard                                                   Retail                  Anchored
     4.03                  Sierra Gateway Business Center                                     Office                  Suburban
     4.04                  10th Street Commerce Center                                        Retail                  Anchored
     4.05                  Transpark Industrial Complex                                     Industrial                  Flex
     4.06                  Palmdale Place Commerce Center                                     Retail                  Anchored
     4.07                  Fresno Industrial Center                                         Industrial                Warehouse
     4.08                  Nevada Street Plaza                                               Mixed Use               Office/Flex
     4.09                  Tozai Plaza                                                       Mixed Use              Retail/Office
     4.10                  Upland Commerce Center                                             Retail                 Unanchored
     4.11                  Rancho Carmel Commerce Center                                      Retail                 Unanchored
     4.12                  Braden Court                                                       Office                  Suburban
     4.13                  Airpark Plaza                                                     Mixed Use            Office/Industrial
     4.14                  30th Street Commerce Center                                        Retail                 Unanchored
     4.15                  Atlantic Plaza                                                     Retail                 Unanchored
     4.16                  Diamond Bar Commerce Center                                        Retail                 Unanchored
     4.17                  Goodrich Office Park                                               Office                  Suburban
     4.18                  Garden Grove Town Center                                           Retail               Shadow Anchored
     4.19                  Anaheim Stadium Industrial Park                                  Industrial                Warehouse
     4.20                  25th Street Commerce Center                                        Retail                 Unanchored
       5            1      Metropolitan Square                                                Office                     CBD
       6            1      San Felipe Plaza                                                   Office                  Suburban
       7            1      Extra Space Teamsters Pool                                      Self Storage             Self Storage
     7.01                  Extra Space Teamsters - River Edge, NJ                          Self Storage             Self Storage
     7.02                  Extra Space Teamsters - Los Alamitos, CA                        Self Storage             Self Storage
     7.03                  Extra Space Teamsters - Secaucus, NJ                            Self Storage             Self Storage
     7.04                  Extra Space Teamsters - Reston, VA                              Self Storage             Self Storage
     7.05                  Extra Space Teamsters - Burtonsville, MD                        Self Storage             Self Storage
     7.06                  Extra Space Teamsters - Santee, CA                              Self Storage             Self Storage
     7.07                  Extra Space Teamsters - Santa Rosa, CA                          Self Storage             Self Storage
     7.08                  Extra Space Teamsters - North Lauderdale, FL                    Self Storage             Self Storage
     7.09                  Extra Space Teamsters - Farmington Hills, MI                    Self Storage             Self Storage
     7.10                  Extra Space Teamsters - Egg Harbor Township, NJ                 Self Storage             Self Storage
     7.11                  Extra Space Teamsters - Miramar, FL                             Self Storage             Self Storage
     7.12                  Extra Space Teamsters - Dallas, TX                              Self Storage             Self Storage
     7.13                  Extra Space Teamsters - Fall River, MA                          Self Storage             Self Storage
     7.14                  Extra Space Teamsters - Richmond, VA                            Self Storage             Self Storage
     7.15                  Extra Space Teamsters - Fallbrook, CA                           Self Storage             Self Storage
     7.16                  Extra Space Teamsters - Phoenix, AZ                             Self Storage             Self Storage
     7.17                  Extra Space Teamsters - Salisbury, MA                           Self Storage             Self Storage
     7.18                  Extra Space Teamsters - Memphis (Winchester Road), TN           Self Storage             Self Storage
     7.19                  Extra Space Teamsters - Scotts Valley, CA                       Self Storage             Self Storage
     7.20                  Extra Space Teamsters - Waterford, MI                           Self Storage             Self Storage
     7.21                  Extra Space Teamsters - Broomfield, CO                          Self Storage             Self Storage
     7.22                  Extra Space Teamsters - Louisville, KY                          Self Storage             Self Storage
     7.23                  Extra Space Teamsters - Saugerties, NY                          Self Storage             Self Storage
     7.24                  Extra Space Teamsters - Memphis (Kirby Parkway), TN             Self Storage             Self Storage
     7.25                  Extra Space Teamsters - Acworth, GA                             Self Storage             Self Storage
     7.26                  Extra Space Teamsters - Albuquerque, NM                         Self Storage             Self Storage
     7.27                  Extra Space Teamsters - Pasadena, TX                            Self Storage             Self Storage
     7.28                  Extra Space Teamsters - Columbus, OH                            Self Storage             Self Storage
       8            1      180 Madison Avenue                                                 Office                     CBD
       9            1      2500 City West                                                     Office                  Suburban
      10            1      Bryan Tower                                                        Office                     CBD
      11            1      6116 Executive Boulevard                                           Office                  Suburban
      12            1      Crossings at Corona - Phase III                                    Retail                  Anchored
      13            1      Hilton Garden Inn - Washington, DC                               Hospitality             Full Service
      14            1      1370 Broadway                                                      Office                     CBD
      15            1      Extra Space VRS Pool                                            Self Storage             Self Storage
     15.01                 Extra Space VRS - Long Island City, NY                          Self Storage             Self Storage
     15.02                 Extra Space VRS - Wheaton, MD                                   Self Storage             Self Storage
     15.03                 Extra Space VRS - Long Beach, CA                                Self Storage             Self Storage
     15.04                 Extra Space VRS - Germantown, MD                                Self Storage             Self Storage
     15.05                 Extra Space VRS - Lodi, NJ                                      Self Storage             Self Storage
     15.06                 Extra Space VRS - Huntington Beach, CA                          Self Storage             Self Storage
     15.07                 Extra Space VRS - Davie, FL                                     Self Storage             Self Storage
     15.08                 Extra Space VRS - Beaverton, OR                                 Self Storage             Self Storage
     15.09                 Extra Space VRS - Lincoln Park, MI                              Self Storage             Self Storage
     15.10                 Extra Space VRS - North Attleborough, MA                        Self Storage             Self Storage
     15.11                 Extra Space VRS - Las Vegas, NV                                 Self Storage             Self Storage
     15.12                 Extra Space VRS - Campbell, CA                                  Self Storage             Self Storage
     15.13                 Extra Space VRS - Dallas, TX                                    Self Storage             Self Storage
     15.14                 Extra Space VRS - Stone Mountain, GA                            Self Storage             Self Storage
     15.15                 Extra Space VRS - Miami, FL                                     Self Storage             Self Storage
     15.16                 Extra Space VRS - Albuquerque, NM                               Self Storage             Self Storage
     15.17                 Extra Space VRS - Baldwin Park, CA                              Self Storage             Self Storage
     15.18                 Extra Space VRS - Flanders, NJ                                  Self Storage             Self Storage
     15.19                 Extra Space VRS - Clute, TX                                     Self Storage             Self Storage
     15.20                 Extra Space VRS - Memphis (Gateway Drive), TN                   Self Storage             Self Storage
     15.21                 Extra Space VRS - Joliet, IL                                    Self Storage             Self Storage
     15.22                 Extra Space VRS - Memphis (Madison Avenue), TN                  Self Storage             Self Storage
      16            1      City Place Retail Center                                           Retail                  Anchored
      17            1      110 North Wacker Drive                                             Office                     CBD
      18            1      Park Place II                                                      Retail                  Anchored
      19            1      Phillips Lighting                                                  Office                  Suburban
      20            1      The Hinman Pool                                                    Various                  Various
     20.01                 Abbott Center                                                      Office                  Suburban
     20.02                 Glenwood Hills Corporate Center                                    Office                  Suburban
     20.03                 Trestlebridge Office Center                                        Office                  Suburban
     20.04                 Fifth Third Bank Building                                          Office                  Suburban
     20.05                 77 Monroe Center                                                   Office                  Suburban
     20.06                 Bolingbrook Commons                                                Retail                  Anchored
     20.07                 Capital Center                                                    Mixed Use              Retail/Office
      21            1      Taurus Pool                                                        Various                  Various
     21.01                 Shelton Technology Center                                        Industrial            Warehouse/Office
     21.02                 IVAX Warehouse Facility                                          Industrial            Light Industrial
     21.03                 CEC Entertainment Facility                                         Office                  Suburban
     21.04                 Comcast  Building                                                Industrial                  Flex
     21.05                 Nashua Village                                                     Retail                  Anchored
     21.06                 Wal-Mart - West Point, MS                                          Retail                  Anchored
      22            1      Embassy Suites & Casino - San Juan, PR                           Hospitality             Full Service
      23            2      The Reserve Pool                                                 Multifamily             Conventional
     23.01                 The Reserve at Greenwood Apartments                              Multifamily             Conventional
     23.02                 The Reserve at Foxrun Apartments                                 Multifamily             Conventional
     23.03                 The Reserve at Walnut Ridge Apartments                           Multifamily             Conventional
      24            2      Willow Cove Apartments                                           Multifamily             Conventional
      25            1      Cayman Bay Apartments                                            Multifamily             Conventional
      26            1      The Lexington Apartments                                         Multifamily             Conventional
      27            2      Fath - Fairfield Pointe                                          Multifamily             Conventional
      28            2      San Palmilla Apartments                                          Multifamily             Conventional
      29            1      Centrum North                                                      Office                   Medical
      30            1      Marriott Courtyard - Burbank, CA                                 Hospitality             Full Service
      31            1      Brook Arbor Apartments                                           Multifamily             Conventional
      32            1      One City Center                                                    Office                     CBD
      33            1      The Prescott Hotel & Postrio Restaurant                          Hospitality             Full Service
      34            1      Dadeland Centre I                                                  Office                  Suburban
      35            1      FBI Office Building                                                Office                  Suburban
      36            1      Meridian Bank Tower                                                Office                     CBD
      37            1      Palmetto Pointe Apartments                                       Multifamily             Conventional
      38            1      Rivercrest Apartments                                            Multifamily             Conventional
      39            1      Airport Boulevard Pool                                           Hospitality                Various
     39.01                 Holiday Inn Express - Morrisville, NC                            Hospitality            Limited Service
     39.02                 Hampton Inn - Morrisville, NC                                    Hospitality            Limited Service
     39.03                 Staybridge Inn - Morrisville, NC                                 Hospitality             Extended Stay
      40            2      Palisades Apartments                                             Multifamily             Conventional
      41            1      Abbott Laboratories                                                Office                  Suburban
      42            2      Excalibur Apartments                                             Multifamily             Conventional
      43            1      Office Depot Building                                              Office                  Suburban
      44            1      Washington Hudson Retail                                           Retail                  Anchored
      45            1      Hilton - Longboat Key, FL                                        Hospitality             Full Service
      46            1      Presidential Tower                                               Multifamily            Student Housing
      47            2      Creekside at Northlake                                           Multifamily             Conventional
      48            1      Wal-Mart Way Crossing                                              Retail               Shadow Anchored
      49            2      Briarwood North Apartments                                       Multifamily             Conventional
      50            1      BJ's Wholesale Club                                                Retail                  Anchored
      51            1      Border Patrol Facility                                             Office                  Suburban
      52            1      Extra Space - Bethesda, MD                                      Self Storage             Self Storage
      53            2      Fath - Boulders                                                  Multifamily             Conventional
      54            1      Valassis Communications World Headquarters                         Office                  Suburban
      55            1      Country Inn & Suites (Bloomington)                               Hospitality            Limited Service
      56            1      Pleasant Hills MHP                                            Mobile Home Park         Mobile Home Park
      57            1      Hawthorne- Circuit City                                            Retail                  Anchored
      58            2      Madalyn Landing                                                  Multifamily             Conventional
      59            1      Loganville Town Center                                             Retail                  Anchored
      60            1      Lawrenceville Town Center                                          Retail                  Anchored
      61            1      San Pedro Towne Center                                             Retail                  Anchored
      62            1      Deer Run MHP                                                  Mobile Home Park         Mobile Home Park
      63            1      Cedar Manor MHP                                               Mobile Home Park         Mobile Home Park
      64            1      Lowe's - Windham, ME                                               Retail                  Anchored
      65            1      Extra Space - Oceanside, CA                                     Self Storage             Self Storage
      66            1      Emerald Suites                                                   Multifamily             Conventional
      67            1      Extra Space - Arnold, MD                                        Self Storage             Self Storage
      68            1      Sonoma Valley Inn                                                Hospitality            Limited Service
      69            1      The Orchards Apartments                                          Multifamily             Conventional
      70            2      Hilton Mobile Estates                                         Mobile Home Park       Manufactured Housing
      71            1      1780 Fourth Street                                                 Retail                 Unanchored
      72            1      Maywood Village                                                    Retail                  Anchored
      73            1      Tarzana Tower                                                      Office                  Suburban
      74            1      Addison Place Retail Center                                        Retail                 Unanchored
      75            1      Atrium of Grand Valley                                           Multifamily          Independent Living
      76            1      Germantown Plaza Shopping Center                                   Retail                  Anchored
      77            1      Extra Space - Columbia, MD                                      Self Storage             Self Storage
      78            1      Century Plaza                                                      Retail               Shadow Anchored
      79            1      Grayson Village MHP                                           Mobile Home Park         Mobile Home Park
      80            2      The Woodlands of Tyler Apartment Homes                           Multifamily             Conventional
      81            1      New Market Crossing Shopping Center                                Retail                  Anchored
      82            1      1500 Building                                                      Office                  Suburban
      83            2      Suncoast Place Apartments                                        Multifamily             Conventional
      84            1      Roundy's Monroe                                                    Retail                  Anchored
      85            1      Extra Space - Phoenix, AZ                                       Self Storage             Self Storage
      86            1      Indian Creek MHP                                              Mobile Home Park         Mobile Home Park
      87            1      Keystone Ridge Apartments                                        Multifamily             Conventional
      88            1      Extra Space - Johnston, RI                                      Self Storage             Self Storage
      89            2      Fath - Princeton Court                                           Multifamily             Conventional
      90            1      Horizon Plaza                                                      Retail                  Anchored
      91            2      Terrace Pointe                                                   Multifamily             Conventional
      92            2      Heritage Gardens Apts                                            Multifamily             Conventional
      93            1      Brookhaven MHP                                                Mobile Home Park         Mobile Home Park
      94            1      Las Colinas Village Retirement Center                            Multifamily          Independent Living
      95            1      Barry Health Center                                                Office                   Medical
      96            1      Mill Creek MHP                                                Mobile Home Park         Mobile Home Park
      97            1      Holiday Inn Express & Suites_Tampa, FL                           Hospitality            Limited Service
      98            1      Extra Space - Falls Church, VA                                  Self Storage             Self Storage
      99            2      Stanford Oaks Apartments                                         Multifamily             Conventional
      100           1      Newhope                                                            Office                  Suburban
      101           1      Extra Space - Hemet, CA                                         Self Storage             Self Storage
      102           1      Oak Park & Waters Hanley Pool                                      Retail                   Various
    102.01                 Waters Hanley Plaza                                                Retail                  Anchored
    102.02                 Oak Park Shopping Center                                           Retail                 Unanchored
      103           1      Angler's Green MHP                                            Mobile Home Park       Manufactured Housing
      104           1      Spanish Mission Apartments                                       Multifamily             Conventional
      105           2      Lake Perris Village MHC                                       Mobile Home Park       Manufactured Housing
      106           1      Newberry Farms MHP                                            Mobile Home Park         Mobile Home Park
      107           2      Ocean Breeze                                                     Multifamily             Conventional
      108           1      Parkside Apartments                                              Multifamily             Conventional
      109           1      Meadowview MHP                                                Mobile Home Park         Mobile Home Park
      110           1      Walgreens - Salt Lake City, UT                                     Retail                  Anchored
      111           2      Sagecrest Apartments                                             Multifamily             Conventional
      112           2      Regency Apartments                                               Multifamily             Conventional
      113           1      Antioch Crossing Shopping Center                                   Retail               Shadow Anchored
      114           1      Walgreens - Sandy, UT                                              Retail                  Anchored
      115           2      Fath - Canyon Creek                                              Multifamily             Conventional
      116           1      Lynnhaven Square Shopping Center                                   Retail               Shadow Anchored
      117           2      Manor Pointe                                                     Multifamily             Conventional
      118           2      Silver Eagle MHP                                              Mobile Home Park       Manufactured Housing
      119           1      Fairfield Inn & Suites - Winston Salem, NC                       Hospitality            Limited Service
      120           2      Sun Terrace                                                      Multifamily             Conventional
      121           1      Extra Space - Chicago (South Wabash Avenue), IL                 Self Storage             Self Storage
      122           1      Extra Space - Fort Myers, FL                                    Self Storage             Self Storage
      123           2      View Pointe                                                      Multifamily             Conventional
      124           2      Sierra Park Apartments                                           Multifamily             Conventional
      125           1      Willow View Office Building                                        Office                  Suburban
      126           1      Holiday Inn Express - Richmond, VA                               Hospitality            Limited Service
      127           1      City Center Retail                                                 Retail                  Anchored
      128           1      Extra Space - Sacramento, CA                                    Self Storage             Self Storage
      129           1      Walgreens - Waldorf, MD                                            Retail                  Anchored
      130           1      West Park Place Building III                                       Retail                 Unanchored
      131           1      Smokey Point Plaza                                                 Retail               Shadow Anchored
      132           1      Extra Space - Towson, MD                                        Self Storage             Self Storage
      133           2      Hunter's Court                                                   Multifamily             Conventional
      134           1      Jewel (Dixon)                                                      Retail                  Anchored
      135           1      Fairfield Inn & Suites - Charlottesville, VA                     Hospitality            Limited Service
      136           1      Extra Space - West Palm Beach, FL                               Self Storage             Self Storage
      137           1      Harrington Place                                                   Office                  Suburban
      138           2      Summer View                                                      Multifamily             Conventional
      139           2      White Sands                                                      Multifamily             Conventional
      140           1      CVS - Baton Rouge                                                  Retail                  Anchored
      141           2      Fath - Gateway                                                   Multifamily             Conventional
      142           1      CVS - Independence, MO                                             Retail                  Anchored
      143           1      Vallecitos Commerce Center                                         Retail                 Unanchored
      144           1      Newberry Estates MHP                                          Mobile Home Park         Mobile Home Park
      145           1      CVS - Chicago, IL                                                  Retail                  Anchored
      146           1      Value Self Storage - Sarasota, FL (Honore)                      Self Storage             Self Storage
      147           1      Eckerd - Spartanburg, SC                                           Retail                 Unanchored
      148           1      Extra Space - Watsonville, CA                                   Self Storage             Self Storage
      149           1      Walgreens - Midvale, UT                                            Retail                  Anchored
      150           1      Walgreens - Fayetteville, AR                                       Retail                  Anchored
      151           1      Walgreens - Chester, VA                                            Retail                  Anchored
      152           1      331 South Rio Grande Street                                        Office                     CBD
      153           1      Walgreens - New Bern, NC                                           Retail                  Anchored
      154           1      Extra Space - Chicago (West Addison Street), IL                 Self Storage             Self Storage
      155           1      CVS - Lago Vista, TX                                               Retail                  Anchored
      156           1      Holiday Inn Express - Durham, NC                                 Hospitality            Limited Service
      157           1      Eckerd - Travelers Rest, SC                                        Retail                 Unanchored
      158           1      INS Building - South Portland, ME                                  Office                  Suburban
      159           2      Port of Call MHP                                              Mobile Home Park       Manufactured Housing
      160           1      Walgreens - Louisville, KY                                         Retail                  Anchored
      161           1      Walgreens - Staten Island, NY                                      Retail                  Anchored
      162           2      Evergreen                                                        Multifamily             Conventional
      163           2      Fath - Viewpoint                                                 Multifamily             Conventional
      164           1      Extra Space - Louisville, KY                                    Self Storage             Self Storage
      165           1      Tempe Towne Plaza                                                  Retail                  Anchored
      166           1      Hampton Inn - Cornelius, NC                                      Hospitality            Limited Service
      167           1      Extra Space - Chicago (West Harrison Street), IL                Self Storage             Self Storage
      168           1      Extra Space - Columbus, OH                                      Self Storage             Self Storage
      169           1      Northwood Manor MHP                                           Mobile Home Park         Mobile Home Park
      170           2      Suncrest                                                         Multifamily             Conventional
      171           2      Wellington Place Apartments                                      Multifamily             Conventional
      172           1      Value Self Storage - Sarasota, FL (University Square)           Self Storage             Self Storage
      173           2      Quebec House Apartments                                          Multifamily             Conventional
      174           1      Eckerd - Hayes, VA                                                 Retail                 Unanchored
      175           2      High Park Apartments                                             Multifamily             Conventional
      176           2      Villa De La Rosa                                                 Multifamily             Conventional
      177           1      Best Buy - Tupelo, MS                                              Retail                  Anchored
      178           1      Extra Space - Cordova, TN                                       Self Storage             Self Storage
      179           2      Fath - Woodbridge                                                Multifamily             Conventional
      180           1      Ashford Hills Apartments                                         Multifamily             Conventional
      181           1      975 Morris Park Avenue                                            Mixed Use              Office/Retail
      182           2      The Meadows Apartments                                           Multifamily             Conventional
      183           1      Walgreens - Wilson, NC                                             Retail                  Anchored
      184           2      Northridge Palm Apartments                                       Multifamily             Conventional
      185           2      New Peachtree Apartments                                         Multifamily             Conventional
      186           1      Spring Meadows at Valley Forge                                Mobile Home Park       Manufactured Housing
      187           2      Sunrise Apartments                                               Multifamily             Conventional
      188           1      Value Self Storage - Holiday, FL                                Self Storage             Self Storage
      189           1      Citadel International                                              Office                  Suburban
      190           2      Parkglen Apartments                                              Multifamily             Conventional
      191           2      Cedar Pointe                                                     Multifamily             Conventional
      192           1      Walgreens-Pulaski                                                  Retail                  Anchored
      193           1      Extra Space - Mount Clemens, MI                                 Self Storage             Self Storage
      194           2      Courtyard Apartments                                             Multifamily             Conventional
      195           1      Madison Square                                                     Retail                 Unanchored
      196           1      Kimball Crossing Shopping Center                                   Retail                 Unanchored
      197           1      Office Depot - Oklahoma City, OK                                   Retail                  Anchored
      198           1      Alpine Self Storage - Eagle, CO                                 Self Storage             Self Storage
      199           1      Town Center                                                        Retail                 Unanchored
      200           1      Stor-All - Duluth, GA                                           Self Storage             Self Storage
      201           1      Advance Auto Parts - Cincinnati, OH                                Retail                 Unanchored
      202           2      Casa Brae                                                        Multifamily             Conventional
      203           1      Value Self Storage - Venice, FL                                 Self Storage             Self Storage
      204           1      CVS - Whiteville, NC                                               Retail                  Anchored
      205           2      Royal Palms                                                      Multifamily             Conventional
      206           1      CVS - Cleveland, TX                                                Retail                  Anchored
      207           1      Extra Space - Grandville, MI                                    Self Storage             Self Storage
      208           2      Highland Meadows (Fayette)                                       Multifamily             Conventional
      209           2      Sunridge Apartments                                              Multifamily             Conventional
      210           1      Rite Aid - St. Marys, OH                                           Retail                  Anchored
      211           2      Highland Meadows (Meridian)                                      Multifamily             Conventional
      212           1      Tractor Supply - Woodstock, VA                                     Retail                 Unanchored
      213           2      China Gate                                                       Multifamily             Conventional
      214           2      Highland Spring (Vallejo)                                        Multifamily             Conventional
      215           2      South View Apartments                                            Multifamily             Conventional
      216           1      Extra Space - Kent, OH                                          Self Storage             Self Storage
      217           1      Addison Place Bank Out Parcel                                       Land                    Retail
      218           2      South View (Broadway)                                            Multifamily             Conventional
      219           1      Tractor Supply - Glasgow, KY                                       Retail                 Unanchored
      220           2      South View (Main)                                                Multifamily             Conventional
      221           2      York Pointe                                                      Multifamily             Conventional
      222           1      U Stow N Go - Clearwater, FL                                    Self Storage             Self Storage
      223           2      Forest View Apartments                                           Multifamily             Conventional
      224           1      Park Glen Market Place                                             Retail                 Unanchored
      225           2      Highland Springs (Lincoln Park)                                  Multifamily             Conventional
      226           1      Tractor Supply - Paducah, KY                                       Retail                 Unanchored
      227           1      Extra Space - Grandview, MO                                     Self Storage             Self Storage
      228           2      Rio Grande                                                       Multifamily             Conventional
      229           2      Santa Fe Apartments                                              Multifamily             Conventional
      230           2      Village Square                                                   Multifamily             Conventional
      231           2      South View (Avalon)                                              Multifamily             Conventional
      232           2      Highland Meadows 43, 44                                          Multifamily             Conventional
      233           2      Woodglen Apartments                                              Multifamily             Conventional

                                                                         Annual                                Initial Deposit
   Mortgage        Monthly      Monthly                                Deposit to                                 to Capital
     Loan            Tax       Insurance                              Replacement                                Improvements
    Number          Escrow      Escrow                                  Reserves                                   Reserve
-------------------------------------------------------------------------------------------------------------------------------------

       1           239,684      28,379                                   95,021
       2           520,561      56,111
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
       3
       4           126,026                                                                                         778,838
     4.01                                                                                                          100,913
     4.02                                                                                                           8,125
     4.03
     4.04                                                                                                          133,875
     4.05
     4.06                                                                                                           9,750
     4.07
     4.08                                                                                                           15,625
     4.09                                                                                                          100,075
     4.10
     4.11                                                                                                           60,750
     4.12                                                                                                           48,000
     4.13                                                                                                          202,500
     4.14
     4.15                                                                                                           21,938
     4.16
     4.17
     4.18                                                                                                           30,850
     4.19                                                                                                           46,438
     4.20
       5           157,690      35,266                                  221,563
       6           234,456      40,637
       7           194,662                                                                                        2,409,434
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
     7.19
     7.20
     7.21
     7.22
     7.23
     7.24
     7.25
     7.26
     7.27
     7.28
       8           127,202       9,959                                   50,501                                     76,875
       9           149,071      22,525                                                                             125,000
      10           110,929                                              112,228
      11            46,494       4,690                                   31,058                                     5,250
      12
      13            57,030                       4% of Prior Calendar Month's Gross Revenues Annualized
      14                                                                 37,578                                    100,250
      15           134,789                                                                                         880,040
     15.01
     15.02
     15.03
     15.04
     15.05
     15.06
     15.07
     15.08
     15.09
     15.10
     15.11
     15.12
     15.13
     15.14
     15.15
     15.16
     15.17
     15.18
     15.19
     15.20
     15.21
     15.22
      16            50,372                                               22,222
      17
      18            14,445      13,303                                   13,019
      19
      20           101,490       8,689                                  100,022                                   1,403,063
     20.01
     20.02
     20.03
     20.04
     20.05
     20.06
     20.07
      21            19,655       4,687                                   57,957                                     49,981
     21.01
     21.02                                                                                                          14,750
     21.03
     21.04                                                                                                          35,231
     21.05
     21.06
      22            15,148      46,010                          4% of Total Revenue (2)
      23            43,086      15,632                               237342.96 (3)                                 (78,460)
     23.01
     23.02
     23.03
      24            25,250       5,843                                  152,880                                    138,000
      25            23,040       7,968                                  120,000                                     5,625
      26            57,480      11,068                                                                             169,380
      27            36,396       4,855                                  165,000
      28            23,311                                               76,632
      29            15,502       2,322                                   26,497                                     12,563
      30            17,303                       4% of Prior Calendar Month's Gross Revenues Annualized
      31            20,753       4,577                                   60,400
      32            55,999       4,018                                                                              56,250
      33
      34            32,608                                               19,560
      35            17,500      10,077                                   8,969
      36            41,260         1                                     42,086
      37            10,150
      38            27,262      11,911                                   57,000
      39            12,013                                              320,597
     39.01
     39.02
     39.03
      40                                                                 68,500
      41                                                                 13,134
      42            10,423       2,292                                   42,000
      43
      44            17,754       1,463
      45            19,137                                             256041 (4)                                  (60,000)
      46
      47            22,749       2,167                                   45,600
      48            7,350        2,839
      49            11,013       3,942                                   80,500                                    400,000
      50            23,912
      51            11,696                                               7,720                                      3,750
      52            12,579       1,446                                   46,068                                     24,825
      53            23,852       2,194                                   87,000                                     11,250
      54
      55            7,462        3,336                                  115,000
      56            6,738         391                                    8,850                                      26,375
      57                          335                                    5,079
      58            18,765       5,710                                   76,000
      59            6,907
      60            11,922                                             33660 (5)                                   (23,438)
      61            9,019        1,683                                   15,144
      62            6,220         470                                    6,250
      63            10,672        665                                    7,875                                      29,188
      64
      65            8,177        4,944                                   20,580
      66            6,902        2,852                                   57,600
      67            7,213         711                                    20,628                                     8,250
      68            12,083       2,123                                   90,000
      69             605                                                 21,600
      70            3,454        1,231                                                                              11,000
      71            5,108        1,052                                                                              10,000
      72            4,310         713
      73            8,376
      74            5,481
      75            2,719                                                36,000
      76            14,066        929                                    4,864
      77            8,329         664                                    27,528                                     48,066
      78            11,133       1,246                                   2,340
      79            5,409         389                                    3,900
      80            10,492       3,789                                   63,996                                     41,125
      81                                                                 11,080
      82            21,073
      83                                                                 25,250                                     6,563
      84            6,371        1,161                                   7,165
      85            7,525         726                                    37,992                                     17,500
      86            6,156         557                                    4,850                                      9,188
      87            9,281        1,027                                   23,010
      88            9,237         753                                    11,748                                     17,500
      89            12,889       1,548                                   65,000                                     43,750
      90            9,971         581                                    11,014
      91            3,931        1,049                                   30,750                                     7,500
      92            4,858        1,858                                   27,000                                    107,875
      93            6,609         373                                    4,275
      94            2,901
      95            6,266        1,111                                   2,722
      96            5,498         279                                    4,325
      97            7,542        5,142                                   99,101                                     5,856
      98            5,717         463                                    7,908                                      32,000
      99            6,706        3,245                                   60,600                                    150,000
      100           3,655        3,438                                   8,400
      101           2,135        1,356                                   11,796
      102           9,568                                                15,315                                     82,500
    102.01
    102.02
      103           11,083        804
      104           3,343        3,900                                   37,500
      105           3,103        1,423                                                                              10,313
      106           7,219         373                                    4,350                                      16,875
      107           2,765         513                                    17,500
      108           2,615                                                25,000                                     1,563
      109           3,656         218                                    3,475
      110
      111           7,988        3,114                                   51,500                                    274,750
      112            607         1,265                                   17,250
      113           2,728        1,296                                   2,184
      114
      115           12,325       1,333                                   61,000                                     6,250
      116           4,298         548
      117           2,054         381                                    14,500                                     19,781
      118           3,236        1,654
      119           4,379                                               100,916
      120           2,346        1,241                                   15,000
      121           12,331        733                                    25,068                                     3,125
      122           3,057        1,032                                   11,160                                     9,375
      123           1,844         645                                    11,500                                      625
      124           3,311                                                27,500                                    237,500
      125           1,602         549                                    4,084
      126           4,077                                               102,666
      127           7,902        1,044
      128           3,984        1,611                                   20,580                                     87,688
      129
      130           2,537         770                                    2,035
      131           3,178         596                                    3,612
      132           4,871         775                                    12,744                                      750
      133           9,250        3,038                                   46,000                                     5,625
      134            0.00        0.00
      135           2,560                                                78,551
      136           4,618        1,204                                   42,480                                     26,875
      137
      138           2,708         607                                    30,750                                     25,500
      139           2,338         817                                    22,000                                     28,188
      140            0.00        0.00
      141           9,601         947                                    35,500                                     5,000
      142
      143           1,879         625                                    3,903
      144           1,895         373                                    2,650                                      6,875
      145
      146           3,349        1,923
      147
      148           1,951        1,052                                   9,660                                      10,375
      149
      150
      151
      152           2,507        1,124                                   10,656                                     4,375
      153
      154           7,984         773                                    47,868                                     43,750
      155
      156           2,583                                                66,786
      157
      158           3,862         297                                    6,530                                      1,250
      159           3,792         391
      160
      161
      162           2,000         268                                    8,750                                      1,250
      163           9,136         996                                    45,000
      164           1,846         491                                    26,328                                     36,875
      165           3,304        1,260
      166           2,474                                                85,548
      167           7,831         534                                    9,828
      168           3,852         811                                    33,168                                     23,125
      169           4,063         176                                    2,575
      170           1,495         338                                    10,000
      171           3,684        1,065                                   12,750
      172           6,768        1,605
      173           5,528        2,314                                   23,750                                     40,000
      174
      175           4,896        1,310                                   19,200                                     43,750
      176           1,723         536                                    15,000                                     4,375
      177
      178           5,353         601                                    10,908                                     6,250
      179           8,152         739                                    27,250
      180           2,920        1,774                                   13,000                                     11,250
      181                                                                2,990                                      3,000
      182           1,317         441                                    6,500
      183
      184           1,823         312                                    9,000                                      14,750
      185           4,679        2,340                                   20,000                                     12,500
      186            752          314
      187           1,387         325                                    8,250                                      1,875
      188           3,098        2,334                                                                              30,000
      189
      190           1,510         277                                    9,000                                      10,875
      191           1,210         287                                    7,750                                      1,000
      192
      193           2,028         406                                    39,384                                     6,250
      194           1,193         344                                    9,000                                      3,438
      195           1,324                                                3,384
      196           2,026         167                                    1,897
      197           2,059         937
      198           3,931         893                                    7,023
      199           3,283         639                                    1,425
      200
      201           1,835                                                 672
      202            935          301                                    7,000                                      8,844
      203           3,693        2,142
      204
      205           1,076         241                                    7,000                                      4,125
      206                                                                1,854
      207           2,511         488                                    8,952                                      8,125
      208           1,017         180                                    3,750                                       625
      209           1,132         278                                    6,000                                      4,250
      210
      211            980          180                                    4,000                                      4,000
      212
      213           1,176         179                                    4,500                                      3,813
      214           1,054         170                                    3,750                                      3,125
      215            941          235                                    4,750                                      4,375
      216           3,460         428                                    15,996                                     13,125
      217           1,511
      218            783          190                                    4,500                                      7,000
      219
      220            940          185                                    4,000                                      4,000
      221            697          131                                    4,000
      222           2,158         792                                    5,697
      223            591          211                                    3,250                                      3,094
      224                                                                1,908
      225            806          151                                    3,000                                       625
      226
      227           3,911         473                                    9,264                                      14,813
      228            857          162                                    4,000                                      4,750
      229            691          148                                    4,000                                      3,500
      230            698          159                                    4,500                                      1,281
      231            775          136                                    3,000
      232            446          112                                    2,000                                      2,500
      233            451          107                                    2,750                                      1,250

   Mortgage     Initial     Ongoing
     Loan        TI/LC       TI/LC
    Number      Escrow     Footnote
----------------------------------------

       1
       2                      (1)
     2.01
     2.02
     2.03
     2.04
     2.05
     2.06
     2.07
     2.08
     2.09
     2.10
     2.11
     2.12
     2.13
     2.14
       3
       4
     4.01
     4.02
     4.03
     4.04
     4.05
     4.06
     4.07
     4.08
     4.09
     4.10
     4.11
     4.12
     4.13
     4.14
     4.15
     4.16
     4.17
     4.18
     4.19
     4.20
       5       5,000,000      (1)
       6       1,892,272
       7
     7.01
     7.02
     7.03
     7.04
     7.05
     7.06
     7.07
     7.08
     7.09
     7.10
     7.11
     7.12
     7.13
     7.14
     7.15
     7.16
     7.17
     7.18
     7.19
     7.20
     7.21
     7.22
     7.23
     7.24
     7.25
     7.26
     7.27
     7.28
       8       1,267,500      (1)
       9        773,965
      10        50,000        (1)
      11       1,000,000      (1)
      12
      13
      14       1,000,000      (1)
      15
     15.01
     15.02
     15.03
     15.04
     15.05
     15.06
     15.07
     15.08
     15.09
     15.10
     15.11
     15.12
     15.13
     15.14
     15.15
     15.16
     15.17
     15.18
     15.19
     15.20
     15.21
     15.22
      16
      17
      18
      19
      20       1,200,000      (1)
     20.01
     20.02
     20.03
     20.04
     20.05
     20.06
     20.07
      21
     21.01
     21.02
     21.03
     21.04
     21.05
     21.06
      22
      23
     23.01
     23.02
     23.03
      24
      25
      26
      27
      28
      29                      (1)
      30
      31
      32
      33
      34                      (1)
      35
      36                      (1)
      37
      38
      39
     39.01
     39.02
     39.03
      40
      41
      42
      43
      44
      45
      46
      47
      48
      49
      50
      51
      52
      53
      54
      55
      56
      57                      (1)
      58
      59
      60        300,000
      61        644,962       (1)
      62
      63
      64
      65
      66
      67
      68
      69
      70
      71
      72        100,000       (1)
      73
      74
      75
      76                      (1)
      77
      78
      79
      80
      81
      82
      83
      84                      (1)
      85
      86
      87
      88
      89
      90                      (1)
      91
      92
      93
      94
      95                      (1)
      96
      97
      98
      99
      100                     (1)
      101
      102       100,000       (1)
    102.01
    102.02
      103
      104
      105
      106
      107
      108
      109
      110
      111
      112
      113                     (1)
      114
      115
      116
      117
      118
      119
      120
      121
      122
      123
      124
      125                     (1)
      126
      127
      128
      129
      130                     (1)
      131       60,500        (1)
      132
      133
      134
      135
      136
      137
      138
      139
      140
      141
      142
      143       100,000       (1)
      144
      145
      146
      147
      148
      149
      150
      151
      152       100,000
      153
      154
      155
      156
      157
      158
      159
      160
      161
      162
      163
      164
      165
      166
      167
      168
      169
      170
      171
      172
      173
      174
      175
      176
      177
      178
      179
      180
      181                     (1)
      182
      183
      184
      185
      186
      187
      188
      189
      190
      191
      192
      193
      194
      195
      196                     (1)
      197
      198
      199       30,000        (1)
      200
      201
      202
      203
      204
      205
      206                     (1)
      207
      208
      209
      210
      211
      212
      213
      214
      215
      216
      217
      218
      219
      220
      221
      222
      223
      224                     (1)
      225
      226
      227
      228
      229
      230
      231
      232
      233

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2) Represents a future escrow commencing in October of 2006.

(3) Represents a future escrow commencing in November of 2007.

(4) Through 3/11/06, thereafter, 1/12 of 4% prior year's Gross Revenues.

(5) This reserve will escrow at $33,660 annualy for the first 48 payments.

                 [THIS PAGE INTENTIONALLY LEFT BLANK]

                 [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

                ANNEX A-4                COMMERCIAL TENANT SCHEDULE
                ---------

                     LOAN
  MORTGAGE          GROUP                                                                  GENERAL                  SPECIFIC
LOAN NUMBER         NUMBER                        PROPERTY NAME                         PROPERTY TYPE            PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

     1                1       85 Tenth Avenue                                               Office                    CBD
     2                1       NGP Rubicon GSA Pool                                         Various                  Various
    2.01                      Rubicon NGP - Burlington, NJ                                Industrial               Warehouse
    2.02                      Rubicon NGP - Sacramento, CA                                  Office                    CBD
    2.03                      Rubicon NGP - Suffolk, VA                                     Office                  Suburban
    2.04                      Rubicon NGP - Washington, DC                                  Office                    CBD
    2.05                      Rubicon NGP - Kansas City, KS                                 Office                    CBD
    2.06                      Rubicon NGP - San Diego, CA                                   Office                  Suburban
    2.07                      Rubicon NGP - Concord, MA                                     Office                  Suburban
    2.08                      Rubicon NGP - Philadelphia, PA                                Office                    CBD
    2.09                      Rubicon NGP - Huntsville, AL                                  Office                  Suburban
    2.10                      Rubicon NGP - Houston, TX                                     Office                  Suburban
    2.11                      Rubicon NGP - Providence, RI                                  Office                  Suburban
    2.12                      Rubicon NGP - Aurora, CO                                      Office                  Suburban
    2.13                      Rubicon NGP - Lakewood, CO                                    Office                  Suburban
    2.14                      Rubicon NGP - Norfolk, VA                                     Office                  Suburban
     3                1       1000 & 1100 Wilson                                            Office                  Suburban
     4                1       Abbey Pool                                                   Various                  Various
    4.01                      Transpark Office Complex                                      Office                  Suburban
    4.02                      Colton Courtyard                                              Retail                  Anchored
    4.03                      Sierra Gateway Business Center                                Office                  Suburban
    4.04                      10th Street Commerce Center                                   Retail                  Anchored
    4.05                      Transpark Industrial Complex                                Industrial                  Flex
    4.06                      Palmdale Place Commerce Center                                Retail                  Anchored
    4.07                      Fresno Industrial Center                                    Industrial               Warehouse
    4.08                      Nevada Street Plaza                                         Mixed Use               Office/Flex
    4.09                      Tozai Plaza                                                 Mixed Use              Retail/Office
    4.10                      Upland Commerce Center                                        Retail                 Unanchored
    4.11                      Rancho Carmel Commerce Center                                 Retail                 Unanchored
    4.12                      Braden Court                                                  Office                  Suburban
    4.13                      Airpark Plaza                                               Mixed Use            Office/Industrial
    4.14                      30th Street Commerce Center                                   Retail                 Unanchored
    4.15                      Atlantic Plaza                                                Retail                 Unanchored
    4.16                      Diamond Bar Commerce Center                                   Retail                 Unanchored
    4.17                      Goodrich Office Park                                          Office                  Suburban
    4.18                      Garden Grove Town Center                                      Retail              Shadow Anchored
    4.19                      Anaheim Stadium Industrial Park                             Industrial               Warehouse
    4.20                      25th Street Commerce Center                                   Retail                 Unanchored
     5                1       Metropolitan Square                                           Office                    CBD
     6                1       San Felipe Plaza                                              Office                  Suburban
     8                1       180 Madison Avenue                                            Office                    CBD
     9                1       2500 City West                                                Office                  Suburban
     10               1       Bryan Tower                                                   Office                    CBD
     11               1       6116 Executive Boulevard                                      Office                  Suburban
     12               1       Crossings at Corona - Phase III                               Retail                  Anchored
     14               1       1370 Broadway                                                 Office                    CBD
     16               1       City Place Retail Center                                      Retail                  Anchored
     17               1       110 North Wacker Drive                                        Office                    CBD
     18               1       Park Place II                                                 Retail                  Anchored
     19               1       Phillips Lighting                                             Office                  Suburban
     20               1       The Hinman Pool                                              Various                  Various
   20.01                      Abbott Center                                                 Office                  Suburban
   20.02                      Glenwood Hills Corporate Center                               Office                  Suburban
   20.03                      Trestlebridge Office Center                                   Office                  Suburban
   20.04                      Fifth Third Bank Building                                     Office                  Suburban
   20.05                      77 Monroe Center                                              Office                  Suburban
   20.06                      Bolingbrook Commons                                           Retail                  Anchored
   20.07                      Capital Center                                              Mixed Use              Retail/Office
     21               1       Taurus Pool                                                  Various                  Various
   21.01                      Shelton Technology Center                                   Industrial            Warehouse/Office
   21.02                      IVAX Warehouse Facility                                     Industrial            Light Industrial
   21.03                      CEC Entertainment Facility                                    Office                  Suburban
   21.04                      Comcast  Building                                           Industrial                  Flex
   21.05                      Nashua Village                                                Retail                  Anchored
   21.06                      Wal-Mart - West Point, MS                                     Retail                  Anchored
     29               1       Centrum North                                                 Office                  Medical
     32               1       One City Center                                               Office                    CBD
     34               1       Dadeland Centre I                                             Office                  Suburban
     35               1       FBI Office Building                                           Office                  Suburban
     36               1       Meridian Bank Tower                                           Office                    CBD
     41               1       Abbott Laboratories                                           Office                  Suburban
     43               1       Office Depot Building                                         Office                  Suburban
     44               1       Washington Hudson Retail                                      Retail                  Anchored
     48               1       Wal-Mart Way Crossing                                         Retail              Shadow Anchored
     50               1       BJ's Wholesale Club                                           Retail                  Anchored
     51               1       Border Patrol Facility                                        Office                  Suburban
     54               1       Valassis Communications World Headquarters                    Office                  Suburban
     57               1       Hawthorne- Circuit City                                       Retail                  Anchored
     59               1       Loganville Town Center                                        Retail                  Anchored
     60               1       Lawrenceville Town Center                                     Retail                  Anchored
     61               1       San Pedro Towne Center                                        Retail                  Anchored
     64               1       Lowe's - Windham, ME                                          Retail                  Anchored
     71               1       1780 Fourth Street                                            Retail                 Unanchored
     72               1       Maywood Village                                               Retail                  Anchored
     73               1       Tarzana Tower                                                 Office                  Suburban
     74               1       Addison Place Retail Center                                   Retail                 Unanchored
     76               1       Germantown Plaza Shopping Center                              Retail                  Anchored
     78               1       Century Plaza                                                 Retail              Shadow Anchored
     81               1       New Market Crossing Shopping Center                           Retail                  Anchored
     82               1       1500 Building                                                 Office                  Suburban
     84               1       Roundy's Monroe                                               Retail                  Anchored
     90               1       Horizon Plaza                                                 Retail                  Anchored
     95               1       Barry Health Center                                           Office                  Medical
    100               1       Newhope                                                       Office                  Suburban
    102               1       Oak Park & Waters Hanley Pool                                 Retail                  Various
   102.01                     Waters Hanley Plaza                                           Retail                  Anchored
   102.02                     Oak Park Shopping Center                                      Retail                 Unanchored
    110               1       Walgreens - Salt Lake City, UT                                Retail                  Anchored
    113               1       Antioch Crossing Shopping Center                              Retail              Shadow Anchored
    114               1       Walgreens - Sandy, UT                                         Retail                  Anchored
    116               1       Lynnhaven Square Shopping Center                              Retail              Shadow Anchored
    125               1       Willow View Office Building                                   Office                  Suburban
    127               1       City Center Retail                                            Retail                  Anchored
    129               1       Walgreens - Waldorf, MD                                       Retail                  Anchored
    130               1       West Park Place Building III                                  Retail                 Unanchored
    131               1       Smokey Point Plaza                                            Retail              Shadow Anchored
    134               1       Jewel (Dixon)                                                 Retail                  Anchored
    137               1       Harrington Place                                              Office                  Suburban
    140               1       CVS - Baton Rouge                                             Retail                  Anchored
    142               1       CVS - Independence, MO                                        Retail                  Anchored
    143               1       Vallecitos Commerce Center                                    Retail                 Unanchored
    145               1       CVS - Chicago, IL                                             Retail                  Anchored
    147               1       Eckerd - Spartanburg, SC                                      Retail                 Unanchored
    149               1       Walgreens - Midvale, UT                                       Retail                  Anchored
    150               1       Walgreens - Fayetteville, AR                                  Retail                  Anchored
    151               1       Walgreens - Chester, VA                                       Retail                  Anchored
    152               1       331 South Rio Grande Street                                   Office                    CBD
    153               1       Walgreens - New Bern, NC                                      Retail                  Anchored
    155               1       CVS - Lago Vista, TX                                          Retail                  Anchored
    157               1       Eckerd - Travelers Rest, SC                                   Retail                 Unanchored
    158               1       INS Building - South Portland, ME                             Office                  Suburban
    160               1       Walgreens - Louisville, KY                                    Retail                  Anchored
    161               1       Walgreens - Staten Island, NY                                 Retail                  Anchored
    165               1       Tempe Towne Plaza                                             Retail                  Anchored
    174               1       Eckerd - Hayes, VA                                            Retail                 Unanchored
    177               1       Best Buy - Tupelo, MS                                         Retail                  Anchored
    181               1       975 Morris Park Avenue                                      Mixed Use              Office/Retail
    183               1       Walgreens - Wilson, NC                                        Retail                  Anchored
    189               1       Citadel International                                         Office                  Suburban
    192               1       Walgreens-Pulaski                                             Retail                  Anchored
    195               1       Madison Square                                                Retail                 Unanchored
    196               1       Kimball Crossing Shopping Center                              Retail                 Unanchored
    197               1       Office Depot - Oklahoma City, OK                              Retail                  Anchored
    199               1       Town Center                                                   Retail                 Unanchored
    201               1       Advance Auto Parts - Cincinnati, OH                           Retail                 Unanchored
    204               1       CVS - Whiteville, NC                                          Retail                  Anchored
    206               1       CVS - Cleveland, TX                                           Retail                  Anchored
    210               1       Rite Aid - St. Marys, OH                                      Retail                  Anchored
    212               1       Tractor Supply - Woodstock, VA                                Retail                 Unanchored
    219               1       Tractor Supply - Glasgow, KY                                  Retail                 Unanchored
    224               1       Park Glen Market Place                                        Retail                 Unanchored
    226               1       Tractor Supply - Paducah, KY                                  Retail                 Unanchored

  MORTGAGE         CUT-OFF DATE           NUMBER OF         UNIT OF
LOAN NUMBER      LOAN BALANCE ($)       UNITS (UNITS)       MEASURE    LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------

     1            200,000,000.00           597,953          Sq. Ft.    GSA
     2            194,500,000.00          2,990,570         Sq. Ft.    Various
    2.01                                  1,048,631         Sq. Ft.    United States of America (Federal Supply Service)
    2.02                                   326,306          Sq. Ft.    United States of America (Army Corps of Engineers)
    2.03                                   351,075          Sq. Ft.    United States of America (Joint Forces Command)
    2.04                                   146,365          Sq. Ft.    United States of America (Federal Election Commission)
    2.05                                   182,554          Sq. Ft.    United States of America (Environmental Protection Agency)
    2.06                                   131,891          Sq. Ft.    United States of America (Dept of Veterans Affairs)
    2.07                                    97,256          Sq. Ft.    United States of America (Army Corps of Engineers)
    2.08                                    88,717          Sq. Ft.    United States of America (INS)
    2.09                                   118,040          Sq. Ft.    United States of America (Army Corps of Engineers)
    2.10                                   138,020          Sq. Ft.    United States of America (Drug Enforcement Agency)
    2.11                                   130,600          Sq. Ft.    United States of America (GSA)
    2.12                                   103,000          Sq. Ft.    United States of America (Tricare Management Activities)
    2.13                                    74,285          Sq. Ft.    United States of America (Dept. of the Interior)
    2.14                                    53,830          Sq. Ft.    United States of America (FBI)
     3            182,500,000.00          1,069,563         Sq. Ft.    General Services Administration
     4            142,625,000.00          1,715,219         Sq. Ft.    Various
    4.01                                   208,975          Sq. Ft.    Loveland Baptist Church
    4.02                                   122,082          Sq. Ft.    Payless Drug Store Nw DBA Rite Aid Corporation
    4.03                                   131,917          Sq. Ft.    County of Los Angeles DBA Dept Children & Famly Srvcs
    4.04                                    96,567          Sq. Ft.    Cheryl C. Hghs & Willm F. H DBA The Whole Wheatery
    4.05                                   218,261          Sq. Ft.    Maiselle's Furniture Outlet
    4.06                                    85,152          Sq. Ft.    Thrifty Corp.
    4.07                                   265,085          Sq. Ft.    Sony Music Entertnmnt, Inc.
    4.08                                   126,292          Sq. Ft.    Cycle Craft, Inc.
    4.09                                    39,349          Sq. Ft.    Strawberry Park Ltd DBA Marie Callenders
    4.10                                    47,545          Sq. Ft.    Richard Gross Ent.
    4.11                                    26,978          Sq. Ft.    John & Arleen Enterprise DBA ABC Children's Center
    4.12                                    29,987          Sq. Ft.    County Orange - SSA/C.A.S.T
    4.13                                    86,334          Sq. Ft.    Harrigan Cole Vocatnal Ent. DBA Cole Vocational Services
    4.14                                    33,022          Sq. Ft.    Padveen,Cappi and Wienr Chr DBA Scott Chiropractic
    4.15                                    31,281          Sq. Ft.    Tarzana Treatmnt Cntr, Inc.
    4.16                                    20,528          Sq. Ft.    Diamond Bar Montessor Acdmy DBA Diamond Bar Montessor Acdmy
    4.17                                    26,200          Sq. Ft.    ENKI Health & Resrch Systms DBA ENKI Health & Resrch Systms
    4.18                                    12,560          Sq. Ft.    Regina Hopper
    4.19                                    89,616          Sq. Ft.    Lunada Bay Corporation
    4.20                                    17,488          Sq. Ft.    Education Mngmt Systems DBA Opportunity for Learning
     5            125,500,000.00           987,300          Sq. Ft.    Bryan Cave, LLP
     6            101,500,000.00           959,466          Sq. Ft.    Pride International
     8            75,000,000.00            252,503          Sq. Ft.    Vandale Industries, Inc.
     9            70,000,000.00            574,216          Sq. Ft.    Aspen Technology
     10           69,000,000.00           1,122,280         Sq. Ft.    Baylor
     11           65,188,000.00            207,055          Sq. Ft.    National Institute of Health
     12           62,000,000.00            224,509          Sq. Ft.    Edwards Cinemas
     14           60,000,000.00            250,517          Sq. Ft.    Rosenthal & Rosenthal, Inc.
     16           51,000,000.00            342,068          Sq. Ft.    Wal-Mart
     17           48,000,000.00            226,750          Sq. Ft.    General Growth Management, Inc.
     18           44,687,500.00            253,674          Sq. Ft.    Kohls
     19           41,000,000.00            199,900          Sq. Ft.    Philips Holding USA Inc.
     20           39,000,000.00            702,671          Sq. Ft.    Various
   20.01                                   111,175          Sq. Ft.    Michigan Department of Treasury
   20.02                                    83,533          Sq. Ft.    Meridian Automotive Systems
   20.03                                    90,454          Sq. Ft.    Skansa USA Building, Inc.
   20.04                                   112,254          Sq. Ft.    Archway
   20.05                                    91,932          Sq. Ft.    Standard Federal Bank
   20.06                                   178,663          Sq. Ft.    Century Tile
   20.07                                    34,660          Sq. Ft.    Cereal City Pediatrics
     21           38,640,000.00            579,576          Sq. Ft.    Various
   21.01                                   113,101          Sq. Ft.    Emhart Technologies, Inc.
   21.02                                   236,740          Sq. Ft.    IVAX Pharmaceuticals, Inc.
   21.03                                    76,500          Sq. Ft.    CEC Entertainment Concepts, LP
   21.04                                    60,000          Sq. Ft.    Comcast of Massachussetts 1, Inc.
   21.05                                    35,250          Sq. Ft.    TJX Companies, Inc.
   21.06                                    57,985          Sq. Ft.    Wal-Mart
     29           27,000,000.00            176,862          Sq. Ft.    CalOptima
     32           24,000,000.00            210,037          Sq. Ft.    Preti, Flaherty, Beliveau
     34           23,000,000.00            130,373          Sq. Ft.    Hinshaw Culbertson
     35           18,800,000.00             86,199          Sq. Ft.    Federal Bureau of Investigation
     36           18,550,000.00            280,572          Sq. Ft.    Arizona Department of Water Resources
     41           15,243,750.00            131,341          Sq. Ft.    Abbott Laboratories
     43           15,000,000.00            137,066          Sq. Ft.    Office Depot
     44           15,000,000.00             48,234          Sq. Ft.    NYSC (TCI Hoboken, Inc.)
     48           13,535,000.00             80,160          Sq. Ft.    Wild Wings Cafe
     50           13,000,000.00            112,992          Sq. Ft.    BJ's Wholesale Club
     51           12,971,956.62             48,250          Sq. Ft.    United States Government
     54           12,100,000.00            100,597          Sq. Ft.    Valassis Communications, Inc.
     57           11,200,000.00             33,862          Sq. Ft.    Circuit City
     59           10,794,886.88             77,661          Sq. Ft.    Publix
     60           10,787,727.10            187,276          Sq. Ft.    Kroger
     61           10,200,000.00            101,878          Sq. Ft.    Kaplan, Inc
     64            9,702,000.00            169,793          Sq. Ft.    Lowe's
     71            9,000,000.00             28,213          Sq. Ft.    The Pasta Shop
     72            9,000,000.00             48,324          Sq. Ft.    Kragen Auto Parts
     73            9,000,000.00             80,103          Sq. Ft.    Infinity Air, Inc
     74            8,989,560.60             28,259          Sq. Ft.    Gotham City
     76            8,540,902.07             63,738          Sq. Ft.    Michaels
     78            8,316,566.91             23,442          Sq. Ft.    Washington Mutual
     81            8,000,000.00            110,800          Sq. Ft.    Lowes Foods
     82            7,991,110.94             97,856          Sq. Ft.    Keiser College
     84            7,791,462.46             71,636          Sq. Ft.    Roundy's
     90            6,973,601.71             73,425          Sq. Ft.    Gordman's
     95            6,420,952.83             27,217          Sq. Ft.    Sinai Hospital of Detroit
    100            5,500,000.00             56,420          Sq. Ft.    CAM Commerce Solutions, Inc.
    102            5,150,000.00            104,443          Sq. Ft.    Various
   102.01                                   65,950          Sq. Ft.    Save-A-Lot
   102.02                                   38,493          Sq. Ft.    Shapes Total Fitness
    110            4,809,000.00             14,293          Sq. Ft.    Walgreens
    113            4,744,850.75             21,770          Sq. Ft.    Payless Shoes
    114            4,735,000.00             14,470          Sq. Ft.    Walgreens
    116            4,615,000.00             22,933          Sq. Ft.    Blockbuster
    125            4,300,000.00             20,418          Sq. Ft.    RBF Consulting
    127            4,202,739.77             19,231          Sq. Ft.    CVS
    129            4,200,000.00             14,490          Sq. Ft.    Walgreens
    130            4,187,615.10             20,350          Sq. Ft.    Blockbuster
    131            4,185,000.00             24,080          Sq. Ft.    Hollywood Entertainment, Corp.
    134            4,100,000.00             47,117          Sq. Ft.    Jewel Food Stores, Inc.
    137            3,943,446.10             86,718          Sq. Ft.    FutureWei Technologies
    140            3,791,716.99             13,813          Sq. Ft.    CVS
    142            3,629,335.55             13,824          Sq. Ft.    CVS
    143            3,600,000.00             26,019          Sq. Ft.    Leisure World
    145            3,496,219.23             10,500          Sq. Ft.    CVS
    147            3,406,000.00             13,824          Sq. Ft.    Eckerd
    149            3,373,000.00             14,749          Sq. Ft.    Walgreens
    150            3,350,000.00             15,120          Sq. Ft.    Walgreens
    151            3,300,000.00             14,820          Sq. Ft.    Walgreens
    152            3,289,400.88             46,331          Sq. Ft.    Regency Royale
    153            3,240,270.08             14,259          Sq. Ft.    Walgreens
    155            3,151,000.00             13,813          Sq. Ft.    CVS
    157            3,137,000.00             13,813          Sq. Ft.    Eckerd
    158            3,110,830.82             21,066          Sq. Ft.    INS Realty LLC
    160            3,100,000.00             14,560          Sq. Ft.    Walgreens
    161            3,096,574.84             13,650          Sq. Ft.    Walgreens
    165            2,996,520.20             26,256          Sq. Ft.    Kinko's
    174            2,773,000.00             13,813          Sq. Ft.    Eckerd
    177            2,707,000.00             20,000          Sq. Ft.    Best Buy
    181            2,597,067.43             13,000          Sq. Ft.    New York Public Library
    183            2,529,106.52             14,490          Sq. Ft.    Walgreens
    189            2,285,346.14            129,703          Sq. Ft.    FAA-FSDO
    192            2,150,000.00             13,650          Sq. Ft.    Walgreen's
    195            2,055,000.00             28,200          Sq. Ft.    Family Dollar (sublessee)
    196            2,047,679.11             12,640          Sq. Ft.    Muse Hair Salon
    197            2,000,000.00             19,417          Sq. Ft.    Office Depot
    199            1,969,158.67             5,280           Sq. Ft.    Home Quest
    201            1,800,000.00             6,720           Sq. Ft.    Advance Auto Parts
    204            1,736,000.00             10,055          Sq. Ft.    CVS
    206            1,720,000.00             10,906          Sq. Ft.    CVS
    210            1,687,000.00             14,335          Sq. Ft.    Rite Aid
    212            1,658,000.00             22,670          Sq. Ft.    Tractor Supply
    219            1,388,000.00             21,688          Sq. Ft.    Tractor Supply
    224            1,298,619.38             9,540           Sq. Ft.    Curves for Women
    226            1,187,000.00             21,688          Sq. Ft.    Tractor Supply

                        LARGEST            LARGEST
      MORTGAGE           TENANT            TENANT
    LOAN NUMBER         % OF NRA          EXP. DATE       2ND LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

         1               37.63%        Multiple Spaces    Level 3 Communications
         2              Various            Various        Various
        2.01            100.00%           12/13/10
        2.02             70.37%           10/31/10        State of California (Department of Justice)
        2.03            100.00%           05/09/13
        2.04             62.57%           09/30/07        United States of America (Bureau of Public Debt)
        2.05            100.00%           06/14/09
        2.06             90.64%           11/05/13        Ocean System Engineering Corporation
        2.07            100.00%           03/11/18
        2.08            100.00%           04/03/08
        2.09            100.00%           10/06/14
        2.10             96.36%           04/30/12        Texas Premier Bank
        2.11            100.00%           03/31/08
        2.12            100.00%           05/19/13
        2.13             71.58%           01/31/06        Global Payments
        2.14            100.00%           08/31/09
         3               17.94%        Multiple Spaces    Northrop Grumman
         4              Various            Various        Various
        4.01             33.66%           12/31/11        U.S. Governmnt-Gen Svc Admn
        4.02             19.39%           07/31/14        Beverly Fabrics Inc.
        4.03             37.52%           02/28/15        International Church 4 Sqre DBA Antelope Vally Fr Sqr Chrch
        4.04             10.15%           11/30/10        Edwards Federal Credit Un
        4.05             17.30%           10/04/09        Eubanks Engineering Co.
        4.06             22.45%           05/31/06        The Salvation Army
        4.07             75.48%           07/31/07        APX Express, Inc.
        4.08             7.08%            05/31/07        Lupe & Timothy Arroyo DBA Apostolic
        4.09             11.44%           01/14/07        Tony Bach & Kim My Lu
        4.10             33.19%           06/30/15        Viva Bargain Center, Inc.
        4.11             17.05%           12/31/12        Allan M Trepcyk DBA Graziano's
        4.12            100.00%           09/30/09
        4.13             4.65%            07/31/07        Donald P. Ruud DBA Parkway Tropical Fish
        4.14             12.90%           10/31/06        Chief Auto Parts, Inc.
        4.15             25.38%           08/31/07        Terry Preap & Dennisa Preap DBA Quality Food Market
        4.16             30.69%           11/30/08        Pakam Foods Services DBA Sizzler
        4.17            100.00%           06/30/06
        4.18             42.99%           05/31/15        Kwang Jin Kim & Hyang J. Ha DBA Video Giant
        4.19             46.79%           08/31/07        Ceramic Tile Pour La Maison
        4.20             25.16%           05/31/09        Manoj Soktalrdchp & Tia Art DBA Siam Market
         5               22.51%           06/30/22        Armstrong Teasdale, LLP
         6               11.57%           11/30/15        Jardine Lloyd Thompson
         8               9.06%            12/01/15        International Intimates, Inc.
         9               19.73%           07/31/16        Horizon Offshore
         10              16.75%           08/31/10        Chase Bank
         11              86.44%        Multiple Spaces    Funds Management
         12              35.89%           11/30/19        Barnes & Noble
         14              21.13%           03/31/12        Paul Davril, Inc. (Kenneth Cole)
         16              39.22%           10/29/22        Nordstrom Rack
         17             100.00%           10/31/19
         18              34.85%           01/31/25        Marshalls
         19             100.00%           12/31/21
         20             Various            Various        Various
       20.01             26.25%           12/31/05        Tomie Raines Realtors, Inc
       20.02             24.53%           09/30/08        Federal Aviation Administration
       20.03             11.73%           07/31/13        IRS
       20.04             25.14%           12/31/06        Jacobs Engineering
       20.05             32.69%           12/31/10        Clear Channel
       20.06             45.64%           08/31/06        American Sales, Inc.
       20.07             20.18%           11/30/14        Williams Kitchen & Bath
         21             Various            Various        Various
       21.01             41.15%           03/31/12        Random House, Inc.
       21.02            100.00%           12/31/10
       21.03            100.00%           05/31/15
       21.04            100.00%           01/01/10
       21.05             85.11%           09/30/13        PR Restaurants, LLC (Panera)
       21.06            100.00%           10/22/16
         29              50.99%        Multiple Spaces    GSA
         32              20.21%           12/31/09        Medical Mutual Insurance
         34              12.34%        Multiple Spaces    Ingham & Company
         35             100.00%           05/08/20
         36              26.55%           10/09/09        Warner, Angle, Roper & Hallam, P.C.
         41             100.00%           08/08/17
         43             100.00%           12/31/12
         44              49.46%           04/30/18        CVS Pharmacy
         48              7.49%            07/31/15        Polynesian Pools
         50             100.00%           06/13/19
         51             100.00%           08/31/20
         54             100.00%           05/01/13
         57             100.00%           01/31/20
         59              66.21%           08/01/17        El Ranchero
         60              34.17%           06/30/15        Georgia Theatre
         61              30.46%           02/28/15        Dollar Tree Stores, Inc.
         64             100.00%           09/28/25
         71              22.18%           10/31/09        Cafe Rouge
         72              18.87%           01/31/07        Western Dental
         73              10.17%           09/30/10        Metrocall
         74              19.77%           12/31/12        JP Crystal
         76              38.00%           09/30/13        Aldi (Ground Lease)
         78              21.33%           06/19/15        Wendy's
         81              48.74%           09/30/25        Roses
         82              96.51%           08/31/13        A Freakin Inc.
         84              85.34%           04/30/24        Rental Treatment Centers
         90              68.95%           03/24/14        Los Compadres
         95              82.00%           12/31/17        University Orthopaedics
        100              46.08%           03/06/10        WDW Inc.- Artistic Porcelain
        102             Various            Various        Various
       102.01            29.57%           09/30/13        Beall's Outlet
       102.02            38.05%           12/31/12        Renal Care Group
        110             100.00%           04/30/80
        113              12.86%           11/30/09        LA Tan
        114             100.00%           01/31/80
        116              16.79%           03/31/11        ABC Store
        125              44.38%           09/09/10        Suncal Corporation
        127              66.98%           01/31/25        Cosi
        129             100.00%           09/30/80
        130              29.43%           04/03/15        The Loop Pizza Grill
        131              22.43%           12/31/05        Smokey Point Pets
        134             100.00%           12/12/20
        137              27.35%           03/31/07        New Frontier Title Agency
        140             100.00%           12/08/24
        142             100.00%           09/16/22
        143              52.34%           08/31/06        Decor Furniture
        145             100.00%           08/12/27
        147             100.00%           01/31/25
        149             100.00%           03/31/80
        150             100.00%           03/31/76
        151             100.00%           08/30/80
        152              15.70%           08/31/06        Horizon West Mgmt.
        153             100.00%           05/31/80
        155             100.00%           01/31/31
        157             100.00%           04/19/25
        158             100.00%           06/01/17
        160             100.00%           06/30/79
        161             100.00%           10/31/54
        165              20.38%           12/31/10        Devil House
        174             100.00%           10/26/24
        177             100.00%           01/31/16
        181              34.62%           08/31/21        Center for Family Support
        183             100.00%           06/30/77
        189              13.92%           09/30/07        DHS-FAM
        192             100.00%           02/29/80
        195              30.14%           09/30/07        The Crate
        196              25.76%           07/01/10        Pet Circuit
        197             100.00%           11/30/18
        199              50.00%           05/31/10        Laitla Rizvi, P.L.
        201             100.00%           12/31/18
        204             100.00%           01/31/27
        206             100.00%           03/23/17
        210             100.00%           07/31/25
        212             100.00%           10/03/19
        219             100.00%           03/31/20
        224              30.57%           06/30/10        E-Mortgage Logic, Inc.
        226             100.00%           11/19/19

  MORTGAGE            2ND LARGEST             2ND LARGEST
LOAN NUMBER         TENANT % OF NRA         TENANT EXP. DATE       3RD LARGEST TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

     1                   18.73%                 12/31/17           Lehman Brothers Holdings
     2                  Various                 Various            Various
    2.01
    2.02                 17.85%                 03/31/08           World of Good Tastes
    2.03
    2.04                 26.42%                 09/30/07           Hard Rock Cafe
    2.05
    2.06                 9.36%                  10/01/09
    2.07
    2.08
    2.09
    2.10                 3.22%                  04/30/07
    2.11
    2.12
    2.13                 10.39%                 04/30/08           DRG & Associates
    2.14
     3                   12.19%             Multiple Spaces        Raytheon Company
     4                  Various                 Various            Various
    4.01                 7.92%              Multiple Spaces        HMC Group
    4.02                 14.33%                 10/25/09           Berean Christian Stores
    4.03                 11.86%                 08/31/06           Lo Jack Corporation DBA LoJack
    4.04                 8.82%                  12/31/06           Ramiro Medrano and Jorg Mdr DBA Medrano's Mexican Restaurnt
    4.05                 14.94%                 12/14/06           Buddy's Flooring Outlet
    4.06                 14.09%                 12/31/06           Antelope Valley Hlth Car Sy DBA Women Infants Children
    4.07                 4.72%                  12/31/06           Amarr Company Inc. DBA Amarr Garage Doors
    4.08                 5.47%                  08/14/07           Richard Gross Ent. DBA Salon Success Academy
    4.09                 6.71%                  05/31/14           Christophr Suh and Jams Lee DBA Cafe Aluminum
    4.10                 29.85%                 11/30/15           Trav Corporation
    4.11                 14.83%                 06/30/12           Matthew Sklamberg & Kelly DBA My Gym Childrn's Ftnss Cntr
    4.12
    4.13                 4.57%                  06/30/06           Mark Schroeder DBA Heritage Christian Church
    4.14                 11.87%                 05/31/09           Norma E Ramos DBA Fiesta Discount Stores
    4.15                 13.39%                 12/31/06           Carlen Enterprises Inc.
    4.16                 25.33%                 12/04/05           Michael Rodriguez & Mrc Hld
    4.17
    4.18                 38.22%                 04/30/07           Sergio Valenzuela et al DBA La Conga Mexican Grill
    4.19                 20.54%                 11/30/06           Elliott Aut Supply Co. Inc. DBA Factory Motor Parts
    4.20                 20.95%                 06/30/15           Center for Orthopdcs & Rehb
     5                   13.67%                 06/30/10           HOK Group, Inc.
     6                   5.16%                  02/28/15           J. Walter Thompson, USA
     8                   8.92%              Multiple Spaces        The Natori Company, Inc.
     9                   15.50%                 11/30/08           Sempra
     10                  8.16%                  10/31/10           Chubb Insurance
     11                  3.06%                  05/31/08           Buchbinder, Tunick & Company
     12                  11.15%                 01/31/15           Pier 1 Imports
     14                  16.11%                 02/28/15           Espirit US Distribution Limited
     16                  8.83%                  08/31/12           Ross Dress for Less
     17
     18                  11.83%                 08/31/14           Borders Books
     19
     20                 Various                 Various            Various
   20.01                 12.95%                 01/14/06           Malcolm Pirnie, Inc.
   20.02                 16.55%                 09/30/10           Hilb, Rogal and Hobbs Co.
   20.03                 8.06%                  09/30/08           Comsys
   20.04                 12.44%                 06/30/11           Seven Worldwide, Inc.
   20.05                 18.65%                 12/31/06           Louis Benton Steakhouse
   20.06                 15.25%                 01/31/06           Aaron Sales and Lease Ownership
   20.07                 11.70%                 05/31/07           David Long, DDS
     21                 Various                 Various            Various
   21.01                 37.34%                 06/30/19           Peabody Engineering Corp
   21.02
   21.03
   21.04
   21.05                 14.89%                 10/31/18
   21.06
     29                  10.06%                 04/30/11           Schaller Anderson of Calif
     32                  12.57%                 12/31/14           Lincoln Life Insurance Co
     34                  7.06%              Multiple Spaces        Flick Mortgage
     35
     36                  8.23%                  09/30/11           Make-A-Wish Foundation of Arizona
     41
     43
     44                  23.84%                 01/31/10           Barnes and Noble
     48                  6.99%                  03/31/08           Cash Converters
     50
     51
     54
     57
     59                  5.41%                  10/31/05           Wachovia
     60                  18.41%                 11/01/07           Aaron Rents
     61                  19.63%                 11/30/08           Coin Partners, LP
     64
     71                  14.08%                 08/31/06           Design Within Reach
     72                  7.63%                  01/31/07           California National Bank
     73                  10.07%                 01/31/06           East West Bank
     74                  10.52%                 07/31/08           Gruppo Rosano
     76                  23.69%                 10/31/44           Petco
     78                  13.83%                 12/31/20           Del Taco
     81                  28.88%                 08/31/09           Rent-A-Center
     82                  1.09%                  05/31/09           Computernex Corp.
     84                  7.96%                  11/30/20           Great Clips
     90                  6.35%                  05/31/10           Payless Shoe Source
     95                  18.00%                 03/31/10
    100                  31.55%                 10/31/10           Social Security Administration
    102                 Various                 Various            Various
   102.01                19.88%                 04/30/08           Rent-Way
   102.02                32.69%                 06/30/15           Pump It Up
    110
    113                  11.69%                 09/30/15           Huntington Learning
    114
    116                  11.45%                 04/30/06           Verizon Wireless
    125                  34.93%                 09/15/10           Home Stone Mortgage
    127                  15.86%                 07/31/12           OMI Sushi
    129
    130                  22.76%                 05/14/15           Dry Clean DePot
    131                  11.21%                 07/31/07           Door Depot
    134
    137                  3.95%                  05/31/10           Mentalix, Inc.
    140
    142
    143                  27.67%                 05/31/08           Gallery Corporation
    145
    147
    149
    150
    151
    152                  10.98%                 06/30/06           The End Record
    153
    155
    157
    158
    160
    161
    165                  14.88%                 01/31/09           Bikinis
    174
    177
    181                  26.92%                 11/29/06           Hanger P & O, Inc.
    183
    189                  12.60%                 11/30/12           Hyperion Solutions
    192
    195                  14.18%                   MTM              Hair Masters
    196                  24.87%                 03/01/10           Dilworth Coffee
    197
    199                  39.51%                 05/31/10           Snack Cafe
    201
    204
    206
    210
    212
    219
    224                  28.36%                 08/31/06           Dentist
    226

      MORTGAGE               3RD LARGEST                3RD LARGEST
    LOAN NUMBER            TENANT % OF NRA           TENANT EXP. DATE
-----------------------------------------------------------------------------

         1                      9.73%                    02/28/17
         2                     Various                    Various
        2.01
        2.02                    0.89%                    03/31/11
        2.03
        2.04                   11.01%                    07/31/13
        2.05
        2.06
        2.07
        2.08
        2.09
        2.10
        2.11
        2.12
        2.13                    3.06%                       MTM
        2.14
         3                     10.86%                    08/31/13
         4                     Various                    Various
        4.01                    7.07%                    01/16/08
        4.02                   10.65%                    06/30/08
        4.03                   10.14%                    02/28/07
        4.04                    7.26%                    06/30/06
        4.05                   14.84%                    11/30/15
        4.06                    8.22%                    03/31/14
        4.07                    4.72%                    11/30/09
        4.08                    5.47%                    02/28/15
        4.09                    5.85%                    06/30/09
        4.10                   20.74%                    10/31/08
        4.11                    9.64%                    07/31/06
        4.12
        4.13                    4.29%                    07/30/08
        4.14                   10.84%                    03/31/06
        4.15                   13.04%                    01/31/06
        4.16                   11.33%                    03/31/06
        4.17
        4.18                   18.79%                    09/30/09
        4.19                   19.28%                    10/31/07
        4.20                   16.01%                    06/30/07
         5                      5.76%                    12/31/14
         6                      4.37%                    12/31/06
         8                      8.62%                    09/30/15
         9                      7.97%                    01/31/07
         10                     7.20%                    10/31/16
         11                     2.74%                    09/14/07
         12                     4.81%                    04/30/15
         14                    11.40%                    09/30/07
         16                     8.45%                    01/31/13
         17
         18                     9.86%                    01/31/20
         19
         20                    Various                    Various
       20.01                    7.98%                    05/31/07
       20.02                   14.26%                    05/31/07
       20.03                    7.18%                    11/30/05
       20.04                    9.09%                    12/31/09
       20.05                   13.95%                    12/19/12
       20.06                    7.47%                    11/14/08
       20.07                   10.58%                    03/31/11
         21                    Various                    Various
       21.01                   16.79%                    01/31/08
       21.02
       21.03
       21.04
       21.05
       21.06
         29                     8.28%                    12/31/08
         32                    12.44%                    03/31/07
         34                     6.77%                 Multiple Spaces
         35
         36                     6.67%                    04/30/11
         41
         43
         44                    18.10%                    04/30/10
         48                     6.55%                    12/31/07
         50
         51
         54
         57
         59                     3.79%                    05/31/10
         60                     3.84%                    09/30/06
         61                    16.81%                    06/30/07
         64
         71                    13.97%                    09/30/13
         72                     5.73%                    11/30/07
         73                     8.77%                    10/31/07
         74                     9.15%                    06/30/12
         76                    21.77%                    01/31/14
         78                    13.65%                    05/31/25
         81                     3.38%                    08/31/09
         82                     0.86%                    06/30/06
         84                     1.68%                    09/30/10
         90                     4.78%                    11/30/08
         95
        100                    22.37%                    01/31/20
        102                    Various                    Various
       102.01                   6.07%                    04/30/06
       102.02                  29.25%                    09/30/10
        110
        113                    11.21%                    08/31/10
        114
        116                    11.45%                    07/31/06
        125                    13.90%                    10/31/10
        127                     9.97%                    06/30/10
        129
        130                     8.05%                    07/01/10
        131                     8.22%                    09/21/09
        134
        137                     3.67%                    01/31/07
        140
        142
        143                    19.99%                    06/30/10
        145
        147
        149
        150
        151
        152                    10.37%                    09/30/06
        153
        155
        157
        158
        160
        161
        165                    14.66%                    09/30/05
        174
        177
        181                    19.23%                    11/30/06
        183
        189                     8.55%                    12/31/06
        192
        195                     7.98%                    03/31/06
        196                    15.94%                    05/01/10
        197
        199                    25.00%                    05/31/10
        201
        204
        206
        210
        212
        219
        224                    17.95%                    07/31/15
        226

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

            ANNEX A-5          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES (CROSSED & PORTFOLIOS)
            ---------

    MORTGAGE         LOAN
      LOAN          GROUP
     NUMBER         NUMBER                       PROPERTY NAME                              CITY             STATE
-----------------------------------------------------------------------------------------------------------------------

        2             1      NGP Rubicon GSA Pool                                          Various          Various
-----------------------------------------------------------------------------------------------------------------------
      2.01                   Rubicon NGP - Burlington, NJ                                Burlington            NJ
      2.02                   Rubicon NGP - Sacramento, CA                                Sacramento            CA
      2.03                   Rubicon NGP - Suffolk, VA                                     Suffolk             VA
      2.04                   Rubicon NGP - Washington, DC                                Washington            DC
      2.05                   Rubicon NGP - Kansas City, KS                               Kansas City           KS
      2.06                   Rubicon NGP - San Diego, CA                                  San Diego            CA
      2.07                   Rubicon NGP - Concord, MA                                     Concord             MA
      2.08                   Rubicon NGP - Philadelphia, PA                             Philadelphia           PA
      2.09                   Rubicon NGP - Huntsville, AL                                Huntsville            AL
      2.10                   Rubicon NGP - Houston, TX                                     Houston             TX
      2.11                   Rubicon NGP - Providence, RI                                Providence            RI
      2.12                   Rubicon NGP - Aurora, CO                                      Aurora              CO
      2.13                   Rubicon NGP - Lakewood, CO                                   Lakewood             CO
      2.14                   Rubicon NGP - Norfolk, VA                                     Norfolk             VA

        4             1      Abbey Pool                                                    Various             CA
-----------------------------------------------------------------------------------------------------------------------
      4.01                   Transpark Office Complex                                      Ontario             CA
      4.02                   Colton Courtyard                                              Colton              CA
      4.03                   Sierra Gateway Business Center                               Palmdale             CA
      4.04                   10th Street Commerce Center                                  Lancaster            CA
      4.05                   Transpark Industrial Complex                                  Ontario             CA
      4.06                   Palmdale Place Commerce Center                               Palmdale             CA
      4.07                   Fresno Industrial Center                                      Fresno              CA
      4.08                   Nevada Street Plaza                                          Redlands             CA
      4.09                   Tozai Plaza                                                   Gardena             CA
      4.10                   Upland Commerce Center                                        Upland              CA
      4.11                   Rancho Carmel Commerce Center                                San Diego            CA
      4.12                   Braden Court                                                  Orange              CA
      4.13                   Airpark Plaza                                                Riverside            CA
      4.14                   30th Street Commerce Center                                  Palmdale             CA
      4.15                   Atlantic Plaza                                              Long Beach            CA
      4.16                   Diamond Bar Commerce Center                                 Diamond Bar           CA
      4.17                   Goodrich Office Park                                        Los Angeles           CA
      4.18                   Garden Grove Town Center                                   Garden Grove           CA
      4.19                   Anaheim Stadium Industrial Park                               Anaheim             CA
      4.20                   25th Street Commerce Center                                  Palmdale             CA

     Various          1      Extra Space Portfolio #5                                      Various          Various
-----------------------------------------------------------------------------------------------------------------------
       52             1      Extra Space - Bethesda, MD                                   Bethesda             MD
       65             1      Extra Space - Oceanside, CA                                  Oceanside            CA
       67             1      Extra Space - Arnold, MD                                      Arnold              MD
       77             1      Extra Space - Columbia, MD                                   Columbia             MD
       85             1      Extra Space - Phoenix, AZ                                     Phoenix             AZ
       88             1      Extra Space - Johnston, RI                                   Johnston             RI
       98             1      Extra Space - Falls Church, VA                             Falls Church           VA
       101            1      Extra Space - Hemet, CA                                        Hemet              CA
       121            1      Extra Space - Chicago (South Wabash Avenue), IL               Chicago             IL
       122            1      Extra Space - Fort Myers, FL                                Fort Myers            FL
       128            1      Extra Space - Sacramento, CA                                Sacramento            CA
       132            1      Extra Space - Towson, MD                                      Towson              MD
       136            1      Extra Space - West Palm Beach, FL                         West Palm Beach         FL
       148            1      Extra Space - Watsonville, CA                               Watsonville           CA
       154            1      Extra Space - Chicago (West Addison Street), IL               Chicago             IL
       164            1      Extra Space - Louisville, KY                                Louisville            KY
       167            1      Extra Space - Chicago (West Harrison Street), IL              Chicago             IL
       168            1      Extra Space - Columbus, OH                                   Columbus             OH
       178            1      Extra Space - Cordova, TN                                     Cordova             TN
       193            1      Extra Space - Mount Clemens, MI                            Mount Clemens          MI
       207            1      Extra Space - Grandville, MI                                Grandville            MI
       216            1      Extra Space - Kent, OH                                         Kent               OH
       227            1      Extra Space - Grandview, MO                                  Grandview            MO

        7             1      Extra Space Teamsters Pool                                    Various          Various
-----------------------------------------------------------------------------------------------------------------------
      7.01                   Extra Space Teamsters - River Edge, NJ                      River Edge            NJ
      7.02                   Extra Space Teamsters - Los Alamitos, CA                   Los Alamitos           CA
      7.03                   Extra Space Teamsters - Secaucus, NJ                         Secaucus             NJ
      7.04                   Extra Space Teamsters - Reston, VA                            Reston              VA
      7.05                   Extra Space Teamsters - Burtonsville, MD                   Burtonsville           MD
      7.06                   Extra Space Teamsters - Santee, CA                            Santee              CA
      7.07                   Extra Space Teamsters - Santa Rosa, CA                      Santa Rosa            CA
      7.08                   Extra Space Teamsters - North Lauderdale, FL             North Lauderdale         FL
      7.09                   Extra Space Teamsters - Farmington Hills, MI             Farmington Hills         MI
      7.10                   Extra Space Teamsters - Egg Harbor Township, NJ         Egg Harbor Township       NJ
      7.11                   Extra Space Teamsters - Miramar, FL                           Miramar             FL
      7.12                   Extra Space Teamsters - Dallas, TX                            Dallas              TX
      7.13                   Extra Space Teamsters - Fall River, MA                      Fall River            MA
      7.14                   Extra Space Teamsters - Richmond, VA                         Richmond             VA
      7.15                   Extra Space Teamsters - Fallbrook, CA                        Fallbrook            CA
      7.16                   Extra Space Teamsters - Phoenix, AZ                           Phoenix             AZ
      7.17                   Extra Space Teamsters - Salisbury, MA                        Salisbury            MA
      7.18                   Extra Space Teamsters - Memphis (Winchester Road), TN         Memphis             TN
      7.19                   Extra Space Teamsters - Scotts Valley, CA                  Scotts Valley          CA
      7.20                   Extra Space Teamsters - Waterford, MI                        Waterford            MI
      7.21                   Extra Space Teamsters - Broomfield, CO                      Broomfield            CO
      7.22                   Extra Space Teamsters - Louisville, KY                      Louisville            KY
      7.23                   Extra Space Teamsters - Saugerties, NY                      Saugerties            NY
      7.24                   Extra Space Teamsters - Memphis (Kirby Parkway), TN           Memphis             TN
      7.25                   Extra Space Teamsters - Acworth, GA                           Acworth             GA
      7.26                   Extra Space Teamsters - Albuquerque, NM                     Albuquerque           NM
      7.27                   Extra Space Teamsters - Pasadena, TX                         Pasadena             TX
      7.28                   Extra Space Teamsters - Columbus, OH                         Columbus             OH

     Various          2      Fath Portfolio                                                Various          Various
-----------------------------------------------------------------------------------------------------------------------
       27             2      Fath - Fairfield Pointe                                      Fairfield            OH
       53             2      Fath - Boulders                                               Garland             TX
       89             2      Fath - Princeton Court                                        Dallas              TX
       115            2      Fath - Canyon Creek                                           Dallas              TX
       141            2      Fath - Gateway                                                Garland             TX
       163            2      Fath - Viewpoint                                              Dallas              TX
       179            2      Fath - Woodbridge                                             Dallas              TX

       15             1      Extra Space VRS Pool                                          Various          Various
-----------------------------------------------------------------------------------------------------------------------
      15.01                  Extra Space VRS - Long Island City, NY                   Long Island City         NY
      15.02                  Extra Space VRS - Wheaton, MD                                 Wheaton             MD
      15.03                  Extra Space VRS - Long Beach, CA                            Long Beach            CA
      15.04                  Extra Space VRS - Germantown, MD                            Germantown            MD
      15.05                  Extra Space VRS - Lodi, NJ                                     Lodi               NJ
      15.06                  Extra Space VRS - Huntington Beach, CA                   Huntington Beach         CA
      15.07                  Extra Space VRS - Davie, FL                                    Davie              FL
      15.08                  Extra Space VRS - Beaverton, OR                              Beaverton            OR
      15.09                  Extra Space VRS - Lincoln Park, MI                         Lincoln Park           MI
      15.10                  Extra Space VRS - North Attleborough, MA                North Attleborough        MA
      15.11                  Extra Space VRS - Las Vegas, NV                              Las Vegas            NV
      15.12                  Extra Space VRS - Campbell, CA                               Campbell             CA
      15.13                  Extra Space VRS - Dallas, TX                                  Dallas              TX
      15.14                  Extra Space VRS - Stone Mountain, GA                      Stone Mountain          GA
      15.15                  Extra Space VRS - Miami, FL                                    Miami              FL
      15.16                  Extra Space VRS - Albuquerque, NM                           Albuquerque           NM
      15.17                  Extra Space VRS - Baldwin Park, CA                         Baldwin Park           CA
      15.18                  Extra Space VRS - Flanders, NJ                               Flanders             NJ
      15.19                  Extra Space VRS - Clute, TX                                    Clute              TX
      15.20                  Extra Space VRS - Memphis (Gateway Drive), TN                 Memphis             TN
      15.21                  Extra Space VRS - Joliet, IL                                  Joliet              IL
      15.22                  Extra Space VRS - Memphis (Madison Avenue), TN                Memphis             TN

       20             1      The Hinman Pool                                               Various          Various
-----------------------------------------------------------------------------------------------------------------------
      20.01                  Abbott Center                                              East Lansing           MI
      20.02                  Glenwood Hills Corporate Center                            Grand Rapids           MI
      20.03                  Trestlebridge Office Center                                   Portage             MI
      20.04                  Fifth Third Bank Building                                  Battle Creek           MI
      20.05                  77 Monroe Center                                           Grand Rapids           MI
      20.06                  Bolingbrook Commons                                         Bolingbrook           IL
      20.07                  Capital Center                                             Battle Creek           MI

       21             1      Taurus Pool                                                   Various          Various
-----------------------------------------------------------------------------------------------------------------------
      21.01                  Shelton Technology Center                                     Shelton             CT
      21.02                  IVAX Warehouse Facility                                       Walton              KY
      21.03                  CEC Entertainment Facility                                    Irving              TX
      21.04                  Comcast  Building                                          North Reading          MA
      21.05                  Nashua Village                                                Nashua              NH
      21.06                  Wal-Mart - West Point, MS                                   West Point            MS

     Various          1      GSP Portfolio 3                                               Various          Various
-----------------------------------------------------------------------------------------------------------------------
       56             1      Pleasant Hills MHP                                            Hamburg             PA
       63             1      Cedar Manor MHP                                            Elizabethtown          PA
       79             1      Grayson Village MHP                                          Dumfries             VA
       86             1      Indian Creek MHP                                             Macungie             PA

       23             2      The Reserve Pool                                            Little Rock           AR
-----------------------------------------------------------------------------------------------------------------------
      23.01                  The Reserve at Greenwood Apartments                         Little Rock           AR
      23.02                  The Reserve at Foxrun Apartments                            Little Rock           AR
      23.03                  The Reserve at Walnut Ridge Apartments                      Little Rock           AR

     Various          1      GSP Portfolio 1                                               Various             PA
-----------------------------------------------------------------------------------------------------------------------
       62             1      Deer Run MHP                                                Honey Brook           PA
       93             1      Brookhaven MHP                                                 York               PA
       96             1      Mill Creek MHP                                                 York               PA
       109            1      Meadowview MHP                                                 Dover              PA
       169            1      Northwood Manor MHP                                         York Haven            PA

     Various          2      Multifamily Portfolio B                                       Various             CA
-----------------------------------------------------------------------------------------------------------------------
       117            2      Manor Pointe                                                 Hawthorne            CA
       123            2      View Pointe                                                 Los Angeles           CA
       138            2      Summer View                                                   Arleta              CA
       170            2      Suncrest                                                    North Hills           CA
       191            2      Cedar Pointe                                                 Hawthorne            CA
       211            2      Highland Meadows (Meridian)                                 Los Angeles           CA
       214            2      Highland Spring (Vallejo)                                   Los Angeles           CA
       215            2      South View Apartments                                       Los Angeles           CA
       221            2      York Pointe                                                  Hawthorne            CA
       223            2      Forest View Apartments                                      Los Angeles           CA
       230            2      Village Square                                            San Bernardino          CA
       232            2      Highland Meadows 43, 44                                     Los Angeles           CA

     Various          2      Multifamily Portfolio C                                       Various             CA
-----------------------------------------------------------------------------------------------------------------------
       120            2      Sun Terrace                                                Panorama City          CA
       139            2      White Sands                                             Desert Hot Springs        CA
       162            2      Evergreen                                                   Los Angeles           CA
       176            2      Villa De La Rosa                                             Highland             CA
       205            2      Royal Palms                                                  Palmdale             CA
       208            2      Highland Meadows (Fayette)                                  Los Angeles           CA
       209            2      Sunridge Apartments                                          Palmdale             CA
       218            2      South View (Broadway)                                       Los Angeles           CA
       220            2      South View (Main)                                           Los Angeles           CA
       225            2      Highland Springs (Lincoln Park)                             Los Angeles           CA
       231            2      South View (Avalon)                                         Los Angeles           CA

     Various          2      Multifamily Portfolio A                                       Various             CA
-----------------------------------------------------------------------------------------------------------------------
       107            2      Ocean Breeze                                                Wilmington            CA
       182            2      The Meadows Apartments                                       Paramount            CA
       184            2      Northridge Palm Apartments                                  Northridge            CA
       187            2      Sunrise Apartments                                           Palmdale             CA
       190            2      Parkglen Apartments                                          Palmdale             CA
       194            2      Courtyard Apartments                                         Palmdale             CA
       202            2      Casa Brae                                                   Los Angeles           CA
       213            2      China Gate                                                  Los Angeles           CA
       228            2      Rio Grande                                                   Palmdale             CA
       229            2      Santa Fe Apartments                                          Palmdale             CA
       233            2      Woodglen Apartments                                          Palmdale             CA

       39             1      Airport Boulevard Pool                                      Morrisville           NC
-----------------------------------------------------------------------------------------------------------------------
      39.01                  Holiday Inn Express - Morrisville, NC                       Morrisville           NC
      39.02                  Hampton Inn - Morrisville, NC                               Morrisville           NC
      39.03                  Staybridge Inn - Morrisville, NC                            Morrisville           NC

     Various          1      Cole Portfolio                                                Various          Various
-----------------------------------------------------------------------------------------------------------------------
       147            1      Eckerd - Spartanburg, SC                                    Spartanburg           SC
       155            1      CVS - Lago Vista, TX                                        Lago Vista            TX
       174            1      Eckerd - Hayes, VA                                             Hayes              VA
       204            1      CVS - Whiteville, NC                                        Whiteville            NC
       210            1      Rite Aid - St. Marys, OH                                    Saint Marys           OH
       212            1      Tractor Supply - Woodstock, VA                               Woodstock            VA

     Various          1      Addison Place Portfolio                                    Delray Beach           FL
-----------------------------------------------------------------------------------------------------------------------
       74             1      Addison Place Retail Center                                Delray Beach           FL
       217            1      Addison Place Bank Out Parcel                              Delray Beach           FL

     Various          1      GSP Portfolio 2                                               Various             PA
-----------------------------------------------------------------------------------------------------------------------
       106            1      Newberry Farms MHP                                          Manchester            PA
       144            1      Newberry Estates MHP                                          Etters              PA

     Various          1      Nasar Portfolio                                               Various          Various
-----------------------------------------------------------------------------------------------------------------------
       129            1      Walgreens - Waldorf, MD                                       Waldorf             MD
       201            1      Advance Auto Parts - Cincinnati, OH                         Cincinnati            OH

       102            1      Oak Park & Waters Hanley Pool                                 Various             FL
-----------------------------------------------------------------------------------------------------------------------
     102.01                  Waters Hanley Plaza                                            Tampa              FL
     102.02                  Oak Park Shopping Center                                      Brandon             FL

                                                                                              % OF       ORIGINAL    REMAINING
                                                                                            AGGREGATE    TERM TO      TERM TO
    MORTGAGE                                              ORIGINAL        CUT-OFF DATE       CUT-OFF     MATURITY     MATURITY
      LOAN             CROSS COLLATERALIZED AND             LOAN              LOAN            DATE        OR ARD       OR ARD
     NUMBER            CROSS DEFAULTED LOAN FLAG         BALANCE ($)       BALANCE ($)       BALANCE      (MOS.)       (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

        2                                              194,500,000.00    194,500,000.00       5.94%        120          116
----------------------------------------------------------------------------------------------------------------------------------
      2.01                                              41,006,000.00
      2.02                                              28,736,000.00
      2.03                                              27,811,000.00
      2.04                                              24,030,200.00
      2.05                                              18,000,000.00
      2.06                                              10,759,000.00
      2.07                                              10,240,000.00
      2.08                                              7,000,000.00
      2.09                                              6,983,200.00
      2.10                                              6,130,600.00
      2.11                                              6,090,000.00
      2.12                                              3,248,000.00
      2.13                                              2,720,200.00
      2.14                                              1,745,800.00

        4                                              142,625,000.00    142,625,000.00       4.35%        120          120
----------------------------------------------------------------------------------------------------------------------------------
      4.01                                              20,175,000.00
      4.02                                              14,100,000.00
      4.03                                              13,950,000.00
      4.04                                              10,275,000.00
      4.05                                              10,275,000.00
      4.06                                              10,125,000.00
      4.07                                              7,875,000.00
      4.08                                              7,725,000.00
      4.09                                              7,275,000.00
      4.10                                              5,880,000.00
      4.11                                              5,400,000.00
      4.12                                              4,425,000.00
      4.13                                              4,370,000.00
      4.14                                              3,900,000.00
      4.15                                              3,600,000.00
      4.16                                              3,375,000.00
      4.17                                              2,700,000.00
      4.18                                              2,625,000.00
      4.19                                              2,400,000.00
      4.20                                              2,175,000.00

     Various           Extra Space Portfolio #5        112,000,000.00    112,000,000.00       3.42%        120          118
----------------------------------------------------------------------------------------------------------------------------------
       52              Extra Space Portfolio #5         12,800,000.00     12,800,000.00       0.39%        120          118
       65              Extra Space Portfolio #5         9,700,000.00      9,700,000.00        0.30%        120          118
       67              Extra Space Portfolio #5         9,500,000.00      9,500,000.00        0.29%        120          118
       77              Extra Space Portfolio #5         8,400,000.00      8,400,000.00        0.26%        120          118
       85              Extra Space Portfolio #5         7,400,000.00      7,400,000.00        0.23%        120          118
       88              Extra Space Portfolio #5         7,100,000.00      7,100,000.00        0.22%        120          118
       98              Extra Space Portfolio #5         6,200,000.00      6,200,000.00        0.19%        120          118
       101             Extra Space Portfolio #5         5,300,000.00      5,300,000.00        0.16%        120          118
       121             Extra Space Portfolio #5         4,400,000.00      4,400,000.00        0.13%        120          118
       122             Extra Space Portfolio #5         4,400,000.00      4,400,000.00        0.13%        120          118
       128             Extra Space Portfolio #5         4,200,000.00      4,200,000.00        0.13%        120          118
       132             Extra Space Portfolio #5         4,100,000.00      4,100,000.00        0.13%        120          118
       136             Extra Space Portfolio #5         4,000,000.00      4,000,000.00        0.12%        120          118
       148             Extra Space Portfolio #5         3,400,000.00      3,400,000.00        0.10%        120          118
       154             Extra Space Portfolio #5         3,200,000.00      3,200,000.00        0.10%        120          118
       164             Extra Space Portfolio #5         3,000,000.00      3,000,000.00        0.09%        120          118
       167             Extra Space Portfolio #5         2,900,000.00      2,900,000.00        0.09%        120          118
       168             Extra Space Portfolio #5         2,900,000.00      2,900,000.00        0.09%        120          118
       178             Extra Space Portfolio #5         2,700,000.00      2,700,000.00        0.08%        120          118
       193             Extra Space Portfolio #5         2,100,000.00      2,100,000.00        0.06%        120          118
       207             Extra Space Portfolio #5         1,700,000.00      1,700,000.00        0.05%        120          118
       216             Extra Space Portfolio #5         1,500,000.00      1,500,000.00        0.05%        120          118
       227             Extra Space Portfolio #5         1,100,000.00      1,100,000.00        0.03%        120          118

        7                                               93,300,000.00     93,300,000.00       2.85%         84           82
----------------------------------------------------------------------------------------------------------------------------------
      7.01                                              10,140,833.00
      7.02                                              7,116,886.00
      7.03                                              6,663,037.00
      7.04                                              6,493,879.00
      7.05                                              5,839,413.00
      7.06                                              5,139,117.00
      7.07                                              4,712,176.00
      7.08                                              4,285,115.00
      7.09                                              3,810,299.00
      7.10                                              3,572,870.00
      7.11                                              3,290,309.00
      7.12                                              3,102,316.00
      7.13                                              3,081,771.00
      7.14                                              2,936,608.00
      7.15                                              2,560,630.00
      7.16                                              2,355,460.00
      7.17                                              2,224,070.00
      7.18                                              2,223,767.00
      7.19                                              2,128,972.00
      7.20                                              1,682,016.00
      7.21                                              1,665,745.00
      7.22                                              1,398,313.00
      7.23                                              1,384,979.00
      7.24                                              1,222,725.00
      7.25                                              1,161,842.00
      7.26                                              1,117,772.00
      7.27                                              1,008,401.00
      7.28                                               980,679.00

     Various                Fath Portfolio              63,516,000.00     63,516,000.00       1.94%         84           84
----------------------------------------------------------------------------------------------------------------------------------
       27                   Fath Portfolio              30,080,000.00     30,080,000.00       0.92%         84           84
       53                   Fath Portfolio              12,359,000.00     12,359,000.00       0.38%         84           84
       89                   Fath Portfolio              6,981,000.00      6,981,000.00        0.21%         84           84
       115                  Fath Portfolio              4,640,000.00      4,640,000.00        0.14%         84           84
       141                  Fath Portfolio              3,717,000.00      3,717,000.00        0.11%         84           84
       163                  Fath Portfolio              3,048,000.00      3,048,000.00        0.09%         84           84
       179                  Fath Portfolio              2,691,000.00      2,691,000.00        0.08%         84           84

       15                                               52,100,000.00     52,100,000.00       1.59%         84           82
----------------------------------------------------------------------------------------------------------------------------------
      15.01                                             6,652,622.00
      15.02                                             5,011,908.00
      15.03                                             4,325,377.00
      15.04                                             4,307,877.00
      15.05                                             3,459,626.00
      15.06                                             3,192,749.00
      15.07                                             3,144,123.00
      15.08                                             2,837,523.00
      15.09                                             2,577,922.00
      15.10                                             2,467,708.00
      15.11                                             1,790,147.00
      15.12                                             1,680,066.00
      15.13                                             1,601,717.00
      15.14                                             1,317,536.00
      15.15                                             1,158,604.00
      15.16                                             1,156,030.00
      15.17                                             1,113,919.00
      15.18                                             1,072,090.00
      15.19                                              964,631.00
      15.20                                              940,324.00
      15.21                                              767,750.00
      15.22                                              559,751.00

       20                                               39,000,000.00     39,000,000.00       1.19%        120          119
----------------------------------------------------------------------------------------------------------------------------------
      20.01                                             8,004,000.00
      20.02                                             6,166,000.00
      20.03                                             5,850,000.00
      20.04                                             5,800,000.00
      20.05                                             5,175,000.00
      20.06                                             4,900,000.00
      20.07                                             3,105,000.00

       21                                               38,640,000.00     38,640,000.00       1.18%        120          119
----------------------------------------------------------------------------------------------------------------------------------
      21.01
      21.02
      21.03
      21.04
      21.05
      21.06

     Various                GSP Portfolio 3             36,680,000.00     36,680,000.00       1.12%        120          120
----------------------------------------------------------------------------------------------------------------------------------
       56                   GSP Portfolio 3             11,440,000.00     11,440,000.00       0.35%        120          120
       63                   GSP Portfolio 3             9,840,000.00      9,840,000.00        0.30%        120          120
       79                   GSP Portfolio 3             8,080,000.00      8,080,000.00        0.25%        120          120
       86                   GSP Portfolio 3             7,320,000.00      7,320,000.00        0.22%        120          120

       23                                               36,000,000.00     36,000,000.00       1.10%        120          120
----------------------------------------------------------------------------------------------------------------------------------
      23.01                                             15,591,915.00
      23.02                                             11,676,612.00
      23.03                                             8,731,473.00

     Various                GSP Portfolio 1             30,540,000.00     30,540,000.00       0.93%        120          120
----------------------------------------------------------------------------------------------------------------------------------
       62                   GSP Portfolio 1             9,896,000.00      9,896,000.00        0.30%        120          120
       93                   GSP Portfolio 1             6,484,000.00      6,484,000.00        0.20%        120          120
       96                   GSP Portfolio 1             6,400,000.00      6,400,000.00        0.20%        120          120
       109                  GSP Portfolio 1             4,880,000.00      4,880,000.00        0.15%        120          120
       169                  GSP Portfolio 1             2,880,000.00      2,880,000.00        0.09%        120          120

     Various            Multifamily Portfolio B         27,124,000.00     27,065,735.88       0.83%        120          118
----------------------------------------------------------------------------------------------------------------------------------
       117              Multifamily Portfolio B         4,560,000.00      4,550,204.82        0.14%        120          118
       123              Multifamily Portfolio B         4,320,000.00      4,310,720.36        0.13%        120          118
       138              Multifamily Portfolio B         3,875,000.00      3,866,676.25        0.12%        120          118
       170              Multifamily Portfolio B         2,880,000.00      2,873,813.57        0.09%        120          118
       191              Multifamily Portfolio B         2,160,000.00      2,155,360.18        0.07%        120          118
       211              Multifamily Portfolio B         1,680,000.00      1,676,391.25        0.05%        120          118
       214              Multifamily Portfolio B         1,569,000.00      1,565,629.69        0.05%        120          118
       215              Multifamily Portfolio B         1,520,000.00      1,516,734.94        0.05%        120          118
       221              Multifamily Portfolio B         1,360,000.00      1,357,078.63        0.04%        120          118
       223              Multifamily Portfolio B         1,320,000.00      1,317,164.55        0.04%        120          118
       230              Multifamily Portfolio B         1,000,000.00       997,851.93         0.03%        120          118
       232              Multifamily Portfolio B          880,000.00        878,109.70         0.03%        120          118

     Various            Multifamily Portfolio C         24,242,000.00     24,189,926.61       0.74%        120          118
----------------------------------------------------------------------------------------------------------------------------------
       120              Multifamily Portfolio C         4,425,000.00      4,415,494.81        0.13%        120          118
       139              Multifamily Portfolio C         3,822,000.00      3,813,790.10        0.12%        120          118
       162              Multifamily Portfolio C         3,070,000.00      3,063,405.44        0.09%        120          118
       176              Multifamily Portfolio C         2,720,000.00      2,714,157.26        0.08%        120          118
       205              Multifamily Portfolio C         1,725,000.00      1,721,294.59        0.05%        120          118
       208              Multifamily Portfolio C         1,700,000.00      1,696,348.29        0.05%        120          118
       209              Multifamily Portfolio C         1,700,000.00      1,696,348.29        0.05%        120          118
       218              Multifamily Portfolio C         1,500,000.00      1,496,777.90        0.05%        120          118
       220              Multifamily Portfolio C         1,360,000.00      1,357,078.63        0.04%        120          118
       225              Multifamily Portfolio C         1,245,000.00      1,242,325.66        0.04%        120          118
       231              Multifamily Portfolio C          975,000.00        972,905.64         0.03%        120          118

     Various            Multifamily Portfolio A         22,683,000.00     22,634,275.44       0.69%        120          118
----------------------------------------------------------------------------------------------------------------------------------
       107              Multifamily Portfolio A         4,920,000.00      4,909,431.52        0.15%        120          118
       182              Multifamily Portfolio A         2,576,000.00      2,570,466.58        0.08%        120          118
       184              Multifamily Portfolio A         2,517,000.00      2,511,593.32        0.08%        120          118
       187              Multifamily Portfolio A         2,375,000.00      2,369,898.35        0.07%        120          118
       190              Multifamily Portfolio A         2,265,000.00      2,260,134.63        0.07%        120          118
       194              Multifamily Portfolio A         2,090,000.00      2,085,510.54        0.06%        120          118
       202              Multifamily Portfolio A         1,765,000.00      1,761,208.67        0.05%        120          118
       213              Multifamily Portfolio A         1,615,000.00      1,611,530.87        0.05%        120          118
       228              Multifamily Portfolio A         1,000,000.00       997,851.93         0.03%        120          118
       229              Multifamily Portfolio A         1,000,000.00       997,851.93         0.03%        120          118
       233              Multifamily Portfolio A          560,000.00        558,797.08         0.02%        120          118

       39                                               15,500,000.00     15,443,544.39       0.47%        120          119
----------------------------------------------------------------------------------------------------------------------------------
      39.01
      39.02
      39.03

     Various                Cole Portfolio              14,411,000.00     14,411,000.00       0.44%        120        Various
----------------------------------------------------------------------------------------------------------------------------------
       147                  Cole Portfolio              3,406,000.00      3,406,000.00        0.10%        120          117
       155                  Cole Portfolio              3,151,000.00      3,151,000.00        0.10%        120          117
       174                  Cole Portfolio              2,773,000.00      2,773,000.00        0.08%        120          117
       204                  Cole Portfolio              1,736,000.00      1,736,000.00        0.05%        120          114
       210                  Cole Portfolio              1,687,000.00      1,687,000.00        0.05%        120          118
       212                  Cole Portfolio              1,658,000.00      1,658,000.00        0.05%        120          115

     Various            Addison Place Portfolio         10,500,000.00     10,487,820.70       0.32%        120          119
----------------------------------------------------------------------------------------------------------------------------------
       74               Addison Place Portfolio         9,000,000.00      8,989,560.60        0.27%        120          119
       217              Addison Place Portfolio         1,500,000.00      1,498,260.10        0.05%        120          119

     Various                GSP Portfolio 2             8,480,000.00      8,480,000.00        0.26%        120          120
----------------------------------------------------------------------------------------------------------------------------------
       106                  GSP Portfolio 2             4,960,000.00      4,960,000.00        0.15%        120          120
       144                  GSP Portfolio 2             3,520,000.00      3,520,000.00        0.11%        120          120

     Various                Nasar Portfolio             6,000,000.00      6,000,000.00        0.18%        120          119
----------------------------------------------------------------------------------------------------------------------------------
       129                  Nasar Portfolio             4,200,000.00      4,200,000.00        0.13%        120          119
       201                  Nasar Portfolio             1,800,000.00      1,800,000.00        0.05%        120          119

       102                                              5,150,000.00      5,150,000.00        0.16%        180          180
----------------------------------------------------------------------------------------------------------------------------------
     102.01
     102.02

                                  ORIGINAL    REMAINING                        MATURITY
    MORTGAGE        REMAINING      AMORT        AMORT                         DATE OR ARD
      LOAN          IO PERIOD       TERM         TERM        MONTHLY P&I        BALLOON        APPRAISED
     NUMBER           (MOS.)       (MOS.)       (MOS.)       PAYMENTS ($)     BALANCE ($)      VALUE ($)     DSCR (X)
------------------------------------------------------------------------------------------------------------------------

        2               56          360          360         1,099,473.27   180,596,827.85  487,000,000.00     1.27
------------------------------------------------------------------------------------------------------------------------
      2.01                                                                                  101,000,000.00
      2.02                                                                                   74,500,000.00
      2.03                                                                                   68,500,000.00
      2.04                                                                                   62,700,000.00
      2.05                                                                                   45,000,000.00
      2.06                                                                                   26,500,000.00
      2.07                                                                                   25,600,000.00
      2.08                                                                                   16,900,000.00
      2.09                                                                                   17,200,000.00
      2.10                                                                                   15,100,000.00
      2.11                                                                                   15,000,000.00
      2.12                                                                                   8,000,000.00
      2.13                                                                                   6,700,000.00
      2.14                                                                                   4,300,000.00

        4               60          360          360          782,288.59    131,909,381.60  191,000,000.00     1.33
------------------------------------------------------------------------------------------------------------------------
      4.01                                                                                   26,900,000.00
      4.02                                                                                   18,800,000.00
      4.03                                                                                   18,600,000.00
      4.04                                                                                   13,700,000.00
      4.05                                                                                   13,700,000.00
      4.06                                                                                   13,500,000.00
      4.07                                                                                   10,500,000.00
      4.08                                                                                   10,300,000.00
      4.09                                                                                   9,700,000.00
      4.10                                                                                   8,400,000.00
      4.11                                                                                   7,200,000.00
      4.12                                                                                   5,900,000.00
      4.13                                                                                   6,100,000.00
      4.14                                                                                   5,200,000.00
      4.15                                                                                   4,800,000.00
      4.16                                                                                   4,500,000.00
      4.17                                                                                   3,600,000.00
      4.18                                                                                   3,500,000.00
      4.19                                                                                   3,200,000.00
      4.20                                                                                   2,900,000.00

     Various            58          360          360          620,898.32    103,730,721.68  150,400,000.00     1.27
------------------------------------------------------------------------------------------------------------------------
       52               58          360          360          70,959.81      11,854,939.48   17,040,000.00     1.33
       65               58          360          360          53,774.23      8,983,821.40    12,900,000.00     1.29
       67               58          360          360          52,665.48      8,798,588.17    12,700,000.00     1.29
       77               58          360          360          46,567.38      7,779,803.71    11,160,000.00     1.32
       85               58          360          360          41,023.64      6,853,636.90    9,900,000.00      1.28
       88               58          360          360          39,360.52      6,575,786.72    9,430,000.00      1.24
       98               58          360          360          34,371.16      5,742,236.17    8,300,000.00      1.21
       101              58          360          360          29,381.80      4,908,685.63    6,520,000.00      1.20
       121              58          360          360          24,392.43      4,075,135.77    5,870,000.00      1.21
       122              58          360          360          24,392.43      4,075,135.77    5,850,000.00      1.20
       128              58          360          360          23,283.69      3,889,901.86    5,620,000.00      1.25
       132              58          360          360          22,729.31      3,797,285.59    5,360,000.00      1.37
       136              58          360          360          22,174.94      3,704,668.63    5,350,000.00      1.26
       148              58          360          360          18,848.70      3,148,968.27    4,490,000.00      1.27
       154              58          360          360          17,739.95      2,963,735.04    4,950,000.00      1.22
       164              58          360          360          16,631.21      2,778,501.13    3,950,000.00      1.20
       167              58          360          360          16,076.83      2,685,884.86    3,850,000.00      1.20
       168              58          360          360          16,076.83      2,685,884.86    3,900,000.00      1.20
       178              58          360          360          14,968.08      2,500,651.64    3,550,000.00      1.20
       193              58          360          360          11,641.84      1,944,951.27    2,860,000.00      1.20
       207              58          360          360           9,424.35      1,574,484.13    2,250,000.00      1.24
       216              58          360          360           8,315.60      1,389,250.91    1,900,000.00      1.22
       227              58          360          360           6,098.11      1,018,783.77    2,700,000.00      2.25

        7               82           IO           IO              IO         93,300,000.00  193,810,000.00     3.04
------------------------------------------------------------------------------------------------------------------------
      7.01                                                                                   16,850,000.00
      7.02                                                                                   15,130,000.00
      7.03                                                                                   13,610,000.00
      7.04                                                                                   13,950,000.00
      7.05                                                                                   11,830,000.00
      7.06                                                                                   10,150,000.00
      7.07                                                                                   9,800,000.00
      7.08                                                                                   9,250,000.00
      7.09                                                                                   8,380,000.00
      7.10                                                                                   7,590,000.00
      7.11                                                                                   7,500,000.00
      7.12                                                                                   6,430,000.00
      7.13                                                                                   5,910,000.00
      7.14                                                                                   5,800,000.00
      7.15                                                                                   5,660,000.00
      7.16                                                                                   5,000,000.00
      7.17                                                                                   4,900,000.00
      7.18                                                                                   4,900,000.00
      7.19                                                                                   4,330,000.00
      7.20                                                                                   3,200,000.00
      7.21                                                                                   4,300,000.00
      7.22                                                                                   3,100,000.00
      7.23                                                                                   2,760,000.00
      7.24                                                                                   3,200,000.00
      7.25                                                                                   2,800,000.00
      7.26                                                                                   2,400,000.00
      7.27                                                                                   2,450,000.00
      7.28                                                                                   2,630,000.00

     Various            24          360          360          348,773.26     58,762,234.46   81,900,000.00     1.28
------------------------------------------------------------------------------------------------------------------------
       27               24          360          360          165,172.55     27,828,704.76   37,600,000.00     1.24
       53               24          360          360          67,864.61      11,434,008.05   15,700,000.00     1.22
       89               24          360          360          38,333.43      6,458,516.93    8,900,000.00      1.28
       115              24          360          360          25,478.74      4,292,725.73    7,000,000.00      1.32
       141              24          360          360          20,410.45      3,438,806.37    5,100,000.00      1.46
       163              24          360          360          16,736.91      2,819,876.73    3,900,000.00      1.41
       179              24          360          360          14,776.57      2,489,595.89    3,700,000.00      1.55

       15               82           IO           IO              IO         52,100,000.00  150,360,000.00     3.76
------------------------------------------------------------------------------------------------------------------------
      15.01                                                                                  20,920,000.00
      15.02                                                                                  14,100,000.00
      15.03                                                                                  12,000,000.00
      15.04                                                                                  12,900,000.00
      15.05                                                                                  9,270,000.00
      15.06                                                                                  8,700,000.00
      15.07                                                                                  8,250,000.00
      15.08                                                                                  8,230,000.00
      15.09                                                                                  6,720,000.00
      15.10                                                                                  7,100,000.00
      15.11                                                                                  5,400,000.00
      15.12                                                                                  5,100,000.00
      15.13                                                                                  4,480,000.00
      15.14                                                                                  3,600,000.00
      15.15                                                                                  3,300,000.00
      15.16                                                                                  3,300,000.00
      15.17                                                                                  3,550,000.00
      15.18                                                                                  3,320,000.00
      15.19                                                                                  2,540,000.00
      15.20                                                                                  2,780,000.00
      15.21                                                                                  3,000,000.00
      15.22                                                                                  1,800,000.00

       20               71          360          360          206,627.99     36,587,186.33   62,550,000.00     1.44
------------------------------------------------------------------------------------------------------------------------
      20.01                                                                                  11,600,000.00
      20.02                                                                                  9,600,000.00
      20.03                                                                                  8,150,000.00
      20.04                                                                                  8,300,000.00
      20.05                                                                                  7,500,000.00
      20.06                                                                                  12,900,000.00
      20.07                                                                                  4,500,000.00

       21               35          360          360          215,530.54     34,449,089.70   48,300,000.00     1.35
------------------------------------------------------------------------------------------------------------------------
      21.01                                                                                  14,500,000.00
      21.02                                                                                  9,750,000.00
      21.03                                                                                  7,600,000.00
      21.04                                                                                  6,250,000.00
      21.05                                                                                  6,000,000.00
      21.06                                                                                  4,200,000.00

     Various            12          360          360          206,656.92     31,345,720.45   45,850,000.00     1.23
------------------------------------------------------------------------------------------------------------------------
       56               12          360          360          64,453.52      9,776,309.95    14,300,000.00     1.23
       63               12          360          360          55,439.04      8,408,994.11    12,300,000.00     1.21
       79               12          360          360          45,523.12      6,904,945.57    10,100,000.00     1.24
       86               12          360          360          41,241.24      6,255,470.82    9,150,000.00      1.25

       23               48          360          360          198,570.42     32,691,567.35   47,550,000.00     1.40
------------------------------------------------------------------------------------------------------------------------
      23.01                                                                                  20,200,000.00
      23.02                                                                                  17,050,000.00
      23.03                                                                                  10,300,000.00

     Various            12          360          360          172,063.85     26,098,646.33   38,170,000.00     1.21
------------------------------------------------------------------------------------------------------------------------
       62               12          360          360          55,754.55      8,456,849.72    12,370,000.00     1.08
       93               12          360          360          36,531.17      5,541,048.88    8,100,000.00      1.27
       96               12          360          360          36,057.91      5,469,264.77    8,000,000.00      1.26
       109              12          360          360          27,494.16      4,170,313.88    6,100,000.00      1.29
       169              12          360          360          16,226.06      2,461,169.08    3,600,000.00      1.31

     Various                        360          358          149,947.77     22,486,334.18   36,050,000.00     1.23
------------------------------------------------------------------------------------------------------------------------
       117                          360          358          25,208.74      3,780,330.48    5,900,000.00      1.18
       123                          360          358          23,881.96      3,581,365.71    5,400,000.00      1.28
       138                          360          358          21,421.90      3,212,451.89    6,530,000.00      1.26
       170                          360          358          15,921.31      2,387,577.14    3,600,000.00      1.18
       191                          360          358          11,940.98      1,790,682.86    2,700,000.00      1.24
       211                          360          358           9,287.43      1,392,753.33    2,100,000.00      1.21
       214                          360          358           8,673.80      1,300,732.13    2,200,000.00      1.16
       215                          360          358           8,402.91      1,260,110.16    1,900,000.00      1.23
       221                          360          358           7,518.40      1,127,466.98    1,720,000.00      1.22
       223                          360          358           7,297.27      1,094,306.19    1,650,000.00      1.23
       230                          360          358           5,528.23       829,019.84     1,250,000.00      1.35
       232                          360          358           4,864.84       729,537.46     1,100,000.00      1.22

     Various                        360          358          134,015.42     20,097,098.99   32,650,000.00     1.23
------------------------------------------------------------------------------------------------------------------------
       120                          360          358          24,462.43      3,668,412.80    6,100,000.00      1.19
       139                          360          358          21,128.90      3,168,513.83    5,650,000.00      1.18
       162                          360          358          16,971.67      2,545,090.91    4,150,000.00      1.18
       176                          360          358          15,036.79      2,254,933.97    3,400,000.00      1.50
       205                          360          358           9,536.20      1,430,059.23    2,250,000.00      1.18
       208                          360          358           9,398.00      1,409,333.73    2,200,000.00      1.23
       209                          360          358           9,398.00      1,409,333.73    2,250,000.00      1.19
       218                          360          358           8,292.35      1,243,529.76    1,900,000.00      1.21
       220                          360          358           7,518.40      1,127,466.98    1,700,000.00      1.20
       225                          360          358           6,882.65      1,032,129.70    1,700,000.00      1.17
       231                          360          358           5,390.03       808,294.35     1,350,000.00      1.32

     Various                        360          358          125,396.90     18,804,657.06   29,900,000.00     1.24
------------------------------------------------------------------------------------------------------------------------
       107                          360          358          27,198.90      4,078,777.62    6,150,000.00      1.21
       182                          360          358          14,240.73      2,135,555.11    3,200,000.00      1.23
       184                          360          358          13,914.56      2,086,642.94    3,500,000.00      1.31
       187                          360          358          13,129.55      1,968,922.12    3,100,000.00      1.25
       190                          360          358          12,521.45      1,877,729.94    3,000,000.00      1.25
       194                          360          358          11,554.01      1,732,651.47    2,900,000.00      1.26
       202                          360          358           9,757.33      1,463,220.02    2,500,000.00      1.17
       213                          360          358           8,928.10      1,338,867.04    2,200,000.00      1.23
       228                          360          358           5,528.23       829,019.84     1,250,000.00      1.25
       229                          360          358           5,528.23       829,019.84     1,400,000.00      1.24
       233                          360          358           3,095.81       464,251.11      700,000.00       1.28

       39                           180          179          125,172.28     6,701,138.57    28,600,000.00     1.60
------------------------------------------------------------------------------------------------------------------------
      39.01                                                                                  11,800,000.00
      39.02                                                                                  10,600,000.00
      39.03                                                                                  6,200,000.00

     Various         Various         IO           IO              IO         14,411,000.00   23,900,000.00     2.05
------------------------------------------------------------------------------------------------------------------------
       147             117           IO           IO              IO         3,406,000.00    5,250,000.00      1.91
       155             117           IO           IO              IO         3,151,000.00    5,400,000.00      2.14
       174             117           IO           IO              IO         2,773,000.00    4,400,000.00      1.91
       204             114           IO           IO              IO         1,736,000.00    2,750,000.00      1.96
       210             118           IO           IO              IO         1,687,000.00    3,100,000.00      2.38
       212             115           IO           IO              IO         1,658,000.00    3,000,000.00      2.13

     Various                        360          359          57,591.80      8,684,543.60    13,300,000.00     1.21
------------------------------------------------------------------------------------------------------------------------
       74                           360          359          49,364.40      7,443,894.51    11,300,000.00     1.21
       217                          360          359           8,227.40      1,240,649.09    2,000,000.00      1.20

     Various            12          360          360          47,406.29      7,232,716.73    10,600,000.00     1.21
------------------------------------------------------------------------------------------------------------------------
       106              12          360          360          27,728.21      4,230,456.59    6,200,000.00      1.13
       144              12          360          360          19,678.08      3,002,260.14    4,400,000.00      1.32

     Various            23          360          360          33,392.84      5,233,093.09    7,450,000.00      1.23
------------------------------------------------------------------------------------------------------------------------
       129              23          360          360          23,374.99      3,663,164.92    5,200,000.00      1.23
       201              23          360          360          10,017.85      1,569,928.17    2,250,000.00      1.23

       102                          180          180          41,910.07          0.00        8,400,000.00      1.24
------------------------------------------------------------------------------------------------------------------------
     102.01                                                                                  5,400,000.00
     102.02                                                                                  3,000,000.00

                   CUT-OFF
    MORTGAGE         DATE      LTV RATIO                                CUT-OFF DATE        UW NET
      LOAN           LTV      AT MATURITY    NUMBER OF      UNIT OF      LOAN AMOUNT         CASH
     NUMBER         RATIO       OR ARD     UNITS (UNITS)    MEASURE    PER (UNIT) ($)      FLOW ($)
-------------------------------------------------------------------------------------------------------

        2           79.88%      74.17%       2,990,570      Sq. Ft.         65.04       33,488,800.00
-------------------------------------------------------------------------------------------------------
      2.01                                   1,048,631      Sq. Ft.                      8,022,669.27
      2.02                                    326,306       Sq. Ft.                      4,906,170.11
      2.03                                    351,075       Sq. Ft.                      4,547,116.79
      2.04                                    146,365       Sq. Ft.                      2,793,281.61
      2.05                                    182,554       Sq. Ft.                      2,987,352.96
      2.06                                    131,891       Sq. Ft.                      2,144,404.70
      2.07                                     97,256       Sq. Ft.                      1,475,339.02
      2.08                                     88,717       Sq. Ft.                      1,193,762.63
      2.09                                    118,040       Sq. Ft.                      1,163,951.19
      2.10                                    138,020       Sq. Ft.                       887,878.95
      2.11                                    130,600       Sq. Ft.                      1,844,122.54
      2.12                                    103,000       Sq. Ft.                       740,467.38
      2.13                                     74,285       Sq. Ft.                       424,695.44
      2.14                                     53,830       Sq. Ft.                       357,586.92

        4           74.67%      69.06%       1,715,219      Sq. Ft.         83.15       12,523,159.25
-------------------------------------------------------------------------------------------------------
      4.01                                    208,975       Sq. Ft.                      1,850,840.61
      4.02                                    122,082       Sq. Ft.                      1,186,342.64
      4.03                                    131,917       Sq. Ft.                      1,327,900.89
      4.04                                     96,567       Sq. Ft.                       719,743.11
      4.05                                    218,261       Sq. Ft.                       950,539.85
      4.06                                     85,152       Sq. Ft.                       883,025.79
      4.07                                    265,085       Sq. Ft.                       709,766.03
      4.08                                    126,292       Sq. Ft.                       689,234.78
      4.09                                     39,349       Sq. Ft.                       721,555.78
      4.10                                     47,545       Sq. Ft.                       519,228.90
      4.11                                     26,978       Sq. Ft.                       463,808.55
      4.12                                     29,987       Sq. Ft.                       387,123.97
      4.13                                     86,334       Sq. Ft.                       298,748.76
      4.14                                     33,022       Sq. Ft.                       359,744.68
      4.15                                     31,281       Sq. Ft.                       210,997.47
      4.16                                     20,528       Sq. Ft.                       329,780.85
      4.17                                     26,200       Sq. Ft.                       270,871.62
      4.18                                     12,560       Sq. Ft.                       215,060.71
      4.19                                     89,616       Sq. Ft.                       219,375.00
      4.20                                     17,488       Sq. Ft.                       209,469.26

     Various        74.47%      68.97%       1,639,569      Sq. Ft.         68.31        9,473,349.58
-------------------------------------------------------------------------------------------------------
       52           75.12%      69.57%        120,872       Sq. Ft.        105.90        1,131,860.81
       65           75.19%      69.64%        125,548       Sq. Ft.         77.26         829,214.08
       67           74.80%      69.28%         70,430       Sq. Ft.        134.89         816,944.49
       77           75.27%      69.71%         71,285       Sq. Ft.        117.84         739,346.92
       85           74.75%      69.23%         78,765       Sq. Ft.         93.95         629,903.75
       88           75.29%      69.73%         75,811       Sq. Ft.         93.65         584,876.21
       98           74.70%      69.18%         52,744       Sq. Ft.        117.55         499,833.36
       101          81.29%      75.29%         78,632       Sq. Ft.         67.40         422,185.67
       121          74.96%      69.42%         64,901       Sq. Ft.         67.80         354,671.38
       122          75.21%      69.66%         70,775       Sq. Ft.         62.17         351,797.71
       128          74.73%      69.22%         72,437       Sq. Ft.         57.98         349,544.80
       132          76.49%      70.84%         84,802       Sq. Ft.         48.35         372,861.64
       136          74.77%      69.25%         70,197       Sq. Ft.         56.98         334,090.00
       148          75.72%      70.13%         33,142       Sq. Ft.        102.59         286,415.94
       154          64.65%      59.87%         71,610       Sq. Ft.         44.69         259,517.00
       164          75.95%      70.34%         61,090       Sq. Ft.         49.11         239,116.00
       167          75.32%      69.76%         48,768       Sq. Ft.         59.47         232,015.00
       168          74.36%      68.87%         89,250       Sq. Ft.         32.49         230,982.00
       178          76.06%      70.44%         72,685       Sq. Ft.         37.15         214,696.75
       193          73.43%      68.01%         44,500       Sq. Ft.         47.19         167,368.70
       207          75.56%      69.98%         59,716       Sq. Ft.         28.47         140,418.87
       216          78.95%      73.12%         59,829       Sq. Ft.         25.07         121,308.00
       227          40.74%      37.73%         61,780       Sq. Ft.         17.81         164,380.50

        7           48.14%      48.14%       1,969,198      Sq. Ft.         47.38       13,472,092.20
-------------------------------------------------------------------------------------------------------
      7.01                                     97,790       Sq. Ft.                      1,091,274.56
      7.02                                     77,269       Sq. Ft.                      1,128,333.94
      7.03                                    105,750       Sq. Ft.                       915,062.15
      7.04                                     93,655       Sq. Ft.                      1,052,024.79
      7.05                                     79,750       Sq. Ft.                       825,555.70
      7.06                                     83,050       Sq. Ft.                       782,453.95
      7.07                                     96,345       Sq. Ft.                       631,704.45
      7.08                                     80,336       Sq. Ft.                       639,241.95
      7.09                                     80,175       Sq. Ft.                       517,591.01
      7.10                                     75,650       Sq. Ft.                       601,597.60
      7.11                                    115,017       Sq. Ft.                       762,204.54
      7.12                                     59,700       Sq. Ft.                       419,723.05
      7.13                                     76,250       Sq. Ft.                       374,452.52
      7.14                                     69,500       Sq. Ft.                       404,750.37
      7.15                                     49,000       Sq. Ft.                       374,142.05
      7.16                                     60,750       Sq. Ft.                       337,970.53
      7.17                                     58,600       Sq. Ft.                       320,242.79
      7.18                                     71,095       Sq. Ft.                       280,919.38
      7.19                                     31,606       Sq. Ft.                       296,034.45
      7.20                                     46,450       Sq. Ft.                       215,460.93
      7.21                                     54,725       Sq. Ft.                       259,077.55
      7.22                                     57,486       Sq. Ft.                       187,132.05
      7.23                                     62,006       Sq. Ft.                       151,684.01
      7.24                                     57,075       Sq. Ft.                       185,350.11
      7.25                                     62,379       Sq. Ft.                       257,455.35
      7.26                                     31,650       Sq. Ft.                       163,604.02
      7.27                                     50,314       Sq. Ft.                       146,789.62
      7.28                                     85,825       Sq. Ft.                       150,258.78

     Various        77.55%      71.75%         1,944         Units        32,672.84      5,355,976.83
-------------------------------------------------------------------------------------------------------
       27           80.00%      74.01%          661          Units        45,506.81      2,453,337.09
       53           78.72%      72.83%          348          Units        35,514.37       994,139.66
       89           78.44%      72.57%          260          Units        26,850.00       590,747.07
       115          66.29%      61.32%          244          Units        19,016.39       402,942.35
       141          72.88%      67.43%          142          Units        26,176.06       357,268.31
       163          78.15%      72.30%          180          Units        16,933.33       283,041.13
       179          72.73%      67.29%          109          Units        24,688.07       274,501.22

       15           34.65%      34.65%       1,367,692      Sq. Ft.         38.09        9,304,213.90
-------------------------------------------------------------------------------------------------------
      15.01                                   103,617       Sq. Ft.                      1,225,037.46
      15.02                                    92,525       Sq. Ft.                       962,460.35
      15.03                                    79,436       Sq. Ft.                       761,538.40
      15.04                                    82,795       Sq. Ft.                       847,913.80
      15.05                                    72,950       Sq. Ft.                       599,788.69
      15.06                                    63,396       Sq. Ft.                       543,157.38
      15.07                                    87,149       Sq. Ft.                       465,236.32
      15.08                                    63,650       Sq. Ft.                       536,171.37
      15.09                                    87,150       Sq. Ft.                       405,256.55
      15.10                                    70,475       Sq. Ft.                       444,775.27
      15.11                                    51,780       Sq. Ft.                       352,996.56
      15.12                                    28,508       Sq. Ft.                       326,916.20
      15.13                                    53,967       Sq. Ft.                       287,894.24
      15.14                                    81,660       Sq. Ft.                       267,754.32
      15.15                                    36,863       Sq. Ft.                       166,575.15
      15.16                                    49,034       Sq. Ft.                       206,189.69
      15.17                                    36,378       Sq. Ft.                       207,211.38
      15.18                                    24,940       Sq. Ft.                       196,191.44
      15.19                                    59,999       Sq. Ft.                       129,134.10
      15.20                                    50,600       Sq. Ft.                       160,186.83
      15.21                                    63,450       Sq. Ft.                       99,503.02
      15.22                                    27,370       Sq. Ft.                       112,325.38

       20           62.35%      58.49%        702,671       Sq. Ft.         55.50        3,562,701.00
-------------------------------------------------------------------------------------------------------
      20.01                                   111,175       Sq. Ft.                       746,261.00
      20.02                                    83,533       Sq. Ft.                       559,560.00
      20.03                                    90,454       Sq. Ft.                       485,956.00
      20.04                                   112,254       Sq. Ft.                       612,693.00
      20.05                                    91,932       Sq. Ft.                       446,012.00
      20.06                                   178,663       Sq. Ft.                       460,483.00
      20.07                                    34,660       Sq. Ft.                       251,736.00

       21           80.00%      71.32%        579,576       Sq. Ft.         66.67        3,486,729.10
-------------------------------------------------------------------------------------------------------
      21.01                                   113,101       Sq. Ft.                      1,044,529.47
      21.02                                   236,740       Sq. Ft.                       794,298.39
      21.03                                    76,500       Sq. Ft.                       494,066.52
      21.04                                    60,000       Sq. Ft.                       489,559.50
      21.05                                    35,250       Sq. Ft.                       387,361.44
      21.06                                    57,985       Sq. Ft.                       276,913.78

     Various        80.00%      68.37%         1,018         Pads         36,031.43      3,051,664.00
-------------------------------------------------------------------------------------------------------
       56           80.00%      68.37%          354          Pads         32,316.38       951,134.00
       63           80.00%      68.37%          315          Pads         31,238.10       807,874.00
       79           80.00%      68.37%          156          Pads         51,794.87       674,680.00
       86           80.00%      68.37%          193          Pads         37,927.46       617,976.00

       23           75.71%      68.75%         1,039         Units        34,648.70      3,334,877.37
-------------------------------------------------------------------------------------------------------
      23.01                                     450          Units                       1,375,356.92
      23.02                                     337          Units                       1,160,553.68
      23.03                                     252          Units                        798,966.77

     Various        80.01%      68.37%          836          Pads         36,531.10      2,506,491.00
-------------------------------------------------------------------------------------------------------
       62           80.00%      68.37%          250          Pads         39,584.00       725,662.00
       93           80.05%      68.41%          171          Pads         37,918.13       555,422.00
       96           80.00%      68.37%          173          Pads         36,994.22       546,283.00
       109          80.00%      68.37%          139          Pads         35,107.91       424,271.00
       169          80.00%      68.37%          103          Pads         27,961.17       254,853.00

     Various        75.08%      62.38%          403          Units        67,160.63      2,210,365.39
-------------------------------------------------------------------------------------------------------
       117          77.12%      64.07%           58          Units        78,451.81       356,952.83
       123          79.83%      66.32%           46          Units        93,711.31       368,245.78
       138          59.21%      49.20%          123          Units        31,436.39       325,064.66
       170          79.83%      66.32%           40          Units        71,845.34       225,269.79
       191          79.83%      66.32%           31          Units        69,527.75       177,149.57
       211          79.83%      66.32%           16          Units       104,774.45       134,942.10
       214          71.16%      59.12%           15          Units       104,375.31       120,411.79
       215          79.83%      66.32%           19          Units        79,828.15       123,574.63
       221          78.90%      65.55%           16          Units        84,817.41       109,764.46
       223          79.83%      66.32%           13          Units       101,320.35       108,132.32
       230          79.83%      66.32%           18          Units        55,436.22       89,542.22
       232          79.83%      66.32%           8           Units       109,763.71       71,315.23

     Various        74.09%      61.55%          368          Units        65,733.50      1,979,478.27
-------------------------------------------------------------------------------------------------------
       120          72.39%      60.14%           60          Units        73,591.58       349,478.84
       139          67.50%      56.08%           88          Units        43,338.52       300,359.08
       162          73.82%      61.33%           35          Units        87,525.87       239,601.88
       176          79.83%      66.32%           60          Units        45,235.95       270,955.61
       205          76.50%      63.56%           28          Units        61,474.81       135,306.84
       208          77.11%      64.06%           15          Units       113,089.89       138,304.46
       209          75.39%      62.64%           24          Units        70,681.18       134,617.70
       218          78.78%      65.45%           18          Units        83,154.33       120,349.68
       220          79.83%      66.32%           16          Units        84,817.41       109,046.38
       225          73.08%      60.71%           12          Units       103,527.14       96,313.52
       231          72.07%      59.87%           12          Units        81,075.47       85,144.28

     Various        75.70%      62.89%          326          Units        69,430.29      1,865,044.13
-------------------------------------------------------------------------------------------------------
       107          79.83%      66.32%           70          Units        70,134.74       394,381.78
       182          80.33%      66.74%           26          Units        98,864.10       210,380.31
       184          71.76%      59.62%           36          Units        69,766.48       219,435.52
       187          76.45%      63.51%           33          Units        71,815.10       197,141.65
       190          75.34%      62.59%           36          Units        62,781.52       188,034.17
       194          71.91%      59.75%           36          Units        57,930.85       174,736.73
       202          70.45%      58.53%           28          Units        62,900.31       137,030.27
       213          73.25%      60.86%           18          Units        89,529.49       131,507.99
       228          79.83%      66.32%           16          Units        62,365.75       82,896.18
       229          71.28%      59.22%           16          Units        62,365.75       82,071.16
       233          79.83%      66.32%           11          Units        50,799.73       47,428.38

       39           54.00%      23.43%          306          Rooms        50,469.10      2,400,500.33
-------------------------------------------------------------------------------------------------------
      39.01                                     116          Rooms                        955,538.31
      39.02                                     102          Rooms                        897,996.53
      39.03                                      88          Rooms                        546,965.49

     Various        60.30%      60.30%         88,510       Sq. Ft.        162.82        1,617,722.37
-------------------------------------------------------------------------------------------------------
       147          64.88%      64.88%         13,824       Sq. Ft.        246.38         360,752.53
       155          58.35%      58.35%         13,813       Sq. Ft.        228.12         364,993.32
       174          63.02%      63.02%         13,813       Sq. Ft.        200.75         293,452.62
       204          63.13%      63.13%         10,055       Sq. Ft.        172.65         179,560.00
       210          54.42%      54.42%         14,335       Sq. Ft.        117.68         226,812.84
       212          55.27%      55.27%         22,670       Sq. Ft.         73.14         192,151.06

     Various        78.86%      65.30%         32,376       Sq. Ft.        323.94         836,936.14
-------------------------------------------------------------------------------------------------------
       74           79.55%      65.88%         28,259       Sq. Ft.        318.11         718,041.20
       217          74.91%      62.03%         4,117        Sq. Ft.        363.92         118,894.94

     Various        80.00%      68.23%          280          Pads         30,285.71       686,940.00
-------------------------------------------------------------------------------------------------------
       106          80.00%      68.23%          174          Pads         28,505.75       375,999.00
       144          80.00%      68.23%          106          Pads         33,207.55       310,941.00

     Various        80.54%      70.24%         21,210       Sq. Ft.        282.89         493,043.51
-------------------------------------------------------------------------------------------------------
       129          80.77%      70.45%         14,490       Sq. Ft.        289.86         344,985.16
       201          80.00%      69.77%         6,720        Sq. Ft.        267.86         148,058.35

       102          61.31%       0.00%        104,443       Sq. Ft.         49.31         621,759.00
-------------------------------------------------------------------------------------------------------
     102.01                                    65,950       Sq. Ft.                       394,774.14
     102.02                                    38,493       Sq. Ft.                       226,985.42

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

ANNEX A-6             DEBT SERVICE PAYMENT SCHEDULE FOR FBI OFFICE BUILDING
---------

LOAN PAY PERIOD              Debt Service ($)       LOAN PAY PERIOD           Debt Service ($)
--------------------  ---------------------------  -----------------   ---------------------------

        1                    81,936.67                    61                     104,152.83
        2                    84,667.89                    62                     104,152.83
        3                    81,936.67                    63                     104,152.83
        4                    84,667.89                    64                     104,152.83
        5                    84,667.89                    65                     104,152.83
        6                    76,474.22                    66                     104,152.83
        7                    84,667.89                    67                     104,152.83
        8                    81,936.67                    68                     104,152.83
        9                    84,667.89                    69                     104,152.83
        10                   81,936.67                    70                     104,152.83
        11                   84,667.89                    71                     104,152.83
        12                   84,667.89                    72                     104,152.83
        13                   81,936.67                    73                     104,152.83
        14                   84,667.89                    74                     104,152.83
        15                   81,936.67                    75                     104,152.83
        16                   84,667.89                    76                     104,152.83
        17                   84,667.89                    77                     104,152.83
        18                   76,474.22                    78                     104,152.83
        19                   84,667.89                    79                     104,152.83
        20                   81,936.67                    80                     104,152.83
        21                   84,667.89                    81                     104,152.83
        22                   81,936.67                    82                     104,152.83
        23                   84,667.89                    83                     104,152.83
        24                   84,667.89                    84                     104,152.83
        25                   81,936.67                    85                     104,152.83
        26                   84,667.89                    86                     104,152.83
        27                   81,936.67                    87                     104,152.83
        28                   84,667.89                    88                     104,152.83
        29                   84,667.89                    89                     104,152.83
        30                   79,205.44                    90                     104,152.83
        31                   84,667.89                    91                     104,152.83
        32                   81,936.67                    92                     104,152.83
        33                   84,667.89                    93                     104,152.83
        34                   81,936.67                    94                     104,152.83
        35                   84,667.89                    95                     104,152.83
        36                   84,667.89                    96                     104,152.83
        37                   81,936.67                    97                     104,152.83
        38                   84,667.89                    98                     104,152.83
        39                   81,936.67                    99                     104,152.83
        40                   84,667.89                   100                     104,152.83
        41                   84,667.89                   101                     104,152.83
        42                   76,474.22                   102                     104,152.83
        43                   84,667.89                   103                     104,152.83
        44                   81,936.67                   104                     104,152.83
        45                   84,667.89                   105                     104,152.83
        46                   81,936.67                   106                     104,152.83
        47                   84,667.89                   107                     104,152.83
        48                   84,667.89                   108                     104,152.83
        49                  100,419.05                   109                     104,152.83
        50                  100,419.05                   110                     104,152.83
        51                  100,419.05                   111                     104,152.83
        52                  100,419.05                   112                     104,152.83
        53                  100,419.05                   113                     104,152.83
        54                  100,419.05                   114                     104,152.83
        55                  100,419.05                   115                     104,152.83
        56                  100,419.05                   116                     104,152.83
        57                  100,419.05                   117                     104,152.83
        58                  104,152.83                   118                     109,301.51
        59                  104,152.83                   119                     109,301.51
        60                  104,152.83                   120                  17,159,301.51

                 [THIS PAGE INTENTIONALLY LEFT BLANK]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2005-C21

ANNEX A-7                  DEBT SERVICE PAYMENT SCHEDULE FOR ABBOTT LABORATORIES
---------

LOAN PAY PERIOD          DEBT SERVICE ($)           LOAN PAY PERIOD            DEBT SERVICE ($)
---------------       ---------------------      ---------------------      ----------------------

      1                        67,076.73                  61                         80,813.14
      2                        64,912.97                  62                         80,813.14
      3                        67,076.73                  63                         80,813.14
      4                        64,912.97                  64                         80,813.14
      5                        67,076.73                  65                         80,813.14
      6                        67,076.73                  66                         80,813.14
      7                        60,585.44                  67                         80,813.14
      8                        67,076.73                  68                         80,813.14
      9                        64,912.97                  69                         80,813.14
     10                        67,076.73                  70                         80,813.14
     11                        64,912.97                  71                         92,936.95
     12                        67,076.73                  72                         92,936.95
     13                        67,076.73                  73                         92,936.95
     14                        64,912.97                  74                         92,936.95
     15                        67,076.73                  75                         92,936.95
     16                        64,912.97                  76                         92,936.95
     17                        67,076.73                  77                         92,936.95
     18                        67,076.73                  78                         92,936.95
     19                        60,585.44                  79                         92,936.95
     20                        67,076.73                  80                         92,936.95
     21                        64,912.97                  81                         92,936.95
     22                        67,076.73                  82                         92,936.95
     23                        64,912.97                  83                         92,936.95
     24                        67,076.73                  84                         92,936.95
     25                        70,275.04                  85                         92,936.95
     26                        70,275.04                  86                         92,936.95
     27                        70,275.04                  87                         92,936.95
     28                        70,275.04                  88                         92,936.95
     29                        70,275.04                  89                         92,936.95
     30                        70,275.04                  90                         92,936.95
     31                        70,275.04                  91                         92,936.95
     32                        70,275.04                  92                         92,936.95
     33                        70,275.04                  93                         92,936.95
     34                        70,275.04                  94                         92,936.95
     35                        80,813.14                  95                         92,936.95
     36                        80,813.14                  96                         92,936.95
     37                        80,813.14                  97                         92,936.95
     38                        80,813.14                  98                         92,936.95
     39                        80,813.14                  99                         92,936.95
     40                        80,813.14                 100                         92,936.95
     41                        80,813.14                 101                         92,936.95
     42                        80,813.14                 102                         92,936.95
     43                        80,813.14                 103                         92,936.95
     44                        80,813.14                 104                         92,936.95
     45                        80,813.14                 105                         92,936.95
     46                        80,813.14                 106                         92,936.95
     47                        80,813.14                 107                        106,877.49
     48                        80,813.14                 108                        106,877.49
     49                        80,813.14                 109                        106,877.49
     50                        80,813.14                 110                        106,877.49
     51                        80,813.14                 111                        106,877.49
     52                        80,813.14                 112                        106,877.49
     53                        80,813.14                 113                        106,877.49
     54                        80,813.14                 114                        106,877.49
     55                        80,813.14                 115                        106,877.49
     56                        80,813.14                 116                        106,877.49
     57                        80,813.14                 117                        106,877.49
     58                        80,813.14                 118                        106,877.49
     59                        80,813.14                 119                        106,877.49
     60                        80,813.14                 120                     12,856,877.49

                 [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX B

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C21                           Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                     DISTRIBUTION DATE STATEMENT

                                 ===================================================================
                                 STATEMENT SECTIONS                                          PAGE(S)
                                 ------------------                                          -------

                                 Certificate Distribution Detail                               2
                                 Certificate Factor Detail                                     3
                                 Reconciliation Detail                                         4
                                 Other Required Information                                    5
                                 Cash Reconciliation Detail                                    6
                                 Ratings Detail                                                7
                                 Current Mortgage Loan and Property Stratification Tables     8-16
                                 Mortgage Loan Detail                                          17
                                 Principal Prepayment Detail                                   18
                                 Historical Detail                                             19
                                 Delinquency Loan Detail                                       20
                                 Specially Serviced Loan Detail                               21-22
                                 Modified Loan Detail                                          23
                                 Liquidated Loan Detail                                        24
                                 Bond / Collateral Realized Loss Reconciliation                25
                                 ===================================================================

                     ISSUER                                       MASTER SERVICER                         SPECIAL SERVICER
================================================  =========================================  =======================================
Wachovia Commercial Mortgage Securities, Inc.     Wachovia Bank, National Association        LNR Partners, Inc.
301 South College Street                          301 S. College Street                      1601 Washington Avenue
Charlotte, NC 28288-1016                          NC 0170                                    Suite 800
                                                  Charlotte, NC 28288                        Miami Beach, FL 33139

Contact:      Tim Steward                         Contact:      Timothy S. Ryan              Contact:      Vickie Taylor
Phone Number: (704) 593-7822                      Phone Number: (704) 593-7878               Phone Number: (305) 229-6614
================================================  =========================================  =======================================

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 25

                                                                 B-1

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                         CERTIFICATE DISTRIBUTION DETAIL

==============================================================================================================

                      Pass-Through     Original    Beginning      Principal        Interest      Prepayment
Class       CUSIP         Rate          Balance     Balance      Distribution    Distribution     Premium
==============================================================================================================
A-1                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-2PFL                 0.000000%          0.00         0.00          0.00            0.00           0.00
A-2C                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-3                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-PB                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-4                    0.000000%          0.00         0.00          0.00            0.00           0.00
A-1A                   0.000000%          0.00         0.00          0.00            0.00           0.00
A-MFL                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-MFX                  0.000000%          0.00         0.00          0.00            0.00           0.00
A-J                    0.000000%          0.00         0.00          0.00            0.00           0.00
B                      0.000000%          0.00         0.00          0.00            0.00           0.00
C                      0.000000%          0.00         0.00          0.00            0.00           0.00
D                      0.000000%          0.00         0.00          0.00            0.00           0.00
E                      0.000000%          0.00         0.00          0.00            0.00           0.00
F                      0.000000%          0.00         0.00          0.00            0.00           0.00
G                      0.000000%          0.00         0.00          0.00            0.00           0.00
H                      0.000000%          0.00         0.00          0.00            0.00           0.00
J                      0.000000%          0.00         0.00          0.00            0.00           0.00
K                      0.000000%          0.00         0.00          0.00            0.00           0.00
L                      0.000000%          0.00         0.00          0.00            0.00           0.00
M                      0.000000%          0.00         0.00          0.00            0.00           0.00
N                      0.000000%          0.00         0.00          0.00            0.00           0.00
O                      0.000000%          0.00         0.00          0.00            0.00           0.00
P                      0.000000%          0.00         0.00          0.00            0.00           0.00
R-I                    0.000000%          0.00         0.00          0.00            0.00           0.00
R-II                   0.000000%          0.00         0.00          0.00            0.00           0.00
Z                      0.000000%          0.00         0.00          0.00            0.00           0.00
==============================================================================================================
Totals                                    0.00         0.00          0.00            0.00           0.00
==============================================================================================================

==================================================================
         Realized Loss/                                 Current
        Additional Trust      Total        Ending    Subordination
Class    Fund Expenses     Distribution    Balance      Level(1)
==================================================================
A-1           0.00             0.00         0.00          0.00
A-2PFL        0.00             0.00         0.00          0.00
A-2C          0.00             0.00         0.00          0.00
A-3           0.00             0.00         0.00          0.00
A-PB          0.00             0.00         0.00          0.00
A-4           0.00             0.00         0.00          0.00
A-1A          0.00             0.00         0.00          0.00
A-MFL         0.00             0.00         0.00          0.00
A-MFX         0.00             0.00         0.00          0.00
A-J           0.00             0.00         0.00          0.00
B             0.00             0.00         0.00          0.00
C             0.00             0.00         0.00          0.00
D             0.00             0.00         0.00          0.00
E             0.00             0.00         0.00          0.00
F             0.00             0.00         0.00          0.00
G             0.00             0.00         0.00          0.00
H             0.00             0.00         0.00          0.00
J             0.00             0.00         0.00          0.00
K             0.00             0.00         0.00          0.00
L             0.00             0.00         0.00          0.00
M             0.00             0.00         0.00          0.00
N             0.00             0.00         0.00          0.00
O             0.00             0.00         0.00          0.00
P             0.00             0.00         0.00          0.00
R-I           0.00             0.00         0.00          0.00
R-II          0.00             0.00         0.00          0.00
Z             0.00             0.00         0.00          0.00
==================================================================
Totals        0.00             0.00         0.00          0.00
==================================================================

=====================================================================================================================
                                       Original    Beginning                                                 Ending
                      Pass-Through     Notional    Notional         Interest      Prepayment     Total      Notional
Class       CUSIP         Rate          Amount      Amount        Distribution     Premium    Distribution   Amount
=====================================================================================================================
X-C                     0.000000%        0.00        0.00             0.00           0.00         0.00        0.00
X-P                     0.000000%        0.00        0.00             0.00           0.00         0.00        0.00
=====================================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 2 of 25

                                                                 B-2

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE FACTOR DETAIL

=================================================================================================================
                                                                                   Realized Loss/
                  Beginning       Principal        Interest        Prepayment     Additional Trust     Ending
Class   CUSIP      Balance      Distribution     Distribution       Premium        Fund Expenses       Balance
=================================================================================================================
A-1               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2PFL            0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-2C              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-3               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-PB              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-4               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-1A              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-MFL             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-MFX             0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
A-J               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
B                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
C                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
D                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
E                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
F                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
G                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
H                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
J                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
K                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
L                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
M                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
N                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
O                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
P                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-I               0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
R-II              0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
Z                 0.00000000     0.00000000       0.00000000       0.00000000       0.00000000        0.00000000
=================================================================================================================

============================================================================
                    Beginning                                     Ending
                    Notional        Interest     Prepayment      Notional
Class    CUSIP       Amount       Distribution     Premium        Amount
============================================================================
X-C                0.00000000      0.00000000    0.00000000     0.00000000
X-P                0.00000000      0.00000000    0.00000000     0.00000000
============================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 3 of 25

                                                                 B-3

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                      RECONCILIATION DETAIL

                  ADVANCE SUMMARY                                                 SERVICING FEE SUMMARY

P & I Advances Outstanding                     0.00            Current Period Accrued Servicing Fees                   0.00
Servicing Advances Outstanding                 0.00            Less Servicing Fees on Delinquent Payments              0.00
Reimbursements for Interest on P & I           0.00            Less Reductions to Servicing Fees                       0.00
Advances paid from general collections                         Plus Servicing Fees on Delinquent Payments Received     0.00
Reimbursements for Interest on Servicing       0.00            Plus Adjustments for Prior Servicing Calculation        0.00
Advances paid from general collections                         Total Servicing Fees Collected                          0.00

CERTIFICATE INTEREST RECONCILIATION
====================================================================================================================================
         Accrued       Uncovered                          Certificate         Unpaid       Optimal Interest  Interest
       Certificate     Prepayment     Indemnification   Deferred Interest    Interest        Distribution    Shortfall    Interest
Class    Interest  Interest Shortfall     Expenses           Amount       Shortfall Amount      Amount        Amount    Distribution
====================================================================================================================================
A-1
A-2PFL
A-2C
A-3
A-PB
A-4
A-1A
X-C
X-P
A-MFL
A-MFX
A-J
B
C
D
E
F
G
H
J
K
L
M
N
O
P
====================================================================================================================================
Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 4 of 25

                                                                 B-4

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                    OTHER REQUIRED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount                                     0.00          Additional Trust Fund Expenses/(Gains)          0.00
                                                                                     Fees Paid to Special Servicer              0.00
                                                                                     Interest on Advances                       0.00
                                                                                     Other Expenses of Trust                    0.00
Aggregate Number of Outstanding Loans                                0
Aggregate Unpaid Principal Balance of Loans                       0.00          Appraisal Reduction Amount
Aggregate Stated Principal Balance of Loans                       0.00          ====================================================
                                                                                          Appraisal     Cumulative     Most Recent
                                                                                 Loan     Reduction        ASER         App. Red.
Aggregate Amount of Servicing Fee                                 0.00          Number     Effected       Amount           Date
Aggregate Amount of Special Servicing Fee                         0.00          ====================================================
Aggregate Amount of Trustee Fee                                   0.00
Aggregate Stand-by Fee                                            0.00
Aggregate Paying Agent Fee                                        0.00
Aggregate Trust Fund Expenses

                                                                                ====================================================
                                                                                  Total
                                                                                ====================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 5 of 25

                                                                 B-5

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED                                               TOTAL FUNDS DISTRIBUTED
  INTEREST:                                                           FEES:
    Interest paid or advanced                         0.00              Master Servicing Fee                             0.00
    Interest reductions due to Non-Recoverability                       Trustee Fee                                      0.00
       Determinations                                 0.00              Certificate Administration Fee                   0.00
    Interest Adjustments                              0.00              Insurer Fee                                      0.00
    Deferred Interest                                 0.00              Miscellaneous Fee                                0.00
    Net Prepayment Interest Shortfall                 0.00                                                                    ------
    Net Prepayment Interest Excess                    0.00                TOTAL FEES                                            0.00
    Extension Interest                                0.00
    Interest Reserve Withdrawal                       0.00            ADDITIONAL TRUST FUND EXPENSES:
                                                           ------       Reimbursement for Interest on Advances           0.00
      TOTAL INTEREST COLLECTED                               0.00       ASER Amount                                      0.00
                                                                        Special Servicing Fee                            0.00
                                                                        Rating Agency Expenses                           0.00
  PRINCIPAL:                                                            Attorney Fees & Expenses                         0.00
    Scheduled Principal                               0.00              Bankruptcy Expense                               0.00
    Unscheduled Principal                             0.00              Taxes Imposed on Trust Fund                      0.00
      Principal Prepayments                           0.00              Non-Recoverable Advances                         0.00
      Collection of Principal after Maturity Date     0.00              Other Expenses                                   0.00
      Recoveries from Liquidation and Insurance                                                                               ------
         Proceeds                                     0.00                TOTAL ADDITIONAL TRUST FUND EXPENSES                  0.00
      Excess of Prior Principal Amounts paid          0.00
      Curtailments                                    0.00            INTEREST RESERVE DEPOSIT                                  0.00
    Negative Amortization                             0.00
    Principal Adjustments                             0.00
                                                           ------
      TOTAL PRINCIPAL COLLECTED                              0.00     PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
                                                                        Interest Distribution                            0.00
  OTHER:                                                                Principal Distribution                           0.00
    Prepayment Penalties/Yield Maintenance            0.00              Prepayment Penalties/Yield Maintenance           0.00
    Repayment Fees                                    0.00              Borrower Option Extension Fees                   0.00
    Borrower Option Extension Fees                    0.00              Equity Payments Paid                             0.00
    Equity Payments Received                          0.00              Net Swap Counterparty Payments Paid              0.00
    Net Swap Counterparty Payments Received           0.00                                                                    ------
                                                           ------         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS         0.00
      TOTAL OTHER COLLECTED                                  0.00                                                             ------
                                                           ------   TOTAL FUNDS DISTRIBUTED                                     0.00
TOTAL FUNDS COLLECTED                                        0.00                                                             ======
                                                           ======
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 6 of 25

                                                                 B-6

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------
                                                           RATINGS DETAIL
                           ===============================================================================
                                                        Original Ratings            Current Ratings (1)
                                                   -------------------------     -------------------------
                           Class       CUSIP       Fitch     Moody's     S&P     Fitch     Moody's     S&P
                           ===============================================================================
                           A-1
                           A-2PFL
                           A-2C
                           A-3
                           A-PB
                           A-4
                           A-1A
                           X-C
                           X-P
                           A-MFL
                           A-MFX
                           A-J
                           B
                           C
                           D
                           E
                           F
                           G
                           H
                           J
                           K
                           L
                           M
                           N
                           O
                           P
                           ===============================================================================
                           NR    - Designates that the class was not rated by the above agency at the time of original issuance.
                           X     - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
                           N/A   - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                           Moody's Investors Service                    Standard & Poor's Rating Services
One State Street Plaza                                99 Church Street                             55 Water Street
New York, New York 10004                              New York, New York 10007                     New York, New York 10041
(212) 908-0500                                        (212) 553-0300                               (212) 438-2430

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 7 of 25

                                                                 B-7

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                   CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                       AGGREGATE POOL

                       SCHEDULED BALANCE                                                       STATE (3)
===============================================================     ===============================================================
                               % of                                                                % of
Scheduled    # of   Scheduled   Agg.   WAM          Weighted                     # of   Scheduled   Agg.   WAM          Weighted
 Balance     loans   Balance    Bal.   (2)   WAC    Avg DSCR (1)    State       Props.   Balance    Bal.   (2)   WAC   Avg DSCR (1)
===============================================================     ===============================================================

===============================================================     ===============================================================
Totals                                                              Totals
===============================================================     ===============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 8 of 25

                                                                 B-8

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                 DEBT SERVICE COVERAGE RATIO                                                PROPERTY TYPE (3)
================================================================    ================================================================
                                   % of                                                                % of
 Debt Service   # of    Scheduled   Agg.  WAM        Weighted       Property        # of    Scheduled   Agg.  WAM        Weighted
Coverage Ratio  loans    Balance    Bal.  (2)  WAC  Avg DSCR (1)      Type          Props   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

                            NOTE RATE                                                           SEASONING
================================================================    ================================================================
                                   % of                                                                % of
Note            # of    Scheduled   Agg.  WAM        Weighted                       # of    Scheduled   Agg.  WAM        Weighted
Rate            loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)    Seasoning       loans   Balance     Bal.  (2)  WAC  Avg DSCR (1)
================================================================    ================================================================

================================================================    ================================================================
Totals                                                              Totals
================================================================    ================================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 9 of 25

                                                                 B-9

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          AGGREGATE POOL

           ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                  REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                          % of                   Weighted    Remaining                       % of                Weighted
 Remaining     # of     Scheduled     Agg.    WAM             Avg        Stated     # of     Scheduled   Agg.   WAM           Avg
  Term (2)     loans     Balance      Bal.    (2)    WAC    DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

           REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                           AGE OF MOST RECENT NOI
====================================================================    ============================================================
  Remaining                          % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
    Term       loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 10 of 25

                                                                B-10

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                  CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                          GROUP I

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 11 of 25

                                                                B-11

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of                Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 12 of 25

                                                                B-12

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 13 of 25

                                                                B-13

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                    CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                            GROUP II

                       SCHEDULED BALANCE                                                           STATE (3)
====================================================================    ============================================================
                                     % of                   Weighted                                    % of                Weighted
Scheduled      # of     Scheduled     Agg.    WAM             Avg                   # of     Scheduled   Agg.   WAM           Avg
 Balance       loans     Balance      Bal.    (2)    WAC    DSCR (1)    State      Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 14 of 25

                                                                B-14

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                                               GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
====================================================================    ============================================================
Debt Service                         % of                   Weighted                                    % of               Weighted
  Coverage     # of     Scheduled     Agg.    WAM             Avg       Property    # of     Scheduled   Agg.   WAM           Avg
    Ratio      loans     Balance      Bal.    (2)    WAC    DSCR (1)      Type     Props.     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

                            NOTE RATE                                                            SEASONING
====================================================================    ============================================================
                                     % of                   Weighted                                    % of               Weighted
               # of     Scheduled     Agg.    WAM             Avg                    # of    Scheduled   Agg.   WAM           Avg
Note Rate      loans     Balance      Bal.    (2)    WAC    DSCR (1)    Seasoning    loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

See footnotes on last page of this section.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 15 of 25

                                                                B-15

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
====================================================================    ============================================================
Anticipated                           % of                  Weighted    Remaining                       % of                Weighted
 Remaining      # of     Scheduled     Agg.    WAM             Avg       Stated     # of     Scheduled   Agg.   WAM           Avg
 Term (2)       loans     Balance      Bal.    (2)    WAC   DSCR (1)      Term      loans     Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                                 AGE OF MOST RECENT NOI
====================================================================    ============================================================
 Remaining                           % of                   Weighted      Age of                        % of               Weighted
Amortization   # of     Scheduled     Agg.    WAM             Avg          Most      # of    Scheduled   Agg.   WAM           Avg
   Term        loans     Balance      Bal.    (2)    WAC    DSCR (1)    Recent NOI   loans    Balance    Bal.   (2)   WAC   DSCR (1)
====================================================================    ============================================================

======================================================================  ============================================================
Totals                                                                  Totals
======================================================================  ============================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 16 of 25

                                                                B-16

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                             Anticipated               Neg.   Beginning     Ending
 Loan            Property                   Interest    Principal    Gross    Repayment    Maturity   Amort   Scheduled    Scheduled
Number   ODCR    Type (1)    City   State    Payment     Payment    Coupon       Date        Date     (Y/N)    Balance      Balance
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

==================================================================
         Paid    Appraisal    Appraisal
 Loan    Thru    Reduction    Reduction    Res. Strat.  Mod. Code
Number   Date      Date        Amount          (2)         (3)
==================================================================

==================================================================
Totals
==================================================================

       (1) Property Type Code                   (2) Resolution Strategy Code                                  (3) Modification Code
       ----------------------                   ----------------------------                                  ---------------------

- Multi-Family      OF - Office         1 - Modification  6 - DPO                 10 - Deed in Lieu Of      1 - Maturity Date
- Retail            MU - Mixed Use      2 - Foreclosure     - REO                      Foreclosure              Extension
- Health Care       LO - Lodging        3 - Bankruptcy      - Resolved            11 - Full Payoff          2 - Authorization Change
- Industrial        SS - Self Storage   4 - Extension       - Pending Return      12 - Reps and Warranties  3 - Principal Write-Off
- Warehouse         OT - Other          5 - Note Sale         to Master Servicer  13 - Other or TBD         4 - Combination
- Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 17 of 25

                                                                B-17

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL

====================================================================================================================================
                                              Principal Prepayment Amount                     Prepayment Penalities
                 Offering Document       -------------------------------------------------------------------------------------------
Loan Number       Cross-Reference        Payoff Amount      Curtailment Amount     Percentage Premium     Yield Maintenance Charge
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 18 of 25

                                                                B-18

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

=======================================================================================================================
                                                       Delinquencies
-----------------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days       60-89 Days     90 Days or More     Foreclosure           REO            Modifications
   Date         #    Balance     #    Balance     #    Balance      #     Balance     #    Balance        #     Balance
=======================================================================================================================

=======================================================================================================================

================================================================================
                            Prepayments                 Rate and Maturities
--------------------------------------------------------------------------------
Distribution     Curtailments       Payoff          Next Weighted Avg.
   Date         #    Balance     #    Balance       Coupon       Remit      WAM
================================================================================

================================================================================
Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 19 of 25

                                                                B-19

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                       DELINQUENCY LOAN DETAIL

====================================================================================================================================
            Offering           # of       Paid       Current       Outstanding      Status of       Resolution     Servicing
 Loan       Document          Months    Through       P & I           P & I          Mortgage        Strategy       Transfer
Number   Cross-Reference      Delinq.     Date       Advances      Advances **       Loan (1)        Code (2)         Date
====================================================================================================================================

====================================================================================================================================
Totals
====================================================================================================================================

======================================================================================
                              Current        Outstanding
 Loan      Foreclosure       Servicing        Servicing       Bankruptcy        REO
Number        Date            Advances         Advances          Date           Date
======================================================================================

======================================================================================
Totals
======================================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
                    ---------------------------                                        ----------------------------
A - Payments Not Received      2 - Two Months Delinquent             1 - Modification   6 - DPO                 10 - Deed in Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure      - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy       - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension        - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale          to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                          13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 20 of 25

                                                                B-20

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                            Offering         Servicing      Resolution
Distribution    Loan        Document          Transfer       Strategy      Scheduled     Property               Interest    Actual
   Date        Number    Cross-Reference        Date         Code (1)       Balance      Type (2)     State       Rate      Balance
====================================================================================================================================

=======================================================================================================================

====================================================================================
                  Net                                                    Remaining
Distribution   Operating      NOI                 Note      Maturity    Amortization
   Date         Income        Date      DSCR      Date        Date          Term
====================================================================================

====================================================================================

                  (1) Resolution Strategy Code                                     (2) Property Type Code
                  ----------------------------                                     ----------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of            - Multi-Family                - Office
2 - Foreclosure      - REO                      Foreclosure             RT - Retail                   MU - Mixed Use
3 - Bankruptcy       - Resolved            11 - Full Payoff                - Health Care              LO - Lodging
4 - Extension        - Pending Return      12 - Reps and                IN - Industrial               SS - Self Storage
5 - Note Sale          to Master Servicer       Warranties              WH - Warehouse                OT - Other
                                           13 - Other or TBD               - Mobile Home Park

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 21 of 25

                                                                B-21

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                  SPECIALLY SERVICED LOAN DETAIL - PART 2

====================================================================================================================================
                           Offering       Resolution      Site                                        Other REO
Distribution    Loan       Document        Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
   Date        Number   Cross-Reference    Code (1)       Date        Date      Date        Value       Revenue         Comment
====================================================================================================================================

====================================================================================================================================

                  (1) Resolution Strategy Code
                  ----------------------------
1 - Modification   6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure      - REO                      Foreclosure
3 - Bankruptcy       - Resolved            11 - Full Payoff
4 - Extension        - Pending Return      12 - Reps and
5 - Note Sale          to Master Servicer       Warranties
                                           13 - Other or TBD

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 22 of 25

                                                                B-22

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                     MODIFIED LOAN DETAIL

===================================================================================================
              Offering
 Loan         Document          Pre-Modification     Modification
Number     Cross-Reference           Balance             Date              Modification Description
===================================================================================================

===================================================================================================
Totals
===================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 23 of 25

                                                                B-23

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                        SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                                LIQUIDATED LOAN DETAIL

===================================================================================================================
         Final Recovery      Offering                                                                Gross Proceeds
 Loan     Determination      Document        Appraisal      Appraisal      Actual        Gross          as a % of
Number        Date       Cross-Reference        Date           Value       Balance      Proceeds     Actual Balance
===================================================================================================================

===================================================================================================================
Current Total
===================================================================================================================
Cumulative Total
===================================================================================================================

================================================================================================
             Aggregate            Net             Net Proceeds                       Repurchased
 Loan       Liquidation       Liquidation          as a % of          Realized        by Seller
Number       Expenses*         Proceeds          Actual Balance         Loss            (Y/N)
================================================================================================

================================================================================================
Current Total
================================================================================================
Cumulative Total
================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid fees
  (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 24 of 25

                                                                B-24

                                                                                          ------------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]         WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.                    CTSLink Customer Service
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                        (301) 815-6600
CORPORATE TRUST SERVICES                         SERIES 2005-C21                            Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                                                                             @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951                                                                   ------------------------------------------
                                                                                          PAYMENT DATE:                   11/17/2005
                                                                                          RECORD DATE:                    10/31/2005
------------------------------------------------------------------------------------------------------------------------------------

                                           BOND/COLLATERAL REALIZED LOSS RECONCILIATION

====================================================================================================================================
                               Beginning                                            Amounts Covered by         Interest (Shortage)/
                               Balance of       Aggregate      Prior Realized     Over-collateralization         Excesses applied
Distribution    Prospectus    the Loan at     Realized Loss     Loss Applied            and other                   to other
   Date             Id        Liquidation        on Loans      to Certificates        Credit Support             Credit Support
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

====================================================================================================================================
                    Modification           Additional               Current           Recoveries of
                    Adjustments /        (Recoveries) /          Realized Loss           Realized           (Recoveries)/Realized
Distribution    Appraisal Reduction     Expenses applied           Applied to          Losses Paid             Loss Applied to
   Date              Adjustment        to Realized Losses         Certificates           as Cash             Certificate Interest
====================================================================================================================================

====================================================================================================================================
Current Total
====================================================================================================================================
Cumulative Total
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                      Page 25 of 25

                                                                B-25

                                                                         ANNEX C

                       CLASS X-P REFERENCE RATE SCHEDULE

    INTEREST                                 CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE      REFERENCE RATE
----------------   -------------------   -----------------

        1               11/15/2005            5.28818%
        2               12/15/2005            5.18901%
        3                1/15/2006            5.18899%
        4                2/15/2006            5.18898%
        5                3/15/2006            5.18911%
        6                4/15/2006            5.36288%
        7                5/15/2006            5.18894%
        8                6/15/2006            5.36285%
        9                7/15/2006            5.18891%
       10                8/15/2006            5.36282%
       11                9/15/2006            5.36280%
       12               10/15/2006            5.18887%
       13               11/15/2006            5.36277%
       14               12/15/2006            5.18882%
       15                1/15/2007            5.18880%
       16                2/15/2007            5.18878%
       17                3/15/2007            5.18894%
       18                4/15/2007            5.36264%
       19                5/15/2007            5.18870%
       20                6/15/2007            5.36260%
       21                7/15/2007            5.18866%
       22                8/15/2007            5.36255%
       23                9/15/2007            5.36252%
       24               10/15/2007            5.18859%
       25               11/15/2007            5.36248%
       26               12/15/2007            5.18855%
       27                1/15/2008            5.36244%
       28                2/15/2008            5.18851%
       29                3/15/2008            5.18856%
       30                4/15/2008            5.36237%
       31                5/15/2008            5.18845%
       32                6/15/2008            5.36233%
       33                7/15/2008            5.18840%
       34                8/15/2008            5.36229%
       35                9/15/2008            5.36228%
       36               10/15/2008            5.18836%
       37               11/15/2008            5.36224%
       38               12/15/2008            5.18831%
       39                1/15/2009            5.18828%
       40                2/15/2009            5.18825%
       41                3/15/2009            5.18854%
       42                4/15/2009            5.36208%

    INTEREST                                 CLASS X-P
 ACCRUAL PERIOD      DISTRIBUTION DATE      REFERENCE RATE
----------------    -------------------   -----------------

       43                5/15/2009            5.18816%
       44                6/15/2009            5.36202%
       45                7/15/2009            5.18810%
       46                8/15/2009            5.36196%
       47                9/15/2009            5.36193%
       48               10/15/2009            5.18801%
       49               11/15/2009            5.36187%
       50               12/15/2009            5.18795%
       51                1/15/2010            5.18791%
       52                2/15/2010            5.18788%
       53                3/15/2010            5.18821%
       54                4/15/2010            5.36170%
       55                5/15/2010            5.18778%
       56                6/15/2010            5.36163%
       57                7/15/2010            5.18798%
       58                8/15/2010            5.37469%
       59                9/15/2010            5.37587%
       60               10/15/2010            5.19682%
       61               11/15/2010            5.37780%
       62               12/15/2010            5.20334%
       63                1/15/2011            5.20328%
       64                2/15/2011            5.20323%
       65                3/15/2011            5.20371%
       66                4/15/2011            5.37751%
       67                5/15/2011            5.20305%
       68                6/15/2011            5.37739%
       69                7/15/2011            5.20294%
       70                8/15/2011            5.37727%
       71                9/15/2011            5.37722%
       72               10/15/2011            5.20277%
       73               11/15/2011            5.37710%
       74               12/15/2011            5.20267%
       75                1/15/2012            5.37699%
       76                2/15/2012            5.20256%
       77                3/15/2012            5.20271%
       78                4/15/2012            5.37681%
       79                5/15/2012            5.20238%
       80                6/15/2012            5.37669%
       81                7/15/2012            5.20226%
       82                8/15/2012            5.37657%
       83                9/15/2012            5.40631%
       84               10/15/2012            5.23212%

                                      C-1

                [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                                  CLASS A-PB
                       PLANNED PRINCIPAL BALANCE SCHEDULE

   PERIOD         DATE         BALANCE
------------   ----------   ------------

      0        10/27/05     148,510,000
      1        11/15/05     148,510,000
      2        12/15/05     148,510,000
      3        01/15/06     148,510,000
      4        02/15/06     148,510,000
      5        03/15/06     148,510,000
      6        04/15/06     148,510,000
      7        05/15/06     148,510,000
      8        06/15/06     148,510,000
      9        07/15/06     148,510,000
     10        08/15/06     148,510,000
     11        09/15/06     148,510,000
     12        10/15/06     148,510,000
     13        11/15/06     148,510,000
     14        12/15/06     148,510,000
     15        01/15/07     148,510,000
     16        02/15/07     148,510,000
     17        03/15/07     148,510,000
     18        04/15/07     148,510,000
     19        05/15/07     148,510,000
     20        06/15/07     148,510,000
     21        07/15/07     148,510,000
     22        08/15/07     148,510,000
     23        09/15/07     148,510,000
     24        10/15/07     148,510,000
     25        11/15/07     148,510,000
     26        12/15/07     148,510,000
     27        01/15/08     148,510,000
     28        02/15/08     148,510,000
     29        03/15/08     148,510,000
     30        04/15/08     148,510,000
     31        05/15/08     148,510,000
     32        06/15/08     148,510,000
     33        07/15/08     148,510,000
     34        08/15/08     148,510,000
     35        09/15/08     148,510,000
     36        10/15/08     148,510,000
     37        11/15/08     148,510,000
     38        12/15/08     148,510,000
     39        01/15/09     148,510,000
     40        02/15/09     148,510,000
     41        03/15/09     148,510,000
     42        04/15/09     148,510,000
     43        05/15/09     148,510,000
     44        06/15/09     148,510,000
     45        07/15/09     148,510,000
     46        08/15/09     148,510,000
     47        09/15/09     148,510,000
     48        10/15/09     148,510,000
     49        11/15/09     148,510,000
     50        12/15/09     148,510,000
     51        01/15/10     148,510,000
     52        02/15/10     148,510,000
     53        03/15/10     148,510,000
     54        04/15/10     148,510,000
     55        05/15/10     148,510,000
     56        06/15/10     148,510,000
     57        07/15/10     148,510,000
     58        08/15/10     148,510,000

   PERIOD         DATE         BALANCE
------------   ----------   ------------

     59        09/15/10     148,510,000
     60        10/15/10     148,509,258
     61        11/15/10     146,408,414
     62        12/15/10     144,084,657
     63        01/15/11     141,963,639
     64        02/15/11     139,832,951
     65        03/15/11     137,055,445
     66        04/15/11     134,902,375
     67        05/15/11     132,527,846
     68        06/15/11     130,354,132
     69        07/15/11     127,947,410
     70        08/15/11     125,740,689
     71        09/15/11     123,523,909
     72        10/15/11     121,039,189
     73        11/15/11     118,758,419
     74        12/15/11     116,252,705
     75        01/15/12     113,950,146
     76        02/15/12     111,513,568
     77        03/15/12     108,601,808
     78        04/15/12     106,140,874
     79        05/15/12     103,437,479
     80        06/15/12     100,953,027
     81        07/15/12     98,226,770
     82        08/15/12     95,500,512
     83        09/15/12     92,774,197
     84        10/15/12     90,099,347
     85        11/15/12     87,627,380
     86        12/15/12     84,919,565
     87        01/15/13     82,423,992
     88        02/15/13     79,917,047
     89        03/15/13     76,728,330
     90        04/15/13     74,195,425
     91        05/15/13     71,428,369
     92        06/15/13     68,871,310
     93        07/15/13     66,080,773
     94        08/15/13     63,499,343
     95        09/15/13     60,906,148
     96        10/15/13     58,080,481
     97        11/15/13     55,462,590
     98        12/15/13     52,612,914
     99        01/15/14     49,970,104
     100       02/15/14     47,315,250
     101       03/15/14     43,992,328
     102       04/15/14     41,310,226
     103       05/15/14     38,398,128
     104       06/15/14     35,690,530
     105       07/15/14     32,739,704
     106       08/15/14     29,992,378
     107       09/15/14     27,232,533
     108       10/15/14     24,244,408
     109       11/15/14     21,458,369
     110       12/15/14     18,444,779
     111       01/15/15     15,632,311
     112       02/15/15     12,807,026
     113       03/15/15      9,328,117
     114       04/15/15      4,738,100
     115       05/15/15            426
     116       06/15/15              0

                                D-1

                [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o    multifamily and commercial mortgage loans, including participations therein;

     o    mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN
THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                October 1, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

 Distributions on the Certificates in Respect of Prepayment Premiums or

                                       2

Federal Income Tax Consequences for Certificates as to Which No

                                       3

                                       4

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 118 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to
Wachovia Commercial Mortgage Securities, Inc.

                             ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                                       5

                            ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the
Registration Statement may be obtained from the Public Reference Room of the
Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and
Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange
Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia
Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte,
North Carolina 28288-0166, Attention: Secretary, or by telephone at
704-374-6161.

                                       6

                             SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent
                                 the entire beneficial ownership interest in a
                                 trust fund consisting primarily of any of the
                                 following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding
                                    account.

The Mortgage Assets...........   The mortgage assets with respect to each
                                 series of certificates may consist of any of
                                 the following:

                                 o  multifamily and commercial mortgage loans,
                                    including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o  direct obligations of the United States or
                                    other government agencies; and

                                 o  a combination of the assets described
                                    above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless otherwise provided in the prospectus
                                 supplement, by any governmental agency or
                                 instrumentality or other person. The mortgage
                                 loans will be primarily secured by first or
                                 junior liens on, or security interests in fee
                                 simple, leasehold or a similar interest in,
                                 any of the following types of properties:

                                 o  residential properties consisting of five
                                    or more rental or cooperatively owned
                                    dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o  warehouse, mini-warehouse or self-storage
                                    facilities;

                                 o  mobile home parks;

                                        7

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be
                                 secured by an assignment of one or more leases
                                 of all or a portion of the related mortgaged
                                 properties. A significant or the sole source
                                 of payments on certain mortgage loans will be
                                 the rental payments due under the related
                                 leases.

                                 A mortgage loan may have an interest rate that
                                 has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o  is floating based on one or more formulae
                                    or indices;

                                 o  may be converted from a floating to a
                                    fixed interest rate;

                                 o  may be converted from a fixed to a
                                    floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal
                                    balance.

                                 A mortgage loan may provide for any of the
                                     following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o  releases or substitutions of collateral,
                                    including defeasance thereof with direct
                                    obligations of the United States; and

                                 o  payment of a premium or a yield
                                    maintenance penalty in connection with a
                                    principal prepayment.

                                 Unless otherwise described in the prospectus
                                 supplement for a series of certificates:

                                 o  the mortgaged properties may be located in
                                    any one of the 50 states, the District of
                                    Columbia or the Commonwealth of Puerto
                                    Rico;

                                 o  all mortgage loans will have original
                                    terms to maturity of not more than 40
                                    years;

                                 o  all mortgage loans will have individual
                                    principal balances at origination of not
                                    less than $100,000;

                                        8

                                 o  all mortgage loans will have been
                                    originated by persons other than the
                                    depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly,
                                    by the depositor on or before the date of
                                    initial issuance of the related series of
                                    certificates.

                                 Any commercial mortgage-backed securities
                                 included in a trust fund will evidence
                                 ownership interests in or be secured by
                                 mortgage loans similar to those described
                                 above and other mortgage-backed securities.
                                 Some commercial mortgage-backed securities
                                 included in a trust fund may be guaranteed or
                                 insured by an affiliate of the depositor,
                                 Freddie Mac, Fannie Mae, Ginnie Mae, Farmer
                                 Mac or any other person specified in the
                                 prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. All payments and
                                 collections received or advanced with respect
                                 to the mortgage assets and other assets in the
                                 trust fund will be deposited into those
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and funds may be
                                 held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions
                                 on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  insurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o  other types of credit support described in
                                    the prospectus supplement and a  combination
                                    of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange
                                 rate fluctuations on the underlying mortgage
                                 assets or on one or more classes of
                                 certificates and increase the likelihood of
                                 timely distributions on the certificates or
                                 such classes of certificates, as the case may
                                 be. The trust fund may include any of the
                                 following types of cash flow agreements:

                                  o  guaranteed investment contracts;

                                  o  interest rate swap or exchange contracts;

                                  o  interest rate cap or floor agreements;

                                  o  currency exchange agreements;

                                  o  yield supplement agreements; or

                                        9

                                  o  other types of similar agreements
                                     described in the prospectus supplement.

Pre-Funding Account;
 Capitalized Interest
 Account.......................  A trust fund may use monies deposited into a pre-funding account to acquire additional
                                 mortgage assets following a closing date for
                                 the related series of certificates. The amount
                                 on deposit in a pre-funding account will not
                                 exceed 25% of the pool balance of the trust
                                 fund as of the cut-off date on which the
                                 ownership of the mortgage loans and rights to
                                 payment thereon are deemed transferred to the
                                 trust fund, as specified in the related
                                 prospectus supplement. The depositor will
                                 select any additional mortgage assets using
                                 criteria that is substantially similar to the
                                 criteria used to select the mortgage assets
                                 included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a
                                 trust fund also may include amounts on deposit
                                 in a separate capitalized interest account.
                                 The depositor may use amounts on deposit in a
                                 capitalized interest account to supplement
                                 investment earnings, if any, of amounts on
                                 deposit in the pre-funding account, supplement
                                 interest collections of the trust fund, or
                                 such other purpose as specified in the
                                 prospectus supplement.

                                 Amounts on deposit in any pre-funding account
                                 or any capitalized interest account will be
                                 held in cash or invested in short-term
                                 investment grade obligations. Amounts
                                 remaining on deposit in any pre-funding
                                 account and any capitalized interest account
                                 after the end of the related pre-funding
                                 period will be distributed to
                                 certificateholders as described in the
                                 prospectus supplement.

Description of Certificates...   Each series of certificates will include one
                                 or more classes. Each series of certificates
                                 will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund. The offered certificates are the
                                 classes of certificates being offered to you
                                 pursuant to the prospectus supplement. The
                                 non-offered certificates are the classes of
                                 certificates not being offered to you pursuant
                                 to the prospectus supplement. Information on
                                 the non-offered certificates is being provided
                                 solely to assist you in your understanding of
                                 the offered certificates.

Distributions on
 Certificates..................  The certificates may provide for different methods of distributions to specific classes.
                                 Any class of certificates may:

                                 o  provide for the accrual of interest
                                    thereon based on fixed, variable or
                                    floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect
                                    to interest or principal distribution and
                                    the allocation of losses on the assets of
                                    the trust fund;

                                       10

                                 o  be entitled to principal distributions,
                                    with disproportionately low, nominal or no
                                    interest distributions;

                                 o  be entitled to interest distributions,
                                    with disproportionately low, nominal or no
                                    principal distributions;

                                 o  provide for distributions of principal or
                                    accrued interest only after the occurrence
                                    of certain events, such as the retirement
                                    of one or more other classes of
                                    certificates;

                                 o  provide for distributions of principal to
                                    be made at a rate that is faster or slower
                                    than the rate at which payments are
                                    received on the mortgage assets in the
                                    related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment
                                    schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates
                                 of each series will accrue at the applicable
                                 pass-through rate on the outstanding
                                 certificate balance or notional amount.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies described in this
                                 prospectus and the prospectus supplement.

                                 The certificate balance of a certificate
                                 outstanding from time to time represents the
                                 maximum amount that the holder thereof is then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. Unless otherwise specified
                                 in the prospectus supplement, distributions of
                                 principal will be made on each distribution
                                 date to the class or classes of certificates
                                 entitled thereto until the certificate balance
                                 of such certificates is reduced to zero.
                                 Distributions of principal to any class of
                                 certificates will be made on a pro rata basis
                                 among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain
                                 advances with respect to delinquent scheduled
                                 payments and property related expenses which it
                                 deems recoverable. The trust fund may be
                                 charged interest for any advance. We will not
                                 have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only
                                 if that affiliate is acting as a servicer or
                                 master servicer for the related series of
                                 certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the
                                 related trust fund.

                                       11

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by
                                 one or more certificates registered in the name
                                 of Cede & Co. as the nominee of The Depository
                                 Trust Company. If your offered certificates are
                                 so registered, you will not be entitled to
                                 receive a definitive certificate representing
                                 your interest except in the event that physical
                                 certificates are issued under the limited
                                 circumstances described in this prospectus and
                                 the prospectus supplement.
Tax Status of
 the Certificates..............  The certificates of each series will constitute either:

                                 o  "regular interests" or "residual
                                    interests" in a trust fund treated as a
                                    "real estate mortgage investment conduit"
                                    under the Internal Revenue Code of 1986,
                                    as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions
                                    of the Internal Revenue Code of 1986, as
                                    amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations...........  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement
                                 that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar
                                 federal, state or local law, or any person who
                                 proposes to use "plan assets" of any of these
                                 plans to acquire any offered certificates, you
                                 should carefully review with your legal counsel
                                 whether the purchase or holding of any offered
                                 certificates could give rise to transactions
                                 not permitted under these laws. The prospectus
                                 supplement will specify if investment in some
                                 certificates may require a representation that
                                 the investor is not (or is not investing on
                                 behalf of) a plan or similar arrangement or if
                                 other restrictions apply.

Legal Investment..............   The prospectus supplement will specify
                                 whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" herein.

                                       12

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be
                                 rated lower than investment grade by one or
                                 more nationally recognized statistical rating
                                 agencies. A security rating is not a
                                 recommendation to buy, sell or hold securities
                                 and may be subject to qualification, revision
                                 or withdrawal at any time by the assigning
                                 rating organization.

                                       13

                                 RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
 Certificates May  Be
 Limited Because of Their
 Characteristics..............   You may not be able to resell your
                                 certificates and the value of your certificates
                                 may be less than you anticipated for a variety
                                 of reasons including:

                                 o  a secondary market for your certificates
                                    may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o  the limited sources of information about
                                    the certificates other than that provided
                                    in this prospectus, the prospectus
                                    supplement and the monthly report to
                                    certificateholders.

The Assets of the Trust Fund May
 Not Be Sufficient to Pay
 Your Certificates............   Unless otherwise specified in the prospectus
                                 supplement, neither the offered certificates of
                                 any series nor the mortgage assets in the
                                 related trust fund will be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person. No offered certificate of any
                                 series will represent a claim against or
                                 security interest in the trust fund for any
                                 other series. Accordingly, if the related trust
                                 fund has insufficient assets to make payments
                                 on the certificates, there will be no other
                                 assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer,
                                 special servicer or other specified person may
                                 under certain circumstances withdraw some
                                 amounts on deposit in certain funds or
                                 accounts constituting part of a trust fund,
                                 including the certificate account and any
                                 accounts maintained as credit support, as
                                 described in the prospectus supplement. The
                                 trustee, master servicer, special servicer or
                                 other specified person may have the authority
                                 to make these withdrawals for purposes other
                                 than the payment of principal of or interest
                                 on the related series of certificates.

                                 The prospectus supplement for a series of
                                 certificates may provide for one or more
                                 classes of certificates that are subordinate
                                 to one or more other classes of certificates
                                 in entitlement to certain distributions on the
                                 certificates. On any distribution date in
                                 which the related trust fund has incurred
                                 losses or shortfalls in collections on the
                                 mortgage assets, the subordinate certificates
                                 initially will bear the amount of such losses
                                 or shortfalls and, thereafter, the remaining
                                 classes of certificates will bear the
                                 remaining amount of such losses or shortfalls.
                                 The priority, manner and limitations on the
                                 allocation of losses and shortfalls will be
                                 specified in the prospectus supplement.

                                       14

Prepayments and Repurchases of
 the Mortgage Assets Will Affect
 the Timing of Your Cash Flow
 and May Affect Your Yield....   Prepayments (including those caused by
                                 defaults on the mortgage loans and repurchases
                                 for breach of representation or warranty) on
                                 the mortgage loans in a trust fund generally
                                 will result in a faster rate of principal
                                 payments on one or more classes of the related
                                 certificates than if payments on such mortgage
                                 assets were made as scheduled. Thus, the
                                 prepayment experience on the mortgage assets
                                 may affect the average life of each class of
                                 related certificates. The rate of principal
                                 payments on mortgage loans varies between pools
                                 and from time to time is influenced by a
                                 variety of economic, demographic, geographic,
                                 social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate
                                 of prepayments on the mortgage loans in any
                                 trust fund or that such rate will conform to
                                 any model described in this prospectus or in
                                 any prospectus supplement. As a result,
                                 depending on the anticipated rate of
                                 prepayment for the mortgage loans in any trust
                                 fund, the retirement of any class of
                                 certificates could occur significantly earlier
                                 or later than you expected.

                                 The rate of voluntary prepayments will also be
                                 affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment
                                    lock-out periods and prepayment premiums;

                                 o  then-current interest rates being charged
                                    on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or
                                 more classes of certificates with entitlements
                                 to payments prior to other classes of
                                 certificates. As a result, yields on classes
                                 of certificates with a lower priority of
                                 payment, including classes of offered
                                 certificates, of such series may be more
                                 sensitive to prepayments on mortgage assets. A
                                 series of certificates may include one or more
                                 classes offered at a significant premium or
                                 discount. Yields on such classes of
                                 certificates will be sensitive, and in some
                                 cases extremely sensitive, to prepayments on
                                 mortgage assets and, where the amount of
                                 interest payable with respect to a class is
                                 disproportionately high, as compared to the
                                 amount of principal, a holder might, in some
                                 prepayment scenarios, fail to recoup its
                                 original investment.

                                 If a mortgage loan is in default, it may not
                                 be possible to collect a prepayment premium.
                                 No person will be required to pay any premium
                                 if a mortgage loan is repurchased for a breach
                                 of representation or warranty.

                                       15

                                 The yield on your certificates may be less
                                 than anticipated because:

                                 o  the prepayment premium or yield
                                    maintenance required under certain
                                    prepayment scenarios may not be
                                    enforceable in some states or under
                                    federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.

Optional Early Termination of
 the Trust  Fund May Result
 in an Adverse  Impact
 on Your Yield or May Result
 in a Loss....................   A series of certificates may be subject to
                                 optional early termination by means of the
                                 repurchase of the mortgage assets in the
                                 related trust fund. We cannot assure you that
                                 the proceeds from a sale of the mortgage assets
                                 will be sufficient to distribute the
                                 outstanding certificate balance plus accrued
                                 interest and any undistributed shortfalls in
                                 interest accrued on the certificates that are
                                 subject to the termination. Accordingly, the
                                 holders of such certificates may suffer an
                                 adverse impact on the overall yield on their
                                 certificates, may experience repayment of their
                                 investment at an unpredictable and inopportune
                                 time or may even incur a loss on their
                                 investment.

Ratings Do Not Guarantee Payment
 and Do Not Address Prepayment
 Risks........................   Any rating assigned by a rating agency to a
                                 class of offered certificates will reflect only
                                 its assessment of the likelihood that holders
                                 of certificates of such class will receive
                                 payments to which such certificateholders are
                                 entitled under the related pooling and
                                 servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on
                                    the related mortgage loans will be made;

                                 o  the degree to which the rate of
                                    prepayments on the related mortgage loans
                                    might differ from that originally
                                    anticipated;

                                 o  the likelihood of early optional
                                    termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or
                                    lower rate than anticipated by an investor
                                    may cause such investor to experience a
                                    lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup
                                    its initial investment under certain
                                    prepayment scenarios.

                                 The amount, type and nature of credit support,
                                 if any, provided with respect to a series of
                                 certificates will be determined on the basis
                                 of criteria established by each rating

                                       16

                                 agency rating classes of certificates of such
                                 series. Those criteria are sometimes based
                                 upon an actuarial analysis of the behavior of
                                 mortgage loans in a larger group. However, we
                                 cannot provide assurance that the historical
                                 data supporting any such actuarial analysis
                                 will accurately reflect future experience, or
                                 that the data derived from a large pool of
                                 mortgage loans will accurately predict the
                                 delinquency, foreclosure or loss experience of
                                 any particular pool of mortgage loans. In
                                 other cases, a rating agency may base their
                                 criteria upon determinations of the values of
                                 the mortgaged properties that provide security
                                 for the mortgage loans. However, we cannot
                                 provide assurance that those values will not
                                 decline in the future.

Unused Amounts in Pre-Funding
 Accounts May Be Returned to You
 as a Prepayment...............  The prospectus supplement will disclose when we are using a pre-funding account to purchase
                                 additional mortgage assets in connection with
                                 the issuance of certificates. Amounts on
                                 deposit in a pre-funding account that are not
                                 used to acquire additional mortgage assets by
                                 the end of the pre-funding period for a series
                                 of certificates may be distributed to holders
                                 of those certificates as a prepayment of
                                 principal, which may materially and adversely
                                 affect the yield on those certificates.

Additional Mortgage Assets Acquired
 in Connection with the Use of a
 Pre-Funding Account May Change
 the Aggregate Characteristics of
 a Trust Fund..................  Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account
                                 may possess substantially different
                                 characteristics than the mortgage assets in the
                                 trust fund on the closing date for a series of
                                 certificates. Therefore, the aggregate
                                 characteristics of a trust fund following the
                                 pre-funding period may be substantially
                                 different than the characteristics of a trust
                                 fund on the closing date for that series of
                                 certificates.

Net Operating Income Produced by a
 Mortgaged Property May Be
 Inadequate to Repay the Mortgage
 Loans.........................  The value of a mortgage loan secured by a multifamily or commercial property is directly
                                 related to the net operating income derived
                                 from that property because the ability of a
                                 borrower to repay a loan secured by an
                                 income-producing property typically depends
                                 primarily upon the successful operation of that
                                 property rather than upon the existence of
                                 independent income or assets of the borrower.
                                 The reduction in the net operating income of
                                 the property may impair the borrower's ability
                                 to repay the loan.

                                 Many of the mortgage loans included in a trust
                                 fund may be secured by liens on owner-occupied
                                 mortgaged properties or

                                       17

                                 on mortgaged properties leased to a single
                                 tenant. Accordingly, a decline in the
                                 financial condition of the borrower or single
                                 tenant may have a disproportionately greater
                                 affect on the net operating income from such
                                 mortgaged properties than would be the case
                                 with respect to mortgaged properties with
                                 multiple tenants.

Future Value of a Mortgaged Property
 and its Net Operating Income and
 Cash Flow Is Not Predictable..  Commercial and multifamily property values and cash flows and net operating income from such
                                 mortgaged properties are volatile and may be
                                 insufficient to cover debt service on the
                                 related mortgage loan at any given time.
                                 Property value, cash flow and net operating
                                 income depend upon a number of factors,
                                 including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o  an oversupply of commercial or multifamily
                                    properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o  increases in interest rates, real estate
                                    tax rates and other operating expenses;

                                 o  changes in governmental rules, regulations
                                    and fiscal policies, including
                                    environmental legislation;

                                 o  perceptions by prospective tenants and, if
                                    applicable, their customers, of the
                                    safety, convenience, services and
                                    attractiveness of the property;

                                 o  the age, construction quality and design
                                    of a particular property;

                                 o  whether the mortgaged properties are
                                    readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the Remedies
 Available Following a Mortgagor
 Default......................   The mortgage loans will not be an obligation
                                 of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage
                                 insurer, or by the depositor, the originators,
                                 the master servicer, the special servicer, the
                                 trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund
                                 generally will be a nonrecourse loan. If there
                                 is a default (other than a default resulting
                                 from voluntary bankruptcy, fraud or willful
                                 misconduct) there will generally only be
                                 recourse against the specific mortgaged
                                 properties and other assets that have been
                                 pledged

                                       18

                                 to secure such mortgage loan. Even if a
                                 mortgage loan provides for recourse to a
                                 mortgagor or its affiliates, it is unlikely
                                 the trust fund ultimately could recover any
                                 amounts not covered by the mortgaged property.

Special Risks of Mortgage Loans
 Secured by Multifamily
 Properties...................   Mortgage loans secured by multifamily
                                 properties may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Adverse economic conditions, either
                                 local, regional or national, may limit the
                                 amount of rent that a borrower may charge for
                                 rental units, and may result in a reduction in
                                 timely rent payments or a reduction in
                                 occupancy levels. Occupancy and rent levels may
                                 also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily
                                    rental properties, current or future rent
                                    stabilization and rent control laws and
                                    agreements;

                                 o  the level of mortgage interest rates,
                                    which may encourage tenants in multifamily
                                    rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose rent limitations and may
                                    adversely affect the ability of the
                                    applicable borrowers to increase rents to
                                    maintain the mortgaged properties in
                                    proper condition during periods of rapid
                                    inflation or declining market value of the
                                    mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which
                                    may impose income restrictions on tenants
                                    and which may reduce the number of
                                    eligible tenants in such mortgaged
                                    properties and result in a reduction in
                                    occupancy rates applicable thereto; and

                                 o  the possibility that some eligible tenants
                                    may not find any differences in rents
                                    between subsidized or supported properties
                                    and other multifamily rental properties in
                                    the same area to be a sufficient economic
                                    incentive to reside at a subsidized or
                                    supported property, which may have fewer
                                    amenities or otherwise be less attractive
                                    as a residence.

                                 All of these conditions and events may
                                 increase the possibility that a borrower may
                                 be unable to meet its obligations under its
                                 mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to
                                 entry. Thus, a particular apartment market
                                 with historically low vacancies could
                                 experience substantial new construction, and a
                                 resultant oversupply of units, in a

                                       19

                                 relatively short period of time. Because
                                 multifamily apartment units are typically
                                 leased on a short-term basis, the tenants who
                                 reside in a particular project within such a
                                 market may easily move to alternative projects
                                 with more desirable amenities or locations.

Special Risks of Mortgage Loans
 Secured by Retail Properties..  Mortgage loans secured by retail properties may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of retail
                                 properties are:

                                 o  the quality of the tenants; and

                                 o  the fundamental aspects of real estate
                                    such as location and market demographics.

                                 The correlation between the success of tenant
                                 businesses and property value is more direct
                                 with respect to retail properties than other
                                 types of commercial property because a
                                 significant component of the total rent paid
                                 by retail tenants is often tied to a
                                 percentage of gross sales. Significant tenants
                                 at a retail property play an important part in
                                 generating customer traffic and making a
                                 retail property a desirable location for other
                                 tenants at that property. Accordingly, retail
                                 properties may be adversely affected if a
                                 significant tenant ceases operations at those
                                 locations, which may occur on account of a
                                 voluntary decision not to renew a lease,
                                 bankruptcy or insolvency of the tenant, the
                                 tenant's general cessation of business
                                 activities or for other reasons. In addition,
                                 some tenants at retail properties may be
                                 entitled to terminate their leases or pay
                                 reduced rent if an anchor tenant ceases
                                 operations at the property. In those cases, we
                                 cannot provide assurance that any anchor
                                 tenants will continue to occupy space in the
                                 related shopping centers.

                                 Shopping centers, in general, are affected by
                                 the health of the retail industry. In
                                 addition, a shopping center may be adversely
                                 affected by the bankruptcy or decline in
                                 drawing power of an anchor tenant, the risk
                                 that an anchor tenant may vacate
                                 notwithstanding that tenant's continuing
                                 obligation to pay rent, a shift in consumer
                                 demand due to demographic changes (for
                                 example, population decreases or changes in
                                 average age or income) and/or changes in
                                 consumer preference (for example, to discount
                                 retailers).

                                 Unlike other income producing properties,
                                 retail properties also face competition from
                                 sources outside a given real estate market,
                                 such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                      20

                                 Continued growth of these alternative retail
                                 outlets (which are often characterized by
                                 lower operating costs) could adversely affect
                                 the rents collectible at the retail properties
                                 which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans
 Secured by Hospitality
 Properties...................   Mortgage loans secured by hospitality
                                 properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the
                                 mortgage loans in a trust fund. Various factors
                                 affect the economic viability of a hospitality
                                 property, including:

                                 o  location, quality and franchise
                                    affiliation (or lack thereof);

                                 o  adverse economic conditions, either local,
                                    regional or national, which may limit the
                                    amount that a consumer is willing to pay
                                    for a room and may result in a reduction
                                    in occupancy levels;

                                 o  the construction of competing hospitality
                                    properties, which may result in a
                                    reduction in occupancy levels;

                                 o  the increased sensitivity of hospitality
                                    properties (relative to other commercial
                                    properties) to adverse economic conditions
                                    and competition, as hotel rooms generally
                                    are rented for short periods of time;

                                 o  the financial strength and capabilities of
                                    the owner and operator of a hospitality
                                    property, which may have a substantial
                                    impact on the property's quality of
                                    service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be
                                    expected to cause periodic fluctuations in
                                    room and other revenues, occupancy levels,
                                    room rates and operating expenses.

                                 In addition, the successful operation of a
                                 hospitality property with a franchise
                                 affiliation may depend in part upon the
                                 strength of the franchisor, the public
                                 perception of the franchise service mark and
                                 the continued existence of any franchise
                                 license agreement. The transferability of a
                                 franchise license agreement may be restricted,
                                 and a lender or other person that acquires
                                 title to a hospitality property as a result of
                                 foreclosure may be unable to succeed to the
                                 borrower's rights under the franchise license
                                 agreement. Moreover, the transferability of a
                                 hospitality property's operating, liquor and
                                 other licenses upon a transfer of the
                                 hospitality property, whether through purchase
                                 or foreclosure, is subject to local law
                                 requirements and may not be transferable.

Special Risks of Mortgage Loans
 Secured by Office Buildings...  Mortgage loans secured by office buildings may constitute a material concentration of the
                                 mortgage loans in a trust fund. Significant
                                 factors determining the value of office
                                 buildings include:

                                 o  the quality of the tenants in the
                                    building;

                                       21

                                 o  the physical attributes of the building in
                                    relation to competing buildings; and

                                 o  the strength and stability of the market
                                    area as a desirable business location.

                                 An economic decline in the business operated
                                 by the tenants may adversely affect an office
                                 building. That risk is increased if revenue is
                                 dependent on a single tenant or if there is a
                                 significant concentration of tenants in a
                                 particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in
                                 the same market. Competition is affected by a
                                 property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite
                                    communications or other base building
                                    technological features).

                                 The success of an office building also depends
                                 on the local economy. A company's decision to
                                 locate office headquarters in a given area,
                                 for example, may be affected by such factors
                                 as labor cost and quality, tax environment and
                                 quality of life issues such as schools and
                                 cultural amenities. A central business
                                 district may have an economy which is markedly
                                 different from that of a suburb. The local
                                 economy and the financial condition of the
                                 owner will impact on an office building's
                                 ability to attract stable tenants on a
                                 consistent basis. In addition, the cost of
                                 refitting office space for a new tenant is
                                 often more costly than for other property
                                 types.

Special Risks of Mortgage Loans
 Secured by Warehouse and Self
 Storage Facilities...........   Mortgage loans secured by warehouse and
                                 storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. The storage facilities market contains
                                 low barriers to entry.

                                 Increased competition among self storage
                                 facilities may reduce income available to
                                 repay mortgage loans secured by a self storage
                                 facility. Furthermore, the inability of a
                                 borrower to police what is stored in a self
                                 storage facility due to privacy considerations
                                 may increase environmental risks.

                                       22

Special Risks of Mortgage Loans
 Secured by Healthcare-Related
 Properties...................   The mortgaged properties may include health
                                 care-related facilities, including senior
                                 housing, assisted living facilities, skilled
                                 nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own
                                    affairs and typically are couples whose
                                    children have left the home and at which
                                    the accommodations are usually apartment
                                    style;

                                 o  Assisted living facilities are typically
                                    single or double room occupancy,
                                    dormitory-style housing facilities which
                                    provide food service, cleaning and some
                                    personal care and with respect to which
                                    the tenants are able to medicate
                                    themselves but may require assistance with
                                    certain daily routines;

                                 o  Skilled nursing facilities provide
                                    services to post trauma and frail
                                    residents with limited mobility who
                                    require extensive medical treatment; and

                                 o  Acute care facilities generally consist of
                                    hospital and other facilities providing
                                    short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care
                                 facilities, skilled nursing facilities and
                                 some assisted living facilities, typically
                                 receive a substantial portion of their
                                 revenues from government reimbursement
                                 programs, primarily Medicaid and Medicare.
                                 Medicaid and Medicare are subject to statutory
                                 and regulatory changes, retroactive rate
                                 adjustments, administrative rulings, policy
                                 interpretations, delays by fiscal
                                 intermediaries and government funding
                                 restrictions. Moreover, governmental payors
                                 have employed cost-containment measures that
                                 limit payments to health care providers, and
                                 there exist various proposals for national
                                 health care reform that could further limit
                                 those payments. Accordingly, we cannot provide
                                 assurance that payments under government
                                 reimbursement programs will, in the future, be
                                 sufficient to fully reimburse the cost of
                                 caring for program beneficiaries. If those
                                 payments are insufficient, net operating
                                 income of health care-related facilities that
                                 receive revenues from those sources may
                                 decline, which consequently could have an
                                 adverse affect on the ability of the related
                                 borrowers to meet their obligations under any
                                 mortgage loans secured by health care-related
                                 facilities.

                                 Moreover, health care-related facilities are
                                 generally subject to federal and state laws
                                 that relate to the adequacy of medical care,
                                 distribution of pharmaceuticals, rate setting,
                                 equipment, personnel, operating policies and
                                 additions to facilities and services. In
                                 addition, facilities where such care or other
                                 medical services are provided are subject to
                                 periodic

                                       23

                                 inspection by governmental authorities to
                                 determine compliance with various standards
                                 necessary to continued licensing under state
                                 law and continued participation in the
                                 Medicaid and Medicare reimbursement programs.
                                 Furthermore, under applicable federal and
                                 state laws and regulations, Medicare and
                                 Medicaid reimbursements are generally not
                                 permitted to be made to any person other than
                                 the provider who actually furnished the
                                 related medical goods and services.
                                 Accordingly, in the event of foreclosure, the
                                 trustee, the master servicer, the special
                                 servicer or a subsequent lessee or operator of
                                 any health care-related facility securing a
                                 defaulted mortgage loan generally would not be
                                 entitled to obtain from federal or state
                                 governments any outstanding reimbursement
                                 payments relating to services furnished at
                                 such property prior to foreclosure. Any of the
                                 aforementioned events may adversely affect the
                                 ability of the related borrowers to meet their
                                 mortgage loan obligations.

                                 Providers of assisted living services are also
                                 subject to state licensing requirements in
                                 certain states. The failure of an operator to
                                 maintain or renew any required license or
                                 regulatory approval could prevent it from
                                 continuing operations at a health care-related
                                 facility or, if applicable, bar it from
                                 participation in government reimbursement
                                 programs. In the event of foreclosure, we
                                 cannot provide assurance that the trustee or
                                 any other purchaser at a foreclosure sale
                                 would be entitled to the rights under the
                                 licenses, and the trustee or other purchaser
                                 may have to apply in its own right for the
                                 applicable license. We cannot provide
                                 assurance that the trustee or other purchaser
                                 could obtain the applicable license or that
                                 the related mortgaged property would be
                                 adaptable to other uses.

                                 Government regulation applying specifically to
                                 acute care facilities, skilled nursing
                                 facilities and certain types of assisted
                                 living facilities includes health planning
                                 legislation, enacted by most states, intended,
                                 at least in part, to regulate the supply of
                                 nursing beds. The most common method of
                                 control is the requirement that a state
                                 authority first make a determination of need,
                                 evidenced by its issuance of a certificate of
                                 need, before a long-term care provider can
                                 establish a new facility, add beds to an
                                 existing facility or, in some states, take
                                 certain other actions (for example, acquire
                                 major medical equipment, make major capital
                                 expenditures, add services, refinance
                                 long-term debt, or transfer ownership of a
                                 facility). States also regulate nursing bed
                                 supply in other ways. For example, some states
                                 have imposed moratoria on the licensing of new
                                 beds, or on the certification of new Medicaid
                                 beds, or have discouraged the construction of
                                 new nursing facilities by limiting Medicaid
                                 reimbursements allocable to the cost of new
                                 construction and equipment. In general, a
                                 certificate of need is site specific and
                                 operator specific; it cannot be transferred
                                 from one site to another, or to another
                                 operator, without the approval of the
                                 appropriate state agency. Accordingly, in the
                                 case of foreclosure upon a mortgage loan

                                       24

                                 secured by a lien on a health care-related
                                 mortgaged property, the purchaser at
                                 foreclosure might be required to obtain a new
                                 certificate of need or an appropriate
                                 exemption. In addition, compliance by a
                                 purchaser with applicable regulations may in
                                 any case require the engagement of a new
                                 operator and the issuance of a new operating
                                 license. Upon a foreclosure, a state
                                 regulatory agency may be willing to expedite
                                 any necessary review and approval process to
                                 avoid interruption of care to a facility's
                                 residents, but we cannot provide assurance
                                 that any state regulatory agency will do so or
                                 that the state regulatory agency will issue
                                 any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse"
                                 laws also apply to health care-related
                                 facilities. "Fraud and abuse" laws generally
                                 prohibit payment or fee-splitting arrangements
                                 between health care providers that are
                                 designed to induce or encourage the referral
                                 of patients to, or the recommendation of, a
                                 particular provider for medical products or
                                 services. Violation of these restrictions can
                                 result in license revocation, civil and
                                 criminal penalties, and exclusion from
                                 participation in Medicare or Medicaid
                                 programs. The state law restrictions in this
                                 area vary considerably from state to state.
                                 Moreover, the federal anti-kickback law
                                 includes broad language that potentially could
                                 be applied to a wide range of referral
                                 arrangements, and regulations designed to
                                 create "safe harbors" under the law provide
                                 only limited guidance. Accordingly, we cannot
                                 provide assurance that such laws will be
                                 interpreted in a manner consistent with the
                                 practices of the owners or operators of the
                                 health care-related mortgaged properties that
                                 are subject to those laws.

                                 The operators of health care-related
                                 facilities are likely to compete on a local
                                 and regional basis with others that operate
                                 similar facilities, some of which competitors
                                 may be better capitalized, may offer services
                                 not offered by such operators, or may be owned
                                 by non-profit organizations or government
                                 agencies supported by endowments, charitable
                                 contributions, tax revenues and other sources
                                 not available to such operators. The
                                 successful operation of a health care-related
                                 facility will generally depend upon:

                                 o  the number of competing facilities in the
                                    local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o  the types of services the facility
                                    provides; and

                                 o  where applicable, the quality of care and
                                    the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a
                                 competitive market may increase the likelihood
                                 of foreclosure on the related mortgage loan,
                                 possibly affecting the yield on one or more
                                 classes of the related series of offered
                                 certificates.

                                       25

Special Risks of Mortgage Loans
 Secured by Industrial and
 Mixed-Use Facilities.........   Mortgage loans secured by industrial and
                                 mixed-use facilities may constitute a material
                                 concentration of the mortgage loans in a trust
                                 fund. Significant factors determining the value
                                 of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in
                                 both office properties and industrial
                                 properties, although industrial properties are
                                 more frequently dependent on a single tenant.
                                 In addition, properties used for many
                                 industrial purposes are more prone to
                                 environmental concerns than other property
                                 types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial
                                 property. Site characteristics which are
                                 valuable to an industrial property include
                                 clear heights, column spacing, zoning
                                 restrictions, number of bays and bay depths,
                                 divisibility, truck turning radius and overall
                                 functionality and accessibility. Location is
                                 also important because an industrial property
                                 requires the availability of labor sources,
                                 proximity to supply sources and customers and
                                 accessibility to rail lines, major roadways
                                 and other distribution channels.

                                 Industrial properties may be adversely
                                 affected by reduced demand for industrial
                                 space occasioned by a decline in a particular
                                 industry segment (e.g. a decline in defense
                                 spending), and a particular industrial
                                 property that suited the needs of its original
                                 tenant may be difficult to relet to another
                                 tenant or may become functionally obsolete
                                 relative to newer properties.

Poor Property Management Will
 Adversely Affect the Performance
 of the Related
 Mortgaged Property............  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is
                                 managed by a property manager (which generally
                                 is an affiliate of the borrower) or by the
                                 borrower itself. The successful operation of a
                                 real estate project is largely dependent on the
                                 performance and viability of the management of
                                 such project. The property manager is
                                 responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels
                                    of rent payments and advising the
                                    borrowers so that maintenance and capital
                                    improvements can be carried out in a
                                    timely fashion.

                                       26

                                 We cannot provide assurance regarding the
                                 performance of any operators, leasing agents
                                 and/or property managers or persons who may
                                 become operators and/or property managers upon
                                 the expiration or termination of management
                                 agreements or following any default or
                                 foreclosure under a mortgage loan. In
                                 addition, the property managers are usually
                                 operating companies and unlike limited purpose
                                 entities, may not be restricted from incurring
                                 debt and other liabilities in the ordinary
                                 course of business or otherwise. There can be
                                 no assurance that the property managers will
                                 at all times be in a financial condition to
                                 continue to fulfill their management
                                 responsibilities under the related management
                                 agreements throughout the terms of those
                                 agreements.

Balloon Payments on Mortgage Loans
 Result in Heightened Risk of
 Borrower Default.............   Some of the mortgage loans included in a
                                 trust fund may not be fully amortizing (or may
                                 not amortize at all) over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Mortgage loans of
                                 this type involve a greater degree of risk than
                                 self-amortizing loans because the ability of a
                                 borrower to make a balloon payment typically
                                 will depend upon either:

                                 o  its ability to fully refinance the loan;
                                    or

                                 o  its ability to sell the related mortgaged
                                    property at a price sufficient to permit
                                    the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either
                                 of these goals will be affected by a number of
                                 factors, including:

                                 o  the value of the related mortgaged
                                    property;

                                 o  the level of available mortgage interest
                                    rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o  rent control laws (with respect to certain
                                    residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions;
                                    and

                                 o  the availability of credit for loans
                                    secured by commercial or multifamily, as
                                    the case may be, real properties
                                    generally.

                                       27

The Servicer Will Have Discretion
 to Handle or Avoid Obligor Defaults
 in  a Manner Which May Be
 Adverse to Your Interests....   If and to the extent specified in the
                                 prospectus supplement defaulted mortgage loans
                                 exist or are imminent, in order to maximize
                                 recoveries on defaulted mortgage loans, the
                                 related pooling and servicing agreement will
                                 permit (within prescribed limits) the master
                                 servicer or a special servicer to extend and
                                 modify mortgage loans that are in default or as
                                 to which a payment default is imminent. While
                                 the related pooling and servicing agreement
                                 generally will require a master servicer to
                                 determine that any such extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, we cannot provide assurance that
                                 any such extension or modification will in fact
                                 increase the present value of receipts from or
                                 proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from or proceeds of such mortgage
                                 loans that would otherwise be payable to the
                                 certificateholders.

Proceeds Received upon Foreclosure
 of Mortgage Loans Secured
 Primarily by Junior Mortgages
 May Result in Losses.........   To the extent specified in the prospectus
                                 supplement, some of the mortgage loans included
                                 in a trust fund may be secured primarily by
                                 junior mortgages. When liquidated, mortgage
                                 loans secured by junior mortgages are entitled
                                 to satisfaction from proceeds that remain from
                                 the sale of the related mortgaged property
                                 after the mortgage loans senior to such
                                 mortgage loans have been satisfied. If there
                                 are insufficient funds to satisfy both the
                                 junior mortgage loans and senior mortgage
                                 loans, the junior mortgage loans would suffer a
                                 loss and, accordingly, one or more classes of
                                 certificates would bear such loss. Therefore,
                                 any risks of deficiencies associated with first
                                 mortgage loans will be greater with respect to
                                 junior mortgage loans.

Credit Support May Not Cover Losses
 or Risks Which Could Adversely
 Affect Payment on
 Your Certificates.............  The prospectus supplement for the offered certificates of each series will describe any
                                 credit support provided with respect to those
                                 certificates. Use of credit support will be
                                 subject to the conditions and limitations
                                 described in this prospectus and in the related
                                 prospectus supplement. Moreover, credit support
                                 may not cover all potential losses or risks;
                                 for example, credit support may or may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates
                                 (which may include offered certificates), if
                                 so provided in the prospectus supplement.
                                 Although subordination is intended to reduce
                                 the risk to holders of

                                       28

                                 senior certificates of delinquent
                                 distributions or ultimate losses, the amount
                                 of subordination will be limited and may
                                 decline under certain circumstances. In
                                 addition, if principal payments on one or more
                                 classes of certificates of a series are made
                                 in a specified order of priority, any limits
                                 with respect to the aggregate amount of claims
                                 under any related credit support may be
                                 exhausted before the principal of the lower
                                 priority classes of certificates of such
                                 series has been fully repaid. As a result, the
                                 impact of losses and shortfalls experienced
                                 with respect to the mortgage assets may fall
                                 primarily upon those classes of certificates
                                 having a lower priority of payment. Moreover,
                                 if a form of credit support covers more than
                                 one series of certificates, holders of
                                 certificates of one series will be subject to
                                 the risk that such credit support will be
                                 exhausted by the claims of the holders of
                                 certificates of one or more other series.

                                 Regardless of the form of credit enhancement
                                 provided, the amount of coverage will be
                                 limited in amount and in most cases will be
                                 subject to periodic reduction in accordance
                                 with a schedule or formula. The master
                                 servicer will generally be permitted to
                                 reduce, terminate or substitute all or a
                                 portion of the credit enhancement for any
                                 series of certificates if the applicable
                                 rating agency indicates that the then-current
                                 rating of those certificates will not be
                                 adversely affected. The rating of any series
                                 of certificates by any applicable rating
                                 agency may be lowered following the initial
                                 issuance of those certificates as a result of
                                 the downgrading of the obligations of any
                                 applicable credit support provider, or as a
                                 result of losses on the related mortgage
                                 assets substantially in excess of the levels
                                 contemplated by that rating agency at the time
                                 of its initial rating analysis. None of the
                                 depositor, the master servicer or any of our
                                 or the master servicer's affiliates will have
                                 any obligation to replace or supplement any
                                 credit enhancement, or to take any other
                                 action to maintain any rating of any series of
                                 certificates.

Mortgagors of Commercial Mortgage
 Loans Are Sophisticated and May
 Take Actions Adverse to Your
 Interests....................   Mortgage loans made to partnerships,
                                 corporations or other entities may entail risks
                                 of loss from delinquency and foreclosure that
                                 are greater than those of mortgage loans made
                                 to individuals. The mortgagor's sophistication
                                 and form of organization may increase the
                                 likelihood of protracted litigation or
                                 bankruptcy in default situations.

Some Actions Allowed by the
 Mortgage May Be Limited
 by Law.......................   Mortgages securing mortgage loans included in
                                 a trust fund may contain a due-on-sale clause,
                                 which permits the lender to accelerate the
                                 maturity of the mortgage loan if the borrower
                                 sells, transfers or conveys the related
                                 mortgaged property or its interest in the
                                 mortgaged property. Mortgages securing mortgage
                                 loans included in a trust fund may also include
                                 a

                                       29

                                 debt-acceleration clause, which permits the
                                 lender to accelerate the debt upon a monetary
                                 or non-monetary default of the borrower. Such
                                 clauses are not always enforceable. The courts
                                 of all states will enforce clauses providing
                                 for acceleration in the event of a material
                                 payment default. The equity courts of any
                                 state, however, may refuse the foreclosure of
                                 a mortgage or deed of trust when an
                                 acceleration of the indebtedness would be
                                 inequitable or unjust or the circumstances
                                 would render the acceleration unconscionable.

Assignment of Leases and Rents to
Provide Further Security for
 Mortgage Loans Poses
 Special Risks.................  The mortgage loans included in any trust fund typically will be secured by an assignment of
                                 leases and rents pursuant to which the borrower
                                 assigns to the lender its right, title and
                                 interest as landlord under the leases of the
                                 related mortgaged property, and the income
                                 derived therefrom, as further security for the
                                 related mortgage loan, while retaining a
                                 license to collect rents for so long as there
                                 is no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. Some state laws may require
                                 that the lender take possession of the
                                 mortgaged property and obtain a judicial
                                 appointment of a receiver before becoming
                                 entitled to collect the rents. In addition,
                                 bankruptcy or the commencement of similar
                                 proceedings by or in respect of the borrower
                                 may adversely affect the lender's ability to
                                 collect the rents.

Inclusion in a Trust Fund of Delinquent
Mortgage Loans May Adversely
Affect the Rate of Defaults and
 Prepayments on the
 Mortgage Loans................  If so provided in the prospectus supplement, the trust fund for a series of certificates may
                                 include mortgage loans that are delinquent as
                                 of the date they are deposited in the trust
                                 fund. A mortgage loan will be considered
                                 "delinquent" if it is 30 days or more past its
                                 most recently contractual scheduled payment
                                 date in payment of all amounts due according to
                                 its terms. In any event, at the time of its
                                 creation, the trust fund will not include
                                 delinquent loans which by principal amount are
                                 more than 20% of the aggregate principal amount
                                 of all mortgage loans in the trust fund. If so
                                 specified in the prospectus supplement, the
                                 servicing of such mortgage loans will be
                                 performed by a special servicer.

                                 Credit support provided with respect to a
                                 series of certificates may not cover all
                                 losses related to delinquent mortgage loans,
                                 and investors should consider the risk that
                                 the inclusion of such mortgage loans in the
                                 trust fund may adversely affect the rate of
                                 defaults and prepayments on the mortgage loans
                                 in the trust fund and the yield on the offered
                                 certificates of such series.

                                       30

Environmental Liability May
 Affect the  Lien on a Mortgaged
 Property and Expose the
 Lender to Costs..............   Under certain laws, contamination of real
                                 property may give rise to a lien on the
                                 property to assure the costs of cleanup. In
                                 several states, that lien has priority over an
                                 existing mortgage lien on a property. In
                                 addition, under the laws of some states and
                                 under the federal Comprehensive Environmental
                                 Response, Compensation, and Liability Act of
                                 1980, a lender may be liable, as an "owner" or
                                 "operator," for costs of addressing releases or
                                 threatened releases of hazardous substances at
                                 a property, if agents or employees of the
                                 lender have become sufficiently involved in the
                                 operations of the borrower, regardless of
                                 whether or not the environmental damage or
                                 threat was caused by the borrower. A lender
                                 also risks such liability on foreclosure of the
                                 mortgage. In addition, liabilities imposed upon
                                 a borrower by CERCLA or other environmental
                                 laws may adversely affect a borrower's ability
                                 to repay a loan. If a trust fund includes
                                 mortgage loans and the prospectus supplement
                                 does not otherwise specify, the related pooling
                                 and servicing agreement will contain provisions
                                 generally to the effect that the master
                                 servicer, acting on behalf of the trust fund,
                                 may not acquire title to a mortgaged property
                                 or assume control of its operation unless the
                                 master servicer, based upon a report prepared
                                 by a person who regularly conducts
                                 environmental site assessments, has made the
                                 determination that it is appropriate to do so.
                                 These provisions are designed to reduce
                                 substantially the risk of liability for costs
                                 associated with remediation of hazardous
                                 substances, but we cannot provide assurance in
                                 a given case that those risks can be eliminated
                                 entirely. In addition, it is likely that any
                                 recourse against the person preparing the
                                 environmental report, and such person's ability
                                 to satisfy a judgment, will be limited.

One Action Jurisdiction May Limit
 the Ability of the Special
 Servicer to Foreclose on a
 Mortgaged Property............  Several states (including California) have laws that prohibit more than one "judicial action"
                                 to enforce a mortgage obligation, and some
                                 courts have construed the term "judicial
                                 action" broadly. The special servicer may need
                                 to obtain advice of counsel prior to enforcing
                                 any of the trust fund's rights under any of the
                                 mortgage loans that include mortgaged
                                 properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the special servicer may be required
                                 to foreclose first on properties located in
                                 states where "one action" rules apply (and
                                 where non-judicial foreclosure is permitted)
                                 before foreclosing on properties located in
                                 states where judicial foreclosure is the only
                                 permitted method of foreclosure.

                                       31

Rights Against Tenants May Be Limited
 if Leases Are Not Subordinate to
 the Mortgage or Do Not Contain
 Attornment Provisions........   Some of the tenant leases contain provisions
                                 that require the tenant to attorn to (that is,
                                 recognize as landlord under the lease) a
                                 successor owner of the property following
                                 foreclosure. Some of the leases may be either
                                 subordinate to the liens created by the
                                 mortgage loans or else contain a provision that
                                 requires the tenant to subordinate the lease if
                                 the mortgagee agrees to enter into a
                                 non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain
                                 attornment provisions, such leases may
                                 terminate upon the transfer of the property to
                                 a foreclosing lender or purchaser at
                                 foreclosure. Accordingly, in the case of the
                                 foreclosure of a mortgaged property located in
                                 such a state and leased to one or more
                                 desirable tenants under leases that do not
                                 contain attornment provisions, such mortgaged
                                 property could experience a further decline in
                                 value if such tenants' leases were terminated
                                 (e.g., if such tenants were paying
                                 above-market rents).

                                 If a lease is senior to a mortgage, the lender
                                 will not (unless it has otherwise agreed with
                                 the tenant) possess the right to dispossess
                                 the tenant upon foreclosure of the property,
                                 and if the lease contains provisions
                                 inconsistent with the mortgage (e.g.,
                                 provisions relating to application of
                                 insurance proceeds or condemnation awards),
                                 the provisions of the lease will take
                                 precedence over the provisions of the
                                 mortgage.

If Mortgaged Properties Are Not in
 Compliance With Current Zoning
 Laws, You May Not Be Able to
 Restore Compliance Following a
 Casualty Loss................   Due to changes in applicable building and
                                 zoning ordinances and codes which have come
                                 into effect after the construction of
                                 improvements on certain of the mortgaged
                                 properties, some improvements may not comply
                                 fully with current zoning laws (including
                                 density, use, parking and set-back
                                 requirements) but may qualify as permitted
                                 non-confirming uses. Such changes may limit the
                                 ability of the related mortgagor to rebuild the
                                 premises "as is" in the event of a substantial
                                 casualty loss. Such limitations may adversely
                                 affect the ability of the mortgagor to meet its
                                 mortgage loan obligations from cash flow.
                                 Insurance proceeds may not be sufficient to pay
                                 off such mortgage loan in full. In addition, if
                                 the mortgaged property were to be repaired or
                                 restored in conformity with then current law,
                                 its value could be less than the remaining
                                 balance on the mortgage loan and it may produce
                                 less revenue than before such repair or
                                 restoration.

                                       32

Inspections of the Mortgaged
 Properties Were Limited......   The mortgaged properties were inspected by
                                 licensed engineers in connection with the
                                 origination of the mortgage loans to assess the
                                 structure, exterior walls, roofing interior
                                 construction, mechanical and electrical systems
                                 and general condition of the site, buildings
                                 and other improvements located on the mortgaged
                                 properties. We cannot provide assurance that
                                 all conditions requiring repair or replacement
                                 have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the
                                 mortgagors or their affiliates relating to the
                                 business, or arising out of the ordinary course
                                 of business, of the mortgagors and their
                                 affiliates. We cannot provide assurance that
                                 such litigation will not have a material
                                 adverse effect on the distributions to you on
                                 your certificates.

                                       33

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United
States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage
Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases
and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata

                                       34

share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and
(iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover

                                       35

debt service on the mortgage loan at any given time. An insufficiency of Net
Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method
(recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from

                                       36

such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income
Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans"
and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower
Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable
Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv)
the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt
Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants

                                       37

of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the
United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie
Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the CMBS will be made by the CMBS servicer or the
CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated
maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the
CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS,
(ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under
"--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements"
and (xi) the characteristics of any cash flow agreements that relate to the
CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the
Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k)
under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

                                       38

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which
Could Adversely Affect Payment on Your Certificates" and "Description of Credit
Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the
Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk
Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a
Prepayment."

                                       39

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and
Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and
May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the
Pooling and Servicing Agreements--Servicing Compensation and Payment of
Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal

                                       40

balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates)
occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share
(which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies
(e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest
Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal
Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any

                                       41

trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the

                                       42

sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their

                                       43

terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates.
Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect

                                       44

of the certificates of any series on any distribution date that represent (i)
interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

                                 THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North
Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in
Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.
Wachovia Corporation is a financial holding company under the
Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its
telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                       45

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii)
be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as
Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of
Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell
Certificates May Be Limited Because of Their Characteristics," and "--The
Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided

                                       46

in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class
(other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the
Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates
(other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i)
based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the certificate balance
of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield
Considerations--Shortfalls in Collections of Interest Resulting from
Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets
Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield
Considerations."

                                       47

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual
Certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in

                                       48

collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the
Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

                                       49

        (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

        (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

        (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

        (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

        (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

        (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

        (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund
       (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

        (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B)
      the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

        (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby)
      immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

        (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

        (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

        (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

        (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv)
above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the

                                       50

calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such
CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See
"Description of the Pooling and Servicing Agreements--Events of Default,"
"--Rights upon Event of Default" and "--Resignation and Removal of the
Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or

                                       51

certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc., and the National Association of Securities Dealers, Inc. Access
to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the
DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction.
Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only
"certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC,

                                       52

and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement.
In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement.
However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term
"certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans

                                       53

to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the
Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the

                                       54

accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date
(other than payments due on or before the Cut-Off Date):

                                       55

        (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

        (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

        (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
      (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

        (v) any advances made as described under "Description of the
      Certificate--Advances in Respect of Delinquencies;"

        (vi) any amounts paid under any cash flow agreement, as described under
      "Description of the Trust Funds--Cash Flow Agreements;"

        (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations
     and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the
     Certificates--Termination;"

        (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

        (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

        (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

        (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

        (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

        (i) to make distributions to the certificateholders on each distribution date;

        (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified

                                       56

     and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

        (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

        (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

        (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity
      (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
      "--Realization Upon Defaulted Mortgage Loans;"

        (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
      Servicer and the Depositor;"

        (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

        (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under
      "--Certain Matters Regarding the Trustee;"

        (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

        (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

        (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Owners of REMIC Residual
     Certificates--Prohibited Transactions Tax and Other Taxes;"

                                       57

        (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

        (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

        (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

        (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

        (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or

                                       58

another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless

                                       59

the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

        (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

        (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal
      Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property.
If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the

                                       60

mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of

                                       61

expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting
from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation,

                                       62

warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability.
However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less

                                       63

than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment
(other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes;
provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

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LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and

                                       65

appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause)
remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and
(iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

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LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the
Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund.
However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the

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types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

              CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any
CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the
Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion,
"mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.
The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws
(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee.
A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At

                                       69

origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership.
See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform
Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such

                                       70

tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii)
arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.
The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state

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law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property.
Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all

                                       72

parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears
(without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real

                                       74

property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will

                                       75

recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code and the security agreement relating to those shares. Article 9 of the
Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a
"commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.
Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

                                       76

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.
Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%
of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise

                                       77

accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets.
Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators"

                                       78

of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property.
However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance
Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or
"operator" of contaminated property or underground petroleum storage tanks. The
Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and
RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

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     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in

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material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.
Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such

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as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the
OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

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     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii)
the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered
Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES
            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which
(such as banks, insurance companies, foreign investors, tax exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the offered certificates as part of a hedge, straddle or an integrated or conversion transaction, or investors whose functional currency is not the United States dollar) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences."
Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i)
REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G
(the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC.
For purposes of this tax discussion, references to a "certificateholder" or a
"holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow
Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and
1275 of the Code and in the Treasury regulations issued thereunder (the "OID
Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham &
Taft LLP, counsel to the depositor, that upon the issuance of each series of
REMIC Certificates, assuming compliance with all

                                       84

provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular
Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the
Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a
REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section
7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if
95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year.
Interest on the REMIC Regular Certificates and income allocated to the class of
REMIC Residual Certificates will be interest described in section 856(c)(3)(B)
of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage loans.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered
REMICs will each qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

                                       85

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the
Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section
1272(a)(6) of the Code provides special rules applicable to REMIC Regular
Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of
1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest"
includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates,"
or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC
Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated
interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest"
for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC
Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such

                                       86

certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular
Certificate will reflect accrued interest. The OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated
redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the
REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC
Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

                                       87

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular
Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the
Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                       88

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

    o  on the basis of a constant yield method;

    o  in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

    o  in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC
       Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a
REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates--Market Discount." The committee report accompanying the
Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular
Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one

                                       89

or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss.
Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under
Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of REMIC Regular Certificates. If a REMIC Regular Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular
Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Regular Certificate is held as a capital asset within the meaning of section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

    o  the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate"
       determined as of the date of purchase of such REMIC Regular Certificate, over

    o  the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Regular Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       90

     Foreign Investors in REMIC Regular Certificates. A REMIC Regular
Certificateholder that is not a U.S. Person (defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder provides appropriate documentation. The appropriate documentation includes Form W-8BEN, if the
non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United
States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is
a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners.
The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular
Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S.
financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "U.S. Person" means:

    o  a citizen or resident of the United States;

    o  a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

    o  an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

    o  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United
       States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular
Certificate that is held by:

    o  a REMIC Residual Certificateholder that owns directly or indirectly a
       10% or greater interest in the REMIC Residual Certificates; or

    o  to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgagor or a controlled foreign corporation of which such mortgagor is a "United
       States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who

                                       91

are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not U.S. Persons will be prohibited under the related pooling and servicing agreement.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual
Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be
"portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual
Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a
REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than)
the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions,"
residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual
Certificateholders' after-tax rate of return.

     On May 11, 2004 the Treasury Department published final Treasury regulations (the "Inducement Fee Regulations") under sections 446(b), 860C, and
863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC Residual Certificates. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC Residual Certificate for taxable years ending on or after May 11, 2004.

     Proposed Treasury regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring

                                       92

a noneconomic REMIC Residual Certificate "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury regulations state, however, that the treatment of inducement fees received on noneconomic REMIC
Residual Certificates constitutes a method of accounting for purposes of
Internal Revenue Code sections 446 and 481. Thus, under the Inducement Fee
Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC Residual Certificates, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the
Treasury regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The
Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee
Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC
Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC Residual Certificate using the methodology provided in current Treasury regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC Residual Certificate (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such inducement fee payments for income tax purposes.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount." If one or more classes of REMIC
Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC

                                       93

Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September
27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular
Certificates equal to the deductions that would be allowed if the REMIC Regular
Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of
Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular
Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the
REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue
Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of
Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual
Certificateholders should consult their tax advisors.

                                       94

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC
Residual Certificateholders. To the extent such REMIC Residual
Certificateholders' initial bases are less than the distributions to such REMIC
Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual
Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Residual Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC
Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of:

    o  the sum of the daily portions of REMIC taxable income allocable to such
       REMIC Residual Certificate; over

    o  the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
       Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the "long-term
Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC
Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term
Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

    o  will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

    o  will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

    o  will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Residual Certificates" below.

                                       95

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual
Certificateholder. First, alternative minimum taxable income for a REMIC
Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions.
Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the
"applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if
(1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2)
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a
"safe harbor" against ignoring the transfer. Either:

       (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

           (i) the present value of any consideration given the transferee to acquire the interest;

           (ii) the present value of the expected future distributions on the interest; and

           (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

                                       96

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

       (b) the following requirements are satisfied:

           (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

           (ii)  the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

           (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC
Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations;
provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See
"--Foreign Investors in REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a
REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

    o  3% of the excess of the individual's adjusted gross income over such amount; and

    o  80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

                                       97

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Residual Certificates. If a REMIC Residual Certificate is
sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Residual Certificate. The adjusted basis of a REMIC Residual
Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions. In addition to reporting the taxable income of the REMIC, a
REMIC Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the REMIC Residual Certificate. As a result, if the REMIC Residual
Certificateholder has an adjusted basis in its REMIC Residual Certificate remaining when its interest in the REMIC terminates, and if it holds the REMIC
Residual Certificate as a capital asset under section 1221 of the Code, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a REMIC Residual Certificate will be treated as ordinary income: (1) if a REMIC Residual Certificate is held as part of a
"conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued on the REMIC Residual
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under section 163(d)(4) of the Code to have net capital gains taxed as investment income at ordinary income rates.

     In addition, gain or loss recognized from the sale of a REMIC Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c) of the Code.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a
"taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual
Certificateholder's adjusted basis in the newly acquired asset.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization," a tax would be imposed in an amount equal to the product of:

    o  the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual
       Certificate for periods after the transfer; and

    o  the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual

                                       98

knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

    o  the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

    o  any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

    o  any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Foreign Investors in REMIC Residual Certificates. The REMIC Regulations
provide that the transfer of a REMIC Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a
U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC Residual
Certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the REMIC Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the offered certificates of a series may provide that a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

                                       99

    o  the disposition of a mortgage loan;

    o  the receipt of income from a source other than a mortgage loan or certain other permitted investments;

    o  the receipt of compensation for services; or

    o  gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the
       REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TERMINATION

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual
Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference.
Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the
REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the

                                      100

REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual
Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a
REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any
REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, and proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" at a rate of 28%
(increasing to 30% after 2010) unless the recipient of such payments is a U.S.
Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the
non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury
Regulations Section 1.6049-4(c)(1)(ii). Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                    IS MADE

GENERAL

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling

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and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

    o  assets described in section 7701(a)(19)(C) of the Code;

    o  "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

    o  "real estate assets" within the meaning of section 856(c)(5)(B) of the
       Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section
856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are]
principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest
Certificates. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Residual Certificates--Possible
Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the

                                      102

absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the
"stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain
"safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Market Discount" below. Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued
(based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of
"qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6)
of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their

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own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     In light of the application of section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated
rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied

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by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than
"qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan.
Under the OID Regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount"
below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable

                                      105

portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Owners of REMIC Regular Certificates--Premium."
Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Market
Discount".

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as

                                      106

de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount.
See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC
Regular Certificates. See "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID Regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6)
applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible
Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed

                                      107

prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced
(but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income

                                      108

rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Owners of REMIC Residual
Certificates" and "--Backup Withholding with Respect to REMIC Certificates"
will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Owners of REMIC Regular Certificates--Foreign
Investors in REMIC Regular Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.
However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S.
certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of such certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the

                                      109

acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

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                             ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons
("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain
Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL")
provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not
"significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under
ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections
406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this
Section, "ERISA Considerations,"

                                      111

the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of
Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard
& Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch,
Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the
Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s)
in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding
Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding
Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of
Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

                                      112

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii)
the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of
ERISA for the acquisition or holding of a certificate on behalf of an "Excluded
Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to
5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund)
containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing
Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the
"Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support

                                      113

policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of
Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and
III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended
("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities
(including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to

                                      114

Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R.  Section
1.2(m) to include certain "commercial mortgage-related securities" and
"residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it
"represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities," other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R.  Section
703.16 (e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section
742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment
Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal
Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or

                                      115

prohibit investment in securities which are not "interest-bearing" or
"income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets,
LLC acts as agent in the sale of offered certificates, Wachovia Capital
Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that
Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets,
LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

                                      116

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by
Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                    RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped
Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

                                      117

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped
Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the
Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage
Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans
(including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                      118

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

                                      119

     The file "WBCMT 2005-C21 Prospectus Annexes A1-7.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and A-7. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders;
Available Information" in this prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT
2005-C21 Prospectus Annexes A1-7.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2005-C21 Prospectus Annexes A1-7.xls" to your hard drive or network drive. Copy the file "WBCMT 2005-C21 Prospectus Annexes A1-7.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule"
or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant
Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 FBI Office Building Loan
Payment Schedule" or "A-7 Abbott Laboratories Loan Payment Schedule",
respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       UNTIL DECEMBER  , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE
REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION
TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

                 --------------------------------------------

                                               PAGE
                                             ------

       PROSPECTUS SUPPLEMENT

MATERIAL FEDERAL INCOME TAX

                      PROSPECTUS
ADDITIONAL INFORMATION .....................   6
INCORPORATION OF CERTAIN

DESCRIPTION OF THE POOLING AND
  SERVICING AGREEMENTS .....................  53
DESCRIPTION OF CREDIT SUPPORT ..............  67
CERTAIN LEGAL ASPECTS OF MORTGAGE
  LOANS AND LEASES .........................  69
MATERIAL FEDERAL INCOME TAX

================================================================================

                                $2,997,189,000
                                 (APPROXIMATE)

                              WACHOVIA COMMERCIAL
                           MORTGAGE SECURITIES, INC.
                                  (DEPOSITOR)

                            WACHOVIA BANK COMMERCIAL
                                MORTGAGE TRUST

                              COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2005-C21

                ------------------------------------------------

                       PRELIMINARY PROSPECTUS SUPPLEMENT

                ------------------------------------------------

                               WACHOVIA SECURITIES

                                    NOMURA

                                   CITIGROUP

                          CREDIT SUISSE FIRST BOSTON

                           DEUTSCHE BANK SECURITIES

                             GOLDMAN, SACHS & CO.

                                OCTOBER  , 2005

================================================================================